INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                   SUBJECT TO COMPLETION, DATED APRIL 29, 1997

PROSPECTUS SUPPLEMENT
---------------------
(TO PROSPECTUS DATED APRIL 29, 1997)

                          $1,166,079,000 (APPROXIMATE)
              FIRST UNION-LEHMAN BROTHERS COMMERCIAL MORTGAGE TRUST

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                    SERIES 1997-C1

                FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC.
                                   (DEPOSITOR)
                               -------------------
The Series 1997-C1 Commercial Mortgage Pass-Through Certificates (the "Certificates") will consist of sixteen classes (each, a "Class") of Certificates, including the eight Classes of Certificates offered hereby (collectively, the "Offered Certificates"). The Certificates, in the aggregate, will represent the entire undivided beneficial ownership interest in a trust fund (the "Trust Fund") to be established by First Union Commercial Mortgage Securities, Inc. (the "Depositor"), that is expected to consist primarily of a segregated pool (the "Mortgage Pool") of 284 conventional, fixed rate mortgage loans (the "Mortgage Loans") secured by first liens on commercial and multifamily properties (each, a "Mortgaged Property"). As of May 1, 1997 (the "Cut-off Date"), the Mortgage Loans are expected to have an aggregate principal balance (the "Initial Pool Balance") of
                                                        (Continued on next page)
                               -------------------
PROSPECTIVE INVESTORS SHOULD CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE S-25 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 18 OF THE PROSPECTUS.
                               -------------------
PROCEEDS OF THE ASSETS IN THE TRUST FUND WILL BE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES WILL NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, EITHER UNDERWRITER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS WILL BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
                               -------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               -------------------

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
====================================================================================================================================
                           INITIAL                                              ASSUMED FINAL
                         CERTIFICATE        % OF INITIAL       PASS-THROUGH       DISTRIBUTION                     EXPECTED
       CLASS             BALANCES(1)      POOL BALANCE(1)         RATE              DATE(2)          CUSIP NO.     RATING(3)
------------------------------------------------------------------------------------------------------------------------------------
Class A-1                $200,000,000              15.2%             %          February 18, 2004   33736 LAA3      AAA/Aaa
Class A-2                $327,041,000              24.8%             %          December 18, 2006   33736 LAB1      AAA/Aaa
Class A-3                $395,281,000              30.0%             %           April 18, 2007     33736 LAC9      AAA/Aaa
Class B                  $ 79,056,000               6.0%             %           April 18, 2007     33736 LAE5      AA/Aa2
Class C                  $ 72,468,000               5.5%             %           April 18, 2007     33736 LAF2      A/A2
Class D                  $ 72,468,000               5.5%             %          October 18, 2008    33736 LAG0      BBB/Baa2
Class E                  $ 19,765,000               1.5%             %            May 18, 2009      33736 LAH8      BBB-/Baa3
Class IO                          (4)               N/A             (4)          April 18, 2027     33736 LAD7      AAA/Aaa
===================================================================================================================================

(1)   Subject to a permitted variance of plus or minus 5%.

(2) The Assumed Final Distribution Date has been determined on the basis of the assumptions set forth in "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" herein and a 0% CPR (as defined herein). The "Rated Final Distribution Date" is April 18, 2029, the first Distribution Date that follows the second anniversary of the end of the amortization term for the Mortgage Loan that, as of the Cut-off Date, has the longest remaining amortization term. See "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" and "Ratings" herein.

(3)   By each of Fitch Investors Service, L.P. and Moody's Investors Service,
      Inc.

(4) The Class IO Certificates will not have a Certificate Balance nor will they entitle the holders thereof to receive distributions of principal, but will entitle such holders to receive payments of the aggregate interest accrued on the notional amount of each of its Components, as described herein. The aggregate of such notional amounts will initially equal approximately $1,317,603,420. See "Description of the Certificates--Certificate Balances and Notional Amount" and "--Pass-Through Rates" herein.
                               -------------------
      The Offered Certificates will be offered by Lehman Brothers Inc. and First Union Capital Markets Corp. (together, the "Underwriters") from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately $__________ , which includes accrued interest. See "Method of Distribution" herein.

      The Offered Certificates are offered by the Underwriters when, as and if issued and delivered to and accepted by the Underwriters, subject to prior sale and subject to the Underwriters' right to reject orders in whole or in part. It is expected that the Offered Certificates will be delivered in book-entry form through the Same-Day Funds Settlement System of The Depository Trust Company on or about May 29, 1997.
                               -------------------
LEHMAN BROTHERS                                FIRST UNION CAPITAL MARKETS CORP.
                               -------------------
             The date of this Prospectus Supplement is May __ 1997.

(cover continued)

approximately $1,317,603,420, after application of all payments of principal due on or before such date. whether or not received. First Union National Bank of North Carolina (the "Master Servicer"), directly or through one or more subservicers, and CRIIMI MAE Services Limited Partnership (the "Special Servicer"), will service the Mortgage Loans. The Offered Certificates bear the class designations and have the characteristics set forth in the table above. Simultaneously with the issuance of the Offered Certificates, the Private Certificates (as defined herein) will he issued. Only the Offered Certificates are offered hereby.

     The Depositor will acquire certain of the Mortgage Loans from First Union National Bank of North Carolina and certain of the Mortgage Loans from an affiliate of Lehman Brothers Inc. (each, a "Mortgage Loan Seller"). On or before the date the Certificates are issued, the Depositor will transfer the Mortgage Loans, without recourse, to State State Street Bank and Trust Company, as trustee of the Trust Fund (the "Trustee"), in exchange for the Certificates.

     As and to the extent described herein, the Private Certificates will be subordinate to the Offered Certificates; the Class B, Class C, Class D and Class E Certificates will he subordinate to the Class A-1, Class A-2, Class A-3 and Class I0 Certificates; the Class C, Class D and Class E Certificates will be subordinate to the Class B Certificates; the Class D and Class E Certificates will be subordinate to the Class C Certificates; and the Class E Certificates will be subordinate to the Class D Certificates. Distrihutions of interest on and principal of the Certificates will be made, to the extent of available funds, on the 18th day of each month or, if any such 18th day is not a business day, then on the next succeeding business day, commencing June 18, 1997 (each, a "Distribution Date"). As described herein, distributions allocable to interest accrued on each Class of Offered Certificates (other than the Class I0 Certificates) will be made on each Distribution Date based on the pass-through rate (the "Pass-Through Rate") applicable to such Class and the principal amount (the Certificate Balance") of such Class outstanding immediately prior to such Distribution Date. As described herein, distributions allocable to interest accrued on the Class I0 Certificates will be made on each Distribution Date in an amount equal to the aggregate amount of interest which has accrued on each of its Components (as defined herein). The Class I0 Certificates will have twelve Components, each with a designation and a notional amount that corresponds with a Class of Sequential Pay Certificates (as defined herein). Interest will accrue on the promotional amount of each Component based on the Pass-Through Rate of such Component, The Pass-Through Rate applicable to each Component will be equal to the Weighted Average Net Mortgage Rate (as defined herein) minus the Pass-Through Rate applicable to the corresponding Class of Sequential Pay Certificates. As Aescribed herein, distributions allocable to principal of the Offered Certificates will be made sequentially to the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Certificates, in that order, until the respective Classes of Certificates are retired. The Class I0 Certificates will not have a Certificate Balance, nor will they entitle the holders thereof to distributions of principal. The holders of the Certificates may also receive portions of any Prepayment Premiums and Yield Maintenance Charges (each as defined herein) to the extent described herein. See "Description of the Certificate-Distributions" herein.

     The yield to maturity on each Class of Offered Certificates (other than the Class IO Certificates) will depend on, among other things, the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) on the Mortgage Loans that are applied in reduction of the Certificate Balance of such Class. THE YIELD TO MATURITY ON THE CLASS IO CERTIFICATES WILL BE HIGHLY SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING BY REASON OF PREPAYMENTS, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS AND INVESTORS IN THE CLASS IO CERTIFICATES SHOULD FULLY CONSIDER THE ASSOCIATED RISKS, INCLUDING THE RISK THAT A RAPID RATE OF PREPAYMENT OF THE MORTGAGE LOANS COULD RESULT IN THE FAILURE OF SUCH INVESTORS TO FULLY RECOUP THEIR INITIAL INVESTMENTS. The allocation to any Class of Offered Certificates of any Prepayment Premium or Yield Maintenance Charge may be insufficient to offset fully the adverse effects on the anticipated yield to maturity resulting from the corresponding principal prepayment. Any delay in collection of a Balloon Payment (as defined herein) due at the maturity of the Mortgage Loans will likely extend the weighted average life of the Class or Classes of Offered Certificates entitled to distributions in respect of principal as of the date such Balloon Payment was due. See "Description of the Certificates-Certificate Balances and Notional Amount" and "-Distributions", "Yield and Maturity Considerations" and "Servicing of the Mortgage Loans-Modifications, Waivers and Amendments" herein, and "Yield and Maturity Considerations" and "Risk Factors-Prepayments; Average Life of Certificates; Yields" in the Prospectus.

     As described herein, three separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to the Trust Fund for federal income tax purposes ( the REMICs formed thereby, "REMIC I," "REMIC II" AND "REMIC III"). The Offered Certificates will constitute "regular interests" in the related REMIC. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

     There is currently no secondary market for the Offered Certificates. Each of the Underwriters currently intends to make a secondary market in the Offered Certificates, but has no obligation to do so. See " Risk Factors- The Certificates-Limited Liquidity" herein.

     THE PROSPECTUS THAT ACCOMPANIES THIS PROSPECTUS SUPPLEMENT CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING THAT IS NOT CONTAINED HEREIN , AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL TO OBTAIN MATERIAL INFORMATION CONCERNING THE OFFERED CERTIFICATES. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED A COPY OF BOTH THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT.

     UNTIL 90 DAYS AFTER THIS DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                TABLE OF CONTENTS

                                                                                      PAGE

  SUMMARY OF PROSPECTUS SUPPLEMENT ................................................   S-5
  RISK FACTORS ....................................................................   S-25

    The Certificates ..............................................................   S-25
      Limited Liquidity ...........................................................   S-25
      Certain Yield and Maturity Considerations ...................................   S-25
      Potential Conflicts of Interest .............................................   S-26

    The Mortgage Loans ............................................................   S-26
      Risks of Lending on Income-Producing Properties .............................   S-26
      Nonrecourse Mortgage Loans ..................................................   S-28
      Environmental Law Considerations ............................................   S-28
      Balloon Payments ............................................................   S-29
Risk of Subordinated Debt .........................................................   S-29

  DESCRIPTION OF THE MORTGAGE POOL ................................................   S-29
    General .......................................................................   S-29
    Mortgage Loan History .........................................................   S-30
    Certain Terms and Conditions of the Mortgage Loans ............................   S-31

      Mortgage Rates; Calculations of Interest ....................................   S-31
      Due Dates ...................................................................   S-31
      Amortization ................................................................   S-31
      Prepayment Provisions .......................................................   S-31
      Secondary Financing .........................................................   S-32
      Nonrecourse Obligations .....................................................   S-32
       "Due-on-Sale"  and  "Due-on-Encumbrance"  Provisions .......................   S-32
      Cross-Default and Cross-Collateralization of Certain Mortgage Loans .........   S-32
      Low Income Housing Tax Credits ..............................................   S-33
    Assessments of Property Condition .............................................   S-33
      Property Inspections ........................................................   S-33
      Appraisals ..................................................................   S-33
      Environmental Assessments ...................................................   S-33
      Engineering Assessments .....................................................   S-33
      Earthquake Analyses .........................................................   S-34

    Additional Mortgage Loan Information ..........................................   S-34
      The Mortgage Pool ...........................................................   S-34

    The Mortgage Loan Sellers .....................................................   S-49
    Assignment of the Mortgage Loans; Repurchases .................................   S-49
    Representations and Warranties; Repurchases ...................................   S-49
    Changes in Mortgage Pool Characteristics ......................................   S-51

  Servicing Of The Mortgage Loans .................................................   S-51
    General .......................................................................   S-51
    The Master Servicer and Special Servicer ......................................   S-52
    The Special Servicer ..........................................................   S-52
    Servicing and Other Compensation and Payment of Expenses ......................   S-54
    Modifications, Waivers and Amendments .........................................   S-55
    The Controlling Class Representative ..........................................   S-56
      Limitation on Liability of Controlling Class Representative .................   S-56
    REO Properties ................................................................   S-57
    Inspections; Collection of Operating Information ..............................   S-57


                                                                                      PAGE

  DESCRIPTION OF THE CERTIFICATES .................................................   S-58
    General .......................................................................   S-58
    Registration and Denominations ................................................   S-58
    Certificate Balances and Notional Amount ......................................   S-59
    Pass-Through Rates ............................................................   S-59
    Distributions .................................................................   S-60
      General .....................................................................   S-60
      The Available Distribution Amount ...........................................   S-60
      Application of the Available Distribution Amount ............................   S-61
      Distributable Certificate Interest ..........................................   S-63
      Principal Distribution Amount ...............................................   S-64
      Treatment of REO Properties .................................................   S-65
      Allocation of Prepayment Premiums and Yield Maintenance Charges .............   S-65
    Subordination; Allocation of Losses and Certain Expenses ......................   S-66
    P&I Advances ..................................................................   S-68
    Appraisal Reductions ..........................................................   S-69
    Reports to Certificateholders; Available Information ..........................   S-69

      Trustee Reports .............................................................   S-69
      Other Information ...........................................................   S-72
      Book-Entry Certificates .....................................................   S-72

    Assumed Final Distribution Date; Rated Final Distribution Date ................   S-73
    Voting Rights .................................................................   S-74
    Termination ...................................................................   S-74
    The Trustee ...................................................................   S-74
  YIELD AND MATURITY CONSIDERATIONS ...............................................   S-75
    Yield Considerations                                                              S-75

      General .....................................................................   S-75
      Rate and Timing of Principal Payment ........................................   S-75
      Losses and Shortfalls .......................................................   S-76
      Pass-Through Rates ..........................................................   S-76
      Certain Relevant Factors ....................................................   S-76
      Delay in Payment of Distributions ...........................................   S-77
      Unpaid Distributable Certificate Interest ...................................   S-77
      Yield Sensitivity of the Class IO Certificates ..............................   S-77
      Price/Yield Tables ..........................................................   S-77
    Weighted Average Life .........................................................   S-78
  USE OF PROCEEDS .................................................................   S-82
  Certain Federal Income Tax Consequences .........................................   S-82
  ERISA CONSIDERATIONS ............................................................   S-83
  LEGAL INVESTMENT ................................................................   S-85
  METHOD OF DISTRIBUTION ..........................................................   S-86
  LEGAL MATTERS ...................................................................   S-86
  RATINGS .........................................................................   S-86
  INDEX OF PRINCIPAL DEFINITIONS ..................................................   S-88

  ANNEX A-CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS ...........................    A-1
  ANNEX B-TERM SHEET ..............................................................    B-1
  ANNEX C-FORM OF DISTRIBUTION DATE STATEMENT .....................................    C-1
  ANNEX D-FORM OF DELINQUENT LOAN STATUS REPORT ...................................    D-1
  ANNEX E-FORM OF HISTORICAL LOAN MODIFICATION REPORT .............................    E-1
  ANNEX F-FORM OF HISTORICAL LOSS ESTIMATE REPORT .................................    F-1
  ANNEX G-FORM OF REO STATUS REPORT ...............................................    G-1
  ANNEX H-FORM OF WATCH LIST REPORT ...............................................    H-1


--------------------------------------------------------------------------------
                        SUMMARY OF PROSPECTUS SUPPLEMENT

      The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in this Summary may be defined elsewhere in this Prospectus Supplement or in the Prospectus. An "Index of Principal Definitions" is included at the end of both this Prospectus Supplement and the Prospectus. Terms that are used but not defined in this Prospectus Supplement have the meanings specified in the Prospectus. All percentages of the Mortgage Loans, or of any specified group of Mortgage Loans, referred to herein without further description are approximate percentages by aggregate Cut-off Date Balance. References to percentages of Mortgaged Properties are references to the percentages of the Initial Pool Balance represented by the aggregate Cut-off Date Balance of the related Mortgage Loans. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis.



                                                                                               WEIGHTED    CASH FLOW
                      FITCH/         INITIAL    PERCENT OF                             PASS-    AVERAGE       OR
                      MOODY'S      CERTIFICATE  INITIAL POOL CREDIT                   THROUGH    LIFE      PRINCIPAL
      CLASS           RATING       BALANCES(1)  BALANCE(1)   SUPPORT     DESCRIPTION   RATE    (YEARS)(2)   WINDOW(2)
      -----           ------       -----------  ----------   -------     -----------   ----    ----------   ---------
   Class A-1         AAA/Aaa     $200,000,000      15.2%      30.0%     Fixed Coupon              4.84    6/97-2/04
   Class A-2         AAA/Aaa     $327,041,000      24.8%      30.0%     Fixed Coupon              7.79   2/04-12/06
   Class A-3         AAA/Aaa     $395,281,000      30.0%      30.0%     Fixed Coupon              9.70   12/06-4/07
   Class B           AA/Aa2      $ 79,056,000       6.0%      24.0%     Fixed Coupon              9.89    4/07-4/07
   Class C            A/A2       $ 72,468,000       5.5%      18.5%     Fixed Coupon              9.89    4/07-4/07
   Class D          BBB/Baa2     $ 72,468,000       5.5%      13.0%     Fixed Coupon             10.06   6/97-10/08
   Class E          BBB-/Baa3    $ 19,765,000       1.5%      11.5%     Fixed Coupon             11.46   10/08-5/09
   Class IO          AAA/Aaa               (3)       N/A        N/A   Variable IO Strip  (4)       N/A    6/97-4/07
   Class F             (5)       $ 72,468,213       5.5%       6.0%     Fixed Coupon             14.61   5/09-10/14
   Class G             (5)       $ 13,176,035       1.0%       5.0%     Fixed Coupon             18.44   10/14-11/16
   Class H             (5)       $ 26,352,069       2.0%       3.0%     Fixed Coupon             19.86   11/16-4/17
   Class J             (5)       $ 13,176,034       1.0%       2.0%     Fixed Coupon             21.30    4/17-2/20
   Class K             (5)       $ 26,352,069       2.0%          0     Fixed Coupon             25.99    2/20-4/27


(1)   Subject to a permitted variance of plus or minus 5%.

(2)   Based on Scenario (1) set forth under "Yield and Maturity
      Considerations--Weighted Average Life" herein.

(3) The Class IO Certificates will not have a Certificate Balance nor will they entitle the holders thereof to receive distributions of principal. See "--Description of the Certificates--Certificate Balances and Notional Amount" herein.

(4) Holders of the Class IO Certificates will be entitled to receive distributions of interest in an amount equal to the aggregate interest accrued on the notional amount of each of its Components, as described herein. See "--Description of the Certificates--Pass-Through Rates" herein.

(5) Not offered hereby. Accordingly, any information herein regarding the terms of such Class of Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.

--------------------------------------------------------------------------------

Title of Certificates .............First  Union-Lehman   Brothers  Commercial
                                   Mortgage   Trust,    Commercial   Mortgage
                                   Pass-Through     Certificates,      Series
                                   1997-C1  (the   "Certificates "),   to  be
                                   issued  in  sixteen   classes   (each,   a
                                    "Class ")  to be  designated  as: (i) the
                                   Class   A-1,   Class  A-2  and  Class  A-3
                                   Certificates  (collectively  the  "Class A
                                   Certificates ");  (ii) the Class B,  Class
                                   C,  Class D,  Class E,  Class F,  Class G,
                                   Class   H,    Class   J   and    Class   K
                                   Certificates    (collectively   with   the
                                   Class  A  Certificates,  the   "Sequential
                                   Pay  Certificates ");  (iii)  the Class IO
                                   Certificates    (collectively   with   the
                                   Sequential Pay  Certificates,  the  "REMIC
                                   Regular  Certificates ");   and  (iv)  the
                                   Class  R-I,  Class  R-II and  Class  R-III
                                   Certificates  (collectively,  the   "REMIC
                                   Residual  Certificates ").  Only the Class
                                   A-1,   Class  A-2,  Class  A-3,  Class  B,
                                   Class  C,  Class D,  Class E and  Class IO
                                   Certificates      (collectively,       the
                                    "Offered   Certificates ")   are  offered
                                   hereby.  The  Class F,  Class G,  Class H,
                                   Class  J,  Class  K  and  REMIC   Residual
                                   Certificates      (collectively,       the
                                    "Private  Certificates ")  have  not been
                                   registered  under  the  Securities  Act of
                                   1933,   as   amended   (the    "Securities
                                   Act "), and are not offered hereby.

Depositor .........................First    Union     Commercial     Mortgage
                                   Securities,   Inc.,   a   North   Carolina
                                   corporation.  The  Depositor  is a  wholly
                                   owned  subsidiary of First Union  National
                                   Bank  of  North  Carolina,  which  is also
                                   one of the  Mortgage  Loan Sellers and the
                                   Master  Servicer.  The  Depositor  also is
                                   an  affiliate   of  First  Union   Capital
                                   Markets Corp.  ( "First Union  Capital "),
                                   one  of  the  Underwriters.   Neither  the
                                   Depositor  nor any of its  affiliates  has
                                   insured   or   guaranteed    the   Offered
                                   Certificates.  See   "The  Depositor"   in
                                   the Prospectus.

Master Servicer ...................First   Union   National   Bank  of  North
                                   Carolina  ( "FUNB "),  a national  banking
                                   association,  which  is  a  subsidiary  of
                                   First   Union    Corporation,    a   North
                                   Carolina   corporation   registered  as  a
                                   bank  holding   company   under  the  Bank
                                   Holding  Company Act of 1956,  as amended.
                                   The   Master   Servicer   is  one  of  the
                                   Mortgage  Loan  Sellers  and an  affiliate
                                   of  the   Depositor  and  of  First  Union
                                   Capital,  one  of  the  Underwriters.  See
                                    "Servicing  of  the  Mortgage   Loans--The
                                   Master  Servicer  and  Special  Servicer"
                                   and   "--Servicing  and Other  Compensation
                                   and Payment of Expenses"  herein.

Special Servicer ..................CRIIMI MAE Services  Limited  Partnership,
                                   a  Maryland   limited   partnership.   The
                                   Special  Servicer will be responsible  for
                                   performing  certain  servicing   functions
                                   with respect to the  Mortgage  Loans that,
                                   in  general,  are  in  default  or  as  to
                                   which    default    is    imminent,    for
                                   administering   any   REO   Property   (as
                                   defined   herein)   and   for   performing
                                   certain  other  servicing  functions  with
                                   respect  to the  Mortgage  Pool  under the
                                   Pooling  and  Servicing   Agreement.   The
                                   majority   holder  (or   holders)  of  the
                                   Class  of  Sequential   Pay   Certificates
                                   having  the  latest   alphabetical   Class
                                   designation  will have the right,  subject
                                   to certain  conditions  described  herein,
                                   to replace  the  Special  Servicer  and to
                                   select     a      representative      (the
                                    "Controlling   Class    Representative ")
                                   from whom the Special  Servicer  will seek
                                   advice  and  approval  and take  direction
                                   under    certain     circumstances,     as
                                   described  herein.  It is anticipated that
                                   the Special
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                                      S-6
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--------------------------------------------------------------------------------
                                   Servicer or an affiliate of the Special
                                   Servicer will purchase all or a significant portion of the Private Certificates on or about the Closing Date. See "Servicing of the Mortgage Loans--The Master Servicer and Special Servicer" and "--Servicing and Other Compensation and Payment of Expenses" herein.

Trustee ...........................State Street Bank and Trust Company, a trust company chartered under the laws of the
                                   Commonwealth of Massachusetts.

Mortgage Loan Sellers .............An  affiliate  of  Lehman  Brothers  Inc.,
                                   one  of  the  Underwriters  (the   "Lehman
                                   Seller "),  and FUNB,  a national  banking
                                   association.  FUNB is the Master  Servicer
                                   and  an  affiliate  of the  Depositor  and
                                   First   Union   Capital,    one   of   the
                                   Underwriters.  See   "Description  of  the
                                   Mortgage     Pool--The     Mortgage    Loan
                                   Sellers"  herein.

Cut-off Date ......................May 1, 1997.

Closing Date ......................On or about May 29, 1997.

Registration of the Offered
Certificates ......................The  Offered  Certificates  of each
                                   Class will initially be represented by one or more global Certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). No person acquiring an interest in any Offered Certificate (any such person, a "Certificate Owner") will be entitled to receive such Certificate in fully registered, certificated form (a "Definitive Offered Certificate"), except under the limited circumstances described under "Description of the Certificates--Registration and Denominations" herein and "Description of the Certificates--Book-Entry Registration and
                                   Definitive Certificates" in the Prospectus.
                                   Instead, DTC will effect payments and
                                   transfers in respect of the Offered
                                   Certificates by means of its electronic
                                   recordkeeping services, acting through
                                   certain participating organizations
                                   ("Participants"). This may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its Certificates. Unless and until Definitive Offered Certificates of any Class are issued to the related Certificate Owners, all references herein to the rights of holders of such Class of Offered Certificates are to the rights of those Certificate Owners as such rights may be exercised through DTC and its Participants, except as otherwise specified herein.

Denominations .....................The  Offered  Certificates  of each  Class
                                   will    be    issued,    maintained    and
                                   transferred on the  book-entry  records of
                                   DTC     and    its     Participants     in
                                   denominations     of    $10,000     actual
                                   principal  amount  (or  $100,000  notional
                                   amount  with   respect  to  the  Class  IO
                                   Certificates), and in integral multiples of $1 in excess thereof.

The Mortgage Pool .................The  Mortgage  Pool is expected to consist of 284  conventional,  fixed rate Mortgage
                                   Loans  with  an  aggregate   Cut-off  Date
                                   Balance of  $1,317,603,420  (the  "Initial
                                   Pool  Balance "),  subject  to a  variance
                                   of  plus  or  minus  5.0%.  The   "Cut-off
                                   Date  Balance"  of each Mortgage Loan will
                                   equal   the   unpaid   principal   balance
                                   thereof  as of  the  Cut-off  Date,  after
                                   reduction  for all  payments of  principal
                                   due on or before  such  date,  whether  or
                                   not   received.   For   purposes   of  the
                                   numerical   information  provided  herein,
                                   each of the  Mortgage  Loans is  deemed to
                                   be  secured  by  one  Mortgaged
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                                      S-7

--------------------------------------------------------------------------------
                                   Property, whether or not such Mortgaged
                                   Property is comprised of more than one
                                   parcel.

                                   Generally,  all of the Mortgage  Loans are
                                   non-recourse  obligations  of the  related
                                   borrowers.   No  Mortgage   Loan  will  be
                                   insured    or     guaranteed     by    any
                                   governmental entity or private insurer.

                                   Each  Mortgage  Loan is secured by a first
                                   mortgage  lien  on  the   borrower's   fee
                                   simple  estate  (or,  with  respect  to 10
                                   Mortgage   Loans,   or   3.15%,   on   the
                                   borrower's  leasehold  estate)  in  income
                                   producing    real   property    (each,   a
                                    "Mortgaged Property ").

                                      Set forth below are the number of Mortgage
                                   Loans, and the approximate percentage of the Initial Pool Balance represented by such Mortgage Loans, that are secured by Mortgaged Properties operated for each indicated purpose:

                                                                   PERCENTAGE OF
                                                        NUMBER OF  INITIAL POOL
                                    PROPERTY TYPE    MORTGAGE LOANS   BALANCE
                                    -------------    --------------   -------
                                   Multifamily           123(1)        39.9%
                                   Retail                 95(2)        39.3%
                                   Hospitality            28(3)         9.8%
                                   Office                 14(4)         5.3%
                                   Industrial/Warehouse   11            2.4%
                                   Self-Storage            6            1.2%
                                   Health  Care            4(5)         1.1%
                                   Mobile Home Park        3            1.0%
                                   -------------

                                    (1)Including 11 Mortgage Loans, or 1.92%,
                                       secured by properties which are eligible to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986 (the "Code" and such properties, the "Section 42 Properties").

                                    (2)Including 69 Mortgage Loans, or 32.65%,
                                       secured by anchored retail properties and 26 Mortgage Loans, or 6.68%, secured by unanchored retail properties.

                                    (3)All but one of such Mortgage Loans are
                                       secured by properties which are
                                       affiliated with recognized hotel/motel
                                       franchisors.

                                    (4)Including one Mortgage Loan, or 1.04%,
                                       secured by 11 separate properties, eight of which are office properties, two of which are unanchored retail properties and one of which is an industrial property.

                                    (5)Including one Mortgage Loan, or 0.19%,
                                       secured by an assisted living facility;
                                       two Mortgage Loans, or 0.86%, secured by congregate care facilities; and one Mortgage Loan, or 0.08%, secured by a skilled nursing care facility.

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                                      S-8
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                                   The Mortgaged Properties are located
                                   throughout 40 states. Set forth below are the number of Mortgage Loans, and the approximate percentage of the Initial Pool Balance represented by such Mortgage Loans, that are secured by Mortgage Properties located in the states with concentrations of Mortgage Loans above 5.0%:

                                                      NUMBER OF     INITIAL POOL
                                      STATE        MORTGAGE LOANS      BALANCE
                                      -----        --------------      -------
                                   Texas                53(1)          13.8%
                                   Florida              31             12.2%
                                   California           14              7.9%
                                   Pennsylvania          9              6.8%
                                   Maryland             10              6.4%
                                   Arizona              17              5.5%
                                   Georgia              20              5.3%

                                  (1)  Including one Mortgage Loan, or 1.04%,
                                       secured by 11 separate properties, nine
                                       of which are located in Texas and one
                                       each in Virginia and North Carolina.

                                   All of the Mortgage Loans bear interest at annualized rates ("Mortgage Rates") that will remain fixed for their respective remaining loan terms, except as described herein. Except with respect to one Mortgage Loan, scheduled payments of principal and interest on the Mortgage Loans ("Monthly Payments") are due monthly on the first day of each month. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Due Dates" and "--Mortgage Rates; Calculations of Interest" herein.

                                   Two hundred fifty-four (254) of the Mortgage
                                   Loans, or 89.06%, provide for Monthly
                                   Payments based on amortization schedules significantly longer than their respective remaining terms to maturity. As a result, such Mortgage Loans ("Balloon Loans"), will have substantial principal amounts due and payable (each such amount, together with the corresponding payment of interest, a "Balloon Payment") on their respective scheduled maturity dates, unless prepaid prior thereto. Four of the Mortgage Loans, or 1.91%, provide for the extension of payments past their respective expected repayment dates pursuant to the terms thereof. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Amortization" herein. The remaining 26 Mortgage Loans, or 9.03%, are self-amortizing. See "Risk Factors--The Mortgage Loans--Balloo Payments" herein and "Risk Factors--Balloon Payments; Borrower Default" in the Prospectus.

                                   As of the Cut-off Date, all of the Mortgage
                                   Loans restrict or Tprohibit voluntary
                                   principal prepayments. In general, the
                                   Mortgage Loans: (i) prohibit voluntary
                                   prepayments of principal for a period (a
                                   "Lockout Period") ending on a date specified in the related Mortgage Note (as defined herein) and, in general, thereafter impose a Yield Maintenance Charge and/or Prepay-

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                                      S-9

--------------------------------------------------------------------------------

                                   ment Premium (each as defined herein) for most of their respective remaining terms to maturity (242 Mortgage Loans, or 86.30%);
                                   (ii) prohibit voluntary prepayments of
                                   principal for a Lockout Period and thereafter permit voluntary principal prepayments in whole without material restrictions (11 Mortgage Loans, or 3.36%); or (iii) permit voluntary principal prepayments provided that the prepayment is accompanied, initially, by a Yield Maintenance Charge, or by a Prepayment Premium for most of their respective remaining terms to maturity (31 Mortgage Loans, or 10.34%). With respect to the 266 Mortgage Loans which impose Yield Maintenance Charges, 232 of such Mortgage Loans, or 90.02% of such Mortgage Loans, provide for the calculation of the Yield Maintenance Charge using a discount rate equal to the applicable Treasury Rate (as set forth in the related Mortgage Note), two of such Mortgage Loans, or 1.39% of such Mortgage Loans, provide for the calculation of the Yield Maintenance Charge using a discount rate equal to the applicable Treasury Rate plus 1.00%, 31 of such Mortgage Loans, or 8.01% of such Mortgage Loans, provide for the calculation of the Yield Maintenance Charge using a discount rate equal to the applicable Treasury Rate plus 0.50%, and one of such Mortgage Loans, or 0.58% of such Mortgage Loans, provides for the calculation of the Yield Maintenance Charge using a discount rate equal to the applicable Treasury Rate plus 0.35%. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" and
                                   "--Additional Mortgage Loan Information" herein. The ability of the Master Servicer or the Special Servicer to waive or modify the terms of any Mortgage Loan relating to the payment of a Prepayment Premium or Yield Maintenance Charge is limited as described herein. See "Servicing of the Mortgage Loans--Modifications, Waivers and Amendments" herein. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectability of any Prepayment Premium or Yield Maintenance Charge.

                                   Sixty-one (61) of the Mortgage Loans, or
                                   24.67%, provide that the holder of the
                                   Mortgage, following notice from the borrower
                                   that the borrower intends to prepay the
                                   Mortgage Loan as permitted by the related
                                   Mortgage Note, may require the borrower, in
                                   lieu of prepayment, to pledge to such holder
                                   "Defeasance Collateral" and thereupon obtain
                                   a release of the Mortgaged Property from the
                                   lien of the related Mortgage. In general,
                                   "Defeasance Collateral" is required to
                                   consist of direct, non-callable United States Treasury obligations that provide for payments prior, but as close as possible, to all successive Due Dates and the scheduled maturity date, with each such payment being equal to or greater than (with any excess to be returned to the borrower) than the Monthly Payment and, in the case of the scheduled maturity date, the Balloon Payment, due on such date. The Pooling and Servicing Agreement will require the Master Servicer or the Special Servicer to require each such borrower
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                                      S-10
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                                   that proposes to prepay its Mortgage Loan to
                                   pledge instead Defeasance Collateral, but in each case subject to certain conditions, including confirmation from each Rating Agency that acceptance of a pledge of the Defeasance Collateral in lieu of a full prepayment will not result in a downgrade, withdrawal or qualification of the rating then assigned by it to any Class of Certificates. Seven of the Mortgage Loans, or 3.47%, permit the borrower at the borrower's option to pledge Defeasance Collateral and obtain a release of the Mortgaged Property from the lien of the related Mortgage.

                                   Except with respect to two Mortgage Loans, or 1.04%, all of the Mortgage Loans were originated since August 1996.

                                   Set forth below is certain information
                                   regarding the Mortgage Loans and the
                                   Mortgaged Properties as of the Cut-off Date
                                   (all weighted averages set forth below are based on the Cut-off Date Balances of the respective Mortgage Loans). Such information is more fully described, and additional information regarding the Mortgage Loans and the Mortgaged Properties is set forth, in the tables under "Description of The Mortgage Pool--Additional Mortgage Loan Information" herein and in Annex A hereto:

                                   Minimum Cut-off Date Balance ............   $ 396,865
                                   Maximum Cut-off Date Balance ............ $33,388,969
                                   Average Cut-off Date Balance ............ $ 4,639,449
                                   Minimum Mortgage Rate ...................       7.992%
                                   Maximum Mortgage Rate ...................      10.500%
                                   Weighted Average Mortgage Rate ..........       8.717%
                                   Minimum Remaining Term to Maturity
                                     (months) ..............................          51
                                   Maximum Remaining Term to Maturity
                                      (months) .............................         359
                                   Weighted Average Remaining Term to
                                    Maturity (months) ......................         130
                                   Minimum Remaining Amortization
                                    Term (months) ..........................         174
                                   Maximum Remaining Amortization
                                    Term (months) ..........................         359
                                   Weighted Average Remaining Amortization
                                     Term (months) .........................         329
                                   Minimum Cut-off Date DSC Ratio ..........        l.15x(1)
                                   Maximum Cut-off Date DSC Ratio ..........        1.86x
                                   Weighted Average Cut-off Date DSC
                                    Ratio ..................................        1.34x
                                   Minimum Cut-off Date LTV Ratio ..........       30.73%
                                   Maximum Cut-off Date LTV Ratio ..........       83.95%(2)
                                   Weighted Average Cut-off Date LTV
                                    Ratio ..................................        69.91%
                                   Minimum Maturity Date LTV Ratio .........       16.39%(3)
                                   Maximum Maturity Date LTV Ratio .........       74.08%(3)
                                   Weighted Average Maturity Date LTV
                                    Ratio ..................................       61.34%(3)

                                    (1)The only Mortgage Loans with DSC Ratios
                                       below 1.20x are Mortgage Loans secured by
                                       Section 42 Properties.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    (2)The only Mortgage Loans with Cut-off Date
                                       LTV Ratios in excess of 80% are Mortgage
                                       Loans secured by Section 42 Properties.

                                    (3)Includes Balloon Loans only.

                                   One hundred fifty-six (156) of the Mortgage
                                   Loans, or 60.44% (the "Lehman Loans"), will be acquired by the Depositor from the Lehman Seller, which either originated each such Mortgage Loan or, concurrently with the origination thereof, acquired it from one of the participants in its commercial and multifamily mortgage loan conduit program. One hundred twenty-eight (128) of the Mortgage Loans, or 39.56% (the "FUNB Loans"), will be acquired by the Depositor from FUNB, which originated each such Mortgage Loan or acquired it concurrently with or shortly after origination. See "Description of the Mortgage Pool" herein.

                                   On or prior to the Closing Date, the
                                   Depositor will cause the Mortgage Loan
                                   Sellers to assign the Mortgage Loans, without recourse (except as set forth in the next sentence), to the Trustee for the benefit of the holders of the Certificates (the "Certificateholders"). In connection with such assignment, each Mortgage Loan Seller will make certain representations and warranties regarding the characteristics of its Mortgage Loans and, as more particularly described herein, will agree to cure any material breach thereof or, in the absence of such a cure, to repurchase the affected Mortgage Loan. See "Description of the Mortgage Pool--Representations and
                                   Warranties; Repurchases" herein.

Description of the Certificates ...The Certificates will be issued pursuant to a
                                   Pooling and Servicing Agreement, to be dated as of May 1, 1997, among the Depositor, the Master Servicer, the Special Servicer and the Trustee (the "Pooling and Servicing Agreement "), and will represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund ") consisting of the Mortgage Pool and certain related assets.

A. Certificate Balances and
Notional Amount ...................Upon initial issuance, and in each case subject to a permitted variance of plus or minus 5%, the respective Classes of Sequential Pay Certificates will have the Certificate Balances set forth in the table at the beginning of this Summary.

                                   The "Certificate Balance" of any Class of
                                   Sequential Pay Certificates outstanding at
                                   any time represents the maximum amount that
                                   the holders thereof are entitled to receive
                                   as distributions allocable to principal from
                                   the cash flow on the Mortgage Loans and other assets in the Trust Fund. As more particularly described herein, the Certificate Balance of a Class of Sequential Pay Certificates will be reduced on each Distribution Date by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and further by any losses on the Mortgage Loans (herein referred to as "Realized Losses ") and certain Trust Fund expenses (herein referred to as "Additional Trust Fund Expenses ") actually allocated to such Class of Certificates on such Distribution Date.
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                                      S-12
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                                   The Class IO Certificates will not have a
                                   Certificate Balance, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on the notional amount of each of the Components, as described herein. The Class IO Certificates will have twelve components (each a "Component "), each corresponding to a different Class of Sequential Pay Certificates. Each Component will have the same letter and/or numerical designation as the corresponding Class of Sequential Pay Certificates. For any Distribution Date, the notional amount of each Component will equal the Certificate Balance of the corresponding Class of Sequential Pay Certificates. On the Closing Date, the aggregate of the notional amounts of each of the Components will equal approximately $1,317,603,420, which amount will equal the Initial Pool Balance. See "Description of the Certificates--Certificate Balances and Notional Amount" herein.

                                   The REMIC Residual Certificates will not have Certificate Balances, but will represent the right to receive certain limited amounts not otherwise payable on the REMIC Regular Certificates.

B. Pass-Through Rates .............The Pass-Through Rate applicable to each
                                   Class of Sequential Pay Certificates for each Distribution Date is fixed at the respective rate per annum set forth with respect to such Class in the table at the beginning of this Summary. The Pass-Through Rate applicable to each Component for any Distribution Date will be equal to the Weighted Average Net Mortgage Rate for such Distribution Date minus the Pass-Through Rate applicable to the corresponding Class of Sequential Pay Certificates. The REMIC Residual Certificates will not bear interest.

                                   The "Weighted Average Net Mortgage Rate" for
                                   each Distribution Date is the weighted
                                   average of the Net Mortgage Rates for the
                                   Mortgage Loans as of the commencement of the
                                   related Collection Period (as defined
                                   herein), weighted on the basis of their
                                   respective Stated Principal Balances
                                   outstanding immediately prior to such
                                   Distribution Date. The "Net Mortgage Rate"
                                   for each Mortgage Loan will generally equal
                                   (x) the Mortgage Rate in effect for such
                                   Mortgage Loan as of the Cut-off Date
                                   (provided that if any Mortgage Loan does not
                                   accrue interest on the basis of a 360-day
                                   year consisting of twelve 30-day months
                                   (which is the basis on which interest accrues in respect of the REMIC Regular Certificates), then, solely for the purposes of calculating the Pass-Through Rate for the Class IO Certificates, such Mortgage Rate will, to the extent appropriate, be adjusted from accrual period to accrual period to equal the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest which accrued in respect of such Mortgage Loan during any such one-month accrual period at its stated Mortgage Rate), minus (y) the applicable Master Servicing Fee Rate, the Additional Servicing Fee Rate and the Trustee Fee Rate (each as defined herein). The "Stated Principal Balance" of each Mortgage Loan outstanding
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   at any time represents the principal balance of such Mortgage Loan ultimately due and payable thereon and will generally equal the Cut-off Date Balance thereof, reduced on each Distribution Date (to not less than zero) by
                                   (i) any payments or other collections (or advances in lieu thereof) of principal of such Mortgage Loan that are due or received, as the case may be, during the related Collection Period (as defined herein) and distributed on the Certificates on such date and (ii) the principal portion of any Realized Loss and all Additional Trust Fund Expenses incurred in respect of such Mortgage Loan during the related Collection Period for such Distribution Date. See "Description of the Certificates--Pass-Through Rates" herein.


C. Distributions ..................Distributions on the Certificates will be made by the Trustee, to the extent of
                                   available funds, on the 18th day of each month or, if any such 18th day is not a business day, then on the next succeeding business day, commencing June 18, 1997 (each, a "Distribution Date "). The total of all payments or other collections (or advances in lieu thereof) on or in respect of the Mortgage Loans (other than Prepayment Premiums and Yield Maintenance Charges, which are separately distributable in respect of the Certificates) that are available for distribution to Certificateholders on any Distribution Date (less certain fees and expenses set forth in the Pooling and Servicing Agreement) is herein referred to as the "Available Distribution Amount" for such date. See "Description of the
                                   Certificates--Distributions--The Available
                                   Distribution Amount" herein.

                                   On each Distribution Date, for so long as the aggregate Certificate Balances of the Classes of the Sequential Pay Certificates are greater than zero, the Trustee will (except as otherwise described under "Description of the Certificates--Termination" herein) apply the Available Distribution Amount for such date for the following purposes and in the following order of priority, in each case to the extent of remaining available funds:

                                   (1)  to distributions of interest to the
                                        holders of the Class A-1, Class A-2,
                                        Class A-3 and Class IO Certificates (in
                                        each case, so long as any such Class
                                        remains outstanding), pro rata, in
                                        accordance with the respective amounts
                                        of Distributable Certificate Interest
                                        (as defined herein) on such Classes of
                                        Certificates on such Distribution Date,
                                        in an amount equal to all Distributable
                                        Certificate Interest in respect of each
                                        such Class of Certificates for such
                                        Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                                   (2)  to distributions of principal to the
                                        holders of the Class A-1 Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount (as defined herein) for such Distribution Date;

                                   (3)  after the Class A-1 Certificates have
                                        been retired, to distributions of
                                        principal to the holders of the Class
                                        A-2 Certificates in an amount (not to
                                        exceed the then outstanding Certificate
                                        Balance of such Class of Certificates)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                        to the Principal Distribution Amount
                                        for such Distribution Date, less any
                                        portion thereof distributed in respect
                                        of the Class A-1 Certificates;

                                   (4)  after the Class A-1 and Class A-2
                                        Certificates have been retired, to
                                        distributions of principal to the
                                        holders of the Class A-3 Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 and/or Class A-2 Certificates;

                                   (5)  to distributions to the holders of the
                                        Class A-1, Class A-2 and Class A-3
                                        Certificates, pro rata, in accordance
                                        with the amount of Realized Losses and
                                        Additional Trust Fund Expenses, if any,
                                        previously allocated to such Classes of
                                        Certificates for which no reimbursement
                                        has previously been received, to
                                        reimburse such holders for such Realized
                                        Losses and Additional Trust Fund
                                        Expenses, if any;

                                   (6)  to distributions of interest to the
                                        holders of the Class B Certificates in
                                        an amount equal to all Distributable
                                        Certificate Interest in respect of such
                                        Class of Certificates for such
                                        Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                                   (7) after the Class A-1, Class A-2 and Class A-3 Certificates have been retired, to distributions of principal to the holders of the Class B Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2 and/or Class A-3 Certificates;

                                   (8)  to distributions to the holders of the
                                        Class B Certificates to reimburse such
                                        holders for all Realized Losses and
                                        Additional Trust Fund Expenses, if any,
                                        previously allocated to such Class of
                                        Certificates and for which no
                                        reimbursement has previously been
                                        received;

                                   (9)  to distributions of interest to the
                                        holders of the Class C Certificates in
                                        an amount equal to all Distributable
                                        Certificate Interest in respect of such
                                        Class of Certificates for such
                                        Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                                   (10) after the Class A-1, Class A-2, Class
                                        A-3 and Class B Certificates have been
                                        retired, to distributions of principal
                                        to the holders of the Class C
                                        Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3 and/or Class B Certificates;

                                   (11) to distributions to the holders of the
                                        Class C Certificates to reimburse such
                                        holders for all Realized Losses and
                                        Additional Trust Fund Expenses, if any,
                                        previously
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                                      S-15
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                                        allocated to such Class of Certificates
                                        and for which no reimbursement has
                                        previously been received;

                                   (12) to distributions of interest to the
                                        holders of the Class D Certificates in
                                        an amount equal to all Distributable
                                        Certificate Interest in respect of such
                                        Class of Certificates for such
                                        Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                                   (13) after the Class A-1, Class A-2, Class
                                        A-3, Class B and Class C Certificates
                                        have been retired, to distributions of
                                        principal to the holders of the Class D
                                        Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3, Class B and/or Class C Certificates;

                                   (14) to distributions to the holders of the
                                        Class D Certificates to reimburse such
                                        holders for all Realized Losses and
                                        Additional Trust Fund Expenses, if any,
                                        previously allocated to such Class of
                                        Certificates and for which no
                                        reimbursement has previously been
                                        received;

                                   (15) to distributions of interest to the
                                        holders of the Class E Certificates in
                                        an amount equal to all Distributable
                                        Certificate Interest in respect of such
                                        Class of Certificates for such
                                        Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                                   (16) after the Class A-1, Class A-2, Class
                                        A-3, Class B, Class C and Class D
                                        Certificates have been retired, to
                                        distributions of principal to the
                                        holders of the Class E Certificates in
                                        an amount (not to exceed the then
                                        outstanding Certificate Balance of such
                                        Class of Certificates) equal to the
                                        Principal Distribution Amount for such
                                        Distribution Date, less any portion
                                        thereof distributed in respect of the
                                        Class A-1, Class A-2, Class A-3, Class
                                        B, Class C and/or Class D Certificates;

                                   (17) to distributions to the holders of the
                                        Class E Certificates to reimburse such
                                        holders for all Realized Losses and
                                        Additional Trust Fund Expenses, if any,
                                        previously allocated to such Class of
                                        Certificates and for which no
                                        reimbursement has previously been
                                        received; and

                                   (18) to distributions to the holders of the
                                        respective Classes of Private
                                        Certificates (other than the REMIC
                                        Residual Certificates) as described
                                        herein (provided that no distributions
                                        of principal will be made in respect of
                                        any Class of Private Certificates until
                                        the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Certificates has been reduced to zero). See "Description of the
                                        Certificates--Distributions--Application
                                        of the Available Distribution Amount"
                                        herein;

                                   provided that, on each Distribution Date after the aggregate of the Certificate Balances of the Subordinate Certificates (as

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                                      S-16
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                                   defined herein) has been reduced to zero, and
                                   in any event on the final Distribution Date in connection with a termination of the Trust Fund (see "Description of the
                                   Certificates--Termination" herein), the
                                   payments of principal to be made as
                                   contemplated by clauses (2), (3) and (4) above with respect to the Class A Certificates, will be so made to the holders of the respective Classes of such Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding aggregate Certificate Balances of such
                                   Classes of Certificates, and without regard to the Principal Distribution Amount for such date.

                                   The "Distributable Certificate Interest" in respect of any Class of Sequential Pay Certificates for any Distribution Date will generally equal one month's interest at the applicable Pass-Through Rate accrued on the Certificate Balance of such Class of Certificates outstanding immediately prior to such Distribution Date, reduced (to not less than zero) by such Class' allocable share (in each case, calculated as described herein) of any Net Aggregate Prepayment Interest Shortfall (as described herein) for such Distribution Date. The "Distributable Certificate Interest" in respect of the Class IO Certificates for any Distribution Date will generally equal the aggregate interest that accrued on each Component thereof for such Distribution Date, reduced (to not less than zero) by such Class' allocable share (calculated as described herein) of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date. On each Distribution Date, interest will accrue on each Component in an amount equal to one month's interest on the notional amount of such Component immediately prior to such Distribution Date at the applicable Pass-Through Rate. Interest payable on the REMIC Regular Certificates will be calculated on a 30/360 basis (as defined herein). See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" and "Description of the
                                   Certificates--Distributions--Distributable
                                   Certificate Interest" herein.

                                   The "Principal Distribution Amount" for any
                                   Distribution Date will generally equal the
                                   aggregate of the following: (a) the aggregate of the principal portions of all Scheduled Payments (other than Balloon Payments) and the principal portion of any Assumed Scheduled Payments (as defined herein) due or deemed due on or in respect of the Mortgage Loans for their respective Due Dates (as defined herein) occurring during the related Collection Period; (b) the aggregate of all principal prepayments received on the Mortgage Loans during the related Collection Period; (c) with respect to any Mortgage Loan as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the related borrower during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan on a Due Date
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                                   S-17

--------------------------------------------------------------------------------
                                   during or prior to the related Collection
                                   Period and not previously recovered; (d) the aggregate of all liquidation proceeds, insurance proceeds, condemnation awards and proceeds of Mortgage Loan repurchases that were received on or in respect of the Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and (e) for each Distribution Date after the initial Distribution Date, the excess, if any, of the Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Certificates on such immediately preceding Distribution Date.

                                   The "Scheduled Payment" due on any Mortgage
                                   Loan on any related Due Date is the amount of the Monthly Payment that is or would have been, as the case may be, due thereon on such date, without regard to any waiver, modification or amendment granted or agreed to by the Special Servicer or otherwise resulting from a bankruptcy or similar proceeding involving the related borrower, and assuming that each prior Scheduled Payment has been timely made. The "Assumed Scheduled Payment" is an amount deemed due in respect of a Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date (as defined herein) after its stated maturity date. The Assumed Scheduled Payment deemed due on any such Balloon Loan on its stated maturity date and on each successive related Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due thereon on such date if the related Balloon Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if any, in effect prior to its stated maturity date. The "Determination Date" will be the 10th day of each month (or, if not a business day, the next preceding business day). See "Description of the
                                   Certificates--Distributions--Principal
                                   Distribution Amount" herein.

                                   Reimbursements of previously allocated
                                   Realized Losses and Additional Trust Fund
                                   Expenses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

                                   The holders of the Certificates may also
                                   receive portions of any Prepayment Premiums
                                   and Yield Maintenance Charges to the extent
                                   described under "Description of the
                                   Certificates--Distributions--Allocation of
                                   Prepayment Premiums and Yield Maintenance
                                   Charges" herein.Such distributions will be in addition to the distributions of interest, if any, made to such
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                                      S-18
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                                   holders from the Available Distribution
                                   Amount on each Distribution Date.

P&I Advances ......................Subject to a recoverability determination, as described herein, and further subject to the reduced advancing obligations in respect of certain Required Appraisal Loans (as defined herein) and certain Mortgage Loans as to which the Monthly Payment has been reduced as part of a modification or otherwise, the Master Servicer will be required to make advances (each, a "P&I Advance ") with respect to each Distribution Date in an amount that is generally equal to the aggregate of all Scheduled Payments (other than Balloon Payments) and any Assumed Scheduled Payments, net of related Servicing Fees and any related Principal Recovery Fees (each as defined herein), due or deemed due, as the case may be, on or in respect of the Mortgage Loans during the related Collection Period, in each case to the extent that such amount was not paid by or on behalf of the related borrower or otherwise collected as of the close of business on the last day of the related Collection Period. If the Master Servicer fails to make a P&I Advance required to be made, the Trustee shall then be required to make such P&I Advance pursuant to the terms of the Pooling and Servicing Agreement.

                                   As more fully described herein, the Master
                                   Servicer (or the Trustee, as applicable) will be entitled to interest on any P&I Advance made by it, and each of the Master Servicer and any Special Servicer will be entitled to interest on certain reimbursable servicing expenses incurred by either of them. Such interest will accrue from the date any such P&I Advance is made or such servicing expense is incurred at a rate per annum equal to the "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time (the "Reimbursement Rate "); and such interest will be compounded annually and will be paid, contemporaneously with the reimbursement of such P&I Advance or servicing expense, out of general collections on the Mortgage Pool then on deposit in the Certificate Account. See "Description of the Certificates--P&I Advances" herein and "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate Account" in the Prospectus.

Compensating Interest Payments ....To the extent of its servicing compensation for the related Collection Period, including
                                   Prepayment Interest Excesses (as defined
                                   below) received during such Collection
                                   Period, the Master Servicer is required to
                                   make a non-reimbursable payment (a
                                   "Compensating Interest Payment ") with
                                   respect to each Distribution Date to cover
                                   the aggregate of any Prepayment Interest
                                   Shortfalls incurred during such Collection
                                   Period. A "Prepayment Interest Shortfall" is
                                   a shortfall in the collection of a full
                                   month's interest (net of the related Master
                                   Servicing Fee and the Additional Servicing
                                   Fee and without regard to any Prepayment
                                   Premium or Yield Maintenance Charge actually
                                   collected) on any Mortgage Loan by reason of
                                   a full or partial
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                                      S-19

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                                   principal prepayment made prior to its Due
                                   Date in any Collection Period. A "Prepayment
                                   Interest Excess" is a payment of interest
                                   (net of the related Master Servicing Fee and the Additional Servicing Fee) made in connection with any full or partial prepayment of a Mortgage Loan after its Due Date in any Collection Period, which payment of interest is intended to cover the period on and after such Due Date (exclusive of any Prepayment Premium or Yield Maintenance Charge actually collected). The "Net Aggregate Prepayment Interest Shortfall" for any Distribution Date will be the amount, if any, by which (a) the aggregate of any Prepayment Interest Shortfalls incurred during the related Collection Period exceeds
                                   (b) any Compensating Interest Payment made by the Master Servicer with respect to such Distribution Date. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" and "Description of the
                                   Certificates--Distributions--Distributable
                                   Certificate Interest" herein.

Subordination; Allocation of Losses
and Certain Expenses ..............The rights of holders of the Class B, Class
                                   C, Class D, Class E and the Private
                                   Certificates (collectively, the "Subordinate
                                   Certificates "), to receive distributions of amounts collected or advanced on the Mortgage Loans will, in each case, be subordinated, to the extent described herein, to the rights of holders of the Class A and Class IO Certificates (collectively, the "Senior Certificates ") and each other such Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of each Class of the Class A Certificates of principal equal to the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B, Class C, Class D and Class E Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of such Certificates of, in the case of each such Class, principal equal to the entire related Certificate Balance. The protection afforded to the holders of the Offered Certificates by means of the subordination referred to above will be accomplished by (i) the application of the Available Distribution Amount on each Distribution Date in the order described above in this Summary under "--Description of the Certificates--Distributions" and (ii) by the allocation of Realized Losses and Additional Trust Fund Expenses as described below. No other form of Credit Support will be available for the benefit of the holders of the Offered Certificates.

                                   On each Distribution Date, following all
                                   distributions on the Certificates to be made
                                   on such date, the aggregate of all Realized
                                   Losses and Additional Trust Fund Expenses
                                   that have been incurred since the Cut-off
                                   Date through the end of the
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                                      S-20

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                                   related Collection Period and that have not
                                   previously been so allocated will be
                                   allocated, subject to the limitations
                                   described herein, first to the Private
                                   Certificates in the order described in the Pooling and Servicing Agreement, and then to the Class E, Class D, Class C and Class B Certificates, in that order, until the Certificate Balance of each such Class has been reduced to zero. Thereafter any additional Realized Losses and Additional Trust Fund Expenses will be allocated, subject to the limitations described herein, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, in proportion to their outstanding Certificate Balances (in each such case, in reduction of the related Certificate Balance). See "Description of the Certificates--Subordination; Allocation of
                                   Losses and Certain Expenses" herein. Any
                                   Realized Loss or Additional Trust Fund
                                   Expenses allocated in reduction of the
                                   Certificate Balance of any Class of
                                   Certificates will result in a corresponding reduction in the notional amount of the related Component.


Treatment of REO Properties .......Notwithstanding that a Mortgaged Property may be acquired on behalf of the
                                   Certificateholders through foreclosure, deed in lieu of foreclosure or otherwise (upon acquisition, an "REO Property "), the related Mortgage Loan will be treated, for purposes of (i) determining distributions on the Certificates, (ii) allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates and (iii) the amount of fees payable to the Trustee, the Master Servicer and the Special Servicer under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (net of related operating costs, including certain reimbursements payable to the Master Servicer or any separate Special Servicer in connection with the operation and disposition of such REO Property) will be "applied" by the Master Servicer as principal, interest and other amounts that would have been "due" on such Mortgage Loan, and the Master Servicer will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

Optional Termination ..............Each of the Master Servicer, the Special
                                   Servicer, the Depositor, Lehman Brothers Inc. and the Majority Subordinate
                                   Certificateholder (as defined herein) will have an option to purchase all of the Mortgage Loans and REO Properties, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Pool is less than 1% of the Initial Pool Balance. See "Description of the Certificates--Termination" herein and in the Prospectus.

Certain Investment Considerations .The yield to maturity of a Class A-1, Class
                                   A-2, Class A-3, Class B, Class C, Class D and Class E Certificate purchased at a discount or premium will be affected by the rate of
                                   prepayments and other unscheduled collections of principal on or in respect of the Mortgage Loans and the allocation thereof to reduce the principal balance of such Certificate. An investor should
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                                      S-21
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                                   consider, in the case of any such Certificate
                                   purchased at a discount, the risk that a slower than anticipated rate of prepayments could result in a lower than anticipated yield and, in the case of any such Certificate purchased at a premium, the risk that a faster than anticipated rate of prepayments could result in a lower than anticipated yield. IN ADDITION, THE YIELD TO MATURITY OF THE CLASS IO CERTIFICATES WILL BE HIGHLY SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING BY REASON OF PREPAYMENTS, DEFAULTS AND LIQUIDATIONS) ON
                                   THE MORTGAGE LOANS, AND INVESTORS IN THE
                                   CLASS IO CERTIFICATES SHOULD FULLY CONSIDER
                                   THE ASSOCIATED RISKS, INCLUDING THE RISK THAT A RAPID RATE OF PREPAYMENTS AND/OR LIQUIDATIONS IN RESPECT OF THE MORTGAGE LOANS COULD RESULT IN THE FAILURE OF SUCH INVESTORS TO FULLY RECOUP THEIR INITIAL INVESTMENTS.
                                   See "Yield and Maturity Considerations"
                                   herein and in the Prospectus. The allocation to any Class of any Prepayment Premium or Yield Maintenance Charge may be insufficient to offset fully the effects on the anticipated yield to maturity resulting from the corresponding principal prepayment. See "Description of
                                   Certificates--Distributions--Allocation of
                                   Prepayment Premiums and Yield Maintenance
                                   Charges" herein.

                                   In addition, insofar as an investor's initial investment in any Offered Certificate is returned in the form of payments of principal thereon, there can be no assurance that such amounts can be reinvested in comparable alternative investments with comparable yields. Investors in the Offered Certificates should consider that, as of the Cut-off Date, certain of the Mortgage Loans may be prepaid at any time and the remainder may be prepaid at any time after the expiration of the applicable Lock-Out Period (as defined herein), subject, in most cases, to the payment of a Prepayment Premium or Yield Maintenance Charge. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" herein. Accordingly, the rate of prepayments on the Mortgage Loans is likely to be inversely related to the level of prevailing market interest rates (and, presumably, to the yields on comparable alternative investments).

Certain Federal Income Tax
Consequences ......................Three (3) separate "real estate mortgage investment conduit" ( "REMIC ") elections will be made with respect to the Trust Fund for federal income tax purposes with the resulting REMICs being herein referred to as "REMIC I," "REMIC II" and "REMIC III." The assets of REMIC I will consist of the Mortgage Loans, any REO Properties acquired on behalf of the Certificateholders and the Certificate Account (see "Description of the Pooling Agreements--Certificate Account" in the Prospectus). For federal income tax purposes, (a) the separate noncertificated regular interests in REMIC I will be the "regular interests" in REMIC I and will constitute the assets of REMIC II, (b) the Class R-I Certificates will be the sole class of "residual interests" in REMIC I, (c) the separate noncertificated regular interests in REMIC II will be the "regular interests" in REMIC

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                                      S-22
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                                   II and will constitute the assets of REMIC
                                   III, (d) the Class R-II Certificates will be sole class of "residual interests" in REMIC II, (e) the REMIC Regular Certificates (or, in the case of the Class IO Certificates, each Component thereof) will be the "regular interests" in REMIC III and generally will be treated as debt instruments of REMIC III, and
                                   (f) the Class R-III Certificates will be the sole class of "residual interests" in REMIC III.

                                   The  Class  A-1,  Class  A-2,  Class  A-3,
                                   Class   B,    Class   C   and    Class   D
                                   Certificates  will  not,  and the  Class E
                                   and IO  Certificates  will,  be treated as
                                   having  been issued  with  original  issue
                                   discount    for    federal    income   tax
                                   reporting    purposes.    The   prepayment
                                   assumption  that will be used for purposes
                                   of  computing   the  accrual  of  original
                                   issue   discount,   market   discount  and
                                   premium, if any, for federal income tax purposes will be equal to a CPR of 0%. However, no representation is made that the Mortgage Loans will prepay at that rate or at any other rate.

                                   The Offered  Certificates  will be treated
                                   as   "real  estate   assets"   within  the
                                   meaning  of  Section  856(c)(5)(A)  of the
                                   Code.  In  addition,  interest  (including
                                   original  issue  discount)  on the Offered
                                   Certificates  will be  interest  described
                                   in  Section   856(c)(3)(B)  of  the  Code.
                                   However,  the  Offered  Certificates  will
                                   generally   only  be   considered   assets
                                   described  in  Section  7701(a)(19)(C)  of
                                   the Code to the extent  that the  Mortgage
                                   Loans   are    secured   by    residential
                                   property and, accordingly, an investment in the Offered Certificates may not be suitable for certain thrift institutions.

                                   For  further  information   regarding  the
                                   federal   income   tax   consequences   of
                                   investing  in  the  Offered  Certificates,
                                   see    "Certain    Federal    Income   Tax
                                   Consequences"     herein    and   in   the
                                   Prospectus.

ERISA Considerations ..............A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ( "ERISA "), or Section 4975 of the Code (a "Plan ") should review carefully with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable to an investment therein.

                                   Lehman Brothers Inc. has received from the U.S. Department of Labor (the "DOL ") an individual Prohibited Transaction Exemption that generally exempts from the application of certain of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Code, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by Lehman Brothers Inc. provided that certain conditions are satisfied.

                                   The Depositor expects that the Prohibited
                                   Transaction Exemption will generally apply to the Senior Certificates, but it will not apply to the other Classes of Offered Certificates. ACCORDINGLY,
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   EXCEPT AS DESCRIBED HEREIN, THE CLASS B,
                                   CLASS C, CLASS D AND CLASS E CERTIFICATES
                                   SHOULD NOT BE ACQUIRED BY A PLAN OR ANY
                                   INVESTOR HOLDING ASSETS OF A PLAN. PURCHASERS USING INSURANCE COMPANY GENERAL ACCOUNT FUNDS TO EFFECT SUCH PURCHASE SHOULD CONSIDER THE AVAILABILITY OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (60 FED. REG. 35925, JULY 12,
                                   1995) ISSUED BY THE U.S. DEPARTMENT OF LABOR. SEE "ERISA CONSIDERATIONS" HEREIN AND IN THE PROSPECTUS.

Ratings ...........................It is a condition of their issuance that the
                                   Offered Certificates receive the ratings from each of Fitch Investors Service, L.P. ( "Fitch ") and Moody's Investors Service, Inc. ( "Moody's" and, together with Fitch, the "Rating Agencies ") set forth on the cover page of this Prospectus Supplement. The ratings on the Offered Certificates address the likelihood of the timely receipt by holders thereof of all distributions of interest to which they are entitled and, except in the case of the Class IO Certificates, distributions of principal by the Rated Final Distribution Date set forth on the cover page of this Prospectus Supplement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not represent any assessment of (i) the likelihood or frequency of principal prepayments or default interest on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums and Yield Maintenance Charges will be received. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class IO Certificates might not fully recover their investment in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). See "Ratings" herein and "Risk Factors--Limited Nature of Ratings" in the Prospectus.

Legal Investment ..................Any Class of Offered Certificates rated in the category of "AAA" or "AA" (or the
                                   equivalent) by at least one Rating Agency
                                   will constitute "mortgage related securities" pursuant to the Secondary Mortgage Market Enhancement Act of 1984, as amended ( "SMMEA "). All other Offered Certificates ( "Non-SMMEA Certificates ") will not constitute "mortgage related securities" for purposes of SMMEA. As a result, the appropriate characterization of the Non-SMMEA Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Non-SMMEA Certificates of any Class, may be subject to significant interpretative uncertainties. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions on the investment by such institutions in certain forms of mortgage backed securities. Investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the Prospectus.
--------------------------------------------------------------------------------

                                 RISK FACTORS

      Prospective purchasers of the Offered Certificates of any Class should consider, among other things, the following risk factors (as well as the risk factors set forth under "Risk Factors" in the Prospectus) in connection with an investment therein.

THE CERTIFICATES

      Limited Liquidity. There is currently no secondary market for the Offered Certificates. While each of the Underwriters currently intends to make a secondary market in the Offered Certificates, neither is under any obligation to do so. Accordingly, there can be no assurance that a secondary market for the Offered Certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide holders of the Offered Certificates with liquidity of investment or that it will continue for the life of the Offered Certificates. Any such secondary market may provide less liquidity to investors than any comparable market for securities that evidence, for example, interests solely in single-family mortgage loans. The Certificates will not be listed on any securities exchange.

      Certain Yield and Maturity Considerations. The yield on the Class IO Certificates and any other Classes of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments applied or otherwise resulting in reduction of the Certificate Balance (or, in the case of the Class IO Certificates, the notional amount of any Component) of such Class of Certificates, which in turn will be affected by (i) the rate and timing of principal payments and collections on the Mortgage Loans, particularly unscheduled payments or collections in the form of voluntary prepayments of principal or unscheduled recoveries of principal due to defaults, casualties or condemnations whether before or after the scheduled maturity date of the related Mortgage Loans, and (ii) the order of priority of distributions of principal in respect of the Certificates. The rate and timing of unscheduled payments and collections of principal on the Mortgage Loans is impossible to accurately predict and will be affected by a variety of factors, including, without limitation, the level of prevailing interest rates, restrictions on voluntary prepayments contained in the Mortgage Notes, the availability of mortgage credit and other economic, demographic, geographic, tax and legal factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans, borrowers under the Mortgage Loans will have an increased incentive to prepay. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in reduction of the Certificate Balance of the Class A-1, Class A-2 and Class A-3 Certificates, in that order (unless the Certificate Balance of the Class B Certificates has been reduced to zero), in each such case until the related Certificate Balance thereof is reduced to zero, and will thereafter be distributable in its entirety in respect of each remaining Class of Sequential Pay Certificates, sequentially in alphabetical order of Class designation, until the related Certificate Balance of each such Class is, in turn, reduced to zero. See "Description of the Certificates--Distributions--Application of the Available Distribution Amount" herein. Accordingly, the actual rate of principal payments on the Mortgage Loans may have different effects on the yields of the respective Classes of Offered Certificates. Any payment in reduction of the Certificate Balance of a Class of Sequential Pay Certificates will also result in a corresponding reduction in the notional amount of the related Component. Thus, the yield on the Class IO Certificates will be extremely sensitive to the rate and timing of principal payments on the Mortgage Loans, and the more quickly the notional amount of any Component is reduced, the greater will be the negative effect on their yields, to the extent such effect is not offset by distributions of a portion of any applicable Prepayment Premiums or Yield Maintenance Charges to the holders thereof, as described under "Description of the Certificates--Distributions--Allocation of Prepayment Premiums and Yield Maintenance Charges" herein. In addition, the Mortgage Loans may not require the payment of Prepayment Premiums or Yield Maintenance Charges in the event of involuntary prepayments resulting from casualty or condemnation. Accordingly, prospective investors in the Class IO Certificates should consider the associated risks, including the risk that a rapid rate of prepayments on the Mortgage Loans could result in the failure of such investors to fully recoup their initial investments.

      The yield on any Offered Certificate also will be affected by the rate and timing of losses attributable to defaults on the Mortgage Loans, the severity of such losses and the extent to which such losses and related expenses are applied in reduction of the actual or notional principal amount of such Certificate or otherwise reduce the amount of funds available for distribution to the holder of such Certificate. To the extent described herein, the Private Certificates are subordinate in right and time of payment to the Offered Certificates and will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans prior to the Offered Certificates; and the Class B, Class C, Class D and Class E Certificates are subordinate in right and time of payment to the Senior Certificates and will bear such shortfalls and losses prior to the Senior Certificates, in reverse alphabetical order of Class designation. The Class A-1, Class A-2 and Class A-3 Certificates will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans pro rata, in proportion to their respective outstanding Certificate Balances. However, until the first Distribution Date after the aggregate of the Certificate Balances of the Subordinate Certificates has been reduced to zero, (i) the Class A-3 Certificates will receive principal payments only after the Certificate Balances of the Class A-2 and Class A-1 Certificates have been reduced to zero and (ii) the Class A-2 Certificates will receive principal payments only after the Certificate Balance of the Class A-1 Certificates has been reduced to zero. As a result, the shortfalls and losses allocated to the Class A-1, Class A-2 and Class A-3 Certificates will have a greater affect on the Class A-3 Certificates and, depending on the timing of such shortfalls or losses, to a lesser extent, the Class A-2 Certificates. Any Realized Loss or Additional Trust Fund Expenses allocated in reduction of the Certificate Balance of any Class of Sequential Pay Certificates will result in a corresponding reduction in the notional amount of the corresponding Component. See "Description of the Certificates--Distributions" and "--Subordination; Allocation of Losses and Certain Expenses" herein and "Yield and Maturity Considerations" herein and in the Prospectus.

      The Pass-Through Rate applicable to each Component will be variable and will be equal to the Weighted Average Net Mortgage Rate minus the Pass-Through Rate on the Class of Sequential Pay Certificates related to such Component. Accordingly, the Pass-Through Rate applicable to each Component and, correspondingly, the yield on the Class IO Certificates will be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary prepayments and liquidations. See "Description of the Certificates--Distributions" and "Subordination; Allocation of Losses and Certain Expenses" herein and "Yield and Maturity Considerations" herein and in the Prospectus.

      Potential Conflicts of Interest. Subject to certain conditions described herein, the Pooling and Servicing Agreement will permit the holder (or holders) of the majority of the Voting Rights allocated to the Class of Sequential Pay Certificates that has the latest alphabetical Class designation and that has a Certificate Balance that is greater than 25% of its original Certificate Balance (or, if no Class of Sequential Pay Certificates has a Certificate Balance that is greater than 25% of its original Certificate Balance, the Class of Sequential Pay Certificates with the latest alphabetical Class designation) to replace the Special Servicer or any successor thereafter appointed and to select the Controlling Class Representative from whom the Special Servicer will seek advice and approval and take direction under certain circumstances, as described herein. The replacement Special Servicer may be a Certificateholder of such Class or an affiliate of any such Certificateholder. As described herein, any such Special Servicer will have considerable latitude in determining to liquidate or modify defaulted Mortgage Loans. In addition, the Special Servicer will perform certain servicing functions with respect to the Mortgage Loans, pursuant to the Pooling and Servicing Agreement. See "Servicing of the Mortgage Loans--Modifications, Waivers and Amendments" herein. It is contemplated that the initial Special Servicer or an affiliate thereof may purchase some or all of the Certificates of one or more Classes of Private Certificates, and the Special Servicer or an affiliate thereof is not prohibited from purchasing the Certificates of any other Class. Although the Special Servicer will be obligated to observe the terms of the Pooling and Servicing Agreement and will be governed by the servicing standard described herein, it may, especially if it is itself a Certificateholder, have interests when dealing with defaulted Mortgage Loans that are in conflict with those of holders of Offered Certificates. For instance, a Special Servicer that is a Certificateholder could seek to mitigate the potential for loss to its Class from a troubled Mortgage Loan by deferring enforcement in the hope of maximizing future proceeds. However, such action could result in less proceeds to the Trust Fund than would have been realized if earlier action had been taken. In connection with the servicing of the Specially Serviced Mortgage Loans, the Special Servicer may, at the direction of the Controlling Class Representative, take actions with respect to such Specially Serviced Mortgage Loans that could adversely affect the holders of some or all of the Classes of Offered Certificates. It is possible that the Controlling Class Representative may direct the Special Servicer to take actions which conflict with the interests of the holders of certain Classes of Offered Certificates.

THE MORTGAGE LOANS

      Risks of Lending on Income-Producing Properties. The Mortgaged Properties consist entirely of income-producing real estate. Lending on the security of income-producing real estate is generally viewed as exposing a lender to a greater risk of loss than lending on the security of single-family residences. Income property lending typically involves larger loans than single-family lending. In addition, and unlike loans made on the security of single family residences, repayment of loans made on the security of income-producing real property depends upon the ability of the related real estate project (i) to generate rental income sufficient to pay operating expenses and leasing commissions, to make necessary repairs, tenant improvements and capital improvements and to pay debt service and (ii) in the case of loans that do not fully amortize over their terms, to retain sufficient value to permit the borrower to pay off the loan at maturity by sale or refinancing. A number of factors, many beyond the control of the property owner, can affect the ability of an income-producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value. Among these factors are economic conditions generally and in the area of the project, the age, quality and design of the project and the degree to which it competes with other projects in the area, changes or continued weakness in specific industry segments, increases in operating costs, the willingness and ability of the owner to provide capable property management and maintenance and, in the case of Mortgaged Properties that are retail, industrial/warehouse or office properties, the degree to which the project's revenue is dependent upon a single tenant or user, a small group of tenants, tenants concentrated in a particular business or industry and the competition to any such tenants. If leases are not renewed or replaced, if tenants default and/or if rental rates fall and/or if operating expenses increase, the borrower's ability to repay the loan may be impaired and the resale value of the property, which is substantially dependent upon the property's ability to generate income, may decline. In addition, there are other factors, including changes in zoning or tax laws, the availability of credit for refinancing, and changes in interest rate levels that may adversely affect the value of a project (and thus the borrower's ability to sell or refinance) without necessarily affecting the ability to generate current income.

      In addition, particular types of income properties are exposed to particular risks. For instance, office properties may require their owners to expend significant amounts of cash to pay for general capital improvements, tenant improvements and costs of re-leasing space. Also, office properties that are not equipped to accommodate the needs of modern businesses may become functionally obsolete and thus non-competitive. Multifamily projects are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction, and a resultant oversupply of units, in a relatively short period of time. Since multifamily apartment units are typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations. The rent limitations imposed on Section 42 Properties may adversely affect the ability of the applicable borrowers to increase rents to maintain such Mortgaged Properties in proper condition during periods of rapid inflation or declining market value of such Mortgaged Properties. In addition, the income restrictions on tenants imposed by Section 42 of the Code may reduce the number of eligible tenants in such Mortgaged Properties and result in a reduction in occupancy rates applicable thereto. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Low Income Housing Tax Credits" herein. Shopping centers, in general, are affected by the health of the retail industry, which is currently undergoing a consolidation and is experiencing changes due to the growing market share of "off-price" retailing, and a particular shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor tenant, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers). See "Description of the Mortgage Pool--Additional Mortgage Loan Information--Certain Lease Matters" herein. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. The successful operation of a hospitality property with a franchise affiliation may depend in part upon the strength of the franchisor, the public perception of the franchise service mark and the continued existence of the franchise license agreement. The transferability of a franchise license agreement may be restricted, and a lender or other person that acquires title to a hotel property as a result of foreclosure may be unable to succeed to the borrower's rights under the franchise license agreement. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements. See "Risk Factors--Risks Associated with Certain Mortgage Loans and Mortgaged Properties" in the Prospectus.

      Mortgage Loans secured by liens on residential health care facilities pose risks not associated with loans secured by liens on other types of income-producing real estate. Providers of long-term nursing care, assisted living and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services and, to the extent dependent on patients whose fees are reimbursed by private insurers, to the reimbursement policies of such insurers. The failure of any of such borrower to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a Mortgaged Property (in which case no revenues would be received from such property or portion thereof requiring licensing) or, if applicable, bar it from participation in government reimbursement programs. Furthermore, in the event of foreclosure, there can be no assurance that the Trustee or any other purchaser at a foreclosure sale would be entitled to the rights under such licenses and such party may have to apply in its own right for such a license. There can be no assurance that a new license could be obtained or that the related Mortgage Property would be adaptable to other uses. To the extent any nursing home receives a significant portion of its revenues from government reimbursement programs, primarily Medicaid and Medicare, such revenue may be subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there are currently under consideration various proposals in the United States Congress that could materially change or curtail those payments. Accordingly, there can be no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If not, net operating income of the Mortgaged Properties that receive substantial revenues from those sources, and consequently the ability of the related borrowers to meet their Mortgage Loan obligations, could be adversely affected. Under applicable federal and state laws and regulations, including those that govern Medicare and Medicaid programs, only the provider who actually furnished the related medical goods and services may sue for or enforce its rights to reimbursement. Accordingly, in the event of foreclosure, none of the Trustee, the Master Servicer, the Special Servicer or a subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

      Various factors, including location, quality and franchise affiliation (or lack thereof), affect the economic viability of a hotel. Adverse economic conditions, either local, regional or national, may limit the amount that may be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels or motels can have similar effects. Because hotel rooms generally are rented for short periods of time, hotel properties tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. In addition, the transferability of franchise license agreements may be restricted and, in the event of foreclosure, there can be no assurance that the hotel would have the right to continue to use the franchise license. Furthermore, the ability of a hotel to attract customers, and some of such hotel's revenues, may depend in large part on its having a liquor license. Such a license may not be transferable (for example, in connection with a foreclosure).

      Nonrecourse Mortgage Loans. The Mortgage Loans are not insured or guaranteed by any governmental entity or private mortgage insurer. The Depositor has not undertaken any evaluation of the significance of the recourse provisions of Mortgage Loans that may permit recourse against the related borrower or another person in the event of a default. Accordingly, investors should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the related Mortgaged Property.

      Environmental Law Considerations. Contamination of real property may give rise to a lien on that property to assure payment of the cost of clean-up or, in certain circumstances, may result in liability to the lender for that cost. Such contamination may also reduce the value of a property. A "Phase I" environmental site assessment was performed at each of the Mortgaged Properties. See "Description of the Mortgage Pool--Assessments of Property Condition--Environmental and Engineering Assessments" herein.

      The Pooling and Servicing Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to taking possession of the property through foreclosure or otherwise or assuming control of its operation. Such requirement effectively precludes enforcement of the security for the related Mortgage Note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the Trust Fund will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust Fund from potential liability for a materially adverse environmental condition at any Mortgaged Property. See "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans", "Risk Factors--Environmental Risks" and "Certain Legal Aspects of Mortgage Loans and Leases--Environmental Considerations" in the Prospectus.

      Balloon Payments. Two hundred fifty-four (254) of the Mortgage Loans, or 89.06%, do not fully amortize over their terms to maturity. Loans with Balloon Payments involve a greater risk to a lender than fully-amortizing loans because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to fully refinance the loan or to sell the related mortgaged property at a price sufficient to permit the borrower to make the Balloon Payment. Moreover, and whether or not losses are ultimately sustained, any delay in the collection of a Balloon Payment that would otherwise be distributable in respect of a Class of Offered Certificates will likely extend the weighted average life of such Class. The ability of a borrower to effect a refinancing or sale will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the Mortgaged Property, the financial condition and operating history of the borrower and the Mortgaged Property, tax laws, prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally. See "Risk Factors--Balloon Payments; Borrower Default" in the Prospectus.

      In order to maximize recoveries on defaulted Mortgage Loans, the Pooling and Servicing Agreement permits the Special Servicer to extend and modify Mortgage Loans that are in material default or as to which a payment default (including the failure to make a Balloon Payment) is imminent; subject, however, to the limitations described under "Servicing of the Mortgage Loans--Modifications, Waivers and Amendments" herein. There can be no assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a Balloon Payment that would otherwise be distributable in respect of a Class of Offered Certificates, whether such delay is due to borrower default or to modification of the related Mortgage Loan, will likely extend the weighted average life of such Class of Offered Certificates. See "Yield and Maturity Considerations" herein and in the Prospectus.

      Risk of Subordinated Debt. The Mortgaged Properties securing eight Mortgage Loans, or 2.68%, are encumbered by subordinated debt. The existence of subordinated debt encumbering any Mortgaged Property may increase the difficulty of refinancing the related Mortgage Loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt has filed for bankruptcy or been placed in involuntary receivership, foreclosing on the Mortgaged Property could be delayed. See "Certain Legal Aspects of Mortgage Loans and Leases--Subordinate Financing" and "-- Due-on-Sale and Due-on-Encumbrance" in the Prospectus.

                        DESCRIPTION OF THE MORTGAGE POOL

 GENERAL

      The Mortgage Pool is expected to consist of 284 conventional, fixed rate Mortgage Loans with an Initial Pool Balance of $1,317,603,420, which will equal the aggregate Cut-off Date Balance of such Mortgage Loans. The Cut-off Date Balances of the Mortgage Loans will range from $396,865 to $33,388,969 and the Mortgage Loans will have an average Cut-off Date Balance of $4,639,449. All percentages of the Mortgage Loans, or of any specified group of Mortgage Loans, referred to herein without further description are approximate percentages by aggregate Cut-off Date Balance. References to percentages of Mortgaged Properties referred to herein without further description are references to the percentages of the Initial Pool Balance represented by the aggregate Cut-off Date Balance of the related Mortgage Loans. For purposes of calculations herein, as shown on Annex A hereto, each of the Mortgage Loans is deemed to be secured by one Mortgaged Property, whether or not such Mortgaged Property is comprised of more than one parcel. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis.

      Each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that creates a first mortgage lien on a fee simple estate (or with respect to 10 Mortgage Loans, or 3.15%, on the borrower's leasehold estate) in an income-producing real property (each, a "Mortgaged Property").

      Set forth below are the number of Mortgage Loans, and the approximate percentage of the Initial Pool Balance represented by such Mortgage Loans, that are secured by Mortgaged Properties operated for each indicated purpose:

                                                              PERCENTAGE OF
                                                 NUMBER OF     INITIAL POOL
         PROPERTY TYPE                        MORTGAGE LOANS     BALANCE
         -------------                        --------------     -------
 Multifamily ...............................      123(1)          39.9%
 Retail ....................................       95(2)          39.3%
 Hospitality ...............................       28(3)           9.8%
 Office ....................................       14(4)           5.3%
 Industrial/Warehouse ......................       11              2.4%
 Self-Storage ..............................        6              1.2%
 Health Care ...............................        4(5)           1.1%
 Mobile Home Park ..........................        3              1.0%

(1) Including 11 Mortgage Loans, or 1.92%, secured by properties which are eligible to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986 (the "Code" and such properties, the "Section 42 Properties").

(2) Including 69 Mortgage Loans, or 32.65%, secured by anchored retail properties and 26 Mortgage Loans, or 6.68%, secured by unanchored retail properties.

(3) All but one of such Mortgage Loans are secured by properties which are affiliated with recognized hotel/motel franchisors.

(4) Including one Mortgage Loan, or 1.04%, secured by 11 separate properties, eight of which are office properties, two of which are unanchored retail properties and one of which is an industrial property.

(5) Including one Mortgage Loan, or 0.19%, secured by an assisted living facility; two Mortgage Loans, or 0.86%, secured by congregate care facilities; and one Mortgage Loan, or 0.08%, secured by a skilled nursing care facility.

      The Mortgaged Properties are located throughout 40 states. Set forth below are the number of Mortgage Loans, and the approximate percentage of the Initial Pool Balance represented by such Mortgage Loans, that are secured by Mortgaged Properties located in the states with concentrations of Mortgage Loans above 5.0%:

                                                                   PERCENTAGE OF
                                                        NUMBER OF  INITIAL POOL
  STATE                                              MORTGAGE LOANS   BALANCE
  -----                                              --------------   -------
 Texas                                                     53(1)         13.8%
 Florida                                                   31            12.2%
 California                                                14             7.9%
 Pennsylvania                                               9             6.8%
 Maryland                                                  10             6.4%
 Arizona                                                   17             5.5%
 Georgia                                                   20             5.3%

(1) Including one Mortgage Loan, or 1.04%, secured by 11 separate properties, nine of which are located in Texas and one each inVirginia and North Carolina.

      No Mortgage Loan or group of Mortgage Loans to one borrower or group of related borrowers exceed 4.40% of the Initial Pool Balance. See "--Additional Mortgage Loan Information."

 MORTGAGE LOAN HISTORY

      One hundred fifty-six (156) of the Mortgage Loans, or 60.44% (the "Lehman Loans"), will be acquired by the Depositor from the Lehman Seller, which either originated each such Mortgage Loans or acquired it concurrently with origination from one of the participants in its commercial and multifamily mortgage loan conduit program. One hundred twenty-eight (128) of the Mortgage Loans, or 39.56% (the "FUNB Loans"), were acquired by the Depositor from FUNB, which either originated each such Mortgage Loan or acquired it concurrently with or shortly after origination. All of the Mortgage Loans were originated since August 1996, except two of the Mortgage Loans, or 1.04%.

      None of the Mortgage Loans will be 30 days or more delinquent as of the Cut-off Date, and no Mortgage Loan will have been more than 30 days delinquent during the 12 months preceding the Cut-off Date.

 CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

      Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at Mortgage Rates that will remain fixed for their remaining terms, except after the expected repayment date with respect to four of the Mortgage Loans. See "--Amortization" herein. Two hundred forty-nine (249) of the Mortgage Loans, or 85.10%, accrue interest on the basis (a "30/360 basis") of a 360-day year consisting of twelve 30-day months, and 35 of the Mortgage Loans, or 14.90%, accrue interest on the basis (an "actual/360 basis") of the actual number of days elapsed over a 360 day year.

      Due Dates. All but one of the Mortgage Loans have Due Dates (that is, the dates upon which the related Monthly Payments first become due) that occur on the first day of each month. For purposes of calculating the Cut-off Date Balance, the May 1997 Due Date of the remaining Mortgage Loan is deemed to be on the Cut-off Date.

      Amortization. Two hundred fifty-four (254) of the Mortgage Loans, or 89.06%, provide for Monthly Payments based on amortization schedules significantly longer than their respective terms to maturity. Four of the Mortgage Loans, or 1.91%, provide that if the unamortized principal amount thereof is not repaid on the expected repayment date set forth in the related Mortgage Note, the Mortgage Loan will accrue additional interest at the rate set forth therein and the borrower will be required to apply excess monthly cash flow generated by the Mortgaged Property (as determined in the related Mortgage) to the repayment of principal outstanding on the Mortgage Loan. With respect to such Mortgage Loans, no Prepayment Premiums or Yield Maintenance Charges will be due in connection with any principal prepayment after the expected repayment date. Twenty-six (26) of the Mortgage Loans, or 9.03%, are self-amortizing. See "Risk Factors--Balloon Payments" herein.

      Prepayment Provisions. As of the Cut-off Date, all of the Mortgage Loans restrict or prohibit voluntary principal prepayment. In general, the Mortgage Loans either (i) prohibit voluntary prepayments of principal for a period (a "Lockout Period") ending on a date specified in the related Mortgage Note and thereafter, in general, require that prepayments made for most of their respective terms to maturity be accompanied by a Prepayment Premium and/or Yield Maintenance Charge in excess of the amount prepaid (242 Mortgage Loans, or 86.30%); (ii) prohibit voluntary payments of principal for a Lockout Period and thereafter permit voluntary principal prepayments in whole without material restrictions (11 Mortgage Loans, or 3.36%) or (iii) permit voluntary principal payments provided that the prepayment is accompanied, initially, by a Yield Maintenance Charge or a Prepayment Premium for most of their respective terms to maturity (31 Mortgage Loans, or 10.34%). With respect to 266 of the Mortgage Loans which impose Yield Maintenance Charges, 232 of such Mortgage Loans, or 90.02% of such Mortgage Loans, provide for the calculation of the Yield Maintenance Charge using a discount rate equal to the applicable Treasury Rate (as set forth in the related Mortgage Note), two of such Mortgage Loans, or 1.39% of such Mortgage Loans, provide for the calculation of the Yield Maintenance Charge using a discount rate equal to the applicable Treasury Rate plus 1.00%, 31 of such Mortgage Loans, or 8.01% of such Mortgage Loans, provide for the calculation of the Yield Maintenance Charge using a discount rate equal to the applicable Treasury Rate plus 0.50%, and one of such Mortgage Loans, or 0.58% of such Mortgage Loans, provides for the calculation of the Yield Maintenance Charge using a discount rate equal to the applicable Treasury Rate plus 0.35%. See "--Additional Mortgage Loan Information" herein. Prepayment Premiums and Yield Maintenance Charges, if and to the extent collected, will be distributed to the holders of the Offered Certificates as described herein under "Description of the Certificates--Distributions--Allocation of Prepayment Premiums and Yield Maintenance Charges." The Depositor makes no representation as to the enforceability of the provisions of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectability of any Prepayment Premium or Yield Maintenance Charge.

      Sixty-one (61) of the Mortgage Loans, or 24.67%, provide that the holder of the Mortgage, following notice from the borrower that the borrower intends to prepay the Mortgage Loan as permitted by the related Mortgage Note, may require the borrower, in lieu of prepayment, to pledge to such holder "Defeasance Collateral" and thereupon obtain a release of the Mortgaged Property from the lien of the related Mortgage. In general, "Defeasance Collateral" is required to consist of direct, non-callable United States Treasury obligations that provide for payments prior, but as close as possible, to all successive Due Dates and the scheduled maturity date, with each such payment being equal to or greater than (with any excess to be returned to the borrower) the Monthly Payment and, in the case of the scheduled maturity date, the Balloon Payment, due on such date. The Pooling and Servicing Agreement will require the Master Servicer or the Special Servicer to require each such borrower that proposes to prepay its Mortgage Loan to pledge instead Defeasance Collateral, but in each case subject to certain conditions, including (i) that the defeasance would not have an adverse effect on the REMIC status of any of REMIC I, REMIC II or REMIC III (accordingly, no defeasance would be required prior to the second anniversary of the Closing Date) and (ii) receipt of confirmation from each Rating Agency that acceptance of a pledge of the Defeasance Collateral in lieu of a full prepayment will not result in a downgrade, withdrawal or qualification of the rating then assigned by it to any Class of Certificates. Seven of the Mortgage Loans, or 3.47%, permit the borrower at the borrower's option to pledge Defeasance Collateral and obtain a release of the Mortgaged Property from the lien of the related Mortgage.

      Neither the Master Servicer nor the Special Servicer will be permitted to waive or modify the terms of any Mortgage Loan prohibiting voluntary prepayments during a Lockout Period or requiring the payment of a Prepayment Premium or Yield Maintenance Charge except under the circumstances described in "Servicing of the Mortgage Loans--Modifications, Waivers and Amendments" herein.

      Secondary Financing. The Mortgaged Properties securing eight Mortgage Loans, or 2.68%, are encumbered by subordinated debt. With limited exception, all of the Mortgage Loans either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt or require the lender's consent prior to so encumbering such property. See "--Due-on-Sale and Due-on-Encumbrance Provisions" below. Other than as indicated above, the Depositor is unable to confirm if any other subordinate financing currently encumbers any Mortgaged Property.

      Nonrecourse Obligations. The Mortgage Loans are generally nonrecourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower's obligations. In addition, in those cases where recourse to a borrower or guarantor is purportedly permitted, the Depositor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should thus consider all of the Mortgage Loans to be nonrecourse.

      "Due-on-Sale" and "Due-on-Encumbrance" Provisions. All of the Mortgages contain "due-on-sale" and "due-on-encumbrance" clauses that, in general, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the holder of the Mortgage. However, 11 Mortgage Loans, or 4.4%, all secured by multifamily Mortgaged Properties, permit a transfer of the related Mortgaged Property to a person that satisfies certain criteria (including criteria related to bankruptcy remoteness and apartment management experience) specified in the related Mortgage; one hundred fifity-two (152) Mortgage Loans, or 49.8%, permit a one-time transfer of the Mortgaged Property, subject to payment of an assumption fee and certain other conditions; and two Mortgage Loans, or 0.06%, permit two separate transfers of the related Mortgaged Property, subject to payment of an assumption fee and certain other conditions. As provided in the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, on behalf of the Trust Fund, will determine, in a manner consistent with the servicing standard described herein under "Servicing of the Mortgage Loans--General," whether to exercise any right the holder of any Mortgage may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property.

      Cross-Default and Cross-Collateralization of Certain Mortgage Loans. Eighteen (18) of the Mortgage Loans, or 4.12%, are cross-collateralized and cross-defaulted with one or more Mortgage Loans in the Mortgage Pool. Of such Mortgage Loans, six Mortgage Loans, or 1.65% (control numbers 52, 105, 130, 175, 195, 208) are cross-collateralized and cross-defaulted with each other; four Mortgage Loans, or 1.32% (control numbers 64, 90, 99, 220) are cross-collateralized and cross-defaulted with each other; two Mortgage Loans, or 0.53% (control numbers 58, 266) are cross-collateralized and cross-defaulted with each other; three Mortgage Loans, or 0.41% (control numbers 183, 234, 237) are cross-collateralized and cross-defaulted with each other; and three Mortgage Loans, or 0.21% (control numbers 256, 264, 272) are cross-collateralized and cross-defaulted with each other. No Mortgage

Loans are cross-collateralized or cross-defaulted with any loans which are not included in the Mortgage Pool. The Master Servicer or the Special Servicer, as the case may be, will determine whether to enforce the cross-default and cross-collateralization rights upon a mortgage loan default with respect to any of these Mortgage Loans. The Certificateholders will not have any right to participate in or control any such determination. No other Mortgage Loans are subject to cross-collateralization or cross-default provisions.

      Low Income Housing Tax Credits. Eleven (11) of the Mortgaged Properties, or 1.92%, are eligible to receive low-income housing tax credits ("Tax Credits") pursuant to Section 42 of the Code ("Section 42 Properties"). Section 42 of the Code provides a Tax Credit for owners of residential rental property meeting the definition of low-income housing who have received a tax credit allocation from the state or local allocating agency.

      At the time the project is "placed in service" (that is, when the first unit is available for occupancy), the property owner must make an irrevocable election of one of two set-aside rules, either (i) at least 20% of the units must be rented to tenants with incomes of 50% or less of the median income (as defined below), or (ii) at least 40% of the units must be rented to tenants with incomes of 60% or less of the median income. The aggregate amount of Tax Credits the owner is entitled to is based upon the percentage of total units made available to qualified tenants. Median income is determined by the U.S. Department of Housing and Urban Development ("HUD") for each metropolitan area or county in the United States and is adjusted annually.

      The Tax Credit provisions require that gross rent for each low-income unit not exceed 30% of the annual HUD median income, adjusted for the household size expected to occupy the particular unit. The gross rent charged for a unit must take into account an allowance for utilities. If utilities are paid by the tenant, then the maximum allowable Tax Credit rent is reduced according to utility allowances, as provided in regulations of the Internal Revenue Service.

      Under the Tax Credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a 15-year compliance period, which provide for an annual adjustment of rent according to published area median income statistics. In addition, agreements governing the property may require an "extended use period" which has the effect of extending the income and rental restrictions for an additional period (typically 15 years).

      In the event a Tax Credit project does not maintain compliance with the Tax Credit restrictions on tenant income or rental rates, the owners of the Tax Credit project may lose the Tax Credits related to the period of the noncompliance and face the partial recapture of previously taken Tax Credits. The loss of Tax Credits, and the possibility of recapture of Tax Credits already taken, may provide significant incentive for project owners to keep the Tax Credit project in compliance and to fund property operating deficits.

ASSESSMENTS OF PROPERTY CONDITION

      Property Inspections. All of the Mortgaged Properties were inspected in connection with the origination or acquisition of the related Mortgage Loans to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interests of the holders of the Offered Certificates and for which adequate reserves have not been established.

      Appraisals. All of the Mortgaged Properties were appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute. The purpose of each appraisal was to provide an opinion of the fair market value of the related Mortgaged Property. There can be no assurance that another appraiser would have arrived at the same opinion of value.

      Environmental Assessments. A "Phase I" environmental site assessment was performed with respect to all the Mortgaged Properties in connection with the origination of the related Mortgage Loans. In certain cases, additional environmental testing, as recommended by such "Phase I" assessment, was performed. In each case where environmental assessments recommended further action, the originator determined that the necessary remediation was being undertaken in a satisfactory manner or that such remediation would be adequately addressed post-closing. In some instances, the originator required that reserves be established to cover the estimated cost of such remediation.

      Engineering Assessments. In connection with the origination of 274 of the Mortgage Loans, or 97.95%, a licensed engineer inspected the related Mortgaged Property to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. No engineering inspections were made with respect to the remaining 10 Mortgage Loans, or 2.05%, which were determined by the related Mortgage Loan Seller to be either "new construction" or a "substantially rehabilitated property" pursuant to its underwriting guidelines. The resulting reports indicated certain deferred maintenance items and/or recommended capital improvements with respect to certain of such Mortgaged Properties. Generally, with respect to such Mortgaged Properties, the related borrowers were required to deposit with the lender an amount equal to at least 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion.

      Earthquake Analyses. An architectural and engineering consultant performed an analysis on the 14 Mortgaged Properties located in the State of California in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the maximum probable loss for the property in an earthquake scenario. The resulting reports, which were prepared not earlier than July 1996, concluded that in the event of an earthquake, two of the Mortgaged Properties are likely to suffer a maximum probable loss in excess of 25% of the amount of the estimated replacement cost of the improvements. Each of those two Mortgaged Properties has been covered by earthquake insurance in an amount at least equal to the Stated Principal Balance of the related Mortgage Loan since origination. One such Mortgage Loan is required to be covered by such insurance through maturity and the completion of certain seismic retrofitting recommended in the report to reduce the maximum probable loss to less than 25% of such estimated replacement cost.

ADDITIONAL MORTGAGE LOAN INFORMATION

      The Mortgage Pool. For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an individual basis, see Annex A hereto. Certain additional information regarding the Mortgage Loans is contained herein under "--Assignment of the Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases," and in the Prospectus under "Description of the Trust Funds" and "Certain Legal Aspects of Mortgage Loans."

      Each of the following tables sets forth certain characteristics of the Mortgage Pool presented, where applicable, as of the Cut-off Date. For purposes of the tables and Annex A:

      (i) References to "DSC Ratio" are references to debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions and replacement reserves during the term of the Mortgage Loan) to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The DSC Ratio for any Mortgage Loan is the ratio of "Net Cash Flow" produced by the related Mortgaged Property to the annualized amount of debt service that will be payable under that Mortgage Loan commencing after the origination date. The Net Cash Flow for a Mortgaged Property is the "net cash flow" of such Mortgaged Property as set forth in, or determined by the applicable Mortgage Loan Seller on the basis of, Mortgaged Property operating statements, generally unaudited, and certified rent rolls (as applicable) supplied by the related borrower in the case of multifamily, mixed use, retail, mobile home park, industrial, self storage and office properties (each a "Rental Property"). In general, the applicable Mortgage Loan Seller relied on full year operating statements, rolling 12-month operating statements and/or applicable year-to-date financial statements, if available, and on rent rolls for all Rental Properties that were current as of a date not earlier than six months prior to the respective date of origination in determining Net Cash Flow for the Mortgaged Properties. References to "Cut-off Date DSC Ratio" are references to the DSC Ratio as of the Cut-off Date.

      In general, "net cash flow" is the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves. Net cash flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements.

      In determining the "revenue" component of Net Cash Flow for each Rental Property, the applicable Mortgage Loan Seller generally relied on the most recent rent roll (as applicable) supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5%, assumed a 5% vacancy in determining revenue from rents, except that in the case of certain anchored shopping centers and certain single tenant properties, space occupied by such anchor or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective Mortgage Loan Seller's underwriting standards. In determining rental revenue for multifamily, self storage and mobile home park properties, the applicable Mortgage Loan Seller either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one to twelve month periods. For the other Rental Properties, the applicable Mortgage Loan Seller generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon. In the case of hospitality properties, gross receipts were determined on the basis of historical operating levels shown on the borrower-supplied operating statements, but in no case in excess of rolling 12-month operating statements. In the case of residential health care facilities, receipts were based on historical occupancy levels, historical operating revenues and the then current occupancy rates.
     Private occupancy rates were within the then current market ranges and vacancy levels were a minimum of 5%. In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities.

      In determining the "expense" component of Net Cash Flow for each Mortgaged Property, the Mortgage Loan Seller generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 4% to 5% of effective gross revenue (except with respect to hospitality properties, where a minimum of 4% of gross receipts was assumed, and single tenant properties, where fees as low as 2.0% of effective gross receipts were assumed), (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves equal to (1) in the case of retail, office and industrial properties, not less than $0.08 and not more than $0.36 per square foot net rentable commercial area, (2) in the case of multifamily properties, not less than $150 or more than $398 per residential unit per year, depending on the condition of the property, (3) in the case of hospitality properties, generally between 3% and 6% of the gross revenues received by the property owner on an ongoing basis, (4) in the case of residential healthcare facilities, $200 to $300 per bed per year, (5) in the case of the mobile home parks, not less than $30 or more than $40 per pad per year and (6) in the case of self storage facilities, not less than $7.00 or more than $28 per unit per year. In addition, in some instances, the applicable Mortgage Loan Seller recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net cash flow") where such Mortgage Loan Seller determined appropriate.

      THE BORROWERS' FINANCIAL INFORMATION USED TO DETERMINE NET CASH FLOW WAS IN MOST CASES UNAUDITED, AND NEITHER THE MORTGAGE LOAN SELLERS NOR THE DEPOSITOR VERIFIED THEIR ACCURACY.

      (ii) References to "Cut-off Date LTV Ratio" are references to the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the related Mortgage Loan Seller.

      (iii) References to "Maturity Date LTV Ratio" are references to the ratio, expressed as a percentage, of the expected balance of a Balloon Loan on its scheduled maturity date (prior to the payment of any Balloon Payment) to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the related Mortgage Loan Seller prior to the Cut-off Date.

      (iv) References to "Loan per Sq Ft, Unit, Bed, Pad or Room" are, for each Mortgage Loan secured by a lien on a multifamily property (including a mobile home park), hospitality property or healthcare facility, respectively, references to the Cut-off Date Balance of such Mortgage Loan divided by the number of dwelling units, pads, guest rooms or beds, respectively that Mortgaged Property comprises, and, for each Mortgage Loan secured by a lien on a retail, industrial/warehouse, self storage or office property, references to the Cut-off Date Balance of such Mortgage Loan divided by the net rentable square foot area of the related Mortgaged Property.

      (v) References to "Year Built" are references to the year that a Mortgaged Property was originally constructed or substantially rehabilitated with respect to certain Section 42 properties. With respect to any Mortgaged Property which was constructed in phases, the "Year Built" refers to the year that the first phase was originally constructed.

      (vi) References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the related Mortgage Loans.

      (vii) References to "Initial Deposit to Capital Imp. Reserve" represent reserves escrowed at closing for needed repairs, replacements and corrections of engineering and environmental issues as outlined in the engineering and environmental reports. Such amounts typically represent 125% of the costs of the work outlined in such reports and not completed by closing. With respect to amounts considered minimal and a part of ongoing maintenance, a reserve was not established.

      (viii) References to "Underwriting Reserves" represent amounts underwritten on an annual basis to cover capital costs, as used by the applicable Mortgage Loan Seller in determining net cash flow.

      (ix) References to "Administrative Cost Rate" represent the sum of the Master Servicing Fee Rate, Additional Servicing Fee Rate and Trustee Fee Rate with respect to each Mortgage Loan.

      (x) References to "Remaining Term to Maturity" represent with respect to each Mortgage Loan, the number of months remaining from the Cut-off Date to the stated maturity date of such Mortgage Loan.

      (xi) References to "Remaining Amortization Term" represent, with respect to each Mortgage Loan, the number of months remaining from the Cut-off Date to the month in which such Mortgage Loan would fully amortize in accordance with such loan's amortization schedule without regard to any Balloon Payment, if any, due on such Mortgage Loan.

      (xii) References to "TI/LC" represent with respect to each Mortgage Loan, the amount of reserves set aside in respect of tenant improvements and/or leasing commissions for such Mortgage Loan.

      (xiii) References to "L" represent with respect to each Mortgage Loan the period during which prepayments of principal are prohibited. The number indicated in the parentheses indicates the duration in years of such period. References to " % ( )" represent the percentage of Prepayment Premium percentages and the duration such Prepayment Premium is assessed. References to "O ( )" represent the period for which no such Prepayment Premium or Yield Maintenance Charge is assessed. References to "YM 1% ( )" represent the period for which the Prepayment Premium for such Mortgage Loan is equal to the greater of the Yield Maintenance Charge for such Mortgage Loan and 1% of such Mortgage Loan's Stated Principal Balance. References to "YM ( )" represent the period for which the Yield Maintenance Charge is assessed.

 The sum in any column of any of the following tables may not equal the indicated total due to rounding.

                             MORTGAGE LOANS BY STATE
                              (ALL MORTGAGE LOANS)

                                  AGGREGATE   % BY AGGREGATE     AVERAGE      HIGHEST      WTD AVG.       WTD AVG.      RANGE OF
                      NUMBER    CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE CUT-OFF DATE  CUT-OFF DATE   CUT-OFF DATE  CUT-OFF DATE
 STATE               OF LOANS      BALANCE        BALANCE        BALANCE      BALANCE      LTV RATIO      DSC RATIO    DSC RATIOS
 -----               --------      -------        -------        -------      -------      ---------      ---------    ----------
 AL ................      8    $  37,604,951         2.9%     $4,700,619    $19,925,320        71.6%          1.35x       1.31-1.54x
 AR ................      1        3,181,915         0.2       3,181,915      3,181,915        65.6           1.30        1.30
 AZ ................     17       72,179,032         5.5       4,245,825      7,695,529        71.9           1.31        1.25-1.40
 CA ................     14      103,447,597         7.9       7,389,114     33,388,968        68.8           1.33        1.20-1.64
 CO ................      8       42,123,528         3.2       5,265,441     11,192,561        70.7           1.35        1.29-1.57
 CT ................      3       10,698,853         0.8       3,566,284      5,793,034        72.8           1.34        1.28-1.45
 DE ................      1        3,619,743         0.3       3,619,743      3,619,743        58.8           1.51        1.51
 FL ................     31      160,102,774        12.2       5,164,606     13,408,170        70.9           1.38        1.23-1.71
 GA ................     20       69,449,733         5.3       3,472,487     21,089,946        67.2           1.38        1.26-1.80
 IL ................      7       49,717,920         3.8       7,102,560     14,475,611        64.4           1.36        1.22-1.52
 IN ................      4       26,408,695         2.0       6,602,174     22,221,526        75.8           1.29        1.28-1.43
 KS ................      1        2,971,556         0.2       2,971,556      2,971,556        73.4           1.30        1.30
 KY ................      2       10,745,990         0.8       5,372,995      5,599,028        67.9           1.34        1.26-1.42
 LA ................      2        9,786,908         0.7       4,893,454      6,507,178        59.9           1.39        1.25-1.66
 MA ................     10       47,515,539         3.6       4,751,554     13,292,284        60.2           1.36        1.28-1.56
 MD ................     10       84,929,069         6.4       8,492,907     28,715,037        69.1           1.32        1.25-1.83
 ME ................      1        4,593,995         0.3       4,593,995      4,593,995        62.9           1.26        1.26
 MI ................      3       10,740,541         0.8       3,580,180      6,382,341        71.2           1.30        1.25-1.39
 MN ................      3        6,265,311         0.5       2,088,437      3,043,799        74.1           1.23        1.15-1.26
 MO ................      4       17,456,981         1.3       4,364,245      8,239,782        71.2           1.33        1.31-1.41
 MS ................      1        4,873,429         0.4       4,873,429      4,873,429        79.9           1.30        1.30
 MT ................      1        7,695,326         0.6       7,695,326      7,695,326        71.3           1.34        1.34
 NC ................     10       40,791,867         3.1       4,079,187      7,829,444        72.9           1.30        1.21-1.61
 NE ................      1        6,632,828         0.5       6,632,828      6,632,828        73.7           1.29        1.29
 NH ................      2        5,882,990         0.4       2,941,495      4,986,385        65.8           1.36        1.35-1.44
 NJ ................      6       52,404,199         4.0       8,734,033     29,981,525        71.3           1.31        1.25-1.56
 NM ................      1        5,617,106         0.4       5,617,106      5,617,106        60.1           1.41        1.41
 NV ................      1        2,888,770         0.2       2,888,770      2,888,770        68.8           1.56        1.56
 NY ................     13       22,029,051         1.7       1,694,542      3,993,660        65.4           1.39        1.26-1.64
 OH ................      5        5,847,018         0.4       1,169,404      2,275,271        61.8           1.53        1.29-1.62
 OK ................      3        9,440,008         0.7       3,146,669      6,096,696        68.9           1.36        1.28-1.55
 PA ................      9       89,694,755         6.8       9,966,084     23,982,082        71.4           1.32        1.27-1.69
 SC ................      4       22,359,409         1.7       5,589,852      6,754,418        72.5           1.26        1.20-1.43
 TN ................      7       26,524,453         2.0       3,789,208      9,468,979        75.1           1.31        1.25-1.41
 TX ................     53      182,158,568        13.8       3,436,954     13,717,943        72.0           1.34        1.20-1.86
 UT ................      4        8,313,064         0.6       2,078,266      3,143,563        79.4           1.18        1.15-1.37
 VA ................      9       40,187,157         3.1       4,465,240      9,438,855        66.3           1.41        1.20-1.73
 WA ................      1        6,077,531         0.5       6,077,531      6,077,531        64.7           1.31        1.31
 WI ................      2        3,325,251         0.3       1,662,626      1,710,351        73.8           1.18        1.16-1.20
 WY ................      1        1,320,010         0.1       1,320,010      1,320,010        65.3           1.40        1.40
                          -        ---------         ---       ---------      ---------        ----           ----        ----
 Total/Wtd Avg/Min/Max: 284   $1,317,603,420        100.0%    $4,639,449    $33,388,968        69.9%          1.34x       1.15-1.86x
                        ===   ==============        =====     ==========    ===========        ====           ====        ==== ====






                          WTD AVG.      WTD AVG.
                          OCCUPANCY     MORTGAGE
 STATE                      RATE          RATE
 -----                      ----          ----
 AL ................        92.3%         8.88%
 AR ................        96.1          8.78
 AZ ................        96.1          8.85
 CA ................        89.2          8.71
 CO ................        97.5          8.69
 CT ................        98.3          8.82
 DE ................         N/A          9.25
 FL ................        94.5          8.69
 GA ................        95.4          8.83
 IL ................        96.3          8.78
 IN ................        96.2          8.31
 KS ................        95.3          8.74
 KY ................        96.0          9.15
 LA ................       100.0          9.07
 MA ................        95.8          8.94
 MD ................        94.2          8.51
 ME ................        79.2         10.50
 MI ................       100.0          9.05
 MN ................        96.2          8.76
 MO ................        97.2          8.57
 MS ................        95.2          8.00
 MT ................        93.0          8.49
 NC ................        94.3          8.45
 NE ................        96.9          8.24
 NH ................       100.0          8.91
 NJ ................        97.3          8.74
 NM ................        65.4          9.56
 NV ................        98.1          8.57
 NY ................        96.4          8.81
 OH ................        92.3          9.38
 OK ................        95.0          9.19
 PA ................        97.5          8.64
 SC ................        89.4          8.39
 TN ................        94.4          8.59
 TX ................        94.5          8.65
 UT ................        94.8          8.63
 VA ................        91.6          8.84
 WA ................        94.7          8.88
 WI ................        99.1          9.46
 WY ................       100.0          8.74
 Total/Wtd Avg/Min/Max:     94.5%         8.72%


                         MORTGAGE LOANS BY PROPERTY TYPE
                              (ALL MORTGAGE LOANS)

                                       AGGREGATE      % BY AGG        AVERAGE       HIGHEST      WTD AVG.       WTD AVG.
                          NUMBER      CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE  CUT-OFF DATE  CUT-OFF DATE   CUT-OFF DATE
PROPERTY TYPE            OF LOANS        BALANCE        BALANCE        BALANCE       BALANCE      LTV RATIO      DSC RATIO
-------------            --------        -------        -------        -------       -------      ---------      ---------
Residential Health Care       4    $   14,817,863         1.1%     $3,704,466    $ 7,695,326        71.0%          1.36x
Hospitality ............     28       128,895,197         9.8       4,603,400     14,475,611        61.4           1.49
Industrial/Warehouse ...     11        31,192,560         2.4       2,835,687      5,983,662        63.3           1.33
Multifamily ............    123       526,087,118        39.9       4,277,131     29,981,525        74.7           1.30
Mobile Home Park .......      3        13,171,111         1.0       4,390,370      5,393,201        67.8           1.28
Office .................     14        70,049,532         5.3       5,003,538     13,717,943        63.3           1.42
Retail .................     95       518,132,860        39.3       5,454,030     33,388,968        68.6           1.33
Self Storage ...........      6        15,257,179         1.2       2,542,863      5,617,106        63.4           1.38
Total/Wtd Avg/Min/Max:      284    $1,317,603,420       100.0%     $4,639,449    $33,388,968        69.9%          1.34x


                           RANGE OF       WTD AVG.       WTD AVG.
                         CUT-OFF DATE     OCCUPANCY      MORTGAGE
PROPERTY TYPE             DSC RATIOS        RATE           RATE
-------------             ----------        ----           ----
Residential Health Care   1.34-1.51x     95.0%            8.66%
Hospitality ............  1.32-1.86       N/A             9.37
Industrial/Warehouse ...  1.23-1.55      99.9             8.99
Multifamily ............  1.15-1.64      94.8             8.44
Mobile Home Park .......  1.26-1.29      90.3             9.09
Office .................  1.29-1.63      87.4             9.02
Retail .................  1.25-1.83      95.4             8.75
Self Storage ...........  1.26-1.54      80.8             9.34
Total/Wtd Avg/Min/Max:    1.15-1.86x     94.5%            8.72%



                             CUT-OFF DATE DSC RATIOS
                              (ALL MORTGAGE LOANS)

  RANGE OF                            AGGREGATE      % BY AGG       AVERAGE        HIGHEST      WTD AVG.       WTD AVG.
 CUT-OFF DATE           NUMBER      CUT-OFF DATE   CUT-OFF DATE  CUT-OFF DATE   CUT-OFF DATE  CUT-OFF DATE   CUT-OFF DATE
DSC RATIOS (X)         OF LOANS        BALANCE        BALANCE       BALANCE        BALANCE      LTV RATIO      DSC RATIO
--------------         --------        -------        -------       -------        -------      ---------      ---------
1.15-1.19 ...........        5(1)  $   10,225,162         0.8%     $2,045,032    $ 3,143,563        77.8%          1.17x
1.20-1.49 ...........      239      1,167,628,324        88.6       4,885,474     33,388,968        71.2           1.31
1.50-1.79 ...........       37        132,492,968        10.1       3,580,891     12,962,049        59.4           1.59
1.80-2.09 ...........        3          7,256,965         0.6       2,418,988      3,154,147        49.0           1.83
Total/Wtd Avg/Min/Max:     284     $1,317,603,420       100.0%     $4,639,449    $33,388,968        69.9%          1.34x


  RANGE OF               RANGE OF       WTD AVG.       WTD AVG.
 CUT-OFF DATE          CUT-OFF DATE     OCCUPANCY      MORTGAGE
DSC RATIOS (X)          DSC RATIOS        RATE           RATE
--------------          ----------        ----           ----
1.15-1.19 ...........      1.15-1.18x     95.1%          8.78%
1.20-1.49 ...........      1.20-1.48      95.0           8.69
1.50-1.79 ...........      1.50-1.73      89.1           8.96
1.80-2.09 ...........      1.80-1.86      91.1           8.69
Total/Wtd Avg/Min/Max:     1.15-1.86x     94.5%          8.72%




(1) The only Mortgage Loans with DSC Ratios below 1.20x are Mortgage Loans secured by Section 42 Properties.

The weighted average Cut-off Date DSCR is 1.34x.

                             CUT-OFF DATE LTV RATIOS
                              (ALL MORTGAGE LOANS)

  RANGE OF                            AGGREGATE      % BY AGG       AVERAGE        HIGHEST      WTD AVG.       WTD AVG.
 CUT-OFF DATE           NUMBER      CUT-OFF DATE   CUT-OFF DATE  CUT-OFF DATE   CUT-OFF DATE  CUT-OFF DATE   CUT-OFF DATE
LTV RATIOS (%)         OF LOANS        BALANCE        BALANCE       BALANCE        BALANCE      LTV RATIO      DSC RATIO
--------------         --------        -------        -------       -------        -------      ---------      ---------
30.000-34.999 .......        1      $   5,224,057         0.4%     $5,224,057    $ 5,224,057        30.7%          1.64x
40.000-44.999 .......        1          3,154,147         0.2       3,154,147      3,154,147        41.0           1.83
45.000-49.999 .......        9         35,466,944         2.7       3,940,772     12,962,049        48.4           1.55
50.000-54.999 .......       12         54,203,494         4.1       4,516,958     14,475,611        53.7           1.41
55.000-59.999 .......       23         66,092,724         5.0       2,873,597      9,438,855        58.2           1.46
60.000-64.999 .......       30        127,958,230         9.7       4,265,274     21,089,946        62.8           1.39
65.000-69.999 .......       60        216,772,186        16.5       3,612,870     19,925,320        68.4           1.36
70.000-74.999 .......       93        553,490,423        42.0       5,951,510     33,388,968        73.4           1.31
75.000-79.999 .......       53        250,468,578        19.0       4,725,822     22,221,526        77.8           1.28
80.000+ .............        2(1)       4,772,636         0.4       2,386,318      2,505,883        82.3           1.16
Total/Wtd Avg/Min/Max:     284     $1,317,603,420       100.0 %    $4,639,449    $33,388,968        69.9%          1.34x
                           ===     ==============       =====      ==========    ===========        ====           ====

  RANGE OF                RANGE OF       WTD AVG.       WTD AVG.
 CUT-OFF DATE           CUT-OFF DATE     OCCUPANCY      MORTGAGE
LTV RATIOS (%)           DSC RATIOS        RATE           RATE
--------------           ----------        ----           ----
30.000-34.999 .......       1.64x          96.6%           8.25%
40.000-44.999 .......       1.83           90.7            8.25
45.000-49.999 .......       1.27-1.80      76.8            9.20
50.000-54.999 .......       1.25-1.64      97.4            8.97
55.000-59.999 .......       1.15-1.86      92.4            9.07
60.000-64.999 .......       1.26-1.69      90.9            9.11
65.000-69.999 .......       1.16-1.71      96.0            8.93
70.000-74.999 .......       1.20-1.61      95.6            8.62
75.000-79.999 .......       1.18-1.61      94.2            8.35
80.000+ .............       1.15-1.18      93.8            8.60
Total/Wtd Avg/Min/Max:      1.15-1.86x     94.5%           8.72%
                            ==== ====      ====            ====


(1) The only Mortgage Loans with Cut-off Date LTV Ratios in excess of 80.0% are Mortgage Loans secured by Section 42 Properties.

The weighted average Cut-off Date LTV Ratio is 69.91%.

                            MATURITY DATE LTV RATIOS
                               (ALL BALLOON LOANS)

   RANGE OF                           AGGREGATE      % BY AGG       AVERAGE        HIGHEST      WTD AVG.       WTD AVG.
 MATURITY DATE          NUMBER      CUT-OFF DATE   CUT-OFF DATE  CUT-OFF DATE   CUT-OFF DATE  CUT-OFF DATE   CUT-OFF DATE
LTV RATIOS (%)         OF LOANS        BALANCE        BALANCE       BALANCE        BALANCE      LTV RATIO      DSC RATIO
--------------         --------        -------        -------       -------        -------      ---------      ---------
15.000-19.999 .......        1      $   5,986,402         0.5%     $5,986,402    $ 5,986,402        74.6%          1.27x
25.000-29.999 .......        4          7,725,032         0.7       1,931,258      3,043,799        72.7           1.23
30.000-34.999 .......        3          7,252,134         0.6       2,417,378      3,894,433        58.4           1.38
35.000-39.999 .......        3         12,602,813         1.1       4,200,938      8,678,999        52.1           1.54
40.000-44.999 .......       10         30,574,774         2.6       3,057,477      7,700,000        53.1           1.49
45.000-49.999 .......       17         54,009,953         4.6       3,177,056     14,475,611        56.7           1.40
50.000-54.999 .......       21         95,234,563         8.1       4,534,979     33,388,968        66.4           1.34
55.000-59.999 .......       47        195,738,070        16.7       4,164,640     21,089,946        67.9           1.36
60.000-64.999 .......       63        294,027,652        25.1       4,667,106     28,715,037        71.1           1.33
65.000-69.999 .......       61        351,740,927        30.0       5,766,245     22,221,526        75.1           1.31
70.000-74.999 .......       24        118,579,052        10.1       4,940,794     10,893,106        78.7           1.28
Total/Wtd Avg/Min/Max:     254     $1,173,471,371       100.0%     $4,619,966    $33,388,968        70.8%          1.33x
                           ===     ==============       =====      ==========    ===========        ====           ====


   RANGE OF              RANGE OF       WTD AVG.       WTD AVG.
 MATURITY DATE         CUT-OFF DATE     OCCUPANCY      MORTGAGE
LTV RATIOS (%)          DSC RATIOS        RATE           RATE
--------------          ----------        ----           ----
15.000-19.999 .......    1.27x            98.3%          8.60%
25.000-29.999 .......    1.16-1.29        96.4           9.19
30.000-34.999 .......    1.20-1.51       100.0           9.45
35.000-39.999 .......    1.52-1.62        91.7           8.69
40.000-44.999 .......    1.25-1.80        95.4           9.15
45.000-49.999 .......    1.29-1.64        96.0           9.03
50.000-54.999 .......    1.25-1.69        92.9           8.85
55.000-59.999 .......    1.26-1.66        94.0           8.90
60.000-64.999 .......    1.25-1.71        95.4           8.77
65.000-69.999 .......    1.20-1.61        95.2           8.52
70.000-74.999 .......    1.20-1.43        93.5           8.23
Total/Wtd Avg/Min/Max:   1.16-1.80x       94.7%          8.70%
                         ==== ====        ====           ====


The weighted average Maturity Date LTV Ratio is 61.34%.

                                 MORTGAGE RATES
                              (ALL MORTGAGE LOANS)

                                      AGGREGATE      % BY AGG       AVERAGE        HIGHEST      WTD AVG.       WTD AVG.
     RANGE OF           NUMBER      CUT-OFF DATE   CUT-OFF DATE  CUT-OFF DATE   CUT-OFF DATE  CUT-OFF DATE   CUT-OFF DATE
MORTGAGE RATES (%)     OF LOANS        BALANCE        BALANCE       BALANCE        BALANCE      LTV RATIO      DSC RATIO
------------------     --------        -------        -------       -------        -------      ---------      ---------
 7.500- 7.999 ......        1       $  16,443,811         1.2%    $16,443,811    $16,443,811        71.5%          1.27x
 8.000- 8.499 ......       58         375,925,491        28.5       6,481,474     29,981,525        74.0           1.32
 8.500- 8.999 ......      131         612,440,448        46.5       4,675,118     33,388,968        70.2           1.32
 9.000- 9.499 ......       81         278,710,389        21.2       3,440,869     19,925,320        64.4           1.43
 9.500- 9.999 ......       10          26,734,764         2.0       2,673,476      5,617,106        63.6           1.37
10.000-10.499 ......        2           2,754,520         0.2       1,377,260      1,747,579        65.0           1.47
10.500-10.999 ......        1           4,593,995         0.3       4,593,995      4,593,995        62.9           1.26
Total/Wtd Avg/Min/Max:    284      $1,317,603,420       100.0%    $ 4,639,449    $33,388,968        69.9%          1.34x
                          ===      ==============       =====     ===========    ===========        ====           ====


                        RANGE OF       WTD AVG.       WTD AVG.
     RANGE OF         CUT-OFF DATE     OCCUPANCY      MORTGAGE
MORTGAGE RATES (%)     DSC RATIOS        RATE           RATE
------------------     ----------        ----           ----
 7.500- 7.999 ......      1.27x          97.8%           7.99%
 8.000- 8.499 ......      1.20-1.83      95.1            8.27
 8.500- 8.999 ......      1.15-1.80      94.9            8.72
 9.000- 9.499 ......      1.20-1.86      93.0            9.21
 9.500- 9.999 ......      1.16-1.54      80.4            9.65
10.000-10.499 ......      1.45-1.51      84.4           10.05
10.500-10.999 ......           1.26      79.2           10.50
Total/Wtd Avg/Min/Max     1.15-1.86x     94.5%           8.72%
                          ==== ====      ====            ====


The weighted average Mortgage Rate is 8.72%.

                           ORIGINAL TERMS TO MATURITY
                              (ALL MORTGAGE LOANS)

                                                                 AGGREGATE      % BY AGG       AVERAGE        HIGHEST
   ORIGINAL TERM        NUMBER      CUT-OFF DATE   CUT-OFF DATE  CUT-OFF DATE   CUT-OFF DATE  CUT-OFF DATE   CUT-OFF DATE
TO MATURITY (MONTHS)   OF LOANS        BALANCE        BALANCE       BALANCE        BALANCE      LTV RATIO      DSC RATIO
--------------------   --------        -------        -------       -------        -------      ---------      ---------
 59 ...............         1      $    5,599,028         0.4%     $5,599,028    $ 5,599,028        61.5%          1.42x
 60 ...............         1           1,190,991         0.1       1,190,991      1,190,991        70.1           1.57
 84 ...............        56         281,838,339        21.4       5,032,827     18,376,787        71.9           1.32
 97 ...............         1           1,412,143         0.1       1,412,143      1,412,143        56.5           1.44
120 ...............       181         765,831,205        58.1       4,231,112     28,715,037        69.4           1.35
121 ...............         2          29,996,820         2.3      14,998,410     22,221,526        78.4           1.30
144 ...............         1          19,925,320         1.5      19,925,320     19,925,320        68.7           1.34
180 ...............        18          78,856,359         6.0       4,380,909     18,988,856        63.8           1.36
228 ...............         1           4,620,404         0.4       4,620,404      4,620,404        74.5           1.28
240 ...............         6          49,111,825         3.7       8,185,304     33,388,968        71.2           1.30
276 ...............         4          22,603,990         1.7       5,650,997      9,438,855        60.3           1.60
300 ...............         7          18,120,661         1.4       2,588,666      5,986,402        73.2           1.28
360 ...............         5          38,496,336         2.9       7,699,267     29,981,525        75.9           1.24
Total/Wtd Avg/Min/Max:    284      $1,317,603,420       100.0%     $4,639,449    $33,388,968        69.9%          1.34x
                          ===      ==============       =====      ==========    ===========        ====           ====

                         WTD AVG.        WTD AVG.       RANGE OF
   ORIGINAL TERM        CUT-OFF DATE     OCCUPANCY      MORTGAGE
TO MATURITY (MONTHS)     DSC RATIOS        RATE           RATE
--------------------     ----------        ----           ----
 59 ...............         1.42x             N/A         9.63%
 60 ...............         1.57            100.0%        8.85
 84 ...............         1.20-1.69        94.1         8.58
 97 ...............         1.44             92.7         9.40
120 ...............         1.20-1.80        94.1         8.75
121 ...............         1.28-1.36        96.8         8.28
144 ...............         1.34             95.1         9.22
180 ...............         1.25-1.83        97.2         8.74
228 ...............         1.28            100.0         8.44
240 ...............         1.25-1.86        93.8         8.75
276 ...............         1.48-1.73         N/A         9.27
300 ...............         1.16-1.51        97.9         8.86
360 ...............         1.15-1.25        96.8         8.46
Total/Wtd Avg/Min/Max:      1.15-1.86x       94.5%        8.72%
                            ==== ====        ====         ====


The weighted average original term to maturity is 133 months.

                           REMAINING TERMS TO MATURITY
                              (ALL MORTGAGE LOANS)

       RANGE OF                            AGGREGATE     % BY AGG      AVERAGE       HIGHEST      WTD AVG.      WTD AVG.
   REMAINING TERMS             NUMBER     CUT-OFF DATE  CUT-OFF DATE CUT-OFF DATE  CUT-OFF DATE  CUT-OFF DATE  CUT-OFF DATE
TO MATURITY (MONTHS)          OF LOANS       BALANCE       BALANCE      BALANCE       BALANCE      LTV RATIO     DSC RATIO
--------------------          --------       -------       -------      -------       -------      ---------     ---------
 49- 60 ..........                3       $  11,384,014        0.9%    $ 3,794,671   $ 5,599,028       63.0%         1.37x
 61- 84 ..........               55         277,244,343       21.0       5,040,806    18,376,787       72.1          1.32
 85- 96 ..........                1           1,412,143        0.1       1,412,143     1,412,143       56.5          1.44
109-120 ..........              183         795,828,025       60.4       4,348,787    28,715,037       69.7          1.35
133-144 ..........                1          19,925,320        1.5      19,925,320    19,925,320       68.7          1.34
169-180 ..........               18          78,856,359        6.0       4,380,909    18,988,856       63.8          1.36
217-228 ..........                1           4,620,404        0.4       4,620,404     4,620,404       74.5          1.28
229-240 ..........                6          49,111,825        3.7       8,185,304    33,388,968       71.2          1.30
265-276 ..........                4          22,603,990        1.7       5,650,997     9,438,855       60.3          1.60
289-300 ..........                7          18,120,661        1.4       2,588,666     5,986,402       73.2          1.28
349-360 ..........                5          38,496,336        2.9       7,699,267    29,981,525       75.9          1.24
Total/Wtd Avg/Min/Max:          284      $1,317,603,420      100.0%     $4,639,449   $33,388,968       69.9%         1.34x
                                ===      ==============      =====      ==========   ===========       ====          ====


       RANGE OF            RANGE OF      WTD AVG.      WTD AVG.
   REMAINING TERMS        CUT-OFF DATE    OCCUPANCY     MORTGAGE
TO MATURITY (MONTHS)       DSC RATIOS       RATE          RATE
--------------------       ----------       ----          ----
 49- 60 ..........         1.26-1.57x       83.4%         9.90%
 61- 84 ..........         1.20-1.69        94.4          8.55
 85- 96 ..........         1.44             92.7          9.40
109-120 ..........         1.20-1.80        94.2          8.73
133-144 ..........         1.34             95.1          9.22
169-180 ..........         1.25-1.83        97.2          8.74
217-228 ..........         1.28            100.0          8.44
229-240 ..........         1.25-1.86        93.8          8.75
265-276 ..........         1.48-1.73         N/A          9.27
289-300 ..........         1.16-1.51        97.9          8.86
349-360 ..........         1.15-1.25        96.8          8.46
Total/Wtd Avg/Min/Max:     1.15-1.86x       94.5%         8.72%
                           ==== ====        ====          ====





The weighted average remaining term to maturity is 130 months.

                              CUT-OFF DATE BALANCES
                              (ALL MORTGAGE LOANS)

   RANGE OF                                 AGGREGATE     % BY AGG      AVERAGE       HIGHEST      WTD AVG.      WTD AVG.
CUT-OFF DATE                   NUMBER     CUT-OFF DATE  CUT-OFF DATE CUT-OFF DATE  CUT-OFF DATE  CUT-OFF DATE  CUT-OFF DATE
BALANCES ($)                  OF LOANS       BALANCE       BALANCE      BALANCE       BALANCE      LTV RATIO     DSC RATIO
------------                  --------       -------       -------      -------       -------      ---------     ---------
   396,865.05-   999,999.99 ..   25       $  19,056,336        1.4%     $  762,253    $  994,457       65.3%         1.40x
 1,000,000.00- 1,999,999.99 ..   49          70,532,443        5.4       1,439,438     1,996,414       68.1          1.36
 2,000,000.00- 2,999,999.99 ..   43         105,223,859        8.0       2,447,066     2,988,507       68.3          1.38
 3,000,000.00- 3,999,999.99 ..   54         188,005,541       14.3       3,481,584     3,997,829       68.6          1.37
 4,000,000.00- 4,999,999.99 ..   25         113,646,739        8.6       4,545,870     4,993,268       70.1          1.33
 5,000,000.00- 5,999,999.99 ..   27         148,450,685       11.3       5,498,174     5,994,807       69.2          1.36
 6,000,000.00- 6,999,999.99 ..   17         109,793,678        8.3       6,458,452     6,984,528       72.4          1.29
 7,000,000.00- 7,999,999.99 ..   13          98,479,432        7.5       7,575,341     7,909,075       71.0          1.36
 8,000,000.00- 8,999,999.99 ..    3          25,437,786        1.9       8,479,262     8,678,999       66.7          1.39
 9,000,000.00- 9,999,999.99 ..    7          65,394,391        5.0       9,342,056     9,568,283       70.2          1.31
10,000,000.00-14,999,999.99 ..   11         140,468,671       10.7      12,769,879    14,475,611       68.6          1.38
15,000,000.00-19,999,999.99 ..    4          73,734,774        5.6      18,433,694    19,925,320       72.5          1.28
20,000,000.00-24,999,999.99 ..    3          67,293,554        5.1      22,431,185    23,982,082       71.2          1.30
25,000,000.00-29,999,999.99 ..    2          58,696,562        4.5      29,348,281    29,981,525       73.4          1.27
30,000,000.00+ ...............    1          33,388,968        2.5      33,388,968    33,388,968       73.0          1.25
Total: .......................  284      $1,317,603,420      100.0%    $ 4,639,449   $33,388,968       69.9%         1.34x
                                ===      ==============      =====     ===========   ===========       ====          ====

   RANGE OF                      RANGE OF      WTD AVG.      WTD AVG.
CUT-OFF DATE                   CUT-OFF DATE    OCCUPANCY     MORTGAGE
BALANCES ($)                    DSC RATIOS       RATE          RATE
------------                    ----------       ----          ----
   396,865.05-   999,999.99 ..  1.15-1.61x       95.5%        9.02%
 1,000,000.00- 1,999,999.99 ..  1.16-1.80        96.7         8.95
 2,000,000.00- 2,999,999.99 ..  1.15-1.86        95.7         8.81
 3,000,000.00- 3,999,999.99 ..  1.18-1.83        94.5         8.82
 4,000,000.00- 4,999,999.99 ..  1.20-1.56        94.1         8.76
 5,000,000.00- 5,999,999.99 ..  1.21-1.69        94.6         8.86
 6,000,000.00- 6,999,999.99 ..  1.20-1.36        95.2         8.64
 7,000,000.00- 7,999,999.99 ..  1.20-1.73        94.7         8.62
 8,000,000.00- 8,999,999.99 ..  1.31-1.52        95.4         8.50
 9,000,000.00- 9,999,999.99 ..  1.20-1.48        93.7         8.52
10,000,000.00-14,999,999.99 ..  1.22-1.63        90.7         8.65
15,000,000.00-19,999,999.99 ..  1.25-1.34        95.6         8.58
20,000,000.00-24,999,999.99 ..  1.27-1.35        96.2         8.57
25,000,000.00-29,999,999.99 ..  1.25-1.28        94.8         8.58
30,000,000.00+ ...............  1.25             94.1         8.55
Total: .......................  1.15-1.86x       94.5%        8.72%
                                ==== ====        ====         ====



The average Cut-off Date Balance is $4,369,449.

                           ORIGINAL AMORTIZATION TERMS
                              (ALL MORTGAGE LOANS)

    ORIGINAL                         AGGREGATE      % BY AGG       AVERAGE        HIGHEST      WTD AVG.       WTD AVG.
  AMORTIZATION          NUMBER      CUT-OFF DATE   CUT-OFF DATE  CUT-OFF DATE   CUT-OFF DATE  CUT-OFF DATE   CUT-OFF DATE
TERMS (MONTHS)         OF LOANS        BALANCE        BALANCE       BALANCE        BALANCE      LTV RATIO      DSC RATIO
--------------         --------        -------        -------       -------        -------      ---------      ---------
180 ............           10      $   34,743,834         2.6%     $3,474,383    $ 6,507,178        51.5%          1.40x
228 ............            1           4,620,404         0.4       4,620,404      4,620,404        74.5           1.28
240 ............           12          50,980,034         3.9       4,248,336     12,962,049        57.0           1.49
264 ............            2           9,347,621         0.7       4,673,811      4,981,687        58.3           1.45
276 ............            8          34,603,349         2.6       4,325,419      9,438,855        61.4           1.61
300 ............           96         271,942,416        20.6       2,832,733     14,475,611        65.0           1.38
312 ............            1           6,692,300         0.5       6,692,300      6,692,300        71.2           1.29
324 ............            6          18,539,431         1.4       3,089,905      6,984,528        71.9           1.32
330 ............           17          96,961,845         7.4       5,703,638     28,715,037        71.9           1.30
360 ............          131         789,172,185        59.9       6,024,215     33,388,968        73.4           1.31
Total/Wtd Avg/Min/Max:    284      $1,317,603,420       100.0%     $4,639,449    $33,388,968        69.9%          1.34x
                          ===      ==============       =====      ==========    ===========        ====           ====


    ORIGINAL             RANGE OF       WTD AVG.       WTD AVG.
  AMORTIZATION         CUT-OFF DATE     OCCUPANCY      MORTGAGE
TERMS (MONTHS)          DSC RATIOS        RATE           RATE
--------------          ----------        ----           ----
180 ............         1.25-1.83x       98.7%            8.73%
228 ............         1.28            100.0             8.44
240 ............         1.25-1.86        79.3             9.13
264 ............         1.32-1.56         N/A             9.35
276 ............         1.41-1.73         N/A             9.30
300 ............         1.25-1.80        95.3             9.02
312 ............         1.29-1.29       100.0             8.80
324 ............         1.27-1.46        99.3             8.85
330 ............         1.25-1.64        96.5             8.76
360 ............         1.15-1.71        94.4             8.54
Total/Wtd Avg/Min/Max:   1.15-1.86x       94.5%            8.72%
                         ==== ====        ====             ====


The weighted average original amortization term is 332 months.

                                 OCCUPANCY RATES
                              (ALL MORTGAGE LOANS)

  RANGE OF                            AGGREGATE      % BY AGG       AVERAGE        HIGHEST      WTD AVG.       WTD AVG.
OCCUPANCY               NUMBER      CUT-OFF DATE   CUT-OFF DATE  CUT-OFF DATE   CUT-OFF DATE  CUT-OFF DATE   CUT-OFF DATE
 RATES (%)             OF LOANS        BALANCE        BALANCE       BALANCE        BALANCE      LTV RATIO      DSC RATIO
 ---------             --------        -------        -------       -------        -------      ---------      ---------
Not Applicable .....       28      $  128,895,197         9.8%    $ 4,603,400    $14,475,611        61.4%          1.49x
55.000-59.999 ......        1          12,962,049         1.0      12,962,049     12,962,049        48.0           1.63
65.000-69.999 ......        1           5,617,106         0.4       5,617,106      5,617,106        60.1           1.41
70.000-74.999 ......        1           3,997,769         0.3       3,997,769      3,997,769        71.7           1.34
75.000-79.999 ......        3          10,686,439         0.8       3,562,146      4,593,995        62.6           1.43
80.000-84.999 ......        6          25,714,763         2.0       4,285,794     12,192,879        72.9           1.30
85.000-89.999 ......       17          77,232,744         5.9       4,543,103     13,717,943        71.4           1.32
90.000-94.999 ......       73         375,248,890        28.5       5,140,396     33,388,968        71.3           1.32
95.000-99.999 ......       86         462,597,387        35.1       5,379,039     29,981,525        72.4           1.31
100 ................       68         214,651,075        16.3       3,156,633     11,400,510        68.3           1.33
Total/Wtd Avg/Min/Max:    284      $1,317,603,420       100.0%    $ 4,639,449    $33,388,968        69.9%          1.34x


  RANGE OF                RANGE OF       WTD AVG.       WTD AVG.
OCCUPANCY               CUT-OFF DATE     OCCUPANCY      MORTGAGE
 RATES (%)               DSC RATIOS        RATE           RATE
 ---------               ----------        ----           ----
Not Applicable .....      1.32-1.86x        N/A             9.37%
55.000-59.999 ......      1.63             59.5%            9.23
65.000-69.999 ......      1.41             65.4             9.56
70.000-74.999 ......      1.34             73.3             8.90
75.000-79.999 ......      1.26-1.62        77.8             9.56
80.000-84.999 ......      1.21-1.51        83.0             8.53
85.000-89.999 ......      1.15-1.43        87.7             8.62
90.000-94.999 ......      1.15-1.83        92.8             8.57
95.000-99.999 ......      1.16-1.71        97.1             8.60
100 ................      1.20-1.64       100.0             8.78
Total/Wtd Avg/Min/Max:    1.15-1.86x       94.5%            8.72%

The weighted average occupancy rate is 94.5%, excluding Hospitality.

              CAPITAL IMPROVEMENTS AND REPLACEMENT RESERVE ACCOUNTS
                              (ALL MORTGAGE LOANS)

                                                                INITIAL         CURRENT         ANNUAL        CURRENT
                                                                DEPOSIT         BALANCE         DEPOSIT TO    BALANCE
                                                                TO  CAPITAL     CAPITAL         REPLACEMENT   REPLACEMENT
PROPERTY NAME                         PROPERTY TYPE             IMP. RESERVE    IMP. RESERVE    RESERVE       RESERVE
---------------------------------------------------------------------------------------------------------------------------
Aspen View Retirement Residence       Health Care               $   8,750       $   8,750        $ 25,000          --
Country Gardens                       Health Care                  16,250          16,250           7,200          --
Gaulden Manor Nursing Center          Health Care                  14,438           5,872          13,500      $ 25,913
Oakmont Retirement Residence          Health Care                    --              --            19,656         1,638
Best Western Patio Motel              Hospitality                  27,938          27,938          67,866        11,335
Comfort Inn                           Hospitality                  17,500          17,500         106,452        17,505
Comfort Inn                           Hospitality                  17,500          17,500          94,304          --
Comfort Inn-- Elizabethtown           Hospitality                  13,750            --            77,410         8,636
Comfort Inn Belle Fontaine            Hospitality                  19,250          19,250          63,038        10,508
Comfort Inn Cape Hatteras             Hospitality                  20,000          10,196          28,394        11,896
Crestview Holiday Inn                 Hospitality                   7,500           7,500          93,198        15,563
Crowne Plaza Worcester                Hospitality                   7,000           7,065         257,366       107,675
Days Inn-- Atlanta Airport            Hospitality                   1,875            --            88,458        14,838
Hampton Inn-- Newport News            Hospitality                    --              --            91,148        11,394
Holiday Inn-- Lakeland South          Hospitality                 164,598         164,598         148,943        20,332
Holiday Inn Bay City                  Hospitality                 601,380         601,380          57,204         9,512
Holiday Inn Chesapeake                Hospitality                    --              --           159,957        66,882
Holiday Inn Frisco                    Hospitality               1,250,000       1,257,640         129,087        43,172
Holiday Inn Lufkin                    Hospitality                  34,107          34,388          69,384        28,998
Holiday Inn Monroeville               Hospitality                   8,300           8,381         174,336        72,917
Holiday Inn North                     Hospitality                   5,850           5,850          84,826          --
Holiday Inn Virginia Beach            Hospitality                    --              --           113,004        47,332
Lenox Suites                          Hospitality                  25,000          25,000         339,372        28,280
Marriot Courtyard-- Knoxville         Hospitality                   5,598           5,598          74,756          --
Marriot Courtyard-- Tampa             Hospitality                     875             875          85,499          --
Marriot Courtyard--Athens             Hospitality                   1,063           1,063          79,562          --
Parsippany Hampton Inn                Hospitality                 130,375         130,375          95,564          --
Quality Inn Petaluma                  Hospitality                    --              --            83,140         7,419
Ramada Inn-- East Windsor             Hospitality                  17,979          16,416         136,063        22,053
Ramada Inn Lawton                     Hospitality                  14,813          14,813          46,392         3,866
Residence Inn-- Savannah              Hospitality                     125             125          63,229          --
Sleep Inn Chattanooga                 Hospitality                   4,688           4,688          29,604         7,401
1, 5, 13 Branch Street                Industrial                     --              --            26,011         2,158
1000 West Crosby                      Industrial                  166,250         166,250          43,800          --
7--11 & 20 Ballard Way                Industrial                     --              --            10,687           891
8 A--E Industrial Way                 Industrial                     --              --            15,527         1,294
90 & 94--104 Glenn Street             Industrial                     --              --            62,496         5,208
Cheesbrough Industrial                Industrial                  245,167          90,649          11,472         2,876
Cookson Company                       Industrial                   11,313          11,313           8,146         1,360
Malley Farms Business Center          Industrial                   12,000          12,000           7,159         1,305
Mid America Business Park             Industrial                     --              --            12,553          --
Reynolds International                Industrial                     --              --            35,156        20,510
Whispering Waters Industrial
 Warehouse                            Industrial                     --              --            16,130          --
Bay Bridge Mobile Home Park           Mobile Home Park             10,750               8          14,790        15,792
Boulder Ridge                         Mobile Home Park             12,606          12,606           9,636          --
Forest Park Mobile Home Park          Mobile Home Park            629,500         535,035           6,408         1,604
1622--1624 3rd Avenue                 Multifamily                    --              --             9,120           760
163 West 78th Street                  Multifamily                   8,125             300           2,000         1,167
2530--32 Bathgate Ave                 Multifamily                   3,063           3,063           9,408         2,354
2550 Briggs Ave                       Multifamily                  11,750          11,750           7,448         1,863

                                                         ANNUAL       CURRENT           AS OF
                                                         DEPOSIT      BALANCE           DATE OF
                                                         TO TI/LC     OF TI/LC          RESERVE
PROPERTY NAME                         PROPERTY TYPE      RESERVE      RESERVE           ACCOUNTS
------------------------------------------------------------------------------------------------------
Aspen View Retirement Residence       Health Care            --          --                4/22/97
Country Gardens                       Health Care            --          --                4/22/97
Gaulden Manor Nursing Center          Health Care            --          --                4/24/97
Oakmont Retirement Residence          Health Care            --          --                4/22/97
Best Western Patio Motel              Hospitality            --          --                4/22/97
Comfort Inn                           Hospitality            --          --                4/22/97
Comfort Inn                           Hospitality            --          --                4/22/97
Comfort Inn-- Elizabethtown           Hospitality            --          --                4/22/97
Comfort Inn Belle Fontaine            Hospitality            --          --                3/27/97
Comfort Inn Cape Hatteras             Hospitality            --          --                3/28/97
Crestview Holiday Inn                 Hospitality            --          --                4/22/97
Crowne Plaza Worcester                Hospitality            --          --                3/28/97
Days Inn-- Atlanta Airport            Hospitality            --          --                4/22/97
Hampton Inn-- Newport News            Hospitality            --          --                4/22/97
Holiday Inn-- Lakeland South          Hospitality            --          --                4/22/97
Holiday Inn Bay City                  Hospitality            --          --                3/27/97
Holiday Inn Chesapeake                Hospitality            --          --                3/28/97
Holiday Inn Frisco                    Hospitality            --          --                3/28/97
Holiday Inn Lufkin                    Hospitality            --          --                3/28/97
Holiday Inn Monroeville               Hospitality            --          --                3/28/97
Holiday Inn North                     Hospitality            --          --                4/22/97
Holiday Inn Virginia Beach            Hospitality            --          --                3/28/97
Lenox Suites                          Hospitality            --          --                3/31/97
Marriot Courtyard-- Knoxville         Hospitality            --          --                4/22/97
Marriot Courtyard-- Tampa             Hospitality            --          --                4/22/97
Marriot Courtyard--Athens             Hospitality            --          --                4/22/97
Parsippany Hampton Inn                Hospitality            --          --                4/22/97
Quality Inn Petaluma                  Hospitality            --          --                2/26/97
Ramada Inn-- East Windsor             Hospitality            --          --                4/22/97
Ramada Inn Lawton                     Hospitality            --          --                3/27/97
Residence Inn-- Savannah              Hospitality            --          --                4/22/97
Sleep Inn Chattanooga                 Hospitality            --          --                 3/1/97
1, 5, 13 Branch Street                Industrial          $62,020      $ 5,168             3/27/97
1000 West Crosby                      Industrial           22,628        --                3/31/97
7--11 & 20 Ballard Way                Industrial           19,544        1,629(a)          3/27/97
8 A--E Industrial Way                 Industrial           58,963        4,914             3/27/97
90 & 94--104 Glenn Street             Industrial           73,278      206,107             3/27/97
Cheesbrough Industrial                Industrial            8,400       27,261              4/1/97
Cookson Company                       Industrial             --          --                4/22/97
Malley Farms Business Center          Industrial             --          --                2/28/97
Mid America Business Park             Industrial           29,304        --                3/31/97
Reynolds International                Industrial             --          --                3/31/97
Whispering Waters Industrial
 Warehouse                            Industrial           50,000        --                3/25/97
Bay Bridge Mobile Home Park           Mobile Home Park       --          --                 2/1/97
Boulder Ridge                         Mobile Home Park       --          --                3/31/97
Forest Park Mobile Home Park          Mobile Home Park       --          --                4/22/97
1622--1624 3rd Avenue                 Multifamily            --         66,833(b)          3/31/97
163 West 78th Street                  Multifamily            --          --                4/23/97
2530--32 Bathgate Ave                 Multifamily            --          --                4/22/97
2550 Briggs Ave                       Multifamily            --          --                4/22/97


------------------
(a) Includes $200,000 tenant specific lease reserve.
(b) Includes $66,833 tenant specific lease reserve.

                                                                INITIAL         CURRENT         ANNUAL        CURRENT
                                                                DEPOSIT         BALANCE         DEPOSIT TO    BALANCE
                                                                TO  CAPITAL     CAPITAL         REPLACEMENT   REPLACEMENT
PROPERTY NAME                         PROPERTY TYPE             IMP. RESERVE    IMP. RESERVE    RESERVE       RESERVE
---------------------------------------------------------------------------------------------------------------------------
2564--70 Amsterdam Ave
 (500 W. 188th St)                    Multifamily                $  5,000        $  5,000        $ 13,716      $  3,431
2837--2839 Decatur Ave                Multifamily                   5,313           5,313          11,590         2,899
334 East 205th St                     Multifamily                  14,250          14,250           8,456         2,115
7--9 East 32nd Street                 Multifamily                    --              --            16,188         1,349
Abington Apartments                   Multifamily                     881             883          80,640        26,976
Andover Court Apartments              Multifamily                    --              --            13,000         4,333
Anthony Arms                          Multifamily                  48,000          44,486          20,088         3,192
Ashland Towne Square Apartments       Multifamily                 304,850         304,850          72,600          --
Autumn Woods Apartments               Multifamily                 225,935         225,935          61,200        25,000
Barkley Ridge Apartments              Multifamily                  19,000          19,000          65,400        40,000
Barrington Park Apartments            Multifamily                 193,750         193,750          94,248          --
Bentwood Apartments                   Multifamily                    --              --            54,000          --
Brentwood Manor                       Multifamily                   7,750           7,750          41,028         6,845
Broadmoor Apartments                  Multifamily                 108,400         108,400          76,692        25,000
Cambridge Commons II                  Multifamily                  66,063          66,063          26,175         2,161
Cameron Hill II                       Multifamily                 130,438         130,438          32,928        13,741
Caprock Apartments                    Multifamily                  14,625          14,625          67,704         5,642
Cedar Pointe                          Multifamily                    --              --            46,500        19,404
Cedar Ridge Apartments                Multifamily                    --              --            25,651          --
Center Square                         Multifamily                 226,188          49,347          24,000         8,611
Claridge Apartments                   Multifamily                  91,875          91,875          34,600         2,883
Cliffbrook Condominiums               Multifamily                  14,734          14,734          15,492          --
College Main Apartments               Multifamily                  18,420          18,420          47,913          --
Creekstone                            Multifamily                  39,250          39,250          64,464        21,516
Del Coronado Apartments               Multifamily                  27,390          27,455          54,116          --
Elmwood Village                       Multifamily                  50,250          50,250         133,200          --
Elmwood Villas Apartments             Multifamily                  14,213          14,213          34,788         8,697
Emerald Pointe                        Multifamily                  63,000          63,000          52,668          --
English Aire Apartments               Multifamily                 110,750         110,750          55,875         4,656
Falcon Crest Apartments               Multifamily                  81,875          81,875          40,800          --
Florida Village Apartments            Multifamily                  14,250          14,250          31,584         2,632
Forest Cove Apartments                Multifamily                 198,750         198,750          68,100         5,675
Franklin Square                       Multifamily                   5,000           5,000          40,131          --
Fulton Place Apartments               Multifamily                    --              --            17,500         5,833
Glen Oaks Apartments                  Multifamily                 500,000         500,000         115,750         9,646
Glenbrook Apartments                  Multifamily                  19,313          19,313          21,000         1,750
Glenwood                              Multifamily                   5,625               3          17,808         2,971
Hacienda Gardens Apartments           Multifamily                 104,538         104,538          75,600         6,300
Hammocks Trails                       Multifamily                  15,138           8,331          46,800        22,954
Hampton Court                         Multifamily                 380,500         380,500          29,694          --
Harmony Gables Apartments             Multifamily                  15,188          15,188          14,100          --
Heatherwood Apartments                Multifamily                 127,260         127,260          65,424          --
Heathmoore                            Multifamily                  11,250          11,250          19,564         1,962
Hickory Ridge                         Multifamily                  82,500          82,500          41,712          --
Hilltop Ridge Apartments              Multifamily                 242,115         242,115          91,764          --
Hunter Square                         Multifamily                   3,125           3,125          13,201         3,306
Hunter's Run                          Multifamily                 196,800         194,889          54,000        13,500
Hunters Glen Apartments               Multifamily                  84,000          84,000          77,004        77,000
Hurst Hills Duplexes                  Multifamily                   8,913           8,913          15,996         4,002
Intern Apartments                     Multifamily                     438             438          68,750          --
La Mancha Apartments                  Multifamily                  89,300          89,300          58,032          --
Lake Mist                             Multifamily                   3,750           3,750          36,288        15,143
Landmark Apartments                   Multifamily                 445,225         445,225         117,324          --




                                                     ANNUAL       CURRENT           AS OF
                                                     DEPOSIT      BALANCE           DATE OF
                                                     TO TI/LC     OF TI/LC          RESERVE
                                                     RESERVE      RESERVE           ACCOUNTS
PROPERTY NAME                         PROPERTY TYPE
-------------------------------------------------------------------------------------------------
2564--70 Amsterdam Ave
 (500 W. 188th St)                    Multifamily        --          --                4/22/97
2837--2839 Decatur Ave                Multifamily        --          --                4/22/97
334 East 205th St                     Multifamily        --          --                4/22/97
7--9 East 32nd Street                 Multifamily        --          --                4/22/97
Abington Apartments                   Multifamily        --          --                3/27/97
Andover Court Apartments              Multifamily        --          --                2/28/97
Anthony Arms                          Multifamily        --          --                4/23/97
Ashland Towne Square Apartments       Multifamily        --          --                3/31/97
Autumn Woods Apartments               Multifamily        --          --                3/31/97
Barkley Ridge Apartments              Multifamily        --          --                3/26/97
Barrington Park Apartments            Multifamily        --          --                3/31/97
Bentwood Apartments                   Multifamily        --          --                3/27/97
Brentwood Manor                       Multifamily        --          --                4/22/97
Broadmoor Apartments                  Multifamily        --          --                3/31/97
Cambridge Commons II                  Multifamily        --          --                4/24/97
Cameron Hill II                       Multifamily        --          --                4/22/97
Caprock Apartments                    Multifamily        --          --                3/26/97
Cedar Pointe                          Multifamily        --          --                4/22/97
Cedar Ridge Apartments                Multifamily        --          --                3/26/97
Center Square                         Multifamily        --          --                4/23/97
Claridge Apartments                   Multifamily        --          --                3/31/97
Cliffbrook Condominiums               Multifamily        --          --                3/27/97
College Main Apartments               Multifamily        --          --                3/27/97
Creekstone                            Multifamily        --          --                4/22/97
Del Coronado Apartments               Multifamily        --          --                 4/1/97
Elmwood Village                       Multifamily        --          --                4/22/97
Elmwood Villas Apartments             Multifamily        --          --                3/27/97
Emerald Pointe                        Multifamily        --          --                4/22/97
English Aire Apartments               Multifamily        --          --                3/27/97
Falcon Crest Apartments               Multifamily        --          --                3/31/97
Florida Village Apartments            Multifamily        --          --                 4/1/97
Forest Cove Apartments                Multifamily        --          --                3/31/97
Franklin Square                       Multifamily        --          --                4/22/97
Fulton Place Apartments               Multifamily        --          --                2/28/97
Glen Oaks Apartments                  Multifamily        --          --                3/31/97
Glenbrook Apartments                  Multifamily        --          --                3/31/97
Glenwood                              Multifamily        --          --                4/22/97
Hacienda Gardens Apartments           Multifamily        --          --                3/31/97
Hammocks Trails                       Multifamily        --          --                 2/1/97
Hampton Court                         Multifamily        --          --                4/22/97
Harmony Gables Apartments             Multifamily        --          --                3/31/97
Heatherwood Apartments                Multifamily        --          --                3/31/97
Heathmoore                            Multifamily        --          --                4/24/97
Hickory Ridge                         Multifamily        --          --                4/22/97
Hilltop Ridge Apartments              Multifamily        --          --                3/31/97
Hunter Square                         Multifamily        --          --                4/22/97
Hunter's Run                          Multifamily        --          --                4/23/97
Hunters Glen Apartments               Multifamily        --          --                3/31/97
Hurst Hills Duplexes                  Multifamily        --          --                4/22/97
Intern Apartments                     Multifamily        --          --                3/31/97
La Mancha Apartments                  Multifamily        --          --                3/31/97
Lake Mist                             Multifamily        --          --                4/22/97
Landmark Apartments                   Multifamily        --          --                3/31/97

                                                                INITIAL         CURRENT         ANNUAL        CURRENT
                                                                DEPOSIT         BALANCE         DEPOSIT TO    BALANCE
                                                                TO  CAPITAL     CAPITAL         REPLACEMENT   REPLACEMENT
PROPERTY NAME                         PROPERTY TYPE             IMP. RESERVE    IMP. RESERVE    RESERVE       RESERVE
--------------------------------------------------------------------------------------------------------------------------
Larchdale Woods                       Multifamily                    --              --         $ 105,200     $ 512,224
Laurel Valley Apartments              Multifamily               $ 116,081       $ 116,081          53,004       138,731
Lawndale Square Apartments            Multifamily                 121,680         121,680          55,404          --
Lyons Court                           Multifamily                  32,625          32,650          20,706         3,454
Mableton Manor                        Multifamily                  71,125          19,335          20,250         6,225
Marina Del Rey Apartments             Multifamily                  58,075          38,952          45,200         3,767
Mayfair Village                       Multifamily                   9,000           9,000          22,908         5,730
Mohawk Hills                          Multifamily                  68,538          68,538         113,928          --
Northwood Village Apartments          Multifamily                  14,713          14,713          15,600         1,300
Oak Tree Village                      Multifamily                  38,513          38,513          44,520         7,423
Oakridge                              Multifamily                  11,500          11,500          15,456         1,213
Oakwood Apartments at the Windsor     Multifamily                  68,352          68,523          68,052        17,061
Outrigger Apartments                  Multifamily                 126,000         126,000          36,000          --
Overbrook                             Multifamily                 103,750         103,750          22,248         5,573
Oxford/Spanish Gardens                Multifamily                 133,000         106,400          61,776          --
Palm Gardens                          Multifamily                  13,603            --            34,800        14,531
Park Dale Lane Apartments             Multifamily                  26,688          26,688          19,200         1,600
Park Place Apartments                 Multifamily                  28,000          28,341          62,920        15,748
Park Row / New Scotland
 Gardens Apts.                        Multifamily                  17,750          17,750          26,000         5,933
Parkside Phase II                     Multifamily                  23,750            --             7,164         9,490
Parkview Court Apartments             Multifamily                 252,000         252,000         235,200          --
Parkway Villas                        Multifamily                   3,750           3,750          50,600         8,441
Raphael                               Multifamily                     625            --             9,849         1,643
Red Oak Place Apartments              Multifamily                  38,250          38,250          37,200          --
Redwood Hollow                        Multifamily                  26,403          26,403          19,080         3,717
Renaissance Parc Apartments           Multifamily                  44,804          44,804          37,680        35,140
River Oaks                            Multifamily                   9,125           9,125          64,800        27,046
Riverwalk Terrace Apartments          Multifamily                 292,088         157,311          78,084        75,203
Semoran North                         Multifamily                  51,375          51,375          69,600        17,412
Shamrock Place                        Multifamily                  11,563          11,563          20,090         6,711
Springtree Apartments                 Multifamily                     750             750          15,768         2,635
St. Armand's Apartments               Multifamily                  31,344          26,288          18,720         9,360
St. Catherine Apartments              Multifamily                     438             442          16,928         5,673
Starlight Valley Apartments           Multifamily                  24,688          24,688          13,824         9,216
Stepping Stone                        Multifamily                  15,000            --            24,000         8,152
Sugartree Apartments                  Multifamily                    --              --            20,100         3,368
Sunset Foothills                      Multifamily                  25,625            --            45,024            95
Sunset Pointe Apartments              Multifamily                  95,625          95,625          57,228         4,769
The Crossroads Apartments             Multifamily                   1,000            --            57,996          --
The Falls on Antoine                  Multifamily                   2,500           2,500          71,883          --
The Royale Apartments                 Multifamily                 127,500         127,500          48,400          --
The Verandahs at Hunt Club            Multifamily                  41,199          41,199          47,250        11,813
Valleyfield                           Multifamily                  36,194          36,194          23,554         3,926
Waterstone Apartments                 Multifamily                  26,032          26,032          73,260        73,285
Weatheredge                           Multifamily                 111,000         111,000          63,958          --
Westgate Park                         Multifamily                  43,625          43,625          47,800        19,953
Westland 49 Apartments                Multifamily                    --              --            86,600        86,600
Westridge & Meadow Ridge
 Apartments                           Multifamily                 166,590         166,590          93,600          --
Westwinds Village                     Multifamily                  19,625          19,625          49,380        16,458
Whispering Pines                      Multifamily                  25,125          25,178          14,516         2,425
Windsor Townhomes                     Multifamily                  65,753          65,753          38,880         7,200
Wingwood Apartments                   Multifamily                  21,375          21,375          18,490         4,631




                                                        ANNUAL       CURRENT           AS OF
                                                        DEPOSIT      BALANCE           DATE OF
                                                        TO TI/LC     OF TI/LC          RESERVE
PROPERTY NAME                         PROPERTY TYPE     RESERVE      RESERVE           ACCOUNTS
----------------------------------------------------------------------------------------------------
Larchdale Woods                       Multifamily           --          --                4/22/97
Laurel Valley Apartments              Multifamily           --          --                3/26/97
Lawndale Square Apartments            Multifamily           --          --                3/31/97
Lyons Court                           Multifamily           --          --                4/22/97
Mableton Manor                        Multifamily           --          --                4/23/97
Marina Del Rey Apartments             Multifamily           --          --                3/31/97
Mayfair Village                       Multifamily           --          --                4/22/97
Mohawk Hills                          Multifamily           --          --                4/22/97
Northwood Village Apartments          Multifamily           --          --                3/31/97
Oak Tree Village                      Multifamily           --          --                4/22/97
Oakridge                              Multifamily           --          --                4/22/97
Oakwood Apartments at the Windsor     Multifamily           --          --                3/27/97
Outrigger Apartments                  Multifamily           --          --                3/31/97
Overbrook                             Multifamily           --          --                4/22/97
Oxford/Spanish Gardens                Multifamily           --          --                 2/1/97
Palm Gardens                          Multifamily           --          --                4/22/97
Park Dale Lane Apartments             Multifamily           --          --                3/31/97
Park Place Apartments                 Multifamily           --          --                4/22/97
Park Row / New Scotland
 Gardens Apts.                        Multifamily           --          --                3/31/97
Parkside Phase II                     Multifamily           --          --                4/23/97
Parkview Court Apartments             Multifamily           --          --                3/27/97
Parkway Villas                        Multifamily           --          --                4/22/97
Raphael                               Multifamily           --          --                4/22/97
Red Oak Place Apartments              Multifamily           --          --                3/31/97
Redwood Hollow                        Multifamily           --          --                4/24/97
Renaissance Parc Apartments           Multifamily           --          --                3/26/97
River Oaks                            Multifamily           --          --                4/22/97
Riverwalk Terrace Apartments          Multifamily           --          --                3/27/97
Semoran North                         Multifamily           --          --                4/22/97
Shamrock Place                        Multifamily           --          --                4/22/97
Springtree Apartments                 Multifamily           --          --                4/24/97
St. Armand's Apartments               Multifamily           --          --                 3/1/97
St. Catherine Apartments              Multifamily           --          --                 4/1/97
Starlight Valley Apartments           Multifamily           --          --                 3/1/97
Stepping Stone                        Multifamily           --          --                4/23/97
Sugartree Apartments                  Multifamily           --          --                4/24/97
Sunset Foothills                      Multifamily           --          --                3/27/97
Sunset Pointe Apartments              Multifamily           --          --                3/31/97
The Crossroads Apartments             Multifamily           --          --                3/27/97
The Falls on Antoine                  Multifamily           --          --                3/31/97
The Royale Apartments                 Multifamily           --          --                4/22/97
The Verandahs at Hunt Club            Multifamily           --          --                4/22/97
Valleyfield                           Multifamily           --          --                4/24/97
Waterstone Apartments                 Multifamily           --          --                3/26/97
Weatheredge                           Multifamily           --          --                4/22/97
Westgate Park                         Multifamily           --          --                4/22/97
Westland 49 Apartments                Multifamily           --          --                3/31/97
Westridge & Meadow Ridge
 Apartments                           Multifamily           --          --                3/31/97
Westwinds Village                     Multifamily           --          --                3/27/97
Whispering Pines                      Multifamily           --          --                 4/1/97
Windsor Townhomes                     Multifamily           --          --                4/23/97
Wingwood Apartments                   Multifamily           --          --                4/24/97

                                                                INITIAL         CURRENT         ANNUAL        CURRENT
                                                                DEPOSIT         BALANCE         DEPOSIT TO    BALANCE
                                                                TO CAPITAL      CAPITAL         REPLACEMENT   REPLACEMENT
PROPERTY NAME                         PROPERTY TYPE             IMP. RESERVE    IMP. RESERVE    RESERVE       RESERVE
---------------------------------------------------------------------------------------------------------------------------
Woods on the Fairway Apartments       Multifamily                $127,545        $127,545        $ 49,500          --
Wycliffe Court                        Multifamily                  38,762          28,750          20,995       $ 3,266
Wynwood                               Multifamily                  14,880            --            34,080        17,400
Canyon Place                          Multifamily--

                                       Section 42                    --              --            16,350         6,823
Colonia Del Ray                       Multifamily--

                                       Section 42                    --              --             9,000         1,503
Courtyard Homes                       Multifamily--

                                       Section 42                    --              --            11,025        15,636
Creekbend                             Multifamily--

                                       Section 42                   8,541           8,541          14,080          --
Lincoln Square                        Multifamily--

                                       Section 42                    --              --             6,650         1,664
Palm Terrace                          Multifamily--

                                       Section 42                    --              --            27,000         4,509
Rose Lane                             Multifamily--

                                       Section 42                    --              --             9,600         4,006
Silver Lake Pointe                    Multifamily--

                                       Section 42                    --              --            14,525         3,634
Sussex Mill                           Multifamily--

                                       Section 42                    --              --            10,500           875
Valley View                           Multifamily--

                                       Section 42                    --              --            12,000         5,007
Villa De Oro                          Multifamily--

                                       Section 42                 137,500            --            38,400        22,500
3307 Northland Office Building        Office                       97,500          97,500          14,833          --
600 South Commonwealth Avenue         Office                       39,375          39,375          79,440          --
Airport Atrium Office Building        Office                         --              --            14,256          --
Bucks County Office Center            Office                       80,156          80,156          37,731          --
Continental Professional Plaza        Office                      134,000         135,574          23,340         9,766
Harriston Square                      Office                        5,813             510           6,240         3,135
Lincolnshire Portfolio                Office                      230,309         230,309         119,016        19,836
Magnolia Centre / Park Centre         Office                       26,161          26,161          14,184          --
Meridian Center One                   Office                       22,333          22,333           8,174           681
Mountain Park Professional Center     Office                         --              --             6,012          --
One Highland Center                   Office                      168,475         168,475          11,327          --
Port City Center                      Office                        6,000           6,000          55,778        13,735
Sierra Valencia Business Park         Office                        5,000           5,000          23,763          --
Sixth Avenue                          Office                       15,500          15,500           6,269           522
ABCO Plaza                            Retail--Anchored               8,125           8,125          18,130          --
Americana Plaza                       Retail--Anchored              25,000            --            17,028        26,419
Aurora Highlands Shopping Center      Retail--Anchored              31,100          31,109          23,981          --
Baywood Plaza Shopping Center         Retail--Anchored                 625            --             5,377           448
Biscayne Plaza Shopping Center        Retail--Anchored                --              --            30,000          --
Bowdon Shopping Center                Retail--Anchored               9,125           7,240           4,765         1,552
Carbondale Plaza                      Retail--Anchored             209,750         209,750          12,992         3,248
Cedartown North SC                    Retail--Anchored              17,500          17,500           5,386         1,349
Continental Shopping Plaza            Retail--Anchored             308,000         311,619          49,320        20,637
Crossroads Plaza Shopping Center      Retail--Anchored                --              --            14,928        10,000
Crossroads Towne Center               Retail--Anchored                --              --            28,380         4,743
Daytona Beach Mall                    Retail--Anchored              27,688          27,688          16,099         4,027
Eagle Creek Plaza                     Retail--Anchored              40,000          40,032          14,052          --
Food 4 Less                           Retail--Anchored                --              --             9,500          --
Franklin Shopping Center              Retail--Anchored               1,875           1,875           2,407         1,089



                                                          ANNUAL       CURRENT           AS OF
                                                          DEPOSIT      BALANCE           DATE OF
                                                          TO TI/LC     OF TI/LC          RESERVE
PROPERTY NAME                         PROPERTY TYPE       RESERVE      RESERVE           ACCOUNTS
----------------------------------------------------------------------------------------------------
Woods on the Fairway Apartments       Multifamily             --          --             3/31/97
Wycliffe Court                        Multifamily             --          --             4/24/97
Wynwood                               Multifamily             --          --             4/23/97
Canyon Place                          Multifamily--

                                       Section 42             --          --             4/22/97
Colonia Del Ray                       Multifamily--

                                       Section 42             --          --             4/22/97
Courtyard Homes                       Multifamily--

                                       Section 42             --          --             4/22/97
Creekbend                             Multifamily--

                                       Section 42             --          --             4/22/97
Lincoln Square                        Multifamily--

                                       Section 42             --          --             4/22/97
Palm Terrace                          Multifamily--

                                       Section 42             --          --             4/22/97
Rose Lane                             Multifamily--

                                       Section 42             --          --             4/22/97
Silver Lake Pointe                    Multifamily--

                                       Section 42             --          --             4/22/97
Sussex Mill                           Multifamily--

                                       Section 42             --          --             4/22/97
Valley View                           Multifamily--

                                       Section 42             --          --             4/22/97
Villa De Oro                          Multifamily--

                                       Section 42             --          --             4/23/97
3307 Northland Office Building        Office              $ 68,172        --             3/31/97
600 South Commonwealth Avenue         Office               150,000        --             3/31/97
Airport Atrium Office Building        Office                82,896    $138,530 (c)       3/31/97
Bucks County Office Center            Office                82,810        --             3/31/97
Continental Professional Plaza        Office                35,004      14,647            4/1/97
Harriston Square                      Office                26,092       8,028            3/1/97
Lincolnshire Portfolio                Office               340,008      56,668           3/31/97
Magnolia Centre / Park Centre         Office               120,852     165,000 (d)       3/26/97
Meridian Center One                   Office                  --          --             4/22/97
Mountain Park Professional Center     Office                37,568      27,000 (e)        4/1/97
One Highland Center                   Office                41,320        --             3/31/97
Port City Center                      Office                  --          --             4/22/97
Sierra Valencia Business Park         Office                  --          --             4/22/97
Sixth Avenue                          Office                  --          --             4/22/97
ABCO Plaza                            Retail--Anchored       24,634        --             4/1/97
Americana Plaza                       Retail--Anchored       20,004       3,333          3/31/97
Aurora Highlands Shopping Center      Retail--Anchored      30,048       16,667           4/1/97
Baywood Plaza Shopping Center         Retail--Anchored         --          --            4/22/97
Biscayne Plaza Shopping Center        Retail--Anchored       42,000        --            3/26/97
Bowdon Shopping Center                Retail--Anchored        7,000       2,333           3/1/97
Carbondale Plaza                      Retail--Anchored       13,541       3,385          3/31/97
Cedartown North SC                    Retail--Anchored         --          --            4/22/97
Continental Shopping Plaza            Retail--Anchored       60,000      25,106           4/1/97
Crossroads Plaza Shopping Center      Retail--Anchored         --          --            3/31/97
Crossroads Towne Center               Retail--Anchored       36,000       6,017           4/1/97
Daytona Beach Mall                    Retail--Anchored         --          --            4/22/97
Eagle Creek Plaza                     Retail--Anchored       17,100        --            3/27/97
Food 4 Less                           Retail--Anchored         --          --             4/1/97
Franklin Shopping Center              Retail--Anchored        3,390         844           3/1/97


(c) Includes $138,530 tenant specific lease reserve.
(d) Includes $90,000 tenant specific lease reserve.
(e) Includes $27,000 tenant specific lease reserve.

                                                                INITIAL         CURRENT         ANNUAL        CURRENT
                                                                DEPOSIT         BALANCE         DEPOSIT TO    BALANCE
                                                                TO  CAPITAL     CAPITAL         REPLACEMENT   REPLACEMENT
PROPERTY NAME                         PROPERTY TYPE             IMP. RESERVE    IMP. RESERVE    RESERVE       RESERVE
----------------------------------------------------------------------------------------------------------------------------
Freeport Lincoln Mall                 Retail--Anchored                --              --           $16,263          --
Galleria Shopping Center              Retail--Anchored           $  72,063       $  19,613          30,014       $ 7,516
Gerlands Food Fair                    Retail--Anchored                --              --              --            --
Greenbriar Mall                       Retail--Anchored           1,768,700       1,773,930         111,024        18,532
Grove Plaza                           Retail--Anchored              26,500          26,577          12,056         2,010
Hayden Plaza                          Retail--Anchored              21,250          21,268          23,596          --
Hillcrest Shopping Center             Retail--Anchored              20,000              29          39,420         9,879
Hogansville Shopping Center           Retail--Anchored               3,719           2,623           5,297         1,766
Hoods Crossroads Shopping Center      Retail--Anchored              21,375          15,313          13,276         3,322
Kirby Richmond Shopping Center        Retail--Anchored              79,718          79,718           8,171          --
Kroger-- Friendswood                  Retail--Anchored                --              --              --            --
Liberty Triangle                      Retail--Anchored               2,625           2,625           9,426          --
Lincoln Crossing                      Retail--Anchored                --              --            15,180          --
Maple Ridge SC-- 344                  Retail--Anchored                 875             875            --            --
McDowell Marketplace                  Retail--Anchored                --              --             5,664          --
Mobile Festival                       Retail--Anchored                --              --            83,350        39,073
Montrose Shopping Center              Retail--Anchored                --              --            21,372         5,343
New Paltz Shopping Center             Retail--Anchored              85,000          85,721           8,282         4,846
Oakwood Village Shopping Center       Retail--Anchored              15,281          15,281          20,239         5,070
Office Depot                          Retail--Anchored                 313             313           6,648          --
Pepperwood Plaza                      Retail--Anchored              18,641           3,487           5,942         1,508
Plaza at Highlands                    Retail--Anchored                --              --            12,600         4,213
Potomac Festival II                   Retail--Anchored              10,418          10,418           4,866         1,219
Potrero Center                        Retail--Anchored                --              --            18,172       581,338
Randolph Shopping Center              Retail--Anchored                --              --            12,286         3,071
Ridge Road West                       Retail--Anchored               4,250            --             2,592           466
Rising Sun Avenue Shopping Center     Retail--Anchored              35,000          35,000           4,806           401
River Center Shopping Center          Retail--Anchored              10,169          10,013          16,732        24,536
Rivertowne Commons Shopping
 Center                               Retail--Anchored              37,500          37,500          60,955        15,257
Riverview Plaza Shopping Center       Retail--Anchored              12,500          12,500          20,436         1,703
Safeway Food Store  # 0837            Retail--Anchored               2,000           2,000          13,206          --
SMC--Duluth--249                      Retail--Anchored               4,875           4,875            --            --
SMC--Houston--410                     Retail--Anchored              32,375          32,375            --            --
SMC--Tucker--252                      Retail--Anchored              14,671          14,671            --            --
SMC--Meterie--408                     Retail--Anchored              13,094          13,094            --            --
Snowden Square S.C.-- 349             Retail--Anchored               1,563           1,563            --            --
South Wind Plaza Shopping Center      Retail--Anchored                --              --            23,481          --
Southwind Plaza Shopping Center       Retail--Anchored              23,945          23,945          11,890         2,976
Springfield Plaza Shopping Center     Retail--Anchored              86,250          86,250          63,688       669,057
Square One Shopping Center            Retail--Anchored              12,500          12,500          19,600         6,534
Staples Office Supply                 Retail--Anchored               3,125           3,125           2,359          --
State Line Shopping Center            Retail--Anchored              26,750          26,750          15,331         1,278
Sugar Creek Plaza                     Retail--Anchored              66,063          66,063          26,460          --
Sunset Plaza                          Retail--Anchored               1,200          11,226          34,824       125,000
The Sinclair                          Retail--Anchored                --              --             1,848          --
The Sports Authority                  Retail--Anchored               5,250           5,252          45,018        15,008
Town and Country Shopping Center      Retail--Anchored              45,188          45,188          11,976          --
Towne Plaza Shopping Center           Retail--Anchored               4,875           4,876          35,576        50,014
Union Hills Village                   Retail--Anchored                --              --            10,684          --
Valu Food Shopping Center             Retail--Anchored                --              --            17,212          --
Watseka Shopping Plaza                Retail--Anchored               5,375           5,375          18,274         4,563
Westfall Town Center                  Retail--Anchored              10,000          10,000          20,405         3,401
Westfield Village Shopping Center     Retail--Anchored               3,313           3,313          21,437          --
Woodbridge Plaza                      Retail--Anchored             132,625         132,625          10,072          --


                                                          ANNUAL       CURRENT           AS OF
                                                          DEPOSIT      BALANCE           DATE OF
                                                          TO TI/LC     OF TI/LC          RESERVE
PROPERTY NAME                         PROPERTY TYPE       RESERVE      RESERVE           ACCOUNTS
-----------------------------------------------------------------------------------------------------
Freeport Lincoln Mall                 Retail--Anchored        --          --             3/26/97
Galleria Shopping Center              Retail--Anchored        --          --             4/22/97
Gerlands Food Fair                    Retail--Anchored        --          --             4/22/97
Greenbriar Mall                       Retail--Anchored    $248,412    $542,942 (f)       3/31/97
Grove Plaza                           Retail--Anchored      29,221       4,872           3/27/97
Hayden Plaza                          Retail--Anchored      30,000     300,000            4/1/97
Hillcrest Shopping Center             Retail--Anchored     120,000     281,997           3/27/97
Hogansville Shopping Center           Retail--Anchored       5,765       1,922            3/1/97
Hoods Crossroads Shopping Center      Retail--Anchored        --          --             4/22/97
Kirby Richmond Shopping Center        Retail--Anchored      16,476     100,000  (g)      3/27/97
Kroger-- Friendswood                  Retail--Anchored        --          --             4/22/97
Liberty Triangle                      Retail--Anchored      18,007        --              4/1/97
Lincoln Crossing                      Retail--Anchored        --          --             3/31/97
Maple Ridge SC-- 344                  Retail--Anchored        --          --             4/22/97
McDowell Marketplace                  Retail--Anchored      10,944        --              4/1/97
Mobile Festival                       Retail--Anchored      75,000      37,595           3/31/97
Montrose Shopping Center              Retail--Anchored      30,756       7,689           3/31/97
New Paltz Shopping Center             Retail--Anchored        --          --             3/31/97
Oakwood Village Shopping Center       Retail--Anchored        --          --             4/22/97
Office Depot                          Retail--Anchored      35,004        --             3/27/97
Pepperwood Plaza                      Retail--Anchored      20,568       6,312            4/1/97
Plaza at Highlands                    Retail--Anchored        --          --              4/1/97
Potomac Festival II                   Retail--Anchored        --          --             4/22/97
Potrero Center                        Retail--Anchored        --          --             4/22/97
Randolph Shopping Center              Retail--Anchored      16,286       4,072           3/31/97
Ridge Road West                       Retail--Anchored        --          --             2/28/97
Rising Sun Avenue Shopping Center     Retail--Anchored       6,000         500           3/31/97
River Center Shopping Center          Retail--Anchored        --          --             4/22/97
Rivertowne Commons Shopping
 Center                               Retail--Anchored        --          --             4/22/97
Riverview Plaza Shopping Center       Retail--Anchored        --          --             4/22/97
Safeway Food Store  # 0837            Retail--Anchored        --          --             4/22/97
SMC--Duluth--249                      Retail--Anchored        --          --             4/22/97
SMC--Houston--410                     Retail--Anchored        --          --             4/22/97
SMC--Tucker--252                      Retail--Anchored        --          --             4/22/97
SMC--Meterie--408                     Retail--Anchored        --          --             4/22/97
Snowden Square S.C.-- 349             Retail--Anchored        --          --             4/22/97
South Wind Plaza Shopping Center      Retail--Anchored     300,000        --             3/27/97
Southwind Plaza Shopping Center       Retail--Anchored        --          --             4/22/97
Springfield Plaza Shopping Center     Retail--Anchored        --          --             3/31/97
Square One Shopping Center            Retail--Anchored      30,000      10,001            2/1/97
Staples Office Supply                 Retail--Anchored        --          --             3/31/97
State Line Shopping Center            Retail--Anchored      15,273       1,273           2/11/97
Sugar Creek Plaza                     Retail--Anchored      41,640        --             3/31/97
Sunset Plaza                          Retail--Anchored      20,500        --              4/1/97
The Sinclair                          Retail--Anchored        --        75,750           3/31/97
The Sports Authority                  Retail--Anchored      62,769      20,925           3/31/97
Town and Country Shopping Center      Retail--Anchored      23,280        --             3/31/97
Towne Plaza Shopping Center           Retail--Anchored      55,000      50,014            4/1/97
Union Hills Village                   Retail--Anchored      30,400     196,000  (h)       4/1/97
Valu Food Shopping Center             Retail--Anchored      24,000     194,886           3/31/97
Watseka Shopping Plaza                Retail--Anchored        --          --             3/31/97
Westfall Town Center                  Retail--Anchored        --          --             3/31/97
Westfield Village Shopping Center     Retail--Anchored        --          --              4/1/97
Woodbridge Plaza                      Retail--Anchored        --          --             4/22/97

(f) Includes $501,479 tenant specific lease reserve.
(g) Includes $100,000 tenant specific lease reserve.
(h) Includes $196,000 tenant specific lease reserve.

                                                                INITIAL         CURRENT         ANNUAL        CURRENT
                                                                DEPOSIT         BALANCE         DEPOSIT TO    BALANCE
                                                                TO CAPITAL      CAPITAL         REPLACEMENT   REPLACEMENT
PROPERTY NAME                         PROPERTY TYPE             IMP. RESERVE    IMP. RESERVE    RESERVE       RESERVE
----------------------------------------------------------------------------------------------------------------------------
Anderson Square Business Park         Retail--Unanchored           $   625         $   625         $ 6,816       $ 5,530
Brookside Plaza                       Retail--Unanchored             7,500           7,500          12,320         3,083
Campbell Crossing                     Retail--Unanchored            10,836          10,836           7,046         1,176
Cascade Crossing Shopping Center      Retail--Unanchored             1,375            --             4,542          --
Chisholm West Shopping Center         Retail--Unanchored            23,688          23,688          33,889          --
Cleveland Street Square               Retail--Unanchored             5,844           5,844          13,543         3,389
Crossroads Shopping Center
 Beaumont                             Retail--Unanchored              --              --            12,096         3,024
Deerbrook Corner Shopping Center      Retail--Unanchored            10,375          10,375          16,404        41,367
Delray West Plaza                     Retail--Unanchored            15,225          15,225          17,940         2,990
Gala Plaza                            Retail--Unanchored           152,125         152,125          13,018         3,260
Gateway Center                        Retail--Unanchored            30,313          30,313          36,880         6,150
Gateway Courtyard                     Retail--Unanchored              --              --             4,140           345
Golfsmith Golf Center                 Retail--Unanchored              --              --              --            --
Indian Trace                          Retail--Unanchored             3,688           3,688          13,329          --
Little River Plaza                    Retail--Unanchored           210,062         210,062          20,916         1,743
Madison Plaza Shopping Center         Retail--Unanchored           345,347            --             6,561         1,643
Marketplace Mall                      Retail--Unanchored            35,419          35,419          53,198          --
Midway Retail Center                  Retail--Unanchored             5,875           5,875           2,569          --
Page Plaza                            Retail--Unanchored            49,375          49,375          10,458          --
Redondo Place Shopping Center         Retail--Unanchored             1,000           1,000           9,414          --
Riverside Mall                        Retail--Unanchored            28,938          28,938          23,818          --
Streetcar Stables                     Retail--Unanchored              --              --             3,324           831
Tustin Autoplex                       Retail--Unanchored            10,625          10,625           3,063          --
Village Square West                   Retail--Unanchored             2,875           2,875           3,032           297
Welleby Square Shopping Center        Retail--Unanchored            12,470          12,470           8,381          --
West End Plaza                        Retail--Unanchored             1,375            --             6,285         2,623
A1 Self Storage (Loan Level)          Self Storage                  14,875           1,570          24,140         6,823
Anchor Business Park                  Self Storage                  11,250          11,250          17,592          --
Atlanta Highway Mini--Storage         Self Storage                   --              --             4,992          1,250
Boulder Bins Self Storage             Self Storage                 200,638          47,746          17,289         7,214
Dothan  Mini--Storage West            Self Storage                  10,500          10,500           2,807           703
Storhouse Mini--Storage               Self Storage                  52,625          52,625           2,223         1,917



                                                              ANNUAL       CURRENT
                                                              DEPOSIT      BALANCE       AS OF
                                                              TO TI/LC     OF TI/LC      DATE OF
PROPERTY NAME                         PROPERTY TYPE           RESERVE      RESERVE       RESERVE
                                                                                         ACCOUNTS
------------------------------------------------------------------------------------------------------
Anderson Square Business Park         Retail--Unanchored      $24,000     $19,470           3/31/97
Brookside Plaza                       Retail--Unanchored         --          --             4/22/97
Campbell Crossing                     Retail--Unanchored         --          --             4/22/97
Cascade Crossing Shopping Center      Retail--Unanchored         --          --             4/22/97
Chisholm West Shopping Center         Retail--Unanchored       74,015        --             3/27/97
Cleveland Street Square               Retail--Unanchored         --          --             4/22/97
Crossroads Shopping Center
 Beaumont                             Retail--Unanchored       29,816      45,819           3/27/97
Deerbrook Corner Shopping Center      Retail--Unanchored       18,000       1,500           3/31/97
Delray West Plaza                     Retail--Unanchored         --       150,000           2/28/97
Gala Plaza                            Retail--Unanchored         --          --             4/22/97
Gateway Center                        Retail--Unanchored         --          --             4/22/97
Gateway Courtyard                     Retail--Unanchored       20,040       1,670           3/31/97
Golfsmith Golf Center                 Retail--Unanchored       12,000       2,000           3/31/97
Indian Trace                          Retail--Unanchored         --          --             4/22/97
Little River Plaza                    Retail--Unanchored       21,396       1,783           3/31/97
Madison Plaza Shopping Center         Retail--Unanchored         --          --             4/22/97
Marketplace Mall                      Retail--Unanchored         --          --             4/22/97
Midway Retail Center                  Retail--Unanchored       14,658        --             3/31/97
Page Plaza                            Retail--Unanchored         --          --             4/22/97
Redondo Place Shopping Center         Retail--Unanchored         --          --             3/27/97
Riverside Mall                        Retail--Unanchored         --          --             4/22/97
Streetcar Stables                     Retail--Unanchored         --          --             2/28/97
Tustin Autoplex                       Retail--Unanchored       13,092        --             3/31/97
Village Square West                   Retail--Unanchored         --          --             4/22/97
Welleby Square Shopping Center        Retail--Unanchored       25,379        --             3/27/97
West End Plaza                        Retail--Unanchored         --         2,511           4/22/97
A1 Self Storage (Loan Level)          Self Storage              --          --              3/27/97
Anchor Business Park                  Self Storage            12,000      10,000            3/31/97
Atlanta Highway Mini--Storage         Self Storage               --          --             4/22/97
Boulder Bins Self Storage             Self Storage               --          --             3/31/97
Dothan  Mini--Storage West            Self Storage               --          --             4/22/97
Storhouse Mini--Storage               Self Storage               --          --             4/22/97

  THE MORTGAGE LOAN SELLERS

     On or prior to the Closing Date, the Depositor will acquire the Mortgage Loans from the Mortgage Loan Sellers pursuant to separate agreements (the "Mortgage Loan Purchase Agreements"). The Mortgage Loan Sellers acquired or originated the Mortgage Loans as described above under "--Mortgage Loan History."

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES

     On or prior to the Closing Date, the Depositor will transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with such transfer, the Depositor will require each Mortgage Loan Seller to deliver to the Trustee or to a document custodian appointed by the Trustee (a "Custodian"), among other things, the following documents with respect to each Mortgage Loan (collectively, as to each Mortgage Loan, the "Mortgage File"): (i) the original Mortgage Note, endorsed, without recourse, to the order of the Trustee; (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon; (iii) the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon; (iv) an original assignment of the Mortgage in favor of the Trustee and in recordable form; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee and in recordable form; (vi) originals or copies of all written modification agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified; (vii) the original or a copy of the policy or certificate of lender's title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued, an irrevocable, binding commitment to issue such title insurance policy; and (viii) any file copies of any UCC financing statements in the possession of the applicable Mortgage Loan Seller.

     The Trustee or a Custodian on its behalf will be required to review each Mortgage File within a specified period following its receipt thereof. If any of the above-described documents is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the interests of the Certificateholders, the applicable Mortgage Loan Seller, if it cannot deliver the document or cure the defect within a period of 90 days following its receipt of notice thereof, will be obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to repurchase the affected Mortgage Loan within such 90-day period at a price (the "Purchase Price") generally equal to the sum of (i) the unpaid principal balance of such Mortgage Loan, (ii) unpaid accrued interest on such Mortgage Loan (calculated at the Mortgage Rate) to but not including the Due Date in the Collection Period in which the purchase is to occur, and (iii) certain servicing expenses that are reimbursable to the Master Servicer or the Special Servicer plus any interest thereon and on any P&I Advances; provided that such Mortgage Loan Seller will have an additional 90-day period to deliver the document or cure the defect, as the case may be, if it is diligently proceeding to effect such delivery or cure and has delivered to the Trustee an officer's certificate that describes the reasons that such delivery or cure was not effected within the first 90-day cure period and the actions it proposes to take to effect such delivery or cure, and which states that it anticipates such delivery or cure will be effected within the additional 90-day period. The foregoing repurchase obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any uncured failure to deliver, or any uncured defect in, a constituent Mortgage Loan document. The applicable Mortgage Loan Seller will be solely responsible for such repurchase obligation, and such obligation will not be the responsibility of the Depositor or any of its other affiliates.

     The Pooling and Servicing Agreement will require the Trustee promptly (and in any event within 30 days after the Closing Date) to cause each of the assignments described in clauses (iv) and (v) of the second preceding paragraph to be submitted for recording in the real property records of the jurisdiction in which the related Mortgaged Property is located. See "Description of the Pooling Agreements--Assignment of Mortgage Loans; Repurchases" in the Prospectus.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     In each Mortgage Loan Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each related Mortgage Loan, as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally that: (i) the information set forth in the schedule of

Mortgage Loans attached to the applicable Mortgage Loan Purchase Agreement (which contains certain of the information set forth in Annex A) is true and correct in all material respects as of the Cut-off Date; (ii) if such Mortgage Loan was originated by the applicable Mortgage Loan Seller or an affiliate thereof, then, as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan and, if such Mortgage Loan was not originated by the applicable Mortgage Loan Seller or an affiliate thereof, then, to the best of such Seller's knowledge after having performed the type of due diligence customarily performed by prudent institutional commercial and multifamily mortgage lenders, as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; (iii) the applicable Mortgage Loan Seller owns the Mortgage Loan, has good and marketable title thereto, has full right and authority to sell, assign and transfer the Mortgage Loan and is transferring the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests; (iv) the proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder; (v) to the actual knowledge of the applicable Mortgage Loan Seller, each of the related Mortgage Note, related Mortgage, Assignment of Leases, if any, and other agreements executed in connection therewith is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions therein and any state anti-deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and a legal opinion to such effect was obtained by the originator of such Mortgage Loan at the time of origination; and, as of the date of its origination, there was no valid offset, defense, counterclaim or right to rescission with respect to any of the related Mortgage Note, Mortgage or other agreements executed in connection with such Mortgage Loan, and, as of the Cut-off Date, to the actual knowledge of the applicable Mortgage Loan Seller, there is no valid offset, defense, counterclaim or right to rescission with respect to such Mortgage Note, Mortgage(s) or other agreements; (vi) the assignment of the related Mortgage in favor of the Trustee constitutes the legal, valid and binding assignment of such Mortgage to the Trustee; (vii) the related Mortgage (or, in the case of a cross-collateralized Mortgage Loan, a related Mortgage) is a valid and enforceable first lien on the related Mortgaged Property (or, in the case of a cross-collateralized Mortgage Loan, the related primary Mortgaged Property), which Mortgaged Property is free and clear of all encumbrances and liens having priority over or on a parity with the first lien of such Mortgage, except for
(a) liens for real estate taxes and special assessments not yet due and payable,
(b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being customarily acceptable to mortgage lending institutions generally or specifically reflected in the appraisal of such Mortgaged Property made in connection with the origination of such Mortgage Loan, (c) other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by such Mortgage or materially affect the value or marketability of such Mortgaged Property and (d) if such Mortgage secures a cross-collateralized Mortgage Loan, any lien securing a related cross-collateralized Mortgage Loan; (viii) to the actual knowledge of the applicable Mortgage Loan Seller, all taxes and governmental assessments that prior to the Cut-off Date became due or owing in respect of, and affect, the related Mortgaged Property (or, in the case of a cross-collateralized Mortgage Loan, the related primary Mortgaged Property) have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established; (ix) as of the date of its origination, there was no proceeding pending for the total or partial condemnation of the related Mortgaged Property (or, in the case of a cross-collateralized Mortgage Loan, the related primary Mortgaged Property) that materially affects the value thereof, and such Mortgaged Property was free of material damage; and, as of the Cut-off Date, there is no proceeding pending for the total or partial condemnation of the related Mortgaged Property (or, in the case of a cross-collateralized Mortgage Loan, the related primary Mortgaged Property) that materially affects the value thereof, and such Mortgaged Property is free of material damage; (x) as of the date of its origination, all insurance required under the Mortgage for such Mortgage Loan was in full force and effect with respect to the related Mortgaged Property (or, in the case of a cross-collateralized Mortgage Loan, the related primary Mortgaged Property);
(xi) as of the Cut-off Date, no Mortgage Loan is, or in the prior 12 months, has been, 30 days or more past due in respect of any Scheduled Payment; and (xii) one or more environmental site assessments were performed with respect to the related Mortgaged Property (or, in the case of a cross-collateralized Mortgage Loan, the related primary Mortgaged Property) during the 18-month period preceding the Cut-off Date, and the Seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s).

     In the case of a breach of any of the foregoing representations and warranties that materially and adversely affects the interests of the Certificateholders, the applicable Mortgage Loan Seller, if it cannot cure such breach within a period of 90 days following its receipt of notice thereof, will be obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to repurchase the affected Mortgage Loan within such 90-day period at the applicable Purchase Price; provided that such Mortgage Loan Seller will have an additional 90-day period to cure such breach if it is diligently proceeding with such cure and has delivered to the Trustee an officer's certificate that describes the reasons that a cure was not effected within the first 90-day cure period and the actions it proposes to take to effect such cure and which states that it anticipates such cure will be effected within the additional 90-day period.

     The foregoing repurchase obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any uncured breach of the applicable Mortgage Loan Seller's representations and warranties regarding the applicable Mortgage Loans. The applicable Mortgage Loan Seller will be the sole warranting party in respect of the Mortgage Loans sold by such Mortgage Loan Seller to the Depositor, and neither the Depositor nor any of its other affiliates will be obligated to repurchase any such affected Mortgage Loan in connection with a breach of the applicable Mortgage Loan Seller's representations and warranties if the applicable Mortgage Loan Seller defaults on its obligation to do so. See "Description of the Pooling Agreements--Representations and Warranties; Repurchases" in the Prospectus.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the time the Offered Certificates are issued. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. The Depositor believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered Certificates are issued, although the range of Mortgage Rates, maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. If Mortgage Loans are removed from or added to the Mortgage Pool as described in the preceding paragraph, such removal or addition will be noted in the Form 8-K.

                         SERVICING OF THE MORTGAGE LOANS

  GENERAL

     The Master Servicer and the Special Servicer, either directly or through sub-servicers, will be required to service and administer the Mortgage Loans on behalf of the Trustee and for the benefit of the Certificateholders, in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, generally services and administers similar mortgage loans (a) for other third-parties portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans and to the maximization of the recovery on such Mortgage Loans on a net present value basis, or (b) held in its own portfolio, whichever servicing procedure is of a higher standard, but without regard to (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof may have with the related borrower; (ii) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or by any affiliate thereof; (iii) the right of the Master Servicer or the Special Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the Pooling and Servicing Agreement; (iv) the obligations of the Master Servicer or the Special Servicer, as the case may be, to make Advances (as defined herein); (v) the ownership, servicing or management for others of any other mortgage loans or mortgaged property; and (vi) any obligation of the Master Servicer or the Special Servicer, as the case may be, as a Mortgage Loan Seller or as an affiliate thereof, to pay any indemnity with respect to or repurchase any Mortgage Loan.

     Set forth below, following the subsection captioned "--The Master Servicer and Special Servicer," is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans. Reference is also made to the Prospectus, in particular to the section captioned "Description of the Pooling Agreements," for important information in addition to that set forth herein regarding the terms and conditions of the Pooling and Servicing Agreement as they relate to the rights and obligations of the Master Servicer and Special Servicer thereunder. The Special Servicer generally will have all of the rights to indemnity and reimbursement, and limitations on liability, that the Master Servicer is described as having in the Prospectus and the Special Servicer rather than the Master Servicer will perform the servicing duties described in the Prospectus with respect to Specially Serviced Mortgage Loans and REO Properties (each as described herein).

THE MASTER SERVICER ANDSPECIAL SERVICER

     FUNB, in its capacity as master servicer under the Pooling and Servicing Agreement (in such capacity, the "Master Servicer") will be responsible for servicing the Mortgage Loans (other than Specially Serviced Mortgage Loans and REO Properties). Although the Master Servicer is authorized to employ agents, including sub-servicers, to directly service the Mortgage Loans for which it is responsible, the Master Servicer will remain liable for its servicing obligations under the Pooling and Servicing Agreement. The Master Servicer is a wholly owned subsidiary of First Union Corporation. The Master Servicer's principal servicing offices are located at One First Union Center, TW9, 301 South College Street, Charlotte, North Carolina 28288-1075.

     As of March 31, 1997, the Master Servicer and its affiliates serviced approximately 1,105 commercial and multifamily loans, totaling approximately $4.0 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

     The initial Special Servicer will be CRIIMI MAE Services Limited Partnership, a Maryland limited partnership, the general partner of which is CRIIMI MAE Management, Inc. The Special Servicer will be responsible for performing certain servicing functions with respect to Mortgage Loans that, in general, are in default or as to which default is imminent, for administering any REO Property and for performing certain other functions with respect to all Mortgage Loans, such as conducting property inspections, collecting financial statements, rent-rolls and other financial data on the Mortgaged Properties, and preparing related reports, as set forth in the Pooling and Servicing Agreement. As of March 31, 1997, the Special Servicer was responsible for the servicing of approximately 1,630 commercial and multifamily loans with an aggregate principal balance of approximately $6.4 billion, the collateral for which is located in 48 states. It is anticipated that the Special Servicer or an affiliate of the Special Servicer will purchase all or a significant portion of certain Classes of the Private Certificates on or about the Closing Date. The Special Servicer's principal offices are located at 11200 Rockville Pike, Rockville, Maryland 20852.

     The information set forth herein concerning the Master Servicer and the Special Servicer has been provided by the Master Servicer and Special Servicer, respectively, and none of the Depositor or either Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

THE SPECIAL SERVICER

     The Pooling and Servicing Agreement permits the holder (or holders) of the majority of the Voting Rights allocated to the Controlling Class of Sequential Pay Certificates to replace the Special Servicer and to select a representative (the "Controlling Class Representative") from whom the Special Servicer will seek advice and approval and take direction under certain circumstances. See "Servicing of the Mortgage Loans--The Controlling Class Representative." The "Controlling Class of Sequential Pay Certificates" is the Class of Sequential Pay Certificates that has the latest alphabetical Class designation and that has a Certificate Balance that is greater than 25% of its original Certificate Balance; provided that if no Class of Sequential Pay Certificates has a Certificate Balance that is greater than 25% of its original Certificate Balance, the Class of Sequential Pay Certificates with the latest alphabetical Class designation will be the "Controlling Class of Sequential Pay Certificates." The Class A-1,

Class A-2 and Class A-3 Certificates will be treated as one Class for determining the Controlling Class of Sequential Pay Certificates. Any such replacement of a Special Servicer will be subject to, among other things, (i) the delivery of notice of the proposed replacement to the Rating Agencies and receipt of notice from the Rating Agencies that the replacement will not result in a qualification, downgrade or withdrawal of any of the then current ratings assigned to the Certificates, and (ii) the written agreement of the successor Special Servicer to be bound by the terms and conditions of the Pooling and Servicing Agreement. Subject to the foregoing, any Certificateholder or affiliate thereof may be appointed as Special Servicer. See "Description of Certificates--Voting Rights" herein.

     The Special Servicer will be responsible for servicing and administering any Mortgage Loan as to which (a) any Monthly Payment shall be delinquent 45 or more days (or, in the case of a Balloon Payment, if the Master Servicer determines that the related borrower has obtained a binding commitment to refinance, such longer period of delinquency (not to exceed 120 days) within which such refinancing is expected to occur); (b) the Master Servicer shall have determined that a default in making a Monthly Payment is likely to occur within 30 days and is likely to remain unremedied for at least 60 days (or, in the case of a Balloon Payment, if the Master Servicer determines that the related borrower has obtained commitment to refinance, such longer period of delinquency (not to exceed 120 days) within which such refinancing is expected to occur);
(c) there shall have occurred a default (other than as described in clause (a) above) that materially impairs the value of the Mortgaged Property as security for the Mortgage Loan or otherwise materially adversely affects the interests of Certificateholders and that continues unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 30 days); (d) a decree or order under any bankruptcy, insolvency or similar law shall have been entered against the related borrower and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days;
(e) the related borrower shall consent to the appointment of a conservator or receiver or liquidator in any insolvency or similar proceedings of or relating to such related borrower or of or relating to all or substantially all of its property; (f) the related borrower shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or
(g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property.

     In the event of any of the foregoing with respect to any Mortgage Loan, the Master Servicer is required to transfer certain of its servicing responsibilities with respect thereto to the Special Servicer. Notwithstanding such transfer, the Master Servicer will continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan, and to make remittances (including, if necessary, P&I Advances) and prepare certain reports to the Trustee with respect to such Mortgage Loan. If title to the related Mortgaged Property is acquired by the Trust Fund (upon acquisition, an "REO Property"), whether through foreclosure, deed in lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for the operation and management thereof. Mortgage Loans serviced by the Special Servicer are referred to herein as "Specially Serviced Mortgage Loans" and, together with any REO Properties, constitute "Specially Serviced Trust Fund Assets." The Master Servicer will have no responsibility for the Special Servicer's performance of its duties under the Pooling and Servicing Agreement.

     A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Master Servicer will re-assume servicing responsibilities):

     (w) with respect to the circumstances described in clause (a) of the second preceding paragraph, when the related borrower has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

     (x) with respect to any of the circumstances described in clauses (b), (d),
(e) and (f) of the second preceding paragraph, when such circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d),
(e) and (f), no later than the entry of an order or decree dismissing such proceeding;

     (y) with respect to the circumstances described in clause (c) of the second preceding paragraph, when such default is cured; and

     (z) with respect to the circumstances described in clause (g) of the second preceding paragraph, when such proceedings are terminated; so long as at that time no other circumstance identified in such clauses (a) through (g) then exists.

  SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the Master Servicer in respect of its servicing activities will be the Master Servicing Fee. The "Master Servicing Fee" will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan, will accrue at the related Master Servicing Fee Rate and will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment due on the Mortgage Loan is computed. The "Master Servicing Fee Rate" will be a per annum rate equal to: 0.090% in the case of 213 Mortgage Loans (or 76.23%), 0.165% in the case of 28 Mortgage Loans (or 11.61%), 0.140% in the case of 19 Mortgage Loans (or 7.01%), 0.170% in the case of six Mortgage Loans (or 2.36%), 0.135% in the case of two Mortgage Loans (or 1.13%), 0.080% in the case of eight Mortgage Loans (or 0.77%), 0.190% in the case of one Mortgage Loan (or 0.26%), 0.240% in the case of two Mortgage Loans (or 0.18%), 0.350% in the case of one Mortgage Loan (or 0.14%), 0.665% in the case of one Mortgage Loan (or 0.11%), 0.340% in the case of one Mortgage Loan (or 0.10%), 0.415% in the case of one Mortgage Loan (or 0.08%), 0.510% in the case of one Mortgage Loan (or 0.03%). The weighted average Master Servicing Fee Rate as of the Cut-off Date will be 0.1066%.

     If a borrower voluntarily prepays a Mortgage Loan on a date that is prior to its Due Date in such Collection Period, the amount of interest (net of related Master Servicing Fees and Additional Servicing Fees) that accrues on the Mortgage Loan during such Collection Period will be less (such shortfall, a "Prepayment Interest Shortfall") than the amount of interest (net of related Master Servicing Fees and Additional Servicing Fees and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have accrued on the Mortgage Loan through its Due Date. If such a principal prepayment occurs during any Collection Period after the Due Date for such Mortgage Loan in such Collection Period, the amount of interest (net of related Master Servicing Fees, Additional Servicing Fees and the Trustee Fee) that accrues and is collected on the Mortgage Loans during such Collection Period will exceed (such excess, a "Prepayment Interest Excess") the amount of interest (net of related Master Servicing Fees and Additional Servicing Fees and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have been collected on the Mortgage Loan during such Collection Period if the borrower had not prepaid. Any Prepayment Interest Excesses collected will be paid to the Master Servicer as additional servicing compensation. However, with respect to each Distribution Date, the Master Servicer will be required to deposit into the Certificate Account (such deposit, a "Compensating Interest Payment"), without any right of reimbursement therefor, an amount equal to the lesser of (i) its servicing compensation for the related Collection Period, including any Prepayment Interest Excesses received during such Collection Period, and (ii) the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period. Compensating Interest Payments will not cover shortfalls in Mortgage Loan interest accruals that result from any liquidation of a defaulted Mortgage Loan, or of any REO Property acquired in respect thereof, that occurs during a Collection Period prior to the related Due Date therein.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee (together with the Master Servicing Fee and the Additional Servicing Fee (as defined below), the "Servicing Fees") and, under the circumstances described herein, Principal Recovery Fees. The "Special Servicing Fee" will accrue at a rate (the "Special Servicing Fee Rate") equal to 0.25% per annum and will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on the related Specially Serviced Mortgage Loan is computed. However, earned Special Servicing Fees will be payable out of general collections on the Mortgage Loans then on deposit in the Certificate Account. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan will cease to accrue if such loan is liquidated or becomes a Corrected Mortgage Loan. The Special Servicer will be entitled to a "Principal Recovery Fee" with respect to each Specially Serviced Trust Fund Asset and Corrected Mortgage Loan, which Principal Recovery Fee generally will be in an amount equal to 0.25% of all amounts received in respect thereof and allocable as a recovery of principal. However, no Principal Recovery Fee will be payable in connection with, or out of Liquidation Proceeds (as defined in the Prospectus) resulting from, the purchase of any Specially Serviced Trust Fund Asset or Corrected Mortgage Loan (i) by a Mortgage Loan Seller (as described herein under "Description Of The Mortgage Pool--Assignment of the Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases," (ii) by the Master Servicer, the Special Servicer, the Depositor, Lehman Brothers Inc. or the Majority Subordinate

Certificateholder as described herein under "Description Of The
Certificates--Termination" or (iii) in certain other limited circumstances.

     The Special Servicer, in addition to its duties with respect to the Specially Serviced Mortgage Loans, will be responsible for (i) conducting (or retaining a third party to conduct) inspections of each Mortgaged Property and
(ii) collecting and making certain calculations based on annual and quarterly operating statements and rent rolls with respect to each Mortgaged Property. The Special Servicer will be entitled to a monthly fee (the "Additional Servicing Fee") for performing the duties set forth in clauses (i) and (ii) above payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan, which monthly fee will accrue at a per annum rate of 0.04% (the "Additional Servicing Fee Rate") and will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment due on the related Mortgage Loan is computed. The Special Servicer will also be entitled to any loan service charges, statement charges or other charges earned by it.

     As additional servicing compensation, the Master Servicer or the Special Servicer will be entitled to retain all assumption and modification fees, late charges and Prepayment Interest Excesses collected from borrowers on Mortgage Loans. In addition, the Master Servicer and the Special Servicer each is authorized to invest or direct the investment of funds held in those accounts maintained by it that relate to the Mortgage Loans or REO Properties, as the case may be, in certain short-term United States government securities and other permitted investment grade obligations, and the Master Servicer and the Special Servicer each will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement.

     Each of the Master Servicer and Special Servicer will, in general, be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, including the fees of any sub-servicers retained by it, and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. However, each of the Master Servicer and Special Servicer will be permitted to pay certain of such expenses (including certain expenses incurred as a result of a Mortgage Loan default) directly out of the Certificate Account and at times without regard to the relationship between the expense and the funds from which it is being paid. See "Description of the Certificates--Distributions" herein and "Description of the Pooling Agreements--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the Prospectus.

     As and to the extent described herein under "Description of the Certificates--P&I Advances," the Master Servicer and the Special Servicer will be each entitled to receive interest, at the Reimbursement Rate, on any reimbursable servicing expenses incurred by it. Such interest will compound annually and will be paid, contemporaneously with the reimbursement of the related servicing expense, from general collections on the Mortgage Loans then on deposit in the Certificate Account.

MODIFICATIONS, WAIVERS AND AMENDMENTS

     The Pooling and Servicing Agreement will permit the Special Servicer to modify, waive or amend any term of any Mortgage Loan if (a) it determines, in accordance with the servicing standard described under "--General" above, that it is appropriate to do so and (b) except as described in the following paragraph, such modification, waiver or amendment, will not (i) affect the amount or timing of any scheduled payments of principal, interest or other amount (including Prepayment Premiums and Yield Maintenance Charges) payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a Prepayment Premium or Yield Maintenance Charge or permit a principal prepayment during the applicable Lockout Period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment or (iv) in the judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

     Notwithstanding clause (b) of the preceding paragraph, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Monthly Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, and/or
(iv) accept a principal prepayment during any Lockout Period; provided that (x) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the judgment of the Special Servicer, such default is reasonably foreseeable, (y) in the sole, good faith judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery to Certificateholders on a net present value basis documented to the Trustee and
(z) such modification, waiver or amendment does not result in a tax being imposed on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC at any time the Certificates are outstanding. In no event will the Special Servicer be permitted to (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, (ii) extend the maturity date of any Mortgage Loan which has a Mortgage Rate below the then prevailing interest rate for comparable loans, as determined by the Special Servicer, (iii) if the Mortgage Loan is secured by a ground lease, extend the maturity date of such Mortgage Loan beyond a date which is 10 years prior to the expiration of the term of such ground lease; (iv) reduce the Mortgage Rate to a rate below the then prevailing interest rate for comparable loans, as determined by the Special Servicer; (v) defer interest due on any Mortgage Loan in excess of 5% of the Stated Principal Balance of such Mortgage Loan or defer the collection of interest on any Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Mortgage Loan or
(vi) permit a voluntary prepayment of a Mortgage Loan other than on its Due
Date.

     The Special Servicer will be required to notify the Trustee and the Master Servicer of any modification, waiver or amendment of any term of any Mortgage Loan, and to deliver to the Trustee or the related Custodian, for deposit in the related Mortgage File, an original counterpart of the agreement related to such modification, waiver or amendment, promptly (and in any event within 10 business days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the Special Servicer. See "Description of the Certificates--Reports to Certificateholders; Available Information" herein.

THE CONTROLLING CLASS REPRESENTATIVE

     The Controlling Class Representative will be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and the Special Servicer will not be permitted to take any of the following actions as to which the Controlling Class Representative has objected in writing within ten business days of being notified thereof (provided that if such written objection has not been received by the Special Servicer within such five business day period, then the Controlling Class Representative's approval will be deemed to have been given):

         (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

         (ii) any modification of a monetary term of a Mortgage Loan other than a modification consisting of the extension of the maturity date of a Mortgage Loan for one year or less;

         (iii) any proposed sale of a defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Trust Fund as described under "Description of the Certificates--Termination" herein);

         (iv) any determination to bring an REO Property into compliance with applicable environmental laws;

         (v) any acceptance of substitute or additional collateral for a Mortgage Loan;

         (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause; and

         (vii) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan.

     In addition, the Controlling Class Representative may direct the Special Servicer to take or to refrain from taking, such other actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement; provided that no such direction and no objection contemplated by the prior paragraph may require or cause the Special Servicer to violate any provision of the Pooling and Servicing Agreement, including the Special Servicer's obligation to act in accordance with the servicing standards described under "--General" above, or expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer's responsibilities under the Pooling and Servicing Agreement or cause the Special Servicer to act or fail to act in a manner which, in the reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders.

Limitation on Liability of Controlling Class Representative

     The Controlling Class Representative will have no liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Controlling Class Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of holders of some Classes of the Certificates; and, absent willful misfeasance, bad faith or negligence on the part of the Controlling Class Representative, each Certificateholder agrees to take no action against the Controlling Class Representative or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.

REO PROPERTIES

     If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders, the Special Servicer, on behalf of such holders, will be required to sell the Mortgaged Property within two years of acquisition, unless
(i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC under the Code. Subject to the foregoing, the Special Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. The Special Servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the Special Servicer of its obligations with respect to such REO Property.

     In general, the Special Servicer or an independent contractor employed by the Special Servicer at the expense of the Trust Fund will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust Fund's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the Trustee to determine the Trust Fund's federal income tax reporting position with respect to the income it is anticipated that the Trust Fund would derive from such property, the Special Servicer could determine (particularly in the case of an REO Property that is a hospitality or residential health care facility) that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code or a tax on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"). To the extent that income the Trust Fund receives from an REO Property is subject to a tax on (i) "net income from foreclosure property" such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%) or (ii) "prohibited transactions," such income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the Special Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions." Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "Certain Federal Income Tax Consequences" herein and "Certain Federal Income Tax Consequences--REMICs" in the Prospectus.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Special Servicer will be required to perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan. In addition, the Special Servicer will be required to inspect or cause to be inspected each Mortgaged Property at least once per calendar year if, in a given calendar year, it has not already done so. The Special Servicer will be required to prepare a written report of each such inspection performed by it that describes the condition of the Mortgaged Property and that specifies the existence with respect thereto of any sale, transfer or abandonment or any material change in its condition or value.

     The Special Servicer is also required to use reasonable efforts to collect from the related borrower and review the quarterly and annual operating statements of each Mortgaged Property and to cause annual operating statements to be prepared for each REO Property. Each of the Mortgages requires the related borrower to deliver an annual property operating statement. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

     Copies of the inspection reports and operating statements referred to above are required to be available for review by Certificateholders during normal business hours at the offices of the Special Servicer. See "Description of the Certificates--Reports to Certificateholders; Available Information" herein.

                         DESCRIPTION OF THE CERTIFICATES

  GENERAL

     The First Union-Lehman Brothers Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 1997-C1 (the "Certificates") will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of May 1, 1997, among the Depositor, the Master Servicer, the Special Servicer and the Trustee (the "Pooling and Servicing Agreement"). The Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of: (i) the Mortgage Loans and all payments and other collections in respect of the Mortgage Loans received or applicable to periods after the Cut-off Date (exclusive of payments of principal and interest due, and principal prepayments received, on or before the Cut-off Date); (ii) any REO Property acquired on behalf of the Trust Fund; (iii) such funds or assets as from time to time are deposited in the Certificate Account (see "Description of the Pooling Agreements--Certificate Account" in the Prospectus); and (iv) certain rights of the Depositor under the Mortgage Loan Purchase Agreements relating to Mortgage Loan document delivery requirements and the representations and warranties of the Mortgage Loan Sellers regarding the Mortgage Loans.

     The Certificates will consist of sixteen classes (each, a "Class") to be designated as: (i) the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates (collectively, the "Class A Certificates"); (ii) the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates (collectively with the Class A Certificates, the "Sequential Pay Certificates");
(iii) the Class IO Certificates (collectively with the Sequential Pay Certificates, the "REMIC Regular Certificates"); and (iv) the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates (collectively, the "REMIC Residual Certificates").

     Only the Class A-1, Class A-2, Class A-3, Class IO, Class B, Class C, Class D and Class E Certificates (collectively, the "Offered Certificates") are offered hereby. The Class F, Class G, Class H, Class J, Class K and the REMIC Residual Certificates (collectively, the "Private Certificates") have not been registered under the Securities Act, and are not offered hereby. Accordingly, information herein regarding the terms of the Private Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.

REGISTRATION AND DENOMINATIONS

     The Offered Certificates will be issued in book-entry format through the facilities of The Depository Trust Company ("DTC"). Each Class of Offered Certificates will be issued in denominations of not less than $10,000 actual principal amount (or $100,000 notional amount with respect to the Class IO Certificates), and in integral multiples of $1 in excess thereof.

     Each Class of Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No beneficial owner of an Offered Certificate (each, a "Certificate Owner") will be entitled to receive a fully registered, certificated form of such Certificate (a "Definitive Offered Certificate"), except under the limited circumstances described in the Prospectus under "Description of the Certificates--Book-Entry Registration and

Definitive Certificates." Unless and until Definitive Offered Certificates are issued in respect of a Class of Offered Certificates, beneficial ownership interests in such Class will be recorded and transferred on the book-entry records of DTC and its participating organizations (the "Participants"), and all references to actions by holders of a Class of Offered Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through the Participants in accordance with DTC procedures, and all references herein to payments, notices, reports and statements to the holders of a Class of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder thereof, for distribution to the related Certificate Owners through the Participants in accordance with DTC procedures. The form of such payments and transfers may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its securities. None of the Depositor, the Master Servicer, the Special Servicer or the Trustee or any of their respective affiliates will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" and "Risk Factors--Book-Entry Registration" in the Prospectus.

CERTIFICATE BALANCES AND NOTIONAL AMOUNT

         Upon initial issuance, and in each case subject to a permitted variance of plus or minus 5%, the respective Classes of Sequential Pay Certificates will have the Certificate Balances representing the approximate percentage of the Initial Pool Balance as set forth in the following table:

                                                       INITIAL       PERCENT OF
                                                     CERTIFICATE    INITIAL POOL
  CLASS OF CERTIFICATES                                BALANCE         BALANCE
  ---------------------                               ---------       --------
  Class A-1 Certificates ........................   $200,000,000        15.2%
  Class A-2 Certificates ........................   $327,041,000        24.8%
  Class A-3 Certificates ........................   $395,281,000        30.0%
  Class B Certificates ..........................   $ 79,056,000         6.0%
  Class C Certificates ..........................   $ 72,468,000         5.5%
  Class D Certificates ..........................   $ 72,468,000         5.5%
  Class E Certificates ..........................   $ 19,765,000         1.5%
  Private Certificates ..........................   $151,524,420        11.5%
   (other than the REMIC Residual Certificates)

     The "Certificate Balance" of any Class of Sequential Pay Certificates outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The Certificate Balance of each Class of Sequential Pay Certificates will be reduced on each Distribution Date by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and further by any Realized Losses and Additional Trust Fund Expenses actually allocated to such Class of Certificates on such Distribution Date.

     The Class IO Certificates will not have a Certificate Balance, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on the notional amount of each of the Components, as described herein. The Class IO Certificates will have twelve components (each a "Component"), each corresponding to a different Class of Sequential Pay Certificates. Each Component will have the same letter and/or numerical designation as a Class of Sequential Pay Certificates. For any Distribution Date, the notional amount of each Component will equal the Certificate Balance of the corresponding Class of Sequential Pay Certificates. On the Closing Date, the aggregate of the notional amounts of each of the Components will equal approximately $1,317,603,420, which amount will equal the Initial Pool Balance.

     The REMIC Residual Certificates will not have Certificate Balances, but will represent the right to receive on each Distribution Date any portion of the Available Distribution Amount (as defined below) for such date that remains after the required distributions have been made on all the REMIC Regular Certificates.

PASS-THROUGH RATES

     The Pass-Through Rate applicable to each Class of Sequential Pay Certificates for each Distribution Date is fixed at the respective rate per annum set forth with respect to such Class in the table at the beginning of the Summary.

The Pass-Through Rate applicable to each Component for any Distribution Date will be equal to the Weighted Average Net Mortgage Rate for such Distribution Date minus the Pass-Through Rate applicable to the corresponding Class of Sequential Pay Certificates. The REMIC Residual Certificates will not bear interest.

     The "Weighted Average Net Mortgage Rate" for each Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans as of the commencement of the related Collection Period, weighted on the basis of their respective Stated Principal Balances outstanding immediately prior to such Distribution Date. The "Net Mortgage Rate" for each Mortgage Loan will generally equal (x) the Mortgage Rate in effect for such Mortgage Loan as of the Cut-off Date (provided that if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC Regular Certificates), then, solely for purposes of calculating the Pass-Through Rate for the Class IO Certificates, such Mortgage Rate will, to the extent appropriate, be adjusted from accrual period to accrual period to equal the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest which accrued in respect of such Mortgage Loan during any such one-month accrual period at its stated Mortgage Rate), minus (y) the applicable Master Servicing Fee Rate, the Additional Servicing Fee Rate and the Trustee Fee Rate. The "Stated Principal Balance" of each Mortgage Loan outstanding at any time will generally be an amount equal to the Cut-off Date Balance thereof, reduced on each Distribution Date (to not less than zero) by (i) any payments or other collections (or advances in lieu thereof) of principal of such Mortgage Loan that are due or received, as the case may be, during the related Collection Period and are distributed on the Certificates on such Distribution Date and
(ii) the principal portion of any Realized Loss and all Additional Trust Fund Expenses incurred in respect of such Mortgage Loan during the related Collection Period. Notwithstanding the foregoing, if any Mortgage Loan is paid in full, liquidated or otherwise removed from the Trust Fund, commencing as of the first Distribution Date following the Collection Period during which such event occurred, the Stated Principal Balance of such Mortgage Loan will be zero.

     The "Collection Period" for each Distribution Date will be the period that begins immediately following the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following the Cut-off Date) and ends on and includes the Determination Date in the same month as such Distribution Date. The "Determination Date" will be the 10th day of each month (or, if not a business day, the next preceding business day).

DISTRIBUTIONS

     General. Distributions on the Certificates will be made by the Trustee, to the extent of available funds, on the 18th day of each month or, if any such 18th day is not a business day, then on the next succeeding business day with the same force and effect and no additional interest shall accrue, commencing June 18, 1997 (each, a "Distribution Date"). Except as described below, all such distributions will be made to the persons in whose names the Certificates are registered (the "Certificateholders") at the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs and shall be made by wire transfer of immediately available funds, if such Certificateholder shall have provided wiring instructions no less than five business days prior to such record date or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate register. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective percentage interests in such Class.

     The Available Distribution Amount. The aggregate amount available for distributions of interest and principal to Certificateholders on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts:

         (a) the total amount of all cash received on or in respect of the Mortgage Loans and any REO Properties by the Master Servicer as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:

                   (i) any Monthly Payments collected but due on a Due Date
                       after the related Collection Period,

                   (ii) any Prepayment Premiums and Yield Maintenance Charges,
                        and

                   (iii) all amounts in the Certificate Account that are payable or reimbursable to any person other than the Certificateholders, including any Servicing Fees and Trustee Fees;

          (b) all P&I Advances made by the Master Servicer with respect to such Distribution Date;

          (c) any Compensating Interest Payment made by the Master Servicer to cover the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" herein, "--P&I Advances" below and "Description of the Pooling Agreements--Certificate Account" in the Prospectus.

     Any Prepayment Premiums and Yield Maintenance Charges actually collected will be distributed separately from the Available Distribution Amount. See "--Distributions--Allocation of Prepayment Premiums and Yield Maintenance Charges" herein.

     Application of the Available Distribution Amount. On each Distribution Date, for so long as the aggregate Certificate Balance of the Classes of the Sequential Pay Certificates are greater than zero, the Trustee will (except as otherwise described under "--Termination" below) apply amounts on deposit in the Certificate Account, to the extent of the Available Distribution Amount, in the following order of priority:

         (1) to distributions of interest to the holders of the Class A-1, Class A-2 and Class A-3 and Class IO Certificates (in each case, so long as any such Class remains outstanding), pro rata, in accordance with the respective amounts of Distributable Certificate Interest (as defined herein) in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

         (2) to distributions of principal to the holders of the Class A-1 Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount (as defined herein) for such Distribution Date;

         (3) after the Class A-1 Certificates have been retired, to distributions of principal to the holders of the Class A-2 Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates;

         (4) after the Class A-1 and Class A-2 Certificates have been retired, to distributions of principal to the holders of the Class A-3 Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 and/or Class A-2 Certificates;

         (5) to distributions to the holders of the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, in accordance with the amount of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates for which no reimbursement has previously been received, to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any;

         (6) to distributions of interest to the holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

         (7) after the Class A-1, Class A-2 and Class A-3 Certificates have been retired, to distributions of principal to the holders of the Class B Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class B Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2 and/or Class A-3 Certificates on such Distribution Date;

         (8) to distributions to the holders of the Class B Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

         (9) to distributions of interest to the holders of the Class C Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

         (10) after the Class A-1, Class A-2, Class A-3 and Class B Certificates have been retired, to distributions of principal to the holders of the Class C Certificates in an amount (not to exceed the then outstanding Certificate

       Balance of the Class C Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3 and/or Class B Certificates on such Distribution Date;

         (11) to distributions to the holders of the Class C Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

         (12) to distributions of interest to the holders of the Class D Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

         (13) after the Class A-1, Class A-2, Class A-3, Class B and Class C Certificates have been retired, to distributions of principal to the holders of the Class D Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class D Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3, Class B and/or Class C Certificates on such Distribution Date;

         (14) to distributions to the holders of the Class D Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

         (15) to distributions of interest to the holders of the Class E Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

         (16) after the Class A-1, Class A-2, Class A-3, Class B, Class C and Class D Certificates have been retired, to distributions of principal to the holders of the Class E Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3, Class B, Class C and/or Class D Certificates;

         (17) to distributions to the holders of the Class E Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

         (18) to distributions of interest to the holders of the Class F Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

         (19) after the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Certificates have been retired, to distributions of principal to the holders of the Class F Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and/or Class E Certificates;

         (20) to distributions to the holders of the Class F Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

         (21) to distributions of interest to the holders of the Class G Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

         (22) after the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E and Class F Certificates have been retired, to distributions of principal to the holders of the Class G Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E and/or Class F Certificates;

         (23) to distributions to the holders of the Class G Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

         (24) to distributions of interest to the holders of the Class H Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

         (25) after the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been retired, to distributions of principal to the holders of the Class H Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F and/or Class G Certificates;

         (26) to distributions to the holders of the Class H Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

         (27) to distributions of interest to the holders of the Class J Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

         (28) after the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been retired, to distributions of principal to the holders of the Class J Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and/or Class H Certificates;

         (29) to distributions to the holders of the Class J Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

         (30) to distributions of interest to the holders of the Class K Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

         (31) after the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates have been retired, to distributions of principal to the holders of the Class K Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H and/or Class J Certificates;

         (32) to distributions to the holders of the Class K Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to each such Class of Certificates and for which no reimbursement has previously been received; and

         (33) to distributions to the holders of the REMIC Residual Certificates in an amount equal to the balance, if any, of the Available Distribution Amount remaining after the distributions to be made on such Distribution Date as described in clauses (1) through (32) above;

provided that, on each Distribution Date after the aggregate of the Certificate Balances of the Subordinate Certificates has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the Trust Fund (see "Description of the Certificates--Termination" herein), the payments of principal to be made as contemplated by clauses (2), (3) and (4) above with respect to the Class A Certificates, will be so made to the holders of the respective Classes of such Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding aggregate Certificate Balances of such Classes of Certificates, and without regard to the Principal Distribution Amount for such date.

     Distributable Certificate Interest. The "Distributable Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date will equal the Accrued Certificate Interest in respect of such Class of Certificates, net of such Class's allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from voluntary principal prepayments made on the Mortgage Loans during the related Collection Period that are not covered by the Master Servicer's Compensating Interest Payment for such Distribution Date (the aggregate of such Prepayment Interest Shortfalls that are not so covered, as to such Distribution Date, the "Net Aggregate Prepayment Interest Shortfall").

     The "Accrued Certificate Interest" in respect of each Class of Sequential Pay Certificates for each Distribution Date will equal one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued on the related Certificate Balance outstanding immediately prior to such Distribution Date. The "Accrued Certificate Interest" in respect of the Class IO Certificates for any Distribution Date will equal the aggregate interest that accrued on each Component. With respect to each Distribution Date, interest will accrue on each Component in an amount equal to one month's interest on the notional amount of such Component immediately prior to such Distribution Date at the applicable Pass-Through Rate for such Component. Accrued Certificate Interest will be calculated on a basis of a 360-day year consisting of twelve 30-day months.

     The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of REMIC Regular Certificates will equal the product of (a) such Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, and the denominator of which is equal to the aggregate Accrued Certificate Interest in respect of all Classes of REMIC Regular Certificates for such Distribution Date.

     Principal Distribution Amount. The "Principal Distribution Amount" for each Distribution Date will generally equal the aggregate of the following:

         (a) the aggregate of the principal portions of all Scheduled Payments (other than Balloon Payments) due, and the principal portions of any Assumed Scheduled Payments deemed due, on or in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period;

         (b) the aggregate of all principal prepayments received on the Mortgage Loans during the related Collection Period;

         (c) with respect to any Mortgage Loan as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the related borrower during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

         (d) the aggregate of all Liquidation Proceeds, Insurance Proceeds (each as defined in the Prospectus), condemnation awards and proceeds of Mortgage Loan repurchases that were received on or in respect of Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

         (e) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Certificates on such immediately preceding Distribution Date.

     The "Scheduled Payment" due on any Mortgage Loan on any related Due Date is the amount of the Monthly Payment that is or would have been, as the case may be, due thereon on such date, without regard to any waiver, modification or amendment of such Mortgage Loan granted or agreed to by the Special Servicer or otherwise resulting from a bankruptcy or similar proceeding involving the related borrower, and assuming that each prior Scheduled Payment has been made in a timely manner. The "Assumed Scheduled Payment" is an amount deemed due in respect of any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date. The Assumed Scheduled Payment deemed due on any such Balloon Loan on its stated maturity date and on each successive related Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due thereon on such date if the related Balloon Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if any, in effect prior to its stated maturity date.

     Distributions of the Principal Distribution Amount will constitute the only distributions of principal on the Certificates. Reimbursements of previously allocated Realized Losses and Additional Trust Fund Expenses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

     Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of (i) determining distributions on the Certificates, (ii) allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and
(iii) the amount of Trustee Fees and Servicing Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (net of related operating costs) will be "applied" by the Master Servicer as principal, interest and other amounts that would have been "due" on such Mortgage Loan, and the Master Servicer will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding. References to "Mortgage Loan" or "Mortgage Loans" in the definitions of "Principal Distribution Amount" and "Weighted Average Net Mortgage Rate" are intended to include any Mortgage Loan as to which the related Mortgaged Property has become an REO Property (an "REO Mortgage Loan").

     Allocation of Prepayment Premiums and Yield Maintenance Charges. In the event a borrower is required to pay any Yield Maintenance Charge or any Prepayment Premium, the amount of such payments actually collected will be distributed in respect of the Offered Certificates as set forth below. "Yield Maintenance Charges" are paid or payable, as the context requires, on a Mortgage Loan as a result of a prepayment of principal not otherwise due thereon, which have been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder of the Mortgage for reinvestment losses based on the value of a discount rate at or near the time of prepayment. Any other fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan which are calculated based upon a specified percentage (which may decline over time) of the amount prepaid are considered "Prepayment Premiums."

     On each Distribution Date, any Prepayment Premium or Yield Maintenance Charge collected on a Mortgage Loan during the related Collection Period will be distributed as follows: first, to the holders of the Class IO Certificates and the holders of the respective Classes of Sequential Pay Certificates then entitled to distributions of principal, pro rata, in accordance with their corresponding respective PV Yield Loss Amounts (as defined below), in an amount up to the corresponding PV Yield Loss Amount for each such Class of Certificates; and second, to the holders of the Class IO Certificates any remaining amount so collected.

     The "PV Yield Loss Amount" with respect any Distribution Date and any prepayment of principal of a Mortgage Loan that is distributable (together with a Prepayment Premium or Yield Maintenance Charge) to Certificateholders on such Distribution Date, means: (a) with respect to any Class of Sequential Pay Certificates as to which such prepayment is payable, in whole or in part, in reduction of the Certificate Balance thereof on such Distribution Date, an amount equal to the present value of a series of monthly payments, each equal to the related Fixed Interest Payment Adjustment deemed payable on each subsequent Distribution Date to and including the applicable Final Adjustment Distribution Date, and each discounted at the applicable Reinvestment Yield (compounding monthly) for the number of months remaining from the then current Distribution Date to the applicable subsequent Distribution Date; and (b) with respect to the Class IO Certificates, an amount equal to the present value of a series of monthly payments, which may vary over time, each equal to the applicable related Variable Interest Payment Adjustment deemed payable on each subsequent Distribution Date to and including the applicable Final Adjustment Distribution Date, and each discounted at the applicable Reinvestment Yield (compounding monthly) for the number of months remaining from the then current Distribution Date to the applicable subsequent Distribution Date.

     For purposes of computing the PV Yield Loss Amount for any Class of REMIC Regular Certificates, the following definitions shall apply:

     The "Final Adjustment Distribution Date" for such Class of Certificates in respect of any prepayment means, the earlier of (i) the Assumed Final Distribution Date for such Class and (ii) the Distribution Date immediately following the stated maturity date for the Mortgage Loan being prepaid.

     With respect to any Class of Sequential Pay Certificates and any prepayment of principal that is applied, in whole or in part, in reduction of the Certificate Balance of such Class on any Distribution Date, the "Fixed Interest Payment Adjustment" shall equal one-twelfth of the product of (a) the amount, if any, by which the Pass-Through Rate for such Class exceeds the applicable Reinvestment Yield, multiplied by (b) the applicable Prepayment Amount.

     With respect to the Class IO Certificates and any particular prepayment of principal distributable on any Distribution Date, the "Variable Interest Payment Adjustment" deemed payable on any particular subsequent Distribution Date through and including the related Final Adjustment Distribution Date shall vary with the occurrence of each Assumed Final Distribution Date that occurs prior to such Final Adjustment Distribution Date, and shall equal one-twelfth of (a) the applicable Adjustment Rate, multiplied by (b) the amount of such prepayment of principal. The "Adjustment Rate" applicable to any subsequent Distribution Date shall be a percentage equal to the Weighted Average Net Mortgage Rate for the current Distribution Date less the Pass-Through Rate for the Class A-1 Certificates if such subsequent Distribution Date occurs on or before the Assumed Final Distribution Date for the Class A-1 Certificates, the Pass-Through Rate for the Class A-2 Certificates if such subsequent Distribution Date occurs after the Assumed Final Distribution Date for the Class A-1 Certificates and on or before the Assumed Final Distribution Date for the Class A-2 Certificates and, if such subsequent Distribution Date occurs thereafter, the Pass-Through Rate for the most senior Class of Sequential Pay Certificates for which the Assumed Final Distribution Date coincides with or follows such subsequent Distribution Date.

     The "Reinvestment Yield" applicable to any Class of REMIC Regular Certificates will be equal to the yield on the U.S. Treasury issue (primary issue) with a maturity date closest to the applicable Final Adjustment Distribution Date.

     With respect to any Class of Sequential Pay Certificates for any Distribution Date and any prepayment of principal distributable to Certificateholders on such Distribution Date, the "Prepayment Amount" shall be the product of (x) the full amount of such prepayment of principal, multiplied by (y) a fraction, the numerator of which is the portion of the Principal Distribution Amount for such Distribution Date that is payable in respect of such Class, and the denominator of which is the entire Principal Distribution Amount for such Distribution Date.

     For an example of the foregoing allocation of Prepayment Premiums and Yield Maintenance Charges, see Annex B hereto. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectability of any Prepayment Premium or Yield Maintenance Charge. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans-Prepayment Provisions" herein.

  SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

     The rights of holders of the Class B, Class C, Class D and Class E Certificates and each Class of the Private Certificates (collectively, the "Subordinate Certificates") to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described herein, to the rights of holders of the Class A and Class IO Certificates (collectively, the "Senior Certificates") and each other such Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of each Class of the Class A Certificates, of principal in an amount equal to the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B, the Class C, the Class D Certificates and the Class E Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of such Certificates of, in the case of each such Class thereof, principal equal to the entire related Certificate Balance. The protection afforded to the holders of the Class E Certificates by means of the subordination of the Private Certificates, to the holders of the Class D Certificates by means of the subordination of the Class E and the Private Certificates, to the holders of the Class C Certificates by means of the subordination of the Class D, the Class E and the Private Certificates, to the holders of the Class B Certificates by means of the subordination of the Class C, the Class D, the Class E and the Private Certificates, and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates, will be accomplished by (i) the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions--Application of the Available Distribution Amount" above and (ii) by the allocation of Realized Losses and Additional Trust Fund Expenses as described below. Until the first Distribution Date after the aggregate of the Certificate Balances of the Subordinate Certificates has been reduced to zero, the Class A-3 Certificates will receive principal payments only after the Certificate Balances of the Class A-2 and Class A-1 Certificates have been reduced to zero and the Class A-2 Certificates will receive principal payments only after the Certificate Balance of the Class A-1 Certificates has been reduced to zero. However, the Class A-1, Class A-2, Class A-3 and Class IO Certificates will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans concurrently. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     On each Distribution Date, following all distributions on the Certificates to be made on such date, the aggregate of all Realized Losses and Additional Trust Fund Expenses that have been incurred since the Cut-off Date through the end of the related Collection Period and that have not previously been allocated as described below will be allocated among the respective Classes of Sequential Pay Certificates (in each case in reduction of their respective Certificate Balances) as follows, but in the aggregate only to the extent that the aggregate Certificate Balance of all Classes of Sequential Pay Certificates remaining outstanding after giving effect to the distributions on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date: first, to the Class K Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; second, to the Class J Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; third, to the Class H Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourth, to the Class G Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fifth, to the Class F Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; sixth, to the Class E Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; seventh, to the Class D Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eighth, to the Class C Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; ninth, to the Class B Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; and, last, to the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates, pro rata, in proportion to their respective outstanding Certificate Balances, until the remaining Certificate Balances of such Classes of Certificates are reduced to zero.

     Any Realized Loss or Additional Trust Fund Expenses allocated in reduction of the Certificate Balance of any Class of Sequential Pay Certificates will result in a corresponding reduction in the notional amount for the Component of the Class IO Certificates that is related to such Class of Sequential Pay Certificates.

     "Realized Losses" are losses arising from the inability to collect all amounts due and owing under any defaulted Mortgage Loan, including by reason of the fraud or bankruptcy of the borrower or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Collection Period in which the liquidation occurred and (ii) certain related unreimbursed servicing expenses, over (b) the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

     "Additional Trust Fund Expenses" include, among other things, (i) any Special Servicing Fees or Principal Recovery Fees paid to the Special Servicer,
(ii) any interest paid to the Master Servicer and/or the Special Servicer in respect of unreimbursed Advances, and (iii) any of certain unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including certain reimbursements to the Trustee of the type described under "Description of the Pooling Agreements--Certain Matters Regarding the Trustee" in the Prospectus, certain reimbursements to the Master Servicer, the Special Servicer and the Depositor of the type described under "Description of the Pooling Agreements--Certain Matters Regarding the Master Servicer and the Depositor" in the Prospectus (the Special Servicer having the same rights to indemnity and reimbursement as described thereunder with respect to the Master Servicer), and certain federal, state and local taxes, and certain tax related expenses, payable from the assets of the Trust Fund and described under "Certain Federal Income Tax Consequences--Prohibited Transactions Tax and Other Taxes" in the Prospectus and "Servicing of the Mortgage Loans--REO Properties" herein. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, subject to the distribution priorities described above, may result in a loss on one or more Classes of Offered Certificates.

P&I ADVANCES

     On or about each Distribution Date, the Master Servicer will be obligated, subject to the recoverability determination described in the next paragraph, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, from funds held in the Certificate Account that are not required to be distributed to Certificateholders on such Distribution Date, in an amount that is generally equal to the aggregate of all Scheduled Payments (other than Balloon Payments) and any Assumed Scheduled Payments, net of related Servicing Fees and, if any, Principal Recovery Fees, due or deemed due, as the case may be, in respect of the Mortgage Loans during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related borrower or otherwise collected as of the close of business on the related Determination Date. The Master Servicer's obligations to make P&I Advances in respect of any Mortgage Loan will continue until liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. However, if the Monthly Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding or a modification, waiver or amendment granted or agreed to by a Special Servicer, the Master Servicer will be required to advance only the amount of the reduced Monthly Payment (net of related Servicing Fees and, if any, Principal Recovery Fees) in respect of subsequent delinquencies. In addition, if it is determined that an Appraisal Reduction Amount (as defined below) exists with respect to any Required Appraisal Loan (as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, the Master Servicer will be required in the event of subsequent delinquencies to advance in respect of such Mortgage Loan only an amount equal to the product of
(i) the amount of the P&I Advance that would otherwise be required without regard to this sentence, multiplied by (ii) a fraction, the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. If the Master Servicer fails to make a P&I Advance required to be made, then the Trustee shall then be required to make such P&I Advance pursuant to the terms of the Pooling and Servicing Agreement. See "--Appraisal Reductions" below.

     The Master Servicer (or the Trustee, as applicable) will be entitled to recover any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan (net of related Servicing Fees with respect to collections of interest and net of related Principal Recovery Fees with respect to collections of principal) as to which such P&I Advance was made whether such amounts are collected in the form of late payments, Insurance Proceeds or Liquidation Proceeds, or any other recovery of the related Mortgage Loan or REO Property ("Related Proceeds"). Neither the Master Servicer nor the Trustee will be obligated to make any P&I Advance that it determines in accordance with the servicing standards described herein, would, if made, not be recoverable from Related Proceeds (a "Nonrecoverable P&I Advance"), and the Master Servicer (or the Trustee, as applicable) will be entitled to recover, from general funds on deposit in the Certificate Account, any P&I Advance made that it later determines to be a Nonrecoverable P&I Advance. See "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate Account" in the Prospectus.

     In connection with the recovery by the Master Servicer or the Trustee of any P&I Advance made by it or the recovery by either the Master Servicer or the Special Servicer of any reimbursable servicing expense incurred by it (each such P&I Advance or expense, an "Advance"), the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to be paid, out of any amounts then on deposit in the Certificate Account, interest compounded annually at a per annum rate (the "Reimbursement Rate") equal to the "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time, accrued on the amount of such Advance from the date made to but not including the date of reimbursement. To the extent not offset or covered by amounts otherwise payable on the Private Certificates, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Offered Certificates, subject to the distribution priorities described herein.

APPRAISAL REDUCTIONS

     Upon the earliest of the date (each such date, a "Required Appraisal Date") that (1) any Mortgage Loan is sixty (60) days delinquent in respect of any Monthly Payments, (2) any REO Property is acquired on behalf of the Trust Fund (the related Mortgage Loan, as (an "REO Mortgage Loan"), (3) any Mortgage Loan has been modified by the Special Servicer to reduce the amount of any Monthly Payment, other than a Balloon Payment, (4) on which a receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing any Mortgage Loan, (5) a borrower with respect to any Mortgage Loan is subject to any bankruptcy proceeding or (6) a Balloon Payment with respect to any Mortgage Loan has not been paid on its scheduled maturity date (each such Mortgage Loan, including an REO Mortgage Loan, a "Required Appraisal Loan"), the Special Servicer will be required to obtain (within 60 days of the applicable Required Appraisal Date) an appraisal of the related Mortgaged Property prepared in accordance with 12 CFR SS.225.62 and conducted in accordance with the standards of the Appraisal Institute by a Qualified Appraiser, unless such an appraisal had previously been obtained within the prior twelve months. A "Qualified Appraiser" is an independent appraiser, selected by the Special Servicer that is a member in good standing of the Appraisal lnstitute, and, that, if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, certified or licensed in such state, and in each such case, who has a minimum of five years experience in the subject property type and market, unless such an appraisal had previously been obtained within the prior twelve months. The cost of such appraisal will be borne by the Special Servicer, subject to the Special Servicer's right to be reimbursed therefor out of Related Proceeds or, if not reimbursable therefrom, out of general funds on deposit in the Certificate Account. As a result of any such appraisal, it may be determined that an "Appraisal Reduction Amount" exists with respect to the related Required Appraisal Loan, such determination to be made upon the later of 30 days after the Required Appraisal Date if no new appraisal is required or upon receipt of a new appraisal. The Appraisal Reduction Amount for any Required Appraisal Loan will equal the excess, if any, of (a) the sum of, as of the Determination Date immediately succeeding the date on which the appraisal is obtained, (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest on the Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate, (iii) all accrued but unpaid Servicing Fees and any Additional Trust Fund Expenses in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Loan and (v) all currently due and unpaid real estate taxes (net of any amount escrowed therefor) and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property, over (b) an amount equal to 90% of the appraised value (net of any prior liens) of the related Mortgaged Property as determined by such appraisal.

      Notwithstanding the foregoing, if any Required Appraisal Loan as to which an Appraisal Reduction Amount has been established in accordance with the preceding paragraph becomes a Corrected Mortgage Loan, then the Appraisal Reduction Amount shall be deemed to be zero, subject to such Mortgage Loan again becoming subject to the appraisal requirement described above; provided that, in the case of any Required Appraisal Loan that has been modified as described in the immediately preceding paragraph, the Appraisal Reduction Amount will be deemed to exist for so long as the terms of the modification are in effect.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Trustee Reports. Based on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Trustee, the Trustee, will prepare and forward either electronically or by first class mail on each Distribution Date to each Certificateholder, each initial Certificate Owner and (upon written request made to the Trustee) each subsequent Certificate Owner, the Depositor, the Master Servicer, the Special Servicer, the Underwriters and each Rating Agency:

           I. A statement (a "Distribution Date Statement"), substantially in the form of Annex C hereto, setting forth, among other things, for each Distribution Date: (i) the amount of the distribution to the holders of each Class of REMIC Regular Certificates in reduction of the Certificate Balance thereof; (ii) the amount of the distribution to the holders of each Class of REMIC Regular Certificates allocable to Distributable Certificate Interest; (iii) the amount of the distribution to the holders of each Class of REMIC Regular Certificates allocable to Prepayment Premiums and Yield Maintenance Charges; (iv) the amount of the distribution to the holders of each Class of REMIC Regular Certificates in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses; (v) the Available Distribution Amount for such Distribution Date; (vi) (A) the aggregate amount of P&I Advances made in respect of such Distribution Date and
(B) the aggregate amount of servicing advances and Nonrecoverable P&I Advances as of the close of business on the related Determination Date; (vii) the aggregate unpaid principal balance of the Mortgage Pool outstanding as of the close of business on the related Determination Date; (viii) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date; (ix) the number, aggregate unpaid principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans of the close of business on the related Determination Date; (x) the number, aggregate unpaid principal balance (as of the close of business on the related Determination Date) and aggregate Stated Principal Balance (immediately after such Distribution Date) of Mortgage Loans (A) delinquent one month, (B) delinquent two months, (C) delinquent three or more months, and (D) as to which foreclosure proceedings have been commenced;
(xi) as to each Mortgage Loan referred to in the preceding clause (x) above, (A) the loan number thereof, (B) the Stated Principal Balance thereof immediately following such Distribution Date, (C) whether the delinquency is in respect of its Balloon Payment, (D) whether a notice of acceleration has been sent to the borrower and, if so, the date of such notice, (E) if a Phase I Environmental Assessment of the related Mortgaged Property has been performed as contemplated by the Pooling and Servicing Agreement and (F) a brief description of the status of any foreclosure proceedings or any workout or loan modification negotiations with the related borrower; (xii) with respect to any Mortgage Loan as to which a liquidation event occurred during the related Collection Period (other than a payment in full), (A) the loan number thereof, (B) the nature of the liquidation event and, in the case of a determination by the Special Servicer with respect to any defaulted Mortgage Loan or REO Property that there has been a recovery of all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries that the Special Servicer has determined in accordance with accepted servicing standards, will be ultimately recoverable (a "Final Recovery Determination"), a brief description of the basis for such Final Recovery Determination, (C) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation event (separately identifying the portion thereof allocable to distributions on the Certificates), and (D) the amount of any Realized Loss in connection with such liquidation event; (xii) with respect to any REO Property included in the Trust Fund as to which a Final Recovery Determination was made during the related Collection Period, (A) the loan number of the related Mortgage Loan, (B) a brief description of the basis for the Final Recovery Determination, (C) the aggregate of all liquidation proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (D) the amount of any Realized Loss in respect of the related REO Property in connection with such Final Recovery Determination; (xiv) the Accrued Certificate Interest and Distributable Certificate Interest in respect of each Class of REMIC Regular Certificates for such Distribution Date; (xv) any unpaid Distributable Certificate Interest in respect of each Class of REMIC Regular Certificates after giving effect to the distributions made on such Distribution Date; (xvi) the Pass-Through Rate for each Class of REMIC Regular Certificates; (xvii) the Principal Distribution Amount for such Distribution Date, separately identifying the respective components thereof (and, in the case of any principal prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal); (xviii) the aggregate of all Realized Losses incurred during the related Collection Period and, aggregated by type, all Additional Trust Fund Expenses incurred during the related Collection Period; (xix) the aggregate of all Appraisal Reduction Amounts, Realized Losses and Additional Trust Fund Expenses that remain unallocated immediately following such Distribution Date;
(xx) the Certificate Balance of each Class of REMIC Regular Certificates (other than the Class I0 Certificates) and the notional amount of each Component immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date; (xxi) the certificate factor for each Class of REMIC Regular Certificates immediately following such Distribution Date; (xxii) the aggregate amount of interest on P&I Advances paid to the Master Servicer during the related Collection Period; (xxiii) the aggregate amount of interest on servicing advances paid to the Master Servicer and the Special Servicer during the related Collection Period; and (xxiv) (A) the aggregate amount of servicing compensation (separately identifying the amount of each category of compensation) paid to the Master Servicer, the Special Servicer and, if payable directly out of the Trust Fund without a reduction in the servicing compensation otherwise payable to the Master Servicer or the Special Servicer, to each sub-servicer, during the related Collection Period, and (B) such other information as the Trustee is required by the Code or other applicable law to furnish to enable Certificateholders to prepare their tax returns.

           2. A report updating the information regarding the Mortgage Loans, which report shall contain substantially all of the categories of information regarding the Mortgage Loans set forth in this Prospectus Suppletnent in Annex A. Each such report shall be based upon information received as of the related Determination Date and be based upon the most recent information provided by the borrowers.

     The Master Servicer or the Special Servicer as set forth below is required to deliver to the Trustee prior to each Distribution Date, and the Trustee is required to deliver to each Certificate holder, the Depositor, the Underwriters and each Rating Agency on each Distribution Date, the following five reports providing the required information as of the Determination Date immediately preceding the preparation of each such report:

          (a) A "Delinquent Loan Status Report" containing substantially the content set forth in Annex D attached hereto, prepared by each of the Master Servicer and Special Servicer setting forth, among other things, those Mortgage Loans that were delinquent 35-59 days, delinquent 60-89 days, delinquent 90 days or more, current but specially serviced, or in foreclosure but not REO Property.

          (b) An "Historical Loan Modification Report" containing substantially the content set forth in Annex E attached hereto, prepared by the Special Servicer setting forth among other things, those Mortgage Loans that have been modified pursuant to the Pooling and Servicing Agreement (i) during the related Collection Period and (ii) since the Cut-off Date, showing the original and the revised terms thereof.

          (c) An "Historical Loss Estimate Report" containing substantially the content set forth in Annex F attached hereto, prepared by the Special Servicer setting forth, among other things, (i) the aggregate amount of Liquidation Proceeds and expenses relating to each Final Recovery Determination, both during the related Collection Period and historically, and (ii) the amount of Realized Losses occurring during the related Collection Period, set forth on a loan-by-loan basis.

          (d) An "REO Status Report" containing substantially the content set forth in Annex G attached hereto, prepared by the Special Servicer setting forth, among other things, with respect to each REO Property that was included in the Trust Fund (i) the acquisition date of such REO Property,
     (ii) the amount of income collected with respect to such REO Property net of related expenses, taxes and other amounts, if any, received on such REO Property during the related Collection Period and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Special Servicer as of such Determination Date (including any prepared internally by the Special Servicer).

          (e) A "Watch List Report" containing substantially the content set forth in Annex H attached hereto, prepared by the Special Servicer setting forth, among other things, any Mortgage Loan that is in jeopardy of becoming a Specially Serviced Mortgage Loan.

      The information that pertains to Specially Serviced Trust Fund Assets reflected in reports shall be based solely upon the reports delivered by the Special Servicer to the Trustee prior to related Distribution Date. Absent manifest error, none of the Master Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a Borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable.

      The Special Servicer or the Master Servicer is also required to deliver to the Trustee the following materials:

           (a) Within 45 days following the end of each calendar quarter commencing with the calendar quarter ending in September 1997, with respect to each Mortgaged Property and REO Property, an "Operating Statement Analysis" as of the end of such calendar quarter together with copies of the operating statements and rent rolls (but only to the extent the related borrower is required by the Mortgage to deliver, or otherwise agrees to provide, such information). The Special Servicer is required consistent with the servicing standards described herein to endeavor to obtain such quarterly operating statements and rent rolls.

           (b) Within 45 days after receipt by the Special Servicer of annual operating statement if any, with respect to any Mortgaged Property or REO Property, an "NOI Adjustment Worksheet" for such Mortgaged Property (with the annual operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in the Pooling and Servicing Agreement to "normalize" the full year net operating income and debt service coverage numbers used by the Special Servicer in the other reports referenced above.

           (c) Prior to each Distribution Date, a "Comparative Financial Status Report" setting forth, among other things, the occupancy, revenue, net operating income and DSCR for each Mortgage Loan or related Mortgaged Property as of the Determination Date immediately preceding the preparation of such report for each of the following three periods (to the extent such information is in the Special Servicer's possession): (i) the most current available year-to-date, (ii) each of the previous two full fiscal years stated separately; and (iii) the "base year" (representing the original analysis of information used as of the Cut-off Date).

The Trustee is to deliver a copy of each Comparative Financial Status Report that it receives from the Special Servicer to the Depositor, the Underwriters, the Master Servicer and each Rating Agency promptly after its receipt thereof. Any Certificateholder may obtain a copy of each Comparative Financial Status Report upon written request to the Trustee. Upon specific written request, the Trustee is to deliver a copy of each NOI Adjustment Worksheet that it receives from the Special Servicer to the Depositor, the Master Servicer, the Underwriters and each Rating Agency. The Trustee is to deliver on April 30 of each year to each Rating Agency and the Underwriters, and at any time upon written request, to the Depositor and the Master Servicer, a copy of each annual Operating Statement Analysis that it receives from the Special Servicer. Any Certificateholder may obtain a copy of any NOI Adjustment Worksheet or Operating Statement Analysis in the possession of the Trustee upon written request and at the expense of such Certificateholder.

      In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information is required to include the amount of original issue discount accrued on each Class of Certificates held by persons other than Certificateholders exempted from the reporting requirements and information regarding the expenses of the Trust Fund.

      Other Information. The Pooling and Servicing Agreement requires that the Master Servicer or the Special Servicer make available at its offices primarily responsible for administration of the Trust Fund, during normal business hours, for review by any Certificate Owner owning an interest in an Offered Certificate or any person identified to the Master Servicer as a prospective transferee of such an interest, originals or copies of, among other things, the following items: (a) the Pooling and Servicing Agreement and any amendments thereto, (b) all Distribution Date Statements delivered to holders of the relevant Class of Offered Certificates since the Closing Date, (c) all officer's certificates delivered to the Master Servicer since the Closing Date as described under "Description of the Pooling Agreements-Evidence as to Compliance" in the Prospectus, (d) all accountants' reports delivered to the Master Servicer since the Closing Date as described under "Description of the Pooling Agreements--Evidence as to Compliance" in the Prospectus, (e) the most recent property inspection report prepared by or on behalf of the Special Servicer in respect of each Mortgaged Property and delivered to the Master Servicer, (f) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of the Special Servicer and delivered to the Master Servicer, (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Special Servicer, and (h) any and all officers' certificates and other evidence delivered to the Master Servicer to support the Master Servicer's or a Special Servicer's determination that any Advance was or, if made, would not be recoverable from Related Proceeds. Copies of any and all of the foregoing items will be available from the Master Servicer upon request; however, the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such information to the Certificate Owners, including, without limitation, copy charges and reasonable fees for employee time and for space.

      Book-Entry Certificates. Until such time as Definitive Certificates are issued in respect of the Book Entry Certificates, the foregoing information and access will be available to the holders of the Book-Entry Certificates only to the extent it is forwarded by or otherwise available through DTC and DTC Participants. Any beneficial owner of a Book-Entry Certificate who does not receive information through DTC or its Participants may request that Trustee reports be mailed directly to it by written request to the Trustee (accompanied by evidence of such beneficial ownership) at the Corporate Trust Office of the Trustee. The manner in which notices and other communications are conveyed by DTC to DTC Participants, and by DTC Participants to the holders of the Book-Entry Certificates, will be governed by arrangements among them, subject to any statutory or regulators requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

      The Trustee will be required to make available monthly to Certificateholders, Bloomberg Financial Service, the Rating Agencies, the Underwriters and the Depositor an electronic file containing Mortgage Loan information, based on reports provided to it by the Master Servicer and the Special Servicer, in the "CSSA 100.1" periodic update file layout with the Delinquent Loan Status Report, Historical Loan Modification Report, Historical Loss Estimate Report, REO Status Report and Watch List Report attached (provided that these reports are delivered to the Trustee in an electronic format acceptable to the Trustee) via the Trustee's bulletin board. An account to access the bulletin board may be established by calling (617) 664-5450. Once an account has been established the bulletin board is accessible by calling (617) 664-5380. In order to access information from the bulletin board the user must have available their assigned log-on ID and password. In addition, the Distribution Date Statement to Certificateholders may be obtained from the Trustee via the Trustee's "Street Fax" system by calling (617) 664-5600. Factor information may be obtained automatically through the Trustee's "Street Connection" automated factor system by calling (617) 664-5500. A customer service representative of the Trustee can be reached by calling (617) 664-5750 or 1-800-531-0368.

      A Certificate Owner may obtain certain information contained in each Distribution Date Statement by sending a written request, together with any fee that State Street Bank and Trust Company may require, to State Street Bank and Trust Comparty, Corporate Trust Department, 225 Franklin Street, Boston, Massachusetts 02110, Attention: First Union--Lehman Brothers, Series 1997-Cl. Factor information may be obtained by potential purchasers of the Offered Certificates, by calling (617) 664-5500. The Trustee may disclaim responsibility for any information therein for which it is not the original source.

      Upon written request of any Certificateholder of record made for purposes of communicating with other Certificateholders with respect to their rights under the Pooling and Servicing Agreement, the Certificate Registrar will furnish such Certificateholder with a list of the other Certificateholders then of record.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

      The "Assumed Final Distribution Date" with respect to any Class of REMIC Regular Certificates is the Distribution Date on which the Certificate Balance (or, in the case of the Class 10 Certificates, the aggregate of the notional amounts of the respective Components) of such Class of Certificates would be reduced to zero based on the assumption that no Mortgage Loan is voluntarily prepaid prior to its stated maturity date and otherwise based on the "Mortgage Loan Assumptions" set forth under "Yield and Maturity Considerations--Weighted Average Life" herein, which Distribution Date shall in each case be as follows:

CLASS DESIGNATION                                ASSUMED FINAL DISTRIBUTION DATE
-----------------                                -------------------------------
 Class Al ........................................       February l8, 2O04
 Class A-2 .......................................       December 18, 2006
 Class A-3 .......................................       April 18, 2007
 Class IO ........................................       April 18, 2027
 Class B .........................................       April 18, 2007
 Class C .........................................       April 18, 2007
 Class D .........................................       October 18, 2008
 Class E .........................................       May 18, 2009
 Class F .........................................       October l8, 2014
 Class G .........................................       November 18, 2016
 Class H .........................................       April 18, 2017
 Class J .........................................       February 18, 2020
 Class K .........................................       April 18, 2027

      The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of Balloon Payments and without regard to a reasonable liquidation time with respect to any Mortgage Loans that may be delinquent. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

      In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR (as defined herein) and no losses on the Mortgage Loans. Because the rate of principal payments (including prepayments) on the Mortgage Loans can be expected to exceed the scheduled rate of principal payments, and could exceed such scheduled rate by a substantial amount, and because losses may occur in respect of the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of principal payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to actual principal payment experience. See "Yield and Maturity Considerations" and "Description of the Mortgage Pool" herein and "Yield and Prepayment Considerations" in the Prospectus.

      The "Rated Final Distribution Date" with respect to each Class of Offered Certificates (other than the Class I0 Certificates) is the first Distribution Date that follows the second anniversary of the end of the amortization term for the Mortgage Loan that, as of the Cut-off Date, has the longest remaining amortization term. The rating assigned by a Rating Agency to any Class of Offered Certificates entitled to receive distributions in respect of principal reflects an assessment of the likelihood that Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled. See "Ratings" herein.

VOTING RIGHTS

      At all times during the term of the Pooling and Servicing Agreement, 100% of the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective Classes of Sequential Pay Certificates in proportion to the Certificate Balances of those Classes. Voting Rights allocated to a Class of Certificates will be allocated among the related Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. The Class A-1, Class A-2 and Class A-3 Certificates will be treated as one Class for determining the Controlling Class of Sequential Pay Certificates. See "Description of the Certificate--Voting Rights" in the Prospectus.

TERMINATION

      The obligations created by the Pooling and Servicing Agreement will terminate following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto, and (ii) the purchase of all of the Mortgage Loans and all of the REO Properties remaining in the Trust Fund, if any, by the Master Servicer, the Special Servicer, the Depositor, Lehman Brothers Inc. or any single Certificateholder that is entitled to greater than 50% of the Voting Rights allocated to the Class of Sequential Pay Certificates with the latest alphabetical class designation then outstanding (the "Majority Subordinate Certificateholder") and distribution thereof to the Certificateholders. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Trustee or other registrar for the Certificates or at such other location as may be specified in such notice of termination.

      Any such purchase by the Master Servicer, the Special Servicer, the Depositor, Lehman Brothers Inc. or the Majority Subordinate Certificateholder of all the Mortgage Loans and all of the REO Properties, if any, remaining in the Trust Fund is required to be made at a price equal to (i) the aggregate Purchase Price of all the Mortgage Loans (other than REO Mortgage Loans) then included in the Trust Fund, plus (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the Master Servicer and the Trustee, minus (iii) if the purchaser is the Master Servicer, the aggregate of amounts payable or reimbursable to the Master Servicer under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Master Servicer, the Special Servicer, Lehman Brothers Inc., the Majority Subordinate Certificateholder or the Depositor to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Pool be less than 1% of the Initial Pool Balance.

      The purchase price paid in connection with the purchase of all Mortgage Loans and REO Properties remaining in the Trust Fund, exclusive of any portion thereof payable or reimbursable (as if such purchase price constituted liquidation preceeds) to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date. The Available Distribution Amount for the final Distribution Date will be distributed by the Trustee generally as described herein under "-Distributions--Application of the Available Distribution Amount", except that the distributions of principal on any Class of Sequential Pay Certificates described thereunder will be made, subject to available funds and the distribution priorities described thereunder, in an amount equal to the entire Certificate Balance of such Class remaining outstanding.

THE TRUSTEE

     State Street Bank and Trust Company, a trust company chartered under the laws of the Commonwealth of Massachusetts, will act as Trustee on behalf of the Certificateholders. The Corporate Trust Department of the Trustee is located at Two International Place-5th Floor, Boston, Massachusetts 02110. See "Description of the Pooling Agreements--The Trustee," "-Duties of the Trustee," "-Certain Matters Regarding the Trustee" and "-Resignation and Removal of the Trustee" in the Prospectus. As compensation for its services, the Trustee will be entitled to receive monthly, from general funds on deposit in the Certificate Account, the Trustee Fee. The "Trustee Fee" for each calendar month will be equal to one-twelfth of the product of (a) the Trustee Fee Rate and (b) the aggregate Certificate Balance of the Sequential Pay Certificates outstanding from time to time. The "Trustee Fee Rate" will be a per annum rate equal to 0.005%.

      The Trustee will also have certain duties with respect to REMIC administration (in such capacity the "REMIC Administrator"). See "Certain Federal Income Tax Consequences--REMIC--Reporting and Other Administrative Matters" in the Prospectus.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

      General. The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (i) the Pass-Through Rate for such Certificate (deemed, in the case of a Class I0 Certificate, to equal the weighted average of the Pass-Through Rates for the respective Components of the Class I0 Certificates from time to time),
(ii) the rate and timing of principal payments (including principal prepayments) and other principal collections on the Mortgage Loans and the extent to which such amounts are to be applied in reduction of the Certificate Balance or notional amount of the related Class or Component, as the case maybe, (iii) the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which such losses and expenses are allocable in reduction of the Certificate Bttlance or notional amount of the related Class or Component, as the case may be, and (iv) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest payable on the related Class.

      Rate and Timing of Principal Payment. The yield to holders of the Class I0 Certificates will be extremely sensitive to, and the yield to holders of any other Offered Certificates purchased at a discount or premium will be affected by, the rate and timing of principal payments made in reduction of the Certificate Balance of any Class of Sequential Pay Certificates and, correspondingly, the notional amount of any Component. As described herein, the Principal Distribution Amount for each Distribution Date will generally be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, and will thereafter be distributable entirely in respect of the Class A-2 Certificates, the Class A-3 Certificates, the Class B Certificates, the Class C Certificates, the Class D and the Class E Certificates, in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Any reduction of the Certificate Balance of any Class of Certificate will result in a corresponding reduction in the notional amount in the related Component, Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the Certificate Balance or the notional amount of a Component, as the case may be, of any Class of Offered Certificates will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Offered Certificates (other than the Class I0 Certificates) of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Offered Certificates that are Sequential Pay Certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans--Modifications, Waivers and Amendments" herein and "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the Prospectus.

      The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in turn are distributed or otherwise result in reduction of the Certificate Balance or notional amount of a Component, as the case maybe, of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of a Class I0 Certificate or any other Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the principal balance (or notional amount of a Component, as applicable) of an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on the Mortgage Loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. Investors in the Class IO Certificates should fully consider the risk that a rapid rate of principal payments on the Mortgage Loans could result in the failure of such investors to recoup their initial investments. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will, with the exception of any Net Aggregate Prepayment Interest Shortfalls, generally be borne by the holders of the respective Classes of Sequential Pay Certificates, to the extent of amounts otherwise distributable in respect of their Certificates, in reverse alphabetical order of their Class designations. Realized Losses and Additional Trust Fund Expenses will be allocated, as and to the extent described herein, to the respective Classes of Sequential Pay Certificates (in reduction of the Certificate Balance of each such Class), in reverse alphabetical order of their Class designations. Any Realized Loss or Additional Trust Fund Expenses allocated in reduction of the Certificate Balance of any Class of Sequential Pay Certificates will result in a corresponding reduction in the notional amount of the related Component. As more fully described herein under "Description of the Certificates-Distributions-Distributable Certificate Interest," Net Aggregate Prepayment Interest Shortfalls will generally be borne by the respective Classes of REMIC Regular Certificates on a pro rata basis.

     Pass-Through Rates. The Pass-Through Rate applicable to each Component of the Class I0 Certificates will be variable and will be equal to the Weighted Average Net Mortgage Rate minus the Pass-Through Rates on the Class of Sequential Pay Certificates relating to such Component. Accordingly, the Pass-Through Rate on the Components and, correspondingly, the yield on the Class I0 Certificates, will be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary prepayments and liquidations and to changes in the relative sizes of the Certificate Balances of the respective Classes of Sequential Pay Certificates.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Lockout Periods, provisions requiring the payment of Prepayment Premiums and Yield Maintenance Charges and amortization terms that require Balloon Payments), the demographics and relative eoonomic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental units, hotel/motel guest rooms, health care facility beds or comparable commercial space, as applicable, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors-The Mortgage Loans" and "Description of the Mortgage Pool" herein and "Yield and Maturity Considerations-Principal Prepayments" in the Prospectus.

      The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. As of the Cut-off Date, all of the Mortgage Loans may be prepaid at any time after the expiration of the applicable Lockout Period and/or any period when the holder of a Mortgage may require a borrower to pledge Defeasance Collateral in lieu of prepaying the related Mortgage Loan (a "Required Defeasance Period"), subject, in most cases, to the payment of a Prepayment Premium or a Yield Maintenance Charge. A requirement that a prepayment be accompanied by a Prepayment

Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

      Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

      The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

      Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until a date that is scheduled to at least 18 days following the Due Dates for the Mortgage Loans during the related Collection Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

      Unpaid Distributable Certificate Interest. As described under "Description of the Certificates--Distributions--Application of the Available Distribution Amount" herein, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

      Yield Sensitivity of the Class IO Certificates. The yield to maturity on the Class I0 Certificates will be extremely sensitive to the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) on the Mortgage Loans. Accordingly, investors in the Class I0 Certificates should fully consider the associated risks, including the risk that a rapid rate of prepayment of the Mortgage loans could result in the failure of such investors to fully recoup their initial investments. The allocation of a portion of collected Prepayment Premiums and Yield Maintenance Charges to the Class I0 Certificates is intended to reduce those risks; however, such allocation may be insufficient to offset fully the adverse effects on the yields on such Class of Certificates that the related prepayments may otherwise have.

PRICE/YIELD TABLES

      The tables beginning on page B-1l of Annex B hereto (the "Yield Tables") show the pre-tax corporate bond equivalent ("CBE") yield to maturity, modified duration (except in the case of the Class I0 Certificates), weighted average life, first Distribution Date on which principal is to be paid ("First Principal Payment Date") and final Distribution Date on which principal is to be paid ("Last Principal Payment Date") with respect to each Class of Offered Certificates, prepared using the Table Assumptions (as described below) and, where applicable, the specified assumed purchase prices (which prices do not include accrued interest). Assumed purchase prices are expressed in 32nds (i.e.
100.04 means 100 4/32%) as a percentage of the initial Certificate Balance (or, in the case of the Class IO Certificates, of the aggregate of the initial notional amounts of the respective Components) of each Class of Offered Certificates. For purposes of the Yield Tables relating to the Class I0 Certificates, the information therein relating to weighted average life, First Principal Payment Date and Last Principal Payment Date is being calculated in respect of the aggregate notional am~unt of the respective Components of the Class I0 Certificates.

      The yields set forth in the Yield Tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase prices, plus accrued interest from and including the Cut-off Date to but excluding May 29, 1997, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Offered Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered. For purposes of the Yield Tables (except in the case of the Class I0 Certificates), "modified duration" has been calculated using the modified Macaulay Duration as specified in the "PSA Standard Formulas." The Macaulay Duration is calculated as the present value weighted average time to receive future payments of principal and interest, and the PSA Standard Formula modified duration is calculated by dividing the Macaulay Duration by the appropriate semi-annual compounding factor. The duration of a security may be calculated according to various methodologies; accordingly, no representation is made by the Depositor or any other person that the "modified duration" approach used herein is appropriate. Duration, like yield, will be affected by the prepayment rate of the Mortgage Loans and extensions in respect of Balloon Payments that actually occur during the life of the Class A, Class B, Class C, Class D and Class E Certificates and by the actual performance of the Mortgage Loans, all of which may differ, and may differ significantly, from the assumptions used in preparing the Yield Tables.

      Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then scheduled principal balance of one or more mortgage loans. As used in the Yield Tables, the columns headed "0% CPR" assumes that none of the Mortgage Loans is prepaid in whole or in part before maturity. The columns headed "2% CPR", "4% CPR", "6% CPR" and "8% CPR," respectively, assume that prepayments are made each month at those levels of CPR on each Mortgage Loan that is eligible for prepayment under the applicable prepayment scenario (each, a "Scenario")

      The Yield Tables were derived from calculations based on the following assumptions (the "Table Assumptions"): (i) (A) in the case of the Yield Tables identified as relating to Scenario 1, no Mortgage Loan prepays during any applicable Lockout Period or Required Defeasance Period and (B) in the case of the Yield Tables identified as relating to Scenario 2, no Mortgage Loan prepays during any applicable Lockout Period or Required Defeasance Period or during any period when a Prepayment Premium or a Yield Maintenance Charge could be required in connection with a voluntary prepayment of principal; otherwise, in the case of each of the Yield Tables, each Mortgage Loan is assumed to prepay at the indicated level of CPR, with each prepayment being applied on the first day of the applicable month, (ii) the initial Certificate Balances of the respective Classes of Sequential Pay Certificates and the Pass-Through Rates for the respective Classes of the REMIC Regular Certificates are as described in Annex B hereof, (iii) there are no delinquencies or defaults with respect to, and no modifications, waivers or amendments of the terms of, the Mortgage Loans, (iv) there are no Realized Losses, Additional Trust Fund Expenses or Appraisal Reduction Amounts with respect to the Mortgage Loans or the Trust Fund, (v) scheduled interest and principal payments on the Mortgage Loans are timely received, (vi) all Mortgage Loans have Due Dates on the first day of each month and accrue interest on the respective basis described herein (i.e., a 30/360 basis or an actual/360 basis), (vii) all prepayments are accompanied by a full month's interest and there are no Prepayment Interest Shortfalls, (viii) there are no breaches of either Seller's representations and warranties regarding its Mortgage Loans, (ix) the Master Servicing Fee, Additional Servicing Fee and Trustee Fee accrue in respect of each Mortgage Loan at a combined rate of 0.085% per annum, plus the per annum rate at which the applicable primary servicing fee is calculated, (x) no Prepayment Premiums or Yield Maintenance Charges are collected, (xi) no party entitled thereto exercises its right of optional termination of the Trust Fund described herein, (xii) the Mortgage Loans which have expected repayment dates are repaid in full on their respective expected repayment dates, (xiii) distributions on the Certificates are made on the eighteenth day (each assumed to be a business day) of each month, commencing in June 1997, and (xiv) the settlement date for sale of the Offered Certificates is May 29, 1997.

      The characteristics of the Mortgage Loans differ in certain respects from those assumed in preparing the Yield Tables, and the Yield Tables are presented for illustrative purposes only. In particular, none of the Mortgage Loans permit voluntary partial prepayments. Thus neither the Mortgage Pool nor any Mortgage Loan will prepay at any constant rate, and it is unlikely that the Mortgage Loans will prepay in a manner consistent with either Scenario 1 or Scenario 2 for the Yield Tables. In addition, there can be no assurance that the Mortgage Loans will prepay at any particular rate, that the Mortgage Loans will not prepay (involuntarily or otherwise) during Lockout Periods and/or Required Defeasance Periods, that the actual pre-tax yields on, or any other payment characteristics of, any Class of Offered Certificates will correspond to any of the information shown in the Yield Tables, or that the aggregate purchase prices of the Offered Certificates will be as assumed. Accordingly, investors must make their own decisions as to the appropriate assumptions (including prepayment assumptions) to be used in deciding whether to purchase the Offered Certificates.

WEIGHTED AVERAGE LIFE

      The weighted average life of any Class A-l, Class A-2, Class A-3, Class B, Class C, Class D or Class E Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificate is distributed to the investor. The weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate. As described herein, the Principal Distribution Amount for each Distribution Date will generally be distributable first in respect of the Class A-I Certificates until the Certificate Balance thereof is reduced to zero, and will thereafter generally be distributable entirely in respect of the Class A-2 Certificates, the Class A-3 Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates, in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero.

      The following tables indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates (other than the Class I0 Certificates) that would be outstanding after each of the dates shown under each of the designated Scenarios and the corresponding weighted average life of each such Class of Offered Certificates. The tables have been prepared on the basis of, among others, the Table Assumptions (other than assumption (i) thereof) and the additional assumptions described below. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and/or Class E Certificates may mature earlier or later than indicated by the tables. In particular, partial prepayments on the Mortgage Loans in fact are not permitted. Accordingly, the Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions underlying any of the Scenarios described below. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

      The tables set forth below were prepared on the basis of the relevant Table Assumptions, except that it was assumed that there are no prepayments on the Mortgage Loans other than in accordance with the designated Scenario.

The Scenarios for the following tables are as follows:

      Scenario(1):                  No Mortgage Loan prepays; that is, the CPR
                                    for the Mortgage Pool is 0%.

      Scenarios (2), (3) and (4):   No Mortgage Loan prepays during its Lockout
                                    Period (which for purposes of the following tables is assumed to include any Required
                                    Defeasance Period). Thereafter, each
                                    Mortgage Loan prepays each month at the
                                    rate of 2% CPR in the case of Scenario (2), 4% CPR in the case of Scenario (3) and 6%
                                    CPR in the case of Scenario (4).

      Scenarios(5),(6)and(7):       No Mortgage Loan prepays during a month in
                                    which a Lockout Period (which for purposes of the following tables is assumed to include any Required Defeasance Period) is in effect or in which prepayments on such Mortgage Loan are required to be accompanied by a Yield Maintenance Charge ("YM") or
                                    Prepayment Premium ("PP"). All other
                                    Mortgage Loans prepay each month at the rate of 4% CPR in the case of Scenario (5), 6%
                                    CPR in the case of Scenario (6) and 8% in the case of Scenario (7).

Based on the above-referenced assumptions, the following tables indicate the resulting weighted average lives of each Class of Offered Certificates (other than the Class I0 Certificates) and sets forth the percentages of the initial Certificate Balance of such Class of Offered Certificates that would be outstanding after each of the dates shown under each ofthe designated Scenarios. For purposes of the following tables, the weighted average life of an Offered Certificate (other than the Class I0 Certificates) is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of such Certificate to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

              PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1 CERTIFICATES UNDER EACH DESIGNATED SCENARIO

                                                                                       0% CPR DURING LOCKOUT,
                                                         0% CPR DURING                   YM OR PP-OTHERWISE
                                              LOCKOUT-OTHERWISE AT INDICATED CPR          AT INDICATED CPR
                                              ----------------------------------          ----------------
                                    (0% CPR)   (2% CPR)    (4% CPR)    (6% CPR)   (4% CPR)    (6% CPR)    (8% CPR)
DISTRIBUTION DATE                       1          2           3           4          5           6           7
------------------                    ----       ----        ----       ----        ----         ----      ----
Closing Date ......................   100%       100%        100%       100%        100%         100%      100%
May 1998 ..........................    93         92          91         90          93           93        93
May 1999 ..........................    86         84          82         79          86           86        86
May 2000 ..........................    79         74          69         65          79           79        79
May 2001 ..........................    70         62          53         45          70           70        70
May 2002 ..........................    56         40          25         11          56           56        56
May 2003 ..........................    46         23           1          0          45           45        45
May 2004 and thereafter ...........     0          0           0          0           0            0         0
Weighted Average Life (in years) ..   4.8        4.3         3.7        3.4         4.8          4.8       4.8

              PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-2 CERTIFICATES UNDER EACH DESIGNATED SCENARIO

                                                                                       0% CPR DURING LOCKOUT,
                                                         0% CPR DURING                   YM OR PP-OTHERWISE
                                              LOCKOUT-OTHERWISE AT INDICATED CPR          AT INDICATED CPR
                                              ----------------------------------          ----------------
                                    (0% CPR)   (2% CPR)    (4% CPR)    (6% CPR)   (4% CPR)    (6% CPR)    (8% CPR)
DISTRIBUTION DATE                       1          2           3           4          5           6           7
------------------                    ----       ----        ----       ----        ----         ----      ----
Closing Date ......................   100%       100%        100%       100%        100%         100%      100%
May 1998 ..........................   100        100         100        100         100          100       100
May 1999 ..........................   100        100         100        100         100          100       100
May 2000 ..........................   100        100         100        100         100          100       100
May 2001 ..........................   100        100         100        100         100          100       100
May 2002 ..........................   100        100         100        100         100          100       100
May 2003 ..........................   100        100         100         88         100          100       100
May 2004 ..........................    43         28          14          0          43           43        43
May 2005 ..........................    37         18           1          0          37           36        36
May 2006 ..........................    31          8           0          0          30           29        29
May 2007 and thereafter ...........     0          0           0          0           0            0         0
Weighted Average Life (in years) ..   7.8        7.3         6.8        6.6         7.8          7.8       7.8

              PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-3 CERTIFICATES UNDER EACH DESIGNATED SCENARIO

                                                                                       0% CPR DURING LOCKOUT,
                                                         0% CPR DURING                   YM OR PP-OTHERWISE
                                              LOCKOUT-OTHERWISE AT INDICATED CPR          AT INDICATED CPR
                                              ----------------------------------          ----------------
                                    (0% CPR)   (2% CPR)    (4% CPR)    (6% CPR)   (4% CPR)    (6% CPR)    (8% CPR)
DISTRIBUTION DATE                       1          2           3           4          5           6           7
------------------                    ----       ----        ----       ----        ----         ----      ----
Closing Date ......................   100%       100%        100%       100%        100%        100%       100%
May 1998 ..........................   100        100         100        100         100         100        100
May 1999 ..........................   100        100         100        100         100         100        100
May 2000 ..........................   100        100         100        100         100         100        100
May 2001 ..........................   100        100         100        100         100         100        100
May 2002 ..........................   100        100         100        100         100         100        100
May 2003 ..........................   100        100         100        100         100         100        100
May 2004 ..........................   100        100         100        100         100         100        100
May 2005 ..........................   100        100         100         88         100         100        100
May 2006 ..........................   100        100          90         75         100         100        100
May 2007 and thereafter ...........     0          0           0          0           0           0          0
Weighted Average Life (in years) ..   9.7        9.7         9.5        9.2         9.7         9.7        9.7

              PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
               CLASS B CERTIFICATES UNDER EACH DESIGNATED SCENARIO

                                                                                       0% CPR DURING LOCK-OUT,
                                                         0% CPR DURING                   YM OR PP-OTHERWISE
                                              LOCK-OUT-OTHERWISE AT INDICATED CPR         AT INDICATED CPR
                                              -----------------------------------         ----------------
                                    (0% CPR)   (2% CPR)    (4% CPR)    (6% CPR)   (4% CPR)    (6% CPR)    (8% CPR)
DISTRIBUTION DATE                       1          2           3           4          5           6           7
------------------                    ----       ----        ----       ----        ----         ----      ----
Closing Date ......................   100%       100%        100%       100%        100%        100%       100%
May 1998 ..........................   100        100         100        100         100         100        100
May 1999 ..........................   100        100         100        100         100         100        100
May 2000 ..........................   100        100         100        100         100         100        100
May 2001 ..........................   100        100         100        100         100         100        100
May 2002 ..........................   100        100         100        100         100         100        100
May 2003 ..........................   100        100         100        100         100         100        100
May 2004 ..........................   100        100         100        100         100         100        100
May 2005 ..........................   100        100         100        100         100         100        100
May 2006 ..........................   100        100         100        100         100         100        100
May 2007 and thereafter ...........     0          0           0          0           0           0          0
Weighted Average Life (in years) ..   9.9        9.9         9.8        9.8         9.9         9.9        9.9

              PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
               CLASS C CERTIFICATES UNDER EACH DESIGNATED SCENARIO

                                                                                       0% CPR DURING LOCK-OUT,
                                                         0% CPR DURING                   YM OR PP-OTHERWISE
                                              LOCK-OUT-OTHERWISE AT INDICATED CPR         AT INDICATED CPR
                                              -----------------------------------         ----------------
                                    (0% CPR)   (2% CPR)    (4% CPR)    (6% CPR)   (4% CPR)    (6% CPR)    (8% CPR)
DISTRIBUTION DATE                       1          2           3           4          5           6           7
------------------                    ----       ----        ----       ----        ----         ----      ----
Closing Date ......................   100%       100%        100%       100%        100%        100%       100%
May 1998 ..........................   100        100         100        100         100         100        100
May 1999 ..........................   100        100         100        100         100         100        100
May 2000 ..........................   100        100         100        100         100         100        100
May 2001 ..........................   100        100         100        100         100         100        100
May 2002 ..........................   100        100         100        100         100         100        100
May 2003 ..........................   100        100         100        100         100         100        100
May 2004 ..........................   100        100         100        100         100         100        100
May 2005 ..........................   100        100         100        100         100         100        100
May 2006 ..........................   100        100         100        100         100         100        100
May 2007 and thereafter                 0          0           0          0           0           0          0
Weighted Average Life (in years) ..   9.9        9.9         9.9        9.9         9.9         9.9        9.9

              PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
               CLASS D CERTIFICATES UNDER EACH DESIGNATED SCENARIO

                                                                                       0% CPR DURING LOCK-OUT,
                                                         0% CPR DURING                   YM OR PP-OTHERWISE
                                              LOCK-OUT-OTHERWISE AT INDICATED CPR         AT INDICATED CPR
                                              -----------------------------------         ----------------
                                    (0% CPR)   (2% CPR)    (4% CPR)    (6% CPR)   (4% CPR)    (6% CPR)    (8% CPR)
DISTRIBUTION DATE                       1          2           3           4          5           6           7
------------------                    ----       ----        ----       ----        ----         ----      ----
Closing Date ......................   100%       100%        100%       100%        100%        100%       100%
May 1998 ..........................   100        100         100        100         100         100        100
May 1999 ..........................   100        100         100        100         100         100        100
May 2000 ..........................   100        100         100        100         100         100        100
May 2001 ..........................   100        100         100        100         100         100        100
May 2002 ..........................   100        100         100        100         100         100        100
May 2003 ..........................   100        100         100        100         100         100        100
May 2004 ..........................   100        100         100        100         100         100        100
May 2005 ..........................   100        100         100        100         100         100        100
May 2006 ..........................   100        100         100        100         100         100        100
May 2007 ..........................    18          0           0          0          18          18         18
May 2008 ..........................     8          0           0          0           7           7          7
May 2009 and thereafter ...........     0          0           0          0           0           0          0
Weighted Average Life (in years) ..  10.1        9.9         9.9        9.9        10.1        10.1       10.1

              PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
               CLASS E CERTIFICATES UNDER EACH DESIGNATED SCENARIO

                                                                                       0% CPR DURING LOCKOUT,
                                                         0% CPR DURING                   YM OR PP-OTHERWISE
                                              LOCKOUT-OTHERWISE AT INDICATED CPR          AT INDICATED CPR
                                              ----------------------------------          ----------------
                                    (0% CPR)   (2% CPR)    (4% CPR)    (6% CPR)   (4% CPR)    (6% CPR)    (8% CPR)
DISTRIBUTION DATE                       1          2           3           4          5           6           7
------------------                    ----       ----        ----       ----        ----         ----      ----
Closing Date ......................   100%       100%        100%       100%        100%        100%       100%
May 1998 ..........................   100        100         100        100         100         100        100
May 1999 ..........................   100        100         100        100         100         100        100
May 2000 ..........................   100        100         100        100         100         100        100
May 2001 ..........................   100        100         100        100         100         100        100
May 2002 ..........................   100        100         100        100         100         100        100
May 2003 ..........................   100        100         100        100         100         100        100
May 2004 ..........................   100        100         100        100         100         100        100
May 2005 ..........................   100        100         100        100         100         100        100
May 2006 ..........................   100        100         100        100         100         100        100
May 2007 ..........................   100        100          45          0         100         100        100
May 2008 ..........................   100         54           0          0         100         100        100
May 2009 and thereafter ...........     0          0           0          0           0           0          0
Weighted Average Life (in years) ..  11.5       11.0        10.1        9.9        11.5        11.5       11.5

                                 USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the Mortgage Loans and to pay certain expenses in connection with the issuance of the Certificates.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Offered Certificates, Willkie Farr & Gallagher, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, portions of the Trust Fund designated in the Pooling and Servicing Agreement as "REMIC I," "REMIC II" and "REMIC III," respectively, will each qualify as a REMIC under the Code. For federal income tax purposes, (a) the separate noncertificated regular interests in REMIC I will be the "regular interests" in REMIC I and will constitute the assets of REMIC II, (b) the Class R-I Certificates will be the sole class of "residual interests" in REMIC I, (c) the separate noncertificated regular interests in REMIC II will be the "regular interests" in REMIC II and will constitute the assets of REMIC III, (d) the Class R-II Certificates will be the sole class of "residual interest" in REMIC II, (e) the REMIC Regular Certificates (or, in the case of the Class IO Certificates, each Component thereof) will be the "regular interests" in REMIC III and generally will be treated as debt instruments of REMIC III, and (f) the Class R-III Certificates will be the sole class of "residual interests" in REMIC III. For federal income tax purposes the Class IO Certificates will consist of twelve components, each corresponding to one of the Classes of Sequential Pay Certificates constituting "regular interests." See "Certain Federal Income Tax Consequences--REMICs" in the Prospectus.

     The Class A-1, Class A-2, Class A-3, Class B, Class C and Class D Certificates will not, and the Class E and IO Certificates will, be treated as having been issued with original issue discount for federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to a CPR of 0%. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the Prospectus.

     If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to a Certificateholder (in particular, the holder of a Class IO Certificate), the amount of original issue discount allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificates. Although the matter is not free from doubt, a holder of a Class IO Certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the Mortgage Loans. Any such loss might be treated as a capital loss.

     The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of an Offered Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to the Certificateholders and the IRS. Prospective purchasers of Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

     The Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, interest (including original issue discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code. However, the Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code to the extent that the Mortgage Loans are secured by residential property and, accordingly, investment in the Offered Certificates may not be suitable for certain thrift institutions.

     Prepayment Premiums and Yield Maintenance Charges actually collected will be distributed to the holders of the Offered Certificates as described herein. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance Charge should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Prepayment Premiums and Yield Maintenance Charges will be treated as giving rise to any income to the holders of the Offered Certificates prior to the Master Servicer's actual receipt of a Prepayment Premium or Yield Maintenance Charge. It appears that Prepayment Premiums and Yield Maintenance Charges, if any, will be treated as ordinary income rather than capital gain. However, that is not entirely clear and Certificateholders should consult their own tax advisors concerning the treatment of Prepayment Premiums and Yield Maintenance Charges.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences--REMICs" in the Prospectus.

                              ERISA CONSIDERATIONS

     A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds, separate accounts and general accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto.

     Lehman Brothers Inc. ("Lehman Brothers") has received from the DOL an individual prohibited transaction exemption (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter, as hereinafter defined, provided that certain conditions set forth in the Exemption are satisfied. For purposes of this discussion, the term "Underwriter" shall include (a) Lehman Brothers, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers, and (c) any member of the underwriting syndicate or selling group of which Lehman Brothers or a person described in (b) is a manager or co-manager with respect to the Offered Certificates.

     The Exemption sets forth six general conditions that must be satisfied for a transaction involving the purchase, sale and holding of Class A-1, Class A-2, Class A-3 and Class IO Certificates to be eligible for exemptive relief thereunder. First, the acquisition of the Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by such Certificates must not be subordinated to the rights and interests evidenced by the other certificates of the same trust. Third, such Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's), Duff & Phelps Credit Rating Co. ("DCR"), Moody's, or Fitch. Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group," which consists of either Underwriter, the Depositor, the Master Servicer, a Special Servicer, the Trustee, any sub-servicer, and any borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of such Certificates. Fifth, the sum of all payments made to and retained by either Underwriter must represent not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, a Special Servicer or any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

     Because none of the Class A-1, Class A-2, Class A-3 and Class IO Certificates are subordinated with respect to the allocation of Realized Losses and Additional Trust Fund Expenses to any other Class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of the issuance of the Class A-1, Class A-2, Class A-3 and Class IO Certificates that they be rated not lower than "Aaa" and "AAA" by Moody's and Fitch, respectively; thus, the third general condition set forth above is satisfied with respect to such Certificates as of the Closing Date. In addition, the fourth general condition set forth above is also satisfied as of the Closing Date. A fiduciary of a Plan contemplating purchasing any such Certificate in the secondary market must make its own determination that, at the time of such purchase, such Certificate continue to satisfy the third and fourth general conditions set forth above. A fiduciary of a Plan contemplating the purchase of any such Certificate must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to such Certificate as of the date of such purchase.

     The Exemption also requires that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest categories of Standard & Poor's, Moody's, DCR or Fitch for at least one year prior to the Plan's acquisition of such Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of such Certificates. The Depositor has confirmed to its satisfaction that such requirements have been satisfied as of the date hereof.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of such Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the Depositor, an Underwriter, Trustee, Master Servicer, Special Servicer, sub-servicer or borrower is a "Party in Interest," as defined in the Prospectus, with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan and (iii) the holding of Senior Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of such Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of such Plan's assets in such Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Loans or (b) an affiliate of such a person,

(2) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by such Plan and (3) the holding of such Certificates by such Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Mortgage Pool. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Senior Certificates.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Senior Certificates. A purchaser of any such Certificate should be aware, however, that even if the conditions specified in one or more Exemptions are satisfied, the scope of relief provided by an Exemption may not cover all acts that may be considered prohibited transactions.

     Before purchasing any Senior Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. See "ERISA CONSIDERATIONS" in the Prospectus.

     THE CHARACTERISTICS OF THE CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES DO NOT MEET THE REQUIREMENTS OF THE EXEMPTIONS. ACCORDINGLY, CERTIFICATES OF THOSE CLASSES MAY NOT BE ACQUIRED BY A PLAN, OTHER THAN AN INSURANCE COMPANY GENERAL ACCOUNT, WHICH MAY BE ABLE TO RELY ON SECTION III OF PTE 95-60 (DISCUSSED BELOW).

     Section III of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60") exempts from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the Trust Fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase classes of Certificates (such as the Class B, Class C, Class D and Class E Certificates) which do not meet the requirements of the Exemption solely because they (i) are subordinated to other classes of Certificates in the Trust Fund and/or (ii) have not received a rating at the time of the acquisition in one of the three highest rating categories from Standard & Poor's, Moody's, DCR or Fitch. All other conditions of the Exemption would have to be satisfied in order for PTE 95-60 to be available. Before purchasing Class B, Class C, Class D or Class E Certificates, an insurance company general account seeking to rely on Section III of PTE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     Insurance company general accounts purchasing any Class of Certificates may also be able to rely on relief from certain fiduciary provisions of ERISA provided under Section 401(c) of ERISA. Insurance companies seeking to rely on such relief should independently determine whether, and the extent to which, such relief is available.

                                LEGAL INVESTMENT

     Any Class of Offered Certificates rated in the category of "AAA" or "AA" (or the equivalent) by at least one Rating Agency will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). All other Offered Certificates (the "Non-SMMEA Certificates") will not constitute "mortgage related securities" for purposes of SMMEA. As a result, the appropriate characterization of the Non-SMMEA Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Non-SMMEA Certificates of any Class, may be subject to significant interpretative uncertainties. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions on the investment by such institutions in certain forms of mortgage related securities. Investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" in the Prospectus.

     The Depositor makes no representation as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "Legal Investment" in the Prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") among the Depositor and the Underwriters, the Depositor has agreed to sell to each Underwriter, and each Underwriter has agreed to purchase one-half of the respective Certificate Balances of each class of Offered Certificates.

     In the Underwriting Agreement, the Underwriters have severally agreed to purchase all of the Offered Certificates if any are purchased. In the event of a default by either Underwriter, the Underwriting Agreement provides that, the purchase commitment of the non-defaulting Underwriter may be increased. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately $ , which includes accrued interest.

     Distribution of the Offered Certificates will be made by each Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Each Underwriter may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from such Underwriter. In connection with the purchase and sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts. Each Underwriter and any dealers that participate with either Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     The Depositor also has been advised by the Underwriters that each of them, through one or more of its affiliates, currently intends to make a market in the Offered Certificates; however, neither Underwriter has any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active public market for the Offered Certificates will develop. See "Risk Factors--Limited Liquidity" herein and in the Prospectus.

     The Depositor has agreed to indemnify each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to each Underwriter and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor by Willkie Farr & Gallagher, New York, New York, and certain legal matters will be passed upon for the Underwriters by Sidley & Austin, New York, New York.

                                     RATINGS

     It is a condition of their issuance that each of the Class A-1, Class A-2, Class A-3 and the Class IO Certificates be rated not lower than "AAA" by Fitch and "Aaa" by Moody's, that the Class B Certificates be rated not lower than "AA" by Fitch and "Aa2" by Moody's, that the Class C Certificates be rated not lower than "A" by Fitch and "A2" by Moody's, that the Class D Certificates be rated not lower than "BBB" by Fitch and "Baa2" by Moody's and that the Class E Certificates be rated not lower than "BBB-" by Fitch and "Baa3" by Moody's.

     The ratings on the Offered Certificates address the likelihood of timely receipt by holders thereof of all distributions of interest to which they are entitled and, except in the case of the Class IO Certificates, distributions of principal by the Rated Final Distribution Date set forth on the cover page of this Prospectus Supplement. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments required under the Offered Certificates. A security rating does not represent any assessment of (i) the likelihood or frequency of principal prepayments or default interest on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums and Yield Maintenance Charges will be received. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class IO Certificates might not fully recover their investment in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). As described herein, the amounts payable with respect to the Class IO Certificates consist only of interest. If the entire Mortgage Pool were to prepay in the initial month, with the result that the holders of the Class IO Certificates receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders will nevertheless have been paid, and such result is consistent with the ratings received on the Class IO Certificates. The rating does not address the timing or magnitude of reductions of the notional amounts of the Components of the Class IO Certificates, but only the obligation to pay interest timely on the Notional Amount as reduced from time to time. Accordingly, the ratings of the Class IO Certificates should be evaluated independently from similar ratings on other types of securities.

     There can be no assurance that any rating agency not requested to rate the Offered Certificates will not nonetheless issue a rating to any or all Classes thereof and, if so, what such rating or ratings would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by any of the Rating Agencies.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Risk
Factors--Limited Nature of Ratings" in the Prospectus.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                            PAGE
                                                                            ----
30/360 Basis ............................................................   S-31
Accrued Certificate Interest ............................................   S-64
Additional Servicing Fee ................................................   S-55
Additional Servicing Fee Rate ...........................................   S-55
Additional Trust Fund Expenses ..........................................   S-12
Advance .................................................................   S-68
Appraisal Reduction Amount ..............................................   S-69
Assumed Scheduled Payment ...............................................   S-18
Available Distribution Amount ...........................................   S-14
Balloon Loans ...........................................................    S-9
Balloon Payment .........................................................    S-9
CBE .....................................................................   S-77
Certificate Balance .....................................................    S-2
Certificate Owner .......................................................    S-7
Certificateholders ......................................................   S-12
Certificates ............................................................    S-1
Class ...................................................................    S-1
Class A Certificates ....................................................    S-6
Class Prepayment Percentage .............................................   S-54
Closing Date ............................................................    S-7
Code ....................................................................    S-8
Collection Period .......................................................   S-60
Compensating Interest Payment ...........................................   S-19
Component ...............................................................   S-13
Constant Prepayment Rate or CPR .........................................   S-78
Controlling Class of Sequential Pay Certificates ........................   S-42
Controlling Class Representative ........................................    S-6
Corrected Mortgage Loan .................................................   S-53
Custodian ...............................................................   S-49
Cut-off Date ............................................................    S-1
Cut-off Date Balance ....................................................    S-7
Cut-off Date DSC Ratio ..................................................   S-34
Cut-off Date LTV ........................................................   S-35
Cut-off Date LTV Ratios .................................................   S-35
DSCR ....................................................................   S-34
Debt Service Coverage Ratio .............................................   S-34
Definitive Offered Certificate ..........................................    S-7
Depositor ...............................................................    S-1
Determination Date ......................................................   S-18
Distributable Certificate Interest ......................................   S-17
Distribution Date .......................................................    S-2
Distribution Date Statement .............................................   S-69
DOL .....................................................................   S-23
DTC .....................................................................    S-7
Due Dates ...............................................................   S-31
ERISA ...................................................................   S-23
Excluded Plan ...........................................................   S-84

                                                                            PAGE
                                                                            ----
Exemption ...............................................................   S-83
Final Recovery Determination ............................................   S-70
First Principal Payment Date ............................................   S-77
First Union Capital .....................................................    S-6
Fitch ...................................................................   S-24
Form 8-K ................................................................   S-51
FUNB ....................................................................    S-6
FUNB Loans ..............................................................   S-12
HUD .....................................................................   S-33
Initial Pool Balance ....................................................    S-1
Initial Reserves at Closing .............................................   S-32
IRS .....................................................................   S-83
Last Principal Payment Date .............................................   S-77
Lehman Loans ............................................................   S-12
Lehman Sellers ..........................................................    S-7
Loan per Sq ft, Unit, Bed, Key or Room ..................................   S-35
Lockout Period ..........................................................    S-9
Majority Subordinate Certificateholders .................................   S-21
Master Servicer .........................................................    S-2
Master Servicing Fee ....................................................   S-54
Master Servicing Fee Rate ...............................................   S-54
Maturity LTV Ratios .....................................................   S-35
Monthly Payments ........................................................    S-9
Moody's .................................................................   S-24
Mortgage ................................................................   S-29
Mortgage File ...........................................................   S-49
Mortgage Loan Purchase Agreements .......................................   S-49
Mortgage Loan Seller ....................................................    S-2
Mortgage Loans ..........................................................    S-1
Mortgage Note ...........................................................   S-27
Mortgage Pool ...........................................................    S-1
Mortgage Rates ..........................................................    S-9
Mortgaged Property ......................................................    S-1
Net Aggregate Prepayment Interest Shortfall .............................   S-20
Net Cash Flow ...........................................................   S-34
Net Mortgage Rate .......................................................   S-13
Nonrecoverable P&I Advance ..............................................   S-68
Offered Certificates ....................................................    S-1
OID Regulations .........................................................   S-83
P&I Advance .............................................................   S-19
Participants ............................................................    S-7
Party in Interest .......................................................   S-84
Pass-Through Rate .......................................................    S-2
Plan ....................................................................   S-23
Pooling and Servicing Agreement .........................................   S-12
Prepayment Interest Excess ..............................................   S-20
Prepayment Interest Shortfall ...........................................   S-19
Prepayment Premiums .....................................................   S-65
Principal Distribution Amount ...........................................   S-17
Principal Recovery Fee ..................................................   S-54
Private Certificates ....................................................    S-6
PTE 95-60 ...............................................................   S-85
Purchase Price ..........................................................   S-49
Rated Final Distribution Date ...........................................   S-74

                                                                            PAGE
                                                                            ----
Rating Agencies .........................................................   S-24
Realized Losses .........................................................   S-12
Reimbursement Rate ......................................................   S-19
Related Proceeds ........................................................   S-68
Remaining Term to Maturity ..............................................   S-36
REMIC ...................................................................    S-2
REMIC I .................................................................    S-2
REMIC II ................................................................    S-2
REMIC III ...............................................................    S-2
REMIC Administrator .....................................................   S-75
REMIC Regular Certificates ..............................................    S-6
REMIC Residual Certificates .............................................    S-6
Rental Property .........................................................   S-34
REO Extension ...........................................................   S-57
REO Mortgage Loan .......................................................   S-69
REO Property ............................................................   S-21
REO Tax .................................................................   S-57
Required Appraisal Date .................................................   S-69
Required Appraisal Loan .................................................   S-69
Restricted Group ........................................................   S-84
Scenario ................................................................   S-78
Scheduled Payment .......................................................   S-18
Section 42 Property .....................................................    S-8
Securities Act ..........................................................    S-6
Senior Certificates .....................................................   S-20
Sequential Pay Certificates .............................................    S-6
Servicing Fees ..........................................................   S-54
SMMEA ...................................................................   S-24
Special Servicer ........................................................    S-2
Special Servicing Fee ...................................................   S-54
Special Servicing Fee Rate ..............................................   S-54
Specially Serviced Mortgage Loans .......................................   S-53
Specially Serviced Trust Fund Assets ....................................   S-53
Standard & Poor's .......................................................   S-84
Stated Principal Balance ................................................   S-13
Subordinate Certificates ................................................   S-20
Tax Credits .............................................................   S-33
Table Assumptions .......................................................   S-78
TI/LC ...................................................................   S-36
Trust Fund ..............................................................    S-1
Trustee .................................................................    S-2
Trustee Fee .............................................................   S-75
Trustee Fee Rate ........................................................   S-75
Underwriters ............................................................    S-1
Underwriting Agreement ..................................................   S-86
Underwriting Reserves ...................................................   S-36
Voting Rights ...........................................................   S-74
Weighted Average Net Mortgage Rate ......................................   S-13
Year Built ..............................................................   S-35
Yield Maintenance Charges ...............................................   S-65
Yield Tables ............................................................   S-77

                                                                         ANNEX A

Control                                                                                                                    Zip
 No.       Property Name                           Address                               City                   State     Code
==================================================================================================================================
         1 Potrero Center                          2300 16th Street                      San Francisco            CA      94103
         2 Elmwood Village                         24 Boulevard                          Elmwood Park             NJ      07407
         3 Rivertowne Commons Shopping Center      6000-6250 Oxon Hill Road              Oxon Hill                MD      20745
         4 Riverview Plaza Shopping Center         1100-1400 South Delaware Ave          Philadelphia             PA      19147
         5 Mohawk Hills                            945 Mohawk Hills Drive                Indianapolis             IN      46032
-----------------------------------------------------------------------------------------------------------------------------------
         6 Greenbriar Mall                         I-285 & Lakewood Freeway              Atlanta                  GA      30315
         7 Mobile Festival                         3725 Airport Boulevard                Mobile                   AL      36608
         8 Parkview Court Apartments               1607 Patricia Drive                   Yeadon                   PA      19050
         9 Glen Oaks Apartments                    7509 Mandan Road                      Greenbelt                MD      20770
        10 Oakwood Apartments at the Windsor       1700 Benjamin Franklin Pkwy           Philadelphia             PA      19103
-----------------------------------------------------------------------------------------------------------------------------------
        11 Lenox Suites                            616 North Rush Street                 Chicago                  IL      60611
        12 Larchdale Woods                         13178 Larchdale Road                  Laurel                   MD      20708

        13 Lincolnshire Portfolio

        13a   MacArthur Commons                    3501 N. MacArthur                     Irving                   TX      75062
-----------------------------------------------------------------------------------------------------------------------------------
        13b   La Sierra Office Building            5445 La Sierra                        Dallas                   TX      75231
        13c   White Lake Plaza                     1100 Oakland Boulevard                Fort Worth               TX      76103
        13d   Parkway West                         509 Viking Drive                      Virginia Beach           VA      23452
        13e   Comerica Bank Building               6510 Abrams Road                      Dallas                   TX      75231
        13f   Midport Tech Center                  2550 Midway Road                      Carrollton               TX      75006
-----------------------------------------------------------------------------------------------------------------------------------
        13g   Triangle Business Park               4200,4208,4128 South Boulevard        Charlotte                NC      28209
        13h   Buckner Retail Center                2029-2049 Buckner                     Dallas                   TX      75217
        13i   Walnut Ridge                         1920 Westridge                        Irving                   TX      75038
        13j   Lone Star Plaza                      2535 Lone Star Drive                  Dallas                   TX      75212
        13k   Tantor Office Warehouse              11317-11319 Tantor Road               Dallas                   TX      75229
-----------------------------------------------------------------------------------------------------------------------------------

        14 The Sports Authority                    48-220 University Dr.                 Pembroke Pines           FL      33024
        15 Springfield Plaza Shopping Center       1277-1345 Liberty Street              Springfield              MA      01104
        16 600 South Commonwealth Avenue           600 South Commonwealth Avenue         Los Angeles              CA      90005
        17 Westland 49 Apartments                  1333-1339 West 49th Place             Hialeah                  FL      33012
-----------------------------------------------------------------------------------------------------------------------------------
        18 Biscayne Plaza Shopping Center          561 NE 79th Street                    Miami                    FL      33138
        19 Westfall Town Center                    721 Routes 6 & 209                    Westfall Township        PA      18336
        20 Westfield Village Shopping Center       9349-9389 Sheridan Boulevard          Westminster              CO      80030
        21 Forest Cove Apartments                  1706 Forest Cove Drive                Mount Prospect           IL      60056
        22 Hacienda Gardens Apartments             1850 Batson Avenue                    Rowland Heights          CA      91748
-----------------------------------------------------------------------------------------------------------------------------------
        23 Square One Shopping Center              NEQ US Hwy & NW J Wms W               Jensen Beach             FL      34957
        24 Creekstone                              266 Stewarts Ferry Pike               Nashville                TN      37214
        25 Holiday Inn Chesapeake                  725 Woodlake Drive                    Chesapeake               VA      23320
        26 Semoran North                           1743 Semoran North Circle             Winter Park              FL      32792
        27 Westridge & Meadow Ridge Apartments     2401 Westridge & 2400 S. Loop West    Houston                  TX      77054
-----------------------------------------------------------------------------------------------------------------------------------
        28 Hammocks Trails                         15301 SW 106th Lane                   Miami                    FL      33196
        29 Hillcrest Shopping Center               1701 Larkin Ave.                      Crest Hill               IL      60453
        30 River Oaks                              3701 West Pioneer Drive               Irving                   TX      75061
        31 Del Coronado Apartments                 4949 West Pine Boulevard              St. Louis                MO      63108
        32 Park Place Apartments                   2701 SW 13th Street                   Gainsville               FL      28604
-----------------------------------------------------------------------------------------------------------------------------------
        33 Hilltop Ridge Apartments                4260 Brownsboro Road                  Winston Salem            NC      27106
        34 The Verandahs at Hunt Club              3000 Foxhill Circle                   Apopka                   FL      32703
        35 Crowne Plaza Worcester                  10 Lincoln Square                     Worchester               MA      01608
        36 Crossroads Towne Center                 12751-12875 West Bell Road            Surprise                 AZ      85374
        37 Aspen View Retirement Residence         3705 Avenue C                         Billings                 MT      59102
-----------------------------------------------------------------------------------------------------------------------------------
        38 Valu Food Shopping Center               450-484 Governor Ritchie Highway      Severna Park             MD      21146
        39 Laurel Valley Apartments                1671 Terrel Mill Road                 Marietta                 GA      20067
        40 Sunset Pointe Apartments                7800 Woodman Avenue                   Van Nuys                 CA      91402
        41 Holiday Inn Virginia Beach              2607 Atlantic Ave                     Virginia Beach           VA      23451
        42 Airport Atrium Office Building          2780 Skypark Drive                    Torrance                 CA      90505
-----------------------------------------------------------------------------------------------------------------------------------
        43 Plaza at Highlands                      1970-2050 County Line Road            Highlands Ranch          CO      80126
        44 Hayden Plaza                            1126 N. Scottsdale Rd                 Tempe                    AZ      85281
        45 River Center Shopping Center            5555-5655 East River Rd.              Tucson                   AZ      85712
        46 Indian Trace                            1304-1396 Southwest 160th St.         Sunrise                  FL      33326
        47 Hunters Glen Apartments                 350 Bryant Road                       Spartanburg              SC      29303
-----------------------------------------------------------------------------------------------------------------------------------
        48 Union Hills Village                     18631 North 19th Avenue               Phoenix                  AZ      85027
        49 Brookside Plaza                         443-573 Waukegan Road                 Northbrook               IL      60062
        50 Lincoln Crossing                        27th & Superior                       Lincoln                  NE      68502
        51 Abington Apartments                     4616 Scott Crossing Drive             Memphis                  TN      38128
        52 SMC-Meterie-408                         6851 Vetrans Blvd.                    Metairie                 LA      70003
-----------------------------------------------------------------------------------------------------------------------------------
        53 The Falls on Antoine                    6101 Antoine                          Houston                  TX      77091
        54 Claridge Apartments                     10027 Spice Lane                      Houston                  TX      77072
        55 Crossroads Plaza Shopping Center        1416 Main Street                      Adrian                   MI      49221
        56 Barrington Park Apartments              1201 Cedar Lane Road                  Greenville               SC      29611
        57 Sugar Creek Plaza                       2810 Shaerer Road                     Tallahassee              FL      32312
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                % of Aggregate  Cumulative
 Control                                                      Original      Cut-off Date         Cut-off Date  % of Initial Mortgage
    No.  Property Name                                        Balance         Balance                Balance   Pool Balance   Rate
====================================================================================================================================
       1 Potrero Center                                    $  33,409,000  $  33,388,968                2.53%       2.53%     8.550%
       2 Elmwood Village                                      30,000,000     29,981,525                2.28%       4.81%     8.420
       3 Rivertowne Commons Shopping Center                   28,800,000     28,715,037                2.18%       6.99%     8.750
       4 Riverview Plaza Shopping Center                      24,000,000     23,982,082                1.82%       8.81%     8.625
       5 Mohawk Hills                                         22,250,000     22,221,526                1.69%      10.50%     8.250
------------------------------------------------------------------------------------------------------------------------------------
       6 Greenbriar Mall                                      21,126,000     21,089,946                1.60%      12.10%     8.840
       7 Mobile Festival                                      20,000,000     19,925,320                1.51%      13.61%     9.224
       8 Parkview Court Apartments                            19,000,000     18,988,856                1.44%      15.05%     8.657
       9 Glen Oaks Apartments                                 18,400,000     18,376,787                1.39%      16.44%     8.320
      10 Oakwood Apartments at the Windsor                    16,500,000     16,443,811                1.25%      17.69%     7.992
------------------------------------------------------------------------------------------------------------------------------------
      11 Lenox Suites                                         14,500,000     14,475,611                1.10%      18.79%     9.375
      12 Larchdale Woods                                      14,000,000     13,981,900                1.06%      19.85%     8.200

      13 Lincolnshire Portfolio                               13,750,000     13,717,943                1.04%      20.89%     8.740
                                                      ---------------------------------
      13a   MacArthur Commons                                  2,650,000      2,643,822
------------------------------------------------------------------------------------------------------------------------------------
      13b   La Sierra Office Building                          2,245,000      2,239,766
      13c   White Lake Plaza                                   1,820,000      1,815,757
      13d   Parkway West                                       1,680,000      1,676,083
      13e   Comerica Bank Building                             1,500,000      1,496,503
      13f   Midport Tech Center                                1,320,000      1,316,922
------------------------------------------------------------------------------------------------------------------------------------
      13g   Triangle Business Park                               700,000        698,368
      13h   Buckner Retail Center                                630,000        628,531
      13i   Walnut Ridge                                         475,000        473,893
      13j   Lone Star Plaza                                      420,000        419,021
      13k   Tantor Office Warehouse                              310,000        309,277
------------------------------------------------------------------------------------------------------------------------------------

      14 The Sports Authority                                 13,450,000     13,408,170                1.02%      21.91%     8.440
      15 Springfield Plaza Shopping Center                    13,300,000     13,292,284                1.01%      22.92%     8.710
      16 600 South Commonwealth Avenue                        13,000,000     12,962,049                0.98%      23.90%     9.230
      17 Westland 49 Apartments                               13,000,000     12,951,657                0.98%      24.89%     8.475
------------------------------------------------------------------------------------------------------------------------------------
      18 Biscayne Plaza Shopping Center                       12,200,000     12,192,879                0.93%      25.81%     8.680
      19 Westfall Town Center                                 11,420,000     11,400,510                0.87%      26.68%     8.840
      20 Westfield Village Shopping Center                    11,200,000     11,192,561                0.85%      27.53%     8.050
      21 Forest Cove Apartments                               10,900,000     10,893,106                0.83%      28.35%     8.290
      22 Hacienda Gardens Apartments                           9,574,000      9,568,283                0.73%      29.08%     8.570
------------------------------------------------------------------------------------------------------------------------------------
      23 Square One Shopping Center                            9,500,000      9,470,018                0.72%      29.80%     8.368
      24 Creekstone                                            9,500,000      9,468,979                0.72%      30.52%     8.200
      25 Holiday Inn Chesapeake                                9,500,000      9,438,855                0.72%      31.23%     9.250
      26 Semoran North                                         9,300,000      9,276,516                0.70%      31.94%     8.350
      27 Westridge & Meadow Ridge Apartments                   9,100,000      9,094,373                0.69%      32.63%     8.400
------------------------------------------------------------------------------------------------------------------------------------
      28 Hammocks Trails                                       9,094,013      9,077,368                0.69%      33.32%     8.500
      29 Hillcrest Shopping Center                             8,750,000      8,678,999                0.66%      33.98%     8.474
      30 River Oaks                                            8,550,000      8,519,005                0.65%      34.62%     8.600
      31 Del Coronado Apartments                               8,250,000      8,239,782                0.63%      35.25%     8.410
      32 Park Place Apartments                                 7,928,000      7,909,075                0.60%      35.85%     8.625
------------------------------------------------------------------------------------------------------------------------------------
      33 Hilltop Ridge Apartments                              7,840,000      7,829,444                0.59%      36.44%     8.000
      34 The Verandahs at Hunt Club                            7,800,000      7,775,293                0.59%      37.03%     8.350
      35 Crowne Plaza Worcester                                7,700,000      7,700,000                0.58%      37.62%     9.400
      36 Crossroads Towne Center                               7,714,000      7,695,529                0.58%      38.20%     8.610
      37 Aspen View Retirement Residence                       7,700,000      7,695,326                0.58%      38.78%     8.490
------------------------------------------------------------------------------------------------------------------------------------
      38 Valu Food Shopping Center                             7,700,000      7,695,300                0.58%      39.37%     8.463
      39 Laurel Valley Apartments                              7,600,000      7,579,728                0.58%      39.94%     8.080
      40 Sunset Pointe Apartments                              7,536,000      7,531,500                0.57%      40.51%     8.570
      41 Holiday Inn Virginia Beach                            7,500,000      7,451,727                0.57%      41.08%     9.250
      42 Airport Atrium Office Building                        7,350,000      7,341,459                0.56%      41.64%     8.720
------------------------------------------------------------------------------------------------------------------------------------
      43 Plaza at Highlands                                    7,200,000      7,179,070                0.54%      42.18%     8.770
      44 Hayden Plaza                                          7,100,000      7,095,982                0.54%      42.72%     8.830
      45 River Center Shopping Center                          7,000,000      6,984,528                0.53%      43.25%     9.000
      46 Indian Trace                                          6,850,000      6,843,890                0.52%      43.77%     9.000
      47 Hunters Glen Apartments                               6,763,525      6,754,418                0.51%      44.28%     8.000
------------------------------------------------------------------------------------------------------------------------------------
      48 Union Hills Village                                   6,750,000      6,746,243                0.51%      44.80%     8.910
      49 Brookside Plaza                                       6,715,000      6,692,300                0.51%      45.30%     8.800
      50 Lincoln Crossing                                      6,650,000      6,632,828                0.50%      45.81%     8.240
      51 Abington Apartments                                   6,650,000      6,625,496                0.50%      46.31%     8.520
      52 SMC-Meterie-408                                       6,560,000      6,507,178                0.49%      46.80%     8.910
------------------------------------------------------------------------------------------------------------------------------------
      53 The Falls on Antoine                                  6,450,000      6,445,828                0.49%      47.29%     8.180
      54 Claridge Apartments                                   6,400,000      6,387,748                0.48%      47.78%     8.280
      55 Crossroads Plaza Shopping Center                      6,400,000      6,382,341                0.48%      48.26%     8.860
      56 Barrington Park Apartments                            6,333,680      6,325,152                0.48%      48.74%     8.000
      57 Sugar Creek Plaza                                     6,110,000      6,105,408                0.46%      49.21%     8.850
------------------------------------------------------------------------------------------------------------------------------------

                                                                 Original      Remaining       Original        Remaining
                                                                 Term to        Term to      Amortization     Amortization
   Control                                                       Maturity       Maturity         Term            Term
     No.   Property Name                                          (Mos.)         (Mos.)         (Mos.)          (Mos.)
==========================================================================================================================
         1 Potrero Center                                           240           239             360             359
         2 Elmwood Village                                          360           359             360             359
         3 Rivertowne Commons Shopping Center                       120           116             330             326
         4 Riverview Plaza Shopping Center                          120           119             330             329
         5 Mohawk Hills                                             121           119             360             358
--------------------------------------------------------------------------------------------------------------------------
         6 Greenbriar Mall                                          120           117             360             357
         7 Mobile Festival                                          144           137             360             353
         8 Parkview Court Apartments                                180           179             360             359
         9 Glen Oaks Apartments                                      84            82             360             358
        10 Oakwood Apartments at the Windsor                        120           115             360             355
--------------------------------------------------------------------------------------------------------------------------
        11 Lenox Suites                                              84            82             300             298
        12 Larchdale Woods                                          120           118             360             358

        13 Lincolnshire Portfolio                                   120           116             360             356
        13a   MacArthur Commons
--------------------------------------------------------------------------------------------------------------------------
        13b   La Sierra Office Building
        13c   White Lake Plaza
        13d   Parkway West
        13e   Comerica Bank Building
        13f   Midport Tech Center
--------------------------------------------------------------------------------------------------------------------------
        13g   Triangle Business Park
        13h   Buckner Retail Center
        13i   Walnut Ridge
        13j   Lone Star Plaza
        13k   Tantor Office Warehouse
--------------------------------------------------------------------------------------------------------------------------

        14 The Sports Authority                                     120           115             360             355
        15 Springfield Plaza Shopping Center                        120           119             360             359
        16 600 South Commonwealth Avenue                            120           118             240             238
        17 Westland 49 Apartments                                   120           114             360             354
--------------------------------------------------------------------------------------------------------------------------
        18 Biscayne Plaza Shopping Center                           120           119             360             359
        19 Westfall Town Center                                     120           117             360             357
        20 Westfield Village Shopping Center                        120           119             360             359
        21 Forest Cove Apartments                                    84            83             360             359
        22 Hacienda Gardens Apartments                              120           119             360             359
--------------------------------------------------------------------------------------------------------------------------
        23 Square One Shopping Center                                84            79             360             355
        24 Creekstone                                               120           115             360             355
        25 Holiday Inn Chesapeake                                   276           270             276             270
        26 Semoran North                                            120           116             360             356
        27 Westridge & Meadow Ridge Apartments                       84            83             360             359
--------------------------------------------------------------------------------------------------------------------------
        28 Hammocks Trails                                          120           117             360             357
        29 Hillcrest Shopping Center                                120           115             240             235
        30 River Oaks                                               120           114             360             354
        31 Del Coronado Apartments                                  120           118             360             358
        32 Park Place Apartments                                    120           116             360             356
--------------------------------------------------------------------------------------------------------------------------
        33 Hilltop Ridge Apartments                                  84            82             360             358
        34 The Verandahs at Hunt Club                               121           116             360             355
        35 Crowne Plaza Worcester                                    84            84             300             300
        36 Crossroads Towne Center                                   84            80             360             356
        37 Aspen View Retirement Residence                          120           119             360             359
--------------------------------------------------------------------------------------------------------------------------
        38 Valu Food Shopping Center                                120           119             360             359
        39 Laurel Valley Apartments                                 120           116             360             356
        40 Sunset Pointe Apartments                                 120           119             360             359
        41 Holiday Inn Virginia Beach                               276           270             276             270
        42 Airport Atrium Office Building                           120           118             360             358
--------------------------------------------------------------------------------------------------------------------------
        43 Plaza at Highlands                                       120           115             360             355
        44 Hayden Plaza                                              84            83             360             359
        45 River Center Shopping Center                             120           117             324             321
        46 Indian Trace                                             120           119             300             299
        47 Hunters Glen Apartments                                   84            82             360             358
--------------------------------------------------------------------------------------------------------------------------
        48 Union Hills Village                                       84            83             360             359
        49 Brookside Plaza                                          120           116             312             308
        50 Lincoln Crossing                                         120           116             360             356
        51 Abington Apartments                                      120           114             360             354
        52 SMC-Meterie-408                                          180           177             180             177
--------------------------------------------------------------------------------------------------------------------------
        53 The Falls on Antoine                                      84            83             360             359
        54 Claridge Apartments                                       84            81             360             357
        55 Crossroads Plaza Shopping Center                         120           117             300             297
        56 Barrington Park Apartments                                84            82             360             358
        57 Sugar Creek Plaza                                         84            83             324             323
--------------------------------------------------------------------------------------------------------------------------

  Control                                                   Origination    Maturity  Balloon
    No.  Property Name                                          Date        Date     Balance      Property Type
==========================================================================================================================
       1 Potrero Center                                        3/28/97      4/1/17  22,892,706    Retail - Anchored
       2 Elmwood Village                                       3/31/97      4/1/27         -      Multifamily
       3 Rivertowne Commons Shopping Center                   12/13/96      1/1/07  25,376,202    Retail - Anchored
       4 Riverview Plaza Shopping Center                       3/25/97      4/1/07  21,094,063    Retail - Anchored
       5 Mohawk Hills                                          3/25/97      4/1/07  19,617,833    Multifamily
--------------------------------------------------------------------------------------------------------------------------
       6 Greenbriar Mall                                       1/2/97       2/1/07  18,866,727    Retail - Anchored
       7 Mobile Festival                                       9/27/96     10/1/08  17,302,205    Retail - Anchored
       8 Parkview Court Apartments                             3/26/97      4/1/12  14,951,636    Multifamily
       9 Glen Oaks Apartments                                  2/18/97      3/1/04  17,108,084    Multifamily
      10 Oakwood Apartments at the Windsor                    11/22/96     12/1/06  14,496,622    Multifamily
--------------------------------------------------------------------------------------------------------------------------
      11 Lenox Suites                                          2/7/97       3/1/04  13,088,622    Hospitality
      12 Larchdale Woods                                       2/28/97      3/1/07  12,351,762    Multifamily

      13 Lincolnshire Portfolio                               12/27/96      1/1/07  12,257,104
                                                                                  ------------
      13a   MacArthur Commons                                                        2,362,278    Office
--------------------------------------------------------------------------------------------------------------------------
      13b   La Sierra Office Building                                                2,001,250    Office
      13c   White Lake Plaza                                                         1,622,395    Retail - Unanchored
      13d   Parkway West                                                             1,497,595    Office
      13e   Comerica Bank Building                                                   1,337,138    Office
      13f   Midport Tech Center                                                      1,176,682    Office
--------------------------------------------------------------------------------------------------------------------------
      13g   Triangle Business Park                                                     623,998    Office
      13h   Buckner Retail Center                                                      561,598    Retail - Unanchored
      13i   Walnut Ridge                                                               423,427    Office
      13j   Lone Star Plaza                                                            374,399    Office
      13k   Tantor Office Warehouse                                                    276,342    Industrial
--------------------------------------------------------------------------------------------------------------------------

      14 The Sports Authority                                 11/27/96     12/1/06  11,922,232    Retail - Anchored
      15 Springfield Plaza Shopping Center                     3/13/97      4/1/07  11,849,400    Retail - Anchored
      16 600 South Commonwealth Avenue                         2/5/97       3/1/07         -      Office
      17 Westland 49 Apartments                               10/29/96     11/1/06  11,531,073    Multifamily
--------------------------------------------------------------------------------------------------------------------------
      18 Biscayne Plaza Shopping Center                        3/21/97      4/1/07  10,863,334    Retail - Anchored
      19 Westfall Town Center                                  1/30/97      2/1/07  10,198,713    Retail - Anchored
      20 Westfield Village Shopping Center                     3/20/97      4/1/07   9,851,741    Retail - Anchored
      21 Forest Cove Apartments                                3/3/97       4/1/04  10,130,825    Multifamily
      22 Hacienda Gardens Apartments                           3/19/97      4/1/07   8,507,517    Multifamily
--------------------------------------------------------------------------------------------------------------------------
      23 Square One Shopping Center                           11/26/96     12/1/03   8,838,326    Retail - Anchored
      24 Creekstone                                           11/26/96     12/1/06   8,381,552    Multifamily
      25 Holiday Inn Chesapeake                               10/10/96     11/1/19         -      Hospitality
      26 Semoran North                                        12/12/96      1/1/07   8,229,306    Multifamily
      27 Westridge & Meadow Ridge Apartments                   3/31/97      4/1/04   8,469,582    Multifamily
--------------------------------------------------------------------------------------------------------------------------
      28 Hammocks Trails                                       1/31/97      2/1/07   8,070,287    Multifamily
      29 Hillcrest Shopping Center                            11/27/96     12/1/06   6,152,060    Retail - Anchored
      30 River Oaks                                           10/18/96     11/1/06   7,601,874    Multifamily
      31 Del Coronado Apartments                               2/6/97       3/1/07   7,308,674    Multifamily
      32 Park Place Apartments                                12/30/96      1/1/07   7,052,153    Multifamily
--------------------------------------------------------------------------------------------------------------------------
      33 Hilltop Ridge Apartments                              2/24/97      3/1/04   7,259,363    Multifamily
      34 The Verandahs at Hunt Club                           12/19/96      1/1/07   6,890,876    Multifamily
      35 Crowne Plaza Worcester                                4/11/97      5/1/04   6,952,950    Hospitality
      36 Crossroads Towne Center                              12/12/96      1/1/04   7,198,176    Retail - Anchored
      37 Aspen View Retirement Residence                       3/21/97      4/1/07   6,831,899    Congregate Care
--------------------------------------------------------------------------------------------------------------------------
      38 Valu Food Shopping Center                             3/3/97       4/1/07   6,828,377    Retail - Anchored
      39 Laurel Valley Apartments                             12/2/96       1/1/07   6,689,165    Multifamily
      40 Sunset Pointe Apartments                              3/19/97      4/1/07   6,696,538    Multifamily
      41 Holiday Inn Virginia Beach                           10/10/96     11/1/19         -      Hospitality
      42 Airport Atrium Office Building                        2/6/97       3/1/07   6,549,563    Office
--------------------------------------------------------------------------------------------------------------------------
      43 Plaza at Highlands                                   11/1/96      12/1/06   6,421,804    Retail - Anchored
      44 Hayden Plaza                                          3/12/97      4/1/04   6,642,616    Retail - Anchored
      45 River Center Shopping Center                          1/8/97       2/1/07   6,021,898    Retail - Anchored
      46 Indian Trace                                          3/28/97      4/1/07   5,817,168    Retail - Unanchored
      47 Hunters Glen Apartments                               2/24/97      3/1/04   6,262,613    Multifamily
--------------------------------------------------------------------------------------------------------------------------
      48 Union Hills Village                                   3/26/97      4/1/04   6,321,046    Retail - Anchored
      49 Brookside Plaza                                      12/31/96      1/1/07   5,654,413    Retail - Unanchored
      50 Lincoln Crossing                                     12/27/96      1/1/07   5,871,733    Retail - Anchored
      51 Abington Apartments                                  10/31/96     11/1/06   5,903,644    Multifamily
      52 SMC-Meterie-408                                       1/16/97      2/1/12         -      Retail - Anchored
--------------------------------------------------------------------------------------------------------------------------
      53 The Falls on Antoine                                  3/13/97      4/1/04   5,986,401    Multifamily
      54 Claridge Apartments                                   1/30/97      2/1/04   5,947,619    Multifamily
      55 Crossroads Plaza Shopping Center                      1/10/97      2/1/07   5,292,223    Retail - Anchored
      56 Barrington Park Apartments                            2/24/97      3/1/04   5,864,603    Multifamily
      57 Sugar Creek Plaza                                     3/12/97      4/1/04   5,586,802    Retail - Anchored
--------------------------------------------------------------------------------------------------------------------------

  Control
     No. Property Name                               Prepayment Provisions
=============================================================================================================
       1 Potrero Center                              L(10),YM1%(9.67),O(.33)
       2 Elmwood Village                             L(4),YM1%(11),1%(14.75),O(.25)
       3 Rivertowne Commons Shopping Center          L(4),YM1%(2),3%(1),2%(1),1%(1.5),O(.5)
       4 Riverview Plaza Shopping Center             L(4),YM1%(5.75),O(.25)
       5 Mohawk Hills                                L(0),YM1%(9.5),O(.5)
-------------------------------------------------------------------------------------------------------------
       6 Greenbriar Mall                             L(5),YM1%(2),3%(1),2%(1),O(1)
       7 Mobile Festival                             L(3),YM1%(7),1%(1.5),O(.5)
       8 Parkview Court Apartments                   L(8),YM1%(6.5),O(.5) or Defeasance at Borrower's option
       9 Glen Oaks Apartments                        L(3),YM1%(3.5),O(.5) or Defeasance at lender's option
      10 Oakwood Apartments at the Windsor           L(4),YM1%(6)
-------------------------------------------------------------------------------------------------------------
      11 Lenox Suites                                L(0),YM1%(6.5),O(.5) or Defeasance at lender's option
      12 Larchdale Woods                             L(4),YM1%(5.5),O(.5)

      13 Lincolnshire Portfolio                      L(3),YM1%(6.5),O(.5)
      13a   MacArthur Commons
-------------------------------------------------------------------------------------------------------------
      13b   La Sierra Office Building
      13c   White Lake Plaza
      13d   Parkway West
      13e   Comerica Bank Building
      13f   Midport Tech Center
-------------------------------------------------------------------------------------------------------------
      13g   Triangle Business Park
      13h   Buckner Retail Center
      13i   Walnut Ridge
      13j   Lone Star Plaza
      13k   Tantor Office Warehouse
-------------------------------------------------------------------------------------------------------------

      14 The Sports Authority                        L(3),YM1%(6.5),O(.5) or Defeasance at lender's option
      15 Springfield Plaza Shopping Center           L(4),YM1%(5.5),O(.5) or Defeasance at lender's option
      16 600 South Commonwealth Avenue               L(4),YM1%(5.5),O(.5)
      17 Westland 49 Apartments                      L(3),YM1%(6.5),O(.5)
-------------------------------------------------------------------------------------------------------------
      18 Biscayne Plaza Shopping Center              L(4),YM1%(5.5),O(.5) or Defeasance at lender's option
      19 Westfall Town Center                        L(3),YM1%(6.5),O(.5) or Defeasance at lender's option
      20 Westfield Village Shopping Center           L(4),YM1%(5.5),O(.5) or Defeasance at lender's option
      21 Forest Cove Apartments                      L(4),YM1%(2.5),O(.5) or Defeasance at lender's option
      22 Hacienda Gardens Apartments                 L(4),YM1%(3),3%(1),2%(1),1%(.5),O(.5)
-------------------------------------------------------------------------------------------------------------
      23 Square One Shopping Center                  L(3),YM1%(3.5),O(.5)
      24 Creekstone                                  L(2),YM1%(4),2%(1),1%(1),O(2)
      25 Holiday Inn Chesapeake                      L(0),YM1%(15),O(8) or Defeasance at lender's option
      26 Semoran North                               L(5),O(5)
      27 Westridge & Meadow Ridge Apartments         L(6.5),O(.5)
-------------------------------------------------------------------------------------------------------------
      28 Hammocks Trails                             L(5),YM1%(4.5),O(.5)
      29 Hillcrest Shopping Center                   L(4),YM1%(5.5),O(.5)
      30 River Oaks                                  L(2),YM1%(4),2%(1),1%(1),O(2)
      31 Del Coronado Apartments                     L(4),YM1%(5.5),O(.5)
      32 Park Place Apartments                       L(0),YM1%(9.75),O(.25)
-------------------------------------------------------------------------------------------------------------
      33 Hilltop Ridge Apartments                    L(2),YM1%(4.5),O(.5) or Defeasance at lender's option
      34 The Verandahs at Hunt Club                  L(5),YM1%(4.583),O(.5)
      35 Crowne Plaza Worcester                      L(0),YM1%(6.5),O(.5) or Defeasance at Borrower's option
      36 Crossroads Towne Center                     L(3),YM1%(3.5),O(.5)
      37 Aspen View Retirement Residence             L(4),YM1%(5.75),O(.25)
-------------------------------------------------------------------------------------------------------------
      38 Valu Food Shopping Center                   L(5),5%(1),4%(1),3%(1),2%(1),1%(.5),O(.5) or Defeasance at lender's option
      39 Laurel Valley Apartments                    L(3),YM1%(6.5),O(.5)
      40 Sunset Pointe Apartments                    L(4),YM1%(3),3%(1),2%(1),1%(.5),O(.5)
      41 Holiday Inn Virginia Beach                  L(0),YM1%(15),O(8) or Defeasance at lender's option
      42 Airport Atrium Office Building              L(3),YM1%(7)
-------------------------------------------------------------------------------------------------------------
      43 Plaza at Highlands                          L(3),YM1%(6.5),O(.5)
      44 Hayden Plaza                                L(4),YM1%(2.5),O(.5)
      45 River Center Shopping Center                L(5),YM1%(4.5),O(.5)
      46 Indian Trace                                L(4),YM1%(5.5),O(.5)
      47 Hunters Glen Apartments                     L(2),YM1%(4.5),O(.5) or Defeasance at lender's option
-------------------------------------------------------------------------------------------------------------
      48 Union Hills Village                         L(2.5),YM1%(2.5),2%(1),O(1)
      49 Brookside Plaza                             L(3),YM1%(6.5),O(.5)
      50 Lincoln Crossing                            L(3),YM1%(6.5),O(.5) or Defeasance at lender's option
      51 Abington Apartments                         L(3),YM1%(6.5),O(.5)
      52 SMC-Meterie-408                             L(1),YM1%(8.5),5%(1),4%(1),3%(1),2%(1),1%(1),O(.5)
-------------------------------------------------------------------------------------------------------------
      53 The Falls on Antoine                        L(3),YM1%(3.5),O(.5) or Defeasance at lender's option
      54 Claridge Apartments                         L(3),YM1%(3.5),O(.5) or Defeasance at lender's option
      55 Crossroads Plaza Shopping Center            L(3),YM1%(6.5),O(.5) or Defeasance at lender's option
      56 Barrington Park Apartments                  L(2),YM1%(4.5),O(.5) or Defeasance at lender's option
      57 Sugar Creek Plaza                           L(2),YM1%(4.5),O(.5) or Defeasance at lender's option
-------------------------------------------------------------------------------------------------------------

   Control                                                            Annual           Net                    Appraised
     No.   Property Name                                            Debt Service    Cash Flow         DSCR      Value
========================================================================================================================
         1 Potrero Center                                           $3,096,853     $3,870,656         1.25x $45,750,000
         2 Elmwood Village                                           2,747,704      3,447,694         1.25   40,000,000
         3 Rivertowne Commons Shopping Center                        2,772,104      3,562,064         1.28   40,000,000
         4 Riverview Plaza Shopping Center                           2,285,022      2,899,937         1.27   33,000,000
         5 Mohawk Hills                                              2,005,882      2,561,370         1.28   28,400,000
------------------------------------------------------------------------------------------------------------------------
         6 Greenbriar Mall                                           2,010,698      2,716,258         1.35   34,000,000
         7 Mobile Festival                                           1,969,901      2,634,222         1.34   29,000,000
         8 Parkview Court Apartments                                 1,778,554      2,261,624         1.27   25,250,000
         9 Glen Oaks Apartments                                      1,669,675      2,085,515         1.25   24,600,000
        10 Oakwood Apartments at the Windsor                         1,451,750      1,836,674         1.27   23,000,000
------------------------------------------------------------------------------------------------------------------------
        11 Lenox Suites                                              1,505,141      2,124,485         1.41   26,500,000
        12 Larchdale Woods                                           1,256,227      1,598,009         1.27   18,000,000

        13 Lincolnshire Portfolio                                    1,296,877      1,844,076         1.42   21,390,000
                                                              ---------------------------------------------------------
        13a   MacArthur Commons                                        249,944        332,007         1.33    4,100,000
------------------------------------------------------------------------------------------------------------------------
        13b   La Sierra Office Building                                211,745        261,323         1.23    3,200,000
        13c   White Lake Plaza                                         171,659        289,314         1.69    2,580,000
        13d   Parkway West                                             158,455        217,988         1.38    2,700,000
        13e   Comerica Bank Building                                   141,477        178,945         1.26    2,500,000
        13f   Midport Tech Center                                      124,500        191,613         1.54    1,900,000
------------------------------------------------------------------------------------------------------------------------
        13g   Triangle Business Park                                    66,023         96,126         1.46    1,050,000
        13h   Buckner Retail Center                                     59,421        100,545         1.69      900,000
        13i   Walnut Ridge                                              44,801         69,604         1.55    1,200,000
        13j   Lone Star Plaza                                           39,614         59,166         1.49      820,000
        13k   Tantor Office Warehouse                                   29,239         47,445         1.62      440,000
------------------------------------------------------------------------------------------------------------------------

        14 The Sports Authority                                      1,234,170      1,695,887         1.37   19,300,000
        15 Springfield Plaza Shopping Center                         1,251,017      1,599,179         1.28   18,800,000
        16 600 South Commonwealth Avenue                             1,426,731      2,330,002         1.63   27,000,000
        17 Westland 49 Apartments                                    1,196,742      1,923,492         1.61   17,300,000
------------------------------------------------------------------------------------------------------------------------
        18 Biscayne Plaza Shopping Center                            1,144,418      1,491,355         1.30   16,300,000
        19 Westfall Town Center                                      1,086,915      1,390,355         1.28   15,800,000
        20 Westfield Village Shopping Center                           990,868      1,284,788         1.30   15,130,000
        21 Forest Cove Apartments                                      986,337      1,206,498         1.22   13,900,000
        22 Hacienda Gardens Apartments                                 889,095      1,066,928         1.20   13,000,000
------------------------------------------------------------------------------------------------------------------------
        23 Square One Shopping Center                                  865,919      1,136,635         1.31   13,900,000
        24 Creekstone                                                  852,440      1,066,769         1.25   12,500,000
        25 Holiday Inn Chesapeake                                      998,705      1,476,002         1.48   15,800,000
        26 Semoran North                                               846,272      1,135,160         1.34   12,500,000
        27 Westridge & Meadow Ridge Apartments                         831,927      1,105,030         1.33   12,500,000
------------------------------------------------------------------------------------------------------------------------
        28 Hammocks Trails                                             839,101      1,056,583         1.26   13,500,000
        29 Hillcrest Shopping Center                                   909,487      1,385,705         1.52   17,000,000
        30 River Oaks                                                  796,188      1,060,630         1.33   11,400,000
        31 Del Coronado Apartments                                     754,919        986,630         1.31   11,000,000
        32 Park Place Apartments                                       739,958      1,017,428         1.37   10,500,000
------------------------------------------------------------------------------------------------------------------------
        33 Hilltop Ridge Apartments                                    690,326        888,894         1.29    9,800,000
        34 The Verandahs at Hunt Club                                  709,776        962,874         1.36    9,850,000
        35 Crowne Plaza Worcester                                      800,882      1,248,179         1.56   15,500,000
        36 Crossroads Towne Center                                     718,997        977,601         1.36   10,400,000
        37 Aspen View Retirement Residence                             709,821        948,967         1.34   10,800,000
------------------------------------------------------------------------------------------------------------------------
        38 Valu Food Shopping Center                                   708,055        940,904         1.33   10,300,000
        39 Laurel Valley Apartments                                    674,286        898,175         1.33   10,250,000
        40 Sunset Pointe Apartments                                    699,835        839,781         1.20    9,990,000
        41 Holiday Inn Virginia Beach                                  788,451      1,362,620         1.73   12,500,000
        42 Airport Atrium Office Building                              691,981        893,565         1.29   10,500,000
------------------------------------------------------------------------------------------------------------------------
        43 Plaza at Highlands                                          680,944        883,152         1.30    9,900,000
        44 Hayden Plaza                                                675,143        864,783         1.28   10,525,000
        45 River Center Shopping Center                                691,425        874,890         1.27   10,000,000
        46 Indian Trace                                                689,819        930,481         1.35   11,000,000
        47 Hunters Glen Apartments                                     595,540        718,943         1.21    9,000,000
------------------------------------------------------------------------------------------------------------------------
        48 Union Hills Village                                         646,506        839,702         1.30    9,000,000
        49 Brookside Plaza                                             658,275        846,726         1.29    9,400,000
        50 Lincoln Crossing                                            598,950        770,645         1.29    9,000,000
        51 Abington Apartments                                         614,724        802,784         1.31    8,350,000
        52 SMC-Meterie-408                                             794,222        993,099         1.25   11,850,000
------------------------------------------------------------------------------------------------------------------------
        53 The Falls on Antoine                                        577,676        726,983         1.26    8,200,000
        54 Claridge Apartments                                         578,593        722,448         1.25    8,050,000
        55 Crossroads Plaza Shopping Center                            637,156        823,896         1.29    8,800,000
        56 Barrington Park Apartments                                  557,692        668,594         1.20    8,000,000
        57 Sugar Creek Plaza                                           595,836        790,369         1.33    8,150,000
------------------------------------------------------------------------------------------------------------------------

                                                                                Cut-off       Scheduled
   Control                                                         Appraisal      Date         Maturity
      No.  Property Name                                             Year         LTV          Date LTV
==========================================================================================================
         1 Potrero Center                                            1997         73.0           50.0
         2 Elmwood Village                                           1997         75.0            -
         3 Rivertowne Commons Shopping Center                        1996         71.8           63.4
         4 Riverview Plaza Shopping Center                           1997         72.7           63.9
         5 Mohawk Hills                                              1996         78.2           69.1
----------------------------------------------------------------------------------------------------------
         6 Greenbriar Mall                                           1996         62.0           55.5
         7 Mobile Festival                                           1996         68.7           59.7
         8 Parkview Court Apartments                                 1997         75.2           59.2
         9 Glen Oaks Apartments                                      1997         74.7           69.5
        10 Oakwood Apartments at the Windsor                         1996         71.5           63.0
----------------------------------------------------------------------------------------------------------
        11 Lenox Suites                                              1997         54.6           49.4
        12 Larchdale Woods                                           1996         77.7           68.6

        13 Lincolnshire Portfolio                                                 64.1           57.3
                                                                            --------------------------
        13a   MacArthur Commons                                      1996         64.5           57.6
----------------------------------------------------------------------------------------------------------
        13b   La Sierra Office Building                              1996         70.0           62.5
        13c   White Lake Plaza                                       1996         70.4           62.9
        13d   Parkway West                                           1996         62.1           55.5
        13e   Comerica Bank Building                                 1996         59.9           53.5
        13f   Midport Tech Center                                    1996         69.3           61.9
----------------------------------------------------------------------------------------------------------
        13g   Triangle Business Park                                 1996         66.5           59.4
        13h   Buckner Retail Center                                  1996         69.8           62.4
        13i   Walnut Ridge                                           1996         39.5           35.3
        13j   Lone Star Plaza                                        1996         51.1           45.7
        13k   Tantor Office Warehouse                                1996         70.3           62.8
----------------------------------------------------------------------------------------------------------

        14 The Sports Authority                                      1996         69.5           61.8
        15 Springfield Plaza Shopping Center                         1997         70.7           63.0
        16 600 South Commonwealth Avenue                             1996         48.0            -
        17 Westland 49 Apartments                                    1997         74.9           66.7
----------------------------------------------------------------------------------------------------------
        18 Biscayne Plaza Shopping Center                            1997         74.8           66.6
        19 Westfall Town Center                                      1997         72.2           64.5
        20 Westfield Village Shopping Center                         1997         74.0           65.1
        21 Forest Cove Apartments                                    1997         78.4           72.9
        22 Hacienda Gardens Apartments                               1996         73.6           65.4
----------------------------------------------------------------------------------------------------------
        23 Square One Shopping Center                                1996         68.1           63.6
        24 Creekstone                                                1996         75.8           67.1
        25 Holiday Inn Chesapeake                                    1996         59.7            -
        26 Semoran North                                             1996         74.2           65.8
        27 Westridge & Meadow Ridge Apartments                       1997         72.8           67.8
----------------------------------------------------------------------------------------------------------
        28 Hammocks Trails                                           1997         67.2           59.8
        29 Hillcrest Shopping Center                                 1996         51.1           36.2
        30 River Oaks                                                1996         74.7           66.7
        31 Del Coronado Apartments                                   1996         74.9           66.4
        32 Park Place Apartments                                     1996         75.3           67.2
----------------------------------------------------------------------------------------------------------
        33 Hilltop Ridge Apartments                                  1997         79.9           74.1
        34 The Verandahs at Hunt Club                                1996         78.9           70.0
        35 Crowne Plaza Worcester                                    1996         49.7           44.9
        36 Crossroads Towne Center                                   1996         74.0           69.2
        37 Aspen View Retirement Residence                           1997         71.3           63.3
----------------------------------------------------------------------------------------------------------
        38 Valu Food Shopping Center                                 1997         74.7           66.3
        39 Laurel Valley Apartments                                  1996         74.0           65.3
        40 Sunset Pointe Apartments                                  1997         75.4           67.0
        41 Holiday Inn Virginia Beach                                1996         59.6            -
        42 Airport Atrium Office Building                            1996         69.9           62.4
----------------------------------------------------------------------------------------------------------
        43 Plaza at Highlands                                        1996         72.5           64.9
        44 Hayden Plaza                                              1996         67.4           63.1
        45 River Center Shopping Center                              1996         69.9           60.2
        46 Indian Trace                                              1997         62.2           52.9
        47 Hunters Glen Apartments                                   1997         75.1           69.6
----------------------------------------------------------------------------------------------------------
        48 Union Hills Village                                       1997         75.0           70.2
        49 Brookside Plaza                                           1996         71.2           60.2
        50 Lincoln Crossing                                          1996         73.7           65.2
        51 Abington Apartments                                       1996         79.4           70.7
        52 SMC-Meterie-408                                           1996         54.9            -
----------------------------------------------------------------------------------------------------------
        53 The Falls on Antoine                                      1996         78.6           73.0
        54 Claridge Apartments                                       1997         79.4           73.9
        55 Crossroads Plaza Shopping Center                          1996         72.5           60.1
        56 Barrington Park Apartments                                1997         79.1           73.3
        57 Sugar Creek Plaza                                         1996         74.9           68.5
----------------------------------------------------------------------------------------------------------

                                                                                                         Loan per
                                                                                   Sq Ft, Unit,        Sq Ft, Unit,
   Control                                                  Year                    Bed, Pad             Bed, Pad
      No.  Property Name                                    Built                    or Room             or Room
======================================================================================================================
         1 Potrero Center                                     1968               227,146 Sq Foot            147.08
         2 Elmwood Village                                    1952                   666 Unit            45,045.05
         3 Rivertowne Commons Shopping Center                 1987               380,968 Sq Foot             75.60
         4 Riverview Plaza Shopping Center                    1989               204,362 Sq Foot            117.44
         5 Mohawk Hills                                       1970                   564 Unit            39,450.35
----------------------------------------------------------------------------------------------------------------------
         6 Greenbriar Mall                                    1965               677,095 Sq Foot             31.20
         7 Mobile Festival                                    1986               525,505 Sq Foot             38.06
         8 Parkview Court Apartments                       1963-68                   960 Unit            19,791.67
         9 Glen Oaks Apartments                               1979                   463 Unit            39,740.82
        10 Oakwood Apartments at the Windsor                  1964                   318 Unit            51,886.79
----------------------------------------------------------------------------------------------------------------------
        11 Lenox Suites                                       1920's                 324 Room            44,753.09
        12 Larchdale Woods                                    1967                   526 Unit            26,615.97

        13 Lincolnshire Portfolio                                                541,058 Sq Foot             25.41
                                                                                 -------                 ---------
        13a MacArthur Commons                                 1967               113,397 Sq Foot             23.37
----------------------------------------------------------------------------------------------------------------------
        13b La Sierra Office Building                         1983                57,514 Sq Foot             39.03
        13c White Lake Plaza                                  1967                42,400 Sq Foot             42.92
        13d Parkway West                                      1984                41,563 Sq Foot             40.42
        13e Comerica Bank Building                            1980                72,445 Sq Foot             20.71
        13f Midport Tech Center                               1985                54,328 Sq Foot             24.30
----------------------------------------------------------------------------------------------------------------------
        13g Triangle Business Park                            1984                56,436 Sq Foot             12.40
        13h Buckner Retail Center                             1964                12,404 Sq Foot             50.79
        13i Walnut Ridge                                      1985                26,570 Sq Foot             17.88
        13j Lone Star Plaza                                   1985                34,001 Sq Foot             12.35
        13k Tantor Office Warehouse                           1985                30,000 Sq Foot             10.33
----------------------------------------------------------------------------------------------------------------------

        14 The Sports Authority                               1974               300,121 Sq Foot             44.82
        15 Springfield Plaza Shopping Center                  1958               424,589 Sq Foot             31.32
        16 600 South Commonwealth Avenue                      1971               316,768 Sq Foot             41.04
        17 Westland 49 Apartments                             1971                   433 Unit            30,023.09
----------------------------------------------------------------------------------------------------------------------
        18 Biscayne Plaza Shopping Center                     1954               216,744 Sq Foot             56.29
        19 Westfall Town Center                               1994               204,054 Sq Foot             55.97
        20 Westfield Village Shopping Center                  1994               142,916 Sq Foot             78.37
        21 Forest Cove Apartments                             1975                   301 Unit            36,212.62
        22 Hacienda Gardens Apartments                        1974                   240 Unit            39,891.67
----------------------------------------------------------------------------------------------------------------------
        23 Square One Shopping Center                         1989               196,193 Sq Foot             48.42
        24 Creekstone                                         1986                   316 Unit            30,063.29
        25 Holiday Inn Chesapeake                             1986                   230 Room            41,304.35
        26 Semoran North                                      1993                   348 Unit            26,724.14
        27 Westridge & Meadow Ridge Apartments                1979                   624 Unit            14,583.33
----------------------------------------------------------------------------------------------------------------------
        28 Hammocks Trails                                    1987                   312 Unit            29,147.48
        29 Hillcrest Shopping Center                          1965               281,577 Sq Foot             31.07
        30 River Oaks                                         1984                   324 Unit            26,388.89
        31 Del Coronado Apartments                            1984                   198 Unit            41,666.67
        32 Park Place Apartments                              1984                   260 Unit            30,492.31
----------------------------------------------------------------------------------------------------------------------
        33 Hilltop Ridge Apartments                           1978                   370 Unit            21,189.19
        34 The Verandahs at Hunt Club                         1985                   210 Unit            37,142.86
        35 Crowne Plaza Worcester                             1981                   243 Room            31,687.24
        36 Crossroads Towne Center                            1987               152,532 Sq Foot             50.57
        37 Aspen View Retirement Residence                    1996                   125 Bed             61,600.00
----------------------------------------------------------------------------------------------------------------------
        38 Valu Food Shopping Center                          1987               114,748 Sq Foot             67.10
        39 Laurel Valley Apartments                           1972                   265 Unit            28,679.25
        40 Sunset Pointe Apartments                           1973                   292 Unit            25,808.22
        41 Holiday Inn Virginia Beach                         1995                   143 Room            52,447.55
        42 Airport Atrium Office Building                     1990                95,034 Sq Foot             77.34
----------------------------------------------------------------------------------------------------------------------
        43 Plaza at Highlands                                 1988                68,980 Sq Foot            104.38
        44 Hayden Plaza                                    1966,75               157,304 Sq Foot             45.14
        45 River Center Shopping Center                       1986               111,548 Sq Foot             62.75
        46 Indian Trace                                       1987                91,924 Sq Foot             74.52
        47 Hunters Glen Apartments                            1976                   385 Unit            17,567.60
----------------------------------------------------------------------------------------------------------------------
        48 Union Hills Village                                1988               106,836 Sq Foot             63.18
        49 Brookside Plaza                                    1989                94,768 Sq Foot             70.86
        50 Lincoln Crossing                                   1994                98,199 Sq Foot             67.72
        51 Abington Apartments                                1973                   384 Unit            17,317.71
        52 SMC-Meterie-408                                    1971               116,729 Sq Foot             56.20
----------------------------------------------------------------------------------------------------------------------
        53 The Falls on Antoine                               1984                   348 Unit            18,534.48
        54 Claridge Apartments                                1984                   173 Unit            36,994.22
        55 Crossroads Plaza Shopping Center                   1990               149,279 Sq Foot             42.87
        56 Barrington Park Apartments                         1974                   353 Unit            17,942.44
        57 Sugar Creek Plaza                                  1988               176,455 Sq Foot             34.63
----------------------------------------------------------------------------------------------------------------------

 Control                                         Occupancy          Underwriting
   No.  Property Name                            Percentage          Reserves
========================================================================================
      1 Potrero Center                              94.1%              0.08 Sq Foot
      2 Elmwood Village                             97.5             200.00 Unit
      3 Rivertowne Commons Shopping Center          92.1               0.16 Sq Foot
      4 Riverview Plaza Shopping Center             99.4               0.10 Sq Foot
      5 Mohawk Hills                                97.0             202.00 Unit
----------------------------------------------------------------------------------------
      6 Greenbriar Mall                             91.8               0.16 Sq Foot
       7 Mobile Festival                            95.1               0.15 Sq Foot
       8 Parkview Court Apartments                  95.0             250.00 Unit
       9 Glen Oaks Apartments                       94.6             250.00 Unit
      10 Oakwood Apartments at the Windsor          97.8             248.00 Unit
----------------------------------------------------------------------------------------
      11 Lenox Suites                                NAP             5% of gross revenue
      12 Larchdale Woods                            97.0             200.00 Unit

      13 Lincolnshire Portfolio                     87.1               0.16 Sq Foot
                                                 -------
      13a MacArthur Commons                         87.9               0.15 Sq Foot
----------------------------------------------------------------------------------------
      13b La Sierra Office Building                 85.3               0.15 Sq Foot
      13c White Lake Plaza                          82.8               0.20 Sq Foot
      13d Parkway West                              89.0               0.15 Sq Foot
      13e Comerica Bank Building                    80.2               0.15 Sq Foot
      13f Midport Tech Center                       96.2               0.15 Sq Foot
----------------------------------------------------------------------------------------
      13g Triangle Business Park                    60.7               0.15 Sq Foot
      13h Buckner Retail Center                    100.0               0.20 Sq Foot
      13i Walnut Ridge                             100.0               0.15 Sq Foot
      13j Lone Star Plaza                          100.0               0.15 Sq Foot
      13k Tantor Office Warehouse                  100.0               0.15 Sq Foot
----------------------------------------------------------------------------------------

      14 The Sports Authority                       98.0               0.15 Sq Foot
      15 Springfield Plaza Shopping Center          93.1               0.15 Sq Foot
      16 600 South Commonwealth Avenue              59.5               0.25 Sq Foot
      17 Westland 49 Apartments                     94.7             200.00 Unit
----------------------------------------------------------------------------------------
      18 Biscayne Plaza Shopping Center             81.3               0.22 Sq Foot
      19 Westfall Town Center                      100.0               0.10 Sq Foot
      20 Westfield Village Shopping Center         100.0               0.15 Sq Foot
      21 Forest Cove Apartments                     98.3             226.25 Unit
      22 Hacienda Gardens Apartments                90.4             315.31 Unit
----------------------------------------------------------------------------------------
      23 Square One Shopping Center                 93.9               0.15 Sq Foot
      24 Creekstone                                 94.9             204.00 Unit
      25 Holiday Inn Chesapeake                      NAP             4% of gross revenue
      26 Semoran North                              94.8             200.00 Unit
      27 Westridge & Meadow Ridge Apartments        96.0             250.00 Unit
----------------------------------------------------------------------------------------
      28 Hammocks Trails                            92.0             235.00 Unit
      29 Hillcrest Shopping Center                  90.8               0.14 Sq Foot
      30 River Oaks                                 98.5             200.00 Unit
      31 Del Coronado Apartments                    97.0             273.31 Unit
      32 Park Place Apartments                      97.7             242.00 Unit
----------------------------------------------------------------------------------------
      33 Hilltop Ridge Apartments                   91.9             247.84 Unit
      34 The Verandahs at Hunt Club                 96.2             225.00 Unit
      35 Crowne Plaza Worcester                      NAP             4% of gross revenue
      36 Crossroads Towne Center                    95.3               0.19 Sq Foot
      37 Aspen View Retirement Residence            93.0             200.00 Bed
----------------------------------------------------------------------------------------
      38 Valu Food Shopping Center                  92.0               0.15 Sq Foot
      39 Laurel Valley Apartments                   97.0             200.00 Unit
      40 Sunset Pointe Apartments                   88.0             200.00 Unit
      41 Holiday Inn Virginia Beach                  NAP             4% of gross revenue
      42 Airport Atrium Office Building             96.0               0.15 Sq Foot
----------------------------------------------------------------------------------------
      43 Plaza at Highlands                        100.0               0.15 Sq Foot
      44 Hayden Plaza                               95.0               0.15 Sq Foot
      45 River Center Shopping Center               98.7               0.15 Sq Foot
      46 Indian Trace                              100.0               0.15 Sq Foot
      47 Hunters Glen Apartments                    84.7             200.00 Unit
----------------------------------------------------------------------------------------
      48 Union Hills Village                        95.0               0.10 Sq Foot
      49 Brookside Plaza                           100.0               0.13 Sq Foot
      50 Lincoln Crossing                           97.0               0.15 Sq Foot
      51 Abington Apartments                        92.5             211.00 Unit
      52 SMC-Meterie-408                           100.0               0.10 Sq Foot
----------------------------------------------------------------------------------------
      53 The Falls on Antoine                       93.4             207.00 Unit
      54 Claridge Apartments                        93.0             200.00 Unit
      55 Crossroads Plaza Shopping Center          100.0               0.10 Sq Foot
      56 Barrington Park Apartments                 88.1             267.00 Unit
      57 Sugar Creek Plaza                          99.3               0.10 Sq Foot
----------------------------------------------------------------------------------------

                                                                                  Largest Retail Tenant
                                                           -----------------------------------------------------------------
                                                                                                        Tenant      Lease
Control                                      Administrative                                           Area Leased  Exp Date  Control
  No.    Property Name                         Cost Rate   Tenant Name                                 (Sq. Ft.)   (Sq. Ft.)    No.
====================================================================================================================================
       1 Potrero Center                          0.1350    Safeway                                        60,294      06/21       1
       2 Elmwood Village                         0.1350                                                                           2
       3 Rivertowne Commons Shopping Center      0.1350    Kmart                                          84,640      01/13       3
       4 Riverview Plaza Shopping Center         0.1350    United Artist Theatre                          42,055      05/12       4
       5 Mohawk Hills                            0.1350                                                                           5
------------------------------------------------------------------------------------------------------------------------------------
       6 Greenbriar Mall                         0.2100    Rich's                                        180,000      06/99       6
       7 Mobile Festival                         0.1350    WalMart                                       104,339      11/06       7
       8 Parkview Court Apartments               0.2100                                                                           8
       9 Glen Oaks Apartments                    0.1350                                                                           9
      10 Oakwood Apartments at the Windsor       0.1850                                                                          10
------------------------------------------------------------------------------------------------------------------------------------
      11 Lenox Suites                            0.1350                                                                          11
      12 Larchdale Woods                         0.1350                                                                          12

      13 Lincolnshire Portfolio                  0.1350                                                                          13
      13a   MacArthur Commons                                                                                                    13a
------------------------------------------------------------------------------------------------------------------------------------
      13b   La Sierra Office Building                                                                                            13b
      13c   White Lake Plaza                               Dallas Health Club                             21,600      11/03      13c
      13d   Parkway West                                                                                                         13d
      13e   Comerica Bank Building                                                                                               13e
      13f   Midport Tech Center                                                                                                  13f
------------------------------------------------------------------------------------------------------------------------------------
      13g   Triangle Business Park                                                                                               13g
      13h   Buckner Retail Center                          Blockbuster Video                               5,760      01/03      13h
      13i   Walnut Ridge                                                                                                         13i
      13j   Lone Star Plaza                                                                                                      13j
      13k   Tantor Office Warehouse                                                                                              13k
------------------------------------------------------------------------------------------------------------------------------------

      14 The Sports Authority                    0.1350    Uptons (Byrons)                                91,500      12/02      14
      15 Springfield Plaza Shopping Center       0.1350    K-mart                                         88,425      11/01      15
      16 600 South Commonwealth Avenue           0.1350                                                                          16
      17 Westland 49 Apartments                  0.1350                                                                          17
------------------------------------------------------------------------------------------------------------------------------------
      18 Biscayne Plaza Shopping Center          0.1350    MacFrugal's                                    24,000      07/10      18
      19 Westfall Town Center                    0.1350    K-mart                                        115,366      09/18      19
      20 Westfield Village Shopping Center       0.2100    Best Buy Co., Inc.                             51,409      01/11      20
      21 Forest Cove Apartments                  0.1350                                                                          21
      22 Hacienda Gardens Apartments             0.1350                                                                          22
------------------------------------------------------------------------------------------------------------------------------------
      23 Square One Shopping Center              0.1350    Home Depot                                    101,915      01/05      23
      24 Creekstone                              0.1350                                                                          24
      25 Holiday Inn Chesapeake                  0.1350                                                                          25
      26 Semoran North                           0.1350                                                                          26
      27 Westridge & Meadow Ridge Apartments     0.1350                                                                          27
------------------------------------------------------------------------------------------------------------------------------------
      28 Hammocks Trails                         0.1350                                                                          28
      29 Hillcrest Shopping Center               0.1850    Venture Dept. Store                            90,303      01/00      29
      30 River Oaks                              0.1350                                                                          30
      31 Del Coronado Apartments                 0.2100                                                                          31
      32 Park Place Apartments                   0.1800                                                                          32
------------------------------------------------------------------------------------------------------------------------------------
      33 Hilltop Ridge Apartments                0.1350                                                                          33
      34 The Verandahs at Hunt Club              0.1350                                                                          34
      35 Crowne Plaza Worcester                  0.1350                                                                          35
      36 Crossroads Towne Center                 0.2100    ABCO Foods                                     43,155      01/07      36
      37 Aspen View Retirement Residence         0.1350                                                                          37
------------------------------------------------------------------------------------------------------------------------------------
      38 Valu Food Shopping Center               0.1350    Valu-Foods                                     43,000      06/07      38
      39 Laurel Valley Apartments                0.2150                                                                          39
      40 Sunset Pointe Apartments                0.1350                                                                          40
      41 Holiday Inn Virginia Beach              0.1350                                                                          41
      42 Airport Atrium Office Building          0.1350                                                                          42
------------------------------------------------------------------------------------------------------------------------------------
      43 Plaza at Highlands                      0.2100    Target (Not part of Mortgaged Property)       101,730      NAV        43
      44 Hayden Plaza                            0.2100    Drug Emporium                                  29,900      10/00      44
      45 River Center Shopping Center            0.1800    ABCO                                           34,933      10/06      45
      46 Indian Trace                            0.1350    Wometco                                        26,328      09/08      46
      47 Hunters Glen Apartments                 0.1350                                                                          47
------------------------------------------------------------------------------------------------------------------------------------
      48 Union Hills Village                     0.2100    Safeway                                        47,036      10/07      48
      49 Brookside Plaza                         0.1350    Sears Hardware                                 22,620      10/04      49
      50 Lincoln Crossing                        0.1350    Petsmart                                       25,177      01/09      50
      51 Abington Apartments                     0.1850                                                                          51
      52 SMC-Meterie-408                         0.1350    Service Merchandise                            82,630      02/12      52
------------------------------------------------------------------------------------------------------------------------------------
      53 The Falls on Antoine                    0.1350                                                                          53
      54 Claridge Apartments                     0.1350                                                                          54
      55 Crossroads Plaza Shopping Center        0.1350    K-mart                                         86,479      04/16      55
      56 Barrington Park Apartments              0.1350                                                                          56
      57 Sugar Creek Plaza                       0.1350    Waccama                                        75,000      11/98      57
------------------------------------------------------------------------------------------------------------------------------------

  Control                                                                                                                     Zip
    No.  Property Name                               Address                                        City              State   Code
===================================================================================================================================
      58 Continental Shopping Plaza                  NWC Int. 19/ Continental Road                  Green Valley       AZ    85614
      59 Chisholm West Shopping Center               1231 Garth Brooks Blvd.                        Yukon              OK    73085
      60 Caprock Apartments                          6022 Caprock Court                             El Paso            TX    75154
      61 Cleveland Street Square                     16505 Redmond Way                              Redmond            WA    98052
      62 3307 Northland Office Building              3307 Northland Drive                           Austin             TX    78731
-----------------------------------------------------------------------------------------------------------------------------------
      63 Palm Terrace                                55 East Ray Road                               Chandler           AZ    85225
      64 1, 5, 13 Branch Street                      1,5,13 Branch Street                           Methuen            MA    01844
      65 Galleria Shopping Center                    9600 N. Kings Highway                          Myrtle Beach       SC    29572
      66 La Mancha Apartments                        102 La Mancha Drive                            Asheville          NC    28805
      67 State Line Shopping Center                  130 Elm Street                                 Enfield            CT    06082
-----------------------------------------------------------------------------------------------------------------------------------
      68 Parsippany Hampton Inn                      3535 Route 46 and Cherry Hill Road             Parsippany         NJ    07054
      69 Page Plaza                                  5100 South Cleveland Avenue                    Fort Myers         FL    33907
      70 Bucks County Office Center                  1200 New Rodgers Road                          Bristol Township   PA    19056

      71 A1 Self Storage (Loan Level)
-----------------------------------------------------------------------------------------------------------------------------------
      71a   A1 Self Storage: Baylor                  2636 Baylor Drive                              Albuquerque        NM    87106
      71b   A1 Self Storage: Clark                   1311 Clark Road                                Santa Fe           NM    87505
      71c   A1 Self Storage: Pacheco                 661 & 789 W. San Mateo Road                    Santa Fe           NM    87505
      71d   A1 Self Storage: Pinon                   2000 Pinon St.                                 Santa Fe           NM    87505
      71e   A1 Self Storage: San Mateo               5115 San Mateo Blvd. N.E.                      Albuquerque        NM    87109
-----------------------------------------------------------------------------------------------------------------------------------
      71f   A1 Self Storage: Westside                116 Industrial Park Place                      Rio Rancho         NM    87124

      72 Comfort Inn - Elizabethtown                 1043 Executive Drive                           Elizabethtown      KY    42701
      73 McDowell Marketplace                        340 & 530 East McDowell Road                   Phoenix            AZ    85004
      74 Lawndale Square Apartments                  3104 Lawndale Drive                            Greensboro         NC    27408
-----------------------------------------------------------------------------------------------------------------------------------
      75 Woodbridge Plaza                            1550 St. Georges Avenue (RT 35)                Woodbridge         NJ    07001
      76 Marketplace Mall                            2101 Peters Creek Parkway                      Winston-Salem      NC    27127
      77 Boulder Ridge                               11990 South Boulder Road                       Lafayette          CO    80026
      78 Marriot Courtyard - Tampa                   13575 Cypress Glenn Lane                       Tampa              FL    33637
      79 Magnolia Centre / Park Centre               1203 Governors Sq. & 124 Mariott Drive         Tallahassee        FL    32301
-----------------------------------------------------------------------------------------------------------------------------------
      80 ABCO Plaza                                  710-826 East Union Hills Drive                 Phoenix            AZ    85024
      81 Montrose Shopping Center                    Randolph Rd. & Nebel St.                       Rockville          MD    20852
      82 Southwind Plaza Shopping Center             1177 North Bragg Blvd.                         Spring Lake        NC    23462
      83 The Crossroads Apartments                   2102 West Loop 289                             Lubbock            TX    79407
      84 Holiday Inn Frisco                          1129 N. Summit Boulevard                       Frisco             CO    80443
-----------------------------------------------------------------------------------------------------------------------------------
      85 Barkley Ridge Apartments                    Blurgrass Ave & Alexandria Pike                Newport            KY    41071
      86 Holiday Inn Monroeville                     2750 Mosside Boulevard                         Monroeville        PA    15146
      87 Hampton Inn - Newport News                  12251 Jefferson Avenue @ I64                   Newport News       VA    23606
      88 Bentwood Apartments                         3201 West Loop 289                             Lubbock            TX    79407
      89 Landmark Apartments                         235 37th Street East                           Tuscaloosa         AL    35405
-----------------------------------------------------------------------------------------------------------------------------------
      90 8 A-E Industrial Way                        8 A-E Industrial Way                           Salem              NH    03079
      91 Ramada Inn - East Windsor                   399 Monmouth Street                            East Windsor       NJ    08520
      92 Daytona Beach Mall                          90 Nova Road @ Int'l Spdwy Blvd                Daytona Beach      FL    32114
      93 Broadmoor Apartments                        4524 Highway 39 North                          Meridian           MS    39301
      94 Aurora Highlands Shopping Center            1790 South Buckley Road                        Aurora             CO    80014
-----------------------------------------------------------------------------------------------------------------------------------
      95 Kirby Richmond Shopping Center              3401 Kirby Drive                               Houston            TX    77098
      96 Woods on the Fairway Apartments             8311 FM 1960 East                              Atascocita         TX    77346
      97 Ashland Towne Square Apartments             204 Kings Arms Street                          Ashland            VA    23005
      98 Marina Del Rey Apartments                   1713 Dove Loop Road                            Grapevine          TX    76051
      99 90 & 94-104 Glenn Street                    90, 94-104 Glenn St.                           Lawrence           MA    01840
-----------------------------------------------------------------------------------------------------------------------------------
     100 Food 4 Less                                 500 Hacienda/Melrose Drive                     Vista              CA    92083
     101 Bay Bridge Mobile Home Park                 Bay Bridge Road                                Brunswick          ME    04011
     102 Cascade Crossing Shopping Center            3695 Cascade Road                              Atlanta            GA    30331
     103 Days Inn - Atlanta Airport                  4601 Best Road                                 College Park       GA    30337
     104 Marriot Courtyard - Knoxville               216 Langley Place                              Knoxville          TN    37922
-----------------------------------------------------------------------------------------------------------------------------------
     105 SMC-Houston-410                             10225 Katy Freeway                             Houston            TX    77024
     106 Anchor Business Park                        7520-30 Alondra Blvd & 16100 Garfield Avenue   Los Angeles        CA    90723
     107 Towne Plaza Shopping Center                 2102-2154 William Street                       Cape Girardeau     MO    63703
     108 English Aire Apartments                     1919 & 2121 Burton Drive                       Austin             TX    78741
     109 Madison Plaza Shopping Center               520-580 Second Street                          El Cajon           CA    92021
-----------------------------------------------------------------------------------------------------------------------------------
     110 Palm Gardens                                5500-5550 Washington Street                    Hollywood          FL    33021
     111 Deerbrook Corner Shopping Center            20050 U.S. Highway 59                          Humble             TX    77325
     112 Hunter's Run                                4748 St. Francis Avenue                        Dallas             TX    75227
     113 Watseka Shopping Plaza                      1200 East Walnut                               Watseka            IL    60970
     114 Mountain Park Professional Center           4350 East Ray Road                             Phoenix            AZ    85044
-----------------------------------------------------------------------------------------------------------------------------------
     115 South Wind Plaza Shopping Center            5335 N. Military Trail                         W. Palm Beach      FL    33407
     116 Intern Apartments                           233 Indiana Avenue                             Lubbock            TX    79415
     117 1622-1624 3rd Avenue                        1622-1624 3rd Avenue                           New York           NY    10128
     118 Oxford/Spanish Gardens                      4054 Beth Manor Drive                          Montgomery         AL    36109
     119 Holiday Inn - Lakeland South                3405 South Florida Avenue                      Lakeland           FL    33803
-----------------------------------------------------------------------------------------------------------------------------------
     120 Waterstone Apartments                       7502 Corporate Drive                           Houston            TX    77036
     121 Oakwood Village Shopping Center             200 Oakwood Ave @ Meridian St                  Huntsville         AL    35811
     122 Red Oak Place Apartments                    17710 Red Oak Drive                            Houston            TX    77090
     123 Sunset Foothills                            350 North Silverbell Road                      Tucson             AZ    85745
     124 Franklin Square                             1575 Tremont Street                            Boston             MA    02120
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                % of Aggregate  Cumulative
 Control                                                      Original      Cut-off Date         Cut-off Date  % of Initial Mortgage
    No.  Property Name                                        Balance         Balance                Balance   Pool Balance   Rate
====================================================================================================================================
      58 Continental Shopping Plaza                            6,118,000      6,097,166                0.46%      49.67%     8.905
      59 Chisholm West Shopping Center                         6,100,000      6,096,696                0.46%      50.13%     9.040
      60 Caprock Apartments                                    6,100,000      6,088,926                0.46%      50.59%     8.540
      61 Cleveland Street Square                               6,100,000      6,077,531                0.46%      51.05%     8.875
      62 3307 Northland Office Building                        6,000,000      5,994,807                0.45%      51.51%     9.180
------------------------------------------------------------------------------------------------------------------------------------
      63 Palm Terrace                                          6,000,000      5,986,402                0.45%      51.96%     8.600
      64 1, 5, 13 Branch Street                                6,000,000      5,983,662                0.45%      52.42%     8.940
      65 Galleria Shopping Center                              5,950,000      5,927,628                0.45%      52.87%     8.750
      66 La Mancha Apartments                                  5,840,000      5,832,137                0.44%      53.31%     8.000
      67 State Line Shopping Center                            5,800,000      5,793,034                0.44%      53.75%     8.560
------------------------------------------------------------------------------------------------------------------------------------
      68 Parsippany Hampton Inn                                5,775,000      5,770,162                0.44%      54.19%     9.375
      69 Page Plaza                                            5,700,000      5,696,032                0.43%      54.62%     9.000
      70 Bucks County Office Center                            5,700,000      5,694,907                0.43%      55.05%     8.990

      71 A1 Self Storage (Loan Level)                          5,650,000      5,617,106                0.43%      55.48%     9.560
------------------------------------------------------------------------------------------------------------------------------------
      71a   A1 Self Storage: Baylor
      71b   A1 Self Storage: Clark
      71c   A1 Self Storage: Pacheco
      71d   A1 Self Storage: Pinon
      71e   A1 Self Storage: San Mateo
------------------------------------------------------------------------------------------------------------------------------------
      71f   A1 Self Storage: Westside

      72 Comfort Inn - Elizabethtown                           5,636,277      5,599,028                0.42%      55.90%     9.625
      73 McDowell Marketplace                                  5,600,000      5,596,791                0.42%      56.33%     8.770
      74 Lawndale Square Apartments                            5,600,000      5,592,460                0.42%      56.75%     8.000
------------------------------------------------------------------------------------------------------------------------------------
      75 Woodbridge Plaza                                      5,475,000      5,472,028                0.42%      57.17%     9.030
      76 Marketplace Mall                                      5,400,000      5,395,082                0.41%      57.58%     8.875
      77 Boulder Ridge                                         5,400,000      5,393,201                0.41%      57.99%     8.330
      78 Marriot Courtyard - Tampa                             5,355,000      5,350,514                0.41%      58.39%     9.375
      79 Magnolia Centre / Park Centre                         5,300,000      5,294,115                0.40%      58.79%     8.940
------------------------------------------------------------------------------------------------------------------------------------
      80 ABCO Plaza                                            5,280,000      5,277,103                0.40%      59.19%     8.978
      81 Montrose Shopping Center                              5,300,000      5,224,057                0.40%      59.59%     8.249
      82 Southwind Plaza Shopping Center                       5,219,000      5,203,955                0.39%      59.99%     8.875
      83 The Crossroads Apartments                             5,200,000      5,183,293                0.39%      60.38%     8.280
      84 Holiday Inn Frisco                                    5,150,000      5,150,000                0.39%      60.77%     9.400
------------------------------------------------------------------------------------------------------------------------------------
      85 Barkley Ridge Apartments                              5,150,000      5,146,963                0.39%      61.16%     8.630
      86 Holiday Inn Monroeville                               5,100,000      5,100,000                0.39%      61.55%     9.400
      87 Hampton Inn - Newport News                            5,100,000      5,092,603                0.39%      61.93%     9.250
      88 Bentwood Apartments                                   5,100,000      5,083,614                0.39%      62.32%     8.280
      89 Landmark Apartments                                   5,000,000      4,993,268                0.38%      62.70%     8.000
------------------------------------------------------------------------------------------------------------------------------------
      90 8 A-E Industrial Way                                  5,000,000      4,986,385                0.38%      63.08%     8.940
      91 Ramada Inn - East Windsor                             5,000,000      4,981,687                0.38%      63.46%     9.000
      92 Daytona Beach Mall                                    4,950,000      4,935,397                0.37%      63.83%     8.750
      93 Broadmoor Apartments                                  4,880,000      4,873,429                0.37%      64.20%     8.000
      94 Aurora Highlands Shopping Center                      4,852,000      4,849,333                0.37%      64.57%     8.970
------------------------------------------------------------------------------------------------------------------------------------
      95 Kirby Richmond Shopping Center                        4,850,000      4,847,278                0.37%      64.94%     8.870
      96 Woods on the Fairway Apartments                       4,805,952      4,799,481                0.36%      65.30%     8.000
      97 Ashland Towne Square Apartments                       4,800,000      4,793,537                0.36%      65.66%     8.000
      98 Marina Del Rey Apartments                             4,750,000      4,737,304                0.36%      66.02%     8.070
      99 90 & 94-104 Glenn Street                              4,700,000      4,687,202                0.36%      66.38%     8.940
------------------------------------------------------------------------------------------------------------------------------------
     100 Food 4 Less                                           4,637,000      4,620,404                0.35%      66.73%     8.442
     101 Bay Bridge Mobile Home Park                           4,650,000      4,593,995                0.35%      67.08%    10.500
     102 Cascade Crossing Shopping Center                      4,500,000      4,497,291                0.34%      67.42%     8.530
     103 Days Inn - Atlanta Airport                            4,395,213      4,365,934                0.33%      67.75%     9.750
     104 Marriot Courtyard - Knoxville                         4,369,000      4,365,340                0.33%      68.08%     9.375
------------------------------------------------------------------------------------------------------------------------------------
     105 SMC-Houston-410                                       4,400,000      4,351,651                0.33%      68.41%     8.690
     106 Anchor Business Park                                  4,350,000      4,346,055                0.33%      68.74%     8.900
     107 Towne Plaza Shopping Center                           4,250,000      4,246,218                0.32%      69.07%     9.014
     108 English Aire Apartments                               4,200,000      4,188,043                0.32%      69.38%     8.670
     109 Madison Plaza Shopping Center                         4,200,000      4,184,846                0.32%      69.70%     9.000
------------------------------------------------------------------------------------------------------------------------------------
     110 Palm Gardens                                          4,150,000      4,135,032                0.31%      70.01%     8.625
     111 Deerbrook Corner Shopping Center                      4,100,000      4,093,273                0.31%      70.33%     9.030
     112 Hunter's Run                                          4,100,000      4,090,000                0.31%      70.64%     8.520
     113 Watseka Shopping Plaza                                4,100,000      4,084,355                0.31%      70.95%     8.660
     114 Mountain Park Professional Center                     4,000,000      3,997,829                0.30%      71.25%     9.030
------------------------------------------------------------------------------------------------------------------------------------
     115 South Wind Plaza Shopping Center                      4,000,000      3,997,769                0.30%      71.55%     8.900
     116 Intern Apartments                                     4,000,000      3,995,632                0.30%      71.86%     9.020
     117 1622-1624 3rd Avenue                                  4,000,000      3,993,660                0.30%      72.16%     8.550
     118 Oxford/Spanish Gardens                                4,000,000      3,983,701                0.30%      72.46%     8.800
     119 Holiday Inn - Lakeland South                          3,900,000      3,894,433                0.30%      72.76%     9.375
------------------------------------------------------------------------------------------------------------------------------------
     120 Waterstone Apartments                                 3,850,000      3,838,172                0.29%      73.05%     8.500
     121 Oakwood Village Shopping Center                       3,830,000      3,818,438                0.29%      73.34%     8.625
     122 Red Oak Place Apartments                              3,800,000      3,795,389                0.29%      73.63%     8.510
     123 Sunset Foothills                                      3,800,000      3,785,188                0.29%      73.91%     8.530
     124 Franklin Square                                       3,775,000      3,772,727                0.29%      74.20%     8.530
------------------------------------------------------------------------------------------------------------------------------------

                                                                 Original      Remaining       Original        Remaining
                                                                 Term to        Term to      Amortization     Amortization
   Control                                                       Maturity       Maturity         Term            Term
     No.   Property Name                                          (Mos.)         (Mos.)         (Mos.)          (Mos.)
==========================================================================================================================
        58 Continental Shopping Plaza                                84            78             360             354
        59 Chisholm West Shopping Center                            120           119             360             359
        60 Caprock Apartments                                       120           117             360             357
        61 Cleveland Street Square                                   84            80             300             296
        62 3307 Northland Office Building                            84            83             300             299
--------------------------------------------------------------------------------------------------------------------------
        63 Palm Terrace                                             300           297             330             327
        64 1, 5, 13 Branch Street                                   120           117             300             297
        65 Galleria Shopping Center                                 120           116             300             296
        66 La Mancha Apartments                                      84            82             360             358
        67 State Line Shopping Center                               120           118             360             358
--------------------------------------------------------------------------------------------------------------------------
        68 Parsippany Hampton Inn                                   120           119             300             299
        69 Page Plaza                                               120           119             330             329
        70 Bucks County Office Center                               120           119             300             299

        71 A1 Self Storage (Loan Level)                             120           113             300             293
--------------------------------------------------------------------------------------------------------------------------
        71a   A1 Self Storage: Baylor
        71b   A1 Self Storage: Clark
        71c   A1 Self Storage: Pacheco
        71d   A1 Self Storage: Pinon
        71e   A1 Self Storage: San Mateo
--------------------------------------------------------------------------------------------------------------------------
        71f   A1 Self Storage: Westside

        72 Comfort Inn - Elizabethtown                               59            51             300             292
        73 McDowell Marketplace                                     180           179             360             359
        74 Lawndale Square Apartments                                84            82             360             358
--------------------------------------------------------------------------------------------------------------------------
        75 Woodbridge Plaza                                         120           119             360             359
        76 Marketplace Mall                                         120           119             300             299
        77 Boulder Ridge                                            120           118             360             358
        78 Marriot Courtyard - Tampa                                120           119             300             299
        79 Magnolia Centre / Park Centre                            120           118             360             358
--------------------------------------------------------------------------------------------------------------------------
        80 ABCO Plaza                                               180           179             360             359
        81 Montrose Shopping Center                                 180           175             180             175
        82 Southwind Plaza Shopping Center                          120           116             330             326
        83 The Crossroads Apartments                                 84            79             360             355
        84 Holiday Inn Frisco                                        84            84             300             300
--------------------------------------------------------------------------------------------------------------------------
        85 Barkley Ridge Apartments                                 120           119             360             359
        86 Holiday Inn Monroeville                                   84            84             276             276
        87 Hampton Inn - Newport News                               240           239             240             239
        88 Bentwood Apartments                                       84            79             360             355
        89 Landmark Apartments                                       84            82             360             358
--------------------------------------------------------------------------------------------------------------------------
        90 8 A-E Industrial Way                                     120           117             300             297
        91 Ramada Inn - East Windsor                                120           117             264             261
        92 Daytona Beach Mall                                        84            80             330             326
        93 Broadmoor Apartments                                      84            82             360             358
        94 Aurora Highlands Shopping Center                         120           119             360             359
--------------------------------------------------------------------------------------------------------------------------
        95 Kirby Richmond Shopping Center                            84            83             360             359
        96 Woods on the Fairway Apartments                           84            82             360             358
        97 Ashland Towne Square Apartments                           84            82             360             358
        98 Marina Del Rey Apartments                                 84            80             360             356
        99 90 & 94-104 Glenn Street                                 120           117             300             297
--------------------------------------------------------------------------------------------------------------------------
       100 Food 4 Less                                              228           226             228             226
       101 Bay Bridge Mobile Home Park                               84            57             360             333
       102 Cascade Crossing Shopping Center                         120           119             360             359
       103 Days Inn - Atlanta Airport                               120           114             264             258
       104 Marriot Courtyard - Knoxville                            120           119             300             299
--------------------------------------------------------------------------------------------------------------------------
       105 SMC-Houston-410                                          180           176             180             176
       106 Anchor Business Park                                     120           119             300             299
       107 Towne Plaza Shopping Center                              120           119             300             299
       108 English Aire Apartments                                  120           117             300             297
       109 Madison Plaza Shopping Center                            120           116             300             296
--------------------------------------------------------------------------------------------------------------------------
       110 Palm Gardens                                             120           114             360             354
       111 Deerbrook Corner Shopping Center                         120           117             360             357
       112 Hunter's Run                                             120           116             360             356
       113 Watseka Shopping Plaza                                   120           116             300             296
       114 Mountain Park Professional Center                        120           119             360             359
--------------------------------------------------------------------------------------------------------------------------
       115 South Wind Plaza Shopping Center                         120           119             360             359
       116 Intern Apartments                                        120           118             360             358
       117 1622-1624 3rd Avenue                                     240           239             240             239
       118 Oxford/Spanish Gardens                                   120           113             360             353
       119 Holiday Inn - Lakeland South                             120           119             240             239
--------------------------------------------------------------------------------------------------------------------------
       120 Waterstone Apartments                                    120           115             360             355
       121 Oakwood Village Shopping Center                          120           116             330             326
       122 Red Oak Place Apartments                                  84            82             360             358
       123 Sunset Foothills                                          84            80             300             296
       124 Franklin Square                                          120           119             360             359
--------------------------------------------------------------------------------------------------------------------------

  Control                                                   Origination    Maturity  Balloon
    No.  Property Name                                          Date        Date     Balance      Property Type
==========================================================================================================================
      58 Continental Shopping Plaza                           10/11/96     11/1/03   5,728,878    Retail - Anchored
      59 Chisholm West Shopping Center                         3/17/97      4/1/07   5,467,192    Retail - Unanchored
      60 Caprock Apartments                                    1/27/97      2/1/07   5,417,428    Multifamily
      61 Cleveland Street Square                              12/23/96      1/1/04   5,466,516    Retail - Unanchored
      62 3307 Northland Office Building                        3/31/97      4/1/04   5,400,977    Office
--------------------------------------------------------------------------------------------------------------------------
      63 Palm Terrace                                          1/16/97      2/1/22   1,316,204    Multifamily - Section 42
      64 1, 5, 13 Branch Street                                1/10/97      2/1/07   4,970,576    Industrial
      65 Galleria Shopping Center                             12/23/96      1/1/07   4,907,587    Retail - Anchored
      66 La Mancha Apartments                                  2/24/97      3/1/04   5,407,485    Multifamily
      67 State Line Shopping Center                            2/11/97      3/1/07   5,152,944    Retail - Anchored
--------------------------------------------------------------------------------------------------------------------------
      68 Parsippany Hampton Inn                                3/28/97      4/1/07   4,952,186    Hospitality
      69 Page Plaza                                            3/28/97      4/1/07   5,055,268    Retail - Unanchored
      70 Bucks County Office Center                            3/11/97      4/1/07   4,727,433    Office

      71 A1 Self Storage (Loan Level)                          9/27/96     10/1/06   4,745,279
--------------------------------------------------------------------------------------------------------------------------
      71a   A1 Self Storage: Baylor                                                               Self Storage
      71b   A1 Self Storage: Clark                                                                Self Storage
      71c   A1 Self Storage: Pacheco                                                              Self Storage
      71d   A1 Self Storage: Pinon                                                                Self Storage
      71e   A1 Self Storage: San Mateo                                                            Self Storage
--------------------------------------------------------------------------------------------------------------------------
      71f   A1 Self Storage: Westside                                                             Self Storage

      72 Comfort Inn - Elizabethtown                           8/6/96       8/1/01         -      Hospitality
      73 McDowell Marketplace                                  3/6/97       4/1/12   4,422,559    Retail - Anchored
      74 Lawndale Square Apartments                            2/24/97      3/1/04   5,185,259    Multifamily
--------------------------------------------------------------------------------------------------------------------------
      75 Woodbridge Plaza                                      3/31/97      4/1/07   4,906,161    Retail - Anchored
      76 Marketplace Mall                                      3/25/97      4/1/07   4,570,661    Retail - Unanchored
      77 Boulder Ridge                                         2/25/97      3/1/07   4,776,447    Mobile Home Park
      78 Marriot Courtyard - Tampa                             3/28/97      4/1/07   4,592,027    Hospitality
      79 Magnolia Centre / Park Centre                         2/14/97      3/1/07   4,741,745    Office
--------------------------------------------------------------------------------------------------------------------------
      80 ABCO Plaza                                            3/13/97      4/1/12   4,196,813    Retail - Anchored
      81 Montrose Shopping Center                             11/11/96     12/1/11         -      Retail - Anchored
      82 Southwind Plaza Shopping Center                      12/20/96      1/1/07   4,612,339    Retail - Anchored
      83 The Crossroads Apartments                            11/6/96      12/1/03   4,832,440    Multifamily
      84 Holiday Inn Frisco                                    4/11/97      5/1/04   4,650,349    Hospitality
--------------------------------------------------------------------------------------------------------------------------
      85 Barkley Ridge Apartments                              3/7/97       4/1/07   4,581,482    Multifamily
      86 Holiday Inn Monroeville                               4/11/97      5/1/04   4,489,916    Hospitality
      87 Hampton Inn - Newport News                            3/26/97      4/1/17         -      Hospitality
      88 Bentwood Apartments                                  11/6/96      12/1/03   4,739,508    Multifamily
      89 Landmark Apartments                                   2/24/97      3/1/04   4,629,695    Multifamily
--------------------------------------------------------------------------------------------------------------------------
      90 8 A-E Industrial Way                                  1/10/97      2/1/07   4,142,147    Industrial
      91 Ramada Inn - East Windsor                             1/16/97      2/1/07   3,842,294    Hospitality
      92 Daytona Beach Mall                                   12/19/96      1/1/04   4,595,546    Retail - Anchored
      93 Broadmoor Apartments                                  2/24/97      3/1/04   4,518,584    Multifamily
      94 Aurora Highlands Shopping Center                      3/21/97      4/1/07   4,343,261    Retail - Anchored
--------------------------------------------------------------------------------------------------------------------------
      95 Kirby Richmond Shopping Center                        3/24/97      4/1/04   4,539,681    Retail - Anchored
      96 Woods on the Fairway Apartments                       2/24/97      3/1/04   4,450,019    Multifamily
      97 Ashland Towne Square Apartments                       2/24/97      3/1/04   4,444,507    Multifamily
      98 Marina Del Rey Apartments                            12/13/96      1/1/04   4,402,277    Multifamily
      99 90 & 94-104 Glenn Street                              1/10/97      2/1/07   3,893,618    Industrial
--------------------------------------------------------------------------------------------------------------------------
     100 Food 4 Less                                           2/18/97      3/1/16         -      Retail - Anchored
     101 Bay Bridge Mobile Home Park                           1/13/95      2/1/02   4,425,976    Mobile Home Park
     102 Cascade Crossing Shopping Center                      3/27/97      4/1/07   4,078,945    Retail - Unanchored
     103 Days Inn - Atlanta Airport                           10/28/96     11/1/06         -      Hospitality
     104 Marriot Courtyard - Knoxville                         3/28/97      4/1/07   3,746,511    Hospitality
--------------------------------------------------------------------------------------------------------------------------
     105 SMC-Houston-410                                      12/20/96      1/1/12         -      Retail - Anchored
     106 Anchor Business Park                                  3/17/97      4/1/07   3,600,368    Self Storage
     107 Towne Plaza Shopping Center                           3/21/97      4/1/07   3,526,761    Retail - Anchored
     108 English Aire Apartments                               1/17/97      2/1/07   3,457,701    Multifamily
     109 Madison Plaza Shopping Center                        12/24/96      1/1/07   3,484,163    Retail - Unanchored
--------------------------------------------------------------------------------------------------------------------------
     110 Palm Gardens                                         10/31/96     11/1/06   3,691,528    Multifamily
     111 Deerbrook Corner Shopping Center                      1/23/97      2/1/07   3,674,021    Retail - Unanchored
     112 Hunter's Run                                         12/16/96      1/1/07   3,639,842    Multifamily
     113 Watseka Shopping Plaza                               12/18/96      1/1/07   3,374,578    Retail - Anchored
     114 Mountain Park Professional Center                     3/21/97      4/1/07   3,584,411    Office
--------------------------------------------------------------------------------------------------------------------------
     115 South Wind Plaza Shopping Center                      3/7/97       4/1/07   3,576,106    Retail - Anchored
     116 Intern Apartments                                     2/4/97       3/1/07   3,583,776    Multifamily
     117 1622-1624 3rd Avenue                                  3/14/97      4/1/17         -      Multifamily
     118 Oxford/Spanish Gardens                               10/1/96      10/1/06   3,569,628    Multifamily
     119 Holiday Inn - Lakeland South                          3/6/97       4/1/07   2,892,285    Hospitality
--------------------------------------------------------------------------------------------------------------------------
     120 Waterstone Apartments                                11/12/96     12/1/06   3,416,600    Multifamily
     121 Oakwood Village Shopping Center                      12/6/96       1/1/07   3,364,480    Retail - Anchored
     122 Red Oak Place Apartments                              2/7/97       3/1/04   3,541,576    Multifamily
     123 Sunset Foothills                                     12/23/96      1/1/04   3,387,549    Multifamily
     124 Franklin Square                                       3/17/97      4/1/07   3,351,953    Multifamily
--------------------------------------------------------------------------------------------------------------------------

  Control
     No. Property Name                               Prepayment Provisions
=============================================================================================================
      58 Continental Shopping Plaza                  L(3),YM1%(3.5),O(.5)
      59 Chisholm West Shopping Center               L(4),YM1%(5.5),O(.5)
      60 Caprock Apartments                          L(3),YM1%(6.5),O(.5)
      61 Cleveland Street Square                     L(3),YM1%(3.75),O(.25)
      62 3307 Northland Office Building              L(0),YM1%(5),1%(1.5),O(.5) or Defeasance at lender's option
-------------------------------------------------------------------------------------------------------------
      63 Palm Terrace                                L(15),O(10)
      64 1, 5, 13 Branch Street                      L(5),YM1%(4.5),O(.5) or Defeasance at lender's option
      65 Galleria Shopping Center                    L(4),YM1%(5.75),O(.25)
      66 La Mancha Apartments                        L(2),YM1%(4.5),O(.5) or Defeasance at lender's option
      67 State Line Shopping Center                  L(3),YM1%(6.5),O(.5)
-------------------------------------------------------------------------------------------------------------
      68 Parsippany Hampton Inn                      L(4),YM1%(5.75),O(.25)
      69 Page Plaza                                  L(4),YM1%(5.75),O(.25)
      70 Bucks County Office Center                  L(4),YM1%(6)

      71 A1 Self Storage (Loan Level)                L(0),YM1%(4),1%(6)
-------------------------------------------------------------------------------------------------------------
      71a   A1 Self Storage: Baylor
      71b   A1 Self Storage: Clark
      71c   A1 Self Storage: Pacheco
      71d   A1 Self Storage: Pinon
      71e   A1 Self Storage: San Mateo
-------------------------------------------------------------------------------------------------------------
      71f   A1 Self Storage: Westside

      72 Comfort Inn - Elizabethtown                 L(4.417), O(.5)
      73 McDowell Marketplace                        L(7),YM1%(7.5),O(.5)
      74 Lawndale Square Apartments                  L(2),YM1%(4.5),O(.5) or Defeasance at lender's option
-------------------------------------------------------------------------------------------------------------
      75 Woodbridge Plaza                            L(4),YM1%(5.75),O(.25)
      76 Marketplace Mall                            L(4),YM1%(5.75),O(.25)
      77 Boulder Ridge                               L(4),YM1%(5.5),O(.5)
      78 Marriot Courtyard - Tampa                   L(4),YM1%(5.75),O(.25)
      79 Magnolia Centre / Park Centre               L(4),YM1%(5.5),O(.5)
-------------------------------------------------------------------------------------------------------------
      80 ABCO Plaza                                  L(7),YM1%(3),{5%(1),4%(1),3%(1),2%(1),1%(0.5) or 1% TYM}
      81 Montrose Shopping Center                    L(3),YM1%(12) or Defeasance at lender's option
      82 Southwind Plaza Shopping Center             L(4),YM1%(5.75),O(.25)
      83 The Crossroads Apartments                   L(2),4%(2),3%(1),2%(1),1%(1)
      84 Holiday Inn Frisco                          L(0),YM1%(6.5),O(.5) or Defeasance at Borrower's option
-------------------------------------------------------------------------------------------------------------
      85 Barkley Ridge Apartments                    L(3),YM1%(6.5),O(.5)
      86 Holiday Inn Monroeville                     L(0),YM1%(6.5),O(.5) or Defeasance at Borrower's option
      87 Hampton Inn - Newport News                  L(8),YM1%(7),O(5)
      88 Bentwood Apartments                         L(2),4%(2),3%(1),2%(1),1%(1)
      89 Landmark Apartments                         L(2),YM1%(4.5),O(.5) or Defeasance at lender's option
-------------------------------------------------------------------------------------------------------------
      90 8 A-E Industrial Way                        L(5),YM1%(4.5),O(.5) or Defeasance at lender's option
      91 Ramada Inn - East Windsor                   L(5),YM1%(4.75),O(.25)
      92 Daytona Beach Mall                          L(3),YM1%(3.75),O(.25)
      93 Broadmoor Apartments                        L(2),YM1%(4.5),O(.5) or Defeasance at lender's option
      94 Aurora Highlands Shopping Center            L(4),YM1%(5.5),O(.5)
-------------------------------------------------------------------------------------------------------------
      95 Kirby Richmond Shopping Center              L(2),YM1%(4.5),O(.5)
      96 Woods on the Fairway Apartments             L(2),YM1%(4.5),O(.5) or Defeasance at lender's option
      97 Ashland Towne Square Apartments             L(2),YM1%(4.5),O(.5) or Defeasance at lender's option
      98 Marina Del Rey Apartments                   L(3),YM1%(3.5),O(.5) or Defeasance at lender's option
      99 90 & 94-104 Glenn Street                    L(5),YM1%(4.5),O(.5) or Defeasance at lender's option
-------------------------------------------------------------------------------------------------------------
     100 Food 4 Less                                 L(4),YM1%(14.5),O(.5) or Defeasance at lender's option
     101 Bay Bridge Mobile Home Park                 L(0),YM1%(6.5),O(.5)
     102 Cascade Crossing Shopping Center            L(4),YM1%(5.75),O(.25)
     103 Days Inn - Atlanta Airport                  L(9.5), O(.5)
     104 Marriot Courtyard - Knoxville               L(4),YM1%(5.75),O(.25)
-------------------------------------------------------------------------------------------------------------
     105 SMC-Houston-410                             L(1),YM1%(8.5),5%(1),4%(1),3%(1),2%(1),1%(1),O(.5)
     106 Anchor Business Park                        L(4),YM1%(5.5),O(.5)
     107 Towne Plaza Shopping Center                 L(5),YM1%(4.5),O(.5)
     108 English Aire Apartments                     L(5),YM1%(4.5),O(.5)
     109 Madison Plaza Shopping Center               L(4),YM1%(5.75),O(.25)
-------------------------------------------------------------------------------------------------------------
     110 Palm Gardens                                L(5),YM1%(4.5),O(.5)
     111 Deerbrook Corner Shopping Center            L(4),YM1%(5.5),O(.5) or Defeasance at lender's option
     112 Hunter's Run                                L(0),YM1%(9.5),O(.5)
     113 Watseka Shopping Plaza                      L(3),YM1%(6.5),O(.5) or Defeasance at Borrower's option
     114 Mountain Park Professional Center           L(5),YM1%(1),5%(1),4%(1),2%(1),1%(.5),O(.5)
-------------------------------------------------------------------------------------------------------------
     115 South Wind Plaza Shopping Center            L(4),YM1%(5.5),O(.5)
     116 Intern Apartments                           L(3),YM1%(6.5),O(.5) or Defeasance at lender's option
     117 1622-1624 3rd Avenue                        L(5),YM1%(14.5),O(.5)
     118 Oxford/Spanish Gardens                      L(3),YM1%(6.5),O(.5)
     119 Holiday Inn - Lakeland South                L(4),YM1%(5.75),O(.25)
-------------------------------------------------------------------------------------------------------------
     120 Waterstone Apartments                       L(3),YM1%(6.5),O(.5) or Defeasance at lender's option
     121 Oakwood Village Shopping Center             L(4),YM1%(5.75),O(.25)
     122 Red Oak Place Apartments                    L(3),YM1%(3.5),O(.5) or Defeasance at lender's option
     123 Sunset Foothills                            L(0),YM1%(6.5),O(.5)
     124 Franklin Square                             L(5),YM1%(4.75),O(.25)
-------------------------------------------------------------------------------------------------------------

   Control                                                            Annual           Net                    Appraised
     No.   Property Name                                            Debt Service    Cash Flow         DSCR      Value
========================================================================================================================
        58 Continental Shopping Plaza                                  585,710        796,208         1.36    8,500,000
        59 Chisholm West Shopping Center                               591,092        758,349         1.28    8,150,000
        60 Caprock Apartments                                          564,921        753,129         1.33    8,225,000
        61 Cleveland Street Square                                     608,038        798,309         1.31    9,400,000
        62 3307 Northland Office Building                              613,121        814,830         1.33    8,600,000
------------------------------------------------------------------------------------------------------------------------
        63 Palm Terrace                                                570,005        722,028         1.27    8,030,000
        64 1, 5, 13 Branch Street                                      601,266        818,790         1.36    9,600,000
        65 Galleria Shopping Center                                    587,011        757,644         1.29    8,500,000
        66 La Mancha Apartments                                        514,222        622,493         1.21    7,300,000
        67 State Line Shopping Center                                  538,126        728,814         1.35    7,900,000
------------------------------------------------------------------------------------------------------------------------
        68 Parsippany Hampton Inn                                      599,461        868,288         1.45    8,250,000
        69 Page Plaza                                                  560,621        784,599         1.40    7,650,000
        70 Bucks County Office Center                                  573,542        805,431         1.40    8,800,000

        71 A1 Self Storage (Loan Level)                                595,197        838,320         1.41    9,350,000
------------------------------------------------------------------------------------------------------------------------
                                                                               --------------           ---------------
        71a   A1 Self Storage: Baylor                                                  94,348                   950,000
        71b   A1 Self Storage: Clark                                                  132,274                 1,400,000
        71c   A1 Self Storage: Pacheco                                                326,609                 3,250,000
        71d   A1 Self Storage: Pinon                                                  134,102                 1,500,000
        71e   A1 Self Storage: San Mateo                                               88,758                   900,000
------------------------------------------------------------------------------------------------------------------------
        71f   A1 Self Storage: Westside                                                62,229                 1,350,000

        72 Comfort Inn - Elizabethtown                                 596,815        847,938         1.42    9,100,000
        73 McDowell Marketplace                                        529,623        694,568         1.31    7,500,000
        74 Lawndale Square Apartments                                  493,090        656,705         1.33    7,000,000
------------------------------------------------------------------------------------------------------------------------
        75 Woodbridge Plaza                                            530,056        668,207         1.26    7,500,000
        76 Marketplace Mall                                            538,263        720,167         1.34   10,000,000
        77 Boulder Ridge                                               490,470        633,177         1.29    7,200,000
        78 Marriot Courtyard - Tampa                                   555,864        816,978         1.47    7,650,000
        79 Magnolia Centre / Park Centre                               508,997        706,196         1.39    7,070,000
------------------------------------------------------------------------------------------------------------------------
        80 ABCO Plaza                                                  508,806        674,429         1.33    7,100,000
        81 Montrose Shopping Center                                    616,972      1,009,803         1.64   17,000,000
        82 Southwind Plaza Shopping Center                             507,820        633,113         1.25    7,000,000
        83 The Crossroads Apartments                                   470,107        615,717         1.31    6,700,000
        84 Holiday Inn Frisco                                          535,655        739,830         1.38    8,000,000
------------------------------------------------------------------------------------------------------------------------
        85 Barkley Ridge Apartments                                    480,894        607,025         1.26    6,870,000
        86 Holiday Inn Monroeville                                     542,350        918,292         1.69    8,500,000
        87 Hampton Inn - Newport News                                  560,511        748,879         1.34    7,250,000
        88 Bentwood Apartments                                         461,067        608,901         1.32    6,500,000
        89 Landmark Apartments                                         440,259        629,861         1.43    6,250,000
------------------------------------------------------------------------------------------------------------------------
        90 8 A-E Industrial Way                                        501,055        674,963         1.35    7,500,000
        91 Ramada Inn - East Windsor                                   522,705        816,006         1.56    9,360,000
        92 Daytona Beach Mall                                          476,455        616,817         1.29    6,600,000
        93 Broadmoor Apartments                                        429,693        560,619         1.30    6,100,000
        94 Aurora Highlands Shopping Center                            467,227        639,596         1.37    7,200,000
------------------------------------------------------------------------------------------------------------------------
        95 Kirby Richmond Shopping Center                              462,857        595,266         1.29    6,500,000
        96 Woods on the Fairway Apartments                             423,173        507,325         1.20    6,050,000
        97 Ashland Towne Square Apartments                             422,648        534,472         1.26    6,000,000
        98 Marina Del Rey Apartments                                   421,031        570,445         1.35    5,985,000
        99 90 & 94-104 Glenn Street                                    470,992        608,841         1.29    8,700,000
------------------------------------------------------------------------------------------------------------------------
       100 Food 4 Less                                                 490,685        629,214         1.28    6,200,000
       101 Bay Bridge Mobile Home Park                                 510,425        641,698         1.26    7,300,000
       102 Cascade Crossing Shopping Center                            416,362        637,754         1.53    6,300,000
       103 Days Inn - Atlanta Airport                                  485,913        639,647         1.32    6,800,000
       104 Marriot Courtyard - Knoxville                               453,514        635,682         1.40    6,300,000
------------------------------------------------------------------------------------------------------------------------
       105 SMC-Houston-410                                             525,840        665,525         1.27    7,550,000
       106 Anchor Business Park                                        434,491        546,664         1.26    5,800,000
       107 Towne Plaza Shopping Center                                 428,479        564,704         1.32    6,700,000
       108 English Aire Apartments                                     411,625        514,064         1.25    5,600,000
       109 Madison Plaza Shopping Center                               422,955        550,489         1.30    6,800,000
------------------------------------------------------------------------------------------------------------------------
       110 Palm Gardens                                                387,339        486,018         1.25    5,700,000
       111 Deerbrook Corner Shopping Center                            396,937        564,672         1.42    6,200,000
       112 Hunter's Run                                                379,003        522,411         1.38    5,200,000
       113 Watseka Shopping Plaza                                      401,491        537,543         1.34    5,900,000
       114 Mountain Park Professional Center                           387,255        502,934         1.30    5,420,000
------------------------------------------------------------------------------------------------------------------------
       115 South Wind Plaza Shopping Center                            382,770        514,504         1.34    5,575,000
       116 Intern Apartments                                           386,910        495,986         1.28    5,350,000
       117 1622-1624 3rd Avenue                                        418,075        530,758         1.27    5,600,000
       118 Oxford/Spanish Gardens                                      379,332        503,654         1.33    5,500,000
       119 Holiday Inn - Lakeland South                                432,424        651,411         1.51    8,500,000
------------------------------------------------------------------------------------------------------------------------
       120 Waterstone Apartments                                       355,238        489,517         1.38    5,200,000
       121 Oakwood Village Shopping Center                             364,651        476,061         1.31    4,850,000
       122 Red Oak Place Apartments                                    350,948        473,036         1.35    4,815,000
       123 Sunset Foothills                                            368,106        462,899         1.26    5,250,000
       124 Franklin Square                                             349,281        456,911         1.31    6,800,000
------------------------------------------------------------------------------------------------------------------------

                                                                                Cut-off       Scheduled
   Control                                                         Appraisal      Date         Maturity
      No.  Property Name                                             Year         LTV          Date LTV
==========================================================================================================
        58 Continental Shopping Plaza                                1996         71.7           67.4
        59 Chisholm West Shopping Center                             1997         74.8           67.1
        60 Caprock Apartments                                        1996         74.0           65.9
        61 Cleveland Street Square                                   1996         64.7           58.2
        62 3307 Northland Office Building                            1997         69.7           62.8
----------------------------------------------------------------------------------------------------------
        63 Palm Terrace                                              1996         74.6           16.4
        64 1, 5, 13 Branch Street                                    1996         62.3           51.8
        65 Galleria Shopping Center                                  1996         69.7           57.7
        66 La Mancha Apartments                                      1997         79.9           74.1
        67 State Line Shopping Center                                1997         73.3           65.2
----------------------------------------------------------------------------------------------------------
        68 Parsippany Hampton Inn                                    1997         69.9           60.0
        69 Page Plaza                                                1997         74.5           66.1
        70 Bucks County Office Center                                1996         64.7           53.7

        71 A1 Self Storage (Loan Level)                                           60.1           50.8
----------------------------------------------------------------------------------------------------------
        71a   A1 Self Storage: Baylor                                1996
        71b   A1 Self Storage: Clark                                 1996
        71c   A1 Self Storage: Pacheco                               1996
        71d   A1 Self Storage: Pinon                                 1996
        71e   A1 Self Storage: San Mateo                             1996
----------------------------------------------------------------------------------------------------------
        71f   A1 Self Storage: Westside                              1996

        72 Comfort Inn - Elizabethtown                               1995         61.5            -
        73 McDowell Marketplace                                      1997         74.6           59.0
        74 Lawndale Square Apartments                                1997         79.9           74.1
----------------------------------------------------------------------------------------------------------
        75 Woodbridge Plaza                                          1996         73.0           65.4
        76 Marketplace Mall                                          1997         54.0           45.7
        77 Boulder Ridge                                             1997         74.9           66.3
        78 Marriot Courtyard - Tampa                                 1997         69.9           60.0
        79 Magnolia Centre / Park Centre                             1997         74.9           67.1
----------------------------------------------------------------------------------------------------------
        80 ABCO Plaza                                                1996         74.3           59.1
        81 Montrose Shopping Center                                  1996         30.7            -
        82 Southwind Plaza Shopping Center                           1996         74.3           65.9
        83 The Crossroads Apartments                                 1996         77.4           72.1
        84 Holiday Inn Frisco                                        1996         64.4           58.1
----------------------------------------------------------------------------------------------------------
        85 Barkley Ridge Apartments                                  1997         74.9           66.7
        86 Holiday Inn Monroeville                                   1996         60.0           52.8
        87 Hampton Inn - Newport News                                1997         70.2            -
        88 Bentwood Apartments                                       1996         78.2           72.9
        89 Landmark Apartments                                       1997         79.9           74.1
----------------------------------------------------------------------------------------------------------
        90 8 A-E Industrial Way                                      1996         66.5           55.2
        91 Ramada Inn - East Windsor                                 1996         53.2           41.1
        92 Daytona Beach Mall                                        1996         74.8           69.6
        93 Broadmoor Apartments                                      1997         79.9           74.1
        94 Aurora Highlands Shopping Center                          1997         67.4           60.3
----------------------------------------------------------------------------------------------------------
        95 Kirby Richmond Shopping Center                            1997         74.6           69.8
        96 Woods on the Fairway Apartments                           1997         79.3           73.6
        97 Ashland Towne Square Apartments                           1997         79.9           74.1
        98 Marina Del Rey Apartments                                 1996         79.2           73.6
        99 90 & 94-104 Glenn Street                                  1996         53.9           44.8
----------------------------------------------------------------------------------------------------------
       100 Food 4 Less                                               1997         74.5            -
       101 Bay Bridge Mobile Home Park                               1994         62.9           60.6
       102 Cascade Crossing Shopping Center                          1997         71.4           64.7
       103 Days Inn - Atlanta Airport                                1996         64.2            -
       104 Marriot Courtyard - Knoxville                             1997         69.3           59.5
----------------------------------------------------------------------------------------------------------
       105 SMC-Houston-410                                           1996         57.6            -
       106 Anchor Business Park                                      1997         74.9           62.1
       107 Towne Plaza Shopping Center                               1996         63.4           52.6
       108 English Aire Apartments                                   1996         74.8           61.7
       109 Madison Plaza Shopping Center                             1996         61.5           51.2
----------------------------------------------------------------------------------------------------------
       110 Palm Gardens                                              1996         72.5           64.8
       111 Deerbrook Corner Shopping Center                          1996         66.0           59.3
       112 Hunter's Run                                              1996         78.7           70.0
       113 Watseka Shopping Plaza                                    1996         69.2           57.2
       114 Mountain Park Professional Center                         1997         73.8           66.1
----------------------------------------------------------------------------------------------------------
       115 South Wind Plaza Shopping Center                          1997         71.7           64.1
       116 Intern Apartments                                         1996         74.7           67.0
       117 1622-1624 3rd Avenue                                      1997         71.3            -
       118 Oxford/Spanish Gardens                                    1996         72.4           64.9
       119 Holiday Inn - Lakeland South                              1997         45.8           34.0
----------------------------------------------------------------------------------------------------------
       120 Waterstone Apartments                                     1996         73.8           65.7
       121 Oakwood Village Shopping Center                           1996         78.7           69.4
       122 Red Oak Place Apartments                                  1997         78.8           73.6
       123 Sunset Foothills                                          1996         72.1           64.5
       124 Franklin Square                                           1996         55.5           49.3
----------------------------------------------------------------------------------------------------------

                                                                                                        Loan per
                                                                                 Sq Ft, Unit,         Sq Ft, Unit,
   Control                                                  Year                  Bed, Pad              Bed, Pad
      No.  Property Name                                    Built                  or Room              or Room
======================================================================================================================
        58 Continental Shopping Plaza                         1980              153,599 Sq Foot            39.83
        59 Chisholm West Shopping Center                   1979,96              211,806 Sq Foot            28.80
        60 Caprock Apartments                                 1978                  296 Unit           20,608.11
        61 Cleveland Street Square                            1984               71,279 Sq Foot            85.58
        62 3307 Northland Office Building                     1983               98,888 Sq Foot            60.67
----------------------------------------------------------------------------------------------------------------------
        63 Palm Terrace                                       1996                  180 Unit           33,333.33
        64 1, 5, 13 Branch Street                             1985               91,696 Sq Foot            65.43
        65 Galleria Shopping Center                           1983              173,049 Sq Foot            34.38
        66 La Mancha Apartments                               1974                  248 Unit           23,548.39
        67 State Line Shopping Center                         1971              153,315 Sq Foot            37.83
----------------------------------------------------------------------------------------------------------------------
        68 Parsippany Hampton Inn                             1986                  100 Room           57,750.00
        69 Page Plaza                                         1990               95,077 Sq Foot            59.95
        70 Bucks County Office Center                      1940-60              188,653 Sq Foot            30.21

        71 A1 Self Storage (Loan Level)                                           2,029 Unit            2,784.62
----------------------------------------------------------------------------------------------------------------------
                                                                           ----------------
         71a A1 Self Storage: Baylor                          1969                  362 Unit
         71b A1 Self Storage: Clark                           1983                  273 Unit
         71c A1 Self Storage: Pacheco                      1972,81                  467 Unit
         71d A1 Self Storage: Pinon                           1983                  271 Unit
         71e A1 Self Storage: San Mateo                     1970's                  220 Unit
----------------------------------------------------------------------------------------------------------------------
         71f A1 Self Storage: Westside                        1985                  436 Unit

         72 Comfort Inn - Elizabethtown                       1990                  133 Room           42,378.02
         73 McDowell Marketplace                              1996               56,649 Sq Foot            98.85
         74 Lawndale Square Apartments                     1967,70                  277 Unit           20,216.61
----------------------------------------------------------------------------------------------------------------------
         75 Woodbridge Plaza                                  1980               77,478 Sq Foot            70.67
         76 Marketplace Mall                                  1984              166,245 Sq Foot            32.48
         77 Boulder Ridge                                     1972                  241 Pad            22,406.64
         78 Marriot Courtyard - Tampa                         1995                   81 Room           66,111.11
         79 Magnolia Centre / Park Centre                     1987               80,607 Sq Foot            65.75
----------------------------------------------------------------------------------------------------------------------
         80 ABCO Plaza                                        1989              120,864 Sq Foot            43.69
         81 Montrose Shopping Center                          1970              145,149 Sq Foot            36.51
         82 Southwind Plaza Shopping Center                   1990              118,902 Sq Foot            43.89
         83 The Crossroads Apartments                         1983                  232 Unit           22,413.79
         84 Holiday Inn Frisco                                1968                  216 Room           23,842.59
----------------------------------------------------------------------------------------------------------------------
         85 Barkley Ridge Apartments                       1962,67                  327 Unit           15,749.24
         86 Holiday Inn Monroeville                           1967                  189 Room           26,984.13
         87 Hampton Inn - Newport News                        1995                  120 Room           42,500.00
         88 Bentwood Apartments                               1983                  216 Unit           23,611.11
         89 Landmark Apartments                            1969-72                  361 Unit           13,850.42
----------------------------------------------------------------------------------------------------------------------
         90 8 A-E Industrial Way                              1986              150,800 Sq Foot            33.16
         91 Ramada Inn - East Windsor                         1973                  200 Room           25,000.00
         92 Daytona Beach Mall                                1973              107,327 Sq Foot            46.12
         93 Broadmoor Apartments                              1971                  249 Unit           19,598.39
         94 Aurora Highlands Shopping Center               1980-85              133,216 Sq Foot            36.42
----------------------------------------------------------------------------------------------------------------------
         95 Kirby Richmond Shopping Center                    1971               47,091 Sq Foot           102.99
         96 Woods on the Fairway Apartments                   1983                  165 Unit           29,126.98
         97 Ashland Towne Square Apartments                   1974                  218 Unit           22,018.35
         98 Marina Del Rey Apartments                         1974                  227 Unit           20,925.11
         99 90 & 94-104 Glenn Street                          1974              244,000 Sq Foot            19.26
----------------------------------------------------------------------------------------------------------------------
        100 Food 4 Less                                       1996               80,542 Sq Foot            57.57
        101 Bay Bridge Mobile Home Park                       1961                  493 Pad             9,432.05
        102 Cascade Crossing Shopping Center                  1996               45,416 Sq Foot            99.08
        103 Days Inn - Atlanta Airport                        1983                  162 Room           27,130.94
        104 Marriot Courtyard - Knoxville                     1995                   78 Room           56,012.82
----------------------------------------------------------------------------------------------------------------------
        105 SMC-Houston-410                                   1973               81,283 Sq Foot            54.13
        106 Anchor Business Park                           1978,86                  644 Unit            6,754.66
        107 Towne Plaza Shopping Center                       1963              186,139 Sq Foot            22.83
        108 English Aire Apartments                           1973                  233 Unit           18,025.75
        109 Madison Plaza Shopping Center                     1965               65,606 Sq Foot            64.02
----------------------------------------------------------------------------------------------------------------------
        110 Palm Gardens                                      1968                  174 Unit           23,850.57
        111 Deerbrook Corner Shopping Center                  1984               83,308 Sq Foot            49.21
        112 Hunter's Run                                      1987                  240 Unit           17,083.33
        113 Watseka Shopping Plaza                            1990              121,827 Sq Foot            33.65
        114 Mountain Park Professional Center                 1995               40,077 Sq Foot            99.81
----------------------------------------------------------------------------------------------------------------------
        115 South Wind Plaza Shopping Center               1987,88              123,927 Sq Foot            32.28
        116 Intern Apartments                                 1964                  276 Unit           14,492.75
        117 1622-1624 3rd Avenue                              1910                   32 Unit           125,000.00
        118 Oxford/Spanish Gardens                         1971,73                  234 Unit           17,094.02
        119 Holiday Inn - Lakeland South                      1969                  172 Room           22,674.42
----------------------------------------------------------------------------------------------------------------------
        120 Waterstone Apartments                             1979                  294 Unit           13,095.24
        121 Oakwood Village Shopping Center                   1983               80,955 Sq Foot            47.31
        122 Red Oak Place Apartments                          1981                  186 Unit           20,430.11
        123 Sunset Foothills                                  1962                  201 Unit           18,905.47
        124 Franklin Square                                   1964                  147 Unit           25,680.27
----------------------------------------------------------------------------------------------------------------------

 Control                                         Occupancy          Underwriting
   No.  Property Name                            Percentage          Reserves
========================================================================================
      58 Continental Shopping Plaza                 97.4               0.28 Sq Foot
      59 Chisholm West Shopping Center              93.7               0.18 Sq Foot
      60 Caprock Apartments                         90.9             228.70 Unit
      61 Cleveland Street Square                    94.7               0.19 Sq Foot
      62 3307 Northland Office Building             98.2               0.15 Sq Foot
----------------------------------------------------------------------------------------
      63 Palm Terrace                               98.3             150.00 Unit
      64 1, 5, 13 Branch Street                     99.6               0.28 Sq Foot
      65 Galleria Shopping Center                   96.8               0.17 Sq Foot
      66 La Mancha Apartments                       88.7             234.42 Unit
      67 State Line Shopping Center                100.0               0.15 Sq Foot
----------------------------------------------------------------------------------------
      68 Parsippany Hampton Inn                      NAP             955.64 Room
      69 Page Plaza                                 97.9               0.11 Sq Foot
      70 Bucks County Office Center                 90.0               0.20 Sq Foot

      71 A1 Self Storage (Loan Level)               65.4              21.43 Unit
----------------------------------------------------------------------------------------
                                                                            -------
       71a A1 Self Storage: Baylor                   NAV              17.04 Unit
       71b A1 Self Storage: Clark                    NAV              22.81 Unit
       71c A1 Self Storage: Pacheco                  NAV              22.69 Unit
       71d A1 Self Storage: Pinon                    NAV              22.95 Unit
       71e A1 Self Storage: San Mateo                NAV              32.43 Unit
----------------------------------------------------------------------------------------
       71f A1 Self Storage: Westside                 NAV              16.39 Unit

       72 Comfort Inn - Elizabethtown                NAP             582.03 Room
       73 McDowell Marketplace                      96.8               0.10 Sq Foot
       74 Lawndale Square Apartments                91.0             200.00 Unit
----------------------------------------------------------------------------------------
       75 Woodbridge Plaza                          98.0               0.13 Sq Foot
       76 Marketplace Mall                         100.0               0.32 Sq Foot
       77 Boulder Ridge                             99.2              40.00 Pad
       78 Marriot Courtyard - Tampa                  NAP             1,055.5Room
       79 Magnolia Centre / Park Centre             95.5               0.18 Sq Foot
----------------------------------------------------------------------------------------
       80 ABCO Plaza                                91.4               0.15 Sq Foot
       81 Montrose Shopping Center                  96.6               0.15 Sq Foot
       82 Southwind Plaza Shopping Center          100.0               0.10 Sq Foot
       83 The Crossroads Apartments                 92.2             311.00 Unit
       84 Holiday Inn Frisco                         NAP             3% of gross revenue
----------------------------------------------------------------------------------------
       85 Barkley Ridge Apartments                  96.0             235.00 Unit
       86 Holiday Inn Monroeville                    NAP             4% of gross revenue
       87 Hampton Inn - Newport News                 NAP             759.57 Room
       88 Bentwood Apartments                       95.4             282.91 Unit
       89 Landmark Apartments                       88.4             325.06 Unit
----------------------------------------------------------------------------------------
       90 8 A-E Industrial Way                     100.0               0.10 Sq Foot
       91 Ramada Inn - East Windsor                  NAP             680.32 Room
       92 Daytona Beach Mall                       100.0               0.15 Sq Foot
       93 Broadmoor Apartments                      95.2             308.44 Unit
       94 Aurora Highlands Shopping Center          85.7               0.18 Sq Foot
----------------------------------------------------------------------------------------
       95 Kirby Richmond Shopping Center           100.0               0.17 Sq Foot
       96 Woods on the Fairway Apartments           97.0             300.00 Unit
       97 Ashland Towne Square Apartments           91.3             332.67 Unit
       98 Marina Del Rey Apartments                 94.7             200.00 Unit
       99 90 & 94-104 Glenn Street                 100.0               0.26 Sq Foot
----------------------------------------------------------------------------------------
      100 Food 4 Less                              100.0               0.12 Sq Foot
      101 Bay Bridge Mobile Home Park               79.2              30.00 Pad
      102 Cascade Crossing Shopping Center         100.0               0.10 Sq Foot
      103 Days Inn - Atlanta Airport                 NAP             546.04 Room
      104 Marriot Courtyard - Knoxville              NAP             958.41 Room
----------------------------------------------------------------------------------------
      105 SMC-Houston-410                          100.0               0.10 Sq Foot
      106 Anchor Business Park                      87.0              27.32 Unit
      107 Towne Plaza Shopping Center               96.0               0.20 Sq Foot
      108 English Aire Apartments                   90.6             239.81 Unit
      109 Madison Plaza Shopping Center             86.9               0.10 Sq Foot
----------------------------------------------------------------------------------------
      110 Palm Gardens                              99.4             200.00 Unit
      111 Deerbrook Corner Shopping Center          89.0               0.20 Sq Foot
      112 Hunter's Run                              89.6             225.00 Unit
      113 Watseka Shopping Plaza                   100.0               0.15 Sq Foot
      114 Mountain Park Professional Center        100.0               0.15 Sq Foot
----------------------------------------------------------------------------------------
      115 South Wind Plaza Shopping Center          73.3               0.19 Sq Foot
      116 Intern Apartments                         91.3             238.65 Unit
      117 1622-1624 3rd Avenue                      87.5             285.00 Unit
      118 Oxford/Spanish Gardens                    89.0             260.74 Unit
      119 Holiday Inn - Lakeland South               NAP             865.95 Room
----------------------------------------------------------------------------------------
      120 Waterstone Apartments                     90.1             249.15 Unit
      121 Oakwood Village Shopping Center           93.3               0.25 Sq Foot
      122 Red Oak Place Apartments                  94.1             200.00 Unit
      123 Sunset Foothills                          95.0             224.00 Unit
      124 Franklin Square                           97.3             273.00 Unit
----------------------------------------------------------------------------------------

                                                                                  Largest Retail Tenant
                                                           -----------------------------------------------------------------
                                                                                                        Tenant      Lease
Control                                      Administrative                                           Area Leased  Exp Date  Control
  No.    Property Name                         Cost Rate   Tenant Name                                 (Sq. Ft.)   (Sq. Ft.)    No.
====================================================================================================================================
      58 Continental Shopping Plaza              0.2100    Safeway                                        48,660      01/00      58
      59 Chisholm West Shopping Center           0.1850    Country General                                33,600      10/99      59
      60 Caprock Apartments                      0.2150                                                                          60
      61 Cleveland Street Square                 0.1350    Hughie's Breaktime                              7,430      09/00      61
      62 3307 Northland Office Building          0.1350                                                                          62
------------------------------------------------------------------------------------------------------------------------------------
      63 Palm Terrace                            0.1350                                                                          63
      64 1, 5, 13 Branch Street                  0.1350                                                                          64
      65 Galleria Shopping Center                0.1350    Krogers                                        43,312      08/08      65
      66 La Mancha Apartments                    0.1350                                                                          66
      67 State Line Shopping Center              0.1350    Ames / TJX                                     71,680      11/98      67
------------------------------------------------------------------------------------------------------------------------------------
      68 Parsippany Hampton Inn                  0.1350                                                                          68
      69 Page Plaza                              0.1350    Office Max                                     25,000      08/02      69
      70 Bucks County Office Center              0.1350                                                                          70

      71 A1 Self Storage (Loan Level)            0.1850                                                                          71
------------------------------------------------------------------------------------------------------------------------------------
      71a   A1 Self Storage: Baylor                                                                                              71a
      71b   A1 Self Storage: Clark                                                                                               71b
      71c   A1 Self Storage: Pacheco                                                                                             71c
      71d   A1 Self Storage: Pinon                                                                                               71d
      71e   A1 Self Storage: San Mateo                                                                                           71e
------------------------------------------------------------------------------------------------------------------------------------
      71f   A1 Self Storage: Westside                                                                                            71f

      72 Comfort Inn - Elizabethtown             0.1350                                                                          72
      73 McDowell Marketplace                    0.2100    ABCO Foods                                     42,693      08/16      73
      74 Lawndale Square Apartments              0.1350                                                                          74
------------------------------------------------------------------------------------------------------------------------------------
      75 Woodbridge Plaza                        0.1350    Pathmark Stores, Inc.                          50,000      01/15      75
      76 Marketplace Mall                        0.1350    Hamrick's                                      48,355      01/05      76
      77 Boulder Ridge                           0.1350                                                                          77
      78 Marriot Courtyard - Tampa               0.1350                                                                          78
      79 Magnolia Centre / Park Centre           0.2150                                                                          79
------------------------------------------------------------------------------------------------------------------------------------
      80 ABCO Plaza                              0.2100    ABCO Foods                                     35,534      07/08      80
      81 Montrose Shopping Center                0.1350    Sears Home Life                                27,867      09/05      81
      82 Southwind Plaza Shopping Center         0.1350    Byrd's Foods                                   29,000      05/10      82
      83 The Crossroads Apartments               0.1850                                                                          83
      84 Holiday Inn Frisco                      0.1350                                                                          84
------------------------------------------------------------------------------------------------------------------------------------
      85 Barkley Ridge Apartments                0.2150                                                                          85
      86 Holiday Inn Monroeville                 0.1350                                                                          86
      87 Hampton Inn - Newport News              0.1350                                                                          87
      88 Bentwood Apartments                     0.1850                                                                          88
      89 Landmark Apartments                     0.1350                                                                          89
------------------------------------------------------------------------------------------------------------------------------------
      90 8 A-E Industrial Way                    0.1350                                                                          90
      91 Ramada Inn - East Windsor               0.1350                                                                          91
      92 Daytona Beach Mall                      0.1350    Circuit City                                   32,567      01/06      92
      93 Broadmoor Apartments                    0.1350                                                                          93
      94 Aurora Highlands Shopping Center        0.2100    Safeway                                        44,340      04/06      94
------------------------------------------------------------------------------------------------------------------------------------
      95 Kirby Richmond Shopping Center          0.1850    Office Depot                                   24,212      05/00      95
      96 Woods on the Fairway Apartments         0.1350                                                                          96
      97 Ashland Towne Square Apartments         0.1350                                                                          97
      98 Marina Del Rey Apartments               0.1350                                                                          98
      99 90 & 94-104 Glenn Street                0.1350                                                                          99
------------------------------------------------------------------------------------------------------------------------------------
     100 Food 4 Less                             0.2100    Food 4 Less (Single Tenant)                    80,542      02/16     100
     101 Bay Bridge Mobile Home Park             0.1350                                                                         101
     102 Cascade Crossing Shopping Center        0.1350    Scottish Rite/Piedmont                         14,616      12/06     102
     103 Days Inn - Atlanta Airport              0.1350                                                                         103
     104 Marriot Courtyard - Knoxville           0.1350                                                                         104
------------------------------------------------------------------------------------------------------------------------------------
     105 SMC-Houston-410                         0.1350    Service Merchandise Company, Inc.              81,283      01/12     105
     106 Anchor Business Park                    0.1350                                                                         106
     107 Towne Plaza Shopping Center             0.2100    Sears                                          70,575      04/99     107
     108 English Aire Apartments                 0.1850                                                                         108
     109 Madison Plaza Shopping Center           0.1350    Pet Supply                                     21,000      04/05     109
------------------------------------------------------------------------------------------------------------------------------------
     110 Palm Gardens                            0.1350                                                                         110
     111 Deerbrook Corner Shopping Center        0.1350    Finger's furniture                             52,360      02/05     111
     112 Hunter's Run                            0.2100                                                                         112
     113 Watseka Shopping Plaza                  0.1350    WalMart                                        74,136      11/10     113
     114 Mountain Park Professional Center       0.2100                                                                         114
------------------------------------------------------------------------------------------------------------------------------------
     115 South Wind Plaza Shopping Center        0.1850    Winn Dixie                                     45,880      12/07     115
     116 Intern Apartments                       0.1350                                                                         116
     117 1622-1624 3rd Avenue                    0.1350                                                                         117
     118 Oxford/Spanish Gardens                  0.1350                                                                         118
     119 Holiday Inn - Lakeland South            0.1350                                                                         119
------------------------------------------------------------------------------------------------------------------------------------
     120 Waterstone Apartments                   0.2150                                                                         120
     121 Oakwood Village Shopping Center         0.1350    Winn Dixie                                     47,307      03/10     121
     122 Red Oak Place Apartments                0.1350                                                                         122
     123 Sunset Foothills                        0.1350                                                                         123
     124 Franklin Square                         0.1350                                                                         124
------------------------------------------------------------------------------------------------------------------------------------

  Control                                                                                                                     Zip
    No.  Property Name                               Address                                        City              State   Code
===================================================================================================================================
     125 Residence Inn - Savannah                    5710 White Bluff Road                          Savannah           GA    31405
     126 Lake Mist                                   1200 Lake Mist Drive                           Charlotte          NC    28217
     127 Cedar Pointe                                3154 Berry Lane                                Roanoke            VA    24018
     128 Americana Plaza                             2049-2159 Americana Plaza                      Orlando            FL    32839
     129 Westgate Park                               1700 West Prince Road                          Tuscon             AZ    85705
-----------------------------------------------------------------------------------------------------------------------------------
     130 SMC-Duluth-249                              2075 Market Street                             Duluth             GA    30136
     131 Hoods Crossroads Shopping Center            3501 Matthews-Mint Hill Road                   Mint Hill          NC    28201
     132 Holiday Inn North                           4000 Concord Pike                              Wilmington         DE    19803
     133 Comfort Inn                                 100 Morris Street                              Revere             MA    02151
     134 Oakmont Retirement Residence                2801 Cohasset Road                             Chico              CA    95973
-----------------------------------------------------------------------------------------------------------------------------------
     135 Emerald Pointe                              206-242 and 239 Nautilus Drive                 New London         CT    06320
     136 Hampton Court                               378 Golden Gate Avenue                         San Francisco      CA    94102
     137 Marriot Courtyard -Athens                   166 Finley Street                              Athens             GA    30601
     138 Comfort Inn                                 3660 Street Road                               Bensalem           PA    19020
     139 Gateway Courtyard                           9901 Capital of Texas Highway                  Austin             TX    78759
-----------------------------------------------------------------------------------------------------------------------------------
     140 St. Catherine Apartments                    3350 St. Catherine Road                        Florissant         MO    63033
     141 Quality Inn Petaluma                        5100 Montero Way                               Petaluma           CA    94954
     142 Crestview Holiday Inn                       State Road 85 & IH-10                          Crestview          FL    32536
     143 Office Depot                                1631 Challenge Drive                           Concord            CA    94520
     144 Heatherwood Apartments                      13200 Christy Lane #15                         Newport News       VA    23608
-----------------------------------------------------------------------------------------------------------------------------------
     145 Meridian Center One                         2 Industrial Way                               Eatontown          NJ    07724
     146 Port City Center                            701 East Bay Street                            Charleston         SC    29403
     147 Riverside Mall                              23-75 Riverside Avenue                         Medford            MA    02155
     148 Delray West Plaza                           14800-14860 Military Trail                     Delray Beach       FL    33484
     149 Redondo Place Shopping Center               903 Bitters Road                               San Antonio        TX    78216
-----------------------------------------------------------------------------------------------------------------------------------
     150 College Main Apartments                     4302 College Main Road                         Bryan              TX    77805
     151 Grove Plaza                                 1151-1161 Walnut & 2404-2558 Grov              Ontario            CA    91764
     152 Park Row / New Scotland Gardens Apts.       Mercer & Warren St.                            Albany             NY    12208
     153 Best Western Patio Motel                    2820 Tulane Avenue                             New Orleans        LA    70119
     154 Falcon Crest Apartments                     3829 Gannon Lane                               Dallas             TX    75237
-----------------------------------------------------------------------------------------------------------------------------------
     155 Forest Park Mobile Home Park                7800-7850 Tayloe Drive                         Manassas           VA    22111
     156 Riverwalk Terrace Apartments                5900 Kinkead Avenue                            Fort Smith         AR    72901
     157 Boulder Bins Self Storage                   4900 North Broadway                            Boulder            CO    80304
     158 Randolph Shopping Center                    12205 Nebel Street                             Rockville          MD    20852
     159 Canyon Place                                1503 North 2100 West                           St. George         UT    84770
-----------------------------------------------------------------------------------------------------------------------------------
     160 Florida Village Apartments                  1206 & 1208 Florida Road                       Durango            CO    81301
     161 One Highland Center                         314 Highland Mall Boulevard                    Austin             TX    78752
     162 Anderson Square Business Park               7950 Anderson Square Road                      Austin             TX    78758
     163 Renaissance Parc Apartments                 7135 Oaklawn Drive                             San Antonio        TX    78229
     164 Reynolds International                      5000 North 29th Street                         McAllen            TX    78505
-----------------------------------------------------------------------------------------------------------------------------------
     165 Outrigger Apartments                        1001 Shoreview Drive                           Orlando            FL    32807
     166 Whispering Waters Industrial Warehouse      2301 Northwest 33rd Court                      Pompano Beach      FL    33069
     167 Silver Lake Pointe                          2701 County Road I                             Mounds View        MN    55432
     168 Carbondale Plaza                            Brooklyn Street                                Carbondale         PA    18407
     169 Sunset Plaza                                SEC of Broadway & Crawford St.                 Salina             KS    67401
-----------------------------------------------------------------------------------------------------------------------------------
     170 Town and Country Shopping Center            NW Fruitville & Beneva Roads                   Sarasota           FL    34232
     171 7-9 East 32nd Street                        7-9 East 32nd Street                           New York City      NY    10016
     172 Elmwood Villas Apartments                   401 North 28th Street                          Las Vegas          NV    89101
     173 Oak Tree Village                            1006 Main Street                               Pleasantville      NJ    08232
     174 Cedar Ridge Apartments                      4905 Chicago Ave & Albany & 48th Street        Lubbock            TX    79414
-----------------------------------------------------------------------------------------------------------------------------------
     175 Snowden Square S.C. - 349                   9041 Snowden River Pkwy.                       Columbia           MD    21046
     176 Brentwood Manor                             5738 Old Dixie Highway                         Forest Park        GA    30050
     177 Autumn Woods Apartments                     101 Foreman Road                               Mobile             AL    36608
     178 Windsor Townhomes                           4170 Altoona Drive                             Dallas             TX    75233
     179 Safeway Food Store  # 0837                  Silver Hill Road                               District Heights   MD    20747
-----------------------------------------------------------------------------------------------------------------------------------
     180 Whispering Pines                            10400 Jay Street                               Coon Rapids        MN    55433
     181 Eagle Creek Plaza                           308-400 Rollins Road                           Round Lake Beach   IL    60073
     182 Welleby Square Shopping Center              10064 West Oakland Park                        Sunrise            FL    33351
     183 Baywood Plaza Shopping Center               3210 - 3326 FM 528 @ West Bay Area Boulevard   Friendswood        TX    77546
     184 Country Gardens                             680 Holcomb Bridge Road                        Norcross           GA    30071
-----------------------------------------------------------------------------------------------------------------------------------
     185 Cliffbrook Condominiums                     7965 Cliffbrook Drive                          Dallas             TX    75240
     186 Valley View                                 5725 South Wasatch Drive                       S Ogden            UT    84403
     187 New Paltz Shopping Center                   263 Main Street                                New Paltz          NY    12561
     188 Hurst Hills Duplexes                        504-722 Billie Ruth Lane & 609-623, 629-635    Hurst              TX    76053
                                                     Melbourne Road
     189 Crossroads Shopping Center Beaumont         4438 Dowlen Road                               Beaumont           TX    77706
-----------------------------------------------------------------------------------------------------------------------------------
     190 Comfort Inn Belle Fontaine                  260 Northview Drive                            Belle Fontaine     OH    43311
     191 Freeport Lincoln Mall                       1211-87 Galena Avenue                          Freeport           IL    61032
     192 Rose Lane                                   105 South Fairfield Road                       Layton             UT    84041
     193 Holiday Inn Lufkin                          4036 South First Street                        Lufkin             TX    75901
     194 Hickory Ridge                               2001 Laverne Street                            Houston            TX    77080
-----------------------------------------------------------------------------------------------------------------------------------
     195 Maple Ridge SC - 344                        4220 Maple Road                                Buffalo            NY    14226
     196 The Sinclair                                673 Collins Avenue                             Miami Beach        FL    33139
     197 Pepperwood Plaza                            705-855 West Baseline Road                     Tempe              AZ    85282
     198 Comfort Inn Cape Hatteras                   Rt 12 & Old Lighthouse Rd                      Baxton             NC    27920
     199 Staples Office Supply                       335 Haggerty Road                              Commerce Township  MI    48390
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                % of Aggregate  Cumulative
 Control                                                      Original      Cut-off Date         Cut-off Date  % of Initial Mortgage
    No.  Property Name                                        Balance         Balance                Balance   Pool Balance   Rate
====================================================================================================================================
     125 Residence Inn - Savannah                              3,745,000      3,741,863                0.28%      74.48%     9.375
     126 Lake Mist                                             3,750,000      3,736,817                0.28%      74.77%     8.750
     127 Cedar Pointe                                          3,725,000      3,711,469                0.28%      75.05%     8.590
     128 Americana Plaza                                       3,700,000      3,691,374                0.28%      75.33%     8.740
     129 Westgate Park                                         3,700,000      3,686,992                0.28%      75.61%     8.750
------------------------------------------------------------------------------------------------------------------------------------
     130 SMC-Duluth-249                                        3,712,500      3,661,547                0.28%      75.89%     8.740
     131 Hoods Crossroads Shopping Center                      3,642,000      3,628,080                0.28%      76.16%     8.650
     132 Holiday Inn North                                     3,625,000      3,619,743                0.27%      76.44%     9.250
     133 Comfort Inn                                           3,600,000      3,596,984                0.27%      76.71%     9.375
     134 Oakmont Retirement Residence                          3,600,000      3,592,848                0.27%      76.98%     8.370
------------------------------------------------------------------------------------------------------------------------------------
     135 Emerald Pointe                                        3,550,000      3,548,111                0.27%      77.25%     9.125
     136 Hampton Court                                         3,550,000      3,545,900                0.27%      77.52%     8.750
     137 Marriot Courtyard -Athens                             3,500,000      3,497,068                0.27%      77.79%     9.375
     138 Comfort Inn                                           3,500,000      3,496,943                0.27%      78.05%     9.125
     139 Gateway Courtyard                                     3,500,000      3,493,852                0.27%      78.32%     8.700
------------------------------------------------------------------------------------------------------------------------------------
     140 St. Catherine Apartments                              3,500,000      3,488,789                0.26%      78.58%     8.295
     141 Quality Inn Petaluma                                  3,500,000      3,477,890                0.26%      78.85%     9.375
     142 Crestview Holiday Inn                                 3,460,000      3,451,673                0.26%      79.11%     9.680
     143 Office Depot                                          3,450,000      3,446,608                0.26%      79.37%     8.412
     144 Heatherwood Apartments                                3,393,047      3,388,478                0.26%      79.63%     8.000
------------------------------------------------------------------------------------------------------------------------------------
     145 Meridian Center One                                   3,359,000      3,354,414                0.25%      79.88%     9.125
     146 Port City Center                                      3,372,000      3,352,211                0.25%      80.14%     9.250
     147 Riverside Mall                                        3,350,000      3,343,748                0.25%      80.39%     8.750
     148 Delray West Plaza                                     3,350,000      3,334,275                0.25%      80.64%     8.780
     149 Redondo Place Shopping Center                         3,337,500      3,331,240                0.25%      80.90%     8.720
------------------------------------------------------------------------------------------------------------------------------------
     150 College Main Apartments                               3,300,000      3,296,305                0.25%      81.15%     8.900
     151 Grove Plaza                                           3,450,000      3,292,706                0.25%      81.40%     8.645
     152 Park Row / New Scotland Gardens Apts.                 3,300,000      3,291,827                0.25%      81.65%     8.445
     153 Best Western Patio Motel                              3,290,000      3,279,729                0.25%      81.89%     9.375
     154 Falcon Crest Apartments                               3,250,000      3,245,642                0.25%      82.14%     8.020
------------------------------------------------------------------------------------------------------------------------------------
     155 Forest Park Mobile Home Park                          3,200,000      3,183,914                0.24%      82.38%     8.360
     156 Riverwalk Terrace Apartments                          3,200,000      3,181,915                0.24%      82.62%     8.782
     157 Boulder Bins Self Storage                             3,200,000      3,181,058                0.24%      82.86%     9.460
     158 Randolph Shopping Center                              3,200,000      3,154,147                0.24%      83.10%     8.249
     159 Canyon Place                                          3,155,000      3,143,563                0.24%      83.34%     8.600
------------------------------------------------------------------------------------------------------------------------------------
     160 Florida Village Apartments                            3,120,000      3,114,620                0.24%      83.58%     8.790
     161 One Highland Center                                   3,100,000      3,097,388                0.24%      83.81%     9.340
     162 Anderson Square Business Park                         3,100,000      3,094,224                0.23%      84.05%     8.760
     163 Renaissance Parc Apartments                           3,100,000      3,094,197                0.23%      84.28%     8.390
     164 Reynolds International                                3,125,000      3,092,331                0.23%      84.52%     9.250
------------------------------------------------------------------------------------------------------------------------------------
     165 Outrigger Apartments                                  3,080,000      3,078,048                0.23%      84.75%     8.280
     166 Whispering Waters Industrial Warehouse                3,050,000      3,048,275                0.23%      84.98%     8.832
     167 Silver Lake Pointe                                    3,050,000      3,043,799                0.23%      85.21%     9.400
     168 Carbondale Plaza                                      3,000,000      2,988,507                0.23%      85.44%     8.636
     169 Sunset Plaza                                          2,975,000      2,971,556                0.23%      85.67%     8.738
------------------------------------------------------------------------------------------------------------------------------------
     170 Town and Country Shopping Center                      2,900,000      2,898,409                0.22%      85.89%     8.980
     171 7-9 East 32nd Street                                  2,900,000      2,895,654                0.22%      86.11%     8.625
     172 Elmwood Villas Apartments                             2,900,000      2,888,770                0.22%      86.33%     8.570
     173 Oak Tree Village                                      2,850,000      2,844,383                0.22%      86.54%     9.350
     174 Cedar Ridge Apartments                                2,840,000      2,838,294                0.22%      86.76%     8.540
------------------------------------------------------------------------------------------------------------------------------------
     175 Snowden Square S.C. - 349                             2,885,000      2,838,132                0.22%      86.97%     8.938
     176 Brentwood Manor                                       2,800,000      2,794,327                0.21%      87.18%     8.250
     177 Autumn Woods Apartments                               2,775,000      2,771,264                0.21%      87.40%     8.000
     178 Windsor Townhomes                                     2,700,000      2,693,468                0.20%      87.60%     8.560
     179 Safeway Food Store  # 0837                            2,633,000      2,629,242                0.20%      87.80%     9.375
------------------------------------------------------------------------------------------------------------------------------------
     180 Whispering Pines                                      2,630,000      2,622,899                0.20%      88.00%     8.020
     181 Eagle Creek Plaza                                     2,625,000      2,620,841                0.20%      88.20%     8.580
     182 Welleby Square Shopping Center                        2,600,000      2,598,592                0.20%      88.39%     9.040
     183 Baywood Plaza Shopping Center                         2,590,000      2,588,270                0.20%      88.59%     9.220
     184 Country Gardens                                       2,525,000      2,522,748                0.19%      88.78%     9.000
------------------------------------------------------------------------------------------------------------------------------------
     185 Cliffbrook Condominiums                               2,525,000      2,521,866                0.19%      88.97%     8.400
     186 Valley View                                           2,515,000      2,505,883                0.19%      89.16%     8.600
     187 New Paltz Shopping Center                             2,500,000      2,481,864                0.19%      89.35%     9.060
     188 Hurst Hills Duplexes                                  2,457,000      2,450,821                0.19%      89.54%     8.370
     189 Crossroads Shopping Center Beaumont                   2,375,000      2,360,275                0.18%      89.72%     9.180
------------------------------------------------------------------------------------------------------------------------------------
     190 Comfort Inn Belle Fontaine                            2,285,000      2,275,271                0.17%      89.89%     9.250
     191 Freeport Lincoln Mall                                 2,274,000      2,272,708                0.17%      90.06%     8.810
     192 Rose Lane                                             2,275,000      2,266,753                0.17%      90.23%     8.600
     193 Holiday Inn Lufkin                                    2,280,000      2,259,773                0.17%      90.41%     9.250
     194 Hickory Ridge                                         2,257,000      2,255,735                0.17%      90.58%     8.875
------------------------------------------------------------------------------------------------------------------------------------
     195 Maple Ridge SC - 344                                  2,285,000      2,247,879                0.17%      90.75%     8.938
     196 The Sinclair                                          2,250,000      2,247,275                0.17%      90.92%     8.520
     197 Pepperwood Plaza                                      2,250,000      2,244,889                0.17%      91.09%     8.866
     198 Comfort Inn Cape Hatteras                             2,250,000      2,235,518                0.17%      91.26%     9.250
     199 Staples Office Supply                                 2,224,525      2,223,290                0.17%      91.43%     8.920
------------------------------------------------------------------------------------------------------------------------------------

                                                                 Original      Remaining       Original        Remaining
                                                                 Term to        Term to      Amortization     Amortization
   Control                                                       Maturity       Maturity         Term            Term
     No.   Property Name                                          (Mos.)         (Mos.)         (Mos.)          (Mos.)
==========================================================================================================================
       125 Residence Inn - Savannah                                 120           119             300             299
       126 Lake Mist                                                120           114             360             354
       127 Cedar Pointe                                             120           114             360             354
       128 Americana Plaza                                          120           116             360             356
       129 Westgate Park                                            120           114             360             354
--------------------------------------------------------------------------------------------------------------------------
       130 SMC-Duluth-249                                           180           175             180             175
       131 Hoods Crossroads Shopping Center                         120           116             300             296
       132 Holiday Inn North                                        120           119             240             239
       133 Comfort Inn                                              120           119             300             299
       134 Oakmont Retirement Residence                             120           118             300             298
--------------------------------------------------------------------------------------------------------------------------
       135 Emerald Pointe                                            84            83             360             359
       136 Hampton Court                                            120           118             360             358
       137 Marriot Courtyard -Athens                                120           119             300             299
       138 Comfort Inn                                              120           119             300             299
       139 Gateway Courtyard                                         84            81             360             357
--------------------------------------------------------------------------------------------------------------------------
       140 St. Catherine Apartments                                 180           175             360             355
       141 Quality Inn Petaluma                                     276           270             276             270
       142 Crestview Holiday Inn                                    120           117             300             297
       143 Office Depot                                             180           179             300             299
       144 Heatherwood Apartments                                    84            82             360             358
--------------------------------------------------------------------------------------------------------------------------
       145 Meridian Center One                                      120           118             330             328
       146 Port City Center                                         120           116             240             236
       147 Riverside Mall                                           120           118             300             298
       148 Delray West Plaza                                         84            79             300             295
       149 Redondo Place Shopping Center                            120           118             300             298
--------------------------------------------------------------------------------------------------------------------------
       150 College Main Apartments                                  180           178             360             358
       151 Grove Plaza                                               84            80             360             356
       152 Park Row / New Scotland Gardens Apts.                    120           116             360             356
       153 Best Western Patio Motel                                 120           117             276             273
       154 Falcon Crest Apartments                                   84            82             360             358
--------------------------------------------------------------------------------------------------------------------------
       155 Forest Park Mobile Home Park                             120           115             300             295
       156 Riverwalk Terrace Apartments                             120           114             300             294
       157 Boulder Bins Self Storage                                120           113             300             293
       158 Randolph Shopping Center                                 180           175             180             175
       159 Canyon Place                                             360           354             360             354
--------------------------------------------------------------------------------------------------------------------------
       160 Florida Village Apartments                               120           117             360             357
       161 One Highland Center                                      120           119             300             299
       162 Anderson Square Business Park                            120           118             300             298
       163 Renaissance Parc Apartments                              120           117             360             357
       164 Reynolds International                                   180           176             180             176
--------------------------------------------------------------------------------------------------------------------------
       165 Outrigger Apartments                                     120           119             360             359
       166 Whispering Waters Industrial Warehouse                    84            83             360             359
       167 Silver Lake Pointe                                       300           296             360             356
       168 Carbondale Plaza                                         120           116             300             296
       169 Sunset Plaza                                             120           118             360             358
--------------------------------------------------------------------------------------------------------------------------
       170 Town and Country Shopping Center                         120           119             360             359
       171 7-9 East 32nd Street                                     120           118             330             328
       172 Elmwood Villas Apartments                                 84            80             300             296
       173 Oak Tree Village                                         120           117             330             327
       174 Cedar Ridge Apartments                                    84            83             360             359
--------------------------------------------------------------------------------------------------------------------------
       175 Snowden Square S.C. - 349                                180           174             180             174
       176 Brentwood Manor                                          300           298             300             298
       177 Autumn Woods Apartments                                   84            82             360             358
       178 Windsor Townhomes                                        120           116             360             356
       179 Safeway Food Store  # 0837                               240           239             240             239
--------------------------------------------------------------------------------------------------------------------------
       180 Whispering Pines                                          84            80             360             356
       181 Eagle Creek Plaza                                         84            82             324             322
       182 Welleby Square Shopping Center                           120           119             360             359
       183 Baywood Plaza Shopping Center                            120           119             330             329
       184 Country Gardens                                          120           119             300             299
--------------------------------------------------------------------------------------------------------------------------
       185 Cliffbrook Condominiums                                  120           118             360             358
       186 Valley View                                              360           354             360             354
       187 New Paltz Shopping Center                                120           112             300             292
       188 Hurst Hills Duplexes                                     120           116             360             356
       189 Crossroads Shopping Center Beaumont                      120           113             300             293
--------------------------------------------------------------------------------------------------------------------------
       190 Comfort Inn Belle Fontaine                               180           176             276             272
       191 Freeport Lincoln Mall                                    120           119             360             359
       192 Rose Lane                                                360           354             360             354
       193 Holiday Inn Lufkin                                       240           234             240             234
       194 Hickory Ridge                                            120           119             360             359
--------------------------------------------------------------------------------------------------------------------------
       195 Maple Ridge SC - 344                                     180           174             180             174
       196 The Sinclair                                              84            82             360             358
       197 Pepperwood Plaza                                         120           116             360             356
       198 Comfort Inn Cape Hatteras                                276           270             276             270
       199 Staples Office Supply                                    120           119             360             359
--------------------------------------------------------------------------------------------------------------------------

  Control                                                   Origination    Maturity  Balloon
    No.  Property Name                                          Date        Date     Balance      Property Type
==========================================================================================================================
     125 Residence Inn - Savannah                              3/28/97      4/1/07   3,211,419    Hospitality
     126 Lake Mist                                            10/15/96     11/1/06   3,343,462    Multifamily
     127 Cedar Pointe                                         10/18/96     11/1/06   3,311,306    Multifamily
     128 Americana Plaza                                      12/26/96      1/1/07   3,298,275    Retail - Anchored
     129 Westgate Park                                        10/10/96     11/1/06   3,298,883    Multifamily
--------------------------------------------------------------------------------------------------------------------------
     130 SMC-Duluth-249                                       11/7/96      12/1/11         -      Retail - Anchored
     131 Hoods Crossroads Shopping Center                     12/31/96      1/1/07   2,996,908    Retail - Anchored
     132 Holiday Inn North                                     3/27/97      4/1/07   2,677,657    Hospitality
     133 Comfort Inn                                           3/19/97      4/1/07   3,087,077    Hospitality
     134 Oakmont Retirement Residence                          2/26/97      3/1/07   2,942,595    Congregate Care
--------------------------------------------------------------------------------------------------------------------------
     135 Emerald Pointe                                        3/21/97      4/1/04   3,332,545    Multifamily
     136 Hampton Court                                         2/26/97      3/1/07   3,165,143    Multifamily
     137 Marriot Courtyard -Athens                             3/28/97      4/1/07   3,001,324    Hospitality
     138 Comfort Inn                                           3/21/97      4/1/07   2,982,021    Hospitality
     139 Gateway Courtyard                                     1/31/97      2/1/04   3,269,498    Retail - Unanchored
--------------------------------------------------------------------------------------------------------------------------
     140 St. Catherine Apartments                             11/9/96      12/1/11   2,722,045    Multifamily
     141 Quality Inn Petaluma                                 10/10/96     11/1/19         -      Hospitality
     142 Crestview Holiday Inn                                 1/16/97      2/1/07   2,913,387    Hospitality
     143 Office Depot                                          3/14/97      4/1/12   2,244,442    Retail - Anchored
     144 Heatherwood Apartments                                2/24/97      3/1/04   3,141,755    Multifamily
--------------------------------------------------------------------------------------------------------------------------
     145 Meridian Center One                                   2/10/97      3/1/07   2,919,419    Office
     146 Port City Center                                     12/19/96      1/1/07   2,424,316    Office
     147 Riverside Mall                                        2/25/97      3/1/07   2,763,095    Retail - Unanchored
     148 Delray West Plaza                                    11/7/96      12/1/03   2,997,831    Retail - Unanchored
     149 Redondo Place Shopping Center                         2/24/97      3/1/07   2,750,857    Retail - Unanchored
--------------------------------------------------------------------------------------------------------------------------
     150 College Main Apartments                               2/28/97      3/1/12   2,616,723    Multifamily
     151 Grove Plaza                                          12/31/96      1/1/04   3,080,470    Retail - Anchored
     152 Park Row / New Scotland Gardens Apts.                12/27/96      1/1/07   2,925,438    Multifamily
     153 Best Western Patio Motel                              1/6/97       2/1/07   2,627,104    Hospitality
     154 Falcon Crest Apartments                               2/4/97       3/1/04   3,010,100    Multifamily
--------------------------------------------------------------------------------------------------------------------------
     155 Forest Park Mobile Home Park                         11/26/96     12/1/06   2,615,006    Mobile Home Park
     156 Riverwalk Terrace Apartments                         10/24/96     11/1/06   2,641,340    Multifamily
     157 Boulder Bins Self Storage                            10/1/96      10/1/06   2,681,813    Self Storage
     158 Randolph Shopping Center                             11/11/96     12/1/11         -      Retail - Anchored
     159 Canyon Place                                         10/15/96     11/1/26         -      Multifamily - Section 42
--------------------------------------------------------------------------------------------------------------------------
     160 Florida Village Apartments                            1/28/97      2/1/07   2,783,801    Multifamily
     161 One Highland Center                                   3/20/97      4/1/07   2,591,227    Office
     162 Anderson Square Business Park                         2/14/97      3/1/07   2,557,490    Retail - Unanchored
     163 Renaissance Parc Apartments                           1/3/97       2/1/07   2,745,231    Multifamily
     164 Reynolds International                               12/11/96      1/1/12         -      Industrial
--------------------------------------------------------------------------------------------------------------------------
     165 Outrigger Apartments                                  3/6/97       4/1/07   2,721,681    Multifamily
     166 Whispering Waters Industrial Warehouse                3/25/97      4/1/04   2,853,585    Industrial
     167 Silver Lake Pointe                                   12/6/96       1/1/22   1,229,168    Multifamily - Section 42
     168 Carbondale Plaza                                     12/30/96      1/1/07   2,467,808    Retail - Anchored
     169 Sunset Plaza                                          2/19/97      3/1/07   2,651,893    Retail - Anchored
--------------------------------------------------------------------------------------------------------------------------
     170 Town and Country Shopping Center                      3/31/97      4/1/07   2,596,394    Retail - Anchored
     171 7-9 East 32nd Street                                  2/20/97      3/1/07   2,494,857    Multifamily
     172 Elmwood Villas Apartments                            12/31/96      1/1/04   2,586,835    Multifamily
     173 Oak Tree Village                                      1/30/97      2/1/07   2,487,950    Multifamily
     174 Cedar Ridge Apartments                                3/24/97      4/1/04   2,647,835    Multifamily
--------------------------------------------------------------------------------------------------------------------------
     175 Snowden Square S.C. - 349                            10/4/96      11/1/11         -      Retail - Anchored
     176 Brentwood Manor                                       2/20/97      3/1/22         -      Multifamily
     177 Autumn Woods Apartments                               2/24/97      3/1/04   2,569,481    Multifamily
     178 Windsor Townhomes                                    12/27/96      1/1/07   2,398,784    Multifamily
     179 Safeway Food Store  # 0837                            3/20/97      4/1/17         -      Retail - Anchored
--------------------------------------------------------------------------------------------------------------------------
     180 Whispering Pines                                     12/2/96       1/1/04   2,435,865    Multifamily
     181 Eagle Creek Plaza                                     2/13/97      3/1/04   2,391,304    Retail - Anchored
     182 Welleby Square Shopping Center                        3/21/97      4/1/07   2,330,278    Retail - Unanchored
     183 Baywood Plaza Shopping Center                         3/20/97      4/1/07   2,308,912    Retail - Anchored
     184 Country Gardens                                       3/25/97      4/1/07   2,144,284    Assisted Living
--------------------------------------------------------------------------------------------------------------------------
     185 Cliffbrook Condominiums                               2/13/97      3/1/07   2,236,466    Multifamily
     186 Valley View                                          10/29/96     11/1/26         -      Multifamily - Section 42
     187 New Paltz Shopping Center                             8/9/96       9/1/06   2,076,726    Retail - Anchored
     188 Hurst Hills Duplexes                                 12/6/96       1/1/07   2,174,973    Multifamily
     189 Crossroads Shopping Center Beaumont                   9/19/96     10/1/06   1,978,206    Retail - Unanchored
--------------------------------------------------------------------------------------------------------------------------
     190 Comfort Inn Belle Fontaine                           12/10/96      1/1/12   1,363,876    Hospitality
     191 Freeport Lincoln Mall                                 3/26/97      4/1/07   2,029,703    Retail - Anchored
     192 Rose Lane                                            10/29/96     11/1/26         -      Multifamily - Section 42
     193 Holiday Inn Lufkin                                   10/19/96     11/1/16         -      Hospitality
     194 Hickory Ridge                                         4/1/97       4/1/07   2,016,909    Multifamily
--------------------------------------------------------------------------------------------------------------------------
     195 Maple Ridge SC - 344                                 10/4/96      11/1/11         -      Retail - Anchored
     196 The Sinclair                                          2/6/97       3/1/04   2,097,242    Retail - Anchored
     197 Pepperwood Plaza                                     12/19/96      1/1/07   2,010,326    Retail - Anchored
     198 Comfort Inn Cape Hatteras                            10/10/96     11/1/19         -      Hospitality
     199 Staples Office Supply                                 3/14/97      4/1/07         -      Retail - Anchored
--------------------------------------------------------------------------------------------------------------------------

  Control
     No. Property Name                               Prepayment Provisions
=============================================================================================================
     125 Residence Inn - Savannah                    L(4),YM1%(5.75),O(.25)
     126 Lake Mist                                   L(4),YM1%(5.5),O(.5)
     127 Cedar Pointe                                L(4),YM1%(5.5),O(.5)
     128 Americana Plaza                             L(3),YM1%(6.5),O(.5) or Defeasance at lender's option
     129 Westgate Park                               L(3),YM1%(4),O(3)
-------------------------------------------------------------------------------------------------------------
     130 SMC-Duluth-249                              L(1),YM1%(8.5),5%(1),4%(1),3%(1),2%(1),1%(1),O(.5)
     131 Hoods Crossroads Shopping Center            L(4),YM1%(5.75),O(.25)
     132 Holiday Inn North                           L(4),YM1%(5.75),O(.25)
     133 Comfort Inn                                 L(4),YM1%(5.75),O(.25)
     134 Oakmont Retirement Residence                L(4),YM1%(5.75),O(.25)
-------------------------------------------------------------------------------------------------------------
     135 Emerald Pointe                              L(3),3%(1),2%(1),1%(1),O(1)
     136 Hampton Court                               L(5),YM1%(4.75),O(.25)
     137 Marriot Courtyard -Athens                   L(4),YM1%(5.75),O(.25)
     138 Comfort Inn                                 L(4),YM1%(5.75),O(.25)
     139 Gateway Courtyard                           L(2),5%(1),4%(1),3%(1),2%(1),1%(.5),O(.5)
-------------------------------------------------------------------------------------------------------------
     140 St. Catherine Apartments                    L(5),YM1%(9.5),O(.5)
     141 Quality Inn Petaluma                        L(0),YM1%(15),O(8)
     142 Crestview Holiday Inn                       L(4),YM1%(2),3%(1),2%(1),1%(1.75),O(.25)
     143 Office Depot                                L(10),YM1%(4.5),O(.5)
     144 Heatherwood Apartments                      L(2),YM1%(4.5),O(.5) or Defeasance at lender's option
-------------------------------------------------------------------------------------------------------------
     145 Meridian Center One                         L(4),5%(1),4%(1),3%(1),2%(2),1%(.75),O(.25)
     146 Port City Center                            L(4),YM1%(5),O(1)
     147 Riverside Mall                              L(4),YM1%(5),O(1)
     148 Delray West Plaza                           L(3),YM1%(3.5),O(.5)
     149 Redondo Place Shopping Center               L(3),YM1%(6.5),O(.5)
-------------------------------------------------------------------------------------------------------------
     150 College Main Apartments                     L(7),YM1%(7.5),O(.5)
     151 Grove Plaza                                 L(3),YM1%(3.5),O(.5)
     152 Park Row / New Scotland Gardens Apts.       L(3),YM1%(6.5),O(.5)
     153 Best Western Patio Motel                    L(1),YM1%(8.75),O(.25)
     154 Falcon Crest Apartments                     L(3),YM1%(3.5),O(.5) or Defeasance at lender's option
-------------------------------------------------------------------------------------------------------------
     155 Forest Park Mobile Home Park                L(5),YM1%(2),O(3)
     156 Riverwalk Terrace Apartments                L(5),YM1%(4.5),O(.5)
     157 Boulder Bins Self Storage                   L(3),YM1%(6.5),O(.5) or Defeasance at lender's option
     158 Randolph Shopping Center                    L(3),YM1%(12) or Defeasance at lender's option
     159 Canyon Place                                L(5),YM1%(10),O(15)
-------------------------------------------------------------------------------------------------------------
     160 Florida Village Apartments                  L(3),YM1%(6.5),O(.5)
     161 One Highland Center                         L(4),YM1%(5.5),O(.5) or Defeasance at lender's option
     162 Anderson Square Business Park               L(5),YM1%(4.5),O(.5) or Defeasance at lender's option
     163 Renaissance Parc Apartments                 L(3),YM1%(6.5),O(.5)
     164 Reynolds International                      L(3),YM1%(11.5),O(.5)
-------------------------------------------------------------------------------------------------------------
     165 Outrigger Apartments                        L(4),YM1%(5.5),O(.5) or Defeasance at lender's option
     166 Whispering Waters Industrial Warehouse      L(5),YM1%(1.5),O(.5) or Defeasance at Borrower's option
     167 Silver Lake Pointe                          L(14),O(11)
     168 Carbondale Plaza                            L(3),YM1%(6.5),O(.5)
     169 Sunset Plaza                                L(4),YM1%(5),O(1)
-------------------------------------------------------------------------------------------------------------
     170 Town and Country Shopping Center            L(4),YM1%(5.5),O(.5)
     171 7-9 East 32nd Street                        L(4),YM1%(5.75),O(.25)
     172 Elmwood Villas Apartments                   L(3),YM1%(3.5),O(.5) or Defeasance at lender's option
     173 Oak Tree Village                            L(4),YM(5.75),O(.25)
     174 Cedar Ridge Apartments                      L(4),YM1%(2.5),O(.5) or Defeasance at lender's option
-------------------------------------------------------------------------------------------------------------
     175 Snowden Square S.C. - 349                   L(1),YM1%(8.5),5%(1),4%(1),3%(1),2%(1),1%(1),O(.5)
     176 Brentwood Manor                             L(0),YM1%(15),O(10)
     177 Autumn Woods Apartments                     L(2),YM1%(4.5),O(.5) or Defeasance at lender's option
     178 Windsor Townhomes                           L(0),YM1%(9.5),O(.5)
     179 Safeway Food Store  # 0837                  L(4),YM1%(15.75),O(.25)
-------------------------------------------------------------------------------------------------------------
     180 Whispering Pines                            L(3),YM1%(3.5),O(.5)
     181 Eagle Creek Plaza                           L(4),YM1%(2.5),O(.5)
     182 Welleby Square Shopping Center              L(4),YM1%(5.5),O(.5)
     183 Baywood Plaza Shopping Center               L(4),YM1%(5.75),O(.25)
     184 Country Gardens                             L(4),YM1%(5.75),O(.25)
-------------------------------------------------------------------------------------------------------------
     185 Cliffbrook Condominiums                     L(4),YM1%(5.5),O(.5)
     186 Valley View                                 L(5),YM1%(10),O(15)
     187 New Paltz Shopping Center                   L(0),3%(1),2%(1),1%(7.5),O(.5)
     188 Hurst Hills Duplexes                        L(3),YM1%(6.75),O(.25)
     189 Crossroads Shopping Center Beaumont         L(4),YM1%(6)
-------------------------------------------------------------------------------------------------------------
     190 Comfort Inn Belle Fontaine                  L(0),YM1%(14.5),O(.5)
     191 Freeport Lincoln Mall                       L(3),YM1%(6.5),O(.5) or Defeasance at lender's option
     192 Rose Lane                                   L(5),YM1%(10),O(15)
     193 Holiday Inn Lufkin                          L(0),YM1%(15),O(5)
     194 Hickory Ridge                               L(3),YM1%(6.75),O(.25)
-------------------------------------------------------------------------------------------------------------
     195 Maple Ridge SC - 344                        L(1),YM1%(8.5),5%(1),4%(1),3%(1),2%(1),1%(1),O(.5)
     196 The Sinclair                                L(4),YM1%(2.5),O(.5) or Defeasance at lender's option
     197 Pepperwood Plaza                            L(3),YM1%(6.5),O(.5)
     198 Comfort Inn Cape Hatteras                   L(0),YM1%(15),O(8) or Defeasance at lender's option
     199 Staples Office Supply                       L(4),YM1%(5.5),O(.5) or Defeasance at lender's option
-------------------------------------------------------------------------------------------------------------

   Control                                                            Annual           Net                    Appraised
     No.   Property Name                                            Debt Service    Cash Flow         DSCR      Value
========================================================================================================================
       125 Residence Inn - Savannah                                    388,741        552,706         1.42    5,350,000
       126 Lake Mist                                                   354,015        453,587         1.28    4,750,000
       127 Cedar Pointe                                                346,560        445,371         1.29    5,100,000
       128 Americana Plaza                                             348,978        490,709         1.41    5,200,000
       129 Westgate Park                                               349,295        472,173         1.35    5,210,000
------------------------------------------------------------------------------------------------------------------------
       130 SMC-Duluth-249                                              444,991        577,164         1.30    5,650,000
       131 Hoods Crossroads Shopping Center                            356,345        455,709         1.28    5,200,000
       132 Holiday Inn North                                           398,402        602,339         1.51    6,160,000
       133 Comfort Inn                                                 373,690        530,301         1.42    6,300,000
       134 Oakmont Retirement Residence                                344,082        466,829         1.36    5,500,000
------------------------------------------------------------------------------------------------------------------------
       135 Emerald Pointe                                              346,608        442,654         1.28    4,850,000
       136 Hampton Court                                               335,134        448,704         1.34    4,850,000
       137 Marriot Courtyard -Athens                                   363,310        512,985         1.41    5,000,000
       138 Comfort Inn                                                 356,065        544,223         1.53    5,000,000
       139 Gateway Courtyard                                           328,915        495,844         1.51    5,900,000
------------------------------------------------------------------------------------------------------------------------
       140 St. Catherine Apartments                                    316,862        445,349         1.41    4,800,000
       141 Quality Inn Petaluma                                        371,490        609,310         1.64    5,600,000
       142 Crestview Holiday Inn                                       367,968        515,311         1.40    5,000,000
       143 Office Depot                                                330,913        474,070         1.43    4,700,000
       144 Heatherwood Apartments                                      298,764        358,176         1.20    4,300,000
------------------------------------------------------------------------------------------------------------------------
       145 Meridian Center One                                         333,922        434,793         1.30    5,050,000
       146 Port City Center                                            370,596        530,056         1.43    5,620,000
       147 Riverside Mall                                              330,502        426,762         1.29    5,900,000
       148 Delray West Plaza                                           331,322        458,316         1.38    6,000,000
       149 Redondo Place Shopping Center                               328,453        435,074         1.32    4,850,000
------------------------------------------------------------------------------------------------------------------------
       150 College Main Apartments                                     315,785        405,966         1.29    4,500,000
       151 Grove Plaza                                                 308,552        462,621         1.50    4,900,000
       152 Park Row / New Scotland Gardens Apts.                       302,948        382,806         1.26    4,400,000
       153 Best Western Patio Motel                                    349,200        581,157         1.66    4,700,000
       154 Falcon Crest Apartments                                     286,712        353,423         1.23    4,400,000
------------------------------------------------------------------------------------------------------------------------
       155 Forest Park Mobile Home Park                                305,593        391,737         1.28    5,065,000
       156 Riverwalk Terrace Apartments                                316,538        412,786         1.30    4,850,000
       157 Boulder Bins Self Storage                                   334,432        476,647         1.43    5,700,000
       158 Randolph Shopping Center                                    372,512        682,838         1.83    7,700,000
       159 Canyon Place                                                293,798        346,852         1.18    4,000,000
------------------------------------------------------------------------------------------------------------------------
       160 Florida Village Apartments                                  295,611        436,217         1.48    4,000,000
       161 One Highland Center                                         320,887        438,469         1.37    4,250,000
       162 Anderson Square Business Park                               306,090        467,137         1.53    4,400,000
       163 Renaissance Parc Apartments                                 283,141        362,913         1.28    4,000,000
       164 Reynolds International                                      385,947        519,949         1.35    4,600,000
------------------------------------------------------------------------------------------------------------------------
       165 Outrigger Apartments                                        278,448        375,023         1.35    4,125,000
       166 Whispering Waters Industrial Warehouse                      290,079        357,542         1.23    4,250,000
       167 Silver Lake Pointe                                          305,086        371,828         1.22    4,100,000
       168 Carbondale Plaza                                            293,189        405,842         1.38    4,500,000
       169 Sunset Plaza                                                280,546        364,546         1.30    4,050,000
------------------------------------------------------------------------------------------------------------------------
       170 Town and Country Shopping Center                            279,508        479,028         1.71    4,310,000
       171 7-9 East 32nd Street                                        276,107        453,266         1.64    5,300,000
       172 Elmwood Villas Apartments                                   281,862        440,808         1.56    4,200,000
       173 Oak Tree Village                                            288,770        388,165         1.34    4,100,000
       174 Cedar Ridge Apartments                                      263,012        331,630         1.26    3,780,000
------------------------------------------------------------------------------------------------------------------------
       175 Snowden Square S.C. - 349                                   349,853        447,311         1.28    5,300,000
       176 Brentwood Manor                                             264,919        399,241         1.51    4,050,000
       177 Autumn Woods Apartments                                     244,344        329,081         1.35    3,700,000
       178 Windsor Townhomes                                           250,507        316,984         1.27    3,800,000
       179 Safeway Food Store  # 0837                                  291,942        364,902         1.25    4,000,000
------------------------------------------------------------------------------------------------------------------------
       180 Whispering Pines                                            232,016        291,648         1.26    3,400,000
       181 Eagle Creek Plaza                                           250,090        335,929         1.34    3,800,000
       182 Welleby Square Shopping Center                              251,941        409,116         1.62    3,900,000
       183 Baywood Plaza Shopping Center                               259,561        327,765         1.26    3,760,000
       184 Country Gardens                                             254,277        351,670         1.38    3,200,000
------------------------------------------------------------------------------------------------------------------------
       185 Cliffbrook Condominiums                                     230,837        303,053         1.31    3,300,000
       186 Valley View                                                 234,200        269,136         1.15    3,100,000
       187 New Paltz Shopping Center                                   252,993        356,548         1.41    4,200,000
       188 Hurst Hills Duplexes                                        223,996        284,909         1.27    3,150,000
       189 Crossroads Shopping Center Beaumont                         242,694        325,179         1.34    3,550,000
------------------------------------------------------------------------------------------------------------------------
       190 Comfort Inn Belle Fontaine                                  240,215        389,897         1.62    3,800,000
       191 Freeport Lincoln Mall                                       215,845        269,010         1.25    3,000,000
       192 Rose Lane                                                   211,851        249,148         1.18    2,700,000
       193 Holiday Inn Lufkin                                          250,581        465,966         1.86    3,800,000
       194 Hickory Ridge                                               215,493        276,429         1.28    3,150,000
------------------------------------------------------------------------------------------------------------------------
       195 Maple Ridge SC - 344                                        277,093        352,998         1.27    4,650,000
       196 The Sinclair                                                207,989        303,350         1.46    3,450,000
       197 Pepperwood Plaza                                            214,650        300,493         1.40    3,000,000
       198 Comfort Inn Cape Hatteras                                   236,535        381,825         1.61    3,600,000
       199 Staples Office Supply                                       213,254        266,567         1.25    2,950,000
------------------------------------------------------------------------------------------------------------------------

                                                                                Cut-off       Scheduled
   Control                                                         Appraisal      Date         Maturity
      No.  Property Name                                             Year         LTV          Date LTV
==========================================================================================================
       125 Residence Inn - Savannah                                  1997         69.9           60.0
       126 Lake Mist                                                 1996         78.7           70.4
       127 Cedar Pointe                                              1996         72.8           64.9
       128 Americana Plaza                                           1996         71.0           63.4
       129 Westgate Park                                             1996         70.8           63.3
----------------------------------------------------------------------------------------------------------
       130 SMC-Duluth-249                                            1996         64.8            -
       131 Hoods Crossroads Shopping Center                          1996         69.8           57.6
       132 Holiday Inn North                                         1997         58.8           43.5
       133 Comfort Inn                                               1997         57.1           49.0
       134 Oakmont Retirement Residence                              1997         65.3           53.5
----------------------------------------------------------------------------------------------------------
       135 Emerald Pointe                                            1996         73.2           68.7
       136 Hampton Court                                             1996         73.1           65.3
       137 Marriot Courtyard -Athens                                 1997         69.9           60.0
       138 Comfort Inn                                               1996         69.9           59.6
       139 Gateway Courtyard                                         1997         59.2           55.4
----------------------------------------------------------------------------------------------------------
       140 St. Catherine Apartments                                  1996         72.7           56.7
       141 Quality Inn Petaluma                                      1996         62.1            -
       142 Crestview Holiday Inn                                     1996         69.0           58.3
       143 Office Depot                                              1997         73.3           47.8
       144 Heatherwood Apartments                                    1997         78.8           73.1
----------------------------------------------------------------------------------------------------------
       145 Meridian Center One                                       1996         66.4           57.8
       146 Port City Center                                          1996         59.7           43.1
       147 Riverside Mall                                            1996         56.7           46.8
       148 Delray West Plaza                                         1996         55.6           50.0
       149 Redondo Place Shopping Center                             1996         68.7           56.7
----------------------------------------------------------------------------------------------------------
       150 College Main Apartments                                   1997         73.3           58.1
       151 Grove Plaza                                               1996         67.2           62.9
       152 Park Row / New Scotland Gardens Apts.                     1996         74.8           66.5
       153 Best Western Patio Motel                                  1996         69.8           55.9
       154 Falcon Crest Apartments                                   1997         73.8           68.4
----------------------------------------------------------------------------------------------------------
       155 Forest Park Mobile Home Park                              1996         62.9           51.6
       156 Riverwalk Terrace Apartments                              1996         65.6           54.5
       157 Boulder Bins Self Storage                                 1996         55.8           47.0
       158 Randolph Shopping Center                                  1996         41.0            -
       159 Canyon Place                                              1996         78.6            -
----------------------------------------------------------------------------------------------------------
       160 Florida Village Apartments                                1996         77.9           69.6
       161 One Highland Center                                       1996         72.9           61.0
       162 Anderson Square Business Park                             1996         70.3           58.1
       163 Renaissance Parc Apartments                               1996         77.4           68.6
       164 Reynolds International                                    1996         67.2            -
----------------------------------------------------------------------------------------------------------
       165 Outrigger Apartments                                      1997         74.6           66.0
       166 Whispering Waters Industrial Warehouse                    1997         71.7           67.1
       167 Silver Lake Pointe                                        1996         74.2           30.0
       168 Carbondale Plaza                                          1996         66.4           54.8
       169 Sunset Plaza                                              1996         73.4           65.5
----------------------------------------------------------------------------------------------------------
       170 Town and Country Shopping Center                          1997         67.3           60.2
       171 7-9 East 32nd Street                                      1996         54.6           47.1
       172 Elmwood Villas Apartments                                 1996         68.8           61.6
       173 Oak Tree Village                                          1996         69.4           60.7
       174 Cedar Ridge Apartments                                    1997         75.1           70.0
----------------------------------------------------------------------------------------------------------
       175 Snowden Square S.C. - 349                                 1996         53.6            -
       176 Brentwood Manor                                           1997         69.0            -
       177 Autumn Woods Apartments                                   1997         74.9           69.4
       178 Windsor Townhomes                                         1996         70.9           63.1
       179 Safeway Food Store  # 0837                                1996         65.7            -
----------------------------------------------------------------------------------------------------------
       180 Whispering Pines                                          1996         77.1           71.6
       181 Eagle Creek Plaza                                         1996         69.0           62.9
       182 Welleby Square Shopping Center                            1997         66.6           59.8
       183 Baywood Plaza Shopping Center                             1996         68.8           61.4
       184 Country Gardens                                           1997         78.8           67.0
----------------------------------------------------------------------------------------------------------
       185 Cliffbrook Condominiums                                   1996         76.4           67.8
       186 Valley View                                               1996         80.8            -
       187 New Paltz Shopping Center                                 1996         59.1           49.4
       188 Hurst Hills Duplexes                                      1996         77.8           69.0
       189 Crossroads Shopping Center Beaumont                       1996         66.5           55.7
----------------------------------------------------------------------------------------------------------
       190 Comfort Inn Belle Fontaine                                1996         59.9           35.9
       191 Freeport Lincoln Mall                                     1997         75.8           67.7
       192 Rose Lane                                                 1996         84.0            -
       193 Holiday Inn Lufkin                                        1996         59.5            -
       194 Hickory Ridge                                             1997         71.6           64.0
----------------------------------------------------------------------------------------------------------
       195 Maple Ridge SC - 344                                      1996         48.3            -
       196 The Sinclair                                              1997         65.1           60.8
       197 Pepperwood Plaza                                          1996         74.8           67.0
       198 Comfort Inn Cape Hatteras                                 1996         62.1            -
       199 Staples Office Supply                                     1997         75.4            -
----------------------------------------------------------------------------------------------------------




                                                                                                        Loan per
                                                                                 Sq Ft, Unit,         Sq Ft, Unit,
   Control                                                  Year                  Bed, Pad              Bed, Pad
      No.  Property Name                                    Built                  or Room              or Room
======================================================================================================================
        125 Residence Inn - Savannah                          1996                   66 Room           56,742.42
        126 Lake Mist                                         1984                  144 Unit           26,041.67
        127 Cedar Pointe                                      1974                  150 Unit           24,833.33
        128 Americana Plaza                                   1986              106,456 Sq Foot            34.76
        129 Westgate Park                                     1985                  239 Unit           15,481.17
----------------------------------------------------------------------------------------------------------------------
        130 SMC-Duluth-249                                    1984               56,255 Sq Foot            65.99
        131 Hoods Crossroads Shopping Center                  1978               74,426 Sq Foot            48.93
        132 Holiday Inn North                                 1961                  138 Room           26,268.12
        133 Comfort Inn                                       1988                  118 Room           30,508.47
        134 Oakmont Retirement Residence                      1983                   91 Bed            39,560.44
----------------------------------------------------------------------------------------------------------------------
        135 Emerald Pointe                                    1970                  252 Unit           14,087.30
        136 Hampton Court                                     1911                  101 Unit           35,148.51
        137 Marriot Courtyard -Athens                         1990                  105 Room           33,333.33
        138 Comfort Inn                                       1987                  141 Room           24,822.70
        139 Gateway Courtyard                                 1995               41,377 Sq Foot            84.59
----------------------------------------------------------------------------------------------------------------------
        140 St. Catherine Apartments                          1989                   92 Unit           38,043.48
        141 Quality Inn Petaluma                              1985                  110 Room           31,818.18
        142 Crestview Holiday Inn                             1974                  120 Room           28,833.33
        143 Office Depot                                   1967,89               44,284 Sq Foot            77.91
        144 Heatherwood Apartments                            1974                  232 Unit           14,625.20
----------------------------------------------------------------------------------------------------------------------
        145 Meridian Center One                               1985               58,385 Sq Foot            57.53
        146 Port City Center                                  1881              188,555 Sq Foot            17.88
        147 Riverside Mall                                    1948              105,827 Sq Foot            31.66
        148 Delray West Plaza                                 1981               77,992 Sq Foot            42.95
        149 Redondo Place Shopping Center                     1984               62,760 Sq Foot            53.18
----------------------------------------------------------------------------------------------------------------------
        150 College Main Apartments                        1969,73                  178 Unit           18,539.33
        151 Grove Plaza                                       1985               39,925 Sq Foot            86.41
        152 Park Row / New Scotland Gardens Apts            1940's                  130 Unit           25,384.62
        153 Best Western Patio Motel                          1963                   75 Room           43,866.67
        154 Falcon Crest Apartments                           1986                  204 Unit           15,931.37
----------------------------------------------------------------------------------------------------------------------
        155 Forest Park Mobile Home Park                      1965                  178 Pad            17,977.53
        156 Riverwalk Terrace Apartments                      1972                  305 Unit           10,491.80
        157 Boulder Bins Self Storage                         1972                1,082 Unit            2,957.49
        158 Randolph Shopping Center                          1972               82,583 Sq Foot            38.75
        159 Canyon Place                                      1995                  109 Unit           28,944.95
----------------------------------------------------------------------------------------------------------------------
        160 Florida Village Apartments                        1973                   96 Unit           32,500.00
        161 One Highland Center                               1972               63,841 Sq Foot            48.56
        162 Anderson Square Business Park                  1981,83               68,157 Sq Foot            45.48
        163 Renaissance Parc Apartments                       1963                  157 Unit           19,745.22
        164 Reynolds International                          1950's              234,375 Sq Foot            13.33
----------------------------------------------------------------------------------------------------------------------
        165 Outrigger Apartments                              1975                  160 Unit           19,250.00
        166 Whispering Waters Industrial Warehouse            1987              107,536 Sq Foot            28.36
        167 Silver Lake Pointe                                1995                   83 Unit           36,746.99
        168 Carbondale Plaza                                  1971              129,915 Sq Foot            23.09
        169 Sunset Plaza                                      1975               97,129 Sq Foot            30.63
----------------------------------------------------------------------------------------------------------------------
        170 Town and Country Shopping Center                  1978              102,651 Sq Foot            28.25
        171 7-9 East 32nd Street                              1985                   76 Unit           38,157.89
        172 Elmwood Villas Apartments                         1985                  156 Unit           18,589.74
        173 Oak Tree Village                                  1955                  168 Unit           16,964.29
        174 Cedar Ridge Apartments                         1980-84                  113 Unit           25,132.74
----------------------------------------------------------------------------------------------------------------------
        175 Snowden Square S.C. - 349                         1993               50,000 Sq Foot            57.70
        176 Brentwood Manor                                   1972                  156 Unit           17,948.72
        177 Autumn Woods Apartments                           1976                  225 Unit           12,333.33
        178 Windsor Townhomes                                 1984                  144 Unit           18,750.00
        179 Safeway Food Store  # 0837                        1987               47,165 Sq Foot            55.83
----------------------------------------------------------------------------------------------------------------------
        180 Whispering Pines                                  1990                   76 Unit           34,605.26
        181 Eagle Creek Plaza                                 1981               61,803 Sq Foot            42.47
        182 Welleby Square Shopping Center                    1990               61,175 Sq Foot            42.50
        183 Baywood Plaza Shopping Center                     1983               53,768 Sq Foot            48.17
        184 Country Gardens                                1993/1994                 38 Bed            66,447.37
----------------------------------------------------------------------------------------------------------------------
        185 Cliffbrook Condominiums                           1972                  121 Unit           20,867.77
        186 Valley View                                       1995                   80 Unit           31,437.50
        187 New Paltz Shopping Center                         1974               48,715 Sq Foot            51.32
        188 Hurst Hills Duplexes                              1970                   62 Unit           39,629.03
        189 Crossroads Shopping Center Beaumont               1984               44,630 Sq Foot            53.22
----------------------------------------------------------------------------------------------------------------------
        190 Comfort Inn Belle Fontaine                        1989                   76 Room           30,065.79
        191 Freeport Lincoln Mall                             1965              162,626 Sq Foot            13.98
        192 Rose Lane                                         1995                   64 Unit           35,546.88
        193 Holiday Inn Lufkin                                1982                  104 Room           21,923.08
        194 Hickory Ridge                                     1978                  176 Unit           12,823.86
----------------------------------------------------------------------------------------------------------------------
        195 Maple Ridge SC - 344                              1986               51,600 Sq Foot            44.28
        196 The Sinclair                                      1996               11,953 Sq Foot           188.24
        197 Pepperwood Plaza                                  1986               37,607 Sq Foot            59.83
        198 Comfort Inn Cape Hatteras                         1991                   60 Room           37,500.00
        199 Staples Office Supply                             1996               23,575 Sq Foot            94.36
----------------------------------------------------------------------------------------------------------------------




 Control                                         Occupancy          Underwriting
   No.  Property Name                            Percentage          Reserves
========================================================================================
      125 Residence Inn - Savannah                   NAP             958.01 Room
      126 Lake Mist                                 95.8             252.00 Unit
      127 Cedar Pointe                              93.3             310.00 Unit
      128 Americana Plaza                           99.1               0.16 Sq Foot
      129 Westgate Park                             90.4             200.00 Unit
----------------------------------------------------------------------------------------
      130 SMC-Duluth-249                           100.0               0.10 Sq Foot
      131 Hoods Crossroads Shopping Center          94.4               0.18 Sq Foot
      132 Holiday Inn North                          NAP             614.68 Room
      133 Comfort Inn                                NAP             902.13 Room
      134 Oakmont Retirement Residence             100.0             216.00 Bed
----------------------------------------------------------------------------------------
      135 Emerald Pointe                            94.8             209.00 Unit
      136 Hampton Court                            100.0             294.00 Unit
      137 Marriot Courtyard -Athens                  NAP             757.74 Room
      138 Comfort Inn                                NAP             668.82 Room
      139 Gateway Courtyard                         75.2               0.22 Sq Foot
----------------------------------------------------------------------------------------
      140 St. Catherine Apartments                  97.8             184.33 Unit
      141 Quality Inn Petaluma                       NAP             5% of gross revenue
      142 Crestview Holiday Inn                      NAP             776.65 Room
      143 Office Depot                             100.0               0.15 Sq Foot
      144 Heatherwood Apartments                    92.7             282.00 Unit
----------------------------------------------------------------------------------------
      145 Meridian Center One                      100.0               0.14 Sq Foot
      146 Port City Center                          88.0               0.30 Sq Foot
      147 Riverside Mall                            90.0               0.23 Sq Foot
      148 Delray West Plaza                         98.4               0.23 Sq Foot
      149 Redondo Place Shopping Center             95.9               0.15 Sq Foot
----------------------------------------------------------------------------------------
      150 College Main Apartments                   99.4             268.50 Unit
      151 Grove Plaza                               96.7               0.30 Sq Foot
      152 Park Row / New Scotland Gardens Apts.    100.0             250.00 Unit
      153 Best Western Patio Motel                   NAP             904.88 Room
      154 Falcon Crest Apartments                   95.6             200.00 Unit
----------------------------------------------------------------------------------------
      155 Forest Park Mobile Home Park              91.6              36.00 Pad
      156 Riverwalk Terrace Apartments              96.1             256.00 Unit
      157 Boulder Bins Self Storage                 93.8              15.98 Unit
      158 Randolph Shopping Center                  90.7               0.15 Sq Foot
      159 Canyon Place                              96.3             150.00 Unit
----------------------------------------------------------------------------------------
      160 Florida Village Apartments               100.0             329.00 Unit
      161 One Highland Center                      100.0               0.18 Sq Foot
      162 Anderson Square Business Park            100.0               0.10 Sq Foot
      163 Renaissance Parc Apartments               91.1             250.00 Unit
      164 Reynolds International                   100.0               0.15 Sq Foot
----------------------------------------------------------------------------------------
      165 Outrigger Apartments                      95.0             225.00 Unit
      166 Whispering Waters Industrial Warehouse   100.0               0.15 Sq Foot
      167 Silver Lake Pointe                        97.6             175.00 Unit
      168 Carbondale Plaza                         100.0               0.15 Sq Foot
      169 Sunset Plaza                              95.3               0.36 Sq Foot
----------------------------------------------------------------------------------------
      170 Town and Country Shopping Center          95.0               0.15 Sq Foot
      171 7-9 East 32nd Street                     100.0             213.00 Unit
      172 Elmwood Villas Apartments                 98.1             223.00 Unit
      173 Oak Tree Village                          91.7             265.00 Unit
      174 Cedar Ridge Apartments                    97.4             227.00 Unit
----------------------------------------------------------------------------------------
      175 Snowden Square S.C. - 349                100.0               0.10 Sq Foot
      176 Brentwood Manor                          100.0             263.00 Unit
      177 Autumn Woods Apartments                   84.0             272.00 Unit
      178 Windsor Townhomes                         94.4             270.00 Unit
      179 Safeway Food Store  # 0837               100.0               0.28 Sq Foot
----------------------------------------------------------------------------------------
      180 Whispering Pines                          96.1             237.00 Unit
      181 Eagle Creek Plaza                        100.0               0.23 Sq Foot
      182 Welleby Square Shopping Center            79.1               0.14 Sq Foot
      183 Baywood Plaza Shopping Center             98.2               0.10 Sq Foot
      184 Country Gardens                           98.0             200.00 Bed
----------------------------------------------------------------------------------------
      185 Cliffbrook Condominiums                  100.0             128.03 Unit
      186 Valley View                               92.5             150.00 Unit
      187 New Paltz Shopping Center                 95.5               0.20 Sq Foot
      188 Hurst Hills Duplexes                      98.4             258.00 Unit
      189 Crossroads Shopping Center Beaumont       92.3               0.27 Sq Foot
----------------------------------------------------------------------------------------
      190 Comfort Inn Belle Fontaine                 NAP             5% of gross revenue
      191 Freeport Lincoln Mall                     86.3               0.10 Sq Foot
      192 Rose Lane                                 95.3             150.00 Unit
      193 Holiday Inn Lufkin                         NAP             3% of gross revenue
      194 Hickory Ridge                             98.3             237.00 Unit
----------------------------------------------------------------------------------------
      195 Maple Ridge SC - 344                     100.0               0.10 Sq Foot
      196 The Sinclair                             100.0               0.15 Sq Foot
      197 Pepperwood Plaza                          97.9               0.18 Sq Foot
      198 Comfort Inn Cape Hatteras                  NAP             4% of gross revenue
      199 Staples Office Supply                    100.0               0.10 Sq Foot
----------------------------------------------------------------------------------------



                                                                                  Largest Retail Tenant
                                                           -----------------------------------------------------------------
                                                                                                        Tenant      Lease
Control                                      Administrative                                           Area Leased  Exp Date  Control
  No.    Property Name                         Cost Rate   Tenant Name                                 (Sq. Ft.)   (Sq. Ft.)    No.
====================================================================================================================================
     125 Residence Inn - Savannah                0.1350                                                                         125
     126 Lake Mist                               0.1350                                                                         126
     127 Cedar Pointe                            0.1350                                                                         127
     128 Americana Plaza                         0.1350    Winn Dixie                                     52,939      12/06     128
     129 Westgate Park                           0.1350                                                                         129
------------------------------------------------------------------------------------------------------------------------------------
     130 SMC-Duluth-249                          0.1350    Service Merchandise                            56,255      12/11     130
     131 Hoods Crossroads Shopping Center        0.1350    Food Lion                                      30,280      09/07     131
     132 Holiday Inn North                       0.1350                                                                         132
     133 Comfort Inn                             0.1350                                                                         133
     134 Oakmont Retirement Residence            0.1350                                                                         134
------------------------------------------------------------------------------------------------------------------------------------
     135 Emerald Pointe                          0.1350                                                                         135
     136 Hampton Court                           0.1350                                                                         136
     137 Marriot Courtyard -Athens               0.1350                                                                         137
     138 Comfort Inn                             0.1350                                                                         138
     139 Gateway Courtyard                       0.1350    REI (Not part of Mortgaged Property)           40,000     NAV        139
------------------------------------------------------------------------------------------------------------------------------------
     140 St. Catherine Apartments                0.2100                                                                         140
     141 Quality Inn Petaluma                    0.2350                                                                         141
     142 Crestview Holiday Inn                   0.1350                                                                         142
     143 Office Depot                            0.1850    Office Depot (Retail)                          24,000      09/06     143
     144 Heatherwood Apartments                  0.1350                                                                         144
------------------------------------------------------------------------------------------------------------------------------------
     145 Meridian Center One                     0.1350                                                                         145
     146 Port City Center                        0.1350                                                                         146
     147 Riverside Mall                          0.1350    CVS                                            10,025      05/01     147
     148 Delray West Plaza                       0.1350    Priced Perfect Furniture                       26,546      09/06     148
     149 Redondo Place Shopping Center           0.1850    Western Auto Supply                            11,855      07/04     149
------------------------------------------------------------------------------------------------------------------------------------
     150 College Main Apartments                 0.1850                                                                         150
     151 Grove Plaza                             0.1850    Lucky's (Not part of Mortgaged Property)       45,650     NAV        151
     152 Park Row / New Scotland Gardens Apts.   0.1350                                                                         152
     153 Best Western Patio Motel                0.1350                                                                         153
     154 Falcon Crest Apartments                 0.1350                                                                         154
------------------------------------------------------------------------------------------------------------------------------------
     155 Forest Park Mobile Home Park            0.1350                                                                         155
     156 Riverwalk Terrace Apartments            0.1350                                                                         156
     157 Boulder Bins Self Storage               0.1350                                                                         157
     158 Randolph Shopping Center                0.1350    National Tire Warehouse                        24,443      11/02     158
     159 Canyon Place                            0.1350                                                                         159
------------------------------------------------------------------------------------------------------------------------------------
     160 Florida Village Apartments              0.2100                                                                         160
     161 One Highland Center                     0.1350                                                                         161
     162 Anderson Square Business Park           0.1350    Transamerican Auto Parts                       11,520      11/01     162
     163 Renaissance Parc Apartments             0.2150                                                                         163
     164 Reynolds International                  0.1350                                                                         164
------------------------------------------------------------------------------------------------------------------------------------
     165 Outrigger Apartments                    0.1350                                                                         165
     166 Whispering Waters Industrial Warehouse  0.2100                                                                         166
     167 Silver Lake Pointe                      0.1350                                                                         167
     168 Carbondale Plaza                        0.1350    Insalaco Market                                52,720      11/15     168
     169 Sunset Plaza                            0.2100    Dillon's Market                                32,118      09/98     169
------------------------------------------------------------------------------------------------------------------------------------
     170 Town and Country Shopping Center        0.1350    Kash N' Karry                                  46,634      12/02     170
     171 7-9 East 32nd Street                    0.1350                                                                         171
     172 Elmwood Villas Apartments               0.1350                                                                         172
     173 Oak Tree Village                        0.1350                                                                         173
     174 Cedar Ridge Apartments                  0.1350                                                                         174
------------------------------------------------------------------------------------------------------------------------------------
     175 Snowden Square S.C. - 349               0.1350    Service Merchandise Company, Inc.              50,000      11/11     175
     176 Brentwood Manor                         0.1350                                                                         176
     177 Autumn Woods Apartments                 0.1350                                                                         177
     178 Windsor Townhomes                       0.2100                                                                         178
     179 Safeway Food Store  # 0837              0.1350    Safeway                                        47,165      02/07     179
------------------------------------------------------------------------------------------------------------------------------------
     180 Whispering Pines                        0.2100                                                                         180
     181 Eagle Creek Plaza                       0.1850    Eagle Foods                                    28,963      04/05     181
     182 Welleby Square Shopping Center          0.1850    Sunrise Fitness                                18,600      07/04     182
     183 Baywood Plaza Shopping Center           0.1350    Eckerd                                         10,355      11/03     183
     184 Country Gardens                         0.1350                                                                         184
------------------------------------------------------------------------------------------------------------------------------------
     185 Cliffbrook Condominiums                 0.1850                                                                         185
     186 Valley View                             0.1350                                                                         186
     187 New Paltz Shopping Center               0.1350    Shop Rite                                      32,940      05/08     187
     188 Hurst Hills Duplexes                    0.1350                                                                         188
     189 Crossroads Shopping Center Beaumont     0.1850    Smith Barney                                    6,200      01/97     189
------------------------------------------------------------------------------------------------------------------------------------
     190 Comfort Inn Belle Fontaine              0.1350                                                                         190
     191 Freeport Lincoln Mall                   0.1350    Menard's                                       77,620      09/03     191
     192 Rose Lane                               0.1350                                                                         192
     193 Holiday Inn Lufkin                      0.1350                                                                         193
     194 Hickory Ridge                           0.1350                                                                         194
------------------------------------------------------------------------------------------------------------------------------------
     195 Maple Ridge SC - 344                    0.1350    Service Merchandise Company, Inc.              51,600      11/11     195
     196 The Sinclair                            0.1350    The Gap                                         8,740      10/06     196
     197 Pepperwood Plaza                        0.2100    ABCO Foods (Not part of Mortgaged Property)    40,850     NAV        197
     198 Comfort Inn Cape Hatteras               0.1350                                                                         198
     199 Staples Office Supply                   0.1350    Staples (Single Tenant)                        23,575      09/11     199
------------------------------------------------------------------------------------------------------------------------------------

  Control                                                                                                                     Zip
    No.  Property Name                               Address                                        City              State   Code
===================================================================================================================================
     200 Parkway Villas                              4800 Brookdale Drive                           Wichita Falls      TX    76310
     201 Cameron Hill II                             409 Cameron Circle                             Chattanooga        TN    37403
     202 Tustin Autoplex                             2005-2025 N. Tustin Avenue                     Santa Ana          CA    92701
     203 Glenbrook Apartments                        2089 S. Glenbrook                              Garland            TX    75041
     204 1000 West Crosby                            1000 West Crosby Road                          Carrollton         TX    75006
-----------------------------------------------------------------------------------------------------------------------------------
     205 Holiday Inn Bay City                        501 Saginaw Street                             Bay City           MI    48708
     206 Potomac Festival II                         14650 Potomac Mills Road @ Opitz Blvd          Woodbridge         VA    22192
     207 Weatheredge                                 7520 Cook Road                                 Houston            TX    77072
     208 SMC-Tucker-252                              1990 W. Exchange Place                         Tucker             GA    30084
     209 Gateway Center                              1421-1575 Goshen Road                          Ft. Wayne          IN    46808
-----------------------------------------------------------------------------------------------------------------------------------
     210 Streetcar Stables                           1700 Wynkoop St.                               Denver             CO    80202
     211 Colonia Del Ray                             120 North McQueen Road                         Chandler           AZ    85225
     212 Village Square West                         11602-11640 North Dale Mabry Highway           Tampa              FL    33618
     213 Cedartown North SC                          US Highway 27                                  Cedartown          GA    30125
     214 Gala Plaza                                  Shorter Avenue and Redmond Circle              Rome               GA    36301
-----------------------------------------------------------------------------------------------------------------------------------
     215 Anthony Arms                                328 Greenwood St.                              Worcester          MA    01607
     216 Ramada Inn Lawton                           601 Northwest Second Street                    Lawton             OK    73507
     217 Cookson Company                             2417 S. 50th Avenue                            Phoenix            AZ    85043
     218 Sussex Mill                                 W240 N6345 Maple Avenue                        Sussex Village     WI    53089
     219 Sixth Avenue                                145 6th Avenue                                 New York           NY    10013
-----------------------------------------------------------------------------------------------------------------------------------
     220 7-11 & 20 Ballard Way                       7-11 & 20 Ballard Way                          Lawrence           MA    01840
     221 Valleyfield                                 5421Covington Way                              Decatur            GA    30035
     222 Little River Plaza                          587 East Main Street                           Westfield          MA    01085
     223 Shamrock Place                              2308-2322 Lawrenceville Highway                Decatur            GA    30033
     224 Courtyard Homes                             11505 West Greenfield Avenue                   West Allis         WI    53214
-----------------------------------------------------------------------------------------------------------------------------------
     225 Golfsmith Golf Center                       4141 LBJ Freeway                               Dallas             TX    75244
     226 Rising Sun Avenue Shopping Center           5921 Rising Sun Ave.                           Philadelphia       PA    19120
     227 Lyons Court                                 16303 Lyons School Road                        Houston            TX    77379
     228 Mid America Business Park                   6205 South Sooner Road                         Oklahoma City      OK    73135
     229 Wingwood Apartments                         5749 St. Charles Prado                         Orlando            FL    32822
-----------------------------------------------------------------------------------------------------------------------------------
     230 Park Dale Lane Apartments                   801 Dale Lane                                  White Settlement   TX    76108

     231 Liberty Triangle                            208-228 N. 291 Highway                         Liberty            MO    64068
     231a   Tranche "A"
     231b   Tranche "B"
-----------------------------------------------------------------------------------------------------------------------------------

     232 The Royale Apartments                       9701 Stella Link                               Houston            TX    77025
     233 Villa De Oro                                130 Camino de Oro                              San Antonio        TX    78224
     234 Gerlands Food Fair                          10902 Scarsdale Boulevard                      Houston            TX    77089
     235 Sierra Valencia Business Park               3280 Hemisphere Loop                           Tuscon             AZ    85706
-----------------------------------------------------------------------------------------------------------------------------------
     236 Westwinds Village                           4900 East University Boulevard                 Odessa             TX    79761
     237 Kroger - Friendswood                        3210 - 3326 FM 528 @ West Bay Area Boulevard   Friendswood        TX    77546
     238 Northwood Village Apartments                1301 Northwood Drive                           Crosicana          TX    75110
     239 Redwood Hollow                              101 Redwood Hollow Dr.                         Smyrna             TN    37167
     240 West End Plaza                              550 Farmington Avenue                          Hartford           CT    06105
-----------------------------------------------------------------------------------------------------------------------------------
     241 Sleep Inn Chattanooga                       2351 Shallowford Village Drive                 Chattanooga        TN    37421
     242 Cheesbrough Industrial                      220 & 314 Evelyn Street                        Cheyenne           WY    82001
     243 Overbrook                                   5713-5723 Edmonsdon Avenue                     Catonsville        MD    21228
     244 Springtree Apartments                       4772 Elmhurst Rd.                              West Palm Beach    FL    33417
     245 Harmony Gables Apartments                   877 Charles Allen Drive                        Atlanta            GA    30308
-----------------------------------------------------------------------------------------------------------------------------------
     246 Mableton Manor                              1000 South Manor Drive                         Mableton           GA    30059
     247 Harriston Square                            5522 Old National Hwy                          Atlanta            GA    30349
     248 Heathmoore                                  2412 South Green River Rd.                     Evansville         IN    47715
     249 Midway Retail Center                        18918 Midway Road                              Dallas             TX    75287
     250 Stepping Stone                              7737 Skolout Drive                             San Antonio        TX    78227
-----------------------------------------------------------------------------------------------------------------------------------
     251 Center Square                               623 E. 16th Street                             Plano              TX    75074
     252 Wycliffe Court                              1225 E. Northfield Blvd.                       Murfreesboro       TN    37130
     253 Ridge Road West                             3400 Ridge Road West                           Greece             NY    14626
     254 163 West 78th Street                        163 West 78th St.                              New York           NY    10024
     255 2564-70 Amsterdam Ave (500 W. 188th St)     2564-70 Amsterdam Ave (500 W. 188th St)        New York           NY    10040
-----------------------------------------------------------------------------------------------------------------------------------
     256 Bowdon Shopping Center                      130 North Carroll Street                       Bowdon             GA    30108
     257 Sugartree Apartments                        1801 Sugartree Circle                          New Smyrna Beach   FL    32168
     258 Hunter Square                               1003-1021 Hunter Street                        Baltimore          MD    21202
     259 Gaulden Manor Nursing Center                225 Hansberger Street                          Baltimore          OH    43105
     260 Wynwood                                     1267 Nelson St                                 Richmond           VA    23231
-----------------------------------------------------------------------------------------------------------------------------------
     261 Creekbend                                   1050 Rentshire Drive                           Columbus           OH    43228
     262 Raphael                                     5520 and 5505 Helen Street                     Austin             TX    78751
     263 Campbell Crossing                           4515 N. 16th Street/Campbell Avenue            Phoenix            AZ    85016
     264 Franklin Shopping Center                    East Court Square                              Franklin           GA    30217
     265 Cambridge Commons II                        4962 Oakhurst Dr.                              Indianapolis       IN    46254
-----------------------------------------------------------------------------------------------------------------------------------
     266 Continental Professional Plaza              1131-1151 South La Canada Drive                Green Valley       AZ    85614
     267 Malley Farms Business Center                30 Centre Road                                 Somersworth        NH    03078
     268 St. Armand's Apartments                     3648 Yarbrough Avenue                          Winston-Salem      NC    27106
     269 Glenwood                                    4719 Harmon Street                             Austin             TX    78751
     270 Dothan  Mini-Storage West                   2731 Ross Clark Circle, N.W.                   Dothan             AL    36301
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                % of Aggregate  Cumulative
 Control                                                      Original      Cut-off Date         Cut-off Date  % of Initial Mortgage
    No.  Property Name                                        Balance         Balance                Balance   Pool Balance   Rate
====================================================================================================================================
     200 Parkway Villas                                        2,200,000      2,195,150                0.17%      91.59%     8.750
     201 Cameron Hill II                                       2,175,000      2,167,083                0.16%      91.76%     8.580
     202 Tustin Autoplex                                       2,150,000      2,148,081                0.16%      91.92%     8.995
     203 Glenbrook Apartments                                  2,150,000      2,146,024                0.16%      92.08%     8.450
     204 1000 West Crosby                                      2,150,000      2,144,184                0.16%      92.25%     8.980
------------------------------------------------------------------------------------------------------------------------------------
     205 Holiday Inn Bay City                                  2,140,000      2,134,910                0.16%      92.41%     9.750
     206 Potomac Festival II                                   2,140,000      2,132,117                0.16%      92.57%     8.875
     207 Weatheredge                                           2,100,000      2,098,176                0.16%      92.73%     9.160
     208 SMC-Tucker-252                                        2,100,000      2,071,178                0.16%      92.89%     8.740
     209 Gateway Center                                        2,070,000      2,068,115                0.16%      93.04%     8.875
------------------------------------------------------------------------------------------------------------------------------------
     210 Streetcar Stables                                     2,075,000      2,063,685                0.16%      93.20%     9.000
     211 Colonia Del Ray                                       2,000,000      1,996,414                0.15%      93.35%     8.600
     212 Village Square West                                   1,960,000      1,956,904                0.15%      93.50%     8.875
     213 Cedartown North SC                                    1,875,000      1,867,950                0.14%      93.64%     8.750
     214 Gala Plaza                                            1,850,000      1,843,044                0.14%      93.78%     8.750
------------------------------------------------------------------------------------------------------------------------------------
     215 Anthony Arms                                          1,800,000      1,795,017                0.14%      93.92%     8.840
     216 Ramada Inn Lawton                                     1,750,000      1,747,579                0.13%      94.05%    10.000
     217 Cookson Company                                       1,750,000      1,742,801                0.13%      94.18%     9.750
     218 Sussex Mill                                           1,712,000      1,710,351                0.13%      94.31%     9.620
     219 Sixth Avenue                                          1,700,000      1,697,019                0.13%      94.44%     9.125
------------------------------------------------------------------------------------------------------------------------------------
     220 7-11 & 20 Ballard Way                                 1,700,000      1,695,371                0.13%      94.57%     8.940
     221 Valleyfield                                           1,689,000      1,684,286                0.13%      94.70%     8.790
     222 Little River Plaza                                    1,650,000      1,648,543                0.13%      94.82%     9.060
     223 Shamrock Place                                        1,650,000      1,642,683                0.12%      94.95%     9.125
     224 Courtyard Homes                                       1,620,000      1,614,900                0.12%      95.07%     9.285
------------------------------------------------------------------------------------------------------------------------------------
     225 Golfsmith Golf Center                                 1,615,000      1,611,202                0.12%      95.19%     8.700
     226 Rising Sun Avenue Shopping Center                     1,600,000      1,599,139                0.12%      95.31%     9.072
     227 Lyons Court                                           1,600,000      1,599,079                0.12%      95.44%     8.750
     228 Mid America Business Park                             1,600,000      1,595,733                0.12%      95.56%     8.900
     229 Wingwood Apartments                                   1,557,000      1,551,000                0.12%      95.67%     8.600
------------------------------------------------------------------------------------------------------------------------------------
     230 Park Dale Lane Apartments                             1,525,000      1,522,180                0.12%      95.79%     8.450

     231 Liberty Triangle                                      1,492,000      1,482,192                0.11%      95.90%     8.820
                                                     -----------------------------------                                ----------
     231a   Tranche "A"                                          153,500        145,215                                      8.820
     231b   Tranche "B"                                        1,338,500      1,336,976                                      8.820
------------------------------------------------------------------------------------------------------------------------------------

     232 The Royale Apartments                                 1,475,000      1,473,719                0.11%      96.01%     9.160
     233 Villa De Oro                                          1,418,000      1,412,143                0.11%      96.12%     9.400
     234 Gerlands Food Fair                                    1,410,000      1,409,264                0.11%      96.23%     9.220
     235 Sierra Valencia Business Park                         1,404,000      1,402,799                0.11%      96.34%     9.250
------------------------------------------------------------------------------------------------------------------------------------
     236 Westwinds Village                                     1,400,000      1,396,450                0.11%      96.44%     8.330
     237 Kroger - Friendswood                                  1,395,000      1,393,801                0.11%      96.55%     9.220
     238 Northwood Village Apartments                          1,390,000      1,387,430                0.11%      96.65%     8.450
     239 Redwood Hollow                                        1,377,000      1,369,902                0.10%      96.76%     8.205
     240 West End Plaza                                        1,365,000      1,357,708                0.10%      96.86%     9.125
------------------------------------------------------------------------------------------------------------------------------------
     241 Sleep Inn Chattanooga                                 1,350,000      1,344,359                0.10%      96.96%     9.375
     242 Cheesbrough Industrial                                1,325,000      1,320,010                0.10%      97.06%     8.740
     243 Overbrook                                             1,300,000      1,295,891                0.10%      97.16%     8.375
     244 Springtree Apartments                                 1,288,000      1,283,037                0.10%      97.26%     8.600
     245 Harmony Gables Apartments                             1,267,000      1,265,780                0.10%      97.35%     8.537
------------------------------------------------------------------------------------------------------------------------------------
     246 Mableton Manor                                        1,260,000      1,252,150                0.10%      97.45%     9.150
     247 Harriston Square                                      1,250,000      1,243,559                0.09%      97.54%     9.343
     248 Heathmoore                                            1,205,000      1,198,788                0.09%      97.63%     8.205
     249 Midway Retail Center                                  1,200,000      1,197,830                0.09%      97.72%     8.940
     250 Stepping Stone                                        1,200,000      1,196,050                0.09%      97.82%     9.070
------------------------------------------------------------------------------------------------------------------------------------
     251 Center Square                                         1,200,000      1,190,991                0.09%      97.91%     8.850
     252 Wycliffe Court                                        1,190,000      1,183,294                0.09%      98.00%     8.800
     253 Ridge Road West                                       1,150,000      1,145,856                0.09%      98.08%     9.010
     254 163 West 78th Street                                  1,072,500      1,067,669                0.08%      98.16%     8.980
     255 2564-70 Amsterdam Ave (500 W. 188th St)               1,053,000      1,049,278                0.08%      98.24%     9.125
------------------------------------------------------------------------------------------------------------------------------------
     256 Bowdon Shopping Center                                1,050,000      1,046,726                0.08%      98.32%     8.710
     257 Sugartree Apartments                                  1,023,000      1,019,058                0.08%      98.40%     8.600
     258 Hunter Square                                         1,021,000      1,018,575                0.08%      98.48%     8.650
     259 Gaulden Manor Nursing Center                          1,015,000      1,006,941                0.08%      98.55%    10.125
     260 Wynwood                                               1,000,000        994,457                0.08%      98.63%     8.900
------------------------------------------------------------------------------------------------------------------------------------
     261 Creekbend                                               975,000        974,467                0.07%      98.70%     9.000
     262 Raphael                                                 962,000        960,655                0.07%      98.78%     9.000
     263 Campbell Crossing                                       945,000        943,343                0.07%      98.85%     9.125
     264 Franklin Shopping Center                                937,500        934,577                0.07%      98.92%     8.710
     265 Cambridge Commons II                                    922,000        920,265                0.07%      98.99%     8.700
------------------------------------------------------------------------------------------------------------------------------------
     266 Continental Professional Plaza                          902,000        899,034                0.07%      99.06%     9.075
     267 Malley Farms Business Center                            900,000        896,605                0.07%      99.12%     8.730
     268 St. Armand's Apartments                                 900,000        894,205                0.07%      99.19%     8.950
     269 Glenwood                                                860,000        858,798                0.07%      99.26%     9.000
     270 Dothan  Mini-Storage West                               860,000        857,144                0.07%      99.32%     9.500
------------------------------------------------------------------------------------------------------------------------------------

                                                                 Original      Remaining       Original        Remaining
                                                                 Term to        Term to      Amortization     Amortization
   Control                                                       Maturity       Maturity         Term            Term
     No.   Property Name                                          (Mos.)         (Mos.)         (Mos.)          (Mos.)
==========================================================================================================================
       200 Parkway Villas                                           120           117             330             327
       201 Cameron Hill II                                          120           114             360             354
       202 Tustin Autoplex                                          120           119             300             299
       203 Glenbrook Apartments                                      84            81             360             357
       204 1000 West Crosby                                          84            81             300             297
--------------------------------------------------------------------------------------------------------------------------
       205 Holiday Inn Bay City                                      84            81             300             297
       206 Potomac Festival II                                      120           116             300             296
       207 Weatheredge                                              120           119             300             299
       208 SMC-Tucker-252                                           180           175             180             175
       209 Gateway Center                                           120           119             300             299
--------------------------------------------------------------------------------------------------------------------------
       210 Streetcar Stables                                         84            78             300             294
       211 Colonia Del Ray                                          300           297             360             357
       212 Village Square West                                      120           118             300             298
       213 Cedartown North SC                                       120           116             300             296
       214 Gala Plaza                                               120           116             300             296
--------------------------------------------------------------------------------------------------------------------------
       215 Anthony Arms                                             120           117             300             297
       216 Ramada Inn Lawton                                        240           239             240             239
       217 Cookson Company                                          180           177             240             237
       218 Sussex Mill                                              300           298             360             358
       219 Sixth Avenue                                             120           118             300             298
--------------------------------------------------------------------------------------------------------------------------
       220 7-11 & 20 Ballard Way                                    120           117             300             297
       221 Valleyfield                                              120           117             300             297
       222 Little River Plaza                                       120           119             300             299
       223 Shamrock Place                                            84            79             300             295
       224 Courtyard Homes                                          300           294             360             354
--------------------------------------------------------------------------------------------------------------------------
       225 Golfsmith Golf Center                                    120           116             360             356
       226 Rising Sun Avenue Shopping Center                        120           119             360             359
       227 Lyons Court                                              120           119             360             359
       228 Mid America Business Park                                180           179             180             179
       229 Wingwood Apartments                                      120           116             300             296
--------------------------------------------------------------------------------------------------------------------------
       230 Park Dale Lane Apartments                                 84            81             360             357

       231 Liberty Triangle                                         120           118             360             358
                                                              -------------------------------------------------------
       231a   Tranche "A"                                            33            31              33              31
       231b   Tranche "B"                                           120           118             360             358
--------------------------------------------------------------------------------------------------------------------------

       232 The Royale Apartments                                    120           119             300             299
       233 Villa De Oro                                              97            89             360             352
       234 Gerlands Food Fair                                       120           119             360             359
       235 Sierra Valencia Business Park                            120           119             300             299
--------------------------------------------------------------------------------------------------------------------------
       236 Westwinds Village                                        120           116             360             356
       237 Kroger - Friendswood                                     120           119             300             299
       238 Northwood Village Apartments                              84            81             360             357
       239 Redwood Hollow                                           120           115             300             295
       240 West End Plaza                                           120           114             300             294
--------------------------------------------------------------------------------------------------------------------------
       241 Sleep Inn Chattanooga                                    120           116             276             272
       242 Cheesbrough Industrial                                   120           116             300             296
       243 Overbrook                                                120           116             330             326
       244 Springtree Apartments                                    120           116             300             296
       245 Harmony Gables Apartments                                120           119             300             299
--------------------------------------------------------------------------------------------------------------------------
       246 Mableton Manor                                           120           113             300             293
       247 Harriston Square                                         120           114             300             294
       248 Heathmoore                                               120           115             300             295
       249 Midway Retail Center                                     120           118             300             298
       250 Stepping Stone                                           120           114             360             354
--------------------------------------------------------------------------------------------------------------------------
       251 Center Square                                             60            52             300             292
       252 Wycliffe Court                                           120           114             300             294
       253 Ridge Road West                                          120           116             300             296
       254 163 West 78th Street                                     120           112             360             352
       255 2564-70 Amsterdam Ave (500 W. 188th St)                  120           116             300             296
--------------------------------------------------------------------------------------------------------------------------
       256 Bowdon Shopping Center                                   120           116             324             320
       257 Sugartree Apartments                                     120           116             300             296
       258 Hunter Square                                            120           116             360             356
       259 Gaulden Manor Nursing Center                             120           114             240             234
       260 Wynwood                                                  120           114             300             294
--------------------------------------------------------------------------------------------------------------------------
       261 Creekbend                                                300           299             360             359
       262 Raphael                                                  120           118             330             328
       263 Campbell Crossing                                        120           118             300             298
       264 Franklin Shopping Center                                 120           116             324             320
       265 Cambridge Commons II                                     120           118             300             298
--------------------------------------------------------------------------------------------------------------------------
       266 Continental Professional Plaza                            84            78             360             354
       267 Malley Farms Business Center                              84            80             300             296
       268 St. Armand's Apartments                                  120           113             300             293
       269 Glenwood                                                 120           118             330             328
       270 Dothan  Mini-Storage West                                120           116             300             296
--------------------------------------------------------------------------------------------------------------------------

  Control                                                   Origination    Maturity  Balloon
    No.  Property Name                                          Date        Date     Balance      Property Type
==========================================================================================================================
     200 Parkway Villas                                        1/27/97      2/1/07   1,897,604    Multifamily
     201 Cameron Hill II                                      10/29/96     11/1/06   1,933,083    Multifamily
     202 Tustin Autoplex                                       3/24/97      4/1/07   1,783,357    Retail - Unanchored
     203 Glenbrook Apartments                                  1/28/97      2/1/04   2,002,301    Multifamily
     204 1000 West Crosby                                      1/28/97      2/1/04   1,929,724    Industrial
--------------------------------------------------------------------------------------------------------------------------
     205 Holiday Inn Bay City                                  1/10/97      2/1/04   1,941,691    Hospitality
     206 Potomac Festival II                                  12/6/96       1/1/07   1,810,249    Retail - Anchored
     207 Weatheredge                                           4/1/97       4/1/07   1,790,844    Multifamily
     208 SMC-Tucker-252                                       11/7/96      12/1/11         -      Retail - Anchored
     209 Gateway Center                                        3/6/97       4/1/07   1,712,295    Retail - Unanchored
--------------------------------------------------------------------------------------------------------------------------
     210 Streetcar Stables                                    10/22/96     11/1/03   1,862,955    Retail - Unanchored
     211 Colonia Del Ray                                       1/16/97      2/1/22     764,740    Multifamily - Section 42
     212 Village Square West                                   2/21/97      3/1/07   1,660,631    Retail - Unanchored
     213 Cedartown North SC                                   12/6/96       1/1/07   1,580,823    Retail - Anchored
     214 Gala Plaza                                           12/31/96      1/1/07   1,525,888    Retail - Unanchored
--------------------------------------------------------------------------------------------------------------------------
     215 Anthony Arms                                          1/31/97      2/1/07   1,487,751    Multifamily
     216 Ramada Inn Lawton                                     3/26/97      4/1/17         -      Hospitality
     217 Cookson Company                                       1/24/97      2/1/12     795,914    Industrial
     218 Sussex Mill                                           2/27/97      3/1/22     699,591    Multifamily - Section 42
     219 Sixth Avenue                                          2/20/97      3/1/07   1,414,240    Office
--------------------------------------------------------------------------------------------------------------------------
     220 7-11 & 20 Ballard Way                                 1/10/97      2/1/07   1,408,330    Industrial
     221 Valleyfield                                           1/15/97      2/1/07   1,394,392    Multifamily
     222 Little River Plaza                                    3/19/97      4/1/07   1,370,639    Retail - Unanchored
     223 Shamrock Place                                       11/12/96     12/1/03   1,484,090    Multifamily
     224 Courtyard Homes                                      10/31/96     11/1/21     648,086    Multifamily - Section 42
--------------------------------------------------------------------------------------------------------------------------
     225 Golfsmith Golf Center                                12/23/96      1/1/07   1,438,637    Retail - Unanchored
     226 Rising Sun Avenue Shopping Center                     3/11/97      4/1/07   1,434,826    Retail - Anchored
     227 Lyons Court                                           3/3/97       4/1/07   1,457,343    Multifamily
     228 Mid America Business Park                             3/4/97       4/1/12         -      Industrial
     229 Wingwood Apartments                                  12/18/96      1/1/07   1,279,703    Multifamily
--------------------------------------------------------------------------------------------------------------------------
     230 Park Dale Lane Apartments                             1/27/97      2/1/04   1,420,237    Multifamily

     231 Liberty Triangle                                      2/28/97      3/1/07   1,194,922    Retail - Anchored
                                                                     --------------------------
     231a   Tranche "A"                                                    12/1/99         -
     231b   Tranche "B"                                                     3/1/07   1,194,922
--------------------------------------------------------------------------------------------------------------------------

     232 The Royale Apartments                                 4/1/97       4/1/07   1,257,854    Multifamily
     233 Villa De Oro                                          8/6/96      10/15/04  1,316,604    Multifamily - Section 42
     234 Gerlands Food Fair                                    3/20/97      4/1/07   1,297,190    Retail - Anchored
     235 Sierra Valencia Business Park                         3/27/97      4/1/07   1,200,101    Office
--------------------------------------------------------------------------------------------------------------------------
     236 Westwinds Village                                    12/18/96      1/1/07   1,238,338    Multifamily
     237 Kroger - Friendswood                                  3/20/97      4/1/07   1,191,485    Retail - Anchored
     238 Northwood Village Apartments                          1/28/97      2/1/04   1,294,511    Multifamily
     239 Redwood Hollow                                       11/25/96     12/1/06   1,121,012    Multifamily
     240 West End Plaza                                       10/25/96     11/1/06   1,135,551    Retail - Unanchored
--------------------------------------------------------------------------------------------------------------------------
     241 Sleep Inn Chattanooga                                12/2/96       1/1/07   1,077,991    Hospitality
     242 Cheesbrough Industrial                               12/26/96      1/1/07   1,092,611    Industrial
     243 Overbrook                                            12/4/96       1/1/07   1,112,420    Multifamily
     244 Springtree Apartments                                12/18/96      1/1/07   1,058,612    Multifamily
     245 Harmony Gables Apartments                             3/11/97      4/1/07   1,039,796    Multifamily
--------------------------------------------------------------------------------------------------------------------------
     246 Mableton Manor                                        9/30/96     10/1/06   1,048,788    Multifamily
     247 Harriston Square                                     10/24/96     11/1/06   1,044,918    Office
     248 Heathmoore                                           11/25/96     12/1/06     980,988    Multifamily
     249 Midway Retail Center                                  2/18/97      3/1/07     994,115    Retail - Unanchored
     250 Stepping Stone                                       10/10/96     11/1/06   1,076,081    Multifamily
--------------------------------------------------------------------------------------------------------------------------
     251 Center Square                                         8/22/96      9/1/01   1,119,249    Multifamily
     252 Wycliffe Court                                       10/16/96     11/1/06     982,659    Multifamily
     253 Ridge Road West                                      12/23/96      1/1/07     954,250    Retail - Anchored
     254 163 West 78th Street                                  8/23/96      9/1/06     960,218    Multifamily
     255 2564-70 Amsterdam Ave (500 W. 188th St)              12/19/96      1/1/07     875,997    Multifamily
--------------------------------------------------------------------------------------------------------------------------
     256 Bowdon Shopping Center                               12/10/96      1/1/07     897,804    Retail - Anchored
     257 Sugartree Apartments                                 12/18/96      1/1/07     840,807    Multifamily
     258 Hunter Square                                        12/31/96      1/1/07     908,629    Multifamily
     259 Gaulden Manor Nursing Center                         10/24/96     11/1/06     747,243    Skilled Nursing
     260 Wynwood                                              10/29/96     11/1/06     827,671    Multifamily
--------------------------------------------------------------------------------------------------------------------------
     261 Creekbend                                             3/28/97      4/1/22     382,897    Multifamily - Section 42
     262 Raphael                                               2/19/97      3/1/07     834,021    Multifamily
     263 Campbell Crossing                                     2/18/97      3/1/07     786,151    Retail - Unanchored
     264 Franklin Shopping Center                             12/10/96      1/1/07     801,611    Retail - Anchored
     265 Cambridge Commons II                                  2/3/97       3/1/07     759,582    Multifamily
--------------------------------------------------------------------------------------------------------------------------
     266 Continental Professional Plaza                       10/11/96     11/1/03     846,273    Office
     267 Malley Farms Business Center                         12/24/96      1/1/04     804,779    Industrial
     268 St. Armand's Apartments                               9/27/96     10/1/06     745,757    Multifamily
     269 Glenwood                                              2/19/97      3/1/07     745,591    Multifamily
     270 Dothan  Mini-Storage West                            12/30/96      1/1/07     721,360    Self Storage
--------------------------------------------------------------------------------------------------------------------------

  Control
     No. Property Name                               Prepayment Provisions
=============================================================================================================
     200 Parkway Villas                              L(4),YM1%(5.75),O(.25)
     201 Cameron Hill II                             L(5),YM1%(4.5),O(.5)
     202 Tustin Autoplex                             L(5),YM1%(4.5),O(.5)
     203 Glenbrook Apartments                        L(3),YM1%(3.5),O(.5) or Defeasance at lender's option
     204 1000 West Crosby                            L(4),YM1%(2.5),O(.5) or Defeasance at lender's option
-------------------------------------------------------------------------------------------------------------
     205 Holiday Inn Bay City                        L(0),YM1%(6.5),O(.5)
     206 Potomac Festival II                         L(4),YM1%(5.75),O(.25)
     207 Weatheredge                                 L(5),YM1%(4.75),O(.25)
     208 SMC-Tucker-252                              L(1),YM1%(8.5),5%(1),4%(1),3%(1),2%(1),1%(1),O(.5)
     209 Gateway Center                              L(5),YM1%(4.75),O(.25)
-------------------------------------------------------------------------------------------------------------
     210 Streetcar Stables                           L(1),YM1%(5.75),O(.25)
     211 Colonia Del Ray                             L(15),O(10)
     212 Village Square West                         L(4),YM1%(5.75),O(.25)
     213 Cedartown North SC                          L(4),YM1%(5.75),O(.25)
     214 Gala Plaza                                  L(4),YM1%(2),3%(1),2%(1),1%(1.75),O(.25)
-------------------------------------------------------------------------------------------------------------
     215 Anthony Arms                                L(0),YM1%(9.5),O(.5)
     216 Ramada Inn Lawton                           L(0),YM1%(15),O(5)
     217 Cookson Company                             L(5),YM1%(9.75),O(.25)
     218 Sussex Mill                                 L(15),O(10)
     219 Sixth Avenue                                L(4),YM1%(5.75),O(.25)
-------------------------------------------------------------------------------------------------------------
     220 7-11 & 20 Ballard Way                       L(5),YM1%(4.5),O(.5) or Defeasance at lender's option
     221 Valleyfield                                 L(4),YM1%(5.5),O(.5)
     222 Little River Plaza                          L(3),YM1%(6.5),O(.5) or Defeasance at borrower's option
     223 Shamrock Place                              L(1),YM1%(5.75),O(.25)
     224 Courtyard Homes                             L(15),O(10)
-------------------------------------------------------------------------------------------------------------
     225 Golfsmith Golf Center                       L(3),YM1%(6.5),O(.5) or Defeasance at lender's option
     226 Rising Sun Avenue Shopping Center           L(3),YM1%(6.5),O(.5) or Defeasance at lender's option
     227 Lyons Court                                 L(3),YM1%(6.75),O(.25)
     228 Mid America Business Park                   L(4),YM1%(10.5),O(.5) or Defeasance at lender's option
     229 Wingwood Apartments                         L(5),YM1%(4.5),O(.5)
-------------------------------------------------------------------------------------------------------------
     230 Park Dale Lane Apartments                   L(3),YM1%(3.5),O(.5) or Defeasance at lender's option

     231 Liberty Triangle                            L(4),YM1%(5),O(1)
                                                     --------------------------------------------------------------
     231a   Tranche "A"                              L(2.75)
     231b   Tranche "B"                              L(4),YM1%(5),O(1)
-------------------------------------------------------------------------------------------------------------

     232 The Royale Apartments                       L(5),YM1%(4.75),O(.25)
     233 Villa De Oro                                L(0),YM1%(7.583),O(.5)
     234 Gerlands Food Fair                          L(4),YM1%(5.75),O(.25)
     235 Sierra Valencia Business Park               L(4),YM1%(5.75),O(.25)
-------------------------------------------------------------------------------------------------------------
     236 Westwinds Village                           L(4),YM1%(5.5),O(.5)
     237 Kroger - Friendswood                        L(4),YM1%(5.75),O(.25)
     238 Northwood Village Apartments                L(3),YM1%(3.5),O(.5) or Defeasance at lender's option
     239 Redwood Hollow                              L(5),YM1%(4.5),O(.5)
     240 West End Plaza                              L(4),YM1%(5.5),O(.5)
-------------------------------------------------------------------------------------------------------------
     241 Sleep Inn Chattanooga                       L(0),YM1%(9.5),O(.5)
     242 Cheesbrough Industrial                      L(3),YM1%(6.5),O(.5)
     243 Overbrook                                   L(4),YM1%(5.75),O(.25)
     244 Springtree Apartments                       L(5),YM1%(4.5),O(.5)
     245 Harmony Gables Apartments                   L(5),YM1%(4.5),O(.5) or Defeasance at lender's option
-------------------------------------------------------------------------------------------------------------
     246 Mableton Manor                              L(0),YM1%(9.5),O(.5)
     247 Harriston Square                            L(3),YM1%(7)
     248 Heathmoore                                  L(5),YM1%(4.5),O(.5)
     249 Midway Retail Center                        L(3),YM1%(6.5),O(.5) or Defeasance at lender's option
     250 Stepping Stone                              L(0),YM1%(9.5),O(.5)
-------------------------------------------------------------------------------------------------------------
     251 Center Square                               L(0),YM1%(4.5),O(.5)
     252 Wycliffe Court                              L(5),YM1%(4.5),O(.5)
     253 Ridge Road West                             L(1),YM1%(8.75),O(.25)
     254 163 West 78th Street                        L(0),YM1%(9.5),O(.5)
     255 2564-70 Amsterdam Ave (500 W. 188th St)     L(5),YM1%(4.5),O(.5)
-------------------------------------------------------------------------------------------------------------
     256 Bowdon Shopping Center                      L(3),YM1%(6.5),O(.5)
     257 Sugartree Apartments                        L(5),YM1%(4.5),O(.5)
     258 Hunter Square                               L(5),YM1%(4.5),O(.5)
     259 Gaulden Manor Nursing Center                L(3),YM1%(6.5),O(.5)
     260 Wynwood                                     L(0),YM1%(9.5),O(.5)
-------------------------------------------------------------------------------------------------------------
     261 Creekbend                                   L(15),O(10)
     262 Raphael                                     L(5),YM1%(4.75),O(.25)
     263 Campbell Crossing                           L(4),YM1%(5.75),O(.25)
     264 Franklin Shopping Center                    L(3),YM1%(6.5),O(.5)
     265 Cambridge Commons II                        L(5),YM1%(4.5),O(.5)
-------------------------------------------------------------------------------------------------------------
     266 Continental Professional Plaza              L(3),YM1%(3.5),O(.5)
     267 Malley Farms Business Center                L(1),YM1%(5.75),O(.25)
     268 St. Armand's Apartments                     L(3),YM1%(6.5),O(.5)
     269 Glenwood                                    L(5),YM1%(4.75),O(.25)
     270 Dothan  Mini-Storage West                   L(4),YM1%(2),3%(1),2%(1),1%(1.75),O(.25)
-------------------------------------------------------------------------------------------------------------

   Control                                                            Annual           Net                    Appraised
     No.   Property Name                                            Debt Service    Cash Flow         DSCR      Value
========================================================================================================================
       200 Parkway Villas                                              211,758        273,153         1.29    3,400,000
       201 Cameron Hill II                                             202,168        285,975         1.41    2,900,000
       202 Tustin Autoplex                                             216,424        274,250         1.27    2,850,000
       203 Glenbrook Apartments                                        197,466        240,183         1.22    2,710,000
       204 1000 West Crosby                                            216,159        279,519         1.29    3,400,000
------------------------------------------------------------------------------------------------------------------------
       205 Holiday Inn Bay City                                        228,844        317,474         1.39    3,400,000
       206 Potomac Festival II                                         213,312        284,652         1.33    3,700,000
       207 Weatheredge                                                 214,245        325,513         1.52    2,800,000
       208 SMC-Tucker-252                                              251,712        324,110         1.29    4,200,000
       209 Gateway Center                                              206,334        278,684         1.35    3,700,000
------------------------------------------------------------------------------------------------------------------------
       210 Streetcar Stables                                           208,960        327,985         1.57    2,900,000
       211 Colonia Del Ray                                             186,243        234,722         1.26    2,600,000
       212 Village Square West                                         195,370        255,919         1.31    2,800,000
       213 Cedartown North SC                                          184,982        233,882         1.26    2,500,000
       214 Gala Plaza                                                  182,516        328,420         1.80    3,700,000
------------------------------------------------------------------------------------------------------------------------
       215 Anthony Arms                                                178,906        232,172         1.30    2,650,000
       216 Ramada Inn Lawton                                           202,655        294,074         1.45    2,800,000
       217 Cookson Company                                             199,188        249,667         1.25    2,550,000
       218 Sussex Mill                                                 174,547        201,918         1.16    2,450,000
       219 Sixth Avenue                                                172,946        262,520         1.52    3,400,000
------------------------------------------------------------------------------------------------------------------------
       220 7-11 & 20 Ballard Way                                       170,359        219,994         1.29    2,600,000
       221 Valleyfield                                                 167,183        221,551         1.33    2,300,000
       222 Little River Plaza                                          166,975        255,753         1.53    3,500,000
       223 Shamrock Place                                              167,859        228,510         1.36    2,200,000
       224 Courtyard Homes                                             160,421        191,918         1.20    2,070,000
------------------------------------------------------------------------------------------------------------------------
       225 Golfsmith Golf Center                                       151,776        190,525         1.26    2,400,000
       226 Rising Sun Avenue Shopping Center                           155,483        198,006         1.27    2,135,000
       227 Lyons Court                                                 151,047        191,564         1.27    2,100,000
       228 Mid America Business Park                                   193,599        299,812         1.55    3,000,000
       229 Wingwood Apartments                                         151,710        210,325         1.39    2,300,000
------------------------------------------------------------------------------------------------------------------------
       230 Park Dale Lane Apartments                                   140,063        173,984         1.24    1,940,000

       231 Liberty Triangle                                            190,228        251,208         1.32    2,150,000
                                                              -----------------
       231a   Tranche "A"                                               63,065
       231b   Tranche "B"                                              127,164
------------------------------------------------------------------------------------------------------------------------

       232 The Royale Apartments                                       150,482        199,320         1.32    2,450,000
       233 Villa De Oro                                                141,840        204,210         1.44    2,500,000
       234 Gerlands Food Fair                                          138,829        173,555         1.25    2,100,000
       235 Sierra Valencia Business Park                               144,283        187,618         1.30    2,900,000
------------------------------------------------------------------------------------------------------------------------
       236 Westwinds Village                                           127,159        167,998         1.32    2,200,000
       237 Kroger - Friendswood                                        143,012        178,352         1.25    1,810,000
       238 Northwood Village Apartments                                127,664        165,391         1.30    1,845,000
       239 Redwood Hollow                                              129,787        163,971         1.26    1,765,000
       240 West End Plaza                                              138,865        202,034         1.46    1,950,000
------------------------------------------------------------------------------------------------------------------------
       241 Sleep Inn Chattanooga                                       143,289        201,725         1.41    2,000,000
       242 Cheesbrough Industrial                                      130,613        182,418         1.40    2,022,000
       243 Overbrook                                                   121,073        162,687         1.34    1,890,000
       244 Springtree Apartments                                       125,499        171,265         1.36    1,835,000
       245 Harmony Gables Apartments                                   122,806        172,092         1.40    1,700,000
------------------------------------------------------------------------------------------------------------------------
       246 Mableton Manor                                              128,443        164,684         1.28    1,650,000
       247 Harriston Square                                            129,421        175,233         1.35    1,775,000
       248 Heathmoore                                                  113,575        161,141         1.42    1,600,000
       249 Midway Retail Center                                        120,253        196,646         1.64    1,940,000
       250 Stepping Stone                                              116,592        179,847         1.54    1,950,000
------------------------------------------------------------------------------------------------------------------------
       251 Center Square                                               119,369        187,335         1.57    1,700,000
       252 Wycliffe Court                                              117,888        149,553         1.27    1,590,000
       253 Ridge Road West                                             115,908        168,850         1.46    1,550,000
       254 163 West 78th Street                                        103,370        139,458         1.35    1,430,000
       255 2564-70 Amsterdam Ave (500 W. 188th St)                     107,125        155,273         1.45    1,350,000
------------------------------------------------------------------------------------------------------------------------
       256 Bowdon Shopping Center                                      101,169        138,683         1.37    1,400,000
       257 Sugartree Apartments                                         99,678        134,355         1.35    1,460,000
       258 Hunter Square                                                95,513        119,825         1.25    1,500,000
       259 Gaulden Manor Nursing Center                                118,550        178,474         1.51    1,450,000
       260 Wynwood                                                      99,883        139,870         1.40    1,750,000
------------------------------------------------------------------------------------------------------------------------
       261 Creekbend                                                    94,141        121,664         1.29    1,500,000
       262 Raphael                                                      94,617        130,748         1.38    1,300,000
       263 Campbell Crossing                                            96,137        123,555         1.29    1,350,000
       264 Franklin Shopping Center                                     90,330        131,439         1.46    1,250,000
       265 Cambridge Commons II                                         90,586        129,806         1.43    1,500,000
------------------------------------------------------------------------------------------------------------------------
       266 Continental Professional Plaza                               87,677        115,329         1.32    1,500,000
       267 Malley Farms Business Center                                 88,645        127,353         1.44    1,450,000
       268 St. Armand's Apartments                                      90,264        112,775         1.25    1,700,000
       269 Glenwood                                                     84,585        121,176         1.43    1,300,000
       270 Dothan  Mini-Storage West                                    90,165        139,146         1.54    1,600,000
------------------------------------------------------------------------------------------------------------------------

                                                                                Cut-off       Scheduled
   Control                                                         Appraisal      Date         Maturity
      No.  Property Name                                             Year         LTV          Date LTV
==========================================================================================================
       200 Parkway Villas                                            1996         64.6           55.8
       201 Cameron Hill II                                           1996         74.7           66.7
       202 Tustin Autoplex                                           1997         75.4           62.6
       203 Glenbrook Apartments                                      1997         79.2           73.9
       204 1000 West Crosby                                          1996         63.1           56.8
----------------------------------------------------------------------------------------------------------
       205 Holiday Inn Bay City                                      1996         62.8           57.1
       206 Potomac Festival II                                       1996         57.6           48.9
       207 Weatheredge                                               1997         74.9           64.0
       208 SMC-Tucker-252                                            1996         49.3            -
       209 Gateway Center                                            1996         55.9           46.3
----------------------------------------------------------------------------------------------------------
       210 Streetcar Stables                                         1996         71.2           64.2
       211 Colonia Del Ray                                           1996         76.8           29.4
       212 Village Square West                                       1996         69.9           59.3
       213 Cedartown North SC                                        1996         74.7           63.2
       214 Gala Plaza                                                1996         49.8           41.2
----------------------------------------------------------------------------------------------------------
       215 Anthony Arms                                              1996         67.7           56.1
       216 Ramada Inn Lawton                                         1996         62.4            -
       217 Cookson Company                                           1996         68.4           31.2
       218 Sussex Mill                                               1996         69.8           28.6
       219 Sixth Avenue                                              1996         49.9           41.6
----------------------------------------------------------------------------------------------------------
       220 7-11 & 20 Ballard Way                                     1996         65.2           54.2
       221 Valleyfield                                               1996         73.2           60.6
       222 Little River Plaza                                        1996         47.1           39.2
       223 Shamrock Place                                            1996         74.7           67.5
       224 Courtyard Homes                                           1996         78.0           31.3
----------------------------------------------------------------------------------------------------------
       225 Golfsmith Golf Center                                     1996         67.1           59.9
       226 Rising Sun Avenue Shopping Center                         1997         74.9           67.2
       227 Lyons Court                                               1997         76.2           69.4
       228 Mid America Business Park                                 1997         53.2            -
       229 Wingwood Apartments                                       1996         67.4           55.6
----------------------------------------------------------------------------------------------------------
       230 Park Dale Lane Apartments                                 1997         78.5           73.2

       231 Liberty Triangle                                          1997         68.9           55.6
       231a   Tranche "A"
       231b   Tranche "B"
----------------------------------------------------------------------------------------------------------

       232 The Royale Apartments                                     1997         60.2           51.3
       233 Villa De Oro                                              1996         56.5           52.7
       234 Gerlands Food Fair                                        1996         67.1           61.8
       235 Sierra Valencia Business Park                             1997         48.4           41.4
----------------------------------------------------------------------------------------------------------
       236 Westwinds Village                                         1996         63.5           56.3
       237 Kroger - Friendswood                                      1996         77.0           65.8
       238 Northwood Village Apartments                              1997         75.2           70.2
       239 Redwood Hollow                                            1996         77.6           63.5
       240 West End Plaza                                            1996         69.6           58.2
----------------------------------------------------------------------------------------------------------
       241 Sleep Inn Chattanooga                                     1996         67.2           53.9
       242 Cheesbrough Industrial                                    1996         65.3           54.0
       243 Overbrook                                                 1996         68.6           58.9
       244 Springtree Apartments                                     1996         69.9           57.7
       245 Harmony Gables Apartments                                 1997         74.5           61.2
----------------------------------------------------------------------------------------------------------
       246 Mableton Manor                                            1996         75.9           63.6
       247 Harriston Square                                          1996         70.1           58.9
       248 Heathmoore                                                1996         74.9           61.3
       249 Midway Retail Center                                      1996         61.7           51.2
       250 Stepping Stone                                            1996         61.3           55.2
----------------------------------------------------------------------------------------------------------
       251 Center Square                                             1996         70.1           65.8
       252 Wycliffe Court                                            1996         74.4           61.8
       253 Ridge Road West                                           1996         73.9           61.6
       254 163 West 78th Street                                      1996         74.7           67.1
       255 2564-70 Amsterdam Ave (500 W. 188th St)                   1996         77.7           64.9
----------------------------------------------------------------------------------------------------------
       256 Bowdon Shopping Center                                    1996         74.8           64.1
       257 Sugartree Apartments                                      1996         69.8           57.6
       258 Hunter Square                                             1996         67.9           60.6
       259 Gaulden Manor Nursing Center                              1996         69.4           51.5
       260 Wynwood                                                   1996         56.8           47.3
----------------------------------------------------------------------------------------------------------
       261 Creekbend                                                 1996         65.0           25.5
       262 Raphael                                                   1996         73.9           64.2
       263 Campbell Crossing                                         1996         69.9           58.2
       264 Franklin Shopping Center                                  1996         74.8           64.1
       265 Cambridge Commons II                                      1996         61.4           50.6
----------------------------------------------------------------------------------------------------------
       266 Continental Professional Plaza                            1996         59.9           56.4
       267 Malley Farms Business Center                              1996         61.8           55.5
       268 St. Armand's Apartments                                   1996         52.6           43.9
       269 Glenwood                                                  1996         66.1           57.4
       270 Dothan  Mini-Storage West                                 1996         53.6           45.1
----------------------------------------------------------------------------------------------------------

                                                                                                        Loan per
                                                                                 Sq Ft, Unit,         Sq Ft, Unit,
   Control                                                  Year                  Bed, Pad              Bed, Pad
      No.  Property Name                                    Built                  or Room              or Room
======================================================================================================================
        200 Parkway Villas                                    1982                  200 Unit           11,000.00
        201 Cameron Hill II                                   1978                  108 Unit           20,138.89
        202 Tustin Autoplex                                   1990               20,417 Sq Foot           105.30
        203 Glenbrook Apartments                              1984                   84 Unit           25,595.24
        204 1000 West Crosby                                  1956               219,000Sq Foot             9.82
----------------------------------------------------------------------------------------------------------------------
        205 Holiday Inn Bay City                              1967                  100 Room           21,400.00
        206 Potomac Festival II                               1989               48,662 Sq Foot            43.98
        207 Weatheredge                                       1973                  226 Unit            9,292.04
        208 SMC-Tucker-252                                    1980               47,712 Sq Foot            44.01
        209 Gateway Center                                    1961               178,124Sq Foot            11.62
----------------------------------------------------------------------------------------------------------------------
        210 Streetcar Stables                                 1892               22,148 Sq Foot            93.69
        211 Colonia Del Ray                                   1996                   60 Unit           33,333.33
        212 Village Square West                               1981               29,725 Sq Foot            65.94
        213 Cedartown North SC                                1988               53,861 Sq Foot            34.81
        214 Gala Plaza                                        1965               130,178Sq Foot            14.21
----------------------------------------------------------------------------------------------------------------------
        215 Anthony Arms                                      1972                   72 Unit           25,000.00
        216 Ramada Inn Lawton                                 1963                   98 Room           17,857.14
        217 Cookson Company                                   1988               81,458 Sq Foot            21.48
        218 Sussex Mill                                       1995                   60 Unit           28,533.33
        219 Sixth Avenue                                      1900               62,690 Sq Foot            27.12
----------------------------------------------------------------------------------------------------------------------
        220 7-11 & 20 Ballard Way                          1980's                42,091 Sq Foot            40.39
        221 Valleyfield                                       1984                   66 Unit           25,590.91
        222 Little River Plaza                                1979               58,964 Sq Foot            27.98
        223 Shamrock Place                                    1971                   70 Unit           23,571.43
        224 Courtyard Homes                                   1995                   63 Unit           25,714.29
----------------------------------------------------------------------------------------------------------------------
        225 Golfsmith Golf Center                             1995               17,949 Sq Foot            89.98
        226 Rising Sun Avenue Shopping Center                 1955               24,028 Sq Foot            66.59
        227 Lyons Court                                       1981                   87 Unit           18,390.80
        228 Mid America Business Park                         1983               83,685 Sq Foot            19.12
        229 Wingwood Apartments                               1980                   86 Unit           18,104.65
----------------------------------------------------------------------------------------------------------------------
        230 Park Dale Lane Apartments                         1984                   96 Unit           15,885.42

        231 Liberty Triangle                                  1978               63,210 Sq Foot            23.60
       231a Tranche "A"
       231b Tranche "B"
----------------------------------------------------------------------------------------------------------------------

        232 The Royale Apartments                             1963                  176 Unit            8,380.68
        233 Villa De Oro                                      1986                  150 Unit            9,453.33
        234 Gerlands Food Fair                                1983               40,853 Sq Foot            34.51
        235 Sierra Valencia Business Park                     1987               81,943 Sq Foot            17.13
----------------------------------------------------------------------------------------------------------------------
        236 Westwinds Village                                 1979                  211 Unit            6,635.07
        237 Kroger - Friendswood                              1983               40,869 Sq Foot            34.13
        238 Northwood Village Apartments                      1980                   78 Unit           17,820.51
        239 Redwood Hollow                                    1985                   72 Unit           19,125.00
        240 West End Plaza                                    1949               17,958 Sq Foot            76.01
----------------------------------------------------------------------------------------------------------------------
        241 Sleep Inn Chattanooga                             1994                   57 Room           23,684.21
        242 Cheesbrough Industrial                            1975               114,751Sq Foot            11.55
        243 Overbrook                                         1963                   72 Unit           18,055.56
        244 Springtree Apartments                             1981                   72 Unit           17,888.89
        245 Harmony Gables Apartments                      1923,59                   47 Unit           26,957.45
----------------------------------------------------------------------------------------------------------------------
        246 Mableton Manor                                    1965                   81 Unit           15,555.56
        247 Harriston Square                               1985,87               31,353 Sq Foot            39.87
        248 Heathmoore                                        1984                   73 Unit           16,506.85
        249 Midway Retail Center                              1995               17,129 Sq Foot            70.06
        250 Stepping Stone                                    1986                   80 Unit           15,000.00
----------------------------------------------------------------------------------------------------------------------
        251 Center Square                                     1971                   96 Unit           12,500.00
        252 Wycliffe Court                                    1985                   65 Unit           18,307.69
        253 Ridge Road West                                   1988               17,180 Sq Foot            66.94
        254 163 West 78th Street                              1900                   10 Unit           107,250.00
        255 2564-70 Amsterdam Ave (500 W. 188th St)           1930                   54 Unit           19,500.00
----------------------------------------------------------------------------------------------------------------------
        256 Bowdon Shopping Center                            1988               39,712 Sq Foot            26.44
        257 Sugartree Apartments                              1985                   60 Unit           17,050.00
        258 Hunter Square                                     1900                   43 Unit           23,744.19
        259 Gaulden Manor Nursing Center                      1959                   45 Bed            22,555.56
        260 Wynwood                                           1975                  120 Unit            8,333.33
----------------------------------------------------------------------------------------------------------------------
        261 Creekbend                                         1990                   64 Unit           15,234.38
        262 Raphael                                           1964                   49 Unit           19,632.65
        263 Campbell Crossing                                 1986               23,909 Sq Foot            39.52
        264 Franklin Shopping Center                          1974               27,213 Sq Foot            34.45
        265 Cambridge Commons II                              1987                   75 Unit           12,293.33
----------------------------------------------------------------------------------------------------------------------
        266 Continental Professional Plaza                    1979               29,285 Sq Foot            30.80
        267 Malley Farms Business Center                      1985               47,724 Sq Foot            18.86
        268 St. Armand's Apartments                           1973                   68 Unit           13,235.29
        269 Glenwood                                          1962                   48 Unit           17,916.67
        270 Dothan  Mini-Storage West                         1990                  401 Unit            2,144.64
----------------------------------------------------------------------------------------------------------------------

 Control                                         Occupancy          Underwriting
   No.  Property Name                            Percentage          Reserves
========================================================================================
      200 Parkway Villas                            99.0             253.00 Unit
      201 Cameron Hill II                           93.5             304.89 Unit
      202 Tustin Autoplex                           87.4               0.15 Sq Foot
      203 Glenbrook Apartments                      92.9             250.00 Unit
      204 1000 West Crosby                         100.0               0.25 Sq Foot
----------------------------------------------------------------------------------------
      205 Holiday Inn Bay City                       NAP             4% of gross revenue
      206 Potomac Festival II                       84.8               0.10 Sq Foot
      207 Weatheredge                               94.7             283.00 Unit
      208 SMC-Tucker-252                           100.0               0.10 Sq Foot
      209 Gateway Center                            94.0               0.21 Sq Foot
----------------------------------------------------------------------------------------
      210 Streetcar Stables                        100.0               0.15 Sq Foot
      211 Colonia Del Ray                           93.3             150.00 Unit
      212 Village Square West                      100.0               0.10 Sq Foot
      213 Cedartown North SC                        92.5               0.10 Sq Foot
      214 Gala Plaza                                91.8               0.10 Sq Foot
----------------------------------------------------------------------------------------
      215 Anthony Arms                              94.4             279.00 Unit
      216 Ramada Inn Lawton                          NAP             5% of gross revenue
      217 Cookson Company                          100.0               0.10 Sq Foot
      218 Sussex Mill                               98.3             175.00 Unit
      219 Sixth Avenue                              95.0               0.10 Sq Foot
----------------------------------------------------------------------------------------
      220 7-11 & 20 Ballard Way                    100.0               0.25 Sq Foot
      221 Valleyfield                               92.4             356.88 Unit
      222 Little River Plaza                        96.6               0.35 Sq Foot
      223 Shamrock Place                            95.7             287.00 Unit
      224 Courtyard Homes                          100.0             175.00 Unit
----------------------------------------------------------------------------------------
      225 Golfsmith Golf Center                    100.0               0.12 Sq Foot
      226 Rising Sun Avenue Shopping Center        100.0               0.34 Sq Foot
      227 Lyons Court                               96.6             238.00 Unit
      228 Mid America Business Park                100.0               0.15 Sq Foot
      229 Wingwood Apartments                       97.7             215.00 Unit
----------------------------------------------------------------------------------------
      230 Park Dale Lane Apartments                 93.8             250.00 Unit

      231 Liberty Triangle                         100.0               0.15 Sq Foot
      231a Tranche "A"
      231b Tranche "B"
----------------------------------------------------------------------------------------

      232 The Royale Apartments                     92.7             275.00 Unit
      233 Villa De Oro                              92.7             256.00 Unit
      234 Gerlands Food Fair                       100.0               0.17 Sq Foot
      235 Sierra Valencia Business Park            100.0               0.29 Sq Foot
----------------------------------------------------------------------------------------
      236 Westwinds Village                         92.5             235.71 Unit
      237 Kroger - Friendswood                     100.0               0.10 Sq Foot
      238 Northwood Village Apartments             100.0             243.59 Unit
      239 Redwood Hollow                            98.6             265.00 Unit
      240 West End Plaza                           100.0               0.35 Sq Foot
----------------------------------------------------------------------------------------
      241 Sleep Inn Chattanooga                      NAP             4% of gross revenue
      242 Cheesbrough Industrial                   100.0               0.10 Sq Foot
      243 Overbrook                                 93.1             309.00 Unit
      244 Springtree Apartments                     94.4             219.00 Unit
      245 Harmony Gables Apartments                 97.9             300.00 Unit
----------------------------------------------------------------------------------------
      246 Mableton Manor                            95.1             250.00 Unit
      247 Harriston Square                          96.7               0.20 Sq Foot
      248 Heathmoore                                94.6             268.00 Unit
      249 Midway Retail Center                      94.1               0.15 Sq Foot
      250 Stepping Stone                            97.5             300.00 Unit
----------------------------------------------------------------------------------------
      251 Center Square                            100.0             250.00 Unit
      252 Wycliffe Court                            98.5             323.00 Unit
      253 Ridge Road West                          100.0               0.15 Sq Foot
      254 163 West 78th Street                     100.0             200.00 Unit
      255 2564-70 Amsterdam Ave (500 W. 188th St)  100.0             254.00 Unit
----------------------------------------------------------------------------------------
      256 Bowdon Shopping Center                   100.0               0.12 Sq Foot
      257 Sugartree Apartments                      90.0             335.00 Unit
      258 Hunter Square                             90.7             307.00 Unit
      259 Gaulden Manor Nursing Center              84.4             300.00 Bed
      260 Wynwood                                   97.5             284.00 Unit
----------------------------------------------------------------------------------------
      261 Creekbend                                 95.3             220.00 Unit
      262 Raphael                                   98.0             201.00 Unit
      263 Campbell Crossing                        100.0               0.29 Sq Foot
      264 Franklin Shopping Center                 100.0               0.12 Sq Foot
      265 Cambridge Commons II                      85.3             349.00 Unit
----------------------------------------------------------------------------------------
      266 Continental Professional Plaza            94.1               0.20 Sq Foot
      267 Malley Farms Business Center             100.0               0.15 Sq Foot
      268 St. Armand's Apartments                  100.0             275.00 Unit
      269 Glenwood                                  95.8             371.00 Unit
      270 Dothan  Mini-Storage West                 91.3               7.00 Unit
----------------------------------------------------------------------------------------

                                                                                  Largest Retail Tenant
                                                           -----------------------------------------------------------------
                                                                                                        Tenant      Lease
Control                                      Administrative                                           Area Leased  Exp Date  Control
  No.    Property Name                         Cost Rate   Tenant Name                                 (Sq. Ft.)   (Sq. Ft.)    No.
====================================================================================================================================
     200 Parkway Villas                          0.1350                                                                         200
     201 Cameron Hill II                         0.1350                                                                         201
     202 Tustin Autoplex                         0.1850    Firestone                                       3,465      07/06     202
     203 Glenbrook Apartments                    0.1350                                                                         203
     204 1000 West Crosby                        0.1350                                                                         204
------------------------------------------------------------------------------------------------------------------------------------
     205 Holiday Inn Bay City                    0.1350                                                                         205
     206 Potomac Festival II                     0.1350    Country Habitat                                 7,110      12/01     206
     207 Weatheredge                             0.1350                                                                         207
     208 SMC-Tucker-252                          0.1350    Service Merchandise Company, Inc.              47,712      12/11     208
     209 Gateway Center                          0.1350    Pro Bowl West                                  64,025      12/11     209
------------------------------------------------------------------------------------------------------------------------------------
     210 Streetcar Stables                       0.1350    Morton's (Restaurant)                           7,258      08/10     210
     211 Colonia Del Ray                         0.1350                                                                         211
     212 Village Square West                     0.1350    Outback Steakhouse                              5,938      12/98     212
     213 Cedartown North SC                      0.1350    Winn Dixie                                     30,625      01/09     213
     214 Gala Plaza                              0.1350    Helig-Myers Furniture                          23,900      03/06     214
------------------------------------------------------------------------------------------------------------------------------------
     215 Anthony Arms                            0.3950                                                                         215
     216 Ramada Inn Lawton                       0.1350                                                                         216
     217 Cookson Company                         0.1350                                                                         217
     218 Sussex Mill                             0.1350                                                                         218
     219 Sixth Avenue                            0.1350                                                                         219
------------------------------------------------------------------------------------------------------------------------------------
     220 7-11 & 20 Ballard Way                   0.1350                                                                         220
     221 Valleyfield                             0.1250                                                                         221
     222 Little River Plaza                      0.1350    Douglas Maxi Drugs                             17,172      03/03     222
     223 Shamrock Place                          0.1350                                                                         223
     224 Courtyard Homes                         0.1350                                                                         224
------------------------------------------------------------------------------------------------------------------------------------
     225 Golfsmith Golf Center                   0.1350    Golfsmith Golf (Single Tenant)                 17,949      07/06     225
     226 Rising Sun Avenue Shopping Center       0.1350    Thrift Drugs                                    9,700      11/11     226
     227 Lyons Court                             0.1350                                                                         227
     228 Mid America Business Park               0.1350                                                                         228
     229 Wingwood Apartments                     0.1250                                                                         229
------------------------------------------------------------------------------------------------------------------------------------
     230 Park Dale Lane Apartments               0.1350                                                                         230

     231 Liberty Triangle                        0.2100    Safeway                                        33,465      12/99     231
     231a   Tranche "A"                                                                                                         231a
     231b   Tranche "B"                                                                                                         231b
------------------------------------------------------------------------------------------------------------------------------------

     232 The Royale Apartments                   0.1350                                                                         232
     233 Villa De Oro                            0.7100                                                                         233
     234 Gerlands Food Fair                      0.1350    Gerlands                                       40,853      12/05     234
     235 Sierra Valencia Business Park           0.1350                                                                         235
------------------------------------------------------------------------------------------------------------------------------------
     236 Westwinds Village                       0.1350                                                                         236
     237 Kroger - Friendswood                    0.1350    Krogers                                        40,869      12/02     237
     238 Northwood Village Apartments            0.1350                                                                         238
     239 Redwood Hollow                          0.1250                                                                         239
     240 West End Plaza                          0.1350    Cornucopia Natural Foods                        9,950      03/05     240
------------------------------------------------------------------------------------------------------------------------------------
     241 Sleep Inn Chattanooga                   0.1350                                                                         241
     242 Cheesbrough Industrial                  0.2100                                                                         242
     243 Overbrook                               0.1350                                                                         243
     244 Springtree Apartments                   0.1250                                                                         244
     245 Harmony Gables Apartments               0.1350                                                                         245
------------------------------------------------------------------------------------------------------------------------------------
     246 Mableton Manor                          0.3850                                                                         246
     247 Harriston Square                        0.1350                                                                         247
     248 Heathmoore                              0.1250                                                                         248
     249 Midway Retail Center                    0.1350    Fox & Hound                                    10,549      12/00     249
     250 Stepping Stone                          0.2850                                                                         250
------------------------------------------------------------------------------------------------------------------------------------
     251 Center Square                           0.2850                                                                         251
     252 Wycliffe Court                          0.1250                                                                         252
     253 Ridge Road West                         0.1350    Wilson Farms (Topps)                            3,320      04/01     253
     254 163 West 78th Street                    0.2100                                                                         254
     255 2564-70 Amsterdam Ave (500 W. 188th St) 0.1350                                                                         255
------------------------------------------------------------------------------------------------------------------------------------
     256 Bowdon Shopping Center                  0.1350    Piggly Wiggly                                  19,792      07/02     256
     257 Sugartree Apartments                    0.1250                                                                         257
     258 Hunter Square                           0.1350                                                                         258
     259 Gaulden Manor Nursing Center            0.2100                                                                         259
     260 Wynwood                                 0.4600                                                                         260
------------------------------------------------------------------------------------------------------------------------------------
     261 Creekbend                               0.1350                                                                         261
     262 Raphael                                 0.1350                                                                         262
     263 Campbell Crossing                       0.1350    Gourmet of China                                3,000      05/97     263
     264 Franklin Shopping Center                0.1350    Piggly Wiggly                                  16,013      06/11     264
     265 Cambridge Commons II                    0.1250                                                                         265
------------------------------------------------------------------------------------------------------------------------------------
     266 Continental Professional Plaza          0.2100                                                                         266
     267 Malley Farms Business Center            0.1350                                                                         267
     268 St. Armand's Apartments                 0.1350                                                                         268
     269 Glenwood                                0.1350                                                                         269
     270 Dothan  Mini-Storage West               0.1350                                                                         270
------------------------------------------------------------------------------------------------------------------------------------

  Control                                                                                                                     Zip
    No.  Property Name                               Address                                        City              State   Code
===================================================================================================================================
     271 Atlanta Highway Mini-Storage                3536 Atlanta Highway                           Montgomery         AL    36109
     272 Hogansville Shopping Center                 208 Hogansville Road                           Hogansville        GA    30230
     273 Mayfair Village                             1787 Mayfair Village Road                      Jacksonville       FL    32207
     274 Andover Court Apartments                    5-A Andover Court                              Athens             OH    45701
     275 Fulton Place Apartments                     1170 North Shoop Avenue                        Wauseon            OH    43567
-----------------------------------------------------------------------------------------------------------------------------------
     276 Oakridge                                    2535 Jammes Road                               Jacksonville       FL    32210
     277 2837-2839 Decatur Ave                       2837-2839 Decatur Ave                          Bronx              NY    10458
     278 Lincoln Square                              300 & 310 Fifth Street                         Chisolm            MN    55719
     279 2550 Briggs Ave                             2550 Briggs Ave                                Bronx              NY    10458
     280 334 East 205th St                           334 East 205th St                              Bronx              NY    10467
-----------------------------------------------------------------------------------------------------------------------------------
     281 Starlight Valley Apartments                 3216 Starlight Drive                           Winston-Salem      NC    27107
     282 2530-32 Bathgate Ave                        2530-32 Bathgate Ave                           Bronx              NY    10458
     283 Storhouse Mini-Storage                      707 Sheila Blvd.                               Prattville         AL    36066
     284 Parkside Phase II                           1776 Kearns Blvd.                              Park City          UT    84060

                                                                                                % of Aggregate  Cumulative
 Control                                                      Original      Cut-off Date         Cut-off Date  % of Initial Mortgage
    No.  Property Name                                        Balance         Balance                Balance   Pool Balance   Rate
====================================================================================================================================
     271 Atlanta Highway Mini-Storage                            860,000        857,144                0.07%      99.39%     9.500
     272 Hogansville Shopping Center                             850,000        847,350                0.06%      99.45%     8.710
     273 Mayfair Village                                         844,000        841,464                0.06%      99.52%     8.650
     274 Andover Court Apartments                                800,000        795,169                0.06%      99.58%     9.340
     275 Fulton Place Apartments                                 800,000        795,169                0.06%      99.64%     9.340
------------------------------------------------------------------------------------------------------------------------------------
     276 Oakridge                                                791,000        789,824                0.06%      99.70%     8.670
     277 2837-2839 Decatur Ave                                   622,000        619,802                0.05%      99.74%     9.125
     278 Lincoln Square                                          600,000        598,613                0.05%      99.79%     8.780
     279 2550 Briggs Ave                                         569,000        566,989                0.04%      99.83%     9.125
     280 334 East 205th St                                       546,000        544,070                0.04%      99.87%     9.125
------------------------------------------------------------------------------------------------------------------------------------
     281 Starlight Valley Apartments                             447,000        444,169                0.03%      99.91%     9.050
     282 2530-32 Bathgate Ave                                    429,000        427,484                0.03%      99.94%     9.125
     283 Storhouse Mini-Storage                                  400,000        398,672                0.03%      99.97%     9.500
     284 Parkside Phase II                                       400,000        396,865                0.03%     100.00%     9.330

                                                           1,287,548,232  1,317,603,420              100.00%

                                                                 Original      Remaining       Original        Remaining
                                                                 Term to        Term to      Amortization     Amortization
   Control                                                       Maturity       Maturity         Term            Term
     No.   Property Name                                          (Mos.)         (Mos.)         (Mos.)          (Mos.)
==========================================================================================================================
       271 Atlanta Highway Mini-Storage                             120           116             300             296
       272 Hogansville Shopping Center                              120           116             324             320
       273 Mayfair Village                                          120           116             330             326
       274 Andover Court Apartments                                 120           113             300             293
       275 Fulton Place Apartments                                  120           113             300             293
--------------------------------------------------------------------------------------------------------------------------
       276 Oakridge                                                 120           118             330             328
       277 2837-2839 Decatur Ave                                    120           116             300             296
       278 Lincoln Square                                           360           356             360             356
       279 2550 Briggs Ave                                          120           116             300             296
       280 334 East 205th St                                        120           116             300             296
--------------------------------------------------------------------------------------------------------------------------
       281 Starlight Valley Apartments                              120           113             300             293
       282 2530-32 Bathgate Ave                                     120           116             300             296
       283 Storhouse Mini-Storage                                   120           116             300             296
       284 Parkside Phase II                                        120           111             300             291

  Control                                                   Origination    Maturity  Balloon
    No.  Property Name                                          Date        Date     Balance      Property Type
==========================================================================================================================
     271 Atlanta Highway Mini-Storage                         12/30/96      1/1/07     721,360    Self Storage
     272 Hogansville Shopping Center                          12/10/96      1/1/07     726,794    Retail - Anchored
     273 Mayfair Village                                      12/12/96      1/1/07     726,471    Multifamily
     274 Andover Court Apartments                              9/16/96     10/1/06     668,703    Multifamily
     275 Fulton Place Apartments                               9/16/96     10/1/06     668,703    Multifamily
--------------------------------------------------------------------------------------------------------------------------
     276 Oakridge                                              2/19/97      3/1/07     681,138    Multifamily
     277 2837-2839 Decatur Ave                                12/19/96      1/1/07     517,446    Multifamily
     278 Lincoln Square                                       12/23/96      1/1/27         -      Multifamily - Section 42
     279 2550 Briggs Ave                                      12/19/96      1/1/07     473,355    Multifamily
     280 334 East 205th St                                    12/19/96      1/1/07     454,221    Multifamily
--------------------------------------------------------------------------------------------------------------------------
     281 Starlight Valley Apartments                           9/27/96     10/1/06     371,235    Multifamily
     282 2530-32 Bathgate Ave                                 12/19/96      1/1/07     356,888    Multifamily
     283 Storhouse Mini-Storage                               12/30/96      1/1/07     335,517    Self Storage
     284 Parkside Phase II                                     8/12/96      8/1/06     334,278    Multifamily

  Control
     No. Property Name                               Prepayment Provisions
=============================================================================================================
     271 Atlanta Highway Mini-Storage                L(4),YM1%(2),3%(1),2%(1),1%(1.75),O(.25)
     272 Hogansville Shopping Center                 L(3),YM1%(6.5),O(.5)
     273 Mayfair Village                             L(3),YM1%(6.5),O(.5)
     274 Andover Court Apartments                    L(1),YM1%(8.75),O(.25)
     275 Fulton Place Apartments                     L(1),YM1%(8.75),O(.25)
-------------------------------------------------------------------------------------------------------------
     276 Oakridge                                    L(3),YM1%(6.5),O(.5)
     277 2837-2839 Decatur Ave                       L(5),YM1%(4.5),O(.5)
     278 Lincoln Square                              L(14),O(16)
     279 2550 Briggs Ave                             L(5),YM1%(4.5),O(.5)
     280 334 East 205th St                           L(5),YM1%(4.5),O(.5)
-------------------------------------------------------------------------------------------------------------
     281 Starlight Valley Apartments                 L(3),YM1%(6.5),O(.5)
     282 2530-32 Bathgate Ave                        L(5),YM1%(4.5),O(.5)
     283 Storhouse Mini-Storage                      L(4),YM1%(2),3%(1),2%(1),1%(1.75),O(.25)
     284 Parkside Phase II                           L(0),YM1%(9.5),O(.5)

   Control                                                            Annual           Net                    Appraised
     No.   Property Name                                            Debt Service    Cash Flow         DSCR      Value
========================================================================================================================
       271 Atlanta Highway Mini-Storage                                 90,165        133,274         1.48    1,350,000
       272 Hogansville Shopping Center                                  81,899        115,739         1.41    1,220,000
       273 Mayfair Village                                              80,533        112,491         1.40    1,125,000
       274 Andover Court Apartments                                     82,810        129,734         1.57    1,400,000
       275 Fulton Place Apartments                                      82,810        128,260         1.55    1,350,000
------------------------------------------------------------------------------------------------------------------------
       276 Oakridge                                                     75,608         95,016         1.26    1,025,000
       277 2837-2839 Decatur Ave                                        63,278         88,028         1.39      850,000
       278 Lincoln Square                                               56,797         65,542         1.15    1,000,000
       279 2550 Briggs Ave                                              57,886         93,225         1.61      730,000
       280 334 East 205th St                                            55,546         76,156         1.37      700,000
------------------------------------------------------------------------------------------------------------------------
       281 Starlight Valley Apartments                                  45,198         62,496         1.38      770,000
       282 2530-32 Bathgate Ave                                         43,643         63,175         1.45      550,000
       283 Storhouse Mini-Storage                                       41,937         59,926         1.43      600,000
       284 Parkside Phase II                                            41,372         56,541         1.37      775,000

                                                                                Cut-off       Scheduled
   Control                                                         Appraisal      Date         Maturity
      No.  Property Name                                             Year         LTV          Date LTV
==========================================================================================================
       271 Atlanta Highway Mini-Storage                              1996         63.5           53.4
       272 Hogansville Shopping Center                               1996         69.5           59.6
       273 Mayfair Village                                           1996         74.8           64.6
       274 Andover Court Apartments                                  1996         56.8           47.8
       275 Fulton Place Apartments                                   1996         58.9           49.5
----------------------------------------------------------------------------------------------------------
       276 Oakridge                                                  1996         77.1           66.5
       277 2837-2839 Decatur Ave                                     1996         72.9           60.9
       278 Lincoln Square                                            1996         59.9            -
       279 2550 Briggs Ave                                           1996         77.7           64.8
       280 334 East 205th St                                         1996         77.7           64.9
----------------------------------------------------------------------------------------------------------
       281 Starlight Valley Apartments                               1996         57.7           48.2
       282 2530-32 Bathgate Ave                                      1996         77.7           64.9
       283 Storhouse Mini-Storage                                    1996         66.5           55.9
       284 Parkside Phase II                                         1996         51.2           43.1

                                                                                                        Loan per
                                                                                 Sq Ft, Unit,         Sq Ft, Unit,
   Control                                                  Year                  Bed, Pad              Bed, Pad
      No.  Property Name                                    Built                  or Room              or Room
======================================================================================================================
        271 Atlanta Highway Mini-Storage                      1990                  384 Unit            2,239.58
        272 Hogansville Shopping Center                       1985               32,800 Sq Foot            25.91
        273 Mayfair Village                                   1953                   83 Unit           10,168.67
        274 Andover Court Apartments                          1980                   52 Unit           15,384.62
        275 Fulton Place Apartments                           1977                   70 Unit           11,428.57
----------------------------------------------------------------------------------------------------------------------
        276 Oakridge                                          1978                   56 Unit           14,125.00
        277 2837-2839 Decatur Ave                             1930                   38 Unit           16,368.42
        278 Lincoln Square                                    1907                   38 Unit           15,789.47
        279 2550 Briggs Ave                                   1920                   28 Unit           20,321.43
        280 334 East 205th St                                 1930                   28 Unit           19,500.00
----------------------------------------------------------------------------------------------------------------------
        281 Starlight Valley Apartments                    1978-84                   48 Unit            9,312.50
        282 2530-32 Bathgate Ave                              1930                   24 Unit           17,875.00
        283 Storhouse Mini-Storage                            1987                  247 Unit            1,619.43
        284 Parkside Phase II                                 1983                   18 Unit           22,222.22

 Control                                         Occupancy          Underwriting
   No.  Property Name                            Percentage          Reserves
========================================================================================
      271 Atlanta Highway Mini-Storage              84.9              13.00 Unit
      272 Hogansville Shopping Center              100.0               0.16 Sq Foot
      273 Mayfair Village                          100.0             276.00 Unit
      274 Andover Court Apartments                  92.3             250.00 Unit
      275 Fulton Place Apartments                   98.6             250.00 Unit
----------------------------------------------------------------------------------------
      276 Oakridge                                  94.6             276.00 Unit
      277 2837-2839 Decatur Ave                     94.7             305.00 Unit
      278 Lincoln Square                            89.5             175.00 Unit
      279 2550 Briggs Ave                           97.4             266.00 Unit
      280 334 East 205th St                         96.4             302.00 Unit
----------------------------------------------------------------------------------------
      281 Starlight Valley Apartments               93.8             288.00 Unit
      282 2530-32 Bathgate Ave                      91.7             392.00 Unit
      283 Storhouse Mini-Storage                    97.6               9.00 Unit
      284 Parkside Phase II                         94.4             398.00 Unit

                                                                                  Largest Retail Tenant
                                                           -----------------------------------------------------------------
                                                                                                        Tenant      Lease
Control                                      Administrative                                           Area Leased  Exp Date  Control
  No.    Property Name                         Cost Rate   Tenant Name                                 (Sq. Ft.)   (Sq. Ft.)    No.
====================================================================================================================================
     271 Atlanta Highway Mini-Storage            0.1350                                                                         271
     272 Hogansville Shopping Center             0.1350    Piggly Wiggly                                  16,200      07/03     272
     273 Mayfair Village                         0.1350                                                                         273
     274 Andover Court Apartments                0.1350                                                                         274
     275 Fulton Place Apartments                 0.1350                                                                         275
------------------------------------------------------------------------------------------------------------------------------------
     276 Oakridge                                0.1350                                                                         276
     277 2837-2839 Decatur Ave                   0.1350                                                                         277
     278 Lincoln Square                          0.1350                                                                         278
     279 2550 Briggs Ave                         0.1350                                                                         279
     280 334 East 205th St                       0.1350                                                                         280
------------------------------------------------------------------------------------------------------------------------------------
     281 Starlight Valley Apartments             0.1350                                                                         281
     282 2530-32 Bathgate Ave                    0.1350                                                                         282
     283 Storhouse Mini-Storage                  0.1350                                                                         283
     284 Parkside Phase II                       0.5550                                                                         284

1. Ctrl. Nos. 52, 105, 130, 175, 195 and 208 are cross-collateralized and cross-defaulted.
2. Ctrl. Nos. 58 and 266 are cross-collateralized and cross-defaulted.
3. Ctrl. Nos. 64, 90, 99 and 220 are cross-collateralized and cross-defaulted.
4. Ctrl. Nos. 183, 234 and 237 are cross-collateralized and cross-defaulted.
5. Ctrl. Nos. 256, 264 and 272 are cross-collateralized and cross-defaulted.
6. Ctrl. No. 231: Loan consists of 2 tranches. The loan, as a whole is assumed to have certain loan terms, such as original term to maturity, original amortization term, remaining term, and prepayment terms identical to Tranche "B".
7. Ctrl. No. 13: This loan is deemed to be secured by an office property located in Texas for the tables contained herein.
8. Ctrl. No. 71: This loan is deemed to be secured by a self-storage facility located in New Mexico for the tables contained herein.
9. Ctrl. No. 80: Prepayment provision - Years 0-7: locked out; Years 8-10:
   Greater of 1% or Treasury Yield Maintenance;
     Year 11: Lessor of 5% or (Greater of 1% of Treasury Yield Maintenance)
     Year 12: Lessor of 4% or (Greater of 1% of Treasury Yield Maintenance)
     Year 13: Lessor of 3% or (Greater of 1% of Treasury Yield Maintenance)
     Year 14: Lessor of 3% or (Greater of 1% of Treasury Yield Maintenance)
     Year 14 1/2: Lessor of 1% or (Greater of 1% of Treasury Yield Maintenance) Year 15: Open
10. Ctrl. No. 151: $150,000 in lease escrow was used to pay down the principal on 3/21/97 in accordance with the Lease Renewal Escrow Agreement.
11. Ctrl. Nos. 16, 72, 103, 199: Hyper-amortizing loans. The Maturity Dates used herein are the "Expected Repayment Dates". Scheduled Maturity Date Balances and LTVs are assumed to be zero.
12. Ctrl. Nos. 185, 210 and 247 are condominium properties.

                                     ANNEX B

             FIRST UNION - LEHMAN BROTHERS COMMERCIAL MORTGAGE TRUST
                MORTGAGE PASS-THROUGH CERTIFICATES SERIES 1997-C1

                                 $1,166,079,000
                              OFFERED CERTIFICATES


     [GRAPHIC OF CONTINENTAL U.S. MAP INDICATING THE GEOGRAPHIC CONCENTRATIONS OF THE MORTGAGE LOANS IN EACH STATE OF THE UNITED STATES OF AMERICA WHERE MORTGAGED PROPERTIES ARE LOCATED AS SET FORTH ON P. S-37 OF THE PROSPECTUS SUPPLEMENT.]

                   % OF MORTGAGE POOL BY CUT-OFF DATE BALANCE


LEHMAN BROTHERS                                FIRST UNION CAPITAL MARKETS CORP.

THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES ARE ADVISED TO CAREFULLY READ, AND SHOULD RELY SOLELY ON THE DETAILED INFORMATION APPEARING IN THE PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS ANNEX B DOES NOT INCLUDE ALL RELEVANT INFORMATION RELATING TO THE SECURITIES AND UNDERLYING ASSETS DESCRIBED HEREIN, PARTICULARLY WITH RESPECT TO THE RISKS AND SPECIAL CONSIDERATIONS INVOLVED WITH AN INVESTMENT IN SUCH SECURITIES AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION SET FORTH IN THE PROSPECTUS AND PROSPECTUS SUPPLEMENT. CERTAIN CAPITALIZED TERMS USED HEREIN MAY BE DEFINED IN THE PROSPECTUS OR PROSPECTUS SUPPLEMENT.

              FIRST UNION-LEHMAN BROTHERS COMMERCIAL MORTGAGE TRUST
                MORTGAGE PASS-THROUGH CERTIFICATES SERIES 1997-C1
                                 (FU-LB 1997-C1)


--------------------------------------------------------------------------------
                                                                % CREDIT
                                             % OF DEAL         ENHANCEMENT
------------------------------------------
CLASS A-1                   |            |
AAA/Aaa                     |            |     15.2%              30.0%
--------------------------  |            |
CLASS A-2                   |            |
AAA/Aaa                     |            |     24.8%              30.0%
--------------------------  |            |
CLASS A-3                   |  CLASS I0  |
AAA/Aaa                     |  AAA/Aaa   |     30.0%              30.0%
--------------------------  |            |
CLASS B                     |            |
AA/Aa                       |            |      6.0%              24.0%
--------------------------  |            |
CLASS C                     |            |
A/A2                        |            |      5.5%              18.5%
--------------------------  |            |
CLASS D                     |            |
BBB/Baa2                    |            |      5.5%              13.0%
--------------------------  |            |
CLASS E                     |            |
BBB-/Baa3                   |            |      1.5%              11.5%
--------------------------  |            |
CLASS F                     |            |      5.5%               6.0%
--------------------------  |            |
CLASS G                     |            |      1.0%               5.0%
--------------------------  |            |
CLASS H                     |            |      2.0%               3.0%
--------------------------  |            |
CLASS J                     |            |      1.0%               2.0%
--------------------------  |            |
CLASS K                     |            |      2.0%
------------------------------------------
--------------------------------------------------------------------------------


===================================================================================================================================
                   ORIGINAL              RATING                                   AVG            PRINCIPAL               LEGAL
  CLASS              FACE                (F/M)         DESCRIPTION    COUPON    LIFE (1)         WINDOW (1)              STATUS
-----------------------------------------------------------------------------------------------------------------------------------
   A-1           $ 200,000,000          AAA/Aaa           Fixed                  4.84            6/97 - 2/04             Public
-----------------------------------------------------------------------------------------------------------------------------------
   A-2           $ 327,041,000          AAA/Aaa           Fixed                  7.79           2/04 - 12/06             Public
-----------------------------------------------------------------------------------------------------------------------------------
   A-3           $ 395,281,000          AAA/Aaa           Fixed                  9.70           12/06 - 4/07             Public
-----------------------------------------------------------------------------------------------------------------------------------
   IO         $ 1,317,603,419 (2)       AAA/Aaa           WAC IO                 9.56 (3)            N/A                 Public
-----------------------------------------------------------------------------------------------------------------------------------
    B            $ 79,056,000            AA/Aa2           Fixed                  9.89            4/07 - 4/07             Public
-----------------------------------------------------------------------------------------------------------------------------------
    C            $ 72,468,000             A/A2            Fixed                  9.89            4/07 - 4/07             Public
-----------------------------------------------------------------------------------------------------------------------------------
    D            $ 72,468,000           BBB/Baa2          Fixed                 10.06           4/07 - 10/08             Public
-----------------------------------------------------------------------------------------------------------------------------------
    E            $ 19,765,000          BBB-/Baa3          Fixed                 11.46           10/08 - 5/09             Public
-----------------------------------------------------------------------------------------------------------------------------------
    F            $ 72,468,213         Not Offered         Fixed                 14.61           5/09 - 10/14          Private, 144A
-----------------------------------------------------------------------------------------------------------------------------------
    G            $ 13,176,035         Not Offered         Fixed                 18.44           10/14 - 11/16         Private, 144A
-----------------------------------------------------------------------------------------------------------------------------------
    H            $ 26,352,069         Not Offered         Fixed                 19.86           11/16 - 4/17          Private, 144A
-----------------------------------------------------------------------------------------------------------------------------------
    J            $ 13,176,034         Not Offered         Fixed                 21.30            4/17 - 2/20          Private, 144A
-----------------------------------------------------------------------------------------------------------------------------------
    K            $ 26,352,069         Not Offered         Fixed                 25.99            2/20 - 4/27          Private, 144A
-----------------------------------------------------------------------------------------------------------------------------------
  Total         $ 1,317,603,419
===================================================================================================================================

(1)  Assuming 0% CPR, no losses.

(2)  Represents notional amount.

(3)  Represents average life of related principal notional amounts.

RATING AGENCIES:         Fitch Investors Service, L.P. and Moody's Investors
                         Service, Inc.

TRUSTEE:                 State Street Bank and Trust Company

MASTER SERVICER:         First Union National Bank of North Carolina

SPECIAL SERVICER:        CRIIMI MAE Services Limited Partnership

CLOSING DATE:            On or about May 29, 1997.

ERISA: Classes A-1, A-2, A-3 and IO are expected to be eligible for Lehman Brothers Inc.'s individual prohibited transaction exemption with respect to ERISA.

SMMEA: Classes A-1, A-2, A-3 and B are "mortgage related securities" for purposes of SMMEA.

PAYMENT: Pays on 18th of each month, or if such date is not a business day, then the following business day.

THE CLASS IO:            The Class IO is comprised of twelve components, one
                         relating to each class of Sequential Pay Certificates.

OPTIONAL CALL:           1% Clean-up Call.

COLLATERAL:              The Certificates are backed by mortgage loans secured
                         by first liens on 284 commercial and multifamily properties, such mortgage loans having been originated by an affiliate of Lehman Brothers, or its approved conduit originators, or First Union National Bank of North Carolina, or its approved conduit originators.

OFFERING HIGHLIGHTS:

     o NEWLY ORIGINATED COLLATERAL. The collateral consists of 284 Mortgage Loans with a principal balance of approximately $1.318 billion. 60.4% of the Mortgage Loans, by balance, were contributed by an affiliate of Lehman Brothers and 39.6% of the Mortgage Loans by balance, were contributed by First Union National Bank of North Carolina.

     o    CALL PROTECTION.

          100% of the loans have call protection: 68.1% of Mortgage Loans have lockout initially then yield maintenance and/or declining penalties and/or open periods.


=======================================================================================================================
                         TYPE OF CALL PROTECTION                                # OF LOANS                 % OF BALANCE
-----------------------------------------------------------------------------------------------------------------------
  Lockout (weighted average 52 months), then yield maintenance ("YM")*             160                        49.8%
-----------------------------------------------------------------------------------------------------------------------
Lockout (weighted average 41 months), then YM*, then declining penalties            21                        13.3%
-----------------------------------------------------------------------------------------------------------------------
     Lockout (weighted average 30 months), then declining penalties                  5                         1.6%
-----------------------------------------------------------------------------------------------------------------------
            Lockout (weighted average 118 months), then open                        11                         3.4%
-----------------------------------------------------------------------------------------------------------------------
          Defeasance or Lockout then Defeasance (Lender Option)                     61                        24.7%
-----------------------------------------------------------------------------------------------------------------------
                                YM * only                                           24                         6.7%
-----------------------------------------------------------------------------------------------------------------------
                     YM *, then declining penalties                                  1                         0.4%
-----------------------------------------------------------------------------------------------------------------------
                        Declining penalties only                                     1                         0.2%
=======================================================================================================================

          * 90% of Mortgage Loans with yield maintenance are calculated at Treasuries flat.

     O    NO LOAN DELINQUENT 30 DAYS OR MORE AS OF THE CUT-OFF DATE.

     O    $4.6MM AVERAGE LOAN BALANCE AS OF THE CUT-OFF DATE.

     O    1.34X WEIGHTED AVERAGE DEBT SERVICE COVERAGE AS OF THE CUT-OFF DATE.

     O    69.9% WEIGHTED AVERAGE LOAN TO VALUE AS OF THE CUT-OFF DATE.

     O DIVERSIFIED PROPERTY TYPES. 39.9% Multifamily concentration. Less than 10% concentrations in Office (5.3%) and Hotel (9.8%).

     o DIVERSIFIED GEOGRAPHIC LOCATIONS: 40 states; top three states are Texas (13.8%), Florida (12.2%), and California (7.9%); all other states are under 7% concentration each.

     o DETAILED MONTHLY INVESTOR REPORTING. Updated collateral summary information will be a part of the monthly remittance report in addition to detailed P&I payment and delinquency information. Quarterly NOI and Occupancy data, to the extent delivered by the borrowers, will be available to Certificateholders through the Trustee. The following is a list of all the reports that will be available to Certificateholders:

     NAME OF REPORT                          DESCRIPTION (INFORMATION PROVIDED)
--------------------------------------------------------------------------------
1    Remittance Report                       principal and interest
                                             distributions, principal balances
--------------------------------------------------------------------------------
2    Mortgage Loan Status Report             portfolio stratifications
--------------------------------------------------------------------------------
3    Comparative Financial Status Report     revenue, NOI, DSCR to the extent
                                             available
--------------------------------------------------------------------------------
4    Delinquent Loan Status Report           listing of delinquent mortgage
                                             loans
--------------------------------------------------------------------------------
5    Historical Loan Modification Report     information on modified mortgage
                                             loans
--------------------------------------------------------------------------------
6    Historical Loss Estimate Report         liquidation proceeds, expenses, and
                                             realized losses
--------------------------------------------------------------------------------
7    REO Status Report                       NOI and value of REO
--------------------------------------------------------------------------------
8    Watch List                              listing of loans in jeopardy of
                                             becoming Specially Serviced

     O    CASH FLOWS WILL BE MODELED ON BLOOMBERG.

                       PRIORITY AND TIMING OF CASH FLOWS *

         [IN THE PRINTED MATERIAL A BAR CHART DEPICTS THE PRINCIPAL AND INTEREST CASH FLOWS TO WHICH EACH CLASS OF OFFERED CERTIFICATES
          GENERALLY WOULD BE ENTITLED, ASSUMING 0% CPR AND NO LOSSES]

                          * Assuming 0% CPR, no losses.


MORTGAGE LOANS:               The collateral consists of an approximately
                              $1.317 billion pool of 284 fixed rate mortgage loans secured by first liens on commercial and multifamily properties in 40 different states. As of the Cut-off Date, the Mortgage Loans have a WAC of 8.717% and a WAM of 130 months. See the Prospectus Supplement or Collateral Summary tables at the end of this memo for more Mortgage Loan details.

DISTRIBUTIONS:                Principal and interest payments will generally be
                              made to Certificateholders in the following order:
                              1)   Interest to the Senior Classes: Class A-1,
                                   Class A-2, Class A-3 and Class IO, pro rata,
                              2)   Principal to Class A-1 until such Class is
                                   retired,*
                              3)   Principal to Class A-2 until such Class is
                                   retired,*
                              4)   Principal to Class A-3 until such Class is
                                   retired,*
                              5)   Interest to Class B, then Principal to Class
                                   B until such Class is retired,
                              6)   Interest to Class C, then Principal to Class
                                   C until such Class is retired,
                              7)   Interest to Class D, then Principal to Class
                                   D until such Class is retired,
                              8)   Interest to Class E, then Principal to Class
                                   E until such Class is retired,
                              9)   Interest and Principal to the Private
                                   Classes, sequentially.
                              *    Pro rata if Classes B through K were retired
                                   as a result of losses.

CREDIT ENHANCEMENT:           Credit enhancement for each class of Certificates
                              will be provided by the classes of Certificates which are subordinate in priority with respect to payments of interest and principal.

REALIZED LOSSES:              Realized Losses from any Mortgage Loan will be
                              allocated in reverse sequential order (i.e. K, J, H, G, F, E, D, C, B and then pro-rata to Classes
                              A-1, A-2, and A-3).

APPRAISAL REDUCTIONS:         With respect to certain Mortgage Loans as to which
                              an appraisal is required (including any Mortgage
                              Loan that becomes 60 days delinquent), an Appraisal Reduction Amount may be created, in the amount, if any, by which the Stated Principal
                              Balance of such Mortgage Loan, together with unadvanced interest, unreimbursed advances of certain other items, exceeds 90% of the appraised value of the related Mortgaged Property. The
                              Appraisal Reduction Amount will reduce
                              proportionately the amount of any P&I Advance for such loan, which reduction may result in a shortfall of interest to the most subordinate class of Sequential Pay Certificates outstanding.
                              The Appraisal Reduction Amount will be reduced to zero as of the date the related Mortgage Loan has been brought current for three months, paid in full, repurchased or otherwise liquidated, and any shortfalls borne by the subordinate classes may be made whole.

PREPAYMENT PREMIUMS (% represents % of Cut-off Date Balances):

===============================================================================================================================
PREPAYMENT
  PREMIUM          5/97      5/98       5/99      5/00      5/01       5/02      5/03      5/04       5/05      5/06      5/07
-------------------------------------------------------------------------------------------------------------------------------
 LOCK-OUT          89.7%     87.2%      79.6%     55.1%     20.3%       7.9%      7.9%      6.2%       4.3%      4.0%      1.2%
-------------------------------------------------------------------------------------------------------------------------------
DEFEASANCE          3.0       3.0        7.9      16.9      22.4       24.7      24.7      13.0       13.0      12.8       2.6
-------------------------------------------------------------------------------------------------------------------------------
    YM              7.1       9.6       11.3      26.5      54.5       63.1      58.2      49.4       51.2      46.2      10.7
-------------------------------------------------------------------------------------------------------------------------------
    5%                                   0.3                 0.3                  0.3                            0.4       1.3
-------------------------------------------------------------------------------------------------------------------------------
    4%                                   0.8       1.0                  0.3                 0.3                            0.4
-------------------------------------------------------------------------------------------------------------------------------
    3%              0.2                            0.3       1.0                  3.0       2.9
-------------------------------------------------------------------------------------------------------------------------------
    2%                        0.2                            0.3        1.6       1.4       3.0        3.5
-------------------------------------------------------------------------------------------------------------------------------
    1%                                   0.2       0.2       0.6        0.9       1.7       2.0        3.4       5.0       1.5
-------------------------------------------------------------------------------------------------------------------------------
   OPEN                                                      0.5        0.7       2.0       1.3        2.6       9.6
-------------------------------------------------------------------------------------------------------------------------------
  MATURED                                                               0.9       0.9      21.9       22.0      22.0      82.4
-------------------------------------------------------------------------------------------------------------------------------
   TOTAL          100.0%    100.0%     100.0%    100.0%    100.0%     100.0%    100.0%    100.0%     100.0%    100.0%    100.0%
===============================================================================================================================

     * Note that Prepayment Premiums generally end prior to the last six months before the Mortgage Loan's maturity date.

ALLOCATION OF PREPAYMENT PREMIUMS:

                    All Prepayment Premiums are distributed to Certificateholders on the Distribution Date following the one-month collection period in which the prepayment occurred. All Prepayment Premiums will be allocated up to an amount equal to, and pro rata on the basis of, the "PV Yield Loss Amount" for the Class IO Certificates and for each Class of Sequential Pay Certificates receiving principal. Any excess amounts will be distributed to Class IO.

TREASURY YIELD MAINTENANCE PREPAYMENT EXAMPLE:

                    (SEE "DESCRIPTION OF CERTIFICATES" IN THE PROSPECTUS SUPPLEMENT) Yield Maintenance represents a Prepayment Premium which will generally be equal to the present value of the reduction in interest payments as a result of the prepayment through the maturity of the Mortgage Loan, discounted at the yield of a Treasury security of similar maturity in most cases, (converted from semi-annual to monthly pay).

                    GENERAL YIELD MAINTENANCE EXAMPLE:
                    Assuming the structure presented on page 1 of this memo and the following assumptions:

             Weighted Average Net Mortgage Rate = 8.60%
================================================================================
                                                                       VARIABLE
                                 ASSUMED                   ASSUMED     INTEREST
               PRINCIPAL          FINAL                      IO        PAYMENT
             DISTRIBUTION     DISTRIBUTION     ASSUMED    COMPONENT   ADJUSTMENT
COMPONENT        FROM             DATE         COUPON       RATE      FOR $10MM
--------------------------------------------------------------------------------
   A-1          6/18/97         2/18/04         7.30%       1.30%     $10,833.33
--------------------------------------------------------------------------------
   A-2          3/18/04         12/18/06        7.60%       1.00%     $ 8,333.33
--------------------------------------------------------------------------------
  A-3 *         1/18/07         4/18/07         7.70%       0.90%     $ 7,500.00
--------------------------------------------------------------------------------
    D           5/18/07         10/18/08        7.80%       0.80%     $ 6,666.67
--------------------------------------------------------------------------------
    E           11/18/08        5/18/09         7.80%       0.80%     $ 6,666.67
--------------------------------------------------------------------------------
    F           6/18/09         10/18/14        7.00%       1.60%     $13,333.33
--------------------------------------------------------------------------------
    G           11/18/14        11/18/16        7.00%       1.60%     $13,333.33
--------------------------------------------------------------------------------
    H           12/18/16        4/18/17         7.00%       1.60%     $13,333.33
--------------------------------------------------------------------------------
    J           5/18/17         2/18/20         7.00%       1.60%     $13,333.33
--------------------------------------------------------------------------------
    K           3/18/20         4/18/27         7.00%       1.60%     $13,333.33
================================================================================
     * Component Classes B and C have the same Assumed Final Distribution Date as Class A-3.

     Mortgage Loan Characteristics of loan being prepaid* :

          Balance                            $10,000,000
          Coupon                             9.0%
          Maturity                           10 yrs (June 1, 2007)
          Amortization Term                  30 yrs
          Prepayment Date                    6/1/97
          Prepayment Premium Type            Yield Maintenance

* The Yield Maintenance formula for certain Mortgage Loans may result in a lower Yield Maintenance prepayment premium than set forth in this example.

===================================================================================================================
                                                            MORTGAGE           CLASS A-1           CLASS IO
                                                              LOAN            CERTIFICATES       CERTIFICATES
-------------------------------------------------------------------------------------------------------------------
AMOUNT OF PRINCIPAL PREPAYMENT                           $  10,000,000       $  10,000,000       $  10,000,000
-------------------------------------------------------------------------------------------------------------------
MATURITY DATE OF THE MORTGAGE LOAN                           6/1/07
END OF RELEVANT INTEREST PAYMENT PERIOD (1)                                     2/18/04             6/18/07
NUMBER OF PAYMENTS (2)                                        120                  80                 120
-------------------------------------------------------------------------------------------------------------------
TREASURY NOTE USED FOR REINVESTMENT YIELD (3)               6.25% 2/07         5.875% 2/04         6.25% 2/07
TREASURY YIELD (CBE)                                           6.95%              6.90%               6.95%
REINVESTMENT YIELD (MTG) (4)                                   6.85%              6.80%               6.85%
-------------------------------------------------------------------------------------------------------------------
MORTGAGE RATE                                                  9.00%
PAYMENT DIFFERENTIAL ($ PER MONTH) (5)                   $   17,916.67
-------------------------------------------------------------------------------------------------------------------
CERTIFICATE PASS-THROUGH RATE                                                      7.30%
FIXED INTEREST PAYMENT ADJUSTMENT ($ PER MONTH) (6)                          $    4,166.67
-------------------------------------------------------------------------------------------------------------------
VARIABLE INTEREST PAYMENT ADJUSTMENT ($ PER MONTH)
    6/18/97 TO 2/18/04                                                                           $   10,833.33 (7)
    3/18/04 TO 12/18/06                                                                          $    8,333.33 (8)
    1/18/07 TO 4/18/07                                                                           $    7,500.00 (9)
    5/18/07 TO 6/18/07                                                                           $    6,666.67 (10)
-------------------------------------------------------------------------------------------------------------------
TOTAL PREPAYMENT PREMIUM                                 $    1,553,421
PV  YIELD LOSS AMOUNT                                                        $     267,412       $     879,313
-------------------------------------------------------------------------------------------------------------------
REMAINDER OF PREPAYMENT PREMIUM                                                                  $     406,696 (11)
(ALLOCATED TO CLASS IO)
===================================================================================================================

(1) For the Class A-1 Certificates, the earlier of the Assumed Final Distribution Date for such Class and the first Distribution Date following the maturity date of the Mortgage Loan; For the Class IO Certificates, the first Distribution date following the maturity date of the Mortgage Loan.

(2)  The number of payments to discount for PV Yield Loss calculation.

(3) The treasury note with a maturity date closest to the maturity date of the loan or the end of relevant interest payment period.

(4) The Reinvestment Yield used is the mortgage equivalent of the CBE treasury yield.

(5) (Mortgage Rate - Reinvestment Yield) x (amount of Principal Prepayment) / 12 used for 120 payments.

(6) (Pass-Through Rate for Class A-1 Certificates - Reinvestment Yield) x (amount of Principal Prepayment) / 12 used for 80 payments.

(7) (130 bps) x (amount of Principal prepayment) / 12 used for 80 payments; relates to Component A-1 of the aggregate Notional Amount of Class IO Certificates.

(8) (100 bps) x (amount of Principal prepayment) / 12 used for 34 payments; relates to Component A-2 of the aggregate Notional Amount of Class IO Certificates.

(9) (90 bps) x (amount of Principal prepayment) / 12 used for 4 payments; relates to Component A-3 of the aggregate Notional Amount of Class IO Certificates.

(10) (80 bps) x (amount of Principal prepayment) / 12 used for 2 payments; relates to Component D of the aggregate Notional Amount of Class IO Certificates. No Variable Interest Payment Adjustments relate to Component B or C because, based on the Mortgage Loan Assumptions and a 0% CPR, the Class B and C Certificates would be retired on the same date as the Class A-3 Certificates.

(11) Excess of Prepayment Premium over aggregate PV Yield Loss Amount for Class A-1 and Class IO Certificates will be allocated to Class IO

ADVANCING:          The Master Servicer will be obligated to make advances of
                    scheduled principal and interest payments (excluding balloon payments) and certain servicing expenses ("Advances"), to the extent that such Advances are deemed to be recoverable.
                    If the Master Servicer fails to make a required Advance, the Trustee will be obligated to make such advances.

CONTROLLING CLASS REPRESENTATIVE:

                    A Controlling Class Representative will be appointed by a majority of Certificateholders of the Controlling Class, which will generally be the most subordinate class with a Certificate Balance outstanding that is at least 25% of the initial Certificate Balance of such Class. The Controlling Class Representative will, subject to certain limitations, direct the Special Servicer on how to resolve delinquent or defaulted loans.

SPECIAL SERVICER FLEXIBILITY:

                    See "Servicing of the Mortgage Loans - The Special Servicer" in the Prospectus Supplement.

SPECIAL SERVICER:   CRIIMI MAE Services Limited Partnership ("CRIIMI"), a
                    Maryland limited partnership, the general partner of which is CRIIMI MAE Management, Inc.

                    As of March 31, 1997, CRIIMI had a total commercial and multifamily mortgage loan servicing portfolio (including loans serviced for its own accounts and for others) of approximately $6.4 billion.

MASTER SERVICER:    First Union National Bank of North Carolina ("FUNB"). As of
                    March 31, 1997, FUNB had a total commercial and multifamily mortgage loan servicing portfolio (including loans serviced for its own accounts and for others) of approximately $4 billion.


MINIMUM DENOMINATIONS:

                                    MINIMUM            INCREMENTS
         CLASSES                  DENOMINATION         THEREAFTER       DELIVERY
--------------------------------------------------------------------------------
A-1, A-2, A-3, B, C, D, AND E       $ 10,000              $1              DTC
--------------------------------------------------------------------------------
           IO                       $100,000              $1              DTC

FU-LB 97-C1 COLLATERAL OVERVIEW (AS OF THE CUT-OFF DATE - MAY 1, 1997):

           GENERAL CHARACTERISTICS
===============================================

     CHARACTERISTICS
-----------------------------------------------
         AMOUNT                  $1,317,603,420
-----------------------------------------------
       # OF LOANS                      284
-----------------------------------------------
        GROSS WAC                    8.717 %
-----------------------------------------------
      ORIGINAL WAM                 133 months
-----------------------------------------------
      REMAINING WAM                130 months
-----------------------------------------------
    AVG. LOAN BALANCE              $4,639,449
-----------------------------------------------
         WA DSCR                      1.34x
-----------------------------------------------
WA CUT-OFF DATE LTV RATIO             69.9%
-----------------------------------------------
      BALLOON LOANS                   89.1%
===============================================


                 PROPERTY TYPES
===========================================
      PROPERTY            % OF INITIAL POOL
       TYPES                   BALANCE
-------------------------------------------
    Multifamily                 39.9%
-------------------------------------------
       Retail                   39.3%
-------------------------------------------
       Hotel                     9.8%
-------------------------------------------
       Office                    5.3%
-------------------------------------------
Industrial/Warehouse             2.4%
-------------------------------------------
    Self Storage                 1.2%
-------------------------------------------
    Health Care                  1.1%
-------------------------------------------
  Mobile Home Park               1.0%
===========================================


DEAL SUMMARY BY PROPERTY TYPE:

====================================================================================================================================
                         #        AGGREGATE       %        AVERAGE                REM       WA              WA                 %
PROPERTY                 OF        CUT-OFF        OF       CUT-OFF      GROSS     WAM      LTV      WA      OCC       %      BALLOON
  TYPE                  LOANS      BALANCE       DEAL      BALANCE       WAC     (MTHS)   RATIO    DSCR   RATE (1)  CA (2)     (2)
------------------------------------------------------------------------------------------------------------------------------------
MULTIFAMILY              123   $  526,087,118    39.9%   $  4,277,131    8.44%     134      75%    1.30X     95%     1.6%    36.5%
------------------------------------------------------------------------------------------------------------------------------------
     Multifamily         112      500,833,831    38.0       4,471,731    8.42      125      75     1.31      95      1.6     35.2
------------------------------------------------------------------------------------------------------------------------------------
     Section 42           11       25,253,287     1.9       2,295,753    8.87      304      75     1.23      96      0.0      1.3
------------------------------------------------------------------------------------------------------------------------------------
RETAIL                    95      518,132,860    39.3       5,454,030    8.75      127      69     1.33      95      3.9     36.3
------------------------------------------------------------------------------------------------------------------------------------
     Anchored             69      430,161,261    32.6       6,234,221    8.72      130      69     1.32      96      3.4     29.6
------------------------------------------------------------------------------------------------------------------------------------
     Unanchored           26       87,971,600     6.7       3,383,523    8.89      111      65     1.39      95      0.5      6.7
------------------------------------------------------------------------------------------------------------------------------------
HOTEL                     28      128,895,197     9.8       4,603,400    9.37      142      61     1.49      NA      0.3      6.6
------------------------------------------------------------------------------------------------------------------------------------
     Full Service          9       44,724,707     3.4       4,969,412    9.37      171      60     1.56      NA      0.0      1.8
------------------------------------------------------------------------------------------------------------------------------------
     Limited Service      19       84,170,490     6.4       4,430,026    9.37      127      62     1.46      NA      0.3      4.8
------------------------------------------------------------------------------------------------------------------------------------
OFFICE                    14       70,049,532     5.3       5,003,538    9.02      114      63     1.42      87      1.5      4.3
------------------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL                11       31,192,560     2.4       2,835,687    8.99      122      63     1.33     100      0.0      2.0
------------------------------------------------------------------------------------------------------------------------------------
SELF STORAGE               6       15,257,179     1.2       2,542,863    9.34      115      63     1.38      81      0.3      1.2
------------------------------------------------------------------------------------------------------------------------------------
HEALTH CARE                4       14,817,863     1.1       3,704,466    8.66      118      71     1.36      95      0.3      1.1
------------------------------------------------------------------------------------------------------------------------------------
     Assisted Living       1        2,522,748     0.2       2,522,748    9.00      119      79     1.38      98      0.0      0.2
------------------------------------------------------------------------------------------------------------------------------------
     Congregate Care       2       11,288,174     0.9       5,644,087    8.45      119      69     1.34      95      0.3      0.9
------------------------------------------------------------------------------------------------------------------------------------
     Skilled Nursing       1        1,006,941     0.1       1,006,941   10.13      114      69     1.51      84      0.0      0.1
------------------------------------------------------------------------------------------------------------------------------------
MOBILE HOME PARK           3       13,171,111     1.0       4,390,370    9.09       96      68     1.28      90      0.0      1.0
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
TOTAL/WTD. AVG           284   $1,317,603,420     100%   $  4,639,449    8.72%     130      70%   1.34X      95%     7.9%    89.1%
====================================================================================================================================

     (1)  Excluding Hotels.
     (2)  Represents % of total pool.

FU-LB 97-C1 COLLATERAL OVERVIEW (AS OF THE CUT-OFF DATE - MAY 1, 1997):

==============================================================================================================================
                         #       AGGREGATE        %          AVG           MINIMUM        MAXIMUM
PROPERTY                 OF       CUT-OFF         OF       CUT-OFF         CUT-OFF        CUT-OFF      GROSS     MIN      MAX
  TYPE                  LOANS     BALANCE        DEAL      BALANCE         BALANCE        BALANCE       WAC      WAC      WAC
------------------------------------------------------------------------------------------------------------------------------
MULTIFAMILY              123   $  526,087,118    39.9%   $  4,277,131   $    396,865   $ 29,981,525    8.44%    7.99%    9.62%
------------------------------------------------------------------------------------------------------------------------------
     Multifamily         112      500,833,831    38.0       4,471,731        396,865     29,981,525    8.42     7.99     9.35
------------------------------------------------------------------------------------------------------------------------------
     Section 42           11       25,253,287     1.9       2,295,753        598,613      5,986,402    8.87     8.60     9.62
------------------------------------------------------------------------------------------------------------------------------
RETAIL                    95      518,132,860    39.3       5,454,030        847,350     33,388,968    8.75     8.05     9.38
------------------------------------------------------------------------------------------------------------------------------
     Anchored             69      430,161,261    32.6       6,234,221        847,350     33,388,968    8.72     8.05     9.38
------------------------------------------------------------------------------------------------------------------------------
     Unanchored           26       87,971,600     6.7       3,383,523        943,343      6,843,890    8.89     8.53     9.18
------------------------------------------------------------------------------------------------------------------------------
HOTEL                     28      128,895,197     9.8       4,603,400      1,344,359     14,475,611    9.37     9.00    10.00
------------------------------------------------------------------------------------------------------------------------------
     Full Service          9       44,724,707     3.4       4,969,412      1,747,579      9,438,855    9.37     9.25    10.00
------------------------------------------------------------------------------------------------------------------------------
     Limited Service      19       84,170,490     6.4       4,430,026      1,344,359     14,475,611    9.37     9.00     9.75
------------------------------------------------------------------------------------------------------------------------------
OFFICE                    14       70,049,532     5.3       5,003,538        899,034     13,717,943    9.02     8.72     9.34
------------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL                11       31,192,560     2.4       2,835,687        896,605      5,983,662    8.99     8.73     9.75
------------------------------------------------------------------------------------------------------------------------------
SELF STORAGE               6       15,257,179     1.2       2,542,863        398,672      5,617,106    9.34     8.90     9.56
------------------------------------------------------------------------------------------------------------------------------
HEALTH CARE                4       14,817,863     1.1       3,704,466      1,006,941      7,695,326    8.66     8.37    10.13
------------------------------------------------------------------------------------------------------------------------------
     Assisted Living       1        2,522,748     0.2       2,522,748      2,522,748      2,522,748    9.00     9.00     9.00
------------------------------------------------------------------------------------------------------------------------------
     Congregate Care       2       11,288,174     0.9       5,644,087      3,592,848      7,695,326    8.45     8.37     8.49
------------------------------------------------------------------------------------------------------------------------------
     Skilled Nursing       1        1,006,941     0.1       1,006,941      1,006,941      1,006,941   10.13    10.13    10.13
------------------------------------------------------------------------------------------------------------------------------
MOBILE HOME PARK           3       13,171,111     1.0       4,390,370      3,183,914      5,393,201    9.09     8.33    10.50
------------------------------------------------------------------------------------------------------------------------------

==============================================================================================================================
TOTAL                    284   $1,317,603,420     100%   $  4,639,449   $    396,865   $ 33,388,968    8.72%    7.99%   10.50%
==============================================================================================================================


========================================================================================
                         MIN     MAX                              WA       MIN      MAX
PROPERTY                 WAM     WAM     WA     MIN     MAX       LTV      LTV      LTV
  TYPE                  (MTHS)  (MTHS)  DSCR    DSCR    DSCR     RATIO    RATIO    RATIO
----------------------------------------------------------------------------------------
MULTIFAMILY               52     359    1.30X   1.15X   1.64X     75%      51%      84%
----------------------------------------------------------------------------------------
     Multifamily          52     359    1.31    1.20    1.64      75       51       80
----------------------------------------------------------------------------------------
     Section 42           89     356    1.23    1.15    1.44      75       56       84
----------------------------------------------------------------------------------------
RETAIL                    78     239    1.33    1.25    1.83      69       31       79
----------------------------------------------------------------------------------------
     Anchored             78     239    1.32    1.25    1.83      69       31       79
----------------------------------------------------------------------------------------
     Unanchored           78     119    1.39    1.26    1.80      65       47       75
----------------------------------------------------------------------------------------
HOTEL                     51     270    1.49    1.32    1.86      61       46       70
----------------------------------------------------------------------------------------
     Full Service         81     270    1.56    1.38    1.86      60       50       70
----------------------------------------------------------------------------------------
     Limited Service      51     270    1.46    1.32    1.66      62       46       70
----------------------------------------------------------------------------------------
OFFICE                    78     119    1.42    1.29    1.63      63       48       75
----------------------------------------------------------------------------------------
INDUSTRIAL                80     179    1.33    1.23    1.55      63       53       72
----------------------------------------------------------------------------------------
SELF STORAGE             113     119    1.38    1.26    1.54      63       54       75
----------------------------------------------------------------------------------------
HEALTH CARE              114     119    1.36    1.34    1.51      71       65       79
----------------------------------------------------------------------------------------
     Assisted Living     119     119    1.38    1.38    1.38      79       79       79
----------------------------------------------------------------------------------------
     Congregate Care     118     119    1.34    1.34    1.36      69       65       71
----------------------------------------------------------------------------------------
     Skilled Nursing     114     114    1.51    1.51    1.51      69       69       69
----------------------------------------------------------------------------------------
MOBILE HOME PARK          57     118    1.28    1.26    1.29      68       63       75
----------------------------------------------------------------------------------------

========================================================================================
TOTAL                     51     359    1.34X   1.15X   1.86X     70%      31%      84%
========================================================================================

FU-LB 97-C1 COLLATERAL OVERVIEW (AS OF THE CUT-OFF DATE - MAY 1, 1997):


                       LOAN SIZE DISTRIBUTION
==================================================================
                                                      % OF INITIAL
   BALANCE RANGE ($)              # OF LOANS          POOL BALANCE
------------------------------------------------------------------
         1 -  2,000,000               74                  6.80%
------------------------------------------------------------------
 2,000,001 -  4,000,000               97                 22.25
------------------------------------------------------------------
 4,000,001 -  6,000,000               52                 19.89
------------------------------------------------------------------
 6,000,001 -  8,000,000               30                 15.81
------------------------------------------------------------------
 8,000,001 - 10,000,000               10                  6.89
------------------------------------------------------------------
10,000,001 - 12,000,000                3                  2.54
------------------------------------------------------------------
12,000,001 - 14,000,000                7                  7.02
------------------------------------------------------------------
14,000,001 - 16,000,000                1                  1.10
------------------------------------------------------------------
16,000,001 - 18,000,000                1                  1.25
------------------------------------------------------------------
18,000,001 - 20,000,000                3                  4.35
------------------------------------------------------------------
      20,000,001+                      6                 12.10
==================================================================


      GROSS RATE DISTRIBUTION
====================================
   GROSS RATE           % OF INITIAL
      (%)               POOL BALANCE
------------------------------------
 7.751 -  8.000%             5.65%
------------------------------------
 8.001 -  8.250%             7.73
------------------------------------
 8.251 -  8.500%            17.38
------------------------------------
 8.501 -  8.750%            28.55
------------------------------------
 8.751 -  9.000%            19.69
------------------------------------
 9.001 -  9.250%             11.45
------------------------------------
 9.251 -  9.500%              7.13
------------------------------------
 9.501 -  9.750%              1.87
------------------------------------
 9.751 - 10.000%              0.13
------------------------------------
10.001 - 10.250%              0.08
------------------------------------
10.251 - 10.500%              0.35
====================================


    REMAINING TERMS TO MATURITY                  REMAINING AMORTIZATION TERM
================================               =================================
   MONTHS           % OF INITIAL                 MONTHS             % OF INITIAL
                    POOL BALANCE                                    POOL BALANCE
--------------------------------               ---------------------------------
 51 -  72               0.86%                  162 - 239                6.86%
--------------------------------               ---------------------------------
 73 -  88              21.04                   240 - 274                2.95
--------------------------------               ---------------------------------
 89 - 107               0.11                   275 - 296                7.80
--------------------------------               ---------------------------------
108 - 120              60.40                   297 - 348               22.85
--------------------------------               ---------------------------------
121 - 240              11.58                   349 - 356               19.78
--------------------------------               ---------------------------------
241 - 274               1.72                   357 - 360               39.77
--------------------------------               =================================
   275+                 4.30
================================


  DEBT SERVICE COVERAGE RATIOS                       LOAN TO VALUE % (LTV)
================================               =================================
                    % OF INITIAL               LTV RANGES           % OF INITIAL
DSCR RANGE (X)      POOL BALANCE                                    POOL BALANCE
--------------------------------               ---------------------------------
1.101 - 1.200          2.57%                   30.001 - 35.000          0.40%
--------------------------------               ---------------------------------
1.201 - 1.300         44.74                    40.001 - 45.000          0.24
--------------------------------               ---------------------------------
1.301 - 1.400         31.59                    45.001 - 50.000          2.69
--------------------------------               ---------------------------------
1.401 - 1.500         10.74                    50.001 - 55.000          4.11
--------------------------------               ---------------------------------
1.501 - 1.600          4.86                    55.001 - 60.000          5.40
--------------------------------               ---------------------------------
1.601 - 1.700          4.16                    60.001 - 65.000          9.32
--------------------------------               ---------------------------------
1.701 - 1.800          0.93                    65.001 - 70.000         16.45
--------------------------------               ---------------------------------
1.801 - 1.900          0.41                    70.001 - 75.000         42.01
================================               ---------------------------------
                                               75.001 - 80.000         19.01
                                               ---------------------------------
                                               80.001 - 85.000          0.36
                                               =================================


                               STATE DISTRIBUTION
================================               =================================
STATE               % OF INITIAL               STATE                % OF INITIAL
                    POOL BALANCE                                    POOL BALANCE
--------------------------------               ---------------------------------
 TX                   13.82%                    GA                     5.27%
--------------------------------               ---------------------------------
 FL                   12.15                     NJ                     3.98
--------------------------------               ---------------------------------
 CA                    7.85                     IL                     3.77
--------------------------------               ---------------------------------
 PA                    6.81                     MA                     3.61
--------------------------------               ---------------------------------
 MD                    6.45                    Other                  30.81
--------------------------------               =================================
 AZ                    5.48
=================================

  Weighted Average Life, First Principal Payment Date, Last Principal Payment
                  Date, Pre-Tax Yield to Maturity and Modified
                        Duration of Class A1 Certificates

                                   SCENARIO 1

Price (32nds)           0% CPR                 2% CPR                 4% CPR                 6% CPR                 8% CPR
------------           ------- ---------      ------- ---------      ------- ---------      ------- ---------      ------- ---------
                           CBE  Modified          CBE  Modified          CBE  Modified          CBE  Modified          CBE  Modified
                         Yield  Duration        Yield  Duration        Yield  Duration        Yield  Duration        Yield  Duration
                           (%)    (yrs.)          (%)    (yrs.)          (%)    (yrs.)          (%)    (yrs.)          (%)    (yrs.)
   100.04               7.290%     3.84        7.276%     3.44        7.260%     3.09        7.248%     2.85        7.237%     2.67
   100.06               7.274%     3.84        7.258%     3.44        7.240%     3.09        7.226%     2.85        7.214%     2.68
   100.08               7.258%     3.84        7.240%     3.44        7.220%     3.09        7.204%     2.85        7.190%     2.68
   100.10               7.241%     3.84        7.222%     3.44        7.200%     3.09        7.182%     2.85        7.167%     2.68
   100.12               7.225%     3.84        7.204%     3.44        7.180%     3.09        7.161%     2.85        7.144%     2.68
   100.14               7.209%     3.84        7.186%     3.44        7.160%     3.10        7.139%     2.85        7.121%     2.68
   100.16               7.193%     3.85        7.168%     3.45        7.140%     3.10        7.117%     2.85        7.098%     2.68
   100.18               7.177%     3.85        7.150%     3.45        7.120%     3.10        7.096%     2.86        7.075%     2.68
   100.20               7.161%     3.85        7.132%     3.45        7.100%     3.10        7.074%     2.86        7.052%     2.68
   100.22               7.145%     3.85        7.114%     3.45        7.080%     3.10        7.052%     2.86        7.029%     2.68
   100.24               7.129%     3.85        7.096%     3.45        7.060%     3.10        7.031%     2.86        7.006%     2.68
   100.26               7.113%     3.85        7.078%     3.45        7.041%     3.10        7.009%     2.86        6.983%     2.68
   100.28               7.097%     3.85        7.060%     3.45        7.021%     3.10        6.988%     2.86        6.960%     2.68

Weighted Average
 Life (yrs.)              4.84                   4.25                   3.73                   3.40                   3.16

First Principal
Payment Date         18-Jun-97              18-Jun-97              18-Jun-97              18-Jun-97              18-Jun-97

Last Principal
Payment Date       18-Feb-2004            18-Dec-2003            18-Jun-2003            18-Oct-2002            18-May-2002

   Weighted Average Life, First Principal Payment Date, Last Principal Payment
                  Date, Pre-Tax Yield to Maturity and Modified
                        Duration of Class A2 Certificates

                                   SCENARIO 1

Price (32nds)           0% CPR                 2% CPR                 4% CPR                 6% CPR                 8% CPR
------------           ------- ---------      ------- ---------      ------- ---------      ------- ---------      ------- ---------
                           CBE  Modified          CBE  Modified          CBE  Modified          CBE  Modified          CBE  Modified
                         Yield  Duration        Yield  Duration        Yield  Duration        Yield  Duration        Yield  Duration
                           (%)    (yrs.)          (%)    (yrs.)          (%)    (yrs.)          (%)    (yrs.)          (%)    (yrs.)
   100.20               7.548%     5.66        7.539%     5.38        7.532%     5.16        7.526%     5.01        7.521%     4.88
   100.22               7.537%     5.66        7.528%     5.38        7.520%     5.16        7.514%     5.01        7.508%     4.88
   100.24               7.527%     5.66        7.516%     5.38        7.508%     5.16        7.501%     5.01        7.496%     4.88
   100.26               7.516%     5.66        7.505%     5.38        7.496%     5.16        7.489%     5.01        7.483%     4.89
   100.28               7.505%     5.66        7.493%     5.38        7.484%     5.16        7.477%     5.01        7.470%     4.89
   100.30               7.494%     5.66        7.482%     5.38        7.472%     5.16        7.465%     5.01        7.458%     4.89
   101.00               7.483%     5.67        7.471%     5.38        7.460%     5.16        7.452%     5.02        7.445%     4.89
   101.02               7.472%     5.67        7.459%     5.38        7.448%     5.16        7.440%     5.02        7.433%     4.89
   101.04               7.461%     5.67        7.448%     5.38        7.436%     5.16        7.428%     5.02        7.420%     4.89
   101.06               7.451%     5.67        7.436%     5.38        7.424%     5.16        7.416%     5.02        7.408%     4.89
   101.08               7.440%     5.67        7.425%     5.38        7.412%     5.17        7.403%     5.02        7.395%     4.89
   101.10               7.429%     5.67        7.413%     5.39        7.400%     5.17        7.391%     5.02        7.382%     4.89
   101.12               7.418%     5.67        7.402%     5.39        7.389%     5.17        7.379%     5.02        7.370%     4.89

Weighted Average
 Life (yrs.)              7.79                   7.25                   6.84                   6.59                   6.38

First Principal
Payment Date       18-Feb-2004            18-Dec-2003             18-Jun-2003           18-Oct-2002            18-May-2002

Last Principal
Payment Date       18-Dec-2006            18-Oct-2006             18-Jun-2005          18-Jun-2004             18-Apr-2004

   Weighted Average Life, First Principal Payment Date, Last Principal Payment
                  Date, Pre-Tax Yield to Maturity and Modified
                        Duration of Class A3 Certificates

                                   SCENARIO 1

Price (32nds)           0% CPR                 2% CPR                 4% CPR                 6% CPR                 8% CPR
------------           ------- ---------      ------- ---------      ------- ---------      ------- ---------      ------- ---------
                           CBE  Modified          CBE  Modified          CBE  Modified          CBE  Modified          CBE  Modified
                         Yield  Duration        Yield  Duration        Yield  Duration        Yield  Duration        Yield  Duration
                           (%)    (yrs.)          (%)    (yrs.)          (%)    (yrs.)          (%)    (yrs.)          (%)    (yrs.)
   100.20               7.676%     6.61        7.675%     6.59        7.674%     6.52        7.670%     6.36        7.666%     6.19
   100.22               7.666%     6.61        7.666%     6.59        7.664%     6.52        7.660%     6.36        7.656%     6.19
   100.24               7.657%     6.61        7.657%     6.59        7.655%     6.52        7.651%     6.36        7.646%     6.19
   100.26               7.648%     6.61        7.647%     6.59        7.645%     6.52        7.641%     6.36        7.636%     6.19
   100.28               7.638%     6.61        7.638%     6.59        7.636%     6.52        7.631%     6.37        7.626%     6.19
   100.30               7.629%     6.61        7.628%     6.59        7.626%     6.52        7.622%     6.37        7.616%     6.19
   101.00               7.620%     6.62        7.619%     6.59        7.617%     6.52        7.612%     6.37        7.606%     6.19
   101.02               7.611%     6.62        7.610%     6.59        7.607%     6.52        7.602%     6.37        7.596%     6.19
   101.04               7.601%     6.62        7.600%     6.60        7.598%     6.53        7.593%     6.37        7.586%     6.20
   101.06               7.592%     6.62        7.591%     6.60        7.589%     6.53        7.583%     6.37        7.576%     6.20
   101.08               7.583%     6.62        7.582%     6.60        7.579%     6.53        7.573%     6.37        7.566%     6.20
   101.10               7.573%     6.62        7.573%     6.60        7.570%     6.53        7.564%     6.37        7.556%     6.20
   101.12               7.564%     6.62        7.563%     6.60        7.560%     6.53        7.554%     6.38        7.546%     6.20

Weighted Average
 Life (yrs.)              9.70                   9.65                   9.50                   9.19                   8.85

First Principal
Payment Date       18-Dec-2006            18-Oct-2006            18-Jun-2005            18-Jun-2004            18-Apr-2004

Last Principal
Payment Date       18-Apr-2007            18-Mar-2007            18-Mar-2007            18-Feb-2007            18-Feb-2007

   Weighted Average Life, First Principal Payment Date, Last Principal Payment
                  Date, Pre-Tax Yield to Maturity and Modified
                        Duration of Class B Certificates

                                   SCENARIO 1

Price (32nds)           0% CPR                 2% CPR                 4% CPR                 6% CPR                 8% CPR
------------           ------- ---------      ------- ---------      ------- ---------      ------- ---------      ------- ---------
                           CBE  Modified          CBE  Modified          CBE  Modified          CBE  Modified          CBE  Modified
                         Yield  Duration        Yield  Duration        Yield  Duration        Yield  Duration        Yield  Duration
                           (%)    (yrs.)          (%)    (yrs.)          (%)    (yrs.)          (%)    (yrs.)          (%)    (yrs.)
    99.24               7.782%     6.68        7.782%     6.68        7.782%     6.66        7.782%     6.65        7.782%     6.63
    99.28               7.763%     6.69        7.763%     6.68        7.763%     6.67        7.763%     6.65        7.763%     6.63
   100.00               7.745%     6.69        7.745%     6.68        7.745%     6.67        7.744%     6.65        7.744%     6.63
   100.04               7.726%     6.69        7.726%     6.69        7.726%     6.67        7.726%     6.65        7.726%     6.64
   100.08               7.708%     6.69        7.708%     6.69        7.707%     6.67        7.707%     6.66        7.707%     6.64
   100.12               7.689%     6.70        7.689%     6.69        7.689%     6.68        7.688%     6.66        7.688%     6.64
   100.16               7.671%     6.70        7.671%     6.69        7.670%     6.68        7.670%     6.66        7.670%     6.64
   100.20               7.652%     6.70        7.652%     6.70        7.652%     6.68        7.651%     6.66        7.651%     6.65
   100.24               7.634%     6.70        7.634%     6.70        7.633%     6.68        7.633%     6.67        7.632%     6.65
   100.28               7.615%     6.71        7.615%     6.70        7.615%     6.69        7.614%     6.67        7.614%     6.65
   101.00               7.597%     6.71        7.597%     6.70        7.596%     6.69        7.596%     6.67        7.595%     6.65
   101.04               7.579%     6.71        7.579%     6.71        7.578%     6.69        7.577%     6.67        7.577%     6.66
   101.08               7.560%     6.71        7.560%     6.71        7.560%     6.69        7.559%     6.68        7.558%     6.66

Weighted Average
 Life (yrs.)              9.89                   9.87                   9.84                   9.80                   9.76

First Principal
Payment Date       18-Apr-2007            18-Mar-2007            18-Mar-2007            18-Feb-2007            18-Feb-2007

Last Principal
Payment Date       18-Apr-2007            18-Apr-2007            18-Apr-2007            18-Apr-2007            18-Mar-2007

   Weighted Average Life, First Principal Payment Date, Last Principal Payment
                  Date, Pre-Tax Yield to Maturity and Modified
                        Duration of Class C Certificates

                                   SCENARIO 1

Price (32nds)           0% CPR                 2% CPR                 4% CPR                 6% CPR                 8% CPR
------------           ------- ---------      ------- ---------      ------- ---------      ------- ---------      ------- ---------
                           CBE  Modified          CBE  Modified          CBE  Modified          CBE  Modified          CBE  Modified
                         Yield  Duration        Yield  Duration        Yield  Duration        Yield  Duration        Yield  Duration
                           (%)    (yrs.)          (%)    (yrs.)          (%)    (yrs.)          (%)    (yrs.)          (%)    (yrs.)
    99.20               7.877%     6.66        7.877%     6.66        7.877%     6.66        7.877%     6.66        7.877%     6.65
    99.24               7.859%     6.66        7.859%     6.66        7.859%     6.66        7.859%     6.66        7.859%     6.65
    99.28               7.840%     6.66        7.840%     6.66        7.840%     6.66        7.840%     6.66        7.840%     6.65
   100.00               7.821%     6.67        7.821%     6.67        7.821%     6.67        7.821%     6.67        7.821%     6.66
   100.04               7.803%     6.67        7.803%     6.67        7.803%     6.67        7.803%     6.67        7.803%     6.66
   100.08               7.784%     6.67        7.784%     6.67        7.784%     6.67        7.784%     6.67        7.784%     6.66
   100.12               7.766%     6.67        7.766%     6.67        7.766%     6.67        7.766%     6.67        7.765%     6.66
   100.16               7.747%     6.68        7.747%     6.68        7.747%     6.68        7.747%     6.68        7.747%     6.67
   100.20               7.729%     6.68        7.729%     6.68        7.729%     6.68        7.729%     6.68        7.728%     6.67
   100.24               7.710%     6.68        7.710%     6.68        7.710%     6.68        7.710%     6.68        7.710%     6.67
   100.28               7.692%     6.68        7.692%     6.68        7.692%     6.68        7.692%     6.68        7.691%     6.67
   101.00               7.673%     6.69        7.673%     6.69        7.673%     6.69        7.673%     6.69        7.673%     6.68
   101.04               7.655%     6.69        7.655%     6.69        7.655%     6.69        7.655%     6.69        7.655%     6.68

Weighted Average
 Life (yrs.)              9.89                   9.89                   9.89                   9.89                   9.87

First Principal
Payment Date       18-Apr-2007            18-Apr-2007            18-Apr-2007            18-Apr-2007            18-Mar-2007

Last Principal
Payment Date       18-Apr-2007            18-Apr-2007            18-Apr-2007            18-Apr-2007            18-Apr-2007

   Weighted Average Life, First Principal Payment Date, Last Principal Payment
                  Date, Pre-Tax Yield to Maturity and Modified
                        Duration of Class D Certificates

                                   SCENARIO 1

Price (32nds)           0% CPR                 2% CPR                 4% CPR                 6% CPR                 8% CPR
------------           ------- ---------      ------- ---------      ------- ---------      ------- ---------      ------- ---------
                           CBE  Modified          CBE  Modified          CBE  Modified          CBE  Modified          CBE  Modified
                         Yield  Duration        Yield  Duration        Yield  Duration        Yield  Duration        Yield  Duration
                           (%)    (yrs.)          (%)    (yrs.)          (%)    (yrs.)          (%)    (yrs.)          (%)    (yrs.)
    98.24               8.060%     6.69        8.061%     6.62        8.061%     6.62        8.061%     6.62        8.061%     6.62
    98.28               8.041%     6.70        8.042%     6.63        8.042%     6.63        8.042%     6.63        8.042%     6.63
    99.00               8.022%     6.70        8.023%     6.63        8.023%     6.63        8.023%     6.63        8.023%     6.63
    99.04               8.003%     6.70        8.004%     6.63        8.004%     6.63        8.004%     6.63        8.004%     6.63
    99.08               7.985%     6.71        7.985%     6.63        7.985%     6.63        7.985%     6.63        7.985%     6.63
    99.12               7.966%     6.71        7.966%     6.64        7.966%     6.64        7.966%     6.64        7.966%     6.64
    99.16               7.947%     6.71        7.948%     6.64        7.948%     6.64        7.948%     6.64        7.948%     6.64
    99.20               7.929%     6.71        7.929%     6.64        7.929%     6.64        7.929%     6.64        7.929%     6.64
    99.24               7.910%     6.72        7.910%     6.64        7.910%     6.64        7.910%     6.64        7.910%     6.64
    99.28               7.892%     6.72        7.891%     6.65        7.891%     6.65        7.891%     6.65        7.891%     6.65
   100.00               7.873%     6.72        7.873%     6.65        7.873%     6.65        7.873%     6.65        7.873%     6.65
   100.04               7.855%     6.73        7.854%     6.65        7.854%     6.65        7.854%     6.65        7.854%     6.65
   100.08               7.836%     6.73        7.835%     6.66        7.835%     6.65        7.835%     6.65        7.835%     6.65

Weighted Average
 Life (yrs.)             10.06                   9.89                   9.89                   9.89                   9.89

First Principal
Payment Date        18-Apr-2007           18-Apr-2007            18-Apr-2007            18-Apr-2007            18-Apr-2007

Last Principal
Payment Date        18-Oct-2008           18-Jun-2007            18-Apr-2007            18-Apr-2007            18-Apr-2007

   Weighted Average Life, First Principal Payment Date, Last Principal Payment
                  Date, Pre-Tax Yield to Maturity and Modified
                        Duration of Class E Certificates

                                   SCENARIO 1

Price (32nds)           0% CPR                 2% CPR                 4% CPR                 6% CPR                 8% CPR
------------           ------- ---------      ------- ---------      ------- ---------      ------- ---------      ------- ---------
                           CBE  Modified          CBE  Modified          CBE  Modified          CBE  Modified          CBE  Modified
                         Yield  Duration        Yield  Duration        Yield  Duration        Yield  Duration        Yield  Duration
                           (%)    (yrs.)          (%)    (yrs.)          (%)    (yrs.)          (%)    (yrs.)          (%)    (yrs.)
    95.24               8.472%     7.20        8.488%     7.00        8.517%     6.66        8.526%     6.56        8.526%     6.56
    95.28               8.454%     7.20        8.470%     7.00        8.498%     6.66        8.507%     6.56        8.507%     6.56
    96.00               8.436%     7.21        8.451%     7.01        8.478%     6.66        8.487%     6.56        8.487%     6.56
    96.04               8.418%     7.21        8.433%     7.01        8.459%     6.67        8.467%     6.56        8.467%     6.56
    96.08               8.401%     7.21        8.414%     7.01        8.439%     6.67        8.447%     6.57        8.447%     6.57
    96.12               8.383%     7.22        8.396%     7.01        8.420%     6.67        8.428%     6.57        8.428%     6.57
    96.16               8.365%     7.22        8.378%     7.02        8.401%     6.67        8.408%     6.57        8.408%     6.57
    96.20               8.347%     7.22        8.359%     7.02        8.382%     6.68        8.389%     6.58        8.389%     6.58
    96.24               8.329%     7.23        8.341%     7.02        8.362%     6.68        8.369%     6.58        8.369%     6.58
    96.28               8.311%     7.23        8.323%     7.03        8.343%     6.68        8.350%     6.58        8.350%     6.58
    97.00               8.294%     7.23        8.304%     7.03        8.324%     6.69        8.330%     6.58        8.330%     6.58
    97.04               8.276%     7.24        8.286%     7.03        8.305%     6.69        8.311%     6.59        8.311%     6.59
    97.08               8.258%     7.24        8.268%     7.04        8.286%     6.69        8.291%     6.59        8.291%     6.59

Weighted Average
 Life (yrs.)             11.46                  10.96                  10.13                   9.89                   9.89

First Principal
Payment Date       18-Oct-2008            18-Jun-2007            18-Apr-2007            18-Apr-2007            18-Apr-2007

Last Principal
Payment Date       18-May-2009            18-Oct-2008            18-Mar-2008            18-Apr-2007            18-Apr-2007

   Weighted Average Life, First Principal Payment Date, Last Principal Payment
                            Date and Pre-Tax Yield to
                        Maturity of Class IO Certificates

                                   SCENARIO 1

Price (32nds)           0% CPR                 2% CPR                 4% CPR                 6% CPR                 8% CPR
------------           ------- ---------      ------- ---------      ------- ---------      ------- ---------      ------- ---------
                           CBE                    CBE                    CBE                    CBE                    CBE
                         Yield                  Yield                  Yield                  Yield                  Yield
                           (%)                    (%)                    (%)                    (%)                    (%)
    6.100               9.523%                 8.813%                 8.131%                 7.487%                 6.874%
    6.105               9.466%                 8.756%                 8.074%                 7.429%                 6.816%
    6.110               9.410%                 8.699%                 8.017%                 7.372%                 6.758%
    6.115               9.354%                 8.642%                 7.960%                 7.315%                 6.701%
    6.120               9.297%                 8.586%                 7.903%                 7.258%                 6.644%
    6.125               9.242%                 8.530%                 7.847%                 7.202%                 6.587%
    6.130               9.186%                 8.474%                 7.791%                 7.145%                 6.531%
    6.135               9.131%                 8.418%                 7.735%                 7.089%                 6.475%
    6.140               9.075%                 8.363%                 7.679%                 7.033%                 6.419%
    6.145               9.021%                 8.308%                 7.624%                 6.978%                 6.363%
    6.150               8.966%                 8.253%                 7.569%                 6.922%                 6.307%
    6.155               8.912%                 8.198%                 7.514%                 6.867%                 6.252%
    6.160               8.857%                 8.144%                 7.459%                 6.812%                 6.197%

Weighted Average
 Life (yrs.)              9.56                   9.18                   8.84                   8.54                   8.27

First Principal
Payment Date         18-Jun-97              18-Jun-97              18-Jun-97              18-Jun-97              18-Jun-97

Last Principal
Payment Date       18-Apr-2027            18-Apr-2027            18-Apr-2027            18-Apr-2027            18-Apr-2027

   Weighted Average Life, First Principal Payment Date, Last Principal Payment
                  Date, Pre-Tax Yield to Maturity and Modified
                        Duration of Class A1 Certificates

                                   SCENARIO 2

Price (32nds)           0% CPR                 2% CPR                 4% CPR                 6% CPR                 8% CPR
------------           ------- ---------      ------- ---------      ------- ---------      ------- ---------      ------- ---------
                           CBE  Modified          CBE  Modified          CBE  Modified          CBE  Modified          CBE  Modified
                         Yield  Duration        Yield  Duration        Yield  Duration        Yield  Duration        Yield  Duration
                           (%)    (yrs.)          (%)    (yrs.)          (%)    (yrs.)          (%)    (yrs.)          (%)    (yrs.)
   100.04               7.290%     3.84        7.290%     3.84        7.290%     3.84        7.290%     3.83        7.290%     3.83
   100.06               7.274%     3.84        7.274%     3.84        7.274%     3.84        7.274%     3.83        7.273%     3.83
   100.08               7.258%     3.84        7.258%     3.84        7.257%     3.84        7.257%     3.83        7.257%     3.83
   100.10               7.241%     3.84        7.241%     3.84        7.241%     3.84        7.241%     3.84        7.241%     3.83
   100.12               7.225%     3.84        7.225%     3.84        7.225%     3.84        7.225%     3.84        7.225%     3.83
   100.14               7.209%     3.84        7.209%     3.84        7.209%     3.84        7.209%     3.84        7.209%     3.84
   100.16               7.193%     3.85        7.193%     3.84        7.193%     3.84        7.193%     3.84        7.193%     3.84
   100.18               7.177%     3.85        7.177%     3.84        7.177%     3.84        7.177%     3.84        7.177%     3.84
   100.20               7.161%     3.85        7.161%     3.85        7.161%     3.84        7.161%     3.84        7.160%     3.84
   100.22               7.145%     3.85        7.145%     3.85        7.145%     3.84        7.145%     3.84        7.144%     3.84
   100.24               7.129%     3.85        7.129%     3.85        7.129%     3.85        7.128%     3.84        7.128%     3.84
   100.26               7.113%     3.85        7.113%     3.85        7.113%     3.85        7.112%     3.84        7.112%     3.84
   100.28               7.097%     3.85        7.097%     3.85        7.097%     3.85        7.096%     3.84        7.096%     3.84

Weighted Average
 Life (yrs.)              4.84                   4.84                   4.83                   4.83                   4.82

First Principal
Payment Date         18-Jun-97              18-Jun-97              18-Jun-97              18-Jun-97              18-Jun-97

Last Principal
Payment Date       18-Feb-2004            18-Feb-2004            18-Feb-2004            18-Feb-2004            18-Feb-2004

   Weighted Average Life, First Principal Payment Date, Last Principal Payment
                  Date, Pre-Tax Yield to Maturity and Modified
                        Duration of Class A2 Certificates

                                   SCENARIO 2

Price (32nds)           0% CPR                 2% CPR                 4% CPR                 6% CPR                 8% CPR
------------           ------- ---------      ------- ---------      ------- ---------      ------- ---------      ------- ---------
                           CBE  Modified          CBE  Modified          CBE  Modified          CBE  Modified          CBE  Modified
                         Yield  Duration        Yield  Duration        Yield  Duration        Yield  Duration        Yield  Duration
                           (%)    (yrs.)          (%)    (yrs.)          (%)    (yrs.)          (%)    (yrs.)          (%)    (yrs.)
   100.20               7.548%     5.66        7.548%     5.65        7.548%     5.65        7.548%     5.64        7.548%     5.64
   100.22               7.537%     5.66        7.537%     5.65        7.537%     5.65        7.537%     5.64        7.537%     5.64
   100.24               7.527%     5.66        7.526%     5.66        7.526%     5.65        7.526%     5.64        7.526%     5.64
   100.26               7.516%     5.66        7.516%     5.66        7.515%     5.65        7.515%     5.65        7.515%     5.64
   100.28               7.505%     5.66        7.505%     5.66        7.504%     5.65        7.504%     5.65        7.504%     5.64
   100.30               7.494%     5.66        7.494%     5.66        7.494%     5.65        7.493%     5.65        7.493%     5.64
   101.00               7.483%     5.67        7.483%     5.66        7.483%     5.65        7.482%     5.65        7.482%     5.64
   101.02               7.472%     5.67        7.472%     5.66        7.472%     5.66        7.472%     5.65        7.471%     5.64
   101.04               7.461%     5.67        7.461%     5.66        7.461%     5.66        7.461%     5.65        7.460%     5.65
   101.06               7.451%     5.67        7.450%     5.66        7.450%     5.66        7.450%     5.65        7.450%     5.65
   101.08               7.440%     5.67        7.439%     5.66        7.439%     5.66        7.439%     5.65        7.439%     5.65
   101.10               7.429%     5.67        7.429%     5.66        7.428%     5.66        7.428%     5.65        7.428%     5.65
   101.12               7.418%     5.67        7.418%     5.67        7.418%     5.66        7.417%     5.66        7.417%     5.65

Weighted Average
 Life (yrs.)              7.79                   7.78                   7.77                   7.76                   7.75

First Principal
Payment Date       18-Feb-2004            18-Feb-2004            18-Feb-2004            18-Feb-2004            18-Feb-2004

Last Principal
Payment Date       18-Dec-2006            18-Dec-2006            18-Dec-2006            18-Dec-2006            18-Dec-2006

   Weighted Average Life, First Principal Payment Date, Last Principal Payment
                  Date, Pre-Tax Yield to Maturity and Modified
                        Duration of Class A3 Certificates

                                   SCENARIO 2

Price (32nds)           0% CPR                 2% CPR                 4% CPR                 6% CPR                 8% CPR
------------           ------- ---------      ------- ---------      ------- ---------      ------- ---------      ------- ---------
                           CBE  Modified          CBE  Modified          CBE  Modified          CBE  Modified          CBE  Modified
                         Yield  Duration        Yield  Duration        Yield  Duration        Yield  Duration        Yield  Duration
                           (%)    (yrs.)          (%)    (yrs.)          (%)    (yrs.)          (%)    (yrs.)          (%)    (yrs.)
   100.20               7.676%     6.61        7.676%     6.61        7.676%     6.61        7.676%     6.61        7.676%     6.61
   100.22               7.666%     6.61        7.666%     6.61        7.666%     6.61        7.666%     6.61        7.666%     6.61
   100.24               7.657%     6.61        7.657%     6.61        7.657%     6.61        7.657%     6.61        7.657%     6.61
   100.26               7.648%     6.61        7.648%     6.61        7.648%     6.61        7.648%     6.61        7.648%     6.61
   100.28               7.638%     6.61        7.638%     6.61        7.638%     6.61        7.638%     6.61        7.638%     6.61
   100.30               7.629%     6.61        7.629%     6.61        7.629%     6.61        7.629%     6.61        7.629%     6.61
   101.00               7.620%     6.62        7.620%     6.62        7.620%     6.61        7.620%     6.61        7.620%     6.61
   101.02               7.611%     6.62        7.611%     6.62        7.610%     6.62        7.610%     6.61        7.610%     6.61
   101.04               7.601%     6.62        7.601%     6.62        7.601%     6.62        7.601%     6.62        7.601%     6.62
   101.06               7.592%     6.62        7.592%     6.62        7.592%     6.62        7.592%     6.62        7.592%     6.62
   101.08               7.583%     6.62        7.583%     6.62        7.583%     6.62        7.583%     6.62        7.583%     6.62
   101.10               7.573%     6.62        7.573%     6.62        7.573%     6.62        7.573%     6.62        7.573%     6.62
   101.12               7.564%     6.62        7.564%     6.62        7.564%     6.62        7.564%     6.62        7.564%     6.62

Weighted Average
 Life (yrs.)              9.70                   9.70                   9.70                   9.69                   9.69

First Principal
Payment Date       18-Dec-2006            18-Dec-2006            18-Dec-2006            18-Dec-2006            18-Dec-2006

Last Principal
Payment Date       18-Apr-2007            18-Apr-2007            18-Apr-2007            18-Apr-2007            18-Apr-2007

   Weighted Average Life, First Principal Payment Date, Last Principal Payment
                  Date, Pre-Tax Yield to Maturity and Modified
                        Duration of Class B Certificates

                                   SCENARIO 2

Price (32nds)           0% CPR                 2% CPR                 4% CPR                 6% CPR                 8% CPR
------------           ------- ---------      ------- ---------      ------- ---------      ------- ---------      ------- ---------
                           CBE  Modified          CBE  Modified          CBE  Modified          CBE  Modified          CBE  Modified
                         Yield  Duration        Yield  Duration        Yield  Duration        Yield  Duration        Yield  Duration
                           (%)    (yrs.)          (%)    (yrs.)          (%)    (yrs.)          (%)    (yrs.)          (%)    (yrs.)
    99.24               7.782%     6.68        7.782%     6.68        7.782%     6.68        7.782%     6.68        7.782%     6.68
    99.28               7.763%     6.69        7.763%     6.69        7.763%     6.69        7.763%     6.69        7.763%     6.69
   100.00               7.745%     6.69        7.745%     6.69        7.745%     6.69        7.745%     6.69        7.745%     6.69
   100.04               7.726%     6.69        7.726%     6.69        7.726%     6.69        7.726%     6.69        7.726%     6.69
   100.08               7.708%     6.69        7.708%     6.69        7.708%     6.69        7.708%     6.69        7.708%     6.69
   100.12               7.689%     6.70        7.689%     6.70        7.689%     6.70        7.689%     6.70        7.689%     6.70
   100.16               7.671%     6.70        7.671%     6.70        7.671%     6.70        7.671%     6.70        7.671%     6.70
   100.20               7.652%     6.70        7.652%     6.70        7.652%     6.70        7.652%     6.70        7.652%     6.70
   100.24               7.634%     6.70        7.634%     6.70        7.634%     6.70        7.634%     6.70        7.634%     6.70
   100.28               7.615%     6.71        7.615%     6.71        7.615%     6.71        7.615%     6.71        7.615%     6.71
   101.00               7.597%     6.71        7.597%     6.71        7.597%     6.71        7.597%     6.71        7.597%     6.71
   101.04               7.579%     6.71        7.579%     6.71        7.579%     6.71        7.579%     6.71        7.579%     6.71
   101.08               7.560%     6.71        7.560%     6.71        7.560%     6.71        7.560%     6.71        7.560%     6.71

Weighted Average
 Life (yrs.)              9.89                   9.89                   9.89                   9.89                   9.89

First Principal
Payment Date       18-Apr-2007            18-Apr-2007            18-Apr-2007            18-Apr-2007            18-Apr-2007

Last Principal
Payment Date       18-Apr-2007            18-Apr-2007            18-Apr-2007            18-Apr-2007            18-Apr-2007

   Weighted Average Life, First Principal Payment Date, Last Principal Payment
                  Date, Pre-Tax Yield to Maturity and Modified
                        Duration of Class C Certificates

                                   SCENARIO 2

Price (32nds)           0% CPR                 2% CPR                 4% CPR                 6% CPR                 8% CPR
------------           ------- ---------      ------- ---------      ------- ---------      ------- ---------      ------- ---------
                           CBE  Modified          CBE  Modified          CBE  Modified          CBE  Modified          CBE  Modified
                         Yield  Duration        Yield  Duration        Yield  Duration        Yield  Duration        Yield  Duration
                           (%)    (yrs.)          (%)    (yrs.)          (%)    (yrs.)          (%)    (yrs.)          (%)    (yrs.)
    99.20               7.877%     6.66        7.877%     6.66        7.877%     6.66        7.877%     6.66        7.877%     6.66
    99.24               7.859%     6.66        7.859%     6.66        7.859%     6.66        7.859%     6.66        7.859%     6.66
    99.28               7.840%     6.66        7.840%     6.66        7.840%     6.66        7.840%     6.66        7.840%     6.66
   100.00               7.821%     6.67        7.821%     6.67        7.821%     6.67        7.821%     6.67        7.821%     6.67
   100.04               7.803%     6.67        7.803%     6.67        7.803%     6.67        7.803%     6.67        7.803%     6.67
   100.08               7.784%     6.67        7.784%     6.67        7.784%     6.67        7.784%     6.67        7.784%     6.67
   100.12               7.766%     6.67        7.766%     6.67        7.766%     6.67        7.766%     6.67        7.766%     6.67
   100.16               7.747%     6.68        7.747%     6.68        7.747%     6.68        7.747%     6.68        7.747%     6.68
   100.20               7.729%     6.68        7.729%     6.68        7.729%     6.68        7.729%     6.68        7.729%     6.68
   100.24               7.710%     6.68        7.710%     6.68        7.710%     6.68        7.710%     6.68        7.710%     6.68
   100.28               7.692%     6.68        7.692%     6.68        7.692%     6.68        7.692%     6.68        7.692%     6.68
   101.00               7.673%     6.69        7.673%     6.69        7.673%     6.69        7.673%     6.69        7.673%     6.69
   101.04               7.655%     6.69        7.655%     6.69        7.655%     6.69        7.655%     6.69        7.655%     6.69

Weighted Average
 Life (yrs.)              9.89                   9.89                   9.89                   9.89                   9.89

First Principal
Payment Date       18-Apr-2007            18-Apr-2007            18-Apr-2007            18-Apr-2007            18-Apr-2007

Last Principal
Payment Date       18-Apr-2007            18-Apr-2007            18-Apr-2007            18-Apr-2007            18-Apr-2007

   Weighted Average Life, First Principal Payment Date, Last Principal Payment
                  Date, Pre-Tax Yield to Maturity and Modified
                        Duration of Class D Certificates

                                   SCENARIO 2

Price (32nds)           0% CPR                 2% CPR                 4% CPR                 6% CPR                 8% CPR
------------           ------- ---------      ------- ---------      ------- ---------      ------- ---------      ------- ---------
                           CBE  Modified          CBE  Modified          CBE  Modified          CBE  Modified          CBE  Modified
                         Yield  Duration        Yield  Duration        Yield  Duration        Yield  Duration        Yield  Duration
                           (%)    (yrs.)          (%)    (yrs.)          (%)    (yrs.)          (%)    (yrs.)          (%)    (yrs.)
    98.24               8.060%     6.69        8.060%     6.69        8.060%     6.69        8.060%     6.69        8.060%     6.69
    98.28               8.041%     6.70        8.041%     6.70        8.041%     6.70        8.041%     6.70        8.041%     6.70
    99.00               8.022%     6.70        8.022%     6.70        8.022%     6.70        8.022%     6.70        8.022%     6.70
    99.04               8.003%     6.70        8.003%     6.70        8.003%     6.70        8.003%     6.70        8.003%     6.70
    99.08               7.985%     6.71        7.985%     6.71        7.985%     6.71        7.985%     6.71        7.985%     6.71
    99.12               7.966%     6.71        7.966%     6.71        7.966%     6.71        7.966%     6.71        7.966%     6.71
    99.16               7.947%     6.71        7.947%     6.71        7.947%     6.71        7.947%     6.71        7.947%     6.71
    99.20               7.929%     6.71        7.929%     6.71        7.929%     6.71        7.929%     6.71        7.929%     6.71
    99.24               7.910%     6.72        7.910%     6.72        7.910%     6.72        7.910%     6.72        7.910%     6.72
    99.28               7.892%     6.72        7.892%     6.72        7.892%     6.72        7.892%     6.72        7.892%     6.72
   100.00               7.873%     6.72        7.873%     6.72        7.873%     6.72        7.873%     6.72        7.873%     6.72
   100.04               7.855%     6.73        7.855%     6.72        7.855%     6.72        7.855%     6.72        7.855%     6.72
   100.08               7.836%     6.73        7.836%     6.73        7.836%     6.73        7.836%     6.73        7.836%     6.73

Weighted Average
 Life (yrs.)             10.06                  10.06                  10.06                  10.06                  10.05

First Principal
Payment Date       18-Apr-2007            18-Apr-2007            18-Apr-2007            18-Apr-2007            18-Apr-2007

Last Principal
Payment Date       18-Oct-2008            18-Oct-2008            18-Oct-2008            18-Oct-2008            18-Oct-2008

   Weighted Average Life, First Principal Payment Date, Last Principal Payment
                  Date, Pre-Tax Yield to Maturity and Modified
                        Duration of Class E Certificates

                                   SCENARIO 2

Price (32nds)           0% CPR                 2% CPR                 4% CPR                 6% CPR                 8% CPR
------------           ------- ---------      ------- ---------      ------- ---------      ------- ---------      ------- ---------
                           CBE  Modified          CBE  Modified          CBE  Modified          CBE  Modified          CBE  Modified
                         Yield  Duration        Yield  Duration        Yield  Duration        Yield  Duration        Yield  Duration
                           (%)    (yrs.)          (%)    (yrs.)          (%)    (yrs.)          (%)    (yrs.)          (%)    (yrs.)
    95.24               8.472%     7.20        8.472%     7.20        8.472%     7.20        8.472%     7.20        8.472%     7.20
    95.28               8.454%     7.20        8.454%     7.20        8.454%     7.20        8.454%     7.20        8.454%     7.20
    96.00               8.436%     7.21        8.436%     7.21        8.436%     7.21        8.436%     7.21        8.436%     7.21
    96.04               8.418%     7.21        8.418%     7.21        8.418%     7.21        8.418%     7.21        8.418%     7.21
    96.08               8.401%     7.21        8.401%     7.21        8.401%     7.21        8.401%     7.21        8.401%     7.21
    96.12               8.383%     7.22        8.383%     7.22        8.383%     7.22        8.383%     7.22        8.383%     7.22
    96.16               8.365%     7.22        8.365%     7.22        8.365%     7.22        8.365%     7.22        8.365%     7.22
    96.20               8.347%     7.22        8.347%     7.22        8.347%     7.22        8.347%     7.22        8.347%     7.22
    96.24               8.329%     7.23        8.329%     7.23        8.329%     7.23        8.329%     7.23        8.329%     7.23
    96.28               8.311%     7.23        8.311%     7.23        8.311%     7.23        8.311%     7.23        8.311%     7.23
    97.00               8.294%     7.23        8.294%     7.23        8.294%     7.23        8.294%     7.23        8.294%     7.23
    97.04               8.276%     7.24        8.276%     7.24        8.276%     7.24        8.276%     7.24        8.276%     7.24
    97.08               8.258%     7.24        8.258%     7.24        8.258%     7.24        8.258%     7.24        8.258%     7.24

Weighted Average
 Life (yrs.)             11.46                  11.46                  11.46                  11.46                  11.46

First Principal
Payment Date       18-Oct-2008            18-Oct-2008            18-Oct-2008            18-Oct-2008            18-Oct-2008

Last Principal
Payment Date       18-May-2009            18-May-2009            18-May-2009            18-May-2009            18-May-2009

   Weighted Average Life, First Principal Payment Date, Last Principal Payment
                            Date and Pre-Tax Yield to
                        Maturity of Class IO Certificates

                                   SCENARIO 2

Price (32nds)           0% CPR                 2% CPR                 4% CPR                 6% CPR                 8% CPR
------------           ------- ---------      ------- ---------      ------- ---------      ------- ---------      ------- ---------
                           CBE                    CBE                    CBE                    CBE                    CBE
                         Yield                  Yield                  Yield                  Yield                  Yield
                           (%)                    (%)                    (%)                    (%)                    (%)
    6.100               9.523%                 9.504%                 9.486%                 9.469%                 9.453%
    6.105               9.466%                 9.447%                 9.429%                 9.412%                 9.396%
    6.110               9.410%                 9.391%                 9.372%                 9.355%                 9.339%
    6.115               9.354%                 9.334%                 9.316%                 9.299%                 9.282%
    6.120               9.297%                 9.278%                 9.260%                 9.242%                 9.226%
    6.125               9.242%                 9.222%                 9.204%                 9.186%                 9.170%
    6.130               9.186%                 9.166%                 9.148%                 9.130%                 9.114%
    6.135               9.131%                 9.111%                 9.092%                 9.075%                 9.058%
    6.140               9.075%                 9.056%                 9.037%                 9.019%                 9.003%
    6.145               9.021%                 9.001%                 8.982%                 8.964%                 8.948%
    6.150               8.966%                 8.946%                 8.927%                 8.909%                 8.893%
    6.155               8.912%                 8.891%                 8.872%                 8.855%                 8.838%
    6.160               8.857%                 8.837%                 8.818%                 8.800%                 8.783%

Weighted Average
 Life (yrs.)              9.56                   9.54                   9.52                   9.51                   9.49

First Principal
Payment Date         18-Jun-97              18-Jun-97              18-Jun-97              18-Jun-97              18-Jun-97

Last Principal
Payment Date       18-Apr-2027            18-Apr-2027            18-Apr-2027            18-Apr-2027            18-Apr-2027

                                    ANNEX C
                          FIRST UNION - LEHMAN BROTHERS
                            COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 1997-1


[LOGO OF STATE STREET]

REPORT TO CERTIFICATEHOLDERS FOR  PAYMENT DATE: APRIL 20, 1997
PAYMENT SUMMARY

-------------------------------------------------------------------------------------------------
                         Pass-Through     Interest     Original     Beginning        Principal
     Class     CUSIP         Rate           Type        Balance      Balance      Distrib. Amount
-------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------
                                        Totals:
                                                     --------------------------------------------
                                                     * BASED ON A NOTIONAL BALANCE


------------------------------------------
  Class Interest       Total      Ending
 Distribution Amt     Payable     Balance
------------------------------------------



------------------------------------------

------------------------------------------

             DISTRIBUTIONS PER CERTIFICATE           (3) for complete information see Payment Detail
             ---------------------------------------------------------------------------------------------
                             Beginning            Principal            Interest              Ending
               Class     Certificate Factor     Distribution(1)     Distribution(1)     Certificate Factor
             ---------------------------------------------------------------------------------------------



             ---------------------------------------------------------------------------------------------

             (1) represents net payment per certificate

------------------------------------------------------------
For additional information or with questions, please contact
------------------------------------------------------------
       CORPORATE TRUST SECURITIES ADMINISTRATION
------------------------------------------------------------
Account Administrator:
Account Officer:
Street Connection: (factor and rate by cusip)(617)664-5500
------------------------------------------------------------

DISCLAIMER NOTICE:THIS REPORT HAS BEEN PREPARED BY OR BASED ON INFORMATION FURNISHED TO STATE STREET BANK AND TRUST COMPANY ("STATE STREET") BY ONE OR MORE THIRD PARTIES (E.G.,SERVICER, MASTER SERVICER, ETC.).STATE STREET SHALL not have and does not undertake responsibility for the accuracy or completeness of information provided by such third parties, and makes no representations or warranties with respect to the accuracy or completeness thereof or the sufficiency thereof for any particular purpose. State Street has not independently verified information received from third parties, and shall have no liability for any inaccuracies therein or caused thereby.

                          FIRST UNION - LEHMAN BROTHERS
                            COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 1997-1

[LOGO OF STATE STREET]

REPORT TO CERTIFICATEHOLDERS FOR PAYMENT DATE: APRIL 20, 1997

PAYMENT DETAILS

PRINCIPAL DETAIL
----------------------------------------------------------------------------------
                     Beginning     Principal     Realized     Appraisal     Ending
----------------------------------------------------------------------------------



----------------------------------------------------------------------------------

                ------------------------------------------------------------------

INTEREST DETAIL
-----------------------------------------------------------------------------------------------------------------------------------
                 Accrued           Available Funds     Excess Prepaymt     Additional Interest      Class Interest     Class unpaid
   Class   Certificate Interest   SF(-)/Receipt(+)   Interest Shortfalls        Expenses         Distribution Amount   Interest SF
-----------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
    TOTALS:
           ------------------------------------------------------------------------------------------------------------------------

--------------------------------------------
  Total Interest         Outstanding
Distribution Amount      Unpaid Interest SF
--------------------------------------------



--------------------------------------------

--------------------------------------------

                          FIRST UNION - LEHMAN BROTHERS
                            COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 1997-1

[LOGO OF STATE STREET]

REPORT TO CERTIFICATEHOLDERS FOR PAYMENT DATE: APRIL 20, 1997

ADDITIONAL REPORTING INFORMATION

MORTGAGE LOAN ACTIVITY FOR RELATED PAYMENT DATE:
------------------------------------------------------------------------------------------------------------------------------------
      Principal        # of Outstanding         # of Outstanding                        Beginning Scheduled      Ending Scheduled
     Prepayments     Mortgage Loans (beg)     Mortgage Loans (end)     # of Payoffs      Principal Balance      Principal Balance
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                         --------------------
                         Aggregate Balance of
-------------------------  Specially Serviced
  # of Specially Srvcd
     Mortgage Loans        Mortgage Loans
---------------------------------------------

---------------------------------------------


INFORMATION ON LOAN-BY-LOAN FOR LOANS PAID-OFF AT MATURITY:
-----------------------------------------------------------
     Loan #     Maturity Date     Pay-off Balance
-----------------------------------------------------------

-----------------------------------------------------------


ADDITIONAL LOAN-BY-LOAN REPORTING INFORMATION:
-------------------------------------------------------------------
     Mortgage     Mortgage Loan     Mortgage Loan     Mortgage Loan
      Loan #      Modifications        Waivers          Amendments
-------------------------------------------------------------------

-------------------------------------------------------------------


LOAN-BY-LOAN DELINQUENCY REPORTING INFORMATION:
---------------------------------------------------
     Loan #     Loan Balance     Delinquency Status
---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------


AGGREGATE DELINQUENCY INFORMATION FOR RELATED PAYMENT DATE:
------------------------------------------------------------
 # of Loans
------------------------------------------------------------
 Agg Balances
------------------------------------------------------------


APPRAISAL REDUCTION INFORMATION: (DURING RELATED DUE PERIOD)
------------------------------------------------------------
     Mortgage     Current Appraisal     Cumulative Appraisal
      Loan #       Reduction Amount       Reduction Amounts
------------------------------------------------------------

------------------------------------------------------------


P&I ADVANCE INFORMATION:
-------------------------------------------------------------
1.Current P&I Advances (incl interest)
-------------------------------------------------------------
2. Amt P&I Advances have been reduced
   due to Appraisal Reduction Amounts
-------------------------------------------------------------
3. Amt of P&I Recoveries
-------------------------------------------------------------
3. # of P&I Payments advanced
-------------------------------------------------------------
4. Cumulative P&I Advances
-------------------------------------------------------------
5. Cumulative P&I Recoveries
-------------------------------------------------------------


FEE INFORMATION:
-------------------------------------------------------------
  Master Servicer Fee
-------------------------------------------------------------
  Special Servicing Fee
-------------------------------------------------------------

PROPERTY PROTECTION ADVANCE INFORMATION:
-------------------------------------------------------------
   Loan #      Aggregate Outstanding     Cumulative Amount
-------------------------------------------------------------
     N/A
-------------------------------------------------------------


SUMMARY OF REO ACTIVITY AS OF 4/11/97 RELATED DETERMINATION DATE:   4/11/97
------------------------------------------------------------------------------------------------------------------------------------
 Mortgage    Date became REO      Scheduled Principal      Book       Date of Final         Amt of Proceeds       Any Additional REO
  Loan #           Loan         Balance as of REO date     Value    Recovery Determin     in REO/Coll Account      Funds Collected
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

FIRST UNION - LEHMAN BROTHERS
COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1997-1

STATE STREET CORPORATE TRUST
CUSTOMER SERVICE  (617)664-5433
PAYMENT

DISTRIBUTION OF CURRENT SCHEDULED PRINCIPAL BALANCES
--------------------------------------------------------------------------------
              Total
     Current  ------------------------------------------------------------------
   Scheduled                                              Weighted Averages
   Principal    # of   Aggregate  % Tot                 ------------------------
     Balance     Mtg  Sched Prin  Sched                         Mnths  Mort
               Loans     Balance    Bal                  DSCR  to Mat  Rate
--------------------------------------------------------------------------------
$   257,059+
 $1,000,000+
 $2,000,000+
 $3,000,000+
 $4,000,000+
 $5,000,000+
 $6,000,000+
 $7,000,000+
 $8,000,000+
 $9,000,000+
$10,000,000+
$15,000,000+
$20,000,000+
--------------------------------------------------------------------------------
Total
--------------------------------------------------------------------------------


DISTRIBUTION OF CURRENT MORTGAGE INTEREST RATES
--------------------------------------------------------------------------------
              Total
     Current  ------------------------------------------------------------------
    Mortgage                                              Weighted Averages
    Interest    # of   Aggregate  % Tot                 ------------------------
        Rate     Mtg  Sched Prin  Sched                         Mnths  Mort
               Loans     Balance    Bal                  DSCR  to Mat  Rate
--------------------------------------------------------------------------------
  <7.000%
 7.000% +
 8.000% +
 9.000% +
10.000% +
11.000% +
12.000% +
13.000% +
14.000% +
--------------------------------------------------------------------------------
Total
--------------------------------------------------------------------------------


DISTRIBUTION OF REMAINING STATED TERM (BALLOON LOANS ONLY)
--------------------------------------------------------------------------------
           Total
Remaining  ---------------------------------------------------------------------
   Stated                                                 Weighted Averages
     Term       # of   Aggregate  % Tot                 ------------------------
 (Months)        Mtg  Sched Prin  Sched                         Mnths  Mort
               Loans     Balance    Bal                  DSCR  to Mat  Rate
--------------------------------------------------------------------------------
      <12
    13-24
    25-36
    37-48
    49-60
    61-72
      73+
--------------------------------------------------------------------------------
    Total
--------------------------------------------------------------------------------


DISTRIBUTION OF REMAINING STATED TERM (FULLY AMORTIZING LOANS ONLY)
--------------------------------------------------------------------------------
           Total
Remaining  ---------------------------------------------------------------------
   Stated                                                 Weighted Averages
     Term       # of   Aggregate  % Tot                 ------------------------
 (Months)        Mtg  Sched Prin  Sched                         Mnths  Mort
               Loans     Balance    Bal                  DSCR  to Mat  Rate
--------------------------------------------------------------------------------
      <12
    13-24
    25-36
    37-60
   61-120
  121-180
  181-240
     241+
--------------------------------------------------------------------------------
Total
--------------------------------------------------------------------------------

FIRST UNION - LEHMAN BROTHERS COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1997-1

STATE STREET CORPORATE TRUST
CUSTOMER SERVICE (617)664-5433
PAYMENT

DISTRIBUTION OF HIGHEST STATE CONCENTRATIONS AT CLOSING
-----------------------------------------------------------------------------------------
               TOTAL
               --------------------------------------------------------------------------
                                                                 WEIGHTED AVERAGES
          TOP            # OF      AGGREGATE      % TOT  --------------------------------
           10            MTG       SCHED PRIN     SCHED                 MNTHS        MORT
       STATES          LOANS        BALANCE         BAL      DSCR       TO MAT       RATE
-----------------------------------------------------------------------------------------
TEXAS
CALIFORNIA
FLORIDA
NEW YORK
NEW JERSEY
OHIO
PENNSYLVANIA
OREGON
NEVADA
NORTH CAROLINA
OTHER
-----------------------------------------------------------------------------------------
TOTAL
-----------------------------------------------------------------------------------------


DISTRIBUTION OF PROPERTY TYPE
-----------------------------------------------------------------------------------------
               TOTAL
               --------------------------------------------------------------------------
                                                                 WEIGHTED AVERAGES
                         # OF      AGGREGATE      % TOT  --------------------------------
     PROPERTY            MTG       SCHED PRIN     SCHED                 MNTHS        MORT
        TYPES          LOANS        BALANCE         BAL      DSCR       TO MAT       RATE
-----------------------------------------------------------------------------------------
HEALTH CARE
HOSPITALITY
INDUSTRIAL
MULTIFAMILY/RETAIL
MOBILE HOME PARK
MULTI-FAMILY
OFFICE
ANCHORED RETAIL
UNANCHORED RETAIL
-----------------------------------------------------------------------------------------
TOTAL
-----------------------------------------------------------------------------------------


DISTRIBUTION OF SEASONING
-----------------------------------------------------------------------------------------
               TOTAL
               --------------------------------------------------------------------------
                                                                 WEIGHTED AVERAGES
                         # OF      AGGREGATE      % TOT  --------------------------------
    SEASONING            MTG       SCHED PRIN     SCHED                 MNTHS        MORT
     (MONTHS)          LOANS        BALANCE         BAL      DSCR       TO MAT       RATE
-----------------------------------------------------------------------------------------
          <12
        13-24
        25-36
        37-48
        49-60
        61-72
          73+
-----------------------------------------------------------------------------------------
TOTAL
-----------------------------------------------------------------------------------------


DISTRIBUTION OF MOST RECENT DEBT SERVICE COVERAGE RATIO
-----------------------------------------------------------------------------------------
               TOTAL
               --------------------------------------------------------------------------
                                                                 WEIGHTED AVERAGES
                         # OF      AGGREGATE      % TOT  --------------------------------
                         MTG       SCHED PRIN     SCHED                 MNTHS        MORT
         DSCR          LOANS        BALANCE         BAL      DSCR       TO MAT       RATE
-----------------------------------------------------------------------------------------
         <1.00
     1.00-1.10
     1.11-1.25
     1.26-1.50
     1.51-2.00
         >2.00
-----------------------------------------------------------------------------------------
TOTAL
-----------------------------------------------------------------------------------------

FIRST UNION - LEHMAN BROTHERS COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1997-1

STATE STREET CORPORATE TRUST
CUSTOMER SERVICE (617)664-5433
PAYMENT

DISTRIBUTION OF LOAN TO VALUE RATIO
-----------------------------------------------------------------------------------------
               TOTAL
               --------------------------------------------------------------------------
                                                                 WEIGHTED AVERAGES
         MOST            # OF      AGGREGATE      % TOT  --------------------------------
       RECENT            MTG       SCHED PRIN     SCHED                 MNTHS        MORT
          LTV          LOANS        BALANCE         BAL      DSCR       TO MAT       RATE
-----------------------------------------------------------------------------------------
      50%
      50%+
      60%+
      70%+
      80%+
      90%+
     100%+
-----------------------------------------------------------------------------------------
TOTAL
-----------------------------------------------------------------------------------------


DISTRIBUTION OF AMORTIZATION TYPE
-----------------------------------------------------------------------------------------
               TOTAL
               --------------------------------------------------------------------------
                                                                 WEIGHTED AVERAGES
                         # OF      AGGREGATE      % TOT  --------------------------------
 AMORTIZATION            MTG       SCHED PRIN     SCHED                 MNTHS        MORT
         TYPE          LOANS        BALANCE         BAL      DSCR       TO MAT       RATE
-----------------------------------------------------------------------------------------
FULLY AMORTIZING
AMORTIZING BALLON
IO/BALLON
IO/AMORTIZING
IO/AMORT/BALLON
PRINCIPAL ONLY
CASH FLOW BALLON
OTHER
-----------------------------------------------------------------------------------------
TOTAL
-----------------------------------------------------------------------------------------


DISTRIBUTION OF REMAINING AMORTIZATION TERM
-----------------------------------------------------------------------------------------
               TOTAL
               --------------------------------------------------------------------------
                                                                 WEIGHTED AVERAGES
     ORIGINAL            # OF      AGGREGATE      % TOT  --------------------------------
 AMORTIZATION            MTG       SCHED PRIN     SCHED                 MNTHS        MORT
         TERM          LOANS        BALANCE         BAL      DSCR       TO MAT       RATE
-----------------------------------------------------------------------------------------
0+
60+
120+
180+
240+
300+
360+
-----------------------------------------------------------------------------------------
TOTAL
-----------------------------------------------------------------------------------------


DISTRIBUTION OF ORIGINAL TERM TO STATED MATURITY
-----------------------------------------------------------------------------------------
               TOTAL
               --------------------------------------------------------------------------
                                                                 WEIGHTED AVERAGES
     ORIGINAL            # OF      AGGREGATE      % TOT  --------------------------------
 AMORTIZATION            MTG       SCHED PRIN     SCHED                 MNTHS        MORT
         TERM          LOANS        BALANCE         BAL      DSCR       TO MAT       RATE
-----------------------------------------------------------------------------------------
0+
60+
120+
180+
240+
300+
360+
-----------------------------------------------------------------------------------------
TOTAL
-----------------------------------------------------------------------------------------

FIRST UNION - LEHMAN BROTHERS COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1997-1

STATE STREET CORPORATE TRUST
CUSTOMER SERVICE (617)664-5433
PAYMENT

LOAN LEVEL DETAIL
------------------------------------------------------------------------------------------------------------------------
OFFER       PROP     TRANSFER               MATURITY         NEG           BEG      NOTE     SCHED     PREPAY/     PREPAY
CONTROL#    TYPE       DATE     STATE         DATE         AM(Y/N)      SCHED BAL   RATE     P&I       LIQUID       DATE
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
TOTALS                                                                    0.00               0.00        0.00
------------------------------------------------------------------------------------------------------------------------
LOAN STATUS:
1 = SPEC SERVICED, 2 = FORECLOSURE, 3 = BANKRUPTCY, 4 = REO, 5 = PREPAY IN FULL, 6 = DPO, 7 = FORECLOSURE SALE,
8 = BANKRUPTCY SALE, 9 = REO DISPOSITION, 10 = MOD/WORKOUT
------------------------------------------------------------------------------------------------------------------------

--------------------------------
PAID THRU      PREPMT       LOAN
     DATE     PREMIUM     STATUS
--------------------------------


--------------------------------
TOTALS           0.00
--------------------------------

FIRST UNION - LEHMAN BROTHERS COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1997-1

STATE STREET CORPORATE TRUST
CUSTOMER SERVICE (617)664-5433
PAYMENT
REPORT


DELINQUENCY/PREPAYMENT REPORTING HISTORY: ROLLING 12 MONTHS

DIST     DELINQ 1 MONTH   DELINQ 2 MONTHS   DELINQ 3+ MONTHS    FORECLOSURE/BANK        REO     MODIFICATIONS     PREPAYMENTS
DATE     --------------------------------------------------------------------------------------------------------------------
            #   BAL          #   BAL           #   BAL             #   BAL           #   BAL       #   BAL          #   BAL
-----------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------

FIRST UNION - LEHMAN BROTHERS COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1997-1

STATE STREET CORPORATE TRUST
CUSTOMER SERVICE (617)664-5433

DELINQUENCY LOAN DETAIL
--------------------------------------------------------------------------------------------------------------------
OFFER                   PAID THRU     CURRENT     OUTSTAND    OUTSTAND     ADV         LOAN          SPEC SER
CONTROL#     PERIOD     DATE          P&I ADV     P&I ADV     PROP ADV     DESC(1)     STATUS(2)     TRANS DATE
--------------------------------------------------------------------------------------------------------------------

-----------------------------------
FORECLOSURE     BANKRUPTCY     REO
DATE            DATE           DATE
-----------------------------------


--------------------------------------------------------------------------------
(1) ADVANCE DESCRIPTION
-----------------------
0 = LATE PAYMENT BUT < ONE MONTH DELINQUENT
1 = P&I ADVANCE - LOAN DELINQUENT 1 MONTH
2 = P&I ADVANCE - LOAN DELINQUENT 2 MONTHS
3 = P&I ADVANCE - LOAN DELINQUENT 3 MONTHS OR MORE
4 = P&I ADVANCE - LOAN IN GRACE PERIOD
5 = P&I ADVANCE - ASSUMED SCHEDULED PAYMENT

(2) LOAN STATUS:
----------------
1 = SPEC SERVICE
2 = FORECLOSURE
3 = BANKRUPTCY
4 = REO
5 = PREPAY IN FULL
6 = DPO
7 = FORECLOSURE SALE
8 = BANKRUPTCY SALE
9 = REO DISPOSITION
10 = MOD/WORKOUT
--------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    ANNEX D

                         DELINQUENT LOSN STATUS REPORT
                           AS OF ___________________

------------------------------------------------------------------------------------------------------------------------------------
                                             (a)            (b)             (c)             (d)          (e)=a+b+c+d

                                                               TOTAL           TOTAL          OTHER                   CURRENT
LOAN #                 SQ FT OR               SCHEDULED     OUTSTANDING     OUTSTANDING     ADVANCES      TOTAL       MONTHLY
CITY &    PROPERTY    UNITS / OCC   PAID TO     LOAN            P&I           EXPENSES      (TAXES &     EXPOSURE       P&I
STATE       TYPE        % / DATE     DATE      BALANCE        ADVANCES        TO DATE        ESCROW)
                                                              TO DATE
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
FCL - Foreclosure
------------------------------------------------------------------------------------------------------------------------------------
LTM - Latest 12 Months
------------------------------------------------------------------------------------------------------------------------------------

                                                               (f)                                     (g)=(.92*f)-e

CURRENT                               LTM NOI                  MOST         APPRAISAL     TRANSFER     LOSS USING 92%     DATE NOI
INTEREST     MATURITY     LTM NOI     / DSCR      VALUATION    ACCURATE     BPO OR        DATE /       92%                FILED /
  RATE         DATE        DATE                   DATE         PROPERTY     INTERNAL      CLOSING      APPR. OR           FCL SALE
                                                               VALUE        VALUE**       DATE         BPO (F)            DATE
------------------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
CURRENT & AT SPECIAL SERVICER
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------




--------------------------------------------------------------------------------



   STATUS *     COMMENTS


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
* Status should containg a code indicating the current direction of each loan such as (FCL - In Foreclosure, MOD - Modification, DPO - Discount Payoff, NS
    - Note Sale, BK - Bankrupcy, PP - Payment Plan, Curr - Current, TBD - To Be Determined etc...)

     It is possible to combine the status codes if the loan is going in more than one direction. (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO)

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    ANNEX E

                                             HISTORICAL LOAN MODIFICATION REPORT
                                                             AS OF _____________


-------------------------------------------------------------------------------------------------------------------------
                                                BALANCE
                                                  WHEN       BALANCE AT THE
                                                SENT TO      EFFECTIVE DATE
             CITY /       MOD /      EFFECT     SPEICAL            OF           OLD      # MTHS /
 LOAN ID     STATE     EXTENTION      DATE      SERVICER     REHABILITATION     RATE     NEW RATE     OLD P&I     NEW P&I
-------------------------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

=========================================================================================================================
TOTAL FOR ALL LOANS:
-------------------------------------------------------------------------------------------------------------------------
TOTAL FOR LOANS IN CURRENT MONTH:
-------------------------------------------------------------------------------------------------------------------------
                                     # OF LOANS              $ BALANCE
-------------------------------------------------------------------------------------------------------------------------
MODIFICATIONS:
-------------------------------------------------------------------------------------------------------------------------
MATURITY DATE EXTENTIONS:
-------------------------------------------------------------------------------------------------------------------------
TOTAL:
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                  (2) EST.
                                                  FUTURE
                          TOTAL #                 INTEREST
                          MTHS       (1)          LOSS TO
                          FOR        REALIZED     TRUST $
OLD          NEW          CHANGE     LOSS TO      (RATE
MATURITY     MATURITY     OF MOD     TRUST $      REDUCTION)     COMMENT
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1)  Actual principal loss taken by bonds
--------------------------------------------------------------------------------
(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.
--------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK]


                                    ANNEX F
        HISTORICAL LOSS ESTIMATE REPORT (REO-SOLD) OR DISCOUNTED PAYOFF)
                               AS OF ____________


                                                 (c)=ba     (a)                     (b)          (d)         (e)           (f)
------------------------------------------------------------------------------------------------------------------------------------
                                                          LATEST
                                                        APPRAISAL OR   EFFECT                  NET AMT.
SERVICER                                   % RECEIVED     BROKERS      DATE OF                 RECEIVED    SCHEDULED    TOTAL P&I
LOAN ID    PROPERTY NAME    CITY / STATE    FROM SALE     OPINION       SALE     SALES PRICE  FROM SALE    BALANCE      ADVANCED
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
TOTAL ALL LOANS:
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
CURRENT MONTH ONLY:
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------


   (g)          (h)        (i)=d-(f+g+h)      (k)=i-e                      (m)                    (n)=k+m       (o)=n/e
----------------------------------------
                                                                                      DATE
                                                               DATE                   MINOR
                                                               LOSS                    ADJ       TOTAL LOSS     LOSS % OF
  TOTAL      SERVICING                      ACTUAL LOSSES     PASSED     MINOR ADJ    PASSED        WITH        SCHEDULED
EXPENSES       FEES        NET PROCEEDS      PASSED THRU       THRU      TO TRUST      THRU      ADJUSTMENT     BALANCE
=========================================================================================================================

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

==========================================================================================================================

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    ANNEX G

                               REO STATUS REPORT
                               AS OF ___________

--------------------------------------------------------------------------------
                                           (a)           (b)         (c)
--------------------------------------------------------------------------------
                       SQ FT                               TOTAL      OTHER
LOAN NUM     PROP-       OR       PAID     SCHEDULED        P&I      ADVANCES
/CITY &      ERTY      UNITS /     TO         LOAN       ADVANCES    (TAXES &
STATE        TYPE      OCC %      DATE      BALANCE      TO DATE     ESCROW)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
  (d)          (e) a+b+c+d
--------------------------------------------------------------------------------


   TOTAL                    CURRENT      CURRENT                   NOI
  EXPENSES      TOTAL       MONTHLY     INTEREST    MATURITY      AS OF
   TO DATE     EXPOSURE       P&I         RATE        DATE        DATE

--------------------------------------------------------------------------------
                                        REAL ESTATE OWNED
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                           (f)                                  (g) (92*f)-e
--------------------------------------------------------------------------------
 (YTD)                                   (1)                       LOSS
 MOST                      MOST       APPRAISAL     TRANSFER       USING
RECENT                   ACCURATE       BPO          DATE /         92%
 NOI /     APPRAISAL     PROPERTY      INTERNAL     CLOSING      APPRAISAL
 DSCR        DATE          VALUE        VALUE         DATE         OR BPO
                                                                    (f)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


---------------------------------------


     REO
 ACQUISITION     PENDING
     DATE         OFFERS     COMMENTS

---------------------------------------


---------------------------------------

---------------------------------------

---------------------------------------

---------------------------------------

---------------------------------------

---------------------------------------

---------------------------------------

---------------------------------------
(1) USE THE FOLLLOWING CODES; APP. - APPRAISAL BPO - BROKERS OPINION, INT - INTERNAL VALUE
---------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    ANNEX H

                              SERVICER WATCH LIST
                              AS OF _____________


-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

                                           CURRENT     PAID                     %
 LOAN      PROPERTY                         SCHED      THRU     MATURITY     CURRENT
NUMBER      TYPE        CITY     STATE     BALANCE     DATE       DATE         DSC       COMMENT / REASON ON WATCH LIST
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
List all loans on watch list and reason sorted in decending balance order.
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
Total:                           $
-----------------------------------------------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)
                FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC.
                                    DEPOSITOR

                                   ----------

      This Prospectus describes the commercial mortgage pass-through certificates (the "Offered Certificates") offered hereby and by the supplements hereto (each, a "Prospectus Supplement"), which will be offered from time to time in series. The Offered Certificates of each series, together with any other commercial mortgage pass-through certificates of such series not offered hereby, are collectively referred to herein as the "Certificates".

      In the aggregate, the Certificates of each series of Certificates will represent the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") consisting primarily of a segregated pool of one or more of various types of multifamily or commercial mortgage loans (the "Mortgage Loans"), mortgage-backed securities ("CMBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans or a combination of Mortgage Loans and CMBS (collectively, "Mortgage Assets"). Mortgage Loans (or mortgage loans underlying a CMBS) may be secured by first or junior, recourse or non-recourse liens and may be delinquent or non-performing as of the date Certificates of a series are issued, if so specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any series, collectively, "Credit Support"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any series, collectively, "Cash Flow Agreements"). See "Description of the Trust Funds", "Description of the Certificates" and "Description of Credit Support".

                                                  (COVER CONTINUED ON NEXT PAGE)

                                   ----------

    PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING ON PAGE 18
         UNDER THE CAPTION "RISK FACTORS" HEREIN AND UNDER SUCH CAPTION
           IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY
                              OFFERED CERTIFICATE.

                                   ----------

  THE CERTIFICATES WILL REPRESENT INTERESTS IN THE RELATED TRUST FUND ONLY AND
    WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF FIRST UNION COMMERCIAL
          MORTGAGE SECURITIES, INC. OR ANY AFFILIATE THEREOF, INCLUDING
             WITHOUT LIMITATION, FIRST UNION NATIONAL BANK OF NORTH
              CAROLINA. A CERTIFICATE IS NOT A DEPOSIT AND NEITHER
               THE CERTIFICATES NOR THE UNDERLYING MORTGAGE ASSETS
                ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT
                       INSURANCE CORPORATION OR ANY OTHER
                              GOVERNMENTAL AGENCY.

                                   ----------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

                                   ----------

      Prior to issuance there will have been no market for the Certificates of any series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. See "Risk Factors". This Prospectus may not be used to consummate sales of the Offered Certificates of any series unless accompanied by the Prospectus Supplement for such series.

      The Offered Certificates of any series may be offered through one or more different methods such as offerings through underwriters, including First Union Capital Markets Corp., an affiliate of the Depositor, acting as principals for their own account or as agents, as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement.

      Each series of Certificates will consist of one or more classes of Certificates, and such class or classes (including classes of Offered Certificates) may (i) provide for the accrual of interest thereon based on a fixed, variable or adjustable rate; (ii) be senior or subordinate to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) be entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest; (iv) be entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of principal and/or interest that commence only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology. See "Description of the Certificates".

                                 APRIL 29, 1997

(COVER CONTINUED)

      Distributions in respect of the Certificates will be made on a monthly, quarterly or other periodic basis as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, such distributions will be made only from the assets of the related Trust Fund.

      This Prospectus and related Prospectus Supplements may be used by the Depositor, First Union Capital Markets Corp., an affiliate of the Depositor, and any other affiliate of the Depositor when required under the federal securities laws in connection with offers and sales of Offered Certificates in furtherance of market-making activities in Offered Certificates. First Union Capital Markets Corp. or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

      No Certificates of any series will represent an obligation of or interest in the Depositor or any of its affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Certificates of any series nor the assets in the related Trust Fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. The assets in each Trust Fund will be held in trust for the benefit of the holders of the related series of Certificates (the "Certificateholders") pursuant to a Pooling Agreement, as more fully described herein.

      The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including prepayments, repurchases and defaults) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such paymentsas described herein and in the related Prospectus Supplement. See "Yield and Maturity Considerations". A Trust Fund may be subjectto early termination under the circumstances described herein and in the related Prospectus Supplement. See "Description ofthe Certificates".

      If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. See "Certain Federal Income Tax Consequences" herein.

      Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the Offered Certificates covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                              PROSPECTUS SUPPLEMENT

      As more particularly described herein, each Prospectus Supplement will, among other things, set forth, as and to the extent appropriate: (i) a description of the class or classes of Offered Certificates of the related series, including the aggregate principal amount of each such class (the "Certificate Balance"), the rate at which interest will accrue from time to time, if at all, with respect to each such class (the "Pass-Through Rate") or the method of determining such rate; (ii) information with respect to any other classes of Certificates of the same series not offered thereby; (iii) the respective dates on which distributions are to be made to Certificateholders;
(iv) information as to the assets constituting the related Trust Fund, including the general characteristics of the assets included therein, including the Mortgage Assets and any Credit Support and Cash Flow Agreements (with respect to the Certificates of any series, the "Trust Assets"); (v) the circumstances, if any, under which the related Trust Fund may be subject to early termination;
(vi) additional information with respect to the method of distribution of such Offered Certificates;(vii) whether one or more REMIC elections will be made, and the designation of the "regular interests" and "residual interests" in each REMIC to be created; (viii) the initial percentage ownership interest in the related Trust Fund to be evidenced by each class of Certificates of such series;
(ix) information concerning the trustee (as to any series, the "Trustee") of the related Trust Fund; (x) information concerning the master servicer (as to any series, the "Master Servicer") and any special servicer (as to any series, the "Special Servicer") engaged to administer the related Mortgage Assets; (xi) information as to the nature and extent of any subordination in entitlement to distributions of any class of Certificates of such series; and (xii) whether such Offered Certificates will be initially issued in definitive or book-entry form.

                              AVAILABLE INFORMATION

      The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to the Offered Certificates of each series contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Northwest Atrium Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. The Commission also maintains a Web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Commission. The site may be accessed at http:/www.sec.gov.

      No person has been authorized to give any information or to make any representation not contained in this Prospectus and any related Prospectus Supplement and, if given or made, such information or representation must not be relied upon. This Prospectus and any related Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Certificates, or an offer of the Offered Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

      The related Master Servicer or Trustee will be required to mail to holders of the Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. If beneficial interests in a class of Offered Certificates are being held and transferred in book-entry format through the facilities of The Depository Trust Company ("DTC") as described herein, then, unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to a nominee of DTC as the registered holder of the Offered Certificates. The means by which notices and other communications are conveyed by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable Offered Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See "Description of the Certificates--Reports to

Certificateholders" and "--Book-Entry Registration and Definitive Certificates" and "Description of the Pooling Agreements--Evidence as to Compliance". The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

      To the extent described in the related Prospectus Supplement, some or all of the Mortgage Loans may be secured by an assignment of the lessors' (i.e., the related Mortgagors') rights in one or more bond-type or credit-type net leases (each, a "Lease") of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, no series of Certificates will represent interests in or obligations of any lessee (each, a "Lessee") under a Lease. If indicated, however, in the Prospectus Supplement for a given series, a significant or the sole source of payments on the Mortgage Loans in such series, and, therefore, of distributions on such Certificates, will be rental payments due from the Lessees under the Leases. Under such circumstances, prospective investors in the related series of Certificates may wish to consider publicly available information, if any, concerning the Lessees. Reference should be made to the related Prospectus Supplement for information concerning the Lessees and whether any such Lessees are subject to the periodic reporting requirements of the Exchange Act.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor, upon request, will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to its principal executive office at One First Union Center, Charlotte, North Carolina 28228-0013, Attention: Secretary, or by telephone at 704-374-6161. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
PROSPECTUS SUPPLEMENT ....................................................    3

AVAILABLE INFORMATION ....................................................    3

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE ........................    4

SUMMARY OF PROSPECTUS ....................................................    9

RISK FACTORS .............................................................   18
 Limited Liquidity .......................................................   18
 Limited Assets ..........................................................   18
 Prepayments; Average Life of Certificates; Yields .......................   18
 Limited Nature of Ratings ...............................................   19
 Risks Associated with Mortgage Loans and Mortgaged Properties ...........   20
 Risks Associated with Certain Mortgage Loans and Related Leases .........   21
 Balloon Payments; Borrower Default ......................................   21
 Junior Mortgage Loans ...................................................   22
 Credit Support Limitations ..............................................   22
 Enforceability ..........................................................   22
 Leases and Rents ........................................................   23
 Environmental Risks .....................................................   23
 ERISA Considerations ....................................................   23
 Certain Federal Tax Considerations Regarding REMIC Residual
  Certificates ...........................................................   23
 Book-Entry Registration .................................................   24
 Delinquent and Non-Performing Mortgage Loans ............................   24

DESCRIPTION OF THE TRUST FUNDS ...........................................   24
 General .................................................................   24
 Mortgage Loans-Leases ...................................................   25
  General ................................................................   25
  Leases .................................................................   25
  Default and Loss Considerations with Respect to the Mortgage Loans .....   26
  Payment Provisions of the Mortgage Loans ...............................   27
  Mortgage Loan Information in Prospectus Supplements ....................   28
 CMBS ....................................................................   28
 Certificate Accounts ....................................................   29
 Credit Support ..........................................................   29
 Cash Flow Agreements ....................................................   29

YIELD AND MATURITY CONSIDERATIONS ........................................   30
 General .................................................................   30
 Pass-Through Rate .......................................................   30
 Payment Delays ..........................................................   30
 Certain Shortfalls in Collections of Interest ...........................   30
 Yield and Prepayment Considerations .....................................   30
 Weighted Average Life and Maturity ......................................   32
 Controlled Amortization Classes and Companion Classes ...................   32
 Other Factors Affecting Yield, Weighted Average Life and Maturity .......   33
  Balloon Payments; Extensions of Maturity ...............................   33
  Negative Amortization ..................................................   33
  Foreclosures and Payment Plans .........................................   34
  Losses and Shortfalls on the Mortgage Assets ...........................   34
  Additional Certificate Amortization ....................................   34

                                                                            PAGE
                                                                            ----

THE DEPOSITOR ............................................................   34

USE OF PROCEEDS ..........................................................   34

DESCRIPTION OF THE CERTIFICATES ..........................................   35
 General .................................................................   35
 Distributions ...........................................................   35
 Distributions of Interest on the Certificates ...........................   36
 Distributions of Certificate Principal ..................................   37
 Distributions on the Certificates in Respect of Prepayment
  Premiums or in Respect of Equity Participations ........................   37
 Allocation of Losses and Shortfalls .....................................   37
 Advances in Respect of Delinquencies ....................................   37
 Reports to Certificateholders ...........................................   38
 Voting Rights ...........................................................   40
 Termination .............................................................   40
 Book-Entry Registration and Definitive Certificates .....................   41

DESCRIPTION OF THE POOLING AGREEMENTS ....................................   42
 General .................................................................   42
 Assignment of Mortgage Assets; Repurchases ..............................   42
 Representations and Warranties; Repurchases .............................   43
 Certificate Account .....................................................   44
  General ................................................................   44
  Deposits ...............................................................   44
  Withdrawals ............................................................   45
 Collection and Other Servicing Procedures ...............................   46
 Modifications, Waivers and Amendments of Mortgage Loans .................   47
 Sub-Servicers ...........................................................   47
 Special Servicers .......................................................   47
 Realization Upon Defaulted Mortgage Loans ...............................   47
 Hazard Insurance Policies ...............................................   49
 Due-on-Sale and Due-on-Encumbrance Provisions ...........................   50
 Servicing Compensation and Payment of Expenses ..........................   50
 Evidence as to Compliance ...............................................   50
 Certain Matters Regarding the Master Servicer and the Depositor .........   51
 Events of Default .......................................................   52
 Rights Upon Event of Default ............................................   52
 Amendment ...............................................................   52
 List of Certificateholders ..............................................   53
 The Trustee .............................................................   53
 Duties of the Trustee ...................................................   53
 Certain Matters Regarding the Trustee ...................................   53
 Resignation and Removal of the Trustee ..................................   54

DESCRIPTION OF CREDIT SUPPORT ............................................   54
 General .................................................................   54
 Subordinate Certificates ................................................   55
 Cross-Support Provisions ................................................   55
 Insurance or Guarantees with Respect to Mortgage Loans ..................   55
 Letter of Credit ........................................................   55
 Certificate Insurance and Surety Bonds ..................................   55
 Reserve Funds ...........................................................   55
 Credit Support with Respect to CMBS .....................................   56

                                                                            PAGE
                                                                            ----

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES .......................   56
 General .................................................................   56
 Types of Mortgage Instruments ...........................................   57
 Leases and Rents ........................................................   57
 Personalty ..............................................................   57
 Cooperative Loans .......................................................   57
 Junior Mortgages; Rights of Senior Lenders ..............................   58
 Foreclosure .............................................................   59
  General ................................................................   59
  Judicial Foreclosure ...................................................   60
  Non-Judicial Foreclosure/Power of Sale .................................   60
  Equitable Limitations on Enforceability of Certain Provisions ..........   60
  Public Sale ............................................................   60
  Rights of Redemption ...................................................   61
  Anti-Deficiency Legislation ............................................   61
  Leasehold Risks ........................................................   62
  Regulated Healthcare Facilities ........................................   62
  Cross-Collateralization ................................................   62
  Cooperative Loans ......................................................   62
 Bankruptcy Laws .........................................................   63
 Environmental Considerations ............................................   64
  General ................................................................   64
  Superlien Laws .........................................................   64
  CERCLA .................................................................   64
  Certain Other State Laws ...............................................   65
  Additional Considerations ..............................................   65
 Due-on-Sale and Due-on-Encumbrance ......................................   65
 Subordinate Financing ...................................................   65
 Default Interest and Limitations on Prepayments .........................   66
 Applicability of Usury Laws .............................................   66
 Soldiers' and Sailors' Civil Relief Act of 1940 .........................   66
 Americans with Disabilities Act .........................................   67
 Forfeitures in Drug and RICO Proceedings ................................   67

CERTAIN FEDERAL INCOME TAX CONSEQUENCES ..................................   67
 General .................................................................   67
 REMICs ..................................................................   68
  Classification of REMICs ...............................................   68
  Characterization of Investments in REMIC Certificates ..................   68
  Tiered REMIC Structures ................................................   69
 Taxation of Owners of REMIC Regular Certificates ........................   69
  General ................................................................   69
  Original Issue Discount ................................................   69
  Market Discount ........................................................   71
  Premium ................................................................   72
  Realized Losses ........................................................   72
 Taxation of Owners of REMIC Residual Certificates .......................   73
  General ................................................................   73
  Taxable Income of the REMIC ............................................   73
  Basis Rules, Net Losses and Distributions ..............................   75
  Excess Inclusions ......................................................   75
  Noneconomic REMIC Residual Certificates ................................   76
  Mark-to-Market Rules ...................................................   77

                                                                            PAGE
                                                                            ----

  Possible Pass-Through of Miscellaneous Itemized Deductions .............   77
  Sales of REMIC Certificates ............................................   78
  Prohibited Transactions Tax and Other Taxes ............................   79
  Tax and Restrictions on Transfers of REMIC Residual
    Certificates to Certain Organizations ................................   79
  Termination ............................................................   80
  Reporting and Other Administrative Matters .............................   80
  Backup Withholding with Respect to REMIC Certificates ..................   81
  Foreign Investors in REMIC Certificates ................................   81
 Grantor Trust Funds .....................................................   82
  Classification of Grantor Trust Funds ..................................   82
 Characterization of Investments in Grantor Trust Certificates ...........   82
  Grantor Trust Fractional Interest Certificates .........................   82
  Grantor Trust Strip Certificates .......................................   82
 Taxation of Owners of Grantor Trust Fractional Interest Certificates ....   82
  General ................................................................   82
  If Stripped Bond Rules Apply ...........................................   83
  If Stripped Bond Rules Do Not Apply ....................................   84
  Market Discount ........................................................   86
  Premium ................................................................   87
  Taxation of Owners of Grantor Trust Strip Certificates .................   87
  Possible Application of Contingent Payment Rules .......................   88
  Sales of Grantor Trust Certificates ....................................   88
  Grantor Trust Reporting ................................................   89
  Backup Withholding .....................................................   89
  Foreign Investor .......................................................   89

STATE AND OTHER TAX CONSEQUENCES .........................................   89

ERISA CONSIDERATIONS .....................................................   90
 General .................................................................   90
  Plan Asset Regulations .................................................   90
 Prohibited Transaction Exemptions .......................................   90

LEGAL INVESTMENT .........................................................   93

METHOD OF DISTRIBUTION ...................................................   94

LEGAL MATTERS ............................................................   95

FINANCIAL INFORMATION ....................................................   95

RATING ...................................................................   95

INDEX OF PRINCIPAL DEFINITIONS ...........................................   96

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                              SUMMARY OF PROSPECTUS

      The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection withthe offering of Offered Certificates of such series. An Index of Principal Definitions is included at the end ofthis Prospectus.

Title of Certificates ......  Commercial Mortgage Pass-Through Certificates,
                                issuable in series (the "Certificates").

Depositor ..................  First Union Commercial Mortgage Securities, Inc.,
                                a wholly-owned subsidiary of First Union
                                National Bank of North Carolina. See "The
                                Depositor".

Master Servicer ............  The master servicer (the "Master Servicer"), if any, for a series of Certificates will be named in the related Prospectus Supplement and maybe an affiliate of the Depositor. See "Description of the PoolingAgreements--Collection and Other Servicing Procedures".

Special Servicer ...........  The special servicer (the "Special Servicer"), if any, for a series of Certificates will be named, or the circumstances under which a Special Servicer will be appointed will be described, in the related Prospectus Supplement. See "Description of the Pooling
                                Agreements--SpecialServicers".

Trustee ....................  The trustee (the "Trustee") for each series of
                                Certificates will be named in the related
                                Prospectus Supplement. See "Description of the Pooling Agreements--The Trustee".

The Trust Assets ...........  Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting primarily of:

   A. Mortgage Assets ......  The Mortgage Assets with respect to each series of
                                Certificates will, in general, consist of a pool of mortgage loans (collectively, the "Mortgage Loans") secured by first or junior liens on, or security interests in, or installment contracts for the sale of, fee simple or leasehold interests in, (i) residential properties consisting of five or more rental or cooperatively owned dwelling units ("Multifamily Properties") or (ii) office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, mixed use or other types of income-producing properties or unimproved land ("Commercial Properties"), (iii) CMBS or (iv) participations in, or any combination of, the foregoing. If so specified in the related Prospectus Supplement and if permitted by applicable law, a Trust Fund may include (i) Multifamily Properties or Commercial Properties acquired by foreclosure or by deed-in-lieu of foreclosure ("REO Property") and (ii) Mortgage Loans secured by liens on real estate projects under construction. If so specified in the related Prospectus Supplement, some Mortgage Loans may be delinquent or non-performing as of the date of their deposit into the related Trust Fund. The Mortgage Loans will not be guaranteed or insured by the Depositor, any of its affiliates or, unless otherwise specified in the Prospectus Supplement, by any governmental agency or instrumentality or any other person.

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                              To the extent described in the related Prospectus
                                Supplement, some or all of the Mortgage Loans may also be secured by an assignment of one or more leases (a "Lease Assignment"), including bond-type or credit-type net leases (each, a "Lease") of one or more lessees (each, a "Lessee") of all or a portion of the related Mortgaged Properties (as defined herein). Unless otherwise specified in the related Prospectus Supplement, a significant or the sole source of payments on certain Mortgage Loans will be the rental payments due under the related Leases. In certain circumstances, with respect to Commercial Properties, the material terms and conditions of the related Leases may be set forth in the related Prospectus Supplement. See "Description of the Trust Funds--Mortgage Loans--Leases" and "Risk Factors--Limited Assets" herein.

                              Unless otherwise provided in the related
                                Prospectus Supplement, the Mortgaged Properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico. Unless otherwise provided in the related Prospectus Supplement, all Mortgage Loans will have individual principal balances at origination of not less than $100,000 and original terms to maturity of not more than 40 years.

                              As and to the extent described in the related
                                Prospectus Supplement, a Mortgage Loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for the formula, index or other method by which the Mortgage Rate will be calculated,
                                (iii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization or accelerated amortization, (iv) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, (v) may contain a prohibition on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment and (vi) may provide for payments of principal, interest or both, on due dates that occur monthly or quarterly or at such other interval as is specified in the related Prospectus Supplement. See "Description of the Trust Funds--Mortgage Loans--Leases".

                              If and to the extent specified in the related
                                Prospectus Supplement, the Mortgage Assets that constitute a particular Trust Fund may also include or consist solely of (i) private mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (ii) certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC") (collectively, the mortgage-backed securities referred to in clauses (i) and (ii), "CMBS"), provided that each CMBS will evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the Mortgage Loans contained herein. See "Description of the Trust Funds--CMBS".

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                              Each Mortgage Asset will be selected by the
                                Depositor for inclu-sion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such CMBS and may be an affiliate of theDepositor, all as more particularly described in the related Prospectus Supplement.

   B. Certificate Account ..  Each Trust Fund will include one or more accounts
                                (collectively, the"Certificate Account") established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Trust Funds--Certificate Accounts" and "Description of the Pooling
                                Agreements--Certificate Account".

   C. Credit Support .......  If so provided in the related Prospectus
                                Supplement, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of the related series in the form of subordination of one or more other classes of Certificates of such series, which other classes may include one or more classes of Offered Certificates, or by one or more other types of credit support, such as overcollateralization, a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of any Credit Support, the identification of the entity providing it (if applicable) and related information will be set forth in the related Prospectus Supplement. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes CMBS will describe in the same fashion any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS to the extent information is available and deemed material. The type, characteristic and amount of Credit Support will be determined based on the characteristics of the Mortgage Assets and other factors and will be established, in part, on the basis of requirements of each Rating Agency rating the Certificates of such series. If so specified in the related Prospectus Supplement, any such Credit Support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such Credit Support will be limited. See "Risk Factors--Credit Support Limitations", "Description of the Trust Funds--Credit Support" and "Description of Credit Support".

   D. Cash Flow Agreements .  If so provided in the related Prospectus
                                Supplement, a Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain

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                                other agreements, such as interest rate exchange
                                agreements, interest rate cap or floor
                                agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets or on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will contain certain information that pertains to the obligor under any such Cash Flow Agreement. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes CMBS will describe in the same fashion any Cash Flow Agreements that are included as part of the trust fund evidenced by or providing security for such CMBS to the extent information is available and deemed material. See "Description of the Trust Funds--Cash Flow Agreements".

Description of Certificates   Each series of Certificates will be issued
                                pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in either case, a "Pooling Agreement") and will represent in the aggregate the entire beneficial ownership interest in the related Trust Fund.

                              Each series of Certificates may consist of one or
                                more classes of Certificates, and such class or classes (including classes of Offered Certificates) may (i) be senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (ii) be entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest (collectively, "Stripped Principal
                                Certificates"); (iii) be entitled to
                                distributions of interest, with
                                disproportionately small, nominal or no
                                distributions of principal (collectively,
                                "Stripped Interest Certificates"); (iv) provide for distributions of principal and/or interest that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (v) provide for distributions of principal to be made, from time to time, or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (vi) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. With respect to Certificates with two or more components,references herein to Certificate Balance, notional amount and

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                                Pass-Through Rate refer to the principal
                                balance, if any, notional amount, if any, and the Pass-Through Rate, if any, for any suchcomponent.

                              Each class of Certificates, other than certain
                                classes of Stripped Interest Certificates and certain REMIC Residual Certificates (as defined below), will have a stated principal amount (a "Certificate Balance"), and each class of Certificates, other than certain classes of Stripped Principal Certificates and certain REMIC Residual Certificates, will accrue interest on its Certificate Balance or, in the case of certain classes of Stripped Interest Certificates, on a notional amount ("Notional Amount"), based on a fixed, variable or adjustable interest rate (a "Pass-Through Rate"). The related Prospectus Supplement will specify the Certificate Balance, Notional Amount and Pass-Through Rate for each class of Offered Certificates, as applicable, or, in the case of a variable or adjustable Pass-Through Rate, the method fordetermining the Pass-Through Rate.

                              The Certificates will not be guaranteed or insured
                                by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. See "Risk Factors--Limited Assets" and "Description of the Certificates".

Distributions of Interest
  on the Certificates ......  Interest on each class of Offered Certificates
                                Certificates (other than certain classes of Stripped Principal Certificates and Stripped Interest Certificates and certain REMIC Residual Certificates) of each series will accrue at the applicable Pass-Through Rate on the Certificate Balance or, in the case of certain classes of Stripped Interest Certificates, the Notional Amount thereof outstanding from time to time and will be distributed to Certificateholders as provided in the related Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Distribution Date"). Distributions of interest with respect to one or more classes of Certificates (collectively, "Accrual Certificates") may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates, and interest accrued with respect to a class of Accrual Certificates prior to the occurrence of such an event will either be added to the Certificate Balance thereof or otherwise deferred. Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described herein and in the related Prospectus Supplement. See "Risk Factors--Prepayments; Average Life of Certificates; Yields", "Yield and Maturity Considerations", and "Description of the Certificates--Distributions of Interest on the Certificates".

Distributions of Certificate
  Principal ................  Each class of the Certificates of each series
                                (other than certain classes of Stripped Interest Certificates and/or REMIC Residual Certificates) will have a Certificate Balance which, as of any date, will represent the maximum amount that the holders thereof are then entitled to receive in respect of principal from future cash flow on the Mortgage Assets in the related Trust Fund. Unless otherwise specified in the related Prospectus Supplement, the initial aggregate Certificate Balance of all

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                                       13
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                                classes of a series of Certificates will not
                                exceed the outstanding principal balance of the related Mortgage Assets as of a specified date (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to each series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates (i) may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (ii) may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (iii) may be made, subject to available funds, based on a specified principal payment schedule for any such class, a "Controlled Amortization Class"); and (iv) may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received (any such class, a "Companion Class"). Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class. See "Description of the Certificates--Distributions of
                                CertificatePrincipal".

Advances ...................  If and to the extent provided in the related
                                Prospectus Supplement, the Master Servicer and/or another specified person will be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on the Mortgage Loans in the related Trust Fund. Any such advances made with respect to a particular Mortgage Loan will be reimbursable from subsequent recoveries in respect of such Mortgage Loan and otherwise to the extent described herein and in the related Prospectus Supplement. If and to the extent provided in the Prospectus Supplement for a series of Certificates, the Master Servicer or other specified person will be entitled to receive interest on its advances for the period that they are outstanding, payable from amounts in the related Trust Fund. See "Description of the Certificates--Advances in Respect of Delinquencies". If a Trust Fund includes CMBS, any comparable advancing obligation of a party to the related Pooling Agreement, or of a partyto the related CMBS Agreement, will be described in the relatedProspectus Supplement.

Termination ................  If so specified in the related Prospectus
                                Supplement, a series of Certificates will be subject to optional early termination by means of the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Sup-

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                                       14
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                                plement, upon the reduction of the Certificate
                                Balance of a specified class or classes of Certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the Mortgage Assets of the Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. Further, if so provided in the related Prospectus Supplement, certain classes of Certificates may be purchased by a party or parties specified therein under similar or other conditions as described therein. See "Description of the Certificates--Termination".

Registration of Book-Entry
  Certificates .............  If so provided in the related Prospectus
                                Supplement, one or more classes of the Offered Certificates of any series will be offered in book-entry format (collectively, "Book-Entry Certificates") through the facilities of DTC. Each class of Book-Entry Certificates will be initially represented by one or more Certificates registered in the name of a nominee of DTC. No person acquiring an interest in a class of Book-Entry Certificates (a "Certificate Owner") will be entitled to receive a Certificate of such class in fully registered, definitive form (a "Definitive Certificate"), except under the limited circumstances described herein. See "Risk Factors--Book-Entry Registration" and "Description of the Certificates--Book-Entry Registration and
                                Definitive Certificates".

Tax Status of the
  Certificates .............  The Certificates of each series will constitute either (i) "regular interests" ("REMIC Regular Certificates") and "residual interests" ("REMIC Residual Certificates") in a Trust Fund, or a designated portion thereof, treated as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the "Code"), or (ii) interests ("Grantor Trust Certificates") in a Trust Fund treated as a grantor trust under applicable provisions of the Code.

   A. REMIC ................  REMIC Regular Certificates generally will be treated as debt obligations of the applicable REMIC for federal income tax purposes. In general, to the extent the assets and income of the REMIC are treated as qualifying assets and income under the following sections of the Code, REMIC Regular Certificates owned by a real estate investment trust will be treated as "real estate assets" for purposes of Section 856(c)(5)(A) of the Code and interest income therefrom will be treated as "interest on obligations secured by mortgages on real property" for purposes of Section 856(c)(3)(B) of the Code. In addition, REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. Moreover, if 95% or more of the assets and the income of the REMIC qualify for any of the foregoing treatments, the REMIC Regular Certificates will qualify for the foregoing treatments in their entirety. However, REMIC Regular Certificates owned by a thrift institution will constitute assets described in
                                Section 7701(a)(19)(C) of the Code only if so specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, certain of the REMIC Regular Certificates may be issuedwith original issue discount. See "Certain Federal Income TaxConsequences--REMICs--Taxation of Owners of REMIC Regular Certificates".

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                                       15

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                              REMIC Residual Certificates generally will be
                                treated as representing an interest in
                                qualifying assets and income to the same extent described above for institutions subject to Sections 856(c)(5)(A) and 856(c)(3)(B) of the Code, but not for purposes of Section 7701(a)(19)(C) of the Code unless otherwise stated in the related Prospectus Supplement. A portion (or, in certain cases, all) of the income from REMIC Residual Certificates (i) may not be offset by any losses from other activities of the holder of such REMIC Residual Certificates, (ii) may be treated as unrelated business taxable income for holders of REMIC Residual Certificates that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), and (iii) may be subject to foreign withholding rules. See "Certain Federal Income Tax
                                Consequences--REMICs--Taxation of Owners of
                                REMIC Residual Certificates".

   B. Grantor Trust ........  Unless otherwise provided in the related
                                Prospectus Supplement, Grantor Trust
                                Certificates may be either Certificates that have a Certificate Balance and a Pass-Through Rate or that are Stripped Principal Certificates (collectively, "Grantor Trust Fractional Interest Certificates"), or may be Stripped Interest Certificates. Holders of Grantor Trust Fractional Interest Certificates generally will be treated as owning an interest in qualifying assets and income under Sections 856(c)(5)(A), 856(c)(3)(B) and 860G(a)(3) of the Code, but will not be so treated for purposes of Section 7701(a)(19)(C) of the Code unless otherwise stated in the related Prospectus Supplement.

                              It is unclear whether Stripped Interest
                                Certificates will be treated as representing an ownership interest in qualifying assets and income under Sections 856(c)(5)(A) and 856(c)(3)(B) of the Code, although the policy considerations underlying those Sections suggest that such treatment should be available. However, such Certificates will not be treated as representing an ownership interest in assets described in Section 7701(a)(19)(C) of the Code unless otherwise stated in the related Prospectus Supplement. The taxation of holders of Stripped Interest Certificates is uncertain in various respects, including in particular the method such holders should use to recover their purchase price and to report their income with respect to such Stripped Interest Certificates. See "Certain Federal Income Tax Consequences--Grantor Trust Funds".

                              Investors are advised to consult their tax
                                advisors with respect to the taxation of holders of Stripped Interest Certificates and to review "Certain Federal Income Tax Consequences" herein and in the relatedProspectus Supplement.

ERISA Considerations .......  Fiduciaries of employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, should carefully review with their legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section

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                                       16

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                                4975 of the Code. See "ERISA Considerations"
                                herein and in the related Prospectus Supplement.

Legal Investment ...........  The Offered Certificates of any series will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 only if so specified in the related Prospectus Supplement. Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the related Prospectus Supplement.

Rating .....................  At their respective dates of issuance, each class of Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies requested by the Depositor to rate the Offered Certificates (each, a "Rating Agency"). See "Rating" herein and in the related Prospectus Supplement.

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                                       17

                                  RISK FACTORS

      In considering an investment in the Offered Certificates of any series, investors should consider, among other things, the following factors and any other factors set forth under the heading "Risk Factors" in the related Prospectus Supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of Mortgage Loans included in a particular Trust Fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any CMBS included in such Trust Fund.

LIMITED LIQUIDITY

      There can be no assurance that a secondary market for the Offered Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue for as long as such Certificates remain outstanding. Furthermore, because, among other things, the timing of receipt of payments with respect to a pool of multifamily or commercial mortgage loans may be substantially more difficult to predict than that of a pool of single family mortgage loans, any such secondary market that does develop may provide less liquidity to investors than any comparable market for securities that evidence interests in single-family mortgage loans.

      The primary source of continuing information regarding the Offered Certificates of any series, including information regarding the status of the related Mortgage Assets and any Credit Support for such Certificates, will be the periodic reports to Certificateholders delivered pursuant to the related Pooling Agreement as described herein under the heading "Description of the Certificates--Reports to Certificateholders". There can be no assurance that any additional continuing information regarding the Offered Certificates of any series will be available through any other source, and the limited nature of such information may adversely affect the liquidity thereof, even if a secondary market for such Certificates does develop.

      Except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights, and the Offered Certificates of each series are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination".

LIMITED ASSETS

      Unless otherwise specified in the related Prospectus Supplement, neither the Offered Certificates of any series nor the Mortgage Assets in the related Trust Fund will be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person; and no Offered Certificate of any series will represent a claim against or security interest in the Trust Funds for any other series. Accordingly, if the related Trust Fund has insufficient assets to make payments on such Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts on deposit from time to time remaining in certain funds or accounts constituting part of a Trust Fund, including the Certificate Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions that will be described in the related Prospectus Supplement, for purposes other than the payment of principal of or interest on the related series of Certificates. If so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

PREPAYMENTS; AVERAGE LIFE OF CERTIFICATES; YIELDS

      For a number of reasons, including the difficulty of predicting the rate of prepayments on the Mortgage Loans in a particular Trust Fund, the amount and timing of distributions of principal and/or interest on the Offered Certificates of the related series may be highly unpredictable. Prepayments on the Mortgage Loans in any Trust Fund will result in a faster rate of principal payments on one or more classes of the related Certificates than if payments on such Mortgage Loans were made as scheduled. Thus, the prepayment experience on the Mortgage Loans may affect the average life of each class of such Certificates, including a class of Offered Certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by those Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, principal prepayments thereon are likely to be lower than if prevailing interest rates remain at or below the rates borne by those Mortgage Loans. There can be no assurance as to the rate of prepayments on the Mortgage Loans in any Trust Fund or that such rate will conform to any model described herein or in any Prospectus Supplement. As a result, depending on the anticipated rate of prepayment for the Mortgage Loans in any Trust Fund, the retirement of any class of Certificates of the related series could occur significantly earlier or later than expected.

      The extent to which prepayments on the Mortgage Loans in any Trust Fund ultimately affect the average life of any class of Certificates of the related series will depend on the terms of such Certificates. A class of Certificates, including a class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to a pro rata share of the prepayments (including prepayments occasioned by defaults) on the Mortgage Loans in the related Trust Fund that are distributable on such date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of such prepayments. A class of Certificates that entitles the holders thereof to a disproportionately large share of prepayments enhances the risk of early retirement of such class ("call risk") if the rate of prepayment is faster than anticipated; while a class of Certificates that entitles the holders thereof to a disproportionately small share of prepayments enhances the risk of an extended average life of such class ("extension risk") if the rate of prepayment is slower than anticipated. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various classes of Certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of Certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).

      A series of Certificates may include one or more Controlled Amortization Classes that will be entitled to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of Certificates, it can be reduced substantially in the case of a Controlled Amortization Class so long as the actual rate of prepayments on the Mortgage Loans in the related Trust Fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Certificates. However, the reduction of prepayment risk afforded to a Controlled Amortization Class comes at the expense of one or more Companion Classes of the same series, any of which Companion Classes may also be a class of Offered Certificates. In general, and as more specifically described in the related Prospectus Supplement, a Companion Class will entitle the holders thereof to a disproportionately large share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively fast, and to a disproportionately small share of those prepayments when the rate of prepayment is relatively slow, and thus absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise affect the related Controlled Amortization Class if all payments of principal of the Mortgage Loans were allocated on a pro rata basis.

      A series of Certificates may also include one or more classes of Offered Certificates offered at a premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the Mortgage Loans in the related Trust Fund and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might fail to recoup its original investment under some prepayment scenarios. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. See "Yield and Maturity Considerations" herein and, if applicable, in the related Prospectus Supplement.

LIMITED NATURE OF RATINGS

      Any rating assigned by a Rating Agency to a class of Offered Certificates will reflect only its assessment of the likelihood that holders of Certificates of such class will receive payments to which such Certificateholders are entitled under the related Pooling Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related Trust Fund. Such rating will not address the possibility that prepayments on the related Mortgage Loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor that purchases an Offered Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

      The amount, type and nature of Credit Support, if any, provided with respect to a series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of the Certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, there can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. In other cases, such criteria may be based upon determinations of the values of the Mortgaged Properties that provide security for the Mortgage Loans. However, no assurance can be given that those values will not decline in the future. See "Description of Credit Support" and "Rating".

RISKS ASSOCIATED WITH MORTGAGE LOANS AND MORTGAGED PROPERTIES

      Mortgage loans made on the security of multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with loans made on the security of single-family property. See "Description of the Trust Funds--Mortgage Loans-Leases". The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income producing property is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the Mortgage Loans may be secured by liens on owner-occupied Mortgaged Properties or on Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; changes in governmental rules, regulations and fiscal policies, including environmental legislation, acts of God; and other factors beyond the control of a Master Servicer.

      In addition, additional risk may be presented by the type and use of a particular Mortgaged Property. For instance, Mortgaged Properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. In particular, required licenses for hospitals and nursing homes are generally nontransferable; thus it may be impossible for a person acquiring such a property through foreclosure to operate the property as a hospital or a nursing home. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements which may be terminable by the franchiser or operator. Termination of such agreements may be available to the franchiser or operator under a variety of circumstances, including foreclosure. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

      It is anticipated that some or all of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those Mortgage Loans, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. However, even with respect to those Mortgage Loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property.

      Further, the concentration of default, foreclosure and loss risks in individual Mortgage Loans in a particular Trust Fund will generally be greater than for pools of single-family loans because Mortgage Loans in a Trust Fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

RISKS ASSOCIATED WITH CERTAIN MORTGAGE LOANS AND RELATED LEASES

      If so described in the related Prospectus Supplement, the borrower under a Mortgage Loan may be an entity created by the owner or purchaser of the related Mortgaged Property solely to own or purchase such property, in part to isolate the property from the debts and liabilities of such owner or purchaser. Unless otherwise specified, each such Mortgage Loan will represent a nonrecourse obligation of the related borrower secured by the lien of the related Mortgage and the related Lease Assignments. In the case of Commercial Properties, the value of a property that is not itself an operating business generally will be derived from rental payments under Leases of all or portions of the property. Whether or not such loans are recourse or nonrecourse obligations, it is not expected that the borrowers of Mortgage Loans secured by Commercial Properties will have any significant assets other than the Commercial Properties and any related Leases, which will be pledged to the Trustee under the related Pooling Agreement. Therefore, the payment of amounts due on any such Mortgage Loans, and, consequently, the payment of principal of and interest on the related Certificates, will depend primarily or solely on rental payments by the Lessees. Such rental payments will, in turn, depend on continued occupancy by, and/or the creditworthiness of, such Lessees, which in either case may be adversely affected by a general economic downturn or an adverse change in their financial condition. Moreover, to the extent a Commercial Property was designed for the needs of a specific type of tenant (e.g., a nursing home, hotel or motel), the value of such property in the event of a default by the Lessee or the early termination of such Lease may be adversely affected because of difficulty in re-leasing the property to a suitable substitute lessee or, if re-leasing to such a substitute is not possible, because of the cost of altering the property for another more marketable use. As a result, without the benefit of the Lessee's continued support of the Commercial Property, and absent significant amortization of the Mortgage Loan, if such loan is foreclosed on and the Commercial Property liquidated following a Lease default, the net proceeds might be insufficient to cover the outstanding principal and interest owing on such Mortgage Loan, thereby increasing the risk that holders of the Certificates will suffer some loss.

      The performance of a Mortgage Loan secured by an income-producing property leased (pursuant to general commercial-type leases rather than credit- or bond-type leases) by the Mortgagor to Lessees as well as the liquidation value of such property may be dependent upon the business operated by such Lessees in connection with such property, the creditworthiness of such Lessees or both; the risks associated with such loans may be offset by the number of Lessees or, if applicable, a diversity of types of business operated by such Lessees.

BALLOON PAYMENTS; BORROWER DEFAULT

      Certain of the Mortgage Loans included in a Trust Fund may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the borrower to make the balloon payment. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition and operating history of the borrower and the related Mortgaged Property, tax laws, rent control laws (with respect to certain residential properties), Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes), prevailing general economic conditions and the availability of credit for loans secured by commercial or multifamily, as the case may be, real properties generally. In addition, a Master Servicer or a Special Servicer may receive a workout fee based on receipts from or proceeds of such Mortgage Loans.

      If and to the extent specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, the Master Servicer or a Special Servicer will be permitted (within prescribed limits) to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent. While a Master Servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected Mortgage Loans.

JUNIOR MORTGAGE LOANS

      To the extent specified in the related Prospectus Supplement, certain of the Mortgage Loans may be secured primarily by junior mortgages. In the case of liquidation, Mortgage Loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related Mortgaged Property after the mortgage loans senior to such Mortgage Loans have been satisfied. If there are not sufficient funds to satisfy such junior Mortgage Loans and senior mortgage loans, the junior Mortgage Loans would suffer a loss and, accordingly, one or more classes of Certificates would bear such loss. Therefore, any risks of deficiencies associated with first Mortgage Loans will be greater with respect to junior Mortgage Loans. See "--Risks Associated with Mortgage Loans and Mortgaged Properties".

CREDIT SUPPORT LIMITATIONS

      The Prospectus Supplement for the Offered Certificates of each series will describe any Credit Support provided with respect thereto. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

      A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Certificates of such series has been fully repaid. As a result, the impact of losses and shortfalls experienced with respect to the Mortgage Assets may fall primarily upon those classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Support covers more than one series of Certificates, holders of Certificates of one series will be subject to the risk that such Credit Support will be exhausted by the claims of the holders of Certificates of one or more other series.

      The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies and losses on the underlying Mortgage Assets and other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "--Limited Nature of Ratings", "Description of the Certificates" and "Description of Credit Support".

      Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The Master Servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of Certificates if the applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected. The rating of any series of Certificates by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related Mortgage Assets substantially in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. None of the Depositor, the Master Servicer or any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any series of Certificates.

ENFORCEABILITY

      Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the borrower sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the borrower. Such clauses are not always enforceable. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

LEASES AND RENTS

      The Mortgage Loans included in any Trust Fund typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related Mortgaged Property, and the income derived therefrom, as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans and Leases--Leases and Rents".

ENVIRONMENTAL RISKS

      Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage. In addition, liabilities imposed upon a borrower by CERCLA or other environmental laws may adversely affect a borrower's ability to repay a loan. See "Certain Legal Aspects of Mortgage Loans and Leases--Environmental Considerations". If a Trust Fund includes Mortgage Loans and the related Prospectus Supplement does not otherwise specify, the related Pooling Agreement will contain provisions generally to the effect that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property or assume control of its operation unless the Master Servicer, based upon a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans". These provisions are designed to reduce substantially the risk of liability for costs associated with remediation of a hazardous environmental condition, but there can be no assurance in a given case that those risks can be eliminated entirely. Moreover, it is likely that any recourse against the person preparing the environmental report, and such person's ability to satisfy a judgment, will be limited.

ERISA CONSIDERATIONS

      Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations that govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any series. See "ERISA Considerations".

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES

      Holders of REMIC Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described under "Certain Federal Income Tax Consequences--REMICs". Accordingly, under certain circumstances, holders of Offered Certificates that constitute REMIC Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that holders of REMIC Residual Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the Certificate Balances of all classes of Certificates of the related series have been reduced to zero, even though holders of REMIC Residual Certificates have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of such Certificateholder's share of the REMIC taxable income may be treated as "excess inclusion" income to such holder, which (i) generally will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual holders of REMIC Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC Residual Certificates, the taxable income arising in a given year on a REMIC Residual Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on a REMIC Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

BOOK-ENTRY REGISTRATION

      If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be issued as Book-Entry Certificates. Each class of Book-Entry Certificates will be initially represented by one or more Certificates registered in the name of a nominee for DTC. As a result, unless and until corresponding Definitive Certificates are issued, the Certificate Owners with respect to any class of Book-Entry Certificates will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations ("Participants"). In addition, the access of Certificate Owners to information regarding the Book-Entry Certificates in which they hold interests may be limited. The means by which notices and other communications are conveyed by DTC to its Participants, and directly and indirectly through such Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described herein, Certificate Owners may experience delays in the receipt of payments on the Book-Entry Certificates, and the ability of any Certificate Owner to pledge or otherwise take actions with respect to its interest in the Book-Entry Certificates may be limited due to the lack of a physical certificate evidencing such interest. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates".

DELINQUENT AND NON-PERFORMING MORTGAGE LOANS

      If so provided in the related Prospectus Supplement, the Trust Fund for a particular series of Certificates may include Mortgage Loans that are past due or are non-performing as of the date they are deposited in the Trust Fund. If so specified in the related Prospectus Supplement, the servicing of such Mortgage Loans will be performed by a Special Servicer. Credit Support provided with respect to a particular series of Certificates may not cover all losses related to such delinquent or nonperforming Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments on the Mortgage Loans in the Trust Fund and the yield on the Offered Certificates of such series. See "Description of the Trust Funds--Mortgage Loans-Leases--General".

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

      The primary assets of each Trust Fund will consist of (i) multifamily and or commercial mortgage loans (the "Mortgage Loans"), (ii) mortgage participations, pass-through certificates or other mortgage-backed securities ("CMBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or (iii) a combination of Mortgage Loans and CMBS (collectively, "Mortgage Assets"). Each Trust Fund will be established by First Union Commercial Mortgage Securities, Inc. (the "Depositor"). Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such CMBS and may be an affiliate of the Depositor. The Mortgage Assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage Loans", unless otherwise noted, applies equally to mortgage loans underlying any CMBS included in a particular Trust Fund.

MORTGAGE LOANS-LEASES

      General. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments ("mortgages") that create first or junior liens on, or installment contracts for the sale of, fee simple or leasehold interests in properties (the "Mortgaged Properties") consisting of (i) residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures ("Multifamily Properties") or (ii) office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, mixed use or other types of income-producing properties or unimproved land ("Commercial Properties"). The Multifamily Properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations ("Cooperatives"). Unless otherwise specified in the related Prospectus Supplement, each Mortgage will create a first priority mortgage lien on a Mortgaged Property. A Mortgage may create a lien on a borrower's leasehold estate in a property; however, unless otherwise specified in the related Prospectus Supplement, the term of any such leasehold will exceed the term of the Mortgage Note by at least two years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor.

      If so specified in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans made on the security of real estate projects under construction. In that case, the related Prospectus Supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the Mortgage Assets for a particular series of Certificates may include Mortgage Loans that are delinquent or non-performing as of the date such Certificates are issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

      Leases. To the extent specified in the related Prospectus Supplement, the Commercial Properties may be leased to Lessees that respectively occupy all or a portion of such properties. Pursuant to a Lease Assignment, the related borrower may assign its right, title and interest as lessor under each Lease and the income derived therefrom to the related mortgagee, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the related Lessee or Lessees for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the Lease Assignments by a mortgagee until it takes possession of the related Mortgaged Property and/or a receiver is appointed. See "Certain Legal Aspects of the Mortgage Loans and Leases--Leases and Rents." Alternatively, to the extent specified in the related Prospectus Supplement, the borrower and the mortgagee may agree that payments under Leases are to be made directly to the Master Servicer or the Special Servicer.

      To the extent described in the related Prospectus Supplement, the Leases, which may include "bond-type" or "credit-type" leases, may require the Lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related Mortgage Loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the Mortgaged Properties. A "bond-type" lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments that are at least sufficient to repay the related note(s). A bond-type lease requires the lessee to perform all obligations related to the leased premises; also, no matter what occurs with regard to the leased premises, the lessee is obligated to continue to pay its rent. A "credit-type" lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments at least sufficient to repay the related note(s). A credit-type lease requires the lessee to perform most of the obligations related to the leased premises, excluding only a few landlord duties which remain the responsibility of the borrower/lessor. Certain of the Leases (including credit-type leases) may require the borrower to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the Mortgaged Property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the Lessees are required to pay. If so specified in the related Prospectus Supplement, under certain circumstances the Lessees may be permitted to set off their rental obligations against the obligations of the borrower under the Leases. In those cases where payments under the Leases (net of any operating expenses payable by the borrowers) are insufficient to pay all of the scheduled principal and interest on the related Mortgage Loans, the borrowers must rely on other income or sources generated by the related Mortgaged Property to make payments on the related Mortgage Loan. To the extent specified in the related Prospectus Supplement, some Commercial Properties may be leased entirely to one Lessee. This would generally be the case in bond-type leases and credit-type leases. In such cases, absent the availability of other funds, the borrower must rely entirely on rent paid by such Lessee in order for the borrower to pay all of the scheduled principal and interest on the related Mortgage Loan. To the extent specified in the related Prospectus Supplement, certain of the Leases (not including bond-type leases) may expire prior to the stated maturity of the related Mortgage Loan. In such cases, upon expiration of the Leases the Borrower will have to look to alternative sources of income, including rent payment by any new Lessees or proceeds from the sale or refinancing of the Mortgaged Property, to cover the payments of principal and interest due on such Mortgage Loans unless the Lease is renewed. As specified in the related Prospectus Supplement, certain of the Leases may provide that upon the occurrence of a casualty affecting a Mortgaged Property, the Lessee will have the right to terminate its Lease, unless the borrower, as lessor, is able to cause the Mortgaged Property to be restored within a specified period of time. Certain Leases may provide that it is the lessor's responsibility, while other Leases provide that it is the Lessee's responsibility, to restore the Mortgaged Property after a casualty to its original condition. Certain Leases may provide a right of termination to the related Lessee if a taking of a material or specified percentage of the leased space in the Mortgage Property occurs, or if the ingress or egress to the leased space has been materially impaired.

      Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the Mortgage Loans included in a particular Trust Fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure repayment of the Mortgage Loan.

      Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. Unless otherwise defined in the related Prospectus Supplement, the "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of (i) the Net Operating Income of the related Mortgaged Property for a twelve-month period to (ii) the annualized scheduled payments on the Mortgage Loan and on any other loan that is secured by a lien on the Mortgaged Property prior to the lien of the related Mortgage. Unless otherwise defined in the related Prospectus Supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the related Mortgage Loan) secured by liens on the Mortgaged Property. The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. An insufficiency of Net Operating Income can be compounded or solely caused by an ARM Loan, a Mortgage Loan that carries an adjustable Mortgage Rate. As the primary source of the operating revenues of a non-owner occupied income-producing property, rental income (and maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and miniwarehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be owner-occupied or leased to a single tenant. Thus, the Net Operating Income of such a Mortgaged Property may depend substantially on the financial condition of the borrower or the single tenant, and Mortgage Loans secured by liens on such properties may pose greater risks than loans secured by liens on Multifamily Properties or on multitenant Commercial Properties.

      Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or changes in governmental rules, regulations and fiscal policies may also affect the risk of default on a Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the Lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such "net of expense" provisions will result in stable Net Operating

Income to the borrower/landlord only to the extent that the Lessee is able to absorb operating expense increases while continuing to make rent payments. See "--Leases" above.

      While the duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low- and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

      Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default. Unless otherwise defined in the related Prospectus Supplement, the "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the Mortgage Loan and the outstanding principal balance of any loan secured by a lien on the related Mortgaged Property prior to the lien of the related Mortgage, to (ii) the Value of such Mortgaged Property. The "Value" of a Mortgaged Property, is generally its fair market value determined in an appraisal obtained by the originator at the origination of such loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.

      Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of Mortgage Loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

      While the Depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there is no assurance that all of such factors will in fact have been prudently considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Risk Factors--Risks Associated with Mortgage Loans and Mortgaged Properties" and "--Balloon Payments; Borrower Default".

      Payment Provisions of the Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will have had original terms to maturity of not more than 40 years and will provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly or quarterly or at such other interval as is specified in the Prospectus Supplement. A Mortgage Loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for the formula, index or other method by which the Mortgage Rate will be calculated, (iii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization or accelerated amortization, (iv) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, and (v) may contain a prohibition on prepayment (the period of such prohibition, a "Lockout Period") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. A Mortgage Loan may also contain a provision that entitles the lender to a share of profits realized from the operation or disposition of the Mortgaged Property (an "Equity Participation"), as described in the related Prospectus Supplement. If holders of any class or classes of Offered Certificates of a series will be entitled to all or a portion of an Equity Participation, the related Prospectus Supplement will describe the Equity Participation and the method or methods by which distributions in respect thereof will be made to such holders.

      Mortgage Loan Information in Prospectus Supplements. Each Prospectus Supplement will contain certain information pertaining to the Mortgage Loans which will generally be current as of a date specified in the related Prospectus Supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type or types of property that provide security for repayment of the Mortgage Loans,
(iii) the original and remaining terms to maturity of the Mortgage Loans, and the seasoning of the Mortgage Loans, (iv) the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity of the Mortgage Loans, (v) the original Loan-to-Value Ratios of the Mortgage Loans, (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate carried by the Mortgage Loans, (vii) the geographic distribution of the Mortgaged Properties on a state-by-state basis,
(viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans, (ix) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of the ARM Loan, (x) Debt Service Coverage Ratios either at origination or as of a more recent date (or both) and (xi) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions. In appropriate cases, the related Prospectus Supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If the Depositor is unable to tabulate the specific information described above at the time Offered Certificates of a series are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of those Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within 15 days following such issuance.

CMBS

      CMBS may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (ii) certificates insured or guaranteed by FHLMC, FNMA, GNMA or FAMC, provided that each CMBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the Mortgage Loans contained herein.

      Any CMBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (a "CMBS Agreement"). The issuer (the "CMBS Issuer") of the CMBS and/or the servicer (the "CMBS Servicer") of the underlying mortgage loans will have entered into the CMBS Agreement, generally with a trustee (the "CMBS Trustee") or, in the alternative, with the original purchaser or purchasers of the CMBS.

      The CMBS may have been issued in one or more classes with characteristics similar to the classes of Certificates described herein. Distributions in respect of the CMBS will be made by the CMBS Servicer or the CMBS Trustee on the dates specified in the related Prospectus Supplement. The CMBS Issuer or the CMBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the CMBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

      Reserve funds, subordination or other credit support similar to that described for the Certificates under "Description of Credit Support" may have been provided with respect to the CMBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any Rating Agency that may have assigned a rating to the CMBS, or by the initial purchasers of the CMBS.

      The Prospectus Supplement for a series of Certificates that evidence interests in CMBS will specify, to the extent available and deemed material, (i) the aggregate approximate initial and outstanding principal amount and type of the CMBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the CMBS, if applicable, (iii) the pass-through or bond rate of the CMBS or the formula for determining such rates, (iv) the payment characteristics of the CMBS, (v) the CMBS Issuer, CMBS Servicer and CMBS Trustee, as applicable, (vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the CMBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the CMBS, (ix) the servicing fees payable under the CMBS Agreement, (x) the type of information in respect of the underlying mortgage loans described under "--Mortgage Loans--Leases--Mortgage Loan Information in Prospectus Supplements" and (xi) the characteristics of any cash flow agreements that relate to the CMBS.

CERTIFICATE ACCOUNTS

      Each Trust Fund will include one or more accounts (collectively, the "Certificate Account") established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement.

CREDIT SUPPORT

      If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates in the related series in the form of subordination of one or more other classes of Certificates in such series or by one or more other types of credit support, such as overcollateralization, a letter of credit, insurance policy, guarantee or reserve fund, among others, or by a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of Credit Support, the identity of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the Prospectus Supplement for the Offered Certificates of each series. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes CMBS will describe in the same fashion any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS to the extent information is available and deemed material. The type, characteristic and amount of Credit Support will be determined based on the characteristics of the Mortgage Assets and other factors and will be established, in part, on the basis of requirements of each Rating Agency rating the Certificates of such series. If so specified in the related Prospectus Supplement, any such Credit Support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such Credit Support will be limited. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support".

CASH FLOW AGREEMENTS

      If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the related Prospectus Supplement. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes CMBS will describe in the same fashion any cash flow agreements that are included as part of the trust fund evidenced by or providing security for such CMBS to the extent information is available and deemed material.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

      The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate and the amount and timing of distributions on the Certificate. See "Risk Factors--Prepayments; Average Life of Certificates; Yields". The following discussion contemplates a Trust Fund that consists solely of Mortgage Loans. While the characteristics and behavior of mortgage loans underlying CMBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a Class of Certificates as will the characteristics and behavior of comparable Mortgage Loans, the effect may differ due to the payment characteristics of the CMBS. If a Trust Fund includes CMBS, the related Prospectus Supplement will discuss the effect that the CMBS payment characteristics may have on the yield to maturity and weighted average lives of the Offered Certificates offered thereby.

PASS-THROUGH RATE

      The Certificates of any class within a series may have a fixed, variable or adjustable Pass-Through Rate, which may or may not be based upon the interest rates borne by the Mortgage Loans in the related Trust Fund. The Prospectus Supplement with respect to the Offered Certificates of any series will specify the Pass-Through Rate for each class of such Certificates or, in the case of a class of Offered Certificates with a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Loan on the Pass-Through Rate of one or more classes of Offered Certificates; and whether the distributions of interest on the Offered Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

      With respect to any series of Certificates, a period of time will elapse between the date upon which payments on the Mortgage Loans in the related Trust Fund are due and the Distribution Date on which such payments are passed through to Certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Certificateholders on or near the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

      When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is generally charged interest only for the period from the Due Date of the preceding scheduled payment up to the date of such prepayment, instead of for the full accrual period, that is, the period from the Due Date of the preceding scheduled payment up to the Due Date for the next scheduled payment. However, interest accrued on any series of Certificates and distributable thereon on any Distribution Date will generally correspond to interest accrued on the principal balance of Mortgage Loans for their respective full accrual periods. Consequently, if a prepayment on any Mortgage Loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the Certificates of the related series. If and to the extent that any such shortfall is allocated to a class of Offered Certificates, the yield thereon will be adversely affected. The Prospectus Supplement for a series of Certificates will describe the manner in which any such shortfalls will be allocated among the classes of such Certificates. If so specified in the related Prospectus Supplement, the Master Servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any such shortfalls. The related Prospectus Supplement will also describe any other amounts available to offset such shortfalls. See "Description of the Pooling Agreements--Servicing Compensation and Payment of Expenses".

YIELD AND PREPAYMENT CONSIDERATIONS

      A Certificate's yield to maturity will be affected by the rate of principal payments on the Mortgage Loans in the related Trust Fund and the allocation thereof to reduce the principal balance (or Notional Amount, if applicable) of such Certificate. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, will change periodically to accommodate adjustments to their Mortgage Rates), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, prepayments resulting from liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Because the rate of principal prepayments on the Mortgage Loans in any Trust Fund will depend on future events and a variety of factors (as discussed more fully below), it is impossible to predict with assurance.

      The extent to which the yield to maturity of a class of Offered Certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in the related Trust Fund are in turn distributed on such Certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the Notional Amount thereof). Further, an investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans in the related Trust Fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the Mortgage Loans is distributed on an Offered Certificate purchased at a discount or premium (or, if applicable, is allocated in reduction of the Notional Amount thereof), the greater will be the effect on the investor's yield to maturity. As a result, the effect on such investor's yield of principal payments (to the extent distributable in reduction of the principal balance or Notional Amount of such investor's Offered Certificates) occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

      A class of Certificates, including a class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to a pro rata share of the prepayments (including prepayments occasioned by defaults) on the Mortgage Loans in the related Trust Fund that are distributable on such date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of such prepayments. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various classes of Certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of Certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).

      In general, the Notional Amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal the Certificate Balances of one or more of the other classes of Certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be directly related to the amortization of such Mortgage Assets or such classes of Certificates, as the case may be. Thus, if a class of Certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the Mortgage Loans in the related Trust Fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such Mortgage Loans will negatively affect the yield to investors in Stripped Interest Certificates.

      The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the Mortgage Loans in any Trust Fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the Mortgage Loans in any Trust Fund may be affected by the existence of Lockout Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced.

      The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with ARM Loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

      Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. The Depositor will make no representation as to the particular factors that will affect the prepayment of the Mortgage Loans in any Trust Fund, as to the relative importance of such factors, as to the percentage of the principal balance of such Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on such Mortgage Loans.

WEIGHTED AVERAGE LIFE AND MATURITY

      The rate at which principal payments are received on the Mortgage Loans in any Trust Fund will affect the ultimate maturity and the weighted average life of one or more classes of the Certificates of such series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar of the principal amount of such instrument is repaid to the investor.

      The weighted average life and maturity of a class of Certificates of any series will be influenced by the rate at which principal on the related Mortgage Loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of Mortgage Loans out of the related Trust Fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the Mortgage Loans included in any Trust Fund will conform to any particular level of CPR or SPA.

      The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the related Mortgage Loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such Prospectus Supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the Certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the Certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

      A series of Certificates may include one or more Controlled Amortization Classes that are designed to provide increased protection against prepayment risk by transferring that risk to one or more Companion Classes. Unless otherwise specified in the related Prospectus Supplement, each Controlled Amortization Class will either be a Planned Amortization Class (a "PAC") or a Targeted Amortization Class (a "TAC"). In general, distributions of principal on a PAC are made in accordance with a specified amortization schedule so long as prepayments on the underlying Mortgage Loans occur within a specified range of constant prepayment rates and, as described below, so long as one or more Companion Classes remain to absorb excess cash flows and make up for shortfalls. For example, if the rate of prepayments is significantly higher than expected, the excess prepayments may retire the Companion Classes much earlier than expected, thus leaving the PAC without further prepayment protection. A TAC is similar to a PAC, but a TAC structure generally does not draw on Companion Classes to make up cash flow shortfalls, and will generally not provide protection to the TAC against the risk that prepayments occur more slowly than expected.

      In general, the reduction of prepayment risk afforded to a Controlled Amortization Class comes at the expense of one or more Companion Classes of the same series (any of which may also be a class of Offered Certificates) which absorb a disproportionate share of the overall prepayment risk of a given structure. As more particularly described in the related Prospectus Supplement, the holders of a Companion Class will receive a disproportionately large share of prepayments when the rate of prepayment exceeds the rate assumed in structuring the Controlled Amortization Class, and (in the case of a Companion Class that supports a PAC) a disproportionately small share of prepayments (or no prepayments) when the rate of prepayment falls below that assumed rate. Thus, as and to the extent described in the related Prospectus Supplement, a Companion Class will absorb a disproportionate share of the risk that a relatively fast rate of prepayments will result in the early retirement of the investment, that is, "call risk", and, if applicable, the risk that a relatively slow rate of prepayments will extend the average life of the investment, that is, "extension risk" that would otherwise be allocated to the related Controlled Amortization Class. Accordingly, Companion Classes can exhibit significant average life variability.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

      Balloon Payments; Extensions of Maturity. Some or all of the Mortgage Loans included in a particular Trust Fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that Mortgage Loans that require balloon payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Master Servicer or a Special Servicer, to the extent and under the circumstances set forth herein and in the related Prospectus Supplement, may be authorized to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan may delay distributions of principal on a class of Offered Certificates and thereby extend the weighted average life of such Certificates and, if such Certificates were purchased at a discount, reduce the yield thereon.

      Negative Amortization. The weighted average life of a class of Certificates can be affected by Mortgage Loans that permit negative amortization. In general, such Mortgage Loans by their terms limit the amount by which scheduled payments may adjust in response to changes in Mortgage Rates and/or provide that scheduled payment amounts will adjust less frequently than the Mortgage Rates. Accordingly, during a period of rising interest rates, the scheduled payment on a Mortgage Loan that permits negative amortization may be less than the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate. In that case, the Mortgage Loan balance would amortize more slowly than necessary to repay it over such schedule and, if the amount of scheduled payment were less than the amount necessary to pay current interest at the applicable Mortgage Rate, the loan balance would negatively amortize to the extent of the amount of the interest shortfall. Conversely, during a period of declining interest rates, the scheduled payment on such a Mortgage Loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate. In that case, the excess would be applied to principal, thereby resulting in amortization at a rate faster than necessary to repay the Mortgage Loan balance over such schedule.

      A slower or negative rate of Mortgage Loan amortization would correspondingly be reflected in a slower or negative rate of amortization for one or more classes of Certificates of the related series. Accordingly, the weighted average lives of Mortgage Loans that permit negative amortization (and that of the classes of Certificates to which any such negative amortization would be allocated or which would bear the effects of a slower rate of amortization on such Mortgage Loans) may increase as a result of such feature. A faster rate of Mortgage Loan amortization will shorten the weighted average life of such Mortgage Loans and, correspondingly, the weighted average lives of those classes of Certificates then entitled to a portion of the principal payments on such Mortgage Loans. The related Prospectus Supplement will describe, if applicable, the manner in which negative amortization in respect of the Mortgage Loans in any Trust Fund is allocated among the respective classes of Certificates of the related series.

      Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average lives of those Mortgage Loans and, accordingly, the weighted average lives of and yields on the Certificates of the related series. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average lives of and yields on the Certificates of the related series.

      Losses and Shortfalls on the Mortgage Assets. The yield to holders of the Offered Certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the Mortgage Assets in the related Trust Fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of Certificates that is required to bear the effects thereof.

      The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may result in reductions in the entitlements to interest and/or Certificate Balances of one or more such classes of Certificates, or may be effected simply by a prioritization of payments among such classes of Certificates. The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the Mortgage Assets in the related Trust Fund.

      Additional Certificate Amortization. In addition to entitling the holders thereof to a specified portion (which may range from none to all) of the principal payments received on the Mortgage Assets in the related Trust Fund, one or more classes of Certificates of any series, including one or more classes of Offered Certificates of such series, may provide for distributions of principal thereof from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) Excess Funds or (iii) any other amounts described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the Certificates of any series on any Distribution Date that represent (i) interest received or advanced on the Mortgage Assets in the related Trust Fund that is in excess of the interest currently distributable on the Certificates of such series, as well as any interest accrued but not currently distributable on any Accrual Certificates of such series or (ii) Prepayment Premiums, payments from Equity Participations or any other amounts received on the Mortgage Assets in the related Trust Fund that do not constitute interest thereon or principal thereof.

      The amortization of any class of Certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such Certificates and, if such Certificates were purchased at a premium, reduce the yield thereon. The related Prospectus Supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of Certificates out of such sources would have any material effect on the rate at which such Certificates are amortized.

                                  THE DEPOSITOR

      First Union Commercial Mortgage Securities, Inc., the Depositor, is a North Carolina corporation organized on August 17, 1988 as a wholly owned subsidiary of First Union National Bank of North Carolina, which is a subsidiary of First Union Corporation, a North Carolina corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. The Depositor maintains its principal office at 301 South College St., Charlotte, N.C. 28228-0600. Its telephone number is 704-374-6161. There can be no assurance that the Depositor will have any significant assets.

                                 USE OF PROCEEDS

      The net proceeds to be received from the sale of the Certificates of any series will be applied by the Depositor to the purchase of Trust Assets or will be used by the Depositor for general corporate purposes. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      In the aggregate, the Certificates of each series of Certificates will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Pooling Agreement. Each series of Certificates may consist of one or more classes of Certificates (including classes of Offered Certificates), and such class or classes may (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) be senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) be entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest (collectively, "Stripped Principal Certificates"); (iv) be entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal (collectively "Stripped Interest Certificates"); (v) provide for distributions of principal and/or interest thereon that commence only after the occurrence of certain events such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; and/or (viii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. With respect to Certificates with two or more components, references herein to Certificate Balance, Notional Amount and Pass-Through Rate refer to the principal balance, if any, Notional Amount, if any, and the Pass-Through Rate, if any, for any such component.

      Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates or REMIC Residual Certificates, Notional Amounts or percentage interests specified in the related Prospectus Supplement. As provided in the related Prospectus Supplement, one or more classes of Offered Certificates of any series may be issued in fully registered, definitive form (such Certificates, "Definitive Certificates") or may be offered in book-entry format (such Certificates, "Book-Entry Certificates") through the facilities of DTC. The Offered Certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related Prospectus Supplement, at the location specified in the related Prospectus Supplement, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Limited Liquidity", "--Limited Assets" and "--Book-Entry Registration".

DISTRIBUTIONS

      Distributions on the Certificates of each series will be made by or on behalf of the related Trustee or Master Servicer on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the "Available Distribution Amount" for any series of Certificates and any Distribution Date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Assets and any other assets included in the related Trust Fund that are available for distribution to the Certificateholders of such series on such date. The particular components of the Available Distribution Amount for any series on each Distribution Date will be more specifically described in the related Prospectus Supplement.

      Except as otherwise specified in the related Prospectus Supplement, distributions on the Certificates of each series (other than the final distribution in retirement of any such Certificate) will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date (the "Determination Date") specified in the related Prospectus Supplement. All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the Trustee or other person required to make such payments with wiring instructions (which may be provided in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Certificateholder holds Certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such Certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such Certificates at the location specified in the notice to Certificateholders of such final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

      Each class of Certificates of each series (other than certain classes of Stripped Principal Certificates and certain REMIC Residual Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which may be fixed, variable or adjustable. The related Prospectus Supplement will specify the Pass-Through Rate or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate, for each class. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

      Distributions of interest in respect of the Certificates of any class (other than any class of Certificates that will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement ("Accrual Certificates"), and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each class of Certificates (other than certain classes of Stripped Interest Certificates and REMIC Residual Certificates), "Accrued Certificate Interest" for each Distribution Date will be equal to interest at the applicable Pass-Through Rate accrued for a specified period (generally the period between Distribution Dates) on the outstanding Certificate Balance thereof immediately prior to such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, Accrued Certificate Interest for each Distribution Date on Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount (a "Notional Amount") that is either (i) based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal to the Certificate Balances of one or more other classes of Certificates of the same series. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the Certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest", exceed the amount of any sums (including, if and to the extent specified in the related Prospectus Supplement, the Master Servicer's servicing compensation) that are applied to offset such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Prepayments; Average Life of Certificates; Yields" and "Yield and Maturity Considerations".

DISTRIBUTIONS OF CERTIFICATE PRINCIPAL

      Each class of Certificates of each series (other than certain classes of Stripped Interest Certificates of REMIC Residual Certificates) will have a Certificate Balance which, at any time, will equal the then maximum amount that the holders of Certificates of such class will be entitled to receive in respect of principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a class of Certificates will be reduced by distributions of principal made thereon from time to time and, if so provided in the related Prospectus Supplement, further by any losses incurred in respect of the related Mortgage Assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of Certificates may be increased as a result of any deferred interest on or in respect of the related Mortgage Assets that is allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of a series of Certificates will not be greater than the aggregate outstanding principal balance of the related Mortgage Assets as of the applicable Cut-off Date, after application of scheduled payments due on or before such date, whether or not received. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such Mortgage Assets. In addition, distributions of principal with respect to one or more classes of Certificates (each such class, a "Controlled Amortization Class") may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of Certificates (each such class, a "Companion Class"), may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

      If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the Mortgage Assets in any Trust Fund will be distributed on each Distribution Date to the holders of the class of Certificates of the related series entitled thereto in accordance with the provisions described in such Prospectus Supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

      The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may result in reductions in the entitlements to interest and/or in the Certificate Balances of one or more such classes of Certificates, or may be effected simply by a prioritization of payments among such classes of Certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

      If and to the extent provided in the related Prospectus Supplement, the related Master Servicer and/or another specified person (including a provider of Credit Support) may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of Certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than any balloon payments) and interest that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date. Unless otherwise provided in the related Prospectus Supplement, a "Due Period" is the period between Distribution Dates, and scheduled payments on the Mortgage Loans in any Trust Fund that became due during a given Due Period will, to the extent received by the related Determination Date or advanced by the related Master Servicer or other specified person, be distributed on the Distribution Date next succeeding such Determination Date.

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made from the advancing person's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts received under any instrument of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus Supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other Mortgage Loans in the related Trust Fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by the Master Servicer or by any other person if, in the good faith judgment of the Master Servicer or such other person, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by a Master Servicer or another person, a Nonrecoverable Advance will be reimbursable from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

      If advances have been made from excess funds in a Certificate Account, the Master Servicer or other person that advanced such funds will be required to replace such funds in the Certificate Account on any future Distribution Date to the extent that funds then in the Certificate Account are insufficient to permit full distributions to Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligation of a Master Servicer or other specified person to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond will be set forth in the related Prospectus Supplement.

      If and to the extent so provided in the related Prospectus Supplement, any entity making advances will be entitled to receive interest thereon for the period that such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to Certificateholders or as otherwise provided in the related Pooling Agreement and described in such Prospectus Supplement.

      The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes CMBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related CMBS Agreement.

REPORTS TO CERTIFICATEHOLDERS

      On each Distribution Date, together with the distribution to the holders of each class of the Offered Certificates of a series, a Master Servicer or Trustee, as provided in the related Prospectus Supplement, will forward to each such holder, a statement (a "Distribution Date Statement") that, unless otherwise provided in the related Prospectus Supplement, will set forth, among other things, in each case to the extent applicable:

            (i) the amount of such distribution to holders of Certificates of such class that was applied to reduce the Certificate Balance thereof;

            (ii) the amount of such distribution to holders of Certificates of such class that is allocable to Accrued Certificate Interest;

            (iii) the amount, if any, of such distribution to holders of Certificates of such class that is allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations;

            (iv) the amount of servicing compensation received by the related Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer (as defined herein)) and such other customary information as such Master Servicer or the related Trustee, as the case may be, deems necessary, or desirable, or that a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

            (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

            (vi) the aggregate principal balance of the related Mortgage Loans on, or as of a specified date shortly prior to, such Distribution Date;

            (vii) the number and aggregate principal balance of any Mortgage Loans in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

            (viii) with respect to each Mortgage Loan that is delinquent in respect of three or more scheduled payments, (A) the loan number thereof,
      (B) the unpaid balance thereof, (C) whether the delinquency is in respect of any balloon payment, (D) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, (E) if applicable, the aggregate amount of any interest accrued and payable to the related Master Servicer, a Special Servicer and/or any other entity on related servicing expenses and related advances, (F) whether a notice of acceleration has been sent to the borrower and, if so, the date of such notice and (G) a brief description of the status of any foreclosure proceedings or negotiations with the borrower;

            (ix) with respect to any Mortgage Loan liquidated during the related Prepayment Period (that is, the specified period, generally equal in length to the time period between Distribution Dates, during which prepayments and other unscheduled collections on the Mortgage Loans in the related Trust Fund must be received in order to be distributed on a particular Distribution Date (the "Prepayment Period")) in connection with a default thereon or by reason of being purchased out of the related Trust Fund, (A) the loan number thereof, (B) the manner in which it was liquidated, (C) the aggregate amount of Liquidation Proceeds received, (D) the portion of such Liquidation Proceeds payable or reimbursable to the related Master Servicer or a Special Servicer in respect of such Mortgage Loan and (E) the amount of any loss to Certificateholders;

            (x) with respect to each Mortgaged Property acquired through foreclosure, deed-in-lieu of foreclosure or otherwise ("REO Property") and included in the related Trust Fund as of the end of the related Due Period or Prepayment Period, as applicable, (A) the loan number of the related Mortgage Loan, (B) the date of acquisition, (C) the principal balance of the related Mortgage Loan (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the related Pooling Agreement), (D) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (E) if applicable, the aggregate amount of interest accrued and payable to the related Master Servicer, a Special Servicer and/or any other entity on related servicing expenses and related advances;

            (xi) with respect to any REO Property sold during the related Prepayment Period, (A) the loan number of the related Mortgage Loan, (B) the aggregate amount of sales proceeds, (C) the portion of such sales proceeds payable or reimbursable to the related Master Servicer or a Special Servicer in respect of such REO Property or the related Mortgage Loan and (D) the amount of any loss to Certificateholders in respect of the related Mortgage Loan;

            (xii) the Certificate Balance or Notional Amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance due to the allocation of any losses in respect of the related Mortgage Loans and any increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to such balance;

            (xiii) the aggregate amount of principal prepayments made on the Mortgage Loans during the related Prepayment Period;

            (xiv) the amount deposited in or withdrawn from any reserve fund on such Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

            (xv) the amount of any Accrued Certificate Interest due but not paid on such class of Offered Certificates at the close of business on such Distribution Date;

            (xvi) if such class of Offered Certificates has a variable Pass-Through Rate or an adjustable Pass-Through Rate, the Pass-Through Rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date; and

            (xvii) if the related Trust Fund includes one or more instruments of Credit Support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date.

      In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of Offered Certificates or per a specified portion of such minimum denomination. The Prospectus Supplement for each series of Offered Certificates will describe any additional information to be included in reports to the holders of such Certificates.

      Within a reasonable period of time after the end of each calendar year, the related Master Servicer or Trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an Offered Certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and Definitive Certificates".

      If the Trust Fund for a series of Certificates includes CMBS, the ability of the related Master Servicer or Trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such CMBS will depend on the reports received with respect to such CMBS. In such cases, the related Prospectus Supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the Offered Certificates of that series in connection with distributions made to them.

VOTING RIGHTS

      The Voting Rights evidenced by each series of Certificates will be allocated among the respective classes of such series in the manner described in the related Prospectus Supplement.

      Certificateholders will generally have a right to vote only with respect to required consents to certain amendments to the related Pooling Agreement and as otherwise specified in the related Prospectus Supplement. See "Description of the Pooling Agreements--Amendment". The holders of specified amounts of Certificates of a particular series will have the collective right to remove the related Trustee and also to cause the removal of the related Master Servicer in the case of an Event of Default on the part of the Master Servicer. See "Description of thePooling Agreements--Events of Default", "--Rights Upon Event of Default" and "--Resignation and Removal of the Trustee".

TERMINATION

      The obligations created by the Pooling Agreement for each series of Certificates will terminate upon the payment (or provision for payment) to Certificateholders of that series of all amounts held in the related Certificate Account, or otherwise by the related Master Servicer or Trustee or by a Special Servicer, and required to be paid to such Certificateholders pursuant to such Pooling Agreement following the earlier of (i) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (ii) the purchase of all of the assets of the related Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner that will be described in the related Prospectus Supplement. Written notice of termination of a Pooling Agreement will be given to each Certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the Certificates of such series at the location to be specified in the notice of termination.

      If so specified in the related Prospectus Supplement, a series of Certificates will be subject to optional early termination through the repurchase of the assets in the related Trust Fund by a party that will be specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party identified therein will be authorized or required to solicit bids for the purchase of all the assets of the related Trust Fund, or of a sufficient portion of such assets to retire such class or classes, under the circumstances and in the manner set forth therein. Further, if so provided in the related Prospectus Supplement, certain classes of Certificates may be purchased by a party or parties specified therein under similar or other conditions as described therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

      If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be offered in book-entry format through the facilities of The Depository Trust Company, and each such class will be represented by one or more global Certificates registered in the name of DTC or its nominee.

      DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

      Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") will in turn be recorded on the records of Direct and Indirect Participants. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates will be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

      DTC will not know the identity of actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such Certificates are credited. The Participants will remain responsible for keeping account of their holdings on behalf of their customers. Notices and other communications conveyed by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each such Participant (and not of DTC, the Depositor or any Trustee or Master Servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

      Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder"(as such term is used in the related Pooling Agreement) of a Book-Entry Certificate will be the nominee of DTC, and the Certificate Owners will not be recognized as Certificateholders under the Pooling Agreement. Certificate Owners will be


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

permitted to exercise the rights of Certificateholders under the related Pooling Agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a Certificateholder under a Pooling Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

      Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

      Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to such Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to such Certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for reregistration, the Trustee or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as Certificateholders under the related Pooling Agreement.

                      DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

      The Certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Depositor, the Trustee, the Master Servicer and, in some cases, a Special Servicer appointed as of the date of the Pooling Agreement. However, a Pooling Agreement that relates to a Trust Fund that consists solely of CMBS may not include a Master Servicer or other servicer as a party. All parties to each Pooling Agreement under which Certificates of a series are issued will be identified in the related Prospectus Supplement.

      A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which Certificates that evidence interests in Mortgage Loans will be issued. The Prospectus Supplement for a series of Certificates will describe any provision of the related Pooling Agreement that materially differs from the description thereof contained in this Prospectus and, if the related Trust Fund includes CMBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of Certificates and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Certificate" refers to all of the Certificates of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to First Union Commercial Mortgage Securities, Inc., One First Union Center, Charlotte, N.C. 28288-0166, Attention:
Securitization Services.

ASSIGNMENT OF MORTGAGE ASSETS; REPURCHASES

      At the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Mortgage Loans to be included in the related Trust Fund, together with, unless otherwise specified in the related Prospectus Supplement, all principal and interest to be received on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to or at the direction of the Depositor in exchange for


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

the Mortgage Loans and the other assets to be included in the Trust Fund for such series. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule generally will include detailed information that pertains to each Mortgage Loan included in the related Trust Fund, which information will typically include the address of the related Mortgaged Property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; the original and outstanding principal balance; and the Loan-to-Value Ratio and Debt Service Coverage Ratio as of the date indicated.

      With respect to each Mortgage Loan to be included in a Trust Fund, the Depositor will deliver (or cause to be delivered) to the related Trustee (or to a custodian appointed by the Trustee) certain loan documents which, unless otherwise specified in the related Prospectus Supplement, will include the original Mortgage Note endorsed, without recourse, to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Unless otherwise provided in the related Prospectus Supplement, the related Pooling Agreement will require that the Depositor or other party thereto promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records.

      The related Trustee (or the custodian appointed by the Trustee) will be required to review the Mortgage Loan documents within a specified period of days after receipt thereof, and the Trustee (or the custodian) will hold such documents in trust for the benefit of the Certificateholders of the related series. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective, in either case such that interests of the Certificateholders are materially and adversely affected, the Trustee (or such custodian) will be required to notify the Master Servicer and the Depositor, and the Master Servicer will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related Prospectus Supplement, the Mortgage Asset Seller will be obligated to replace the related Mortgage Loan or repurchase it from the Trustee at a price that will be specified in the related Prospectus Supplement.

      If so provided in the related Prospectus Supplement, the Depositor will, as to some or all of the Mortgage Loans, assign or cause to be assigned to the Trustee the related Lease Assignments. In certain cases, the Trustee, or Master Servicer, as applicable, may collect all moneys under the related Leases and distribute amounts, if any, required under the Leases for the payment of maintenance, insurance and taxes, to the extent specified in the related Leases. The Trustee, or if so specified in the Prospectus Supplement, the Master Servicer, as agent for the Trustee, may hold the Leases in trust for the benefit of the Certificateholders.

      With respect to each CMBS in certificate form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such CMBS together with bond power or other instruments, certifications or documents required to transfer fully such CMBS to the Trustee for the benefit of the Certificateholders. With respect to each CMBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the New York Uniform Commercial Code, the Depositor and the Trustee will cause such CMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the Trustee for the benefit of the Certificateholders. Unless otherwise provided in the related Prospectus Supplement, the related Pooling Agreement will require that either the Depositor or the Trustee promptly cause any CMBS in certificated form not registered in the name of the Trustee to be reregistered, with the applicable persons, in the name of the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

      Unless otherwise provided in the related Prospectus Supplement, the Depositor will, with respect to each Mortgage Loan in the related Trust Fund, make or assign certain representations and warranties, (the person making such representations and warranties, the "Warranting Party") covering, by way of example: (i) the accuracy of the information set forth for such Mortgage Loan on the schedule of Mortgage Loans appearing as an exhibit to the related Pooling Agreement; (ii) the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage; (iii) the Warranting Party's title to the Mortgage Loan and the authority of the Warranting Party to sell the Mortgage Loan; and (iv) the payment status of the Mortgage Loan. Each Warranting Party will be identified in the related Prospectus Supplement.


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

      Unless otherwise provided in the related Prospectus Supplement, each Pooling Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the related Certificateholders. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related Prospectus Supplement, it will be obligated to repurchase such Mortgage Loan from the Trustee within a specified period at a price that will be specified in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series of Certificates, a Warranting Party, in lieu of repurchasing a Mortgage Loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of Certificates of any series for a breach of representation and warranty by a Warranting Party. Moreover, neither the Depositor (unless it is the Warranting Party) nor the Master Servicer will be obligated to purchase or replace a Mortgage Loan if a Warranting Party defaults on its obligation to do so.

      Unless otherwise provided in the related Prospectus Supplement, the Warranting Party will, with respect to a Trust Fund that includes CMBS, make or assign certain representations or warranties, as of a specified date, with respect to such CMBS, covering (i) the accuracy of the information set forth therefor on the schedule of Mortgage Assets appearing as an exhibit to the related Pooling Agreement and (ii) the authority of the Warranting Party to sell such Mortgage Assets.

      The dates as of which representations and warranties have been made by a Warranting Party will be specified in the related Prospectus Supplement. In some cases, such representations and warranties will have been made as of a date prior to the date upon which the related series of Certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties made in respect of such Mortgage Loan will not be accurate in all material respects as of such date of issuance.

CERTIFICATE ACCOUNT

      General. The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained Certificate Accounts for the collection of payments on the related Mortgage Loans, which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of Certificates of the related series. As described in the related Prospectus Supplement, a Certificate Account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in United States government securities and other investment grade obligations specified in the related Pooling Agreement ("Permitted Investments"). Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in the Certificate Account will be paid to the related Master Servicer or Trustee as additional compensation. If permitted by such Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related Master Servicer or serviced by it on behalf of others.

      Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, the related Master Servicer, Trustee or Special Servicer will be required to deposit or cause to be deposited in the Certificate Account for each Trust Fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the Master Servicer, the Trustee or any Special Servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date):

            (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans;

            (ii) all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer, any Special Servicer or Sub-Servicer as its servicing compensation or as compensation to the Trustee;


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

            (iii) all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the Master Servicer (or, if applicable, a Special Servicer) and/or the terms and conditions of the related Mortgage (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

            (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates as described under "Description of Credit Support";

            (v) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

            (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

            (vii) all proceeds of the purchase of any Mortgage Loan, or property acquired in respect thereof, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Assets; Repurchases" and "--Representations and Warranties; Repurchases", all proceeds of the purchase of any defaulted Mortgage Loan as described under "--Realization Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination" (all of the foregoing, also, "Liquidation Proceeds");

            (viii) any amounts paid by the Master Servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of Mortgage Loans as described under "--Servicing Compensation and Payment of Expenses";

            (ix) to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or a Special Servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations on the Mortgage Loans;

            (x) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

            (xi) any amount required to be deposited by the Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

            (xii) any other amounts required to be deposited in the Certificate Account as provided in the related Pooling Agreement and described in the related Prospectus Supplement.

      Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, a Master Servicer, Trustee or Special Servicer may make withdrawals from the Certificate Account for each Trust Fund for any of the following purposes:

            (i) to make distributions to the Certificateholders on each Distribution Date;

            (ii) to reimburse the Master Servicer or any other specified person for unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies", such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees) on and principal of the particular Mortgage Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans;

            (iii) to reimburse the Master Servicer or a Special Servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to Mortgage Loans in the Trust Fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties;

            (iv) to reimburse the Master Servicer or any other specified person for any advances described in clause (ii) above made by it and any servicing expenses referred to in clause (iii) above incurred by it which, in the good faith judgment of the Master Servicer or such other person, will not be recoverable from the amounts described in clauses (ii) and
      (iii), respectively, such reimbursement to be made from amounts collected on other Mortgage Loans in the related Trust Fund or, if and to the extent so provided by the related Pooling Agreement and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

            (v) if and to the extent described in the related Prospectus Supplement, to pay the Master Servicer, a Special Servicer or another specified entity (including a provider of Credit Support) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

            (vi) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described under "--Realization Upon Defaulted Mortgage Loans";

            (vii) to reimburse the Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master Servicer and the Depositor";

            (viii) if and to the extent described in the related Prospectus Supplement, to pay the fees of the Trustee;

            (ix) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Trustee";

            (x) to pay the Master Servicer or the Trustee, as additional compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

            (xi) to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the Trust Fund by foreclosure or otherwise;

            (xii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax Consequences--REMICS--Taxation of Owners of REMIC Residual
      Certificates--Prohibited Transactions Tax and Other Taxes";

            (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

            (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of Certificateholders;

            (xv) to make any other withdrawals permitted by the related Pooling Agreement and described in the related Prospectus Supplement; and

            (xvi) to clear and terminate the Certificate Account upon the termination of the Trust Fund.

COLLECTION AND OTHER SERVICING PROCEDURES

      The Master Servicer for any mortgage pool, directly or through Sub-Servicers, will be required to make reasonable efforts to collect all scheduled Mortgage Loan payments and will be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such Mortgage Loans and held for its own account, provided such procedures are consistent with (i) the terms of the related Pooling Agreement and any related instrument of Credit Support included in the related Trust Fund, (ii) applicable law and (iii) the servicing standard specified in the Pooling Agreement and in the related Prospectus Supplement (the "Servicing Standard").

      The Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; conducting property inspections on a periodic or other basis; managing REO Properties; and maintaining servicing records relating to the Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support".

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

      A Master Servicer may agree to modify, waive or amend any term of any Mortgage Loan serviced by it in a manner consistent with the Servicing Standard; provided that, unless otherwise set forth in the related Prospectus Supplement, the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan or (ii) in the judgment of the Master Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon. Unless otherwise provided in the related Prospectus Supplement, a Master Servicer also may agree to any other modification, waiver or amendment if, in its judgment (x) a material default on the Mortgage Loan has occurred or a payment default is imminent and (y) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan on a present value basis than would liquidation.

SUB-SERVICERS

      A Master Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced by it to one or more third-party servicers (each, a "Sub-Servicer"), but the Master Servicer will remain liable for such obligations under the related Pooling Agreement unless otherwise provided in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must provide that, if for any reason the Master Servicer is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

      Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses".

SPECIAL SERVICERS

      If and to the extent specified in the related Prospectus Supplement, a special servicer (the "Special Servicer") may be a party to the related Pooling Agreement or may be appointed by the Master Servicer or another specified party to perform certain specified duties (for example, the servicing of defaulted Mortgage Loans) in respect of the servicing of the related Mortgage Loans. The Master Servicer will be liable for the performance of a Special Servicer only if, and to the extent, set forth in such Prospectus Supplement.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

      A borrower's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and to otherwise maintain and insure the related Mortgaged Property. In general, the related Master Servicer will be required to monitor any Mortgage Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of any such corrective action or the need for additional initiatives.

      The time within which the Master Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the Master Servicer may not be permitted to accelerate the maturity of the related Mortgage Loan or to foreclose on the Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans and Leases".

      A Pooling Agreement may grant to the Master Servicer, a Special Servicer, a provider of Credit Support and/or the holder or holders of certain classes of Certificates of the related series a right of first refusal to purchase from the Trust Fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of Certificateholders to principal and interest thereon, will be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Mortgage Loan if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation of the related Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the related Pooling Agreement will require that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Certificateholder) that constitutes a fair price for such defaulted Mortgage Loan. In the absence of any bid determined in accordance with the related Pooling Agreement to be fair, the Master Servicer will generally be required to proceed with respect to such defaulted Mortgage Loan as described below.

      If a default on a Mortgage Loan has occurred or, in the Master Servicer's judgment, is imminent, the Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise, if such action is consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may not, however, acquire title to any Mortgaged Property or take any other action that would cause the Trustee, for the benefit of Certificateholders of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that:

            (i) either the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

            (ii) either there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, taking such actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See "Certain Legal Aspects of Mortgage Loans and Leases--Environmental Considerations".

      Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within two years of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund for more than two years after its acquisition will not result in the


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

imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Master Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. If the Trust Fund acquires title to any Mortgaged Property, the Master Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Master Servicer of its obligation to manage such Mortgaged Property in a manner consistent with the Servicing Standard.

      If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Master Servicer with respect to such Mortgage Loan, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to reimburse itself from the Liquidation Proceeds recovered on any defaulted Mortgage Loan (prior to the distribution of such Liquidation Proceeds to Certificateholders), amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan.

      If any Mortgaged Property suffers damage that the proceeds, if any, of the related hazard insurance policy are insufficient to fully restore, the Master Servicer will not be required to expend its own funds to restore the damaged property unless (and to the extent not otherwise provided in the related Prospectus Supplement) it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

HAZARD INSURANCE POLICIES

      Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will require the related Master Servicer to cause each Mortgage Loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related Mortgage or, if the Mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, such coverage as is consistent with the requirements of the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the replacement cost of the Mortgaged Property, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Master Servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related Certificate Account. The Pooling Agreement may provide that the Master Servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the Mortgage Loans in the related Trust Fund. If such blanket policy contains a deductible clause, the Master Servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all sums that would have been deposited therein but for such deductible clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.

      The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the


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

full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

      Certain of the Mortgage Loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the Mortgage Loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will determine whether to exercise any right the Trustee may have under any such provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans and Leases--Due-on-Sale and Due-on Encumbrance".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      Unless otherwise specified in the related Prospectus Supplement, a Master Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a portion of the interest payments on each Mortgage Loan in the related Trust Fund. Since that compensation is generally based on a percentage of the principal balance of each such Mortgage Loan outstanding from time to time, it will decrease in accordance with the amortization of the Mortgage Loans. The Prospectus Supplement with respect to a series of Certificates may provide that, as additional compensation, the Master Servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the Certificate Account. Any Sub-Servicer will receive a portion of the Master Servicer's compensation as its sub-servicing compensation.

      In addition to amounts payable to any Sub-Servicer, a Master Servicer may be required, to the extent provided in the related Prospectus Supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related Trust Fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to Certificateholders. Certain other expenses, including certain expenses related to Mortgage Loan defaults and liquidations and, to the extent so provided in the related Prospectus Supplement, interest on such expenses at the rate specified therein, and the fees of the Trustee and any Special Servicer, may be required to be borne by the Trust Fund.

      If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest".

EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related Prospectus Supplement, each Pooling Agreement will require that, on or before a specified date in each year, the Master Servicer cause a firm of independent public accountants to furnish a statement to the Trustee to the effect that, based on an examination by such firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for

Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include the related Pooling Agreement) was conducted through the preceding calendar year or other specified twelve-month period in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of such firm, either the Audit Program for Mortgages serviced for FHLMC or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, as the case may be, requires it to report. Each Pooling Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of a statement signed by one or more officers of the Master Servicer to the effect that the Master Servicer has fulfilled its material obligations under the Pooling Agreement throughout the preceding calendar year or other specified twelve-month period.

      Unless otherwise provided in the related Prospectus Supplement, copies of the annual accountants' statement and the statement of officers of a Master Servicer will be made available to Certificateholders without charge upon written request to the Master Servicer.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

      The Master Servicer under a Pooling Agreement may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Unless otherwise specified in the Prospectus Supplement for a series of Certificates, the related Pooling Agreement will permit the Master Servicer to resign from its obligations thereunder only upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it at the date of the Pooling Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Pooling Agreement. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will also be required to maintain a fidelity bond and errors and omissions policy that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds, errors and omissions or negligence, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

      Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that none of the Master Servicer, the Depositor and any director, officer, employee or agent of either of them will be under any liability to the related Trust Fund or Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Depositor and any such person will be protected against any breach of a representation, warranty or covenant made in such Pooling Agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such Pooling Agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that the Master Servicer, the Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related Trust Fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such agreement, or is incidental to the performance of obligations and duties thereunder and is not reimbursable pursuant to the Pooling Agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in the Pooling Agreement; (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Pooling Agreement, or by reason of reckless disregard of such obligations or duties; or (iv) incurred in connection with any violation of any state or federal securities law. In addition, each Pooling Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the Master Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to charge the related Certificate Account therefor.

      Subject, in certain cases, to the satisfaction of certain conditions that may be required in the related Pooling Agreement any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Pooling Agreement.


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

EVENTS OF DEFAULT

      Unless otherwise provided in the Prospectus Supplement for a series of Certificates, "Events of Default" under the related Pooling Agreement will include (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders, or to remit to the Trustee for distribution to Certificateholders in a timely manner, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling Agreement which continues unremedied for 60 days after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement.

RIGHTS UPON EVENT OF DEFAULT

      Unless otherwise provided in the Prospectus Supplement, so long as an Event of Default under a Pooling Agreement remains unremedied, the Depositor or the Trustee will be authorized, and at the direction of Certificateholders entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, the Trustee will be required, to terminate all of the rights and obligations of the Master Servicer as master servicer under the Pooling Agreement, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Pooling Agreement (except that if the Master Servicer is required to make advances in respect of Mortgage Loan delinquencies, but the Trustee is prohibited by law from obligating itself to do so, or if the related Prospectus Supplement so specifies, the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, if the Trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the related Prospectus Supplement) is acceptable to each Rating Agency that assigned ratings to the Offered Certificates of such series to act as successor to the Master Servicer under the Pooling Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity.

      No Certificateholder will have the right under any Pooling Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless Certificateholders entitled to at least 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for the related series shall have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and shall have offered to the Trustee reasonable indemnity, and the Trustee for 60 days (or such other period specified in the related Prospectus Supplement) shall have neglected or refused to institute any such proceeding. The Trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any Pooling Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates of the related series, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

      Unless otherwise provided in the Prospectus Supplement, each Pooling Agreement may be amended by the parties thereto, without the consent of any of the holders of the related Certificates, (i) to cure any ambiguity, (ii) to correct a defective provision therein or to correct, modify or supplement any provision therein that may be inconsistent with any other provision therein, (iii) to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with the provisions thereof, (iv) to comply with any requirements imposed by the Code or (v) for any other purpose; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the Trustee) adversely affect in any material respect the interests of any such holder. Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement may also be amended for any purpose by the parties, with the consent of Certificateholders entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for the related series allocated to the affected classes; provided, however, that unless otherwise specified in the related Prospectus Supplement, no such amendment may (x) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans that are required to be distributed in respect of any Certificate without the consent of the holder of such Certificate, (y) adversely affect in any material respect the interests of the holders of any class of Certificates, in a manner other than as described in clause (x), without the consent of the holders of all Certificates of such class or (z) modify the provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all Certificates of the related series. However, unless otherwise specified in the related Prospectus Supplement, the Trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which a REMIC election is to be or has been made unless the Trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

      Upon written request of any Certificateholder of record made for purposes of communicating with other holders of Certificates of the same series with respect to their rights under the related Pooling Agreement, the Trustee or other specified person will afford such Certificateholder access, during normal business hours, to the most recent list of Certificateholders of that series then maintained by such person.

THE TRUSTEE

      The Trustee under each Pooling Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company that serves as Trustee may have typical banking relationships with the Depositor and its affiliates and with any Master Servicer and its affiliates.

DUTIES OF THE TRUSTEE

      The Trustee for a series of Certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the Certificates or any Mortgage Loan or related document and will not be accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or any Special Servicer in respect of the Certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the Master Servicer or any Special Servicer. If no Event of Default has occurred and is continuing, the Trustee will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the Pooling Agreement, the Trustee will be required to examine such documents and to determine whether they conform to the requirements of the Pooling Agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

      Unless otherwise specified in the related Prospectus Supplement, the Trustee for a series of Certificates will be entitled to indemnification, from amounts held in the related Certificate Account, for any loss, liability or expense incurred by the Trustee in connection with the Trustee's acceptance or administration of its trusts under the related Pooling Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Trustee pursuant to the Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein. As and to the extent described in the related Prospectus Supplement, the fees and normal disbursements of any Trustee may be the expense of the related Master Servicer or other specified person or may be required to be borne by the related Trust Fund.

RESIGNATION AND REMOVAL OF THE TRUSTEE

      The Trustee for a series of Certificates will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice thereof to the Depositor. Upon receiving such notice of resignation, the Master Servicer (or such other person as may be specified in the related Prospectus Supplement) will be required to use reasonable efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction to appoint a successor trustee.

      Unless otherwise provided in the related Prospectus Supplement, if at any time the Trustee ceases to be eligible to continue as such under the related Pooling Agreement, or if at any time the Trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the Trustee, the Depositor will be authorized to remove the Trustee and appoint a successor trustee. In addition, unless otherwise provided in the related Prospectus Supplement, holders of the Certificates of any series entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series may at any time (with or without cause) remove the Trustee and appoint a successor trustee.

      Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

      Credit Support may be provided with respect to one or more classes of the Certificates of any series, or with respect to the related Mortgage Assets. Credit Support may be in the form of overcollateralization, a letter of credit, the subordination of one or more classes of Certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may provide credit enhancement for more than one series of Certificates to the extent described therein.

      Unless otherwise provided in the related Prospectus Supplement for a series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee payment to Certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the Credit Support or that are not covered by the Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Certificates, holders of Certificates of one series will be subject to the risk that such Credit Support will be exhausted by the claims of the holders of Certificates of one or more other series before the former receive their intended share of such coverage.

      If Credit Support is provided with respect to one or more classes of Certificates of a series, or with respect to the related Mortgage Assets, the related Prospectus Supplement will include a description of (i) the nature and amount of coverage under such Credit Support, (ii) any conditions to payment thereunder not otherwise described herein, (iii) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (iv) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, generally including (w) a brief description of its principal business activities, (x) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (y) if applicable, the identity of the regulatory agencies that exercise primary jurisdiction over the conduct of its business and (z) its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date that will be specified in the Prospectus Supplement. See "Risk Factors--Credit Support Limitations".


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

SUBORDINATE CERTIFICATES

      If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination provided by a class or classes of Subordinate Certificates in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

CROSS-SUPPORT PROVISIONS

      If the Mortgage Assets in any Trust Fund are divided into separate groups, each supporting a separate class or classes of Certificates of a series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

      If so provided in the Prospectus Supplement for a series of Certificates, Mortgage Loans included in the related Trust Fund will be covered for certain default risks by insurance policies or guarantees. To the extent material, a copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

LETTER OF CREDIT

      If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

      If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

RESERVE FUNDS

      If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered (to the extent of available funds) by one or more


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reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such Prospectus Supplement. If so specified in the related Prospectus
Supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related Mortgage Assets.

      Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement.

      If so specified in the related Prospectus Supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

CREDIT SUPPORT WITH RESPECT TO CMBS

      If so provided in the Prospectus Supplement for a series of Certificates, any CMBS included in the related Trust Fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes CMBS will describe to the extent information is available and deemed material, any similar forms of Credit Support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS. The type, characteristic and amount of Credit Support will be determined based on the characteristics of the Mortgage Assets and other factors and will be established, in part, on the basis of requirements of each Rating Agency rating the Certificates of such series. If so specified in the related Prospectus Supplement, any such Credit Support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such Credit Support will be limited.

               CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES

      The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the Mortgage Loans (or mortgage loans underlying any CMBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans--Leases". For purposes of the following discussion, "Mortgage Loan" includes a mortgage loan underlying a CMBS.

GENERAL

      Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers. Additionally, in some states, mechanic's and materialman's liens have priority over mortgage liens.


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      The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some deed of trust transactions, the directions of the beneficiary.

TYPES OF MORTGAGE INSTRUMENTS

      There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In a mortgage, the mortgagor grants a lien on the subject property in favor of the mortgagee. A deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property to the trustee, in trust, irrevocably until the debt is paid, and generally with a power of sale. A deed to secure debt typically has two parties. The borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party to a mortgage instrument because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower generally executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary. References herein and in any Prospectus Supplement to "mortgage" shall include a mortgage, a deed of trust or a deed to secure debt, as the case may be.

LEASES AND RENTS

      Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

      In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room rates is perfected under the UCC, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room rates following a default. See "--Bankruptcy Laws".

PERSONALTY

      In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

COOPERATIVE LOANS

      If specified in the related Prospectus Supplement, the Mortgage Loans may consist of loans secured by "blanket mortgages" on the property owned by cooperative housing corporations (each a "Cooperative"). If specified in the related Prospectus Supplement, the Mortgage Loans may consist of cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by Cooperatives and in the related proprietary leases or


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occupancy agreements granting exclusive rights to occupy specific dwelling units in the Cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

      A Cooperative generally owns in fee or has a leasehold interest in land and owns in fee or leases the building or buildings thereon and all separate dwelling units in the buildings. The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the Cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative's apartment building or obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term, or, in the alternative, to purchase the land, could lead to termination of the Cooperatives' interest in the property and termination of all proprietary leases and occupancy agreements. Upon foreclosure of a blanket mortgage on a Cooperative, the lender would normally be required to take the Mortgaged Property subject to state and local regulations that afford tenants who are not shareholders various rent control and other protections. A foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by a party who financed the purchase of cooperative shares by an individual tenant stockholder.

      An ownership interest in a Cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares are filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "--Foreclosure--Cooperative Loans" below.

JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS

      Some of the Mortgage Loans included in a Trust Fund may be secured by mortgage instruments that are subordinate to mortgage instruments held by other lenders. The rights of the Trust Fund (and therefore the Certificateholders), as holder of a junior mortgage instrument, are subordinate to those of the senior lender, including the prior rights of the senior lender to receive rents, hazard insurance and condemnation proceeds and to cause the Mortgaged Property to be sold upon borrower's default and thereby extinguish the Trust Fund's junior lien unless the Master Servicer or Special Servicer asserts its subordinate interest in a property in a foreclosure litigation or satisfies


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the defaulted senior loan. As discussed more fully below, in many states a junior lender may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage instrument, no notice of default is required to be given to the junior lender.

      The form of the mortgage instrument used by many institutional lenders confers on the lender the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and (subject to any limits imposed by applicable state law) to apply such proceeds and awards to any indebtedness secured by the mortgage instrument in such order as the lender may determine. Thus, if improvements on a property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the holder of the senior mortgage instrument will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the senior indebtedness. Accordingly, only the proceeds in excess of the amount of senior indebtedness will be available to be applied to the indebtedness secured by a junior mortgage instrument.

      The form of mortgage instrument used by many institutional lenders typically contains a "future advance" clause, which provides, in general, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage instrument. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or an "optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as the amounts advanced at origination, notwithstanding that intervening junior liens may have been recorded between the date of recording of the senior mortgage instrument and the date of the future advance, and notwithstanding that the senior lender had actual knowledge of such intervening junior liens at the time of the advance. Where the senior lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior liens, the advance may be subordinate to such intervening junior liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

      Another provision typically found in the form of mortgage instrument used by many institutional lenders permits the lender to itself perform certain obligations of the borrower (for example, the obligations to pay when due all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that are senior to the lien of the mortgage instrument, to maintain hazard insurance on the property, and to maintain and repair the property) upon a failure of the borrower to do so, with all sums so expended by the lender becoming part of the indebtedness secured by the mortgage instrument.

      The form of mortgage instrument used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including the execution of new leases and the termination or modification of existing leases, the performance of alterations to buildings forming a part of the mortgaged property and the execution of management and leasing agreements for the mortgaged property. Tenants will often refuse to execute leases unless the lender executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior lender may refuse to consent to matters approved by a junior lender, with the result that the value of the security for the junior mortgage instrument is diminished.

FORECLOSURE

      General. Foreclosure is a legal procedure that allows the lender to seek to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage in respect of the mortgaged property. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

      Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale usually granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires years to complete. Moreover, the filing by or against the


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borrower-mortgagor of a bankruptcy petition would impose an automatic stay on such proceedings and could further delay a foreclosure sale.

      Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating proper defendants. As stated above, if the lender's right to foreclose is contested by any defendant, the legal proceedings may be time-consuming. In addition, judicial foreclosure is a proceeding in equity and, therefore, equitable defenses may be raised against the foreclosure. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

      Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust or mortgage allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or a junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. In addition to such cure rights, in most jurisdictions, the borrower-mortgagor or a subordinate lienholder can seek to enjoin the non-judicial foreclosure by commencing a court proceeding. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

      Both judicial and non-judicial foreclosures may result in the termination of leases at the mortgaged property, which in turn could result in the reduction in the income for such property. Some of the factors that will determine whether or not a lease will be terminated by a foreclosure are: the provisions of applicable state law, the priority of the mortgage vis-a-vis the lease in question, the terms of the lease and the terms of any subordination, non-disturbance and attornment agreement between the tenant under the lease and the mortgagee.

      Equitable Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or placing a subordinate mortgage or other encumbrance upon the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

      Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale for a number of reasons, including the difficulty in determining the exact status of title to the property (due to, among other things,


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redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under Section 67d of the former Bankruptcy Act (Section 548 of the current Bankruptcy Code, Bankruptcy Reform Act of 1978, as amended, 11 U.S.C. ss.ss. 101-1330 (the "Bankruptcy Code")) and, therefore, could be rescinded in favor of the bankrupt's estate, if
(i) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (ii) the price paid for the foreclosed property did not represent "fair consideration" ("reasonably equivalent value" under the Bankruptcy Code). Although the reasoning and result of Durrett were rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law with provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs involved in a foreclosure process can often be quite expensive; such costs may include, depending on the jurisdiction involved, legal fees, court administration fees, referee fees and transfer taxes or fees. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

      The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness, including penalty fees and court costs, or face foreclosure.

      Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

      The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      Anti-Deficiency Legislation. Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a mortgage loan by its terms provides for recourse to the


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borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following a non-judicial foreclosure. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the judicially determined fair market value of the property at the time of the sale.

      Leasehold Risks. Mortgage Loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default or the bankruptcy of the lessee or the lessor, the leasehold mortgagee would lose its security. This risk may be substantially lessened if the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease or a provision that prohibits the ground lessee/borrower from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor/ground lessor. Certain mortgage loans, however, may be secured by liens on ground leases that do not contain these provisions.

      Regulated Healthcare Facilities. A Mortgage Loan may be secured by a mortgage on a nursing home or other regulated healthcare facility. In most jurisdictions, a license (which is nontransferable and may not be assigned or pledged) granted by the appropriate state regulatory authority is required to operate a regulated healthcare facility. Accordingly, the ability of a person acquiring this type of property upon a foreclosure sale to take possession of and operate the same as a regulated healthcare facility may be prohibited by applicable law. Notwithstanding the foregoing, however, in certain jurisdictions the person acquiring this type of property at a foreclosure sale may have the right to terminate the use of the same as a regulated health care facility and convert it to another lawful purpose.

      Cross-Collateralization. Certain of the Mortgage Loans may be secured by more than one mortgage covering Mortgaged Properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized Mortgage Loan to foreclose on the related Mortgaged Properties in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.

      Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. A default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or the occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the


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tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

      Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

      In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

BANKRUPTCY LAWS

      Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor would stay the senior lender from proceeding with any foreclosure action.

      Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender's second claim are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, if the loan is undersecured, the outstanding amount of the loan which would remain secured may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

      Federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. However, the Bankruptcy Code has recently been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged properties and the cash collateral is "adequately protected" as such term is defined and interpreted under the Bankruptcy Code.


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      If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (i) assume the lease and retain it or assign it to a third party or (ii) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

ENVIRONMENTAL CONSIDERATIONS

      General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military, disposal or certain commercial activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

      Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien".

      CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. Excluded from CERCLA's definition of "owner" or "operator," however, is a lender that, "without participating in the management" of the facility, holds indicia of ownership primarily to protect his security interest in the facility. This so-called secured creditor exemption is intended to provide a lender protection from liability under CERCLA as an owner or operator of contaminated property. The secured creditor exemption, however, does not necessarily protect a lender from liability for cleanup of hazardous substances in every situation. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender are deemed to have participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.

      In addition, lenders may face potential liability for remediation of releases of petroleum or hazardous substances from underground storage tanks under Subtitle I of the Federal Resource Conservation and Recovery Act ("RCRA"), if they are deemed to be the "owners" or "operators" of facilities in which they have a security interest or upon which they have foreclosed.

      The Federal Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Lender Liability Act") seeks to clarify the actions a lender may take without incurring liability as an "owner" or "operator" of contaminated property or underground petroleum storage tanks. The Lender Liability Act amends CERCLA and RCRA to provide guidance on actions that do or do not constitute "participation in management."

      Importantly, the Lender Liability Act does not, among other things: (1) completely eliminate potential liability to lenders under CERCLA or RCRA, (2) reduce credit risks associated with lending to borrowers having significant environmental liabilities or potential liabilities, (3) eliminate environmental risks associated with taking possession of contaminated property or underground storage tanks or assuming control of the operations thereof, or (4) affect liabilities or potential liabilities under state environmental laws.


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      Certain Other State Laws. Many states have statutes similar to CERCLA and
RCRA, and not all of those statutes provide for a secured creditor exemption.

      In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

      Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury, or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

      Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against other potentially liable parties, but such parties may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the Trust Fund and occasion a loss to the Certificateholders.

      To reduce the likelihood of such a loss, unless otherwise specified in the related Prospectus Supplement, the Pooling and Servicing Agreement will provide that the Master Servicer, acting on behalf of the Trustee, may not take possession of a Mortgaged Property or take over its operation unless the Master Servicer, based solely on a report (as to environmental matters) prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans."

      If a lender forecloses on a mortgage secured by a property, the operations of which are subject to environmental laws and regulations, the lender may be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

      In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

      Certain of the Mortgage Loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder), a Master Servicer may nevertheless have the right to accelerate the maturity of a Mortgage Loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

      Certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal


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amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

      Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

      No Mortgage Loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted will (if originated after that rejection or adoption) be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

      Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status and, under certain circumstances, during an additional three-month period thereafter.


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AMERICANS WITH DISABILITIES ACT

      Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable". In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

      Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

      A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

      The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates. This discussion is directed solely to Certificateholders that hold the Certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986 (the "Code") and it does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to the consequences of contemplated actions and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of Offered Certificates. See "State and Other Tax Consequences". Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

      The following discussion addresses securities of two general types: (i) certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, that the Master Servicer or the Trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Code and (ii) certificates ("Grantor Trust Certificates") representing interests in a Trust Fund ("Grantor Trust Fund") as to which no such election will be made. The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election (or elections) will be made for the related Trust Fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.


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      The following discussion is limited in applicability to Offered
Certificates. Moreover, this discussion applies only to the extent that Mortgage Assets held by a Trust Fund consist solely of Mortgage Loans. To the extent that other Mortgage Assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a Trust Fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related Prospectus Supplement. In addition, if Cash Flow Agreements, other than guaranteed investment contracts, are included in a Trust Fund, the tax consequences associated with such Cash Flow Agreements also will be disclosed in the related Prospectus Supplement. See "Description of the Trust Funds--Cash Flow Agreements".

      Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

REMICS

      Classification of REMICs. It is the opinion of Willkie Farr & Gallagher, counsel to the Depositor, that upon the issuance of each series of REMIC Certificates, assuming compliance with all provisions of the related Pooling Agreement and based upon the law on the date hereof, for federal income tax purposes the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") in that REMIC within the meaning of the REMIC Provisions.

      If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period during which the requirements for such status are not satisfied. The Pooling Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated.

      Characterization of Investments in REMIC Certificates. In general, unless otherwise provided in the related Prospectus Supplement, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under Section 7701(a)(19)(C)(v) of the Code. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The Master Servicer or the Trustee will report those determinations to Certificateholders in the manner and at the times required by the applicable Treasury regulations.

      The assets of the REMIC will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. In addition, in some instances Mortgage Loans may not be treated entirely as assets described in the foregoing sections. If so, the related Prospectus Supplement will describe


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

those Mortgage Loans that may not be so treated. The REMIC Regulations do provide, however, that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Section 856(c)(5)(A) of the Code.

      Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

      Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

      General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

      Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

      The Code requires that a prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

      The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest". "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate", or at an "objective rate", a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate", or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

      In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of


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

such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the Internal Revenue Service (the "IRS").

      Certain classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on a Distribution Date, in some cases, as a consequence of this "long first accrual period", some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

      In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

      Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of such election under the OID Regulations.

      If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

      As to each "accrual period", that is, unless otherwise stated in the related Prospectus Supplement, each period that ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of
(i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding


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

sentence will be calculated (x) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption and (y) using a discount rate equal to the original yield to maturity of the Certificate. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

      A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price", in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

      Market Discount. A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price, will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates --Premium". Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable.

      However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

      Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report


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

apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method; (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

      To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

      Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under
Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount". The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.

      Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Residential Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

      Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Residential Loans or the underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder


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

in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

      General. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

      An original holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses".

      A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

      Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

      The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions", residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distribution received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return.

      Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the Mortgage Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the Mortgage Loans, bad debt losses with respect to the Mortgage Loans and, except as described below, for servicing, administrative and other expenses.


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

      For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the Master Servicer or the Trustee may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

      Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

      A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such Mortgage Loan.

      A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount", except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

      If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess, "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

      As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of
Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous

Itemized Deductions". If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

      Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

      A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

      Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the Trust Fund. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

      The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates". For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General".

      Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will, with an exception discussed below for certain REMIC Residual Certificates held by thrift institutions, be subject to federal income tax in all events.

      In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.


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      For REMIC Residual Certificateholders, an excess inclusion (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign
Investors in REMIC Certificates" below.

      As an exception to the general rules described above, thrift institutions are allowed to offset their excess inclusions with unrelated deductions, losses or loss carryovers, but only if the REMIC Residual Certificates are considered to have "significant value". The REMIC Regulations provide that in order to be treated as having significant value, the REMIC Residual Certificates must have an aggregate issue price, at least equal to two percent of the aggregate issue prices of all of the related REMIC's Regular and Residual Certificates. In addition, based on the Prepayment Assumption, the anticipated weighted average life of the REMIC Residual Certificates must equal or exceed 20% of the anticipated weighted average life of the REMIC, based on the Prepayment Assumption and on any required or permitted cleanup calls or required liquidation provided for in the REMIC's organizational documents. Although it has not done so, the Treasury also has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have "significant value". The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered to have "significant value" under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will have "significant value" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will have "significant value" for purposes of the above-described rules. The above-described exception for thrift institutions applies only to those residual interests held directly by, and deductions, losses and loss carryovers incurred by, such institutions (and not by other members of an affiliated group of corporations filing a consolidated income tax return) or by certain wholly owned direct subsidiaries of such institutions formed or operated exclusively in connection with the organization and operation of one or more REMICs.

      In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

      Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted cleanup calls, or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions and (ii) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the


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possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

      The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Taxation of Owners of REMIC Residual Certificates--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

      Mark-to-Market Rules. Prospective purchasers of a REMIC Residual Certificate should be aware that on December 28, 1993, the IRS released temporary regulations under Code Section 475 (the "Temporary Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer except to the extent that the dealer has specifically identified a security as held for investment. The Temporary Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a "negative value" REMIC Residual Certificate is not treated as a security and thus may not be marked to market. In general, a REMIC Residual Certificate has negative value if, as of the date a taxpayer acquires the REMIC Residual Certificate, the present value of the tax liabilities associated with holding the REMIC Residual Certificate exceeds the sum of (i) the present value of the expected future distributions on the REMIC Residual Certificate, and (ii) the present value of the anticipated tax savings associated with holding the REMIC Residual Certificate as the REMIC generates losses. The amounts and present values of the anticipated tax liabilities, expected future distributions and anticipated tax savings are all to be determined using (x) the prepayments and reinvestment assumptions adopted under Section 1272(a)(6) of the Code, or that would have been adopted had the REMIC's regular interests been issued with original issue discount, (y) any required or permitted cleanup calls, or required qualified liquidation, provided for in the REMIC's organizational documents and (z) a discount rate equal to the "applicable Federal rate" (as specified in Section 1274(d)(1) of the Code) that would apply to a debt instrument issued on the date of acquisition of the REMIC Residual Certificate. The Temporary Mark-to-Market Regulations apply to taxable years ending on or after December 31, 1993. Furthermore, the Temporary Mark-to-Market Regulations provide the IRS with the authority to treat any REMIC Residual Certificate having substantially the same economic effect as a "negative value" residual interest as a "negative value" residual interest. On January 3, 1995, the IRS released proposed regulations under Section 475 of the Code (the "Proposed Mark-to-Market Regulations"). The Proposed Mark-to-Market Regulations provide that any residual interest (regardless of whether it has negative value) that is acquired on or after January 4, 1995 is not a "security" for the purposes of
Section 475 of the Code, and thus is not subject to the mark-to-market rules. Prospective purchasers of a REMIC Residual Certificate should consult their tax advisors regarding the possible application of the Temporary Mark-to-Market Regulations and the Proposed Mark-to-Market Regulations.

      Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

      With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized

OSC

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deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (x) three percent of the excess of the individual's adjusted gross income over such amount or (y) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such Certificates.

      Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Basis Rules, Net Losses and Distributions". Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this Prospectus provides for a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 28%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

      Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".

      REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

      A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

      Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.


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

      Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

      Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that the REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Pooling Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

      REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

      Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

      Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer, Special Servicer or Trustee in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Pooling Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a Master Servicer, Special Servicer or Trustee will be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

      Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted cleanup calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (x) residual interests in such entity are not held by disqualified organizations and (y) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other


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provisions that are intended to meet this requirement will be included in the
Pooling Agreement, and will be discussed more fully in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

      In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (x) such holder's social security number and a statement under penalty of perjury that such social security number is that of the record holder or (y) a statement under penalty of perjury that such record holder is not a disqualified organization.

      For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the FHLMC), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in
Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

      Termination. A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

      Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, either the Trustee or the Master Servicer generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

      As the tax matters person, the Trustee or the Master Servicer, as the case may be, will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders will generally be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Trustee or the Master Servicer, as the case may be, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

      Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided


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interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess, inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

      As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount".

      The responsibility for complying with the foregoing reporting rules will be borne by either the Trustee or the Master Servicer, unless otherwise stated in the related Prospectus Supplement.

      Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

      Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related Prospectus Supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person and providing the name and address of such Certificateholder). For these purposes, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

      In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

      Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

      Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related Pooling Agreement.


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GRANTOR TRUST FUNDS

      Classification of Grantor Trust Funds. With respect to each series of Grantor Trust Certificates, counsel to the Depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related Pooling Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a Grantor Trust Certificate generally will be treated as the owner of an interest in the Mortgage Loans included in the Grantor Trust Fund.

      For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate". A Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees and any spread) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund will be referred to as a "Grantor Trust Strip Certificate". A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.

CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES

      Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related Prospectus Supplement, counsel to the Depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (i) assets described in Section 7701(a)(19)(C) of the Code; (ii) "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code; and (iii) "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, counsel to the Depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

      Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of Mortgage Loans that are assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the Depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

      The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES

      General. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable


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

servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate, directly or through certain pass-through entities, will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) three percent of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

      The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (i) a class of Grantor Trust Strip Certificates is issued as part of the same series of Certificates or
(ii) the Depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a Mortgage Asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain "safe harbors". The servicing fees paid with respect to the Mortgage Loans for certain series of Grantor Trust Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related Prospectus Supplement will include information regarding servicing fees paid to a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

      If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount". Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

      The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest", if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest". In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see "--Sales of Grantor Trust Certificates") and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed at the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any spread or any other ownership interest in the Mortgage Loans retained by the Depositor, a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.


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

      Section 1272(a)(6) of the Code requires (i) the use of a reasonable prepayment assumption in accruing original issue discount and (ii) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the Grantor Trust Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

      In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

      If a prepayment assumption is not used, then when a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the Mortgage Loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

      In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a prepayment assumption (the "Stripped Bond Prepayment Assumption") that will be disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Stripped Bond Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

      Under Treasury regulation Section 1.1286-1T, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (i) there is no original issue discount (or only a de minimis amount of original issue discount) or (ii) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related Prospectus Supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--If Stripped Bond Rules Do Not Apply" and "--Market Discount".

      If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to


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report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

      The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on such Mortgage Loan other than "qualified stated interest". "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate", or at an "objective rate", a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate", or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such Mortgage Loan. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated redemption price of a Mortgage Loan will equal its principal amount, unless the Mortgage Loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments.

      In the case of Mortgage Loans bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Mortgage Loans in preparing information returns to the Certificateholders and the IRS.

      Notwithstanding the general definition of original issue discount, original issue discount will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loan. For this purpose, the weighted average maturity of the Mortgage Loan will be computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such Mortgage Loan, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price of the Mortgage Loan. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" rate or initial interest holiday) will be included in income as each payment of stated principal price is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated principal amount of the Mortgage Loan. The OID Regulations also permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Market Discount" below.

      If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related Prospectus Supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to Mortgage Loans in such series.

      A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Mortgage Loan at the beginning of the accrual period that includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day. The


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

adjusted issue price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

      Unless otherwise provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "--Grantor Trust Reporting" below.

      Market Discount. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount", that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder during or after the first taxable year to which such election applies. In addition, the OID Regulations would permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a Mortgage Loan with market discount, the Certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election and thereafter and, possibly, previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium". Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest is irrevocable.

      Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period or
(iii) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market.

      Because the Mortgage Loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

      Market discount with respect to Mortgage Loans generally will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the Mortgage Loans multiplied by the number of complete years to maturity


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

remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as de minimis under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--If Stripped Bond Rules Do Not Apply".

      Further, under the rules described in "--Taxation of Owners of REMIC Regular Certificates--Market Discount", any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the Mortgage Loans.

      Premium. If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

      It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Mortgage Loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, if any, and the actual rate of prepayments.

      Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

      The OID Regulations do not apply to "stripped coupons", although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" below and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

      Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See "--If Stripped Bond Rules Apply" above.

      As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

      The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Stripped Bond Prepayment Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Stripped Bond Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will, in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the Stripped Bond Prepayment Assumption.

      It is unclear under what circumstances, if any, the prepayment of a Mortgage Loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Stripped Bond Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete Mortgage Loans, or if the Stripped Bond Prepayment Assumption is not used, then when a Mortgage Loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such Mortgage Loan.

      Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the Mortgage Loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Final regulations have been promulgated with respect to contingent payment debt instruments. However, like the OID Regulations, such regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

      Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

      Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this Prospectus provides a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 28%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

      Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

      Grantor Trust Reporting. Unless otherwise provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate, with each distribution, a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, within a reasonable time after the end of each calendar year, the Trustee or Master Servicer, as applicable, will furnish to each Certificateholder during such year such customary factual information as the Depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trustee's or Master Servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.

      Backup Withholding. In general, the rules described in "--Taxation of Owners of REMIC Residual Certificates--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

      Foreign Investor. In general, the discussion with respect to REMIC Regular Certificates in "--Taxation of Owners of REMIC Residual Certificates--Foreign Investors in REMIC Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related Prospectus Supplement, be eligible for exemption from United States withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after July 18, 1984.

      To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

      In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership and disposition of the Offered Certificates. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                              ERISA CONSIDERATIONS

GENERAL

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, medical savings accounts, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are hereinafter referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

      ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties-in-Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties-in-Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in
Section 406 of ERISA and Section 4975 of the Code.

      Plan Asset Regulations. A Plan's investment in Offered Certificates may cause the Trust Assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (the "DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant". For this purpose, in general, equity participation in a Trust Fund will be "significant" on any date if, immediately after the most recent acquisition of any Certificate, 25% or more of any class of Certificates is held by benefit plan investors.

      Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Trust Assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a Master Servicer, a Special Servicer or any Sub-Servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute Plan assets, the purchase of Certificates by a Plan, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA and the Code.

PROHIBITED TRANSACTION EXEMPTIONS

      First Union Corporation ("First Union") has received from the DOL an individual prohibited transaction exemption (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption application are satisfied. For purposes of this Section, "ERISA Considerations", the term "Underwriter" includes (i) First Union, (ii) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with First Union, and (iii) any member of the underwriting syndicate or selling group of which First Union or a person described in (ii) is a manager or co-manager with respect to a class of Certificates. See "Method of Distribution".

      The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Offered Certificates to be eligible for exemptive relief under the Exemption:

            First, the acquisition of Offered Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

            Second, the Offered Certificates must evidence rights and interests which are not subordinated to the rights and interests evidenced by other Certificates of the same trust.

            Third, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Corporation ("Standard & Poor's"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps, Inc. ("Duff & Phelps") or Fitch Investors Service, Inc. ("Fitch").

            Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group", which consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any Sub-Servicer, the provider of any Credit Support and any obligor with respect to Mortgage Assets (including mortgage loans underlying a CMBS not issued by FNMA, FHLMC or GNMA) constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Assets in the related Trust Fund as of the date of initial issuance of the Certificates.

            Fifth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting or placing the Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Assets to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer and any Sub-Servicer must represent not more than reasonable compensation for such person's services under the related Pooling Agreement and reimbursement of such person's reasonable expenses in connection therewith.

            Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

      The Exemption also requires that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest categories of Standard & Poor's, Moody's, Duff & Phelps or Fitch for at least one year prior to the Plan's acquisition of Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Certificates.

      It is not clear whether certain Offered Certificates would constitute "certificates" for purposes of the Exemption, including but not limited to, (i) Certificates evidencing an interest in Mortgage Loans secured by liens on real estate projects under construction, (ii) Certificates evidencing an interest in a Trust Fund including Cash Flow Agreements or (iii) subordinated Classes of Certificates.

      If the general conditions set forth in the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of Offered Certificates acquired by a Plan upon issuance from the Depositor or Underwriter when the Depositor, Underwriter, Master Servicer, Special Servicer, Sub-Servicer, Trustee, provider of Credit Support, or obligor with respect to Mortgage Assets is a "Party in Interest" under ERISA with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (iii) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For this purpose, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

      If certain specific conditions set forth in the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code in connection with (i) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Offered Certificates between the Depositor or an Underwriter and a Plan (other than an Excluded Plan) when the person who has discretionary authority or renders investment advice with respect to the investment of the Plan's assets in such Certificates is (a) an obligor with respect to 5% or less of the fair market value of the Mortgage Assets (including mortgage loans underlying a CMBS not issued by FNMA, FHLMC or GNMA) in the related Trust Fund or (b) an affiliate of such a person, (ii) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by such Plan and (iii) the holding of Offered Certificates by such Plan.

      Further, if certain specific conditions set forth in the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the Trust Assets. The Depositor expects that the specific conditions set forth in the Exemption that are required for this purpose will be satisfied with respect to the Certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of
Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the pools of Mortgage Assets, provided that the general conditions set forth in the Exemption are satisfied.

      The Exemption also provides an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Offered Certificates.

      Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm (i) that the Offered Certificates constitute "certificates" for purposes of the Exemption and (ii) that the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief that may be provided in the Exemption the Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase any Offered Certificates on behalf of a Plan.

      The DOL recently issued a Prohibited Transaction Class Exemption 95-60 (the "Class Exemption"), which exempts from the application of the prohibited transactions provisions of Sections 406(a), 406(b) and 407(a) of ERISA and
Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. Insurance company general accounts are allowed to purchase, in reliance on the Class Exemption, classes of Certificates that (i) are subordinated to other classes of Certificates and/or (ii) have not received a rating at the time of the acquisition in one of the three highest rating categories from Standard & Poor's, Moody's, Duff & Phelps or Fitch. In addition to the foregoing Class Exemption, certain insurance company general accounts, which support policies issued by any insurer on or before December 31, 1998 to or for the benefit of employee benefit plans, are allowed to purchase Certificates in reliance upon regulations to be promulgated by the DOL pursuant to Section 1460 of the Small Business Job Protection Act of 1996. If such policies satisfy the Section 1460 regulations, then the insurer will be deemed in compliance with ERISA's fiduciary requirements and prohibited transaction rules with respect to those assets of the insurer's general account which support such policies.

      Any fiduciary of a Plan that proposes to cause the Plan to purchase Offered Certificates should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of (and scope of relief provided by) the Exemption or any other prohibited transaction exemption in connection therewith. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the application of the Exemption or any other exemption, with respect to the Certificates offered thereby. In addition, any Plan fiduciary that proposes to cause a Plan to purchase Stripped Interest Certificates should consider the federal income tax consequences of such investment.

                                LEGAL INVESTMENT

      The Offered Certificates of any series will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") only if so specified in the related Prospectus Supplement. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them.

      Generally, only classes of Offered Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and (ii) are part of a series evidencing interests in a Trust Fund consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, such as certain multifamily loans, and originated by types of Originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute, legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation). Under SMMEA, if a state enacted legislation prior to October 3, 1991 that specifically limits the legal investment authority of any such entities with respect to "mortgage related securities", Offered Certificates would constitute legal investments for entities subject to such legislation only to the extent provided in such legislation.

      Pursuant to final implementing regulations under the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act") and the terms of the Riegle Act, a modification of the definition of "mortgage related securities" became effective December 31, 1996 to include among the types of loans to which such securities may relate loans directly secured by a first lien on "one or more parcels of real estate upon which is located one or more commercial structures". The regulations also imposed on national banks purchasing "mortgage related securities" the requirement that the securities be fully secured by interests in a pool of loans to numerous obligors. In addition, the related legislative history of the Riegle Act indicates that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Until September 23, 2001 any state may enact legislation limiting the extent to which "commercial mortgage related securities" would constitute legal investments under that state's laws.

      SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, effective December 31, 1996, the Office of the Comptroller of the Currency (the "OCC") amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5), certain "Type IV securities", defined in 12 C.F.R. Section 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities". As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of Offered Certificates will qualify as "commercial mortgage-related securities", and thus as "Type IV securities", for investment by national banks. Federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain classes of Offered Certificates), except under limited circumstances.

      All depository institutions considering an investment in the Offered Certificates of any series should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Selection of Securities Dealers and Unsuitable Investment Practices (to the extent adopted by their respective regulatory authorities), setting forth, in relevant part, certain investment practices deemed to be unsuitable for an institution's investment portfolio, as well as guidelines for investing in certain types of mortgage related securities.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying".

      There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Certificates or to purchase Offered Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

                             METHOD OF DISTRIBUTION

      The Offered Certificates offered hereby and by the Prospectus Supplements hereto will be offered in series. The distribution of the Offered Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. The Prospectus Supplement for the Offered Certificates of each series will, as to each class of such Certificates, set forth the method of the offering, either the initial public offering price or the method by which the price at which the Certificates of such class will be sold to the public can be determined, the amount of any underwriting discounts, concessions and commissions to underwriters, any discounts or commissions to be allowed to dealers and the proceeds of the offering to the Depositor.

      If so specified in the related Prospectus Supplement, the Offered Certificates of a series will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by First Union Capital Markets Corp. acting as underwriter with other underwriters, if any, named therein. Alternatively, the Prospectus Supplement may specify that Offered Certificates will be distributed by First Union Capital Markets Corp. acting as agent. If First Union Capital Markets Corp. acts as agent in the sale of Offered Certificates, First Union Capital Markets Corp. will receive a selling commission with respect to such Offered Certificates, depending on market conditions, expressed as a percentage of the aggregate Certificate Balance or Notional Amount of such Offered Certificates as of the date of issuance. The exact percentage for each series of Certificates will be disclosed in the related Prospectus Supplement. To the extent that First Union Capital Markets Corp. elects to purchase Offered Certificates as principal, First Union Capital Markets Corp. may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any Series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

      This Prospectus and related Prospectus Supplements may be used by the Depositor, First Union Capital Markets Corp., an affiliate of the Depositor, and any other affiliate of the Depositor when required under the federal securities laws in connection with offers and sales of Offered Certificates in furtherance of market-making activities in Offered Certificates. First Union Capital Markets Corp. or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

      The Depositor will agree to indemnify First Union Capital Markets Corp. and any underwriters and their respective controlling persons against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments that any such person may be required to make in respect thereof.

      In the ordinary course of business, First Union Capital Markets Corp. and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Certificates.

      The Depositor anticipates that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

      As to each series of Certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any class of Certificates not offered hereby may be initially retained by the Depositor, and may be sold by the Depositor at any time to one or more institutional investors.

      Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for the Depositor, its affiliates, and the Trustee in the ordinary course of business.

                                  LEGAL MATTERS

      Unless otherwise specified in the related Prospectus Supplement, certain legal matters in connection with the Certificates of each series, including certain federal income tax consequences, will be passed upon for the Depositor by Willkie Farr & Gallagher, New York, New York and for First Union Capital Markets Corp. by Kilpatrick Stockton, LLP, Charlotte, North Carolina.

                              FINANCIAL INFORMATION

      A new Trust Fund will be formed with respect to each series of Certificates, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

      It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

      Ratings on commercial mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on commercial mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, Certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates in extreme cases might fail to recoup their initial investments.

      There can be no assurance that any rating agency not requested to rate the Offered Certificates will not nonetheless issue a rating to any or all Classes thereof and, if so, what such rating or ratings would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by one or more of the Rating Agencies.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                            PAGE
                                                                            ----

Accrual Certificates ....................................                13, 36
Accrued Certificate Interest ............................                    36
ADA .....................................................                    67
ARM Loans ...............................................                    28
Available Distribution Amount ...........................                    35
Bond-type ...............................................                    35
Book-Entry Certificates .................................                15, 35
Cash Flow Agreement .....................................   Front Cover, 12, 29
CERCLA ..................................................                    23
Certificate .............................................        Front Cover, 9
Certificate Account .....................................                11, 29
Certificate Balance .....................................                 3, 13
Certificate Owner .......................................                 15, 4
Certificateholders ......................................           Front Cover
Closing Date ............................................                    69
CMBS ....................................................   Front Cover, 10, 24
CMBS Agreement ..........................................                    28
CMBS Issuer .............................................                    28
CMBS Servicer ...........................................                    28
CMBS Trustee ............................................                    28
Code ....................................................                15, 67
Commercial Properties ...................................                 9, 25
Commission ..............................................                     3
Committee Report ........................................                    69
Companion Class .........................................                14, 37
Contributions Tax .......................................                    79
Controlled Amortization Class ...........................                14, 37
Cooperative Loans .......................................                    57
Cooperatives ............................................                25, 57
CPR .....................................................                    32
Credit Support ..........................................   Front Cover, 11, 29
Cut-off Date ............................................                    14
Debt Service Coverage Ratio .............................                    26
Definitive Certificate ..................................                    15
Definitive Certificates .................................                    35
Depositor ...............................................                    24
Determination Date ......................................                    35
Direct Participants .....................................                    41
Distribution Date .......................................                    13
Distribution Date Statement .............................                    38
DOL .....................................................                    90
DTC .....................................................                     3
Due Period ..............................................                    28
Equity Participation ....................................                    28
ERISA ...................................................                16, 90
Event of Default ........................................                    52
Excess Funds ............................................                    34
Exchange Act ............................................                     4
Exemption ...............................................                    90
FAMC ....................................................                    10
FHLMC ...................................................                    10
First Union .............................................                    90
FNMA ....................................................                    10
Garn Act ................................................                    65

                                                                            PAGE
                                                                            ----

GNMA ....................................................                    10
Grantor Trust Certificates ..............................                16, 67
Grantor Trust Fractional Interest Certificates ..........                    82
Grantor Trust Fund ......................................                    67
Grantor Trust Strip Certificate .........................                    82
Indirect Participants ...................................                    41
Insurance Proceeds ......................................                    45
IRS .....................................................                    70
Issue Premium ...........................................                    74
L/C Bank ................................................                    55
Lease ...................................................                 4, 10
Lease Assignment ........................................                    10
Lessee ..................................................                 4, 10
Liquidation Proceeds ....................................                    45
Loan-to-Value Ratio .....................................                    27
Lock-out Period .........................................                    27
Master Servicer .........................................                  3, 9
Mortgage Asset Seller ...................................                11, 24
Mortgage Assets .........................................       Front Cover, 24
Mortgage Loans ..........................................    Front Cover, 9, 24
Mortgage Notes ..........................................                    25
Mortgage Rate ...........................................                10, 27
Mortgaged Properties ....................................                    25
Mortgages ...............................................                    25
Multifamily Properties ..................................                 9, 25
Net Operating Income ....................................                    26
Nonrecoverable Advance ..................................                    38
Notional Amount .........................................                13, 36
Offered Certificates ....................................                     1
OID Regulations .........................................                    68
Originator ..............................................                    25
PAC .....................................................                    32
Participants ............................................                    24
Parties in Interest .....................................                    90
Pass-Through Rate .......................................                 3, 13
Permitted Investments ...................................                    44
Plans ...................................................                    90
Pooling Agreement .......................................                12, 42
Prepayment Assumption ...................................                    69
Prepayment Interest Shortfall ...........................                    30
Prepayment Period .......................................                    39
Prepayment Premium ......................................                    28
Prohibited Transactions Tax .............................                    79
Proposed Mark-to-Market Regulations .....................                    77
Prospectus Supplement ...................................           Front Cover
Rating Agency ...........................................                    17
Record Date .............................................                    35
Related Proceeds ........................................                    38
Relief Act ..............................................                    66
REMIC ...................................................       Front Cover, 67
REMIC Certificates ......................................                    67
REMIC Provisions ........................................                    67
REMIC Regular Certificates ..............................                15, 68
REMIC Regulations .......................................                    68
REMIC Residual Certificates .............................                15, 68
REO Property ............................................                 9, 39

                                                                            PAGE
                                                                            ----

RICO ....................................................                    67
Securities Act ..........................................                 3, 35
Senior Certificates .....................................                    12
Servicing Standard ......................................                    93
SMMEA ...................................................                    91
SPA .....................................................                    32
Special Servicer ........................................              3, 9, 47
Stripped Bond Prepayment Assumption .....................                    84
Stripped Interest Certificates ..........................                12, 35
Stripped Principal Certificates .........................                12, 35
Subordinate Certificates ................................                12, 35
Sub-Servicer ............................................                    47
Sub-Servicing Agreement .................................                    47
TAC .....................................................                    32
Temporary Mark-to-Market Regulations ....................                    77
Tiered REMICs ...........................................                    69
Title V .................................................                    66
Trust Assets ............................................                     3
Trust Fund ..............................................           Front Cover
Trustee .................................................                  3, 9
UCC .....................................................                    57
Value ...................................................                    27
Warranting Party ........................................                    43

                                [GRAPHIC OMITTED]





















     This diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. The file "FULBred.XLS" is a Microsoft Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, certain loan level information show in ANNEX A, as well as all of the Mortgage Loan, Mortgaged Property and Mortgage Loan File Information, in the Preliminary Prospectus Supplement.

     Open the file as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the ANNEX A data, see the worksheet labeled "Annex A."

(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR BY THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS.

                                -----------------

                                TABLE OF CONTENTS
                                                                          PAGE
                                                                          ----
                              PROSPECTUS SUPPLEMENT

Summary of Prospectus Supplement ......................................    S-5
Risk Factors ..........................................................   S-25
Description of the Mortgage Pool ......................................   S-29
Servicing of the Mortgage Loans .......................................   S-51
Description of the Certificates .......................................   S-58
Yield and Maturity Considerations .....................................   S-75
Use of Proceeds .......................................................   S-82
Certain Federal Income Tax Consequences ...............................   S-82
ERISA Considerations ..................................................   S-83
Legal Investment ......................................................   S-85
Method of Distribution ................................................   S-86
Legal Matters .........................................................   S-86
Ratings ...............................................................   S-86
Index of Principal Definitions ........................................   S-88
Annex A ...............................................................   A-1
Annex B ...............................................................   B-1
Annex C ...............................................................   C-1
Annex D ...............................................................   D-1
Annex E ...............................................................   E-1
Annex F ...............................................................   F-1
Annex G ...............................................................   G-1
Annex H ...............................................................   H-1


                                   PROSPECTUS

Prospectus Supplement .................................................    3
Available Information .................................................    3
Incorporation of Certain Information by Reference .....................    4
Summary of Prospectus .................................................    9
Risk Factors ..........................................................   18
Description of the Trust Funds ........................................   24
Yield and Maturity Considerations .....................................   30
The Depositor .........................................................   34
Use of Proceeds .......................................................   34
Description of the Certificates .......................................   35
Description of the Pooling Agreements .................................   42
Description of Credit Support .........................................   54
Certain Legal Aspects of Mortgage Loans and Leases ....................   56
Certain Federal Income Tax Consequences ...............................   67
State and Other Tax Consequences ......................................   89
ERISA Considerations ..................................................   90
Legal Investment ......................................................   93
Method of Distribution ................................................   94
Legal Matters .........................................................   95
Financial Information .................................................   95
Rating ................................................................   95
Index of Principal Definitions ........................................   96

================================================================================


================================================================================

                             FIRST UNION COMMERCIAL
                            MORTGAGE SECURITIES, INC.
                                   (DEPOSITOR)

                                 $1,166,079,000
                           FIRST UNION-LEHMAN BROTHERS
                            COMMERCIAL MORTGAGE TRUST
                               COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATES
                                 SERIES 1997-C1




                              ---------------------
                              PROSPECTUS SUPPLEMENT
                              ---------------------



                                 LEHMAN BROTHERS




                           FIRST
                            UNION(R)
                             CAPITAL MARKETS CORP.


                                  MAY __, 1997


================================================================================